                                                         FREE WRITING PROSPECTUS
                                                      FILED PURSUANT TO RULE 433
                                           REGISTRATION STATEMENT NO.:333-131400

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

THIS FREE WRITING PROSPECTUS, DATED JUNE 16, 2006, MAY BE AMENDED OR COMPLETED
                             PRIOR TO TIME OF SALE
               STATEMENT REGARDING THIS FREE WRITING PROSPECTUS
The depositor has filed a registration statement (including the prospectus)
with the SEC (SEC File No. 333-131400) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital
Markets, Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.
                              ------------------
                         $3,327,238,000 (APPROXIMATE)

                   GREENWICH CAPITAL COMMERCIAL FUNDING CORP.
                                 AS DEPOSITOR

                   GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.
                         GOLDMAN SACHS MORTGAGE COMPANY
                     AS SPONSORS AND MORTGAGE LOAN SELLERS

                       COMMERCIAL MORTGAGE TRUST 2006-GG7
                               AS ISSUING ENTITY
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-GG7
CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-AB, CLASS A-4, CLASS A-M, CLASS A-J,
                                   CLASS B,
                     CLASS C, CLASS D, CLASS E AND CLASS F
     We, Greenwich Capital Commercial Funding Corp., have prepared this document in order to offer the classes of commercial mortgage pass-through certificates identified above. These certificates are the only securities offered by this document. We will not list the offered certificates on any national securities exchange or any automated quotation system of any registered securities associations, such as NASDAQ.

     The offered certificates will represent interests in, and represent obligations of, the issuing entity only and do not represent the obligations of the depositor, the sponsors or any of their affiliates. None of the offered certificates or the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer or by the depositor, the underwriters, any mortgage loan seller, or any other party.
The primary assets of the trust will be a pool of multifamily and commercial mortgage loans. The initial balance of the mortgage loans that we expect to transfer to the trust will be approximately $3,611,656,138 as of the cut-off date.

     Each class of offered certificates will receive, to the extent of available funds, monthly distributions of interest, principal or both, on the
10th day of the month, or if such 10th day is not a business day, on the next succeeding business day, commencing in August 2006. Credit enhancement will be provided by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under
"Description of the Offered Certificates--Payments" in this document.

     YOU SHOULD FULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-41 AND ON
PAGE 14 IN THE ACCOMPANYING PROSPECTUS PRIOR TO INVESTING IN THE OFFERED
CERTIFICATES.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this document or the accompanying prospectus. Any representation to the contrary is a criminal offense.

                 APPROXIMATE            INITIAL
             INITIAL CERTIFICATE     PASS-THROUGH     PASS-THROUGH RATE                          EXPECTED RATINGS
  CLASS       PRINCIPAL BALANCE          RATE            DESCRIPTION        PRINCIPAL WINDOW       S&P/MOODY'S
---------   ---------------------   --------------   -------------------   ------------------   -----------------

    A-1         $  100,000,000%                 (1)           08/06 - 12/10           AAA/Aaa
    A-2         $  261,799,000%                 (1)           12/10 - 11/11           AAA/Aaa
    A-3         $  106,076,000%                 (1)           09/12 - 07/13           AAA/Aaa
    A-AB        $  130,000,000%                 (1)           11/11 - 10/15           AAA/Aaa
    A-4         $1,930,284,000%                 (1)           10/15 - 06/16           AAA/Aaa
    A-M         $  361,165,000%                 (1)           06/16 - 06/16           AAA/Aaa
    A-J         $  261,845,000%                 (1)           06/16 - 07/16           AAA/Aaa
     B          $   27,088,000%                 (1)           07/16 - 07/16           AA+/Aa1
     C          $   54,175,000%                 (1)           07/16 - 07/16            AA/Aa2
     D          $   27,087,000%                 (1)           07/16 - 07/16           AA-/Aa3
     E          $   22,573,000%                 (1)           07/16 - 07/16            A+/A1
     F          $   45,146,000%                 (1)           07/16 - 07/16             A/A2

(Footnote to table on page S-9)
     Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Bear, Stearns & Co.
Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co.
Incorporated and Wachovia Capital Markets, LLC are the underwriters for this offering. They will purchase their respective allocations of the offered certificates from us, subject to the satisfaction of specified conditions. The underwriters currently intend to sell the offered certificates at varying prices to be determined at the time of sale. The underwriters expect to deliver the offered certificates to purchasers on or about July 12, 2006.

     With respect to this offering, Goldman, Sachs & Co. and Greenwich Capital
Markets, Inc. are acting as co-lead bookrunning managers and Bear, Stearns &
Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley &
Co. Incorporated and Wachovia Capital Markets, LLC are acting as co-managers.
[GRAPHIC OMITTED]

GOLDMAN, SACHS & CO.                                       RBS GREENWICH CAPITAL

BEAR, STEARNS & CO. INC.                                     MERRILL LYNCH & CO.
MORGAN STANLEY                                               WACHOVIA SECURITIES
                                  June  , 2006

GREENWICH CAPITAL COMMERCIAL FUNDING CORP.

Commercial Mortgage Pass-Through Certificates, Series 2006-GG7
Geographic Overview of Mortgage Pool

Idaho
1 property
$1,298,851
0.0% of total
South Dakota
1 property
$2,402,877
0.1% of total
Missouri
3 properties
$8,384,776
0.2% of total
Iowa
1 property
$4,727,296
0.1% of total
Minnesota
7 properties
$121,919,971
3.4% of total
Illinois
6 properties
$40,098,731
1.1% of total
Wisconsin
1 property
$2,361,619
0.1% of total
Michigan
6 properties
$59,153,822
1.6% of total
New York
6 properties
$506,050,000
14.0% of total
New Hampshire
1 property
$26,000,000
0.7% of total
Massachusetts
1 property
$6,700,000
0.2% of total
Oregon
1 property
$7,000,000
0.2% of total
Indiana
4 properties
$58,003,613
1.6% of total
Pennsylvania
2 properties
$14,439,063
0.4% of total
Connecticut
2 properties
$20,500,000
0.6% of total
Utah
1 property
$12,600,000
0.3% of total
Ohio
3 properties
$113,985,145
3.2% of total
New Jersey
4 properties
$264,100,000
7.3% of total
Delaware
1 property
$58,600,000
1.6% of total
Nevada
6 properties
$29,190,677
0.8% of total
District of Columbia
1 property
$155,000,000
4.3% of total
Maryland
1 property
$17,700,000
0.5% of total
California
23 properties
$464,453,592
12.9% of total
Virginia
3 properties
$80,800,000
2.2% of total
North Carolina
9 properties
$76,109,750
2.1% of total
Arizona
8 properties
$125,990,000
3.5% of total
Georgia
8 properties
$90,159,051
2.6% of total
South Carolina
7 properties
$53,675,325
1.5% of total
Colorado
4 properties
$74,280,000
2.1% of total
Kansas
1 property
$5,475,000
0.2% of total
Texas
39 properties
$640,603,903
17.7% of total
Louisiana
1 property
$4,645,661
0.1% of total
Tennessee
4 properties
$26,540,131
0.7% of total
Kentucky
3 properties
$22,100,000
0.6% of total
Florida
12 properties
$140,421,901
3.9% of total
Puerto Rico
1 property
$120,000,000
3.3% of total
Arkansas
3 properties
$83,559,711
2.3% of total
Mississippi
2 properties
$9,051,772
0.3% of total
Alabama
9 properties
$60,976,100
1.7% of total
< 1.0% of Cut-Off Date Balance
1.0% - 5.0% of Cut-Off Date Balance
5.1% - 10.0% of Cut-Off Date Balance
> 10.0% of Cut-Off Date Balance

Investcorp Retail Portfolio Various, Texas

KROGER

One New York Plaza New York, New York

JP Morgan International Plaza I & II Farmers Branch, Texas

55 Corporate Drive Bridgewater, New Jersey

Portals I Washington, D.C.

350 Madison Avenue New York, New York

Pacific Center San Diego, California

The Strip North Canton, Ohio

Montehiedra Town Center San Juan, Puerto Rico

HOME DEPOT

Johnson Medical Office Portfolio Various Locations

                                       S-3

   Certain Matters Regarding the Master Servicer, the Special Servicer and the Depositor..   S-145

   Reductions of Certificate Principal Balances in Connection With Realized Losses and

ANNEX A--CERTAIN CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS.........................   A-1-1
ANNEX A-2--JP MORGAN INTERNATIONAL PLAZA I & II AMORTIZATION SCHEDULE.....................   A-2-1
ANNEX A-3--WEST OAKS MALL AMORTIZATION SCHEDULE...........................................   A-3-1
ANNEX A-4--1544 OLD ALABAMA AND 900 HOLCOMB ROAD AMORTIZATION SCHEDULE....................   A-4-1

                                      S-4

                 IMPORTANT NOTICE ABOUT THE OFFERED CERTIFICATES

     The asset-backed securities referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus)
and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these securities, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

     Because the asset-backed securities are being offered on a "when, as and if issued" basis, any such contract will terminate, by its terms, without any further obligation or liability between us, if the securities themselves, or the particular class to which the contract relates, are not issued. Because the asset-backed securities are subject to modification or revision, any such contract also is conditioned upon the understanding that no material change will occur with respect to the relevant class of securities prior to the closing date. If a material change does occur with respect to such class, our contract will terminate, by its terms, without any further obligation or liability between us (the "AUTOMATIC TERMINATION"). If an Automatic Termination occurs, we will provide you with revised offering materials reflecting the material change and give you an opportunity to purchase such class. To indicate your interest in purchasing the class, you must communicate to us your desire to do so within such timeframe as may be designated in connection with your receipt of the revised offering materials.

     The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected in this free writing prospectus. The underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The underwriters and their respective affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned in this prospectus supplement or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.
Information in these materials regarding any securities discussed in this free writing prospectus supersedes all prior information regarding such securities.
These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

     IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

     Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this material may have been attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

                     IMPORTANT NOTICE ABOUT THE INFORMATION
                    CONTAINED IN THIS FREE WRITING PROSPECTUS

     This free writing prospectus is also referred to as "this prospectus supplement." Information about the offered certificates is contained in two separate documents:

     o    this prospectus supplement, which describes the specific terms of the offered certificates; and

     o    the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates.

     You should only rely on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized any person to give any other information or to make any representation that is different from the information contained in this prospectus supplement and the accompanying prospectus.

                                       S-5

                             EUROPEAN ECONOMIC AREA

     IN RELATION TO EACH MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS
IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A "RELEVANT MEMBER STATE"), EACH
UNDERWRITER HAS REPRESENTED AND AGREED THAT WITH EFFECT FROM AND INCLUDING THE
DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER
STATE (THE "RELEVANT IMPLEMENTATION DATE") IT HAS NOT MADE AND WILL NOT MAKE AN
OFFER OF CERTIFICATES TO THE PUBLIC IN THAT RELEVANT MEMBER STATE PRIOR TO THE
PUBLICATION OF A PROSPECTUS IN RELATION TO THE CERTIFICATES WHICH HAS BEEN
APPROVED BY THE COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE OR, WHERE
APPROPRIATE, APPROVED IN ANOTHER RELEVANT MEMBER STATE AND NOTIFIED TO THE
COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE, ALL IN ACCORDANCE WITH THE
PROSPECTUS DIRECTIVE, EXCEPT THAT IT MAY, WITH EFFECT FROM AND INCLUDING THE
RELEVANT IMPLEMENTATION DATE, MAKE AN OFFER OF CERTIFICATES TO THE PUBLIC IN
THAT RELEVANT MEMBER STATE AT ANY TIME:

     (I) TO LEGAL ENTITIES WHICH ARE AUTHORIZED OR REGULATED TO OPERATE IN THE
FINANCIAL MARKETS OR, IF NOT SO AUTHORIZED OR REGULATED, WHOSE CORPORATE PURPOSE
IS SOLELY TO INVEST IN SECURITIES;

     (II)TO ANY LEGAL ENTITY WHICH HAS TWO OR MORE OF (1) AN AVERAGE OF AT LEAST
250 EMPLOYEES DURING THE LAST FINANCIAL YEAR; (2) A TOTAL BALANCE SHEET OF MORE
THAN (EURO)43,000,000 AND (3) AN ANNUAL NET TURNOVER OF MORE THAN
(EURO)50,000,000, AS SHOWN IN ITS LAST ANNUAL OR CONSOLIDATED ACCOUNTS; OR

     (III) IN ANY OTHER CIRCUMSTANCES WHICH DO NOT REQUIRE THE PUBLICATION BY
THE TRUST OF A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

     FOR THE PURPOSES OF THIS PROVISION, THE EXPRESSION AN "OFFER OF
CERTIFICATES TO THE PUBLIC" IN RELATION TO ANY CERTIFICATES IN ANY RELEVANT
MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT
INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS
TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE THE CERTIFICATES, AS
THE SAME MAY BE VARIED IN THAT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE
PROSPECTUS DIRECTIVE IN THAT MEMBER STATE AND THE EXPRESSION "PROSPECTUS
DIRECTIVE" MEANS DIRECTIVE 2003/71/EC AND INCLUDES ANY RELEVANT IMPLEMENTING
MEASURE IN EACH RELEVANT MEMBER STATE.

                                 UNITED KINGDOM

     EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

     (I) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY
COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN
INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES
AND MARKETS ACT 2000 (THE "FSMA")) RECEIVED BY IT IN CONNECTION WITH THE ISSUE
OR SALE OF THE CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA
DOES NOT APPLY TO THE TRUST; AND

     (II)IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE
FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE CERTIFICATES IN,
FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

                                       S-6

                       NOTICE TO UNITED KINGDOM INVESTORS

     THE DISTRIBUTION OF THIS PROSPECTUS SUPPLEMENT IF MADE BY A PERSON WHO IS
NOT AN AUTHORISED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY
AT PERSONS WHO (1) ARE OUTSIDE THE UNITED KINGDOM, OR (2) HAVE PROFESSIONAL
EXPERIENCE IN MATTERS RELATING TO INVESTMENTS, OR (3) ARE PERSONS FALLING WITHIN
ARTICLES 49(2)(A) THROUGH (D) ("HIGH NET WORTH COMPANIES, UNINCORPORATED
ASSOCIATIONS, ETC.") OR 19 (INVESTMENT PROFESSIONALS) OF THE FINANCIAL SERVICES
AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (ALL SUCH PERSONS TOGETHER
BEING REFERRED TO AS THE "RELEVANT PERSONS"). THIS PROSPECTUS SUPPLEMENT MUST
NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY
INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS SUPPLEMENT RELATES,
INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND
WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

     POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF
THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY
TO AN INVESTMENT IN THE TRUST FUND AND THAT COMPENSATION WILL NOT BE AVAILABLE
UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

               SELLING LEGENDS FOR HONG KONG, JAPAN AND SINGAPORE

     THE CERTIFICATES MAY NOT BE OFFERED OR SOLD BY MEANS OF ANY DOCUMENT OTHER
THAN TO PERSONS WHOSE ORDINARY BUSINESS IS TO BUY OR SELL SHARES OR DEBENTURES,
WHETHER AS PRINCIPAL OR AGENT, OR IN CIRCUMSTANCES WHICH DO NOT CONSTITUTE AN
OFFER TO THE PUBLIC WITHIN THE MEANING OF THE COMPANIES ORDINANCE (CAP. 32) OF
HONG KONG, AND NO ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE
CERTIFICATES MAY BE ISSUED, WHETHER IN HONG KONG OR ELSEWHERE, WHICH IS DIRECTED
AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC IN
HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG)
OTHER THAN WITH RESPECT TO CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED
OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO "PROFESSIONAL INVESTORS" WITHIN
THE MEANING OF THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) OF HONG KONG AND
ANY RULES MADE THEREUNDER.

     THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE
SECURITIES AND EXCHANGE LAW OF JAPAN (THE SECURITIES AND EXCHANGE LAW) AND EACH
UNDERWRITER HAS AGREED THAT IT WILL NOT OFFER OR SELL ANY CERTIFICATES, DIRECTLY
OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN
(WHICH TERM AS USED IN THIS PROSPECTUS SUPPLEMENT MEANS ANY PERSON RESIDENT IN
JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF
JAPAN), OR TO OTHERS FOR REOFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN JAPAN
OR TO A RESIDENT OF JAPAN, EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION
REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE SECURITIES AND EXCHANGE
LAW AND ANY OTHER APPLICABLE LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF
JAPAN.

     THIS PROSPECTUS SUPPLEMENT HAS NOT BEEN REGISTERED AS A PROSPECTUS WITH THE
MONETARY AUTHORITY OF SINGAPORE. ACCORDINGLY, THIS PROSPECTUS SUPPLEMENT AND ANY
OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION
FOR SUBSCRIPTION OR PURCHASE, OF THE CERTIFICATES MAY NOT BE CIRCULATED OR
DISTRIBUTED, NOR MAY THE CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT
OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY,
TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN

                                       S-7

INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SECURITIES AND FUTURES ACT,
CHAPTER 289 OF SINGAPORE (THE "SFA"), (II) TO A RELEVANT PERSON, OR ANY PERSON
PURSUANT TO SECTION 275(1A), AND IN ACCORDANCE WITH THE CONDITIONS, SPECIFIED IN
SECTION 275 OF THE SFA OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH
THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

     WHERE THE CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 BY A
RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH IS NOT AN ACCREDITED
INVESTOR) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE
CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN
ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED
INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN
ACCREDITED INVESTOR, SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF
THAT CORPORATION OR THE BENEFICIARIES' RIGHTS AND INTEREST IN THAT TRUST SHALL
NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS
ACQUIRED THE NOTES UNDER SECTION 275 EXCEPT: (1) TO AN INSTITUTIONAL INVESTOR
UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON, OR ANY PERSON PURSUANT TO
SECTION 275(1A), AND IN ACCORDANCE WITH THE CONDITIONS, SPECIFIED IN SECTION 275
OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; OR (3) BY
OPERATION OF LAW.

                                       S-8

--------------------------------------------------------------------------------

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary contains selected information regarding the offering being made by this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, you should read carefully this prospectus supplement and the accompanying prospectus in full.

                         INTRODUCTION TO THE TRANSACTION

     The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the Series 2006-GG7 Commercial Mortgage
Pass-Through Certificates, which consist of multiple classes and are referred to in this prospectus supplement as the series 2006-GG7 certificates. The table below identifies the respective classes of that series, specifies various characteristics of each of those classes and indicates which of those classes are offered by this prospectus supplement and which are not.

          SERIES 2006-GG7 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                            APPROX. %
            APPROXIMATE       TOTAL     APPROX. %
          TOTAL PRINCIPAL     CREDIT        OF                                    GAPPROX.
             BALANCE OR      SUPPORT     INITIAL                      APPROX.     WEIGHTED
          NOTIONAL AMOUNT       AT       MORTGAGE   PASS-THROUGH      INITIAL     AVERAGE
             AT INITIAL      INITIAL       POOL         RATE       PASS-THROUGH     LIFE       PRINCIPAL       RATINGS
 CLASS        ISSUANCE       ISSUANCE    BALANCE     DESCRIPTION       RATE        (YEARS)       WINDOW      S&P/MOODY'S
-------   ---------------   ---------   ---------   ------------   ------------   --------   -------------   -----------

Offered Certificates
  A-1      $  100,000,000    30.000%      2.769%         (1)             %          3.31     08/06 - 12/10     AAA/Aaa
  A-2      $  261,799,000    30.000%      7.249%         (1)             %          4.78     12/10 - 11/11     AAA/Aaa
  A-3      $  106,076,000    30.000%      2.937%         (1)             %          6.87     09/12 - 07/13     AAA/Aaa
  A-AB     $  130,000,000    30.000%      3.599%         (1)             %          7.46     11/11 - 10/15     AAA/Aaa
  A-4      $1,930,284,000    30.000%     53.446%         (1)             %          9.67     10/15 - 06/16     AAA/Aaa
  A-M      $  361,165,000    20.000%     10.000%         (1)             %          9.91     06/16 - 06/16     AAA/Aaa
  A-J      $  261,845,000    12.750%      7.250%         (1)             %          9.92     06/16 - 07/16     AAA/Aaa
   B       $   27,088,000    12.000%      0.750%         (1)             %          9.99     07/16 - 07/16     AA+/Aa1
   C       $   54,175,000    10.500%      1.500%         (1)             %          9.99     07/16 - 07/16      AA/Aa2
   D       $   27,087,000     9.750%      0.750%         (1)             %          9.99     07/16 - 07/16     AA-/Aa3
   E       $   22,573,000     9.125%      0.625%         (1)             %          9.99     07/16 - 07/16      A+/A1
   F       $   45,146,000     7.875%      1.250%         (1)             %          9.99     07/16 - 07/16       A/A2

Non-Offered Certificates
   G       $   31,602,000     7.000%      0.875%         (1)             %          9.99     07/16 - 07/16      A-/A3
   H       $   45,145,000     5.750%      1.250%         (1)             %          9.99     07/16 - 07/16    BBB+/Baa1
   J       $   40,632,000     4.625%      1.125%         (1)             %          9.99     07/16 - 07/16     BBB/Baa2
   K       $   36,116,000     3.625%      1.000%         (1)             %          9.99     07/16 - 07/16    BBB-/Baa3
   L       $   13,544,000     3.250%      0.375%         (1)             %          9.99     07/16 - 07/16     BB+/Ba1
   M       $   18,058,000     2.750%      0.500%         (1)             %          9.99     07/16 - 07/16      BB/Ba2
   N       $   18,058,000     2.250%      0.500%         (1)             %          9.99     07/16 - 07/16     BB-/Ba3
   O       $    4,515,000     2.125%      0.125%         (1)             %          9.99     07/16 - 07/16      B+/B1
   P       $   13,544,000     1.750%      0.375%         (1)             %          9.99     07/16 - 07/16       B/B2
   Q       $    9,029,000     1.500%      0.250%         (1)             %          9.99     07/16 - 07/16      B-/B3
   S       $   54,175,137     0.000%      1.500%         (1)             %          9.99     07/16 - 07/16      NR/NR
 XP(2)     $                   N/A         N/A       Variable IO         %           N/A          N/A          AAA/Aaa
 XC(2)     $3,611,656,137      N/A         N/A       Variable IO         %           N/A          N/A          AAA/Aaa
   V                  N/A      N/A         N/A           N/A            N/A          N/A          N/A           NR/NR
  R-I                 N/A      N/A         N/A           N/A            N/A          N/A          N/A           NR/NR
  R-II                N/A      N/A         N/A           N/A            N/A          N/A          N/A           NR/NR

----------
(1)  For any payment date, the pass-through rates on the class A-1, class A-2, class A-3, class A-AB, class A-4, class A-M, class A-J, class B, class C, class D, class E, class F, class G, class H, class J, class K, class L, class M, class N, class O, class P, class Q and class S certificates will equal one of (i) a fixed rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted if necessary to accrue on the basis of a 360-day year consisting of twelve 30-day months and amounts transferred into or out of the interest reserve account) as of their respective due dates in the month preceding the month in which the related payment date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the weighted average rate specified in clause (ii) or (iv) the weighted average rate specified in clause (ii) less a specified percentage.

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                                       S-9

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(2)  The class XP and class XC certificates will not have a principal balance and are sometimes referred to collectively as the interest-only certificates. For purposes of calculating the amount of accrued interest, each of the interest-only certificates will have a notional amount. The notional amount of each of the interest-only certificates is described in this prospectus supplement under "Description of the Offered
     Certificates--General."

     The offered certificates will evidence beneficial ownership interests in a common law trust designated as the Commercial Mortgage Trust 2006-GG7. We will form the trust at or prior to the time of initial issuance of the offered certificates. The assets of the trust, which we sometimes collectively refer to as the trust fund, will include a pool of multifamily and commercial mortgage loans having the characteristics described in this prospectus supplement.

     The governing document for purposes of issuing the offered certificates and forming the trust will be a pooling and servicing agreement to be dated as of
July 1, 2006. The pooling and servicing agreement will also govern the servicing and administration of the mortgage loans and other assets that back the offered certificates, except as described in this prospectus supplement.

     The parties to the pooling and servicing agreement will include us as depositor, a trustee, a master servicer and a special servicer. A copy of the pooling and servicing agreement will be filed with the SEC as an exhibit to a current report on Form 8-K after the initial issuance of the offered certificates. The SEC will make that current report on Form 8-K and its exhibits available to the public for inspection.

                            KEY CERTIFICATE FEATURES

A.   APPROXIMATE PRINCIPAL
     BALANCE OR NOTIONAL
     AMOUNT AT INITIAL
     ISSUANCE.................   The class A-1, class A-2, class A-3, class
                                 A-AB, class A-4, class A-M, class A-J, class B,
                                 class C, class D, class E, class F, class G,
                                 class H, class J, class K, class L, class M,
                                 class N, class O, class P, class Q and class S
                                 certificates will be the series 2006-GG7
                                 certificates with principal balances and are
                                 sometimes referred to as the principal balance
                                 certificates. Only the class A-1, class A-2,
                                 class A-3, class A-AB, class A-4, class A-M,
                                 class A-J, class B, class C, class D, class E
                                 and class F certificates are offered by this
                                 prospectus supplement. The table on page S-9 of
                                 this prospectus supplement identifies for each
                                 of those classes of principal balance
                                 certificates the approximate total principal
                                 balance of that class at initial issuance. The
                                 actual total principal balance of any class of
                                 principal balance certificates at initial
                                 issuance may be larger or smaller than the
                                 amount shown in the table above, depending on,
                                 among other things, the actual size of the
                                 initial mortgage pool balance. The actual size
                                 of the initial mortgage pool balance may be as
                                 much as 5% larger or smaller than the amount
                                 presented in this prospectus supplement.

                                 This prospectus supplement contains a
                                 description of certain features pertaining to
                                 the non-offered classes of the series 2006-GG7
                                 certificates. These certificates are not
                                 offered by this prospectus supplement and are
                                 provided only for informational purposes to
                                 prospective purchasers of the offered
                                 certificates to assist them in evaluating a
                                 prospective purchase of a class of the offered
                                 certificates.

                                 The class XP and class XC certificates will not
                                 have principal balances and are sometimes
                                 referred to in this prospectus supplement
                                 collectively as the interest-only certificates.
                                 For purposes of calculating the amount of
                                 accrued interest, each of the interest-only
                                 certificates will have a notional amount. The
                                 initial notional amount of the class XP and
                                 class XC certificates will be $      and
                                 $3,611,656,137 respectively, although in each
                                 case it may be as much as 5% larger or smaller.

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                                      S-10

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                                 The notional amount of the class XP
                                 certificates will vary over time and will be
                                 determined in accordance with Annex F to this
                                 prospectus supplement.

                                 On each payment date, the notional amount of
                                 the class XC certificates will generally equal
                                 the aggregate outstanding principal balance of
                                 the class A-1, class A-2, class A-3, class
                                 A-AB, class A-4, class A-M, class A-J, class B,
                                 class C, class D, class E, class F, class G,
                                 class H, class J, class K, class L, class M,
                                 class N, class O, class P, class Q and class S
                                 certificates outstanding from time to time.

                                 The class R-I and class R-II certificates will
                                 not have principal balances or notional
                                 amounts. They will be residual interest
                                 certificates. The holders of the class R-I and
                                 class R-II certificates are not expected to
                                 receive any material payments.

                                 The class V certificates will not have
                                 principal balances or notional amounts. They
                                 will entitle holders to certain additional
                                 interest that may accrue with respect to the
                                 mortgage loan that has an anticipated repayment
                                 date. See "Description of the Offered
                                 Certificates--Payments--Priority of Payments"
                                 below.

B.   TOTAL CREDIT SUPPORT AT
     INITIAL
     ISSUANCE.................   The respective classes of the series 2006-GG7
                                 certificates, other than the class R-I, class
                                 R-II and class V certificates, will entitle
                                 their holders to varying degrees of seniority
                                 for purposes of--

                                 o    receiving payments of interest and, if and
                                      when applicable, payments of principal,
                                      and

                                 o    bearing the effects of losses on the
                                      underlying mortgage loans, as well as
                                      default-related and other unanticipated
                                      expenses of the trust.

                                 The class A-1, class A-2, class A-3, class
                                 A-AB, class A-4, class XP and class XC
                                 certificates will be the most senior classes of
                                 certificates. The class S certificates will be
                                 the most subordinate class of certificates.

                                 The class R-I and class R-II certificates will
                                 be residual interest certificates and will not
                                 provide any credit support to the other series
                                 2006-GG7 certificates. The class V certificates
                                 will be neither senior nor subordinate to any
                                 other series 2006-GG7 certificates, but rather
                                 will entitle holders to collections of
                                 additional interest on the mortgage loan with
                                 an anticipated repayment date. The remaining
                                 classes of principal balance certificates are
                                 listed from top to bottom in the table on page
                                 S-9 of this prospectus supplement in descending
                                 order of seniority.

                                 The table on page S-9 of this prospectus
                                 supplement shows the approximate total credit
                                 support provided to each class of the offered
                                 certificates, through the subordination of
                                 other classes of the series 2006-GG7
                                 certificates, other than the class XP and class
                                 XC certificates. In the case of each class of
                                 offered certificates, the credit support shown
                                 in the table on page S-9 of this prospectus
                                 supplement represents the total initial
                                 principal balance, expressed as a percentage of
                                 the initial mortgage pool balance, of all
                                 classes of the principal balance certificates
                                 that are subordinate to the indicated class.

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                                      S-11

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C.   PASS-THROUGH RATE........   Each class of the series 2006-GG7 certificates,
                                 other than the class R-I, class R-II and class
                                 V certificates, will bear interest. The table
                                 on page S-9 of this prospectus supplement
                                 provides the indicated information regarding
                                 the pass-through rate at which each of those
                                 classes of the series 2006-GG7 certificates
                                 will accrue interest.

                                 The pass-through rates on the class A-1, class
                                 A-2, class A-3, class A-AB, class A-4, class
                                 A-M, class A-J, class B, class C, class D,
                                 class E, class F, class G, class H, class J,
                                 class K, class L, class M, class N, class O,
                                 class P, class Q and class S certificates will
                                 equal one of (i) a fixed rate, (ii) the
                                 weighted average of the net interest rates on
                                 the mortgage loans (in each case, adjusted if
                                 necessary to accrue on the basis of a 360-day
                                 year consisting of twelve 30-day months and
                                 amounts transferred into or out of the interest
                                 reserve account) as of their respective due
                                 dates in the month preceding the month in which
                                 the related payment date occurs, (iii) a rate
                                 equal to the lesser of a specified pass-through
                                 rate and the weighted average rate specified in
                                 clause (ii) or (iv) the weighted average rate
                                 specified in clause (ii) less a specified
                                 percentage.

                                 The pass-through rate applicable to the class
                                 XC certificates for each payment date will
                                 equal the weighted average of the class XC
                                 strip rates, at which interest accrues from
                                 time to time on the various components of the
                                 class XC certificates outstanding immediately
                                 prior to such payment date (weighted on the
                                 basis of the balances of those class XC
                                 components immediately prior to the related
                                 payment date). Each class XC component will be
                                 comprised of all or a designated portion of the
                                 principal balance of one of the classes of
                                 principal balance certificates. In general, the
                                 entire principal balance of each class of
                                 principal balance certificates will constitute
                                 a separate class XC component. However, if a
                                 portion, but not all, of the principal balance
                                 of any particular class of principal balance
                                 certificates is identified under "Annex
                                 F--Terms of the class XP Certificates" as being
                                 part of the notional amount of the class XP
                                 certificates immediately prior to any such
                                 payment date, then the identified portion of
                                 the principal balance of that class will also
                                 represent one or more separate class XC
                                 components for purposes of calculating the
                                 pass-through rate of the class XC certificates,
                                 and the remaining portion of the principal
                                 balance of that class will represent one or
                                 more separate class XC components for purposes
                                 of calculating the pass-through rate of the
                                 class XC certificates. For each payment date
                                 through and including the payment date in
                                       , the class XC strip rate for each class
                                 XC component will be calculated as follows:

                                 (1)  if a class XC component consists of the
                                      entire principal balance or a designated
                                      portion of any class of principal balance
                                      certificates, and if the principal balance
                                      does not, in whole or in part, also
                                      constitute a class XP component
                                      immediately prior to the payment date,
                                      then the applicable class XC strip rate
                                      will equal the excess, if any, of (a) the
                                      weighted average net interest rate on the
                                      mortgage loans for the payment date, over
                                      (b) the pass-through rate in effect for
                                      the payment date for the applicable class
                                      of principal balance certificates; and

                                 (2)  if a class XC component consists of the
                                      entire principal balance or a designated
                                      portion of the principal balance of any
                                      class of principal balance certificates,
                                      and if the designated portion (in whole or
                                      in part) of the principal balance also
                                      constitutes one or

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                                      S-12

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                                      more class XP components immediately prior
                                      to the payment date, then the applicable
                                      class XC strip rate will equal the excess,
                                      if any, of (a) the weighted average net
                                      interest rate on the mortgage loans for
                                      the payment date, over (b) the sum of (i)
                                      the class XP strip rate (as described in
                                      Annex F) for the applicable class XP
                                      component(s), and (ii) the pass-through
                                      rate in effect for the payment date for
                                      the applicable class of principal balance
                                      certificates.

                                 For each payment date after the payment date in
                                       , the principal balance of each class of
                                 principal balance certificates will constitute
                                 one or more separate class XC components, and
                                 the applicable class XC strip rate with respect
                                 to each such class XC component for each
                                 payment date will equal the excess, if any, of
                                 (a) the weighted average net interest rate on
                                 the mortgage loans for the related payment
                                 date, over (b) the pass-through rate in effect
                                 for the payment date for the class of principal
                                 balance certificates.

                                 The pass-through rate applicable to the class
                                 XP certificates for each payment date will be
                                 as set forth on Annex F to this prospectus
                                 supplement.

                                 The references to "net interest rates on the
                                 mortgage loans" above in this "--Pass-Through
                                 Rate" subsection mean, as to any particular
                                 mortgage loan, an interest rate that is
                                 generally equal to the related mortgage
                                 interest rate in effect as of the date of
                                 initial issuance of the offered certificates,
                                 minus the sum of:

                                 o    the annual rate at which the related
                                      master servicing fee, including any
                                      primary servicing fee, is calculated; and

                                 o    the annual rate at which the trustee fee
                                      is calculated;

                                 provided that, for each of the mortgage loans
                                 that accrues interest on the basis of the
                                 actual number of days elapsed during any
                                 one-month interest accrual period in a year
                                 assumed to consist of 360 days, in some months,
                                 the "related mortgage interest rate" referred
                                 to above in this sentence will be converted to
                                 an annual rate that would generally produce an
                                 equivalent amount of interest accrued on the
                                 basis of an assumed 360-day year consisting of
                                 twelve 30-day months. In addition, interest
                                 accrued in January, except during a leap year,
                                 or February will be decreased to reflect any
                                 amounts transferred into the interest reserve
                                 account and interest accrued in March will be
                                 increased to reflect any amounts transferred
                                 out of the interest reserve account. See
                                 "Description of the Offered
                                 Certificates--Interest Reserve Account" in this
                                 prospectus supplement.

D.   WEIGHTED AVERAGE LIFE AND
     PRINCIPAL WINDOW.........   The weighted average life of any class of
                                 offered certificates refers to the average
                                 amount of time that will elapse from the date
                                 of their issuance until each dollar to be
                                 applied in reduction of the total principal
                                 balance of those certificates is paid to the
                                 investor. The principal window for any class of
                                 offered certificates is the period during which
                                 the holders of that class of offered
                                 certificates will receive payments of
                                 principal. The weighted average life and
                                 principal window shown in the table on page S-9
                                 of this prospectus supplement for each class of
                                 offered certificates were calculated based on
                                 the

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                                      S-13

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                                 following assumptions with respect to each
                                 underlying mortgage loan--

                                 o    the related borrower timely makes all
                                      payments on the mortgage loan,

                                 o    if the mortgage loan has an anticipated
                                      repayment date, the mortgage loan will be
                                      paid in full on that date, and

                                 o    that the mortgage loan will not otherwise
                                      be prepaid prior to stated maturity.

                                 The weighted average life and principal window
                                 shown in the table on page S-9 of this
                                 prospectus supplement for each class of offered
                                 certificates were further calculated based on
                                 the other modeling assumptions referred to
                                 under "Yield and Maturity Considerations" in,
                                 and set forth in the glossary to, this
                                 prospectus supplement.

E.   RATINGS..................   The ratings shown in the table on page S-9 of
                                 this prospectus supplement for the offered
                                 certificates are those of Standard & Poor's
                                 Ratings Services, a division of The McGraw-Hill
                                 Companies, Inc. and Moody's Investors Service,
                                 Inc., respectively. It is a condition to their
                                 issuance that the respective classes of the
                                 offered certificates receive credit ratings no
                                 lower than those shown in that table. Each of
                                 the rating agencies identified above is
                                 expected to perform ratings surveillance with
                                 respect to its ratings for so long as the
                                 offered certificates remain outstanding.

                                 The ratings assigned to the respective classes
                                 of the offered certificates address the timely
                                 payment of interest and the ultimate payment of
                                 principal on or before the applicable rated
                                 final payment date described under "--Relevant
                                 Dates and Periods--Rated Final Payment Date"
                                 below.

                                 A security rating is not a recommendation to
                                 buy, sell or hold securities and the assigning
                                 rating agency may revise or withdraw its rating
                                 at any time.

                                 For a description of the limitations of the
                                 ratings of the offered certificates, see
                                 "Ratings" in this prospectus supplement.

                                RELEVANT PARTIES

ISSUING ENTITY................   The issuing entity is Commercial Mortgage Trust
                                 2006-GG7, a common law trust fund to be formed
                                 on the issue date under the laws of the State
                                 of New York pursuant to a pooling and servicing
                                 agreement by and among the depositor, the
                                 trustee, the master servicer and the special
                                 servicer. See "The Issuing Entity" in this
                                 prospectus supplement and in the prospectus.

WHO WE ARE/DEPOSITOR.........    Our name is Greenwich Capital Commercial
                                 Funding Corp. We are a special purpose Delaware
                                 corporation. Our principal offices are located
                                 at 600 Steamboat Road, Greenwich, Connecticut
                                 06830. Our main telephone number is (203)
                                 625-2700. We are an indirect wholly owned
                                 subsidiary of The Royal Bank of Scotland Group
                                 plc and an affiliate of Greenwich Capital
                                 Financial Products, Inc., one of the sponsors
                                 and one of the mortgage loan sellers, and of
                                 Greenwich Capital Markets, Inc., one of the
                                 underwriters. We will deposit into the

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                                      S-14

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                                 trust the mortgage loans that will back the
                                 series 2006-GG7 certificates. See "Greenwich
                                 Capital Commercial Funding Corp." in the
                                 accompanying prospectus.

INITIAL MASTER SERVICER.......   Midland Loan Services, Inc., a Delaware
                                 corporation will act as the initial master
                                 servicer under the pooling and servicing
                                 agreement.

                                 The mortgage loans, except for the mortgage
                                 loans secured by the One New York Plaza
                                 property, JQH Hotel Portfolio B2 properties and
                                 the Centra Point Portfolio properties, will be
                                 serviced under the pooling and servicing
                                 agreement entered into in connection with the
                                 issuance of series 2006-GG7 certificates.

                                 The mortgage loan secured by the JQH Hotel
                                 Portfolio B2 properties and Centra Point
                                 Portfolio properties will be serviced under the
                                 pooling and servicing agreement entered into in
                                 connection with Greenwich Capital Commercial
                                 Funding Corp., as depositor, Commercial
                                 Mortgage Pass-Through Certificates, Series
                                 2005-GG5. The master servicer under that
                                 pooling and servicing agreement is Wachovia
                                 Bank, National Association, a national banking
                                 association.

                                 The mortgage loan secured by the One New York
                                 Plaza property will be serviced under the
                                 pooling and servicing agreement entered into in
                                 connection with Structured Asset Securities
                                 Corporation II, as depositor, LB-UBS Commercial
                                 Mortgage Trust 2006-C4 Commercial Mortgage
                                 Pass-Through Certificates, Series 2006-C4. The
                                 master servicer under that pooling and
                                 servicing agreement is Wachovia Bank, National
                                 Association, a national banking association.

                                 See "The Servicers--The Master Servicer" and
                                 "Servicing Under the Pooling and Servicing
                                 Agreement--Servicing of the Non-Serviced Loan
                                 Groups" in this prospectus supplement.

                                 The master servicer will be primarily
                                 responsible for servicing and administering the
                                 mortgage loans directly or through
                                 sub-servicers:

                                 o    as to which there is no default or
                                      reasonably foreseeable default that would
                                      give rise to a transfer of servicing to
                                      the special servicer; and

                                 o    as to which any such default or reasonably
                                      foreseeable default has been corrected,
                                      including as part of a work-out.

                                 In addition, the master servicer will be the
                                 party primarily responsible for making
                                 principal and interest advances and servicing
                                 advances under the pooling and servicing
                                 agreement. See "The Servicers--The Master
                                 Servicer" in this prospectus supplement.

                                 The fee of the master servicer will be payable
                                 monthly on a loan-by-loan basis from amounts
                                 received in respect of interest on each
                                 underlying mortgage loan (except with respect
                                 to the mortgage loan secured by the 88 Third
                                 Avenue property, the master servicing fee for
                                 which loan will be paid separately by the
                                 related borrower) (prior to application of
                                 those interest payments to make payments on the
                                 certificates), and will accrue at a rate,
                                 calculated on a basis of a 360-day year
                                 consisting of twelve 30-day months equal to a
                                 rate per annum equal to the administrative fee
                                 rate set forth on Annex A of this prospectus
                                 supplement (net of the trustee fee rate) and
                                 will be

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                                      S-15

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                                 computed on the stated principal balance of the
                                 related mortgage loan. In addition, the master
                                 servicer will be entitled to retain certain
                                 borrower paid fees and certain income from
                                 investment of certain accounts maintained as
                                 part of the trust fund as additional servicing
                                 compensation.

INITIAL SPECIAL SERVICER......   LNR Partners, Inc., a Florida corporation will
                                 act as the initial special servicer under the
                                 pooling and servicing agreement.

                                 The mortgage loans, except for the mortgage
                                 loans secured by the One New York Plaza
                                 property, JQH Hotel Portfolio B2 properties and
                                 Centra Point Portfolio properties, will be
                                 specially serviced under the pooling and
                                 servicing agreement entered into in connection
                                 with the issuance of series 2006-GG7
                                 certificates.

                                 The mortgage loans secured by the JQH Hotel
                                 Portfolio B2 properties and Centra Point
                                 Portfolio properties will be specially serviced
                                 under the pooling and servicing agreement
                                 entered into in connection with Greenwich
                                 Capital Commercial Funding Corp., as depositor,
                                 Commercial Mortgage Pass-Through Certificates,
                                 Series 2005-GG5. The special servicer under
                                 that pooling and servicing agreement is LNR
                                 Partners, Inc., a Florida corporation.

                                 The mortgage loan secured by the One New York
                                 Plaza property will be specially serviced under
                                 the pooling and servicing agreement entered
                                 into in connection with Structured Asset
                                 Securities Corporation II, as depositor, LB-UBS
                                 Commercial Mortgage Trust 2006-C4 Commercial
                                 Mortgage Pass-Through Certificates, Series
                                 2006-C4. The special servicer under that
                                 pooling and servicing agreement is LNR
                                 Partners, Inc., a Florida corporation.

                                 See "The Servicers--The Special Servicer" in
                                 this prospectus supplement.

                                 Generally, the special servicer will service a
                                 mortgage loan upon the occurrence of certain
                                 events that cause that mortgage loan to become
                                 a "specially serviced mortgage loan." See "The
                                 Servicers--The Special Servicer" in this
                                 prospectus supplement. The principal
                                 compensation to be paid to the special servicer
                                 in respect of its special servicing activities
                                 will be the special servicing fee, the workout
                                 fee and the liquidation fee.

                                 The special servicing fee will accrue at a rate
                                 equal to 0.25% per annum on the stated
                                 principal balance of the related specially
                                 serviced mortgage loan and will be payable
                                 monthly.

                                 A workout fee will generally be payable with
                                 respect to each specially serviced mortgage
                                 loan which has become a "corrected mortgage
                                 loan" (which will occur (i) with respect to a
                                 specially serviced mortgage loan as to which
                                 there has been a payment default, when the
                                 borrower has brought the mortgage loan current
                                 and thereafter made three consecutive full and
                                 timely monthly payments, including pursuant to
                                 any workout and (ii) with respect to any other
                                 specially serviced mortgage loan, when the
                                 related default is cured or the other
                                 circumstances pursuant to which it became a
                                 specially serviced mortgage loan cease to exist
                                 in the good faith judgment of the Special
                                 Servicer). The workout fee will be calculated
                                 by application of a workout fee rate of 1.0% to
                                 each collection of interest and principal

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                                      S-16

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                                 (including scheduled payments, prepayments,
                                 balloon payments, and payments at maturity)
                                 received on the related mortgage loan for so
                                 long as it remains a corrected mortgage loan.

                                 A liquidation fee will be payable with respect
                                 to each specially serviced mortgage loan as to
                                 which the special servicer obtains a full or
                                 discounted payoff with respect thereto from the
                                 related borrower or which is repurchased by the
                                 related mortgage loan seller outside the
                                 applicable cure period and, except as otherwise
                                 described in this prospectus supplement, with
                                 respect to any specially serviced mortgage loan
                                 or REO property as to which the special
                                 servicer receives any liquidation proceeds. The
                                 liquidation fee for each specially serviced
                                 mortgage loan will be payable from, and will be
                                 calculated by application of a liquidation fee
                                 rate of 1.0% to, the related payment or
                                 proceeds. The special servicer will also be
                                 entitled to receive income from investment of
                                 funds in certain accounts and certain fees paid
                                 by the borrowers.

                                 The foregoing compensation to the special
                                 servicer will be paid from the applicable
                                 distributions on the mortgage loans prior to
                                 application of such distributions to make
                                 payments on the certificates, and may result in
                                 shortfalls in payments to series 2006-GG7
                                 certificateholders.

                                 See "Servicing Under the Pooling and Servicing
                                 Agreement--Servicing and Other Compensation and
                                 Payment of Expenses" and "Description of the
                                 Offered Certificates--Fees and Expenses" in
                                 this prospectus supplement.

INITIAL TRUSTEE...............   LaSalle Bank National Association, a national
                                 banking association, will act as the initial
                                 trustee on behalf of all the series 2006-GG7
                                 certificateholders. See "The Trustee" in this
                                 prospectus supplement. The trustee will also
                                 act as authenticating agent and certificate
                                 registrar with respect to the certificates. The
                                 trustee will also have, or be responsible for
                                 appointing an agent to perform, additional
                                 duties with respect to tax administration. In
                                 addition, the trustee will be primarily
                                 responsible for back up advancing if the master
                                 servicer fails to perform its advancing
                                 obligations. Following the transfer of the
                                 mortgage loans into the trust, the trustee, on
                                 behalf of the trust, will become the holder of
                                 each mortgage loan transferred to the trust.

                                 The fee of the trustee will be payable monthly
                                 on a loan-by-loan basis, and will accrue at a
                                 rate, calculated on a basis of a 360-day year
                                 consisting of twelve 30-day months, equal to
                                 0.00059% per annum and will be computed on the
                                 basis of the stated principal balance of the
                                 related mortgage loan. See "Description of the
                                 Offered Certificates--Fees and Expenses" in
                                 this prospectus supplement.

SPONSORS......................   Greenwich Capital Financial Products, Inc., a
                                 Delaware corporation and Goldman Sachs Mortgage
                                 Company, a New York limited liability
                                 partnership, have each acted as a sponsor with
                                 respect to the issuance of the certificates.
                                 The sponsors are the entities that organize and
                                 initiate the issuance of the certificates by
                                 selling mortgage loans to the depositor, which
                                 in turn will transfer the mortgage loans to the
                                 issuing entity, which will then issue the
                                 certificates.

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                                      S-17

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MORTGAGE LOAN SELLERS.........   We will acquire the mortgage loans that are to
                                 back the offered certificates, from--

                                 o    Greenwich Capital Financial Products,
                                      Inc., a Delaware corporation, as to 80
                                      mortgage loans, representing approximately
                                      53.9% of the initial mortgage pool
                                      balance; and

                                 o    Goldman Sachs Mortgage Company, a New York
                                      limited partnership, as to 54 mortgage
                                      loans, representing approximately 46.1% of
                                      the initial mortgage pool balance.

                                 Greenwich Capital Financial Products, Inc. is
                                 an affiliate of the depositor and of Greenwich
                                 Capital Markets, Inc., one of the underwriters.
                                 Goldman Sachs Mortgage Company is an affiliate
                                 of Goldman, Sachs & Co., one of the
                                 underwriters and Goldman Sachs Commercial
                                 Mortgage Capital, L.P., an originator.

                                 See "The Sponsors, Mortgage Loan Sellers and
                                 Originators" in this prospectus supplement.

ORIGINATORS...................   We are not the originator of any of the
                                 mortgage loans that we intend to include in the
                                 trust. Other than the mortgage loan secured by
                                 the mortgaged property identified on Annex A to
                                 this prospectus supplement as 88 Third Avenue,
                                 which was acquired by Greenwich Capital
                                 Financial Products, Inc., each mortgage loan
                                 seller or its affiliate originated or
                                 co-originated the mortgage loans as to which it
                                 is acting as mortgage loan seller. Greenwich
                                 Capital Financial Products, Inc. and Goldman
                                 Sachs Commercial Mortgage Capital, L.P. each
                                 originated more than 10% of the mortgage loans
                                 in the trust fund. The mortgage loan, secured
                                 by the 88 Third Avenue property was originated
                                 by Petra Mortgage Capital LLC and subsequently
                                 acquired by Greenwich Capital Financial
                                 Products, Inc. The mortgage loan which is part
                                 of a split loan structure secured by the One
                                 New York Plaza property, was co-originated by
                                 Goldman Sachs Commercial Mortgage Capital, L.P.
                                 and Lehman Brothers Bank FSB. See "The
                                 Sponsors, Mortgage Loan Sellers and
                                 Originators" in this prospectus supplement.

DIRECTING HOLDERS.............   The directing holder with respect to the
                                 mortgage loans will be as follows:

                                 Non-Split Loans. With respect to the mortgage
                                 loans included in the trust that are not part
                                 of a split loan structure, the directing holder
                                 will be the holder of certificates representing
                                 a majority interest in a designated controlling
                                 class of the series 2006-GG7 certificates.

                                 Split Loans - Tier 1. With respect to the
                                 mortgage loan secured by the JP Morgan
                                 International Plaza I & II property, which is
                                 part of a split loan structure that has one
                                 senior mortgage loan and one subordinate
                                 non-trust mortgage loan, for so long as a
                                 control appraisal event does not exist or the
                                 holder or holders of more than 50% of the
                                 principal balance of the subordinate non-trust
                                 mortgage loan is not the mortgage loan borrower
                                 or a party related to the mortgage loan
                                 borrower, the directing holder will be the
                                 holder of the subordinate non-trust mortgage
                                 loan, and while a control appraisal event does
                                 exist or the holder or holders of more than 50%
                                 of the principal balance of the subordinate
                                 non-trust mortgage loan is the mortgage loan
                                 borrower or a party related to the mortgage
                                 loan borrower, the directing holder will be

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                                      S-18

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                                 the holder of certificates representing a
                                 majority interest in a designated controlling
                                 class of the series 2006-GG7 certificates.

                                 Split Loans - Tier 2. With respect to the
                                 mortgage loans secured by the Nemours Building
                                 property and the Lackland Self Storage
                                 property, which are each part of a split loan
                                 structure that has one senior mortgage loan and
                                 one subordinate non-trust mortgage loan, for so
                                 long as a control appraisal event does not
                                 exist or the holder or holders of more than 50%
                                 of the principal balance of the subordinate
                                 non-trust mortgage loan is not the mortgage
                                 loan borrower or a party related to the
                                 mortgage loan borrower, the directing holder
                                 will be the holder of the applicable
                                 subordinate non-trust mortgage loan, and while
                                 a control appraisal event does exist or the
                                 holder or holders of more than 50% of the
                                 principal balance of the subordinate non-trust
                                 mortgage loan is the mortgage loan borrower or
                                 a party related to the mortgage loan borrower,
                                 the directing holder will be the holder of
                                 certificates representing a majority interest
                                 in a designated controlling class of the series
                                 2006-GG7 certificates.

                                 Split Loans - Tier 3. With respect to the
                                 mortgage loan secured by the Towns of Riverside
                                 property, which is part of a split loan
                                 structure that has one senior mortgage loan and
                                 one subordinate non-trust mortgage loan, the
                                 directing holder will be the holder of
                                 certificates representing a majority interest
                                 in a designated controlling class of the series
                                 2006-GG7 certificates. Although the holder of
                                 the applicable subordinate non-trust mortgage
                                 loan will not be the directing holder, for so
                                 long as a control appraisal event does not
                                 exist, it will have non-binding consultation
                                 rights with respect to various matters
                                 affecting that mortgage loan.

                                 For purposes of this paragraph, a "control
                                 appraisal event" will exist if and for so long
                                 as the initial principal balance of the
                                 applicable non-trust subordinate mortgage loan,
                                 less principal payments, appraisal reduction
                                 amounts and (without duplication) realized
                                 losses allocated thereto is less than 25% of
                                 the initial principal balance of such non-trust
                                 subordinate mortgage loan.

                                 Split Loans - Pari Passu:

                                 o    With respect to the mortgage loan secured
                                      by the Investcorp Retail Portfolio
                                      properties, which is part of a split loan
                                      structure that has a non-trust pari passu
                                      floating rate mortgage loan, the directing
                                      holder will be the holder of certificates
                                      representing a majority interest in a
                                      designated controlling class of the series
                                      2006-GG7 certificates subject to the
                                      non-binding consultation rights of the
                                      holder of the related pari passu floating
                                      rate mortgage loan.

                                 o    With respect to the mortgage loan secured
                                      by the JQH Hotel Portfolio B2 properties,
                                      which is part of a split loan structure
                                      that has two non-trust pari passu mortgage
                                      loans, the directing holder will be the
                                      holder of certificates representing a
                                      majority interest in the controlling class
                                      of the series 2005-GG5 certificates,
                                      subject to the non-binding consultation
                                      rights of the holder of certificates
                                      representing a majority interest in the
                                      controlling class of the series 2006-GG6
                                      certificates and the holder of
                                      certificates representing a majority
                                      interest in the controlling class of the
                                      series 2006-GG7 certificates.

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                                      S-19

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                                 o    With respect to the mortgage loan secured
                                      by the Centra Point Portfolio properties,
                                      which is part of a split loan structure
                                      that has one non-trust pari passu mortgage
                                      loan included in the 2005-GG5 Trust, the
                                      directing holder will be the holder of the
                                      certificates representing a majority
                                      interest in a designated controlling class
                                      of the series 2005-GG5 certificates.

                                 o    With respect to the mortgage loan secured
                                      by the One New York Plaza property, which
                                      is part of a split loan structure that has
                                      one non-trust pari passu mortgage loan
                                      included in the LB-UBS 2006-C4 Trust, the
                                      directing holder will be the holder of the
                                      certificates representing a majority
                                      interest in a designated controlling class
                                      of the LB-UBS series 2006-C4 certificates.

                                 In each case, the directing holder will have
                                 the right to--

                                 o    except in the case of the mortgage loans
                                      secured by the Investcorp Retail Portfolio
                                      properties, the One New York Plaza
                                      property and the tier 2 split loans
                                      (mortgage loans secured by the Nemours
                                      Building property and the Lackland Self
                                      Storage property), replace the applicable
                                      special servicer with or without cause
                                      (or, in the case of the mortgage loan
                                      secured by the JQH Hotel Portfolio B2
                                      properties, only for cause) as described
                                      under "Servicing Under the Pooling and
                                      Servicing Agreement--Replacement of the
                                      Special Servicer" in this prospectus
                                      supplement;

                                 o    in the case of the mortgage loan secured
                                      by the Investcorp Retail Portfolio
                                      properties, appoint a new special servicer
                                      if the special servicer is removed by
                                      either the holder of the mortgage loan or
                                      companion loan for cause as described
                                      under "Servicing Under the Pooling and
                                      Servicing Agreement--Replacement of the
                                      Special Servicer" in this prospectus
                                      supplement; and

                                 o    select a representative that may advise
                                      the applicable special servicer on various
                                      servicing matters.

                                 The holders of certificates representing a
                                 majority interest in the controlling class of
                                 series 2006-GG7 certificates will have the
                                 right to replace the special servicer with
                                 respect to the mortgage loan secured by the One
                                 New York Plaza property and the tier 2 split
                                 loans (mortgage loans secured by the Nemours
                                 Building property and the Lackland Self Storage
                                 property) as described under "Servicing Under
                                 the Pooling and Servicing
                                 Agreement--Replacement of the Special Servicer"
                                 in this prospectus supplement.

                                 Unless there are significant losses on the
                                 underlying mortgage loans, the controlling
                                 class of series 2006-GG7 certificateholders
                                 will be the holders of a non-offered class of
                                 series 2006-GG7 certificates.

                                 See "Servicing Under the Pooling and Servicing
                                 Agreement--The Directing Holders" in this
                                 prospectus supplement.

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                                      S-20

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UNDERWRITERS..................   Goldman, Sachs & Co., Greenwich Capital
                                 Markets, Inc., Bear, Stearns & Co. Inc.,
                                 Merrill Lynch, Pierce, Fenner & Smith
                                 Incorporated, Morgan Stanley & Co. Incorporated
                                 and Wachovia Capital Markets, LLC are the
                                 underwriters of this offering. With respect to
                                 this offering--

                                 o    Greenwich Capital Markets, Inc. and
                                      Goldman, Sachs & Co. are acting as co-lead
                                      bookrunning managers, and

                                 o    Bear, Stearns & Co. Inc., Merrill Lynch,
                                      Pierce, Fenner & Smith Incorporated,
                                      Morgan Stanley & Co. Incorporated and
                                      Wachovia Capital Markets, LLC are acting
                                      as co-managers.

                                 Greenwich Capital Markets, Inc. is our
                                 affiliate and an affiliate of one of the
                                 sponsors and mortgage loan sellers. Goldman,
                                 Sachs & Co. is an affiliate of one of the
                                 sponsors, mortgage loan sellers and
                                 originators. See "Method of Distribution" in
                                 this prospectus supplement.

                           RELEVANT DATES AND PERIODS

CUT-OFF DATE..................   The cut-off date for each mortgage loan
                                 included in the trust that pays in July 2006
                                 will be its due date in July 2006. The cut-off
                                 date for any other mortgage loan included in
                                 the trust will be July 6, 2006. Each mortgage
                                 loan will be considered part of the trust as of
                                 the cut-off date. All payments and collections
                                 received on the mortgage loans included in the
                                 trust after the cut-off date, excluding any
                                 payments or collections that represent amounts
                                 due on or before that date, will belong to the
                                 trust.

ISSUE DATE....................   The date of initial issuance for the offered
                                 certificates will be on or about July 12, 2006.

PAYMENT DATE..................   Payments on the offered certificates are
                                 scheduled to occur monthly, commencing in
                                 August 2006. During any given month, the
                                 payment date will be the 10th day of the month,
                                 or if the 10th day is not a business day, then
                                 the business day immediately following the 10th
                                 day, provided that the payment date will be at
                                 least 4 business days following the
                                 determination date.

DETERMINATION DATE............   The determination date with respect to any
                                 payment date will be the 6th day of the same
                                 calendar month as that payment date or, if that
                                 6th day is not a business day, the following
                                 business day.

RECORD DATE...................   The record date for each monthly payment on an
                                 offered certificate will be the last business
                                 day of the prior calendar month. The registered
                                 holders of the series 2006-GG7 certificates at
                                 the close of business on each record date will
                                 be entitled to receive, on the following
                                 payment date, any payments on those
                                 certificates, except that the last payment on
                                 any offered certificate will be made only upon
                                 presentation and surrender of the certificate.

COLLECTION PERIOD.............   Amounts available for payment on the offered
                                 certificates on any payment date will depend on
                                 the payments and other collections received,
                                 and any advances of payments due, on the
                                 underlying mortgage loans during the related
                                 collection period. Each collection period--

                                 o    will relate to a particular payment date,

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                                      S-21

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                                 o    will be approximately one month long,

                                 o    will begin immediately after the prior
                                      collection period ends or, in the case of
                                      the first collection period, will begin
                                      immediately after the cut-off date, and

                                 o    will end on the determination date.

INTEREST ACCRUAL PERIOD.......   The amount of interest payable with respect to
                                 the offered certificates on any payment date
                                 will be calculated based upon the interest
                                 accrued during the related interest accrual
                                 period. The interest accrual period for any
                                 payment date will be the preceding calendar
                                 month, however, for purposes of determining the
                                 interest due on each class of certificates each
                                 interest accrual period will be assumed to
                                 consist of 30 days and each year will be
                                 assumed to consist of 360 days.

RATED FINAL PAYMENT DATE......   As discussed in this prospectus supplement, the
                                 ratings assigned to the respective classes of
                                 offered certificates will represent the
                                 likelihood of--

                                 o    timely receipt of all interest to which
                                      each certificateholder is entitled on each
                                      payment date, and

                                 o    the ultimate receipt of all principal to
                                      which each certificateholder is entitled
                                      by the related rated final payment date,
                                      which is the final payment date used by
                                      the rating agencies in providing their
                                      ratings.

                                 The rated final payment dates for each class of
                                 the offered certificates is the payment date in
                                    .

ASSUMED FINAL PAYMENT DATE....   With respect to any class of offered
                                 certificates, the assumed final payment date is
                                 the payment date on which the holders of those
                                 certificates would be expected to receive their
                                 last payment and the total principal balance of
                                 those certificates would be expected to be
                                 reduced to zero, based upon--

                                 o    the assumption that each borrower timely
                                      makes all payments on its mortgage loan;

                                 o    the assumption that the mortgage loan with
                                      an anticipated repayment date is paid in
                                      full on that date;

                                 o    the assumption that no borrower otherwise
                                      prepays its mortgage loan prior to stated
                                      maturity; and

                                 o    the other modeling assumptions referred to
                                      under "Yield and Maturity Considerations"
                                      in, and set forth in the glossary to, this
                                      prospectus supplement.

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                                      S-22

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                                 Accordingly, the assumed final payment date for
                                 each class of offered certificates is the
                                 payment date in the calendar month and year set
                                 forth below for that class:

                                              MONTH AND YEAR OF
                                 CLASS   ASSUMED FINAL PAYMENT DATE
                                 -----   --------------------------
                                  A-1          December 2010
                                  A-2          November 2011
                                  A-3            July 2013
                                 A-AB           October 2015
                                  A-4            June 2016
                                  A-M            June 2016
                                  A-J            July 2016
                                   B             July 2016
                                   C             July 2016
                                   D             July 2016
                                   E             July 2016
                                   F             July 2016

                                 The actual final payment date is likely to vary
                                 materially from the assumed final payment date
                                 due to potential defaults by borrowers,
                                 unanticipated expenses of the trust and
                                 voluntary and involuntary prepayments on the
                                 mortgage loans.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

REGISTRATION AND
   DENOMINATIONS..............   We intend to deliver the offered certificates
                                 in book-entry form in original denominations of
                                 $25,000 initial principal balance and in any
                                 greater whole dollar denominations.

                                 You will initially hold your offered
                                 certificates, directly or indirectly, through
                                 The Depository Trust Company, in the United
                                 States, or Clearstream Banking, societe
                                 anonyme, or Euroclear Bank as operator of the
                                 Euroclear System, in Europe. As a result, you
                                 will not receive a fully registered physical
                                 certificate representing your interest in any
                                 offered certificate, except under the limited
                                 circumstances described under "Description of
                                 the Offered Certificates--Registration and
                                 Denominations" in this prospectus supplement
                                 and under "Description of the
                                 Certificates--Book-Entry Registration" in the
                                 accompanying prospectus.

PAYMENTS

A. GENERAL....................   The trustee will make payments of interest and
                                 principal to the classes of series 2006-GG7
                                 certificateholders in the following order of
                                 priority, subject to available funds:

                                 PAYMENT ORDER           CLASS
                                 -------------   ---------------------
                                      1st           A-1, A-2, A-3,
                                                 A-AB, A-4, XP and XC*
                                      2nd               A-M
                                      3rd               A-J
                                      4th                B
                                      5th                C
                                      6th                D
                                      7th                E
                                      8th                F
                                      9th                G
                                      10th               H
                                      11th               J
                                      12th               K

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                                      S-23

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                                 PAYMENT ORDER           CLASS
                                 -------------   ---------------------
                                      13th               L
                                      14th               M
                                      15th               N
                                      16th               O
                                      17th               P
                                      18th               Q
                                      19th               S

                                 ----------

                                 *    The specific allocation of principal
                                      payments among the class A-1, class A-2,
                                      class A-3, class A-AB and class A-4
                                      certificates is described under "--C.
                                      Payments of Principal" below.

                                 For risks associated with owning subordinate
                                 certificates see "Risk Factors--Risks Related
                                 to the Offered Certificates."

                                 Allocation of interest payments among the class
                                 A-1, class A-2, class A-3, class A-AB, class
                                 A-4, class XP and class XC certificates is pro
                                 rata based on the respective amounts of
                                 interest payable on each of those classes.
                                 Allocation of principal payments among the
                                 class A-1, class A-2, class A-3, class A-AB and
                                 class A-4 certificates is described under "--C.
                                 Payments of Principal" below. The class XP and
                                 class XC certificates entitle their respective
                                 holders to payments of interest at the related
                                 pass-through rate, but do not have principal
                                 balances and do not entitle their respective
                                 holders to payments of principal.

                                 See "Description of the Offered
                                 Certificates--Payments--Priority of Payments"
                                 iN this prospectus supplement.

B. PAYMENTS OF INTEREST.......   Each class of series 2006-GG7 certificates,
                                 other than the class R-I, class R-II and class
                                 V certificates, will bear interest. In each
                                 case, that interest will accrue during each
                                 interest accrual period based upon--

                                 o    the pass-through rate applicable for the
                                      particular class for that interest accrual
                                      period,

                                 o    the total principal balance or notional
                                      amount, as the case may be, of the
                                      particular class outstanding immediately
                                      prior to the related payment date, and

                                 o    the assumption that each year consists of
                                      twelve 30-day months.

                                 The borrowers under the mortgage loans are
                                 generally prohibited under the related mortgage
                                 loan documents from making whole or partial
                                 prepayments that are not accompanied by a full
                                 month's interest on the prepayment. If,
                                 however, a whole or partial voluntary
                                 prepayment (or, to the extent it results from
                                 the receipt of insurance proceeds or a
                                 condemnation award, a whole or partial
                                 involuntary prepayment) on an underlying
                                 mortgage loan is not accompanied by the amount
                                 of one full month's interest on the prepayment,
                                 then, as and to the extent described under
                                 "Description of the Offered
                                 Certificates--Payments--Payments of Interest"
                                 iN this prospectus supplement, the resulting
                                 shortfall, less--

                                 o    the amount of the master servicing fee
                                      that would have been payable from that
                                      uncollected interest, and

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                                      S-24

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                                 o    in the case of a voluntary prepayment on a
                                      non-specially serviced mortgage loan, the
                                      applicable portion of the payment made by
                                      the master servicer to cover prepayment
                                      interest shortfalls resulting from
                                      voluntary prepayments on non-specially
                                      serviced mortgage loans during the related
                                      collection period,

                                 may be allocated to reduce the amount of
                                 accrued interest otherwise payable to the
                                 holders of all of the interest-bearing classes
                                 of the series 2006-GG7 certificates, including
                                 the offered certificates, on a pro rata basis
                                 in accordance with respective amounts of
                                 current accrued interest for those classes.

                                 On each payment date, subject to available
                                 funds and the payment priorities described
                                 under "--A. General" above, you will be
                                 entitled to receive your proportionate share of
                                 all unpaid distributable interest accrued with
                                 respect to your class of offered certificates
                                 through the end of the related interest accrual
                                 period.

                                 See "Description of the Offered
                                 Certificates--Payments--Payments of Interest"
                                 and "--Payments--Priority of Payments" in this
                                 prospectus supplement.

C. PAYMENTS OF PRINCIPAL......   Subject to available funds and the payment
                                 priorities described under "Description of the
                                 Offered Certificates--Payments--Priority of
                                 Payments" in this prospectus supplement, the
                                 holders of each class of offered certificates
                                 will be entitled to receive a total amount of
                                 principal over time equal to the total initial
                                 principal balance of their particular class.

                                 The trustee will be required to make payments
                                 of principal attributable to the mortgage loans
                                 in a specified sequential order to ensure that:

                                 o    no payments of principal will be made to
                                      the holders of the class A-1 certificates
                                      until the principal balance of the class
                                      A-AB certificates is reduced to the
                                      planned principal balance for the related
                                      payment date set forth on Annex G to this
                                      prospectus supplement;

                                 o    no payments of principal will be made to
                                      the holders of the class A-2 certificates
                                      until the total principal balance of the
                                      class A-1 certificates is reduced to zero
                                      and the principal balance of the class
                                      A-AB certificates is reduced to the
                                      planned principal balance for the related
                                      payment date set forth on Annex G to this
                                      prospectus supplement;

                                 o    no payments of principal will be made to
                                      the holders of the class A-3 certificates
                                      until the total principal balance of the
                                      class A-2 certificates is reduced to zero
                                      and the principal balance of the class
                                      A-AB certificates is reduced to the
                                      planned principal balance for the related
                                      payment date set forth on Annex G to this
                                      prospectus supplement;

                                 o    no payments of principal in excess of the
                                      amount necessary to reduce the principal
                                      balance of the class A-AB certificates to
                                      the planned principal balance set forth on
                                      Annex G to this prospectus supplement for
                                      the related payment date will be made to
                                      the holders of the class A-AB certificates
                                      until the total principal balance of the
                                      class A-3 certificates is reduced to zero;

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                                      S-25

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                                 o    no payments of principal will be made to
                                      the holders of the class A-4 certificates
                                      until the total principal balance of the
                                      class A-3 and class A-AB certificates is
                                      reduced to zero;

                                 o    no payments of principal will be made to
                                      the holders of the class A-M, A-J, class
                                      B, class C, class D, class E and class F
                                      certificates until, in the case of each of
                                      those classes, the total principal balance
                                      of all more senior classes of offered
                                      certificates is reduced to zero; and

                                 o    no payments of principal will be made to
                                      the holders of any non-offered class of
                                      series 2006-GG7 certificates until the
                                      total principal balance of the offered
                                      certificates is reduced to zero.

                                 Because of losses on the underlying mortgage
                                 loans and/or default-related or other
                                 unanticipated expenses of the trust, the total
                                 principal balance of the class A-M, A-J, class
                                 B, class C, class D, class E, class F, class G,
                                 class H, class J, class K, class L, class M,
                                 class N, class O, class P, class Q and class S
                                 certificates could be reduced to zero at a time
                                 when the class A-1, class A-2, class A-3, class
                                 A-AB and class A-4 certificates remain
                                 outstanding. See "Risk Factors--The Investment
                                 Performance of Your Offered Certificates Will
                                 Depend Upon Payments, Defaults and Losses on
                                 the Underlying Mortgage Loans; and Those
                                 Payments, Defaults and Losses May Be Highly
                                 Unpredictable" in the accompanying prospectus.
                                 Under those circumstances, any payments of
                                 principal on the class A-1, class A-2, class
                                 A-3, class A-AB and class A-4 certificates will
                                 be made on a pro rata basis in accordance with
                                 their respective principal balances.

                                 The interest-only certificates and class R-I,
                                 class R-II and class V certificates do not have
                                 principal balances and do not entitle their
                                 holders to payments of principal.

                                 The total payments of principal to be made on
                                 the series 2006-GG7 certificates on any payment
                                 date will be a function of--

                                 o    the amount of scheduled payments of
                                      principal due or, in some cases, deemed
                                      due on the mortgage loans during the
                                      related collection period, which payments
                                      are either received as of the end of that
                                      collection period or advanced by the
                                      master servicer or the trustee; and

                                 o    the amount of any prepayments and other
                                      unscheduled collections of previously
                                      unadvanced principal with respect to the
                                      mortgage loans that are received during
                                      the related collection period.

                                 However, if the master servicer, the special
                                 servicer or the trustee reimburses itself (or
                                 the master servicer, special servicer, trustee
                                 or fiscal agent under a pooling and servicing
                                 agreement related to any of the One New York
                                 Plaza loan, the JQH Hotel Portfolio B2 loan or
                                 the Centra Point Portfolio loan is reimbursed)
                                 for advances out of principal collections on
                                 the mortgage loans for any advance that it has
                                 determined is not recoverable out of
                                 collections on the mortgage loan for which
                                 those advances were made or for any work-out
                                 delayed reimbursement amounts, as described
                                 under "Description of the Offered
                                 Certificates--Reimbursement of Advances" in
                                 this prospectus supplement, then the total
                                 payments of principal to be made on the

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                                      S-26

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                                 series 2006-GG7 principal balance certificates
                                 on the corresponding payment date will be
                                 reduced by the amount of such reimbursement.

                                 See "Description of the Offered
                                 Certificates--Payments-- Payments of Principal"
                                 and "--Payments--Priority of Payments" in this
                                 prospectus supplement. D.

D.   PAYMENTS OF PREPAYMENT
     PREMIUMS AND YIELD
     MAINTENANCE CHARGES......   If any prepayment premium or yield maintenance
                                 charge is collected on any of the mortgage
                                 loans, then the trustee will pay that amount in
                                 the proportions described under "Description of
                                 the Offered Certificates--Payments--Payments of
                                 PrepaymenT Premiums and Yield Maintenance
                                 Charges" in this prospectus supplement, to--

                                 o    the holders of any of the class A-1, class
                                      A-2, class A-3, class A-AB, class A-4,
                                      class A-M, class A-J, class B, class C,
                                      class D, class E, class F, class G, class
                                      H, class J and class K certificates that
                                      are then entitled to receive payments of
                                      principal on that payment date, as
                                      described in this prospectus supplement,
                                      to the extent funds are available, and

                                 o    any remaining amounts to the holders of
                                      the class XC certificates.

REDUCTIONS OF CERTIFICATE
     PRINCIPAL BALANCES IN
     CONNECTION WITH LOSSES ON
     THE UNDERLYING MORTGAGE
     LOANS AND DEFAULT-RELATED
     AND OTHER UNANTICIPATED
     EXPENSES.................   Future losses on the underlying mortgage loans
                                 and/or default-related and other unanticipated
                                 expenses of the trust may cause the total
                                 principal balance of the mortgage pool, net of
                                 advances of principal, to fall below the total
                                 principal balance of the series 2006-GG7
                                 certificates. If and to the extent that losses
                                 and expenses on the mortgage loans cause a
                                 deficit to exist following the payments made on
                                 the series 2006-GG7 certificates on any payment
                                 date, the total principal balances of the
                                 following classes of series 2006-GG7
                                 certificates will be sequentially reduced in
                                 the following order, until that deficit is
                                 eliminated:

                                 REDUCTION ORDER              CLASS
                                 ---------------   ---------------------------
                                       1st                      S
                                       2nd                      Q
                                       3rd                      P
                                       4th                      O
                                       5th                      N
                                       6th                      M
                                       7th                      L
                                       8th                      K
                                       9th                      J
                                      10th                      H
                                      11th                      G
                                      12th                      F
                                      13th                      E
                                      14th                      D
                                      15th                      C
                                      16th                      B
                                      17th                     A-J
                                      18th                     A-M
                                      19th         A-1, A-2, A-3, A-AB and A-4

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                                      S-27

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                                 Any reduction to the respective total principal
                                 balances of the class A-1, class A-2, class
                                 A-3, class A-AB and class A-4 certificates will
                                 be made on a pro rata basis in accordance with
                                 the relative sizes of those principal balances
                                 at the time of reduction.

                                 Any losses and expenses that are associated
                                 with any mortgage loans with pari passu
                                 companion mortgage loans will generally be
                                 allocated pro rata among the pari passu
                                 mortgage loans secured by the respective
                                 properties in accordance with the related
                                 intercreditor agreement or co-lender agreement,
                                 as applicable (or in the case of the mortgage
                                 loan secured by the Investcorp Retail
                                 Portfolio, first to the subordinate component
                                 of the mortgage loan and then pro rata to the
                                 senior component of the mortgage loan and the
                                 pari passu floating rate companion loan). In
                                 each case, the portion of such losses and
                                 expenses that is allocated to the mortgage loan
                                 will be allocated among the series 2006-GG7
                                 certificates in the manner described above.

                                 See "Description of the Offered
                                 Certificates--Reductions of Certificate
                                 Principal Balances in Connection With Realized
                                 Losses and Additional Trust Fund Expenses" in
                                 this prospectus supplement.

ADVANCES OF DELINQUENT MONTHLY
     DEBT SERVICE PAYMENTS....   Except as described below in this subsection,
                                 the master servicer will be required to make
                                 advances with respect to any delinquent
                                 scheduled debt service payments, other than
                                 balloon payments, due on the mortgage loans, in
                                 each case net of related master servicing fees
                                 (which include any applicable primary servicing
                                 fees) and workout fees. In addition, the
                                 trustee must make any of those advances that
                                 the master servicer is required, but fails, to
                                 make. As described under "Description of the
                                 Offered Certificates--Advances of Delinquent
                                 Monthly Debt Service Payments" in this
                                 prospectus supplement, any party that makes an
                                 advance will be entitled to be reimbursed for
                                 the advance, together with interest at the
                                 prime rate described in that section of this
                                 prospectus supplement.

                                 Notwithstanding the foregoing, neither the
                                 master servicer nor the trustee will be
                                 required to make any advance that it determines
                                 will not be recoverable from proceeds of the
                                 related mortgage loan.

                                 In addition, if any of the adverse events or
                                 circumstances that we refer to under "Servicing
                                 Under the Pooling and Servicing
                                 Agreement--Required Appraisals" in, and
                                 identify in the glossary to, this prospectus
                                 supplement, occurs or exists with respect to
                                 any mortgage loan or the mortgaged property for
                                 that mortgage loan (excluding the non-serviced
                                 mortgage loans), a new appraisal (or, in some
                                 cases involving mortgage loans or mortgaged
                                 properties with principal balances or allocated
                                 loan amounts, as the case may be, of less than
                                 $2,000,000, a valuation estimate of that
                                 property) must be obtained or conducted. If,
                                 based on that appraisal or other valuation, it
                                 is determined that the principal balance of,
                                 and other delinquent amounts due under, the
                                 mortgage loan, exceed an amount equal to--

                                 o    90% of the new estimated value of that
                                      real property, plus

                                 o    certain escrows and reserves and any
                                      letters of credit constituting additional
                                      security for the mortgage loan, minus

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                                      S-28

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                                 o    the amount of any obligations secured by
                                      liens on the property, which liens are
                                      prior to the lien of the mortgage loan,

                                 then the amount otherwise required to be
                                 advanced with respect to that mortgage loan
                                 will be reduced. The reduction will generally
                                 be in the same proportion that the excess,
                                 sometimes referred to as an appraisal reduction
                                 amount, bears to the principal balance of the
                                 mortgage loan, net of related advances of
                                 principal. Due to the payment priorities, any
                                 reduction in advances on the mortgage loans
                                 will reduce the funds available to pay interest
                                 on the most subordinate interest-bearing class
                                 of series 2006-GG7 certificates then
                                 outstanding.

                                 With respect to the mortgage loans that are in
                                 a split loan structure and are being serviced
                                 pursuant to a pooling and servicing agreement
                                 entered into in connection with another
                                 securitization,

                                 o    the master servicer under this pooling
                                      agreement is the party that is responsible
                                      for making P&I advances for the mortgage
                                      loan in that split loan structure that is
                                      included in this trust, and

                                 o    those mortgage loans will be subject to
                                      appraisal reduction provisions under the
                                      applicable pooling and servicing agreement
                                      that are similar, but may not be
                                      identical, to the appraisal reduction
                                      provisions described above.

                                 See "Description of the Offered
                                 Certificates--Advances of Delinquent Monthly
                                 Debt Service Payments" and "Servicing Under the
                                 Pooling and Servicing Agreement--Required
                                 Appraisals" in this prospectus supplement. See
                                 also "Description of the
                                 Certificates--Advances" in the accompanying
                                 prospectus.

REPORTS TO
     CERTIFICATEHOLDERS.......   On each payment date, the trustee will make
                                 available to the registered holders of the
                                 series 2006-GG7 certificates a monthly payment
                                 date statement substantially in the form of
                                 Annex E to this prospectus supplement. The
                                 trustee's report will detail, among other
                                 things, the payments made to the series
                                 2006-GG7 certificateholders on that payment
                                 date and the performance of the mortgage loans
                                 in the trust and the mortgaged properties. The
                                 trustee will also make available to the
                                 registered holders of the offered certificates,
                                 via its website, initially located at
                                 "www.etrustee.net," any such report at our
                                 request.

                                 You may also review via the trustee's website
                                 or upon reasonable prior notice, at the
                                 trustee's offices during normal business hours
                                 a variety of information and documents that
                                 pertain to the mortgage loans in the trust and
                                 the properties securing those mortgage loans.
                                 We expect that the available information and
                                 documents will include loan documents, borrower
                                 operating statements, rent rolls and property
                                 inspection reports, to the extent received by
                                 the trustee.

                                 See "Description of the Offered
                                 Certificates--Reports to Certificateholders;
                                 Available Information" in this prospectus
                                 supplement.

OPTIONAL TERMINATION..........   Specified parties to the transaction may
                                 terminate the trust by purchasing the remaining
                                 trust assets when the total principal balance
                                 of the mortgage pool, net of advances of
                                 principal, is less than 1.0% of the initial
                                 mortgage pool balance. See "Description of the
                                 Offered Certificates--Termination" in this
                                 prospectus supplement.

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                                      S-29

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REPURCHASE OBLIGATION.........   Each mortgage loan seller will make certain
                                 representations and warranties with respect to
                                 the mortgage loans sold by it, as described in
                                 this prospectus supplement under "Description
                                 of the Mortgage Pool--Representations and
                                 Warranties." If a mortgage loan seller has been
                                 notified of a material breach of any of its
                                 representations and warranties or a material
                                 defect in the documentation of any mortgage
                                 loan, then that mortgage loan seller will be
                                 required to either cure such breach or
                                 repurchase the affected mortgage loan from the
                                 trust fund. If the related mortgage loan seller
                                 opts to repurchase the affected mortgage loan,
                                 the repurchase would have the same effect on
                                 the offered certificates as a prepayment in
                                 full of that mortgage loan, except that the
                                 purchase will not be accompanied by any
                                 prepayment premium or yield maintenance charge.
                                 See "Description of the Mortgage Pool--Cures
                                 and Repurchases" in this prospectus supplement.

SALE OF DEFAULTED LOANS.......   After any mortgage loan in the trust has become
                                 a specially serviced mortgage loan as to which
                                 an event of default has occurred or is
                                 reasonably foreseeable, the special servicer
                                 will give notice of that event to the trustee,
                                 and the trustee will promptly notify each
                                 holder of certificates of the series 2006-GG7
                                 controlling class. Any single certificateholder
                                 or group of series 2006-GG7 certificateholders
                                 with a majority interest in the series 2006-GG7
                                 controlling class, the special servicer and any
                                 assignees of the foregoing parties will have
                                 the option to purchase that specially serviced
                                 mortgage loan at a price generally equal to the
                                 sum of--

                                 o    the outstanding principal balance of the
                                      mortgage loan,

                                 o    all accrued and unpaid interest on the
                                      mortgage loan, other than default
                                      interest,

                                 o    all unreimbursed servicing advances with
                                      respect to the mortgage loan, and

                                 o    all unpaid interest accrued on advances
                                      made by the master servicer, the special
                                      servicer and/or the trustee with respect
                                      to that mortgage loan.

                                 See "Servicing Under the Pooling and Servicing
                                 Agreement--Fair Value Option" in this
                                 prospectus supplement.

                                 In addition, certain of the mortgage loans are
                                 subject to a purchase option upon certain
                                 events of default exercisable by a subordinate
                                 lender or mezzanine lender.

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                                      S-30

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           THE UNDERLYING MORTGAGE LOANS AND THE MORTGAGED PROPERTIES

GENERAL.......................   In this section, "--The Underlying Mortgage
                                 Loans and the Mortgaged Properties," we provide
                                 summary information with respect to the
                                 mortgage loans that we intend to include in the
                                 trust. The trust's primary assets will be 134
                                 fixed rate mortgage loans, each evidenced by
                                 one or more promissory notes secured by first
                                 mortgages, deeds of trust or similar security
                                 instruments on 175 commercial and multifamily
                                 properties, or in the case of 19 mortgaged
                                 properties, the leasehold estate in those
                                 properties, or in the case of 3 mortgaged
                                 properties, the fee and leasehold estate in
                                 those properties. For more detailed information
                                 regarding those mortgage loans, you should
                                 review the following sections in this
                                 prospectus supplement:

                                 o    "Description of the Mortgage Pool";

                                 o    "Risk Factors--Risks Related to the
                                      Underlying Mortgage Loans";

                                 o    "Annex A--Certain Characteristics of the
                                      Underlying Mortgage Loans"; and

                                 o    "Annex B--Structural and Collateral Term
                                      Sheet".

                                 When reviewing the information that we have
                                 included in this prospectus supplement with
                                 respect to the mortgage loans that are to back
                                 the offered certificates, please note the
                                 following:

                                 o    All numerical information provided with
                                      respect to the mortgage loans is provided
                                      on an approximate basis.

                                 o    The sum of the numerical data in any
                                      column of any table presented in this
                                      prospectus supplement may not equal the
                                      indicated total due to rounding.

                                 o    All weighted average information provided
                                      with respect to the mortgage loans
                                      reflects a weighting based on their
                                      respective cut-off date principal
                                      balances. We will transfer the cut-off
                                      date principal balance for each of the
                                      mortgage loans to the trust. We show the
                                      cut-off date principal balance for each of
                                      the mortgage loans on Annex A to this
                                      prospectus supplement.

                                 o    If any of the mortgage loans are secured
                                      by multiple properties located in more
                                      than one state, a portion of the principal
                                      balance of that mortgage loan has been
                                      allocated to each of those properties as
                                      set forth in Annex A to this prospectus
                                      supplement.

                                 o    When information with respect to mortgaged
                                      properties is expressed as a percentage of
                                      the initial mortgage pool balance, the
                                      percentages are based upon the cut-off
                                      date principal balances of the related
                                      mortgage loans or with respect to an
                                      individual property securing a
                                      multi-property mortgage loan, the portions
                                      of those loan balances allocated to such
                                      properties. The allocated loan amount for
                                      each mortgaged property securing a
                                      multi-property mortgage loan is set forth
                                      on Annex A to this prospectus supplement.

                                 o    Certain of the mortgage loans are (or may
                                      in the future be) secured by a mortgaged
                                      property that also secures another loan
                                      that is not included in the trust, which
                                      mortgage loan may be subordinated to

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                                      S-31

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                                      or pari passu in right of payment with the
                                      other mortgage loan included in the trust.
                                      See "Description of the Mortgage
                                      Pool--Split Loan Structure" and
                                      "--Additional Loan and Property
                                      Information--Other Financing" in this
                                      prospectus supplement.

                                 o    All information presented in this
                                      prospectus supplement with respect to a
                                      mortgage loan with one or more funded pari
                                      passu or subordinate companion loans was
                                      calculated without regard to the related
                                      pari passu or subordinate companion loans,
                                      unless otherwise indicated.

                                 o    The loan amount used in this prospectus
                                      supplement for purposes of calculating the
                                      loan-to-value ratio, debt-service-coverage
                                      ratio and loan per square foot/unit for
                                      each of the mortgage loans in a split loan
                                      structure with funded pari passu companion
                                      loans is the aggregate principal balance
                                      of the mortgage loan and the related pari
                                      passu companion loans.

                                 o    Statistical information regarding the
                                      mortgage loans may change prior to the
                                      date of initial issuance of the offered
                                      certificates due to changes in the
                                      composition of the mortgage pool prior to
                                      that date.

PAYMENT AND OTHER TERMS.......   Each of the mortgage loans that we intend to
                                 include in the trust is the obligation of a
                                 borrower to repay a specified sum with a fixed
                                 rate of interest.

                                 The repayment obligation of each of the
                                 mortgage loans that we intend to include in the
                                 trust is evidenced by a promissory note
                                 executed by the related borrower and is secured
                                 by a mortgage lien on the fee and/or leasehold
                                 interest of the related borrower or another
                                 party in one or more commercial or multifamily
                                 properties. Except for limited permitted
                                 encumbrances, which we identify in the glossary
                                 to this prospectus supplement, each mortgage
                                 lien will be a first priority lien.

                                 All of the mortgage loans that we intend to
                                 include in the trust are or should be
                                 considered nonrecourse. None of the mortgage
                                 loans is insured or guaranteed by any
                                 governmental agency or instrumentality or by
                                 any private mortgage insurer or by the
                                 depositor, the underwriters, any mortgage loan
                                 seller, or any other party.

                                 Each of the mortgage loans that we intend to
                                 include in the trust currently accrues interest
                                 at the annual rate specified with respect to
                                 that mortgage loan on Annex A to this
                                 prospectus supplement. Except as otherwise
                                 described in this prospectus supplement with
                                 respect to one mortgage loan that has an
                                 anticipated repayment date and four mortgage
                                 loans that have an interest rate that steps up
                                 during the term of the mortgage loan, the
                                 mortgage interest rate for each mortgage loan
                                 is, in the absence of default, fixed for the
                                 entire term of the loan.

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                                      S-32

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                                 The following chart identifies payment dates
                                 for the mortgage loans, subject, in some cases,
                                 to a next business day convention:

                                                                                % OF INITIAL
                                                                 NUMBER OF     MORTGAGE POOL
                                 DUE DATE   GRACE PERIOD(1)   MORTGAGE LOANS      BALANCE
                                 --------   ---------------   --------------   -------------

                                   6th             0               130             99.5%
                                   1st             5                 4              0.5%

                                 ----------
                                 (1)  As used in this prospectus supplement,
                                      "grace period" is the number of days
                                      before a payment default is an event of
                                      default under the mortgage loan. See Annex
                                      A to this prospectus supplement for
                                      information on the number of days before
                                      late payment charges are due under each
                                      mortgage loan.

                                 The following chart identifies the amortization
                                 characteristics for the mortgage loans:

                                                                                      % OF INITIAL
                                                                       NUMBER OF      MORTGAGE POOL
                                                                     MORTGAGE LOANS      BALANCE
                                                                     --------------   -------------

                                 Interest-Only then Amortization(1)..      76             43.1%
                                 Interest-Only.......................      21             38.8%
                                 Amortizing Balloon Loans(2).........      36             17.4%
                                 Interest Only then Amortization
                                    then Hyperamortization...........       1              0.7%

                                 ----------
                                 (1)  Interest-only periods range from 6 to 84
                                      months.

                                 (2)  Does not include partial interest-only
                                      loans. Includes the mortgage loan secured
                                      by the mortgaged property identified on
                                      Annex A to this prospectus supplement as
                                      West Oaks Mall, representing approximately
                                      2.4% of the initial mortgage pool balance,
                                      which mortgage loan provides for an
                                      amortization schedule for the $86,000,000
                                      initial principal balance that is the
                                      equivalent of interest-only payments on
                                      $70,000,000 of the initial principal
                                      balance and amortization on a 300-month
                                      schedule with respect to $16,000,000 of
                                      the initial principal balance. See Annex
                                      A-3 to this prospectus supplement for the
                                      related amortization schedule.

SPLIT LOAN STRUCTURE..........   Each mortgage loan identified in the table
                                 below is or may become part of a split loan
                                 structure, comprised of two or more mortgage
                                 loans that are secured by a single mortgage
                                 instrument on the same mortgaged property. The
                                 mortgage loans in a split loan structure that
                                 are not included in the mortgage pool (also
                                 referred to as companion loans) may be
                                 subordinated and/or pari passu in right of
                                 payment with the mortgage loan included in the
                                 trust.

                                 The payment priority between the mortgage loans
                                 in a split loan structure is as follows--

                                 o    with respect to the mortgage loans
                                      identified in the table below as JPMorgan
                                      International Plaza I & II, Nemours
                                      Building, Lackland Self Storage and Towns
                                      of Riverside (which are each comprised of
                                      one senior and one subordinate mortgage
                                      loan), prior to certain defaults, the
                                      mortgage loan in the trust and the
                                      mortgage loan outside the trust are
                                      generally pari passu in right of payment
                                      and subsequent to such defaults the
                                      mortgage loan in the trust is senior in
                                      right of payment to the subordinate
                                      mortgage loan outside the trust;

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                                      S-33

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                                 o    with respect to each of the mortgage loans
                                      identified in the table below as One New
                                      York Plaza, Centra Point Portfolio and JQH
                                      Hotel Portfolio B2, the mortgage loan
                                      included in the trust is always pari passu
                                      in right of payment with the mortgage loan
                                      or loans outside the trust; and

                                 o    with respect to the mortgage loan
                                      identified in the table below as
                                      Investcorp Retail Portfolio, the senior
                                      component of the mortgage loan included in
                                      the trust is always pari passu in right of
                                      payment with the mortgage loan outside the
                                      trust, and the subordinate component of
                                      the mortgage loan included in the trust is
                                      subordinate to both the senior component
                                      and the pari passu mortgage loan outside
                                      the trust. See "Annex B--Structural and
                                      Collateral Term Sheet--Ten Largest
                                      Mortgage Loans--Investcorp Retail
                                      Portfolio" in this prospectus supplement.

                                 See "Description of the Mortgage Pool--Split
                                 Loan Structure" in this prospectus supplement.

                                                 TRUST
                                               MORTGAGE
                                                 LOAN
                                                AS A %
                                                  OF
                                    TRUST       INITIAL     AGGREGATE
                                  MORTGAGE     MORTGAGE     NON-TRUST       NON-TRUST
                                    LOAN         POOL       MORTGAGE          B NOTE
       MORTGAGE LOAN               BALANCE      BALANCE   LOAN BALANCE       BALANCE
-----------------------------   ------------   --------   ------------     -----------

Investcorp Retail Portfolio..   $248,400,000      6.9%    $ 63,800,000             N/A
One New York Plaza ..........   $200,000,000      5.5%    $200,000,000             N/A

JPMorgan International
   Plaza I & II..............   $194,060,178      5.4%    $ 30,750,000     $30,750,000
Montehiedra Town Center......   $120,000,000      3.3%    $          0(4)          N/A
JQH Hotel Portfolio B2.......   $ 76,000,000      2.1%    $165,000,000(4)          N/A
Nemours Building.............   $ 58,600,000      1.6%    $  5,000,000     $ 5,000,000
Towns of Riverside...........   $ 27,900,000      0.8%    $  5,900,000     $ 5,900,000
Lackland Self Storage........   $ 10,600,000      0.3%    $  1,185,000     $ 1,185,000
Centra Point Portfolio.......   $  9,372,677      0.3%    $ 28,245,074             N/A

                                                  CONTROLLING
                                  NON-TRUST        POOLING &      INITIAL       INITIAL
                                 PARI PASSU        SERVICING       MASTER       SPECIAL
       MORTGAGE LOAN            LOAN BALANCE     AGREEMENT(1)   SERVICER(2)   SERVICER(3)
-----------------------------   ------------     ------------   -----------   -----------

Investcorp Retail Portfolio..   $ 63,800,000       2006-GG7        Midland        LNR
One New York Plaza ..........   $200,000,000         LB-UBS       Wachovia        LNR
                                                    2006-C4
JPMorgan International
   Plaza I & II..............            N/A       2006-GG7        Midland        LNR
Montehiedra Town Center......   $          0(4)    2006-GG7        Midland        LNR
JQH Hotel Portfolio B2.......   $165,000,000(5)    2005-GG5       Wachovia        LNR
Nemours Building.............            N/A       2006-GG7        Midland
Towns of Riverside...........            N/A       2006-GG7        Midland        LNR
Lackland Self Storage........            N/A       2006-GG7        Midland        LNR
Centra Point Portfolio.......   $ 28,245,074       2005-GG5       Wachovia        LNR

----------
(1)  2006-GG7 refers to the pooling and servicing agreement for this transaction. 2005-GG5 refers to the pooling and servicing agreement entered into in connection with Greenwich Capital Commercial Funding Corp., as depositor, Commercial Mortgage Pass-Through Certificates, Series 2005-GG5.
     LB-UBS 2006-C4 refers to the pooling and servicing agreement entered into in connection with Structured Asset Securities Corporation II, as depositor, LB-UBS Commercial Mortgage Trust 2006-C4 Commercial Mortgage
     Pass-Through Certificates, Series 2006-C4.

(2)  Wachovia refers to Wachovia Bank, National Association. Midland refers to
     Midland Loan Services, Inc.

(3)  LNR refers to LNR Partners, Inc.

(4)  The mortgage loan permits a future pari passu companion loan as described under "Description of the Mortgage Pool--Additional Loan and Property
     Information--Other Financing" in this prospectus supplement.

(5)  Comprised of two non-trust pari passu mortgage loans with loan balances of
     $110,000,000 and $55,000,000.

DELINQUENCY STATUS............   None of the mortgage loans that we intend to
                                 include in the trust was 30 days or more
                                 delinquent with respect to any monthly debt
                                 service payment as of the cut-off date or at
                                 any time during the 12-month period preceding
                                 that date.

LOCKBOX TERMS.................   Sixty of the mortgage loans, representing
                                 approximately 81.5% of the initial mortgage
                                 pool balance, contain provisions for the
                                 payment of all rent and/or other income derived
                                 from the related mortgaged properties into a
                                 lockbox account.

                                 The above-referenced mortgage loans provide for
                                 the following types of lockbox accounts:

                                                         NUMBER     % OF INITIAL
                                                      OF MORTGAGE     MORTGAGE
                                   TYPE OF LOCKBOX       LOANS      POOL BALANCE
                                 ------------------   -----------   ------------
                                 Hard..............        52           72.7%
                                 Soft..............         7            6.3%

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                                      S-34

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                                 In general, "hard" means that tenants at the
                                 mortgaged property have been instructed to send
                                 rent payments directly to the lockbox bank;
                                 "soft" means that tenants send or deliver rent
                                 payments to the borrower or property manager
                                 who is required to send rents to the lockbox
                                 account. A more complete description of "soft"
                                 and "hard" lockbox accounts with respect to the
                                 above referenced mortgage loans is set forth
                                 under "Description of the Mortgage
                                 Pool--Additional Loan and Property
                                 Information--Lockboxes" in this prospectus
                                 supplement.

PREPAYMENT LOCK-OUT
   PERIODS AND DEFEASANCE.....   All of the mortgage loans, other than the
                                 mortgage loans secured by the properties
                                 identified on Annex A to this prospectus
                                 supplement as Fremont Marriott and Arcadia
                                 Villa Apartments, contain provisions for a
                                 prepayment lock-out period that is currently in
                                 effect. The mortgage loans secured by the
                                 properties identified on Annex A to this
                                 prospectus supplement as Fremont Marriott and
                                 Arcadia Villa Apartments have no provision for
                                 a lock-out period. A lock-out period is a
                                 period during which the principal balance of a
                                 mortgage loan may not be voluntarily prepaid in
                                 whole or in part. See "Description of the
                                 Mortgage Pool--Terms and Conditions of the
                                 Trust Mortgage Loans--Prepayment Provisions" in
                                 this prospectus supplement.

                                              DEFEASANCE/PREPAYMENT

                                                                           AGGREGATE
                                                             NUMBER OF    CUT-OFF DATE   % OF INITIAL
                                                             MORTGAGE       PRINCIPAL      MORTGAGE
                                                               LOANS         BALANCE     POOL BALANCE
                                                             ---------   -------------   ------------

                                 Lockout/Defeasance(1)....      115      3,278,118,665       90.8%
                                 Lockout/Defeasance or
                                    Yield Maintenance(2)..        5        159,375,374
                                 Lockout/Yield                                                4.4
                                    Maintenance(3)........       12        141,822,098
                                 Greater of Yield                                             3.9
                                    Maintenance and
                                    Declining Fee(4)......        2         32,340,000        0.9
                                                                ---      -------------      -----
                                                                134      3,611,656,138      100.0%

                                 ----------
                                 (1)  Includes one mortgage loan (secured by the
                                      mortgaged property identified on Annex A
                                      to this prospectus supplement as Alpine
                                      Valley Center), representing approximately
                                      0.3% of the Initial Mortgage Pool Balance,
                                      which provides for a lockout period
                                      followed by a defeasance period and in
                                      addition, in connection with a partial
                                      release of the mortgaged property,
                                      provides for partial defeasance or partial
                                      prepayment with the payment of a yield
                                      maintenance premium.

                                 (2)  Includes 4 mortgage loans which provide
                                      for defeasance or prepayment with the
                                      payment of prepayment consideration equal
                                      to the greater of (x) 1% of the
                                      outstanding principal amount being prepaid
                                      and (y) the yield maintenance charge, and
                                      one mortgage loan (secured by the
                                      mortgaged property identified on Annex A
                                      to this prospectus supplement as Grant &
                                      Geary Center) which provides for
                                      defeasance or prepayment with the payment
                                      of prepayment consideration equal to the
                                      yield maintenance charge.

                                 (3)  Includes 12 mortgage loans which provide
                                      for payment of prepayment consideration
                                      equal to the greater of (x) 1% of the
                                      outstanding principal amount being prepaid
                                      and (y) the yield maintenance charge.

                                 (4)  Includes one mortgage loan (secured by the
                                      mortgaged property identified on Annex A
                                      to this prospectus supplement as Fremont
                                      Marriott) for which the declining fee is
                                      equal to (a) 6% from November 6, 2005
                                      through October 6, 2007, (b) 4% from
                                      November 6, 2007 through October 6, 2008,
                                      (c) 2% from November 6, 2008 through
                                      October 6, 2009, (d) 1% from

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                                      S-35

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                                      November 6, 2009 through June 6, 2010 and
                                      (e) 0% from July 6, 2010 through the
                                      maturity date of the mortgage loan
                                      (October 6, 2010). Includes one mortgage
                                      loan (secured by the mortgaged property
                                      identified on Annex A to this prospectus
                                      supplement as Arcadia Villa Apartments)
                                      for which the declining fee is equal to
                                      (a) 3% from May 6, 2006 through April 6,
                                      2007, (b) 2% from May 6, 2007 through
                                      April 6, 2008, (c) 1% from May 6, 2008
                                      through December 6, 2015 and (d) 0% from
                                      January 16, 2016 through the maturity date
                                      of the mortgage loan (April 6, 2016).

                                 Set forth below is information regarding the
                                 remaining terms of the lock-out period for the
                                 mortgage loans:

                                 Maximum remaining lock-out
                                    period.........................   117 months
                                 Minimum remaining lock-out
                                    period.........................     0 months
                                 Weighted average remaining lock-out
                                    period.........................   101 months

                                 Generally, each of the mortgage loans is freely
                                 prepayable with no prepayment premium or yield
                                 maintenance premium for a specified open period
                                 (generally from one to six months) prior to its
                                 maturity date.

PROPERTY, LIABILITY AND OTHER
   INSURANCE..................   The loan documents for each of the mortgage
                                 loans that we intend to include in the trust
                                 generally require the related borrower to
                                 maintain or cause to be maintained with respect
                                 to the corresponding mortgaged property the
                                 following insurance coverage--

                                 o    property insurance;

                                 o    flood insurance, if the mortgaged property
                                      is located in a federally designated flood
                                      area;

                                 o    comprehensive general liability insurance
                                      against claims for personal and bodily
                                      injury, death or property damage occurring
                                      on, in or about the insured property; and

                                 o    business interruption or rent loss
                                      insurance.

                                 Substantially all of the mortgage loans that we
                                 intend to include in the trust provide that the
                                 borrowers are required to maintain full or
                                 partial insurance coverage for property damage
                                 to the related mortgaged property caused by
                                 certain acts of terrorism (except that the
                                 requirement to obtain terrorism insurance
                                 coverage may be subject to the commercial
                                 availability of that coverage, the cost of
                                 premiums and/or whether such hazards are at the
                                 time commonly insured against for property
                                 similar to the mortgaged properties that are
                                 located in the region in which the mortgaged
                                 property is located). Most terrorism insurance
                                 policies have exclusions for damage caused by
                                 nuclear, chemical or biological events.

                                 See "Risk Factors--Risks Related to the
                                 Underlying Mortgage Loans--The Absence of or
                                 Inadequacy of Insurance Coverage on the
                                 Mortgaged Properties May Adversely Affect
                                 Payments on Your Certificates" and "Description
                                 of the Mortgage Pool--Additional Loan and
                                 Property Information--Property, Liability and
                                 Other Insurance" in this prospectus supplement.

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                                      S-36

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ADDITIONAL STATISTICAL
INFORMATION

A. GENERAL CHARACTERISTICS....   The mortgage pool will have the following
                                 general characteristics as of the cut-off
                                 date:(1)

                                                                                    MORTGAGE POOL
                                                                                   --------------

                                 Initial mortgage pool balance(2)...............   $3,611,656,138
                                 Number of mortgage loans.......................              134
                                 Number of mortgaged properties.................              197
                                 Maximum cut-off date principal balance.........     $248,400,000
                                 Minimum cut-off date principal balance.........       $1,282,731
                                 Average cut-off date principal balance.........      $26,952,658
                                 Maximum mortgage interest rate.................           7.965%
                                 Minimum mortgage interest rate.................           4.940%
                                 Weighted average mortgage interest rate(3).....           5.954%
                                 Maximum original term to maturity(4)...........       122 months
                                 Minimum original term to maturity(4)...........        60 months
                                 Weighted average original term to maturity(4)..       114 months
                                 Maximum remaining term to maturity(4)..........       120 months
                                 Minimum remaining term to maturity(4)..........        50 months
                                 Weighted average remaining term to
                                    maturity(4).................................       112 months
                                 Weighted average underwritten
                                    debt-service-coverage ratio(3)..............            1.36x
                                 Weighted average cut-off date
                                    loan-to-appraised value ratio(3)............            71.7%

                                 ----------
                                 (1)  The initial mortgage pool balance and all
                                      other financial and statistical
                                      information provided in this prospectus
                                      supplement, unless indicated otherwise,
                                      are based on the cut-off date principal
                                      balances of the mortgage loans in the
                                      trust and exclude any subordinate
                                      companion loans or pari passu companion
                                      loans. See "--The Underlying Mortgage
                                      Loans and the Mortgaged
                                      Properties--General" in this prospectus
                                      supplement.

                                 (2)  Subject to a permitted variance of plus or
                                      minus 5%.

                                 (3)  The loan amount used for purposes of
                                      calculating the loan-to-appraised value
                                      ratio and debt-service-coverage ratio for
                                      each of the mortgage loans with funded
                                      pari passu companion notes is the
                                      aggregate principal balance of the
                                      mortgage loan and the related pari passu
                                      companion loan. The principal balance of
                                      the subordinate companion loans are not
                                      included in these calculations, unless
                                      otherwise indicated. Additional
                                      adjustments to debt service ratios and
                                      loan-to-value ratios for the
                                      cross-collateralized mortgage loan group
                                      and certain of the mortgage loans with
                                      escrows and the mortgage loans with
                                      earnout provisions or performance
                                      guarantees are described in the glossary
                                      to this prospectus supplement. With
                                      respect to the mortgage loans secured by
                                      the Towns of Riverside property, the
                                      Alanza Brook Apartments property, the 1544
                                      Old Alabama property and 900 Holcomb Road
                                      properties and The Moorings property,
                                      which have an interest rate that steps up
                                      during the term of the mortgage loan,
                                      information with respect to the interest
                                      rates on the mortgage loans (including
                                      without limitation for purposes of
                                      calculating the weighted average mortgage
                                      interest rates and debt service coverage
                                      ratios) is presented in this prospectus
                                      supplement as if the mortgage loans pay at
                                      their highest rates throughout the life of
                                      such mortgage loans (5.475%, 5.475%,
                                      7.965% and 5.520%, respectively).

                                 (4)  For purposes of calculating the original
                                      term to maturity and remaining term to
                                      maturity of the mortgage loan that has an
                                      anticipated repayment date, we assumed
                                      that that mortgage loan will mature on its
                                      anticipated repayment date.

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                                 S-37

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B. GEOGRAPHIC CONCENTRATION...   The table below shows the number of, and
                                 percentage of the initial mortgage pool balance
                                 secured by, mortgaged properties located in the
                                 indicated jurisdiction:

                                                          NUMBER OF    % OF INITIAL
                                                          MORTGAGED      MORTGAGE
                                 JURISDICTION             PROPERTIES   POOL BALANCE
                                 ----------------------   ----------   ------------

                                 Texas.................       39           17.7%
                                 New York..............        6           14.0%
                                 California............       23           12.9%
                                 New Jersey............        4            7.3%
                                 District of Columbia..        1            4.3%

                                 The remaining mortgaged properties with respect
                                 to the mortgage pool are located throughout 33
                                 other states and Puerto Rico. No more than 3.9%
                                 of the initial mortgage pool balance is secured
                                 by mortgaged properties located in any of these
                                 other states or Puerto Rico.

C. PROPERTY TYPES.............   The table below shows the number of, and
                                 percentage of the initial mortgage pool balance
                                 secured by, mortgaged properties predominantly
                                 operated for each indicated purpose:

                                                           NUMBER OF    % OF INITIAL
                                                           MORTGAGED   MORTGAGE POOL
                                                          PROPERTIES      BALANCE
                                                          ----------   -------------

                                 Office................       62           47.8%
                                 Retail................       93           34.8%
                                    Anchored...........       54           21.3%
                                    Regional Mall......        3            7.9%
                                    Shadow Anchored....       20            2.2%
                                    Power Center               3            1.9%
                                    Unanchored.........       11            1.2%
                                    Single Tenant......        2            0.2%
                                 Hospitality...........       24           11.1%
                                 Multifamily...........       10            4.2%
                                 Industrial............        5            1.2%
                                 Self-Storage..........        2            0.8%
                                 Other.................        1            0.2%

D. ENCUMBERED INTERESTS.......   The table below shows the number of, and
                                 percentage of the initial mortgage pool balance
                                 secured by, mortgaged properties for which the
                                 whole or predominant encumbered interest is as
                                 indicated:

                                                               NUMBER OF   % OF INITIAL
                                 ENCUMBERED INTEREST IN THE    MORTGAGED     MORTGAGE
                                   MORTGAGED REAL PROPERTY    PROPERTIES   POOL BALANCE
                                 --------------------------   ----------   ------------

                                 Fee simple................       175          90.8%
                                 Leasehold.................        19           8.4%
                                 Fee simple and Leasehold..         3           0.7%

                                 It should be noted that each mortgage loan
                                 secured by overlapping fee and leasehold
                                 interests or by a predominant fee interest and
                                 a relatively minor leasehold interest, is
                                 presented as being secured by a fee simple
                                 interest in this prospectus supplement and is
                                 therefore included within the category referred
                                 to as "fee simple" in the chart above.

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                                      S-38

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                              OTHER CONSIDERATIONS

FEDERAL INCOME TAX
   CONSEQUENCES...............   The trustee or its agent will make elections to
                                 treat designated portions of the assets of the
                                 trust as two separate real estate mortgage
                                 investment conduits, or REMICs, under sections
                                 860A through 860G of the Internal Revenue Code
                                 of 1986, as amended. Those two REMICs are as
                                 follows:

                                 o    REMIC I, which will consist of, among
                                      other things, the mortgage loans that are
                                      included in the trust but will exclude
                                      collections of additional interest accrued
                                      and deferred as to payment with respect to
                                      the mortgage loan with an anticipated
                                      repayment date that remains outstanding
                                      past that date; and

                                 o    REMIC II, which will hold the regular
                                      interests in REMIC I.

                                 Any assets not included in a REMIC will
                                 constitute a grantor trust for federal income
                                 tax purposes.

                                 The offered certificates will be treated as
                                 regular interests in REMIC II. This means that
                                 they will be treated as newly issued debt
                                 instruments for federal income tax purposes.
                                 You will have to report income on your offered
                                 certificates in accordance with the accrual
                                 method of accounting even if you are otherwise
                                 a cash method taxpayer. The offered
                                 certificates will not represent any interest in
                                 the grantor trust referred to above.

                                 It is anticipated that the class   and class
                                 certificates will be issued at a premium and
                                 that the class   and class   certificates will
                                 be issued with a de minimis amount of original
                                 issue discount for federal income tax purposes.

                                 When determining the rate of accrual of
                                 original issue discount, market discount and
                                 premium, if any, for federal income tax
                                 purposes, the prepayment assumption used will
                                 be that following any date of determination:

                                 o    no mortgage loan in the trust will be
                                      prepaid prior to maturity,

                                 o    there will be no extension of maturity for
                                      any mortgage loan in the trust, and

                                 o    the mortgage loan with an anticipated
                                      repayment date will be paid in full on
                                      that date.

                                 For a more detailed discussion of the federal
                                 income tax aspects of investing in the offered
                                 certificates, see "Federal Income Tax
                                 Consequences" in each of this prospectus
                                 supplement and the accompanying prospectus.

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                                      S-39

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ERISA.........................   We anticipate that, subject to satisfaction of
                                 the conditions referred to under "Certain ERISA
                                 Considerations" in this prospectus supplement,
                                 retirement plans and other employee benefit
                                 plans and arrangements subject to--

                                 o    Title I of the Employee Retirement Income
                                      Security Act of 1974, as amended, or

                                 o    section 4975 of the Internal Revenue Code
                                      of 1986, as amended,

                                 will be able to invest in the offered
                                 certificates without giving rise to a
                                 non-exempt prohibited transaction. This is
                                 based upon an individual prohibited transaction
                                 exemption granted to Greenwich Capital Markets,
                                 Inc. by the U.S. Department of Labor.

                                 If you are a fiduciary of any retirement plan
                                 or other employee benefit plan or arrangement
                                 subject to Title I of ERISA or section 4975 of
                                 the Internal Revenue Code of 1986, as amended,
                                 you should review carefully with your legal
                                 advisors whether the purchase or holding of the
                                 offered certificates could give rise to a
                                 transaction that is prohibited under ERISA or
                                 section 4975 of the Internal Revenue Code of
                                 1986, as amended. See "Certain ERISA
                                 Considerations" in this prospectus supplement
                                 and "Certain ERISA Considerations" in the
                                 accompanying prospectus.

LEGAL INVESTMENT..............   Upon initial issuance, and for so long as such
                                 certificates are rated in one of the two
                                 highest rating categories by at least one
                                 nationally recognized statistical rating
                                 organization, the class A-1, class A-2, class
                                 A-3, class A-AB, class A-4, class A-M, class
                                 A-J, class B, class C and class D certificates
                                 will be mortgage related securities within the
                                 meaning of the Secondary Mortgage Market
                                 Enhancement Act of 1984, as amended.

                                 If your investment activities are subject to
                                 legal investment laws and regulations,
                                 regulatory capital requirements or review by
                                 regulation authorities, then you may be subject
                                 to restrictions on investments in the offered
                                 certificates. You should consult your own legal
                                 advisors to determine whether and to what
                                 extent the offered certificates will be legal
                                 investments for you. See "Legal Investment" in
                                 this prospectus supplement and in the
                                 accompanying prospectus.

INVESTMENT CONSIDERATIONS.....   The rate and timing of payments and other
                                 collections of principal on or with respect to
                                 the underlying mortgage loans will affect the
                                 yield to maturity on each offered certificate.
                                 In the case of any offered certificates
                                 purchased at a discount, a slower than
                                 anticipated rate of payments and other
                                 collections of principal on the underlying
                                 mortgage loans could result in a lower than
                                 anticipated yield. In the case of any offered
                                 certificates purchased at a premium, a faster
                                 than anticipated rate of payments and other
                                 collections of principal on the underlying
                                 mortgage loans could result in a lower than
                                 anticipated yield.

                                 See "Yield and Maturity Considerations" in this
                                 prospectus supplement and in the accompanying
                                 prospectus and "Description of the Mortgage
                                 Pool--Terms and Conditions of the Trust
                                 Mortgage Loans" in this prospectus supplement.

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                                      S-40

                                  RISK FACTORS

     The offered certificates are not suitable investments for all investors.
You should not purchase any offered certificates unless you understand and are able to bear the risks associated with those certificates.

     The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the relevant legal, tax, accounting and investment expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.

     You should consider the following factors, as well as those set forth under
"Risk Factors" in the accompanying prospectus, in deciding whether to purchase any offered certificates. The "Risk Factors" section in the accompanying prospectus includes a number of general risks associated with making an investment in the offered certificates.

RISKS RELATED TO THE OFFERED CERTIFICATES

     The Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F
Certificates Are Subordinate to, and Are Therefore Riskier than, the Class A-1,
Class A-2, Class A-3, Class A-AB and Class A-4 Certificates and, With Respect to
Interest Distributions, the Class XP and Class XC Certificates. If you purchase class A-M, class A-J, class B, class C, class D, class E or class F certificates, then your offered certificates will provide credit support to other classes of series 2006-GG7 certificates with an earlier designation. As a result, you will receive payments after, and may bear the effects of losses on the underlying mortgage loans before the holders of those other classes of offered certificates.

     When making an investment decision, you should consider, among other things--

     o    the risk profile you seek for your investment compared to the risk profile of each of the offered certificates;

     o    the payment priorities of the respective classes of the series
          2006-GG7 certificates;

     o    the order in which the principal balances of the respective classes of the series 2006-GG7 certificates with principal balances will be reduced in connection with losses and default-related shortfalls on the mortgage loans;

     o    the characteristics and quality of the mortgage loans; and

     o    each of the risk factors described in this prospectus supplement and the accompanying prospectus.

     See "Description of the Mortgage Pool" and "Description of the Offered
Certificates--Payments" and "--Reductions of Certificate Principal Balances in
Connection With Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement. See also "Risk Factors--The Investment Performance of
Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the
Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable," "--Any Credit Support for Your Offered Certificates May Be
Insufficient to Protect You Against All Potential Losses" and "--Payments on the
Offered Certificates Will Be Made Solely from the Limited Assets of the Related
Trust, and Those Assets May Be Insufficient to Make all Required Payments on
Those Certificates" in the accompanying prospectus.

     The Offered Certificates Have Uncertain Yields to Maturity. The yields on your offered certificates will depend on--

     o    the price you paid for your offered certificates; and

     o    the rate, timing and amount of payments on your offered certificates.

                                      S-41

     The rate, timing and amount of payments on your offered certificates will depend on:

     o    the pass-through rate for, and other payment terms of, your offered certificates;

     o    the rate and timing of payments and prepayments and other collections of principal on the underlying mortgage loans;

     o    the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans;

     o    the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for payment on your offered certificates;

     o    the collection and payment of prepayment premiums and yield maintenance charges with respect to the underlying mortgage loans;

     o    servicing decisions with respect to the underlying mortgage loans; and

     o    the purchase of a mortgage loan whether by (i) a mortgage loan seller as a result of a material breach of a representation or warranty made by that mortgage loan seller or a material defect in the related mortgage loan documents delivered by such mortgage loan seller, (ii)
          the holder of a related companion loan, (iii) a holder of the fair value purchase option, (iv) a mezzanine lender or (v) any other party with a purchase option.

     In general, these factors may be influenced by economic and other factors that cannot be predicted with any certainty. Accordingly, you may find it difficult to predict the effect that these factors might have on the yield to maturity of your offered certificates.

     Additionally, certain of the mortgage loans require prepayment in connection with earnout amounts if the related borrower does not satisfy performance or other criteria set forth in the related loan documents. Certain of the mortgage loans also permit prepayment without penalty or premium if, as a result of a mandatory prepayment due to casualty or condemnation, the outstanding principal balance of the mortgage loan is reduced below a specified amount. See "Description of the Mortgaged Pool--Terms and Conditions of the
Trust Mortgage Loans--Prepayment Provisions" and "--Other Prepayment Provisions"
in this prospectus supplement.

     In addition, if the master servicer or the trustee reimburses itself (or the master servicer, the special servicer, the trustee or any fiscal agent under the pooling and servicing agreement for any non-serviced trust loan) out of general collections on the mortgage loans included in the trust for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then to the extent that such reimbursement is made from collections of principal on the mortgage loans in the trust, that reimbursement will reduce the amount of principal available to be distributed on the series
2006-GG7 principal balance certificates and will result in a reduction of the certificate principal balance of the series 2006-GG7 principal balance certificates. See "Description of the Offered Certificates--Reductions of
Certificate Principal Balances in Connection With Realized Losses and Additional
Trust Fund Expenses" in this prospectus supplement. Likewise, if the master servicer, the special servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any work-out delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the series 2006-GG7 principal balance certificates on that payment date. Such reimbursement would have the effect of reducing current payments of principal on the offered certificates and extending the weighted average life of the offered certificates. See "Description of the Offered
Certificates--Reimbursement of Advances" below.

     See "Description of the Mortgage Pool," "Servicing Under the Pooling and
Servicing Agreement," "Description of the Offered Certificates--Payments,"
"--Reductions of Certificate Principal Balances in Connection With Realized
Losses and Additional Trust Fund Expenses" and "Yield and Maturity
Considerations" in this prospectus supplement. See also "Risk Factors--The
Investment Performance of Your Offered Certificates Will Depend Upon Payments,
Defaults and Losses on the Underlying Mortgage Loans; and Those Payments,
Defaults and Losses May Be Highly Unpredictable" and "Yield and Maturity
Considerations" in the accompanying prospectus.

                                      S-42

     The Right of the Master Servicer, the Special Servicer and the Trustee to
Receive Interest on Advances and the Right of the Special Servicer to Receive
Special Servicing Compensation May Result in Additional Losses to the Trust
Fund. The master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it. This interest will accrue from the date on which the related advance is made through the date of reimbursement. The right to receive these distributions of interest is senior to the rights of holders to receive distributions on the offered certificates and, consequently, may result in losses being allocated to the offered certificates that would not have resulted absent the accrual of this interest.
In addition, under certain circumstances, including delinquency of payment of principal and/or interest, a mortgage loan in the trust will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. Such payments may lead to shortfalls in amounts otherwise distributable on your certificates. Each of the non-serviced loan groups included in the trust is serviced under a pooling and servicing agreement with similar provisions, and interest paid on advances and compensation paid to the applicable special servicer may reduce collections on those mortgage loans.

     The Investment Performance of Your Offered Certificates May Vary Materially
and Adversely from Your Expectations Because the Rate of Prepayments and Other
Unscheduled Collections of Principal on the Underlying Mortgage Loans Is Faster
or Slower than You Anticipated. If you purchase your offered certificates at a premium, and if payments and other collections of principal on the mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the mortgage loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. See "Yield and Maturity Considerations" in the accompanying prospectus.

     You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances or at all. Furthermore, even if a prepayment premium or yield maintenance charge is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates resulting from the corresponding prepayment. See
"Risk Relating to Enforceability of Prepayment Premiums or Defeasance
Provisions" in this prospectus supplement.

     The yield on the offered certificates with variable or capped pass-through rates could also be adversely affected if the mortgage loans with higher mortgage interest rates pay principal faster than the mortgage loans with lower mortgage interest rates. This is because those classes bear interest at pass-through rates equal to, based upon or limited by, as applicable, a weighted average of net interest rates derived from the mortgage loans.

     Risks Relating to Enforceability of Prepayment Premiums or Defeasance
Provisions. Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium. Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

     Your Lack of Control Over Trust Fund Can Create Risks. You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See
"The Pooling Agreement--General" in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the special servicer or the trustee, as applicable. With respect to each non-serviced mortgage loan included in the trust, these decisions will be made by the master servicer, primary servicer (if any), special servicer or trustee under the applicable pooling and servicing agreement. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

                                      S-43

RISKS RELATED TO THE UNDERLYING MORTGAGE LOANS

     The Absence of or Inadequacy of Insurance Coverage on the Mortgaged
Properties May Adversely Affect Payments on Your Certificates. All of the
mortgage loans that we intend to include in the trust require the related borrower to maintain, or cause to be maintained, property insurance in an amount
(subject to a customary deductible) at least equal to the lesser of (i) the replacement cost of improvements at the mortgaged property or (ii) the outstanding principal balance of the mortgage loan. Notwithstanding the mortgage loan insurance requirements,

     o    a mortgaged property may suffer losses due to risks that are not covered by insurance or for which coverage is inadequate; and

     o    a mortgaged property may be covered under a blanket insurance policy that covers other properties owned by affiliates of the borrower and the amount of coverage available for the mortgaged property will be reduced if insured events occur at such other properties.

     Therefore, insurance proceeds following a casualty may not be sufficient to pay off the entire mortgage loan.

     In addition, approximately 17.7%, 12.9%, 3.9% and 0.1% of the mortgaged properties, by aggregate principal balance of the mortgage loans as of the cut-off date, are located in Texas, California, Florida and Louisiana, respectively, states that have historically been at greater risk regarding acts of nature (such as earthquakes, floods and hurricanes) than other states. We cannot assure you that borrowers will be able to maintain adequate insurance in these states or in other states. For instance, with respect to flood insurance, such insurance is typically not included in standard property or casualty policies and such insurance is generally required only if the property is located in a federally designated flood hazard area. Furthermore, the amount of flood insurance required is usually limited to the maximum amount of such insurance available under current federal standards. This insurance may be inadequate to rebuild the premises or prepay the mortgage loan. In addition, we cannot assure you that acts of nature will occur only in those areas historically at risk for such acts of nature. Moreover, if reconstruction or major repairs are required, changes in laws may materially affect the borrower's ability to reconstruct or repair the premises, due to, for instance, changes in laws that materially increase the costs of the reconstruction or repairs.

     In late August, September and October 2005, hurricanes Katrina, Rita and
Wilma and related windstorms, floods and tornadoes caused extensive and catastrophic physical damage to coastal and inland areas located in the Gulf
Coast region of the United States (parts of Texas, Louisiana, Mississippi,
Alabama and Florida) and certain other parts of the southeastern United States
(including offshore facilities in the Gulf of Mexico) consisting of severe flooding, wind and water damage, forced evacuations, contamination, gas leaks and fire and environmental damage. That damage, and the national, regional and local economic and other effects of that damage, are not yet fully assessed or known. Initial economic effects appear to include nationwide decreases in oil supplies and refining capacity, nationwide increases in gas prices and regional interruptions in travel and transportation, tourism and economic activity generally in some of the affected areas. It is not possible to determine the extent to which these effects may be temporary or how long they may last. These effects could lead to a general economic downturn, including increased oil prices, loss of jobs, regional disruptions in travel, transportation and tourism and a decline in real-estate related investments, in particular, in the areas most directly damaged by the storm. Other temporary and/or long-term effects on national, regional and local economies, securities, financial and real estate markets, government finances, and spending or travel habits may subsequently arise or become apparent in connection with the hurricanes and their aftermath.
Furthermore, there can be no assurance that displaced residents of the affected areas will return, that the economies in the affected areas will recover sufficiently to support income producing real estate at pre-storm levels or that the costs of clean-up will not have a material adverse effect on the national economy. Because standard hazard insurance policies generally do not provide coverage for damage arising from floods and windstorms, property owners in the affected areas may not be insured for the damage to their properties and, in the aggregate, this may affect the timing and extent of local and regional economic recovery.

     Following the September 11, 2001 terrorist attacks in New York City, the
Washington, D.C. area and Pennsylvania, the comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans, which are generally subject to periodic renewals during the term of the related mortgage loans, have been affected. To give time for private markets to develop a pricing mechanism and to build capacity to absorb future losses that may occur due to terrorism, on November 26, 2002, the Terrorism Risk
Insurance Act of

                                      S-44

2002 was enacted, which established the Terrorism Insurance Program. The
Terrorism Insurance Program was originally scheduled to expire on December 31,
2005. However, on December 22, 2005, the Terrorism Risk Insurance Extension Act
of 2005 was enacted, which extended the duration of the Terrorism Insurance
Program until December 31, 2007. The Terrorism Insurance Program is administered by the Secretary of the Treasury and, through December 31, 2007, will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the
United States Government. In addition, with respect to any act of terrorism occurring after March 31, 2006, no compensation will be paid under the Terrorism
Insurance Program unless the aggregate industry losses relating to such act of terror exceed $50 million (or, if such insured losses occur in 2007, $100 million). As a result, unless the borrowers obtain separate coverage for events that do not meet that threshold (which coverage may not be required by the respective loan documents and may not otherwise be obtainable), such events would not be covered.

     The Treasury Department has established procedures for the program under which the federal share of compensation will be equal to 90 percent (or, in
2007, 85 percent) of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will not be liable for any amount that exceeds this cap). An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States-wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

     Through December 2007, insurance carriers are required under the program to provide terrorism coverage in their basic "all-risk" policies. Any commercial property and casualty terrorism insurance exclusion that was in force on
November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002 are also voided.

     There can be no assurance that upon its expiration subsequent terrorism insurance legislation will be passed. Because it is a temporary program, there is no assurance that it will create any long-term changes in the availability and cost of such insurance.

     To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on commercial mortgage loans may result. In addition, the failure to maintain such insurance may constitute a default under a commercial mortgage loan, which could result in the acceleration and foreclosure of the commercial mortgage loan. Alternatively, the increased costs of maintaining such insurance could have an adverse effect on the financial condition of the mortgage loan borrowers.

     Substantially all of the mortgage loans provide that the borrowers are required to maintain full or partial insurance coverage for property damage to the related mortgaged property caused by certain acts of terrorism (except that the requirement to obtain such insurance coverage may be subject to the commercial availability of that coverage, certain limitations with respect to the cost of premiums and/or whether such hazards are at the time commonly insured against at properties similar to the mortgaged property that are located in the region in which such mortgaged property is located). Substantially all of the borrowers have obtained terrorism insurance, although most of the policies have exclusions for damage caused by nuclear, chemical or biological events. In addition in certain cases, terrorism insurance coverage is provided under blanket policies that also cover other properties owned by affiliates of the related borrower and, accordingly, the amount of coverage would be reduced if insured events occur at such other properties. Most insurance policies covering commercial properties such as the mortgaged properties are subject to renewal on an annual basis and there is no assurance that terrorism insurance coverage will continue to be available and covered under the new policies or, if covered, whether such coverage will be adequate. In addition, depending upon the nature and extent of any damage that a mortgaged property may sustain, the coverage amount may be inadequate to cover a full restoration of such mortgaged property.
In the event a mortgaged property securing a mortgage loan is damaged by an act of terrorism or suffers physical damage and the related insurance coverage is inadequate to cover the outstanding balance of the loan, certificateholders will suffer losses on their certificates based on the extent of the shortfall and the payment priority of their certificates. See "Description of the Mortgage
Pool--Additional Loan and Property Information--Property, Liability and Other
Insurance" below.

                                      S-45

     Repayment of the Underlying Mortgage Loans Depends on the Operation of the
Mortgaged Properties. The underlying mortgage loans are secured by mortgage liens on fee and/or leasehold interests in the following types of property:

     o    office,

     o    retail,

     o    multifamily rental,

     o    industrial/warehouse,

     o    self-storage, and

     o    hospitality.

     The risks associated with lending on these types of properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, repayment of each of the underlying mortgage loans is dependent on--

     o    income producing properties that require the successful operation of the related mortgaged property;

     o    the related borrower's ability to refinance the mortgage loan or sell the related mortgaged property, which may be more difficult with respect to a commercial property;

     o    income from, and the market value of, a mortgaged property, which is dependent upon the ability to lease space at the mortgaged property and the length and terms of such leases (many of which have terms that expire prior to the maturity date of the related mortgage loan); and

     o    evaluating the amount of liquidation proceeds that can be obtained from the related mortgaged property, which are more likely to be determined based on a capitalization of the mortgaged property's cash flow than by the absolute value of the mortgaged property and improvements on the mortgaged property.

     See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan
Depends on the Performance and Value of the Underlying Real Property, Which May
Decline Over Time, and the Related Borrower's Ability to Refinance the Property,
of Which There Is No Assurance" and "Description of the Trust Assets--Mortgage
Loans--A Discussion of the Various Types of Multifamily and Commercial
Properties that May Secure Mortgage Loans Underlying a Series of Offered
Certificates" in the accompanying prospectus.

     The Underlying Mortgage Loans Have a Variety of Characteristics Which May
Expose Investors to Greater Risk of Default and Loss. When making an investment decision, you should consider, among other things, the following characteristics of the underlying mortgage loans and/or the mortgaged properties for those loans. Any or all of these characteristics can affect, perhaps materially and adversely, the investment performance of your offered certificates. Several of the items below include a cross-reference to where the associated risks are further discussed in this prospectus supplement or in the accompanying prospectus.

     The Mortgaged Property Will Be the Sole Asset Available in an Event of
Default With Respect to an Underlying Mortgage Loan. All of the mortgage loans that we intend to include in the trust are or should be considered nonrecourse loans. You should anticipate that, if the related borrower defaults, none of the assets of the borrower (other than the mortgaged property or other collateral pledged as security for the mortgage loan) will be available to satisfy the debt. Even if the related loan documents permit recourse under certain circumstances to the borrower or a guarantor, we have not undertaken an evaluation of the financial condition of any of these persons. In addition, the trust may not be able to ultimately collect amounts due under a recourse obligation or guaranty. None of the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer, the depositor, any mortgage loan seller, or by any other party. See "Risk
Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the
Performance and Value of the Underlying Real Property, Which May Decline Over
Time, and the Related Borrower's Ability to Refinance the Property, of Which

                                      S-46

There Is No Assurance--Most of the Mortgage Loans Underlying Your Offered
Certificates Will Be Nonrecourse" in the accompanying prospectus.

     Increases in Real Estate Taxes Due to Termination of a PILOT Program or
Other Tax Abatement Arrangements May Reduce Payments to Certificateholders.
Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes under a local government program of payment in lieu of taxes (often known as a PILOT program)
or other tax abatement arrangements. Some of these programs or arrangements are scheduled to terminate or have significant tax increases prior to the maturity of the related mortgage loan, resulting in higher, and in some cases substantially higher real estate tax obligations for the related borrower. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loans. There are no assurances that any such program will continue for the duration of the related mortgage loan. In the case of the mortgaged property identified on Annex A to this prospectus supplement as Bass
Pro Shops representing approximately 0.9% of the initial pool balance, the related borrower is entitled to reimbursement of real estate taxes under an agreement entered into with the City of Rancho Cucamonga in conjunction with
Bass Pro Outdoor World, L.L.C.'s lease. If a default by the related borrower under that agreement causes a termination of that agreement, the borrower will no longer receive these benefits.

     Tenant Actions May Affect Anticipated Cash Flow at the Property. In
general, the underwritten cash flow for a particular mortgaged property is based on certain assumptions made by the applicable originator(s) in connection with the origination of the mortgage loan, including assumptions related to tenants at the mortgaged property. Unanticipated actions of a tenant may challenge these assumptions and cause a decline in the cash flow at the mortgaged property.

     See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan
Depends on the Performance and Value of the Underlying Real Property, Which May
Decline Over Time, and the Related Borrower's Ability to Refinance the Property,
of Which There Is No Assurance--The Successful Operation of a Multifamily or
Commercial Property Depends on Tenants" in the accompanying prospectus.

     Certain Mortgaged Properties Have Restrictions Limiting Uses. Certain of
the mortgaged properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements, operating agreements, historical landmark designations or, in the case of condominiums, condominium declarations or other condominium use restrictions or regulations.

     Certain Mortgaged Properties Contain Specialty Uses. Certain of the
mortgaged properties are special-use in nature and would require capital expenditures in order to retrofit the space for other users in the event that the existing tenant vacates. For example, with respect to the mortgaged property identified on Annex A to this prospectus supplement as Bass Pro Shops representing approximately 0.9% of the initial pool balance, the mortgaged property will not easily be converted to other uses due to the unique construction requirements of the related tenant, which involves specialized furnishings, fixtures and equipment.

     In Some Cases, a Mortgaged Property Is Dependent on a Single Tenant or on
One or a Few Major Tenants. In the case of 111 mortgaged properties, securing
55.7% of the initial mortgage pool balance, the related borrower has leased the property to at least one tenant that occupies 25% or more of the particular mortgaged property. In the case of 19 of those properties, securing 17.6% of the initial mortgage pool balance, the related borrower has leased all or substantially all of the particular mortgaged property to a single tenant.
Accordingly, although the leased space may be re-let at similar rents, the full and timely payment of each of the related mortgage loans is highly dependent on the continued operation of the major tenant or tenants, which, in some cases, is the sole tenant at the mortgaged property.

     o    With respect to the mortgage loan identified on Annex A to this prospectus supplement as One New York Plaza, representing
          approximately 5.5% of the initial mortgage pool balance, the two largest tenants, Wachovia Securities LLC ("WACHOVIA") and Goldman
          Sachs ("GOLDMAN"), collectively occupy approximately 77% of the related mortgaged property. Wachovia's lease expires on December 31,
          2014. Goldman has two leases expiring September 30, 2009 and December
          31, 2010. Pursuant to the loan documents, the related borrower is required to make deposits (a) on each month commencing on December 6,
          2010 and continuing for the next forty-seven (47) succeeding months thereafter, an amount equal to $1,000,000 (the "WACHOVIA RESERVE
          FUND"), until such time that the amount of the Wachovia Reserve

                                      S-47

          Fund is equal to $48,000,000, and (b) on each month commencing on
          January 6, 2008 and continuing for the next nineteen (19) succeeding months thereafter, an amount equal to $1,000,000 (the "GOLDMAN RESERVE
          FUND"), until such time that the amount of the Goldman Reserve Fund is equal to $20,000,000, in each case for costs of tenant improvements or work allowances, leasing commissions and other costs associated with the space currently leased to Wachovia and Goldman, respectively. See
          "Annex B--Structural and Collateral Term Sheet-- Ten Largest Mortgage
          Loans--One New York Plaza" in this prospectus supplement.

     o    With respect to the mortgage loan identified on Annex A to this prospectus supplement as JP Morgan International Plaza I & II, representing approximately 5.4% of the initial mortgage pool balance, the mortgaged properties, which consist of two office buildings, Tower
          I and Tower II, are leased to a single tenant (JPMorgan Chase Bank
          N.A.). Both leases expire on February 28, 2018, approximately twenty months after the maturity date of the mortgage loan (June 6, 2016).
          The tenant has certain limited termination options, which reflect approximately 7% of its total lease commitment, effective January 31,
          2011 for Tower I and November 30, 2012 for Tower II. The tenant has subleased approximately 25.4% of the overall space under two long-term subleases. Federal National Mortgage Association is the larger of the two subtenants.

     o    With respect to the mortgage loan identified on Annex A to this prospectus supplement as 55 Corporate Drive, representing
          approximately 5.3% of the initial mortgage pool balance, the related mortgage property is leased to a single tenant, Aventis, Inc. At closing, the related borrower was required to fund tenant
          improvements, leasing commissions and other unfunded obligations in the amount of approximately $44,198,193 and the tenant is entitled to certain free rent periods. The parent of the tenant, Sanofi Aventis, has provided a guarantee in the amount of $250 million, which decreases over the remaining term of the lease. See "Annex
          B--Structural and Collateral Term Sheet--Ten Largest Mortgage
          Loans--55 Corporate Drive" in this prospectus supplement.

     o    With respect to the mortgage loan, secured by a portfolio of thirteen
          (13) mortgaged properties, identified on Annex A to this prospectus supplement as Johnson Medical Office Portfolio, representing approximately 2.5% of the initial mortgage pool balance, two (2) of the mortgaged properties, Coosa Valley Medical Plaza and Family
          Medicine South, each have single tenants whose leases expire approximately 18 months and 84 months, respectively, prior to the maturity date of the mortgage loan. See "Annex B--Structural and
          Collateral Term Sheet--Ten Largest Mortgage Loans--Johnson Medical
          Office Portfolio" in this prospectus supplement.

     o    With respect to the mortgage loan identified on Annex A to this prospectus supplement as John Marshall II, representing approximately
          1.5% of the initial mortgage pool balance, the mortgaged property is leased to one tenant (Booz, Allen & Hamilton, Inc), whose lease expires prior to the maturity date of such mortgage loan. The mortgage loan provides for (i) a cash flow sweep commencing eighteen months prior to the expiration of the lease term and (ii) a letter of credit to be delivered at such time in an amount equal to $4,459,780
          ($20/s.f.), less the amount of excess cash that the lender estimates will be swept during such period. The obligation to deliver this letter of credit is guaranteed by the guarantor of this mortgage loan.

     o    With respect to the mortgage loan identified on Annex A to this prospectus supplement as 331 North Maple Drive, representing approximately 0.9% of the initial mortgage pool balance, the mortgaged property is leased to a single tenant (America Online) that has not yet occupied the property. The tenant is currently in the process of constructing tenant improvements, investing approximately $15.6 million of its own funds. The construction began in April 2006. The tenant is scheduled to take occupancy in three stages during 2006, beginning on July 30, 2006. At the closing of the mortgage loan, reserves of $4,271,290 were funded to pay for certain tenant improvements and for debt service prior to the tenant's occupancy.

     o    With respect to the mortgaged property identified on Annex A to this prospectus supplement as the Bass Pro Shops mortgaged property, representing approximately 0.9% of the initial mortgage pool balance, the related mortgaged property is currently unimproved. The mortgaged property is leased to a single tenant, Bass Pro Outdoor World, L.L.C.
          ("BASS PRO"). Pursuant to the terms and conditions of the lease with
          Bass Pro (the "BASS PRO LEASE"), Bass Pro agreed to construct a retail project containing approximately 185,000 square feet, and the mortgage borrower agreed to pay to Bass Pro a construction allowance in the amount of

                                      S-48

          $30,500,000 to be used to pay a portion of the construction costs of the improvements on the Bass Pro Shops mortgaged property in accordance with the terms and conditions of the Bass Pro Lease. A
          $30,500,000 portion of the mortgage loan will be disbursed into a construction reserve and used to fund this allowance. Based on information furnished to the related mortgage loan seller, this allowance will be insufficient to complete the improvements on the
          Bass Pro Shops mortgaged property. However, Bass Pro has agreed to pay hard cost and soft cost overruns in accordance with the terms of its lease. In addition, the sponsor has provided a completion guaranty which covers certain cost overruns. Subject to certain conditions in the Bass Pro Lease, Bass Pro's obligation to pay rent under the Bass
          Pro Lease commences 400 days after delivery of certain permits. These permits have not yet been issued. In addition, $1,500,000 of the mortgage loan has been funded into a reserve for the payment of interest prior to the commencement of the obligation of Bass Pro to pay rent under the Bass Pro Lease. In the event that Bass Pro does not perform its obligations under the Bass Pro Lease, the sponsor has certain completion obligations under a completion guaranty.

     o    With respect to the mortgaged property identified on Annex A to this prospectus supplement as 88 Third Avenue, representing approximately
          0.7% of the initial mortgage pool balance, the related mortgaged property, which has four stories, is leased to a single tenant (the
          City of New York-The New York City Human Resources Administration)
          until August 31, 2024. The tenant currently occupies the first and second floors. The property is undergoing an approximately $1,300,000 renovation with regard to the third and fourth floors. The renovation is scheduled to be completed by the summer of 2006. The tenant is expected to occupy the third and fourth floors in September 2006 and commence paying rent for that portion of building at that time. The tenant has the right to terminate the entire lease in the event that the renovation is not completed as scheduled. At the closing of the mortgage loan, reserves of approximately $3,200,000 were funded to pay for renovation expenses and for debt service prior to the tenant's occupancy. Also, in the event that the borrower defaults in its obligation to complete the renovation, the mortgage loan will become recourse to the sponsor of that mortgage loan.

     See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan
Depends on the Performance and Value of the Underlying Real Property, Which May
Decline Over Time, and the Related Borrower's Ability to Refinance the Property,
of Which There Is No Assurance--The Successful Operation of a Multifamily or
Commercial Property Depends on Tenants," "--Repayment of A Commercial or
Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying
Real Property, Which May Decline Over Time, and the Related Borrower's Ability
to Refinance the Property, of Which There Is No Assurance--Dependence on a
Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral"
and "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the
Performance and Value of the Underlying Real Property, Which May Decline Over
Time, and the Related Borrower's Ability to Refinance the Property, of Which
There Is No Assurance--Tenant Bankruptcy Adversely Affects Property Performance"
in the accompanying prospectus.

     Certain Mortgaged Properties Contain Theaters. Theater properties are exposed to certain unique risks. For example, any vacant theater space would not easily be converted to other uses due to the unique construction requirements of theaters and in prior years the theater industry experienced a high level of construction of new theaters, reduced attendance and an overall increase in competition among theater operators. This caused some operators to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings.

     The inclusion in the mortgage pool of a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property makes the overall performance of the mortgage pool materially more dependent on the factors that affect the operations at and value of that property type. See "Description of the Trust Assets--Mortgage Loans--A
Discussion of the Various Types of Multifamily and Commercial Properties that
May Secure Mortgage Loans Underlying a Series of Offered Certificates" in the
accompanying prospectus.

                                      S-49

     82.6% of the Initial Mortgage Pool Balance Will Be Secured by Mortgage
Liens on Retail or Office Properties. Repayment of the mortgage loans secured by retail and office properties will be affected by, among other things:

     o    the exercise of termination options by tenants (including the exercise of such options by government-sponsored tenants that typically have a right to terminate their lease at any time or for lack of
          appropriations);

     o    the timing of lease expirations (many of which lease expirations occur at varying rates, close in time and/or prior to the related mortgage loan maturity date) (see Annex A to this prospectus supplement for the lease expiration dates for the three largest tenants at each mortgaged property);

     o    the ability to renew leases or re-let space on comparable terms;

     o    a concentration of tenants in a particular industry (at one or more of the mortgaged properties), as such properties may be more vulnerable to industry slumps or other economic downturn (and losses may be more severe) than if tenants were in diverse industries;

     o    a concentration of the same tenant at different mortgaged properties;

     o    the ability to build new competing properties in the same area as the mortgaged property; and

     o    the financial difficulties or bankruptcy of a tenant (certain of which tenants may currently be, may have been, or may in the future be the subject of a bankruptcy proceeding).

     Ninety-three of the mortgaged properties, securing 34.8% of the initial mortgage pool balance, are primarily used for retail purposes. We consider 74 of those retail properties, securing 23.5% of the initial mortgage pool balance, to be anchored or shadow anchored. An anchor tenant is a retail tenant whose space is substantially larger in size than that of other tenants and whose operation is vital in attracting customers to the retail mall or shopping center. A
"SHADOW ANCHOR" is a store or business that materially affects the draw of customers to a retail property, but which may be located at a nearby property or on a portion of that retail property that does not secure the related mortgage loan. Despite the importance of a shadow anchor to any particular retail property that is not part of the mortgaged property, the borrower and/or lender may have little or no ability to ensure that any shadow anchor continues operations at or near the mortgaged property. Retail tenants often have co-tenancy provisions permitting them to, among other things, cease operation or reduce their rent in the event an anchor or other significant tenant ceases operations, goes dark or fails to renew its lease. Many tenants at retail properties have co-tenancy provisions in their leases. There can be no assurance that the actions of a significant tenant at a retail center (including a tenant that is not leasing a portion of the mortgaged property) will not have a significant impact on the collateral for the mortgage loan or the related borrower's ability to make its mortgage loan payments. See "Description of the
Trust Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily
and Commercial Properties that May Secure Mortgage Loans Underlying a Series of
Certificates--Retail Properties" in the accompanying prospectus.

     We are aware of the following issues with respect to the mortgage loans we intend to include in the trust that may impact a borrower's ability to repay a mortgage loan secured by a retail property:

     o    In the case of the mortgaged property identified on Annex A to this prospectus supplement as Citadel Crossing, representing approximately
          1.0% of the initial mortgage pool balance, Best Buy Co. Inc., the third largest tenant, vacated the property in the fall of 2004 and sublet its space to Book Market, Inc., a local bookstore, on a month-to-month basis. Best Buy Co., Inc.'s lease expires on February
          28, 2007. There is no certainty that the current subtenant will continue in space or that the borrower will be able to release the space.

     o    In the case of the mortgaged property identified on Annex A to this prospectus supplement as The Marketplace, representing approximately
          0.2% of the initial mortgage pool balance. Winn-Dixie Stores Inc., the largest tenant, filed a voluntary petition for reorganization under
          Chapter 11 of the U.S. Bankruptcy Code on February 21, 2005.
          Winn-Dixie Stores Inc. has indicated that its reorganization plan includes closing stores located in 14 "designated market areas." The store at The Marketplace is not located in one of the "designated market areas." We cannot assure you, however, that Winn-Dixie Stores

                                      S-50

          Inc. will not close this store, that the current reorganization plan will be confirmed or that Winn-Dixie Stores Inc. will emerge from bankruptcy.

     Sixty-two of the mortgaged properties, securing 47.8% of the initial mortgage pool balance, are primarily used for office purposes. Some of those office properties are heavily dependent on one or a few major tenants that lease a substantial portion of or the entire property. See "Description of the Trust
Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and
Commercial Properties that May Secure Mortgage Loans Underlying a Series of
Certificates--Office Properties" in the accompanying prospectus.

     With respect to certain office properties, the related mortgaged property is a medical office. The performance of a medical office property may depend on reimbursement for patient fees from private or government-sponsored insurers.
Issues related to reimbursement (ranging from non-payment to delays in payment)
from such insurers could adversely impact cash flow at such mortgaged properties. In addition, medical office properties may not be easily converted to other uses.

     Hospitality Properties. Twenty-four of the mortgage properties, representing approximately 11.1% of the initial mortgage pool balance, are secured by one or more hospitality properties. Hospitality properties can be seasonal in nature, which can be expected to cause periodic fluctuations in room and restaurant revenues, occupancy levels, room rates and operating expenses.
The economic success of hospitality properties is generally subject to the factors included in "Risk Factors--Repayment of a Commercial or Multifamily
Mortgage Loan Depends on the Performance and Value of the Underlying Real
Property, Which May Decline Over Time, and the Related Borrower's Ability to
Refinance the Property, of Which There Is No Assurance--Hospitality Properties"
and "Description of the Trust Assets--Mortgage Loans--A Discussion of the
Various Types of Multifamily and Commercial Properties that May Secure Mortgage
Loans Underlying a Series of Certificates--Hospitality Properties" and
"--Recreational and Resort Properties" in the accompanying prospectus.

     Multifamily Properties. Ten of the mortgage loans, representing approximately 4.2% of the initial mortgage pool balance, are secured by one or more multifamily properties. The economic success of multifamily properties is generally subject to the factors included in "Risk Factors--Repayment of a
Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of
the Underlying Real Property, Which May Decline Over Time, and the Related
Borrower's Ability to Refinance the Property, of Which There Is No
Assurance--Many Risk Factors are Common to Most or all Multifamily and
Commercial Properties" and "--The Successful Operation of a Multifamily or
Commercial Property Depends on Tenants" in the accompanying prospectus.

     Multifamily properties may be leased to persons eligible for low income housing tax credits or persons who receive government rent subsidies under various government-funded programs, including the Section 8 Tenant-Based
Assistance Rental Certificate Program of the United States Department of Housing
and Urban Development. There is no assurance that such programs will be continued in their present form or that the level of assistance provided to these tenants will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loan.

     Geographic Concentration Risk. The inclusion of a significant concentration of mortgage loans that are secured by mortgage liens on properties located in a particular state makes the overall performance of the mortgage pool materially more dependent on economic and other conditions or events in that state. See
"Risk Factors--Geographic Concentration Within a Trust Exposes Investors to
Greater Risk of Default and Loss" in the accompanying prospectus. The mortgaged properties located in any given state may be concentrated in one or more areas within that state. Annex A to this prospectus supplement contains the address for each mortgaged property.

     The table below shows the states with concentrations of mortgaged properties over 5% of the initial mortgage pool balance. With respect to multi-property mortgage loans with properties located in different states, the cut-off date balance and percentage of initial mortgage pool balance in this chart are based on the allocated loan amount for such mortgaged property.

                                      S-51

                             GEOGRAPHIC DISTRIBUTION

                                 NUMBER OF MORTGAGED   AGGREGATE CUT-OFF DATE   % OF INITIAL MORTGAGE
           STATE                     PROPERTIES               BALANCE                POOL BALANCE
------------------------------   -------------------   ----------------------   ---------------------

Texas ........................           39                 $640,603,903                 17.7%
New York......................            6                 $506,050,000                 14.0%
California....................           23                 $464,453,592                 12.9%
New Jersey....................            4                 $264,100,000                  7.3%

     The Mortgage Pool Will Include Material Concentrations of Balloon Loans.
All of the mortgage loans, representing 100.0% of the initial mortgage pool balance are balloon loans. The ability of a borrower to make the required balloon payment on a balloon loan at maturity depends upon the borrower's ability either to refinance the loan or to sell the mortgaged property, which depends on economic and market factors that cannot be predicted. See
"Description of the Mortgage Pool--Terms and Conditions of the Trust Mortgage
Loans" in this prospectus supplement and "Risk Factors--The Investment
Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and
Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses
May Be Highly Unpredictable--There is an Increased Risk of Default Associated
with Balloon Payments" in the accompanying prospectus.

     The Mortgage Pool Will Include Some Disproportionately Large Mortgage
Loans. The effect of mortgage pool losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the total mortgage pool balance. See "Description of the Mortgage
Pool--General," "--Multi-Property Mortgage Loans and Mortgage Loans with
Affiliated Borrowers" and "Annex B--Structural and Collateral Term Sheet--Ten
Largest Mortgage Loans--Investcorp Retail Portfolio," "--One New York Plaza,"
"--JPMorgan International Plaza I & II," "--55 Corporate Drive," "--350 Madison
Avenue," "--Portals I," "--Pacific Center," "--Montehiedra Town Center," "--The
Strip," "--Johnson Medical Office Portfolio" in this prospectus supplement and
"Risk Factors--Loan Concentration Within a Trust Exposes Investors to Greater
Risk of Default and Loss" in the accompanying prospectus.

     The table below presents information regarding loan concentration for all mortgage loans in the trust:

                               LOAN CONCENTRATION

                                              AGGREGATE CUT-OFF   % OF INITIAL
                                                 DATE BALANCE     POOL BALANCE
                                              -----------------   ------------
Largest Single Mortgage Loan.................. $   248,400,000         6.9%
Largest 5 Mortgage Loans...................... $ 1,012,460,178        28.0%
Largest 10 Mortgage Loans..................... $ 1,592,718,688        44.1%
Largest Related Borrower Concentration........ $   123,030,000         3.4%
Next Largest Related Borrower Concentration... $    97,900,000         2.7%

     The Mortgage Pool Will Include Leasehold Mortgaged Properties. Twenty-two
mortgaged properties, representing approximately 9.2% of the initial mortgage pool balance, are secured by a mortgage lien on the related borrower's leasehold interest in all or a material portion of the related mortgaged property, but not by the corresponding fee interest in the property that is subject to the ground lease. Because of possible termination of the related ground lease and potential rental payment increases, lending on a leasehold interest in a property is riskier than lending on an actual ownership interest in that property notwithstanding the fact that a lender, such as the trustee on behalf of the trust, generally will have the right to cure defaults under the related ground lease. See "Description of the Mortgage Pool--Additional Loan and Property
Information--Ground Leases" in this prospectus supplement. See also "Risk
Factors--Ground Leases Create Risks for Lenders That Are Not Present When
Lending on an Actual Ownership Interest in a Real Property" and "Legal Aspects
of Mortgage Loans--Foreclosure--Leasehold Considerations" in the accompanying prospectus. Each mortgage loan secured by overlapping fee and leasehold interests or by a predominant fee interest and a relatively minor leasehold interest, is presented as being secured by a fee simple interest in this prospectus supplement.

     Condominium Ownership May Limit Use of the Property and Decision Making
Related to the Property. In the case of the condominiums, a board of managers generally has discretion to make decisions affecting the condominium and there may be no assurance that the related borrower will have any control over decisions made by

                                      S-52

the related board of managers. Decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have an adverse impact on the mortgage loans that are secured by condominium interests. We cannot assure you that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower will not allow the applicable special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a mortgaged property which consists of a condominium interest, due to the possible existence of multiple loss payees on any insurance policy covering the mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any.
Consequently, servicing and realizing upon a condominium property could subject you to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium. See "Description of the Trust Assets--Mortgage Loans--A Discussion of Various Types of Multifamily
and Commercial Properties that May Secure Mortgage Loans Underlying a Series of
Offered Certificates" in the accompanying prospectus.

     o    With respect to the mortgage loan secured by a portfolio of 8 mortgaged properties identified on Annex A to this prospectus supplement as JQH Hotel Portfolio B2 properties, representing approximately 2.1% of the initial mortgage pool balance, the
          Montgomery Embassy Suites mortgaged property is a fee interest in a condominium unit. In the case of this mortgage loan, the related borrower controls the condominium board or the condominium association.

     o    With respect to the mortgaged property identified on Annex A to this prospectus supplement as 88 Third Avenue, representing approximately
          0.7% of the initial mortgage pool balance, the borrower may, at any time before the date which is two years before the anticipated repayment date of the mortgage loan, upon the satisfaction of certain conditions specified in the related mortgage loan documents, convert the mortgaged property to a condominium form of ownership consisting of two condominium units in order to release an immaterial, non-underwritten "air rights" parcel from the lien of the mortgage loan.

     o    With respect to the mortgaged property identified on Annex A to this prospectus supplement as Plaza Towers, representing approximately 0.2%
          of the initial mortgage pool balance, the mortgaged property consists of fee interests in the hotel component of two condominium units within the 34-story Plaza Towers. The related borrower controls the condominium board as a result of its holding a majority of square footage at the mortgaged property.

     o    With respect to the mortgage loan identified on Annex A to this prospectus supplement as 55 Corporate Drive, representing
          approximately 5.3% of the initial mortgage pool balance, the related mortgage property is a condominium unit owned by the borrower. There are currently two members on the board of the condominium association, both of whom have been appointed by the borrower. See "Annex
          B--Structural and Collateral Term Sheet--Ten Largest Mortgage
          Loans--55 Corporate Drive" in this prospectus supplement.

     o    With respect to the mortgage loan secured by a portfolio of thirteen
          (13) mortgaged properties identified on Annex A to this prospectus supplement as Johnson Medical Office Portfolio, representing approximately 2.5% of the initial mortgage pool balance, one (1) of the mortgaged properties, The Women's Pavilion, is a medical office building located on campus of The Huntsville for Hospital Women and
          Children (the "HOSPITAL"). The Hospital sold an 84.1% interest in the mortgaged property and conveyed control of the board of the condominium association to the borrower. The Hospital owns the remaining interest in the mortgaged property. See "Annex B--Structural and Collateral Term Sheet--Ten Largest Mortgage Loans--Johnson Medical
          Office Portfolio" in this prospectus supplement.

     Risks Related to Construction, Redevelopment and Renovation at the
Mortgaged Properties. Certain of the mortgaged properties are properties which are currently undergoing or are expected to undergo in the future redevelopment or renovation. One of the mortgaged properties, identified on Annex A as the
Bass Pro Shops mortgaged property, has not yet been constructed. Additionally, the borrower at the mortgaged property identified as Montehiedra Town Center, representing approximately 3.3% of the initial mortgage pool balance, has an

                                      S-53

expansion planned. See "Description of the Mortgage Pool--Additional Loan and
Property Information--Other Financing" in this prospectus supplement. The construction of improvements on a mortgaged property involves significant risks, including increases in the cost of labor and materials, unavailability or delays in obtaining specified materials, defaults by general contractors and subcontracts, delays in issuance or inability to obtain permits, the greater risk of casualty during construction, the insufficiency of available funds and inability to enforce completion guaranties. We cannot assure you that current or planned construction, redevelopment or renovation will be completed, that such construction, redevelopment or renovation will be completed in the time frame contemplated, or that, when and if construction, redevelopment or renovation is completed, such construction, redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgage loan, which could affect the ability of the related borrower to repay the related mortgage loan in the trust. In the event the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing construction, redevelopment or renovation, the portion of the mortgaged property on which there is construction or renovation may be subject to mechanic's or materialmen's liens that may be senior to the lien of the related mortgage loan. For instance, with respect to the mortgaged property identified on Annex A to this prospectus supplement as 350 Madison, representing approximately 5.0% of the initial mortgage pool balance, the related borrower is required to give the building a new facade within five years of the closing date of the mortgage loan. The sponsors have provided a $5,000,000 guarantee to support the costs of such renovation. For a discussion of certain other properties that are undergoing a renovation, see "-- In Some Cases, a Mortgaged
Property Is Dependent on a Single Tenant or on One or a Few Major Tenants"
above.

     With respect to the mortgaged property identified on Annex A to this prospectus supplement as Hilton Garden Inn - Las Vegas, representing approximately 0.4% of the initial mortgage pool balance, an estimated $3,000,000 renovation of the mortgaged property is scheduled for the immediate future. The related mortgage loan is fully recourse to the borrower and any member or manager of the borrower if certain conditions related to the applicable renovation project are not satisfied within 18 months after the closing of the mortgage loan as set forth in the related loan documents. Additionally, the scheduled amortization for the mortgage loan will be reduced from 30 years to 20 years if the conditions related to the applicable renovation project are not satisfied within 18 months after the closing of the mortgage loan.

     Some of the Mortgaged Properties Are Legal Nonconforming Uses or Legal
Nonconforming Structures. Some of the mortgage loans are secured by a mortgage lien on a property that is a legal nonconforming use or a legal nonconforming structure. This may impair the ability of the borrower to restore the improvements on a mortgaged property to its current form or use following a major casualty. See "Description of the Mortgage Pool--Additional Loan and
Property Information--Zoning and Building Code Compliance" in this prospectus supplement and "Risk Factors--Changes in Zoning Laws May Adversely Affect the
Use or Value of a Real Property" in the accompanying prospectus.

     Some of the Mortgaged Properties May Not Comply with the Americans with
Disabilities Act of 1990 or Similar Laws. Some of the mortgaged properties securing mortgage loans that we intend to include in the trust may not comply with the Americans with Disabilities Act of 1990 or similar state laws.
Compliance, if required, can be expensive. A borrower may be required to comply with other existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws, expenditures of costs associated therewith or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and consequently, its ability to pay its mortgage loan. See "Risk Factors--Compliance with the Americans with
Disabilities Act of 1990 May Be Expensive" and "Legal Aspects of Mortgage
Loans--Americans with Disabilities Act" in the accompanying prospectus.

     Multiple Mortgaged Properties Are Owned by the Same Borrower, Affiliated
Borrowers or Borrowers with Related Principals or Are Occupied, in Whole or in
Part, by the Same Tenant or Affiliated Tenants. Certain mortgage loans may have borrowers that are the same or under common control. In addition, there are tenants who lease space at more than one mortgaged property securing mortgage loans that we intend to include in the trust. Furthermore, there may be tenants that are related to or affiliated with a borrower. See Annex A to this prospectus supplement for a list of the three largest tenants (based on square feet occupied) at each of the mortgaged properties.

                                      S-54

     The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged properties securing mortgage loans could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans in the trust. A bankruptcy proceeding of a borrower or a tenant could materially and adversely affect the ability to liquidate the related mortgaged property. See "Risk Factors--Repayment of a Commercial or
Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying
Real Property, Which May Decline Over Time, and the Related Borrower's Ability
to Refinance the Property, of Which There Is No Assurance--Tenant Bankruptcy
Adversely Affects Property Performance," "--Borrower Concentration Within a
Trust Exposes Investors to Greater Risk of Default and Loss" and "--Borrower
Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan
Underlying Your Offered Certificates" in the accompanying prospectus.

     The Borrower's Form of Entity May Cause Special Risks. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake.
The terms of the mortgage loans generally require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions which typically are required in order for them to be viewed under standard rating agency criteria as "special purpose entities." In general, borrowers' organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers' financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

          (i)  operating entities with business distinct from the operation of the property with the associated liabilities and risks of
               operating an ongoing business; or

          (ii) individuals that have personal liabilities unrelated to the property.

     However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate, will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

     Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See "Borrower Bankruptcy Proceedings Can Delay and
Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates" in the
accompanying prospectus.

     Some of the Mortgaged Properties Are Owned by Borrowers That Are
Tenants-In-Common. Nineteen of the mortgage loans, which collectively represent approximately 19.0% of the initial mortgage pool balance (as identified on Annex
A to this prospectus supplement) have borrowers that own the related mortgaged properties as tenants-in-common. Each tenant-in-common borrower is a single purpose entity. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if a tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) such tenant-in-common has the ability to seek a partition of the property (requesting that a court order a sale of the property and a distribution of the proceeds proportionally).
If a tenant-in-common exercises its right of partition, the related mortgage loan may be subject to prepayment. In order to reduce the likelihood of a partition action, the tenant-in-common borrowers have generally (i) covenanted in their loan documents not to commence a

                                      S-55

partition action and/or (ii) affirmatively waived their right to seek a partition or covenanted not to exercise their right to commence a partition action under their respective tenant-in-common agreements or it is an event of default under the loan documents to seek to partition the mortgaged property.
However, there can be no assurance that, if challenged, a waiver would be enforceable or that it would be enforced in a bankruptcy proceeding. The non-special purpose entity tenant-in-common borrowers are not precluded from commencing a partition action under their organizational documents and have not waived their right to seek a partition action under their organizational documents. As such, there is a greater risk of prepayment as a result of a partition.

     In addition, enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. This risk can be mitigated if, after the commencement of the first such bankruptcy, a lender commences an involuntary proceeding against the other tenant-in-common borrowers and moves to consolidate all such cases. There can be no assurance that a court will consolidate all such cases. With respect to each of the tenant-in-common loans, the loan documents provide that the portion of the loan attributable to each tenant-in-common interest that files for bankruptcy protection (or the entire outstanding loan balance) will become full recourse to such tenant-in-common borrower, and its owner or guarantor, if such tenant-in-common borrower files for bankruptcy. In the event a mortgage loan is cross-collateralized and cross defaulted with a mortgage loan to tenant-in-common borrowers, the tenant-in-common concerns discussed above may impact the benefits of the cross-collateralization agreement.

     Also, with respect to one mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as West Oaks Mall, representing approximately 2.4% of the initial mortgage pool balance, the borrowers consist of (i) the mortgaged property owner, (ii) a master tenant leasing the property improvements, (iii) up to 200 separate subtenants subleasing from the master tenant individual portions of the mortgaged property under separate subleases (one for each subtenant), and (iv) a master subtenant that (a) sub-subleases from each separate subtenant, under separate sub-subleases (one for each subtenant) the individual portions of the mortgaged property subleased by each such subtenant from the master tenant, and (b)
subleases the remainder of the property improvements from the master tenant under a master sublease from such master tenant; thus the master subtenant ultimately holds, via the sub-subleases described in (a) above and the sublease described in (b) above, a sub-subleasehold or subleasehold interest in all the mortgaged property improvements. The concerns discussed above relating to enforcement of remedies against tenant-in-common borrowers would also apply to this multiple borrower structure. Additionally, the borrower's financial viability may be adversely affected, including in a manner similar to a mortgage loan that permits secured subordinate indebtedness as discussed under "Risk
Factors--Some of the Mortgaged Properties Are or May Be Encumbered by Additional
Debt" below in the event the master subtenant is or becomes unable to pay master sublease rents owing to the master tenants and separate subtenants, whether due to insufficiency of cash flow at the related mortgaged property or otherwise.
Under the related mortgage loan documents, a master sublease or separate sub-sublease default constitutes a mortgage loan default.

     Some of the Mortgaged Properties Are or May Be Encumbered by Additional
Debt. Certain mortgaged properties that secure mortgage loans that we intend to include in the trust are or may in the future be encumbered by subordinate debt.
Eight of the mortgage loans, representing approximately 22.8% of the initial mortgage pool balance, are secured by mortgaged properties that also secure other mortgage loans in a split loan structure, which other mortgage loans (also referred to as companion loans) are either subordinate or pari passu to the mortgage loans included in the mortgage pool. Additionally, with respect to the mortgage loan secured by the mortgaged property identified on Annex A as
Montehiedra Town Center, representing approximately 3.3% of the initial mortgage pool balance, the related borrower is permitted to incur additional pari passu debt. See "Description of the Mortgage Pool--Additional Loan and Property
Information--Other Financing" in this prospectus supplement. The mortgage loans in each split loan structure are cross-defaulted with each other. See
"Description of the Mortgage Pool--Split Loan Structure," "Annex B--Structural
and Collateral Term Sheet--Ten Largest Mortgage Loans--JP Morgan International
Plaza I & II," "--One New York Plaza," "--Investcorp Retail Portfolio" and
"--Montehiedra Town Center" in this prospectus supplement for a discussion of subordinate and pari passu companion loans. See also, "Description of the
Mortgage Pool--Additional Loan and Property Information--Other Financing" in
this prospectus supplement.

                                      S-56

     The existence of secured subordinate indebtedness may adversely affect the borrower's financial viability and/or the trust's security interest in the mortgaged property. Any or all of the following may result from the existence of secured subordinate indebtedness on a mortgaged property:

     o    refinancing the related underlying mortgage loan at maturity for the purpose of making any balloon payments may be more difficult;

     o    reduced cash flow could result in deferred maintenance at the particular property;

     o    borrower may have difficulty servicing and repaying multiple loans;

     o    if the holder of the other debt files for bankruptcy or is placed in involuntary receivership, foreclosing on the particular property could be delayed; and

     o    if the mortgaged property depreciates for whatever reason, the related borrower's equity is more likely to be extinguished, thereby eliminating the related borrower's incentive to continue making payments on its mortgage loan in the trust.

     The holder of a subordinate companion note may in the future be an affiliate of the borrower; however, the related co-lender agreement will provide that such holder will not be entitled to advise or direct the special servicer.

     Other loans may have secured subordinate debt as described under
"Description of the Mortgage Pool--Additional Loan and Property
Information--Other Financing" in this prospectus supplement.

     In addition, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property. Certain of the mortgage loans may permit the owners of the borrower to pledge their right to distributions from the borrower. In addition, the borrowers under certain of the mortgage loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt or debt secured by other property of the borrower.

     See "Description of the Mortgage Pool--Additional Loan and Property
Information--Other Financing" in this prospectus supplement.

     The Ownership Interests in Some Borrowers Have Been or May Be Pledged to
Secure Debt. Certain borrowers or affiliates of borrowers under certain mortgage loans we intend to include in the trust have pledged or may in the future pledge their interest in the borrower or right to distributions from the borrower as security for a loan. The mortgage loan sellers have informed us that with respect to 17 mortgage loans that we intend to include in the trust, representing approximately 22.3% of the initial mortgage pool balance, certain equity owners of the related borrower have pledged, or are permitted pursuant to the related loan documents to pledge, its equity interest in the related borrower as security for a mezzanine loan. See "Description of the Mortgage
Pool--Additional Loan and Property Information--Other Financing" in this prospectus supplement.

     In general, with respect to the equity pledges described above, the related mezzanine lender has (or, with respect to a future mezzanine loan, that mezzanine lender may have) the option to purchase the mortgage loan if (i) an acceleration of the mortgage loan has occurred, (ii) certain enforcement actions in respect of the related mortgage loan, such as a foreclosure, have been commenced or (iii) the mortgage loan becomes a specially serviced mortgage loan.
The purchase price must generally be at least equal to the outstanding principal balance of the mortgage loan together with accrued and unpaid interest thereon and other amounts due on the mortgage loan, but in some cases, may exclude any yield maintenance premium, default interest and/or late charges that would have otherwise been payable by the related borrower and, in some cases, may not include a liquidation fee that may be payable by the trust.

     The related mezzanine lender may also have the right to receive notice from the related mortgagee of any borrower default and the right to cure that default after or prior to the expiration of the related borrower's cure period or in some cases for a period extending beyond the related borrower's cure period. The mezzanine lender generally will have a specified period of time, set forth in the related intercreditor agreement, to cure any default. The mezzanine lender may be prohibited from curing monetary defaults for longer than a specified number of

                                      S-57

months or be subject to other requirements. Before the lapse of a mezzanine lender's cure period, neither the master servicer nor the special servicer may foreclose on the related mortgaged property or exercise any other remedies with respect to the mortgaged property.

     While a mezzanine lender has no security interest in or rights to the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to these mortgage loans, the relative rights of the mortgagee and the related mezzanine lender are set forth in an intercreditor agreement, which generally provides that the rights of the mezzanine lender (including the right to payment) are subordinate to the rights of the mortgage loan lender against the mortgage loan borrower and mortgaged property. See "Description of the Mortgage Pool--Additional Loan and
Property Information--Other Financing" and "Annex B--Structural and Collateral
Term Sheet--Ten Largest Mortgage Loans--JP Morgan International Plaza I & II" in
this prospectus supplement.

     The mezzanine debt holder with respect to any mezzanine debt and any future mezzanine debt may in the future be an affiliate of the borrower. Therefore, the interests of the mezzanine debt holder may conflict with your interests.

     The existence of mezzanine indebtedness may result in reduced cash flow to the related borrowers (after payments of debt service on the mortgage loan and the mezzanine loan), which in turn could result in the deferral of expenditures for property maintenance and/or increase the likelihood of a borrower bankruptcy. See "Risk Factors--Subordinate Debt Increases the Likelihood That a
Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates"
and "Legal Aspects of Mortgage Loans--Subordinate Financing" in the accompanying prospectus. In a bankruptcy proceeding, the trust would face certain limitations, and the holders of mezzanine indebtedness would likely contest any attempt to foreclose on the related property or properties. See, generally,
"Risk Factors--Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on
a Mortgage Loan Underlying Your Offered Certificates" in the accompanying prospectus.

     In addition, the borrowers under certain mortgage loans are permitted to pledge direct interests in themselves or issue preferred equity or debt granting similar rights as preferred equity so long as confirmation has been received from each rating agency that the debt would not result in the downgrade, withdrawal or qualification of the then-current ratings of the certificates. See
"Description of the Mortgage Pool--Additional Loan and Property
Information--Other Financing" in thiS prospectus supplement.

     See "Description of the Mortgage Pool--Additional Loan and Property
Information--Other Financing" in this prospectus supplement and "Risk
Factors--Subordinate Debt Increases the Likelihood That a Borrower Will Default
on a Mortgage Loan Underlying Your Offered Certificates" in the accompanying prospectus.

     The Mortgaged Properties that Secure Certain Mortgage Loans also Secure
Another Mortgage Loan that Is Not in the Trust and the Interests of the Holders of those Other Mortgage Loans May Conflict with Your Interests. Eight mortgage loans, representing approximately 22.8% of the initial mortgage pool balance, are each part of a split loan structure, each comprised of two or more mortgage loans that are secured by a single mortgage instrument on the same mortgaged property. Each of such mortgage loans is subject to a co-lender agreement or intercreditor agreement, as applicable, which provides, among other things, that the holder of the mortgage loans that are not included in the trust (whether subordinate or pari passu in right of payment with the mortgage loan included in the trust) may have certain rights (i) to advise, consult or consent with the special servicer with respect to various servicing matters affecting all of the mortgage loans in the split loan structure and/or (ii) replace the special servicer with respect to the mortgage loans in the split loan structure. See
"Description of the Mortgage Pool--Split Loan Structure" and "Servicing Under
the Pooling and Servicing Agreement--The Directing Holders" iN this prospectus supplement. The holders of the mortgage loans that are not included in the trust may have interests that conflict with your interests. See "--Conflicts of
Interest" below.

     Additionally, with respect to the mortgage loan secured by the mortgaged property identified on Annex A as Montehiedra Town Center, representing approximately 3.3% of the initial mortgage pool balance, the related borrower is permitted to incur additional pari passu debt. See "Description of the Mortgage
Pool--Additional Loan and Property Information--Other Financing" in this prospectus supplement.

                                      S-58

     Changes in Mortgage Pool Composition Can Change the Nature of Your
Investment. If you purchase any of the class A-2, class A-3, class A-AB, class
A-4, class A-M, class A-J, class B, class C, class D, class E and class F certificates, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons who own any other class of offered certificates with a shorter weighted average life, such as the class A-1 certificates. This is so because the longer mortgage loans are outstanding in a mortgage pool the greater the chances are that a borrower in such mortgage pool will default or prepay a mortgage loan. Such default or prepayment will in turn increase the concentration of all other borrowers, or other loans or property characteristics and therefore a certificate with a longer weighted average life is more likely to be exposed to such increased concentrations. See "Risk Factors--Changes in Pool Composition
Will Change the Nature of Your Investment" in the accompanying prospectus.

     Lending on Income-Producing Real Properties Entails Environmental Risks.
The trust could become liable for a material adverse environmental condition at any of the mortgaged properties securing the mortgage loans in the trust. Any potential environmental liability could reduce or delay payments on the offered certificates.

     With respect to each of the mortgaged properties securing mortgage loans that we intend to include in the trust, a third-party consultant conducted a
Phase I environmental site assessment or updated a previously conducted Phase I environmental site assessment. In the case of 193 mortgaged properties, securing approximately 94.5% of the initial mortgage pool balance, all of the environmental assessments were completed during the 12-month period ending on the cut-off date. With respect to 4 mortgaged properties, securing approximately
5.5% of the initial mortgage pool balance, the environmental assessments were completed during the period from 12 months to 15 months preceding the cut-off date. To the extent that any Phase I environmental site assessment recommended a
Phase II environmental site assessment or other follow-up measures, such Phase
II or other follow-up was or is being performed. Phase II investigation typically consists of sampling and/or testing.

     If the environmental assessments identified the presence of material amounts of asbestos-containing materials, lead-based paint and/or radon, the environmental consultant generally recommended, and the related loan documents generally required the establishment of, or there was generally implemented, an operation and maintenance plan or the implementation of a remediation program to address the issue. The presence of such materials could result in a claim for damages.

     If the environmental assessments identified potential problems at properties adjacent or otherwise near to the related mortgaged properties, the related borrower was generally required to monitor the environmental condition and/or to carry out additional testing, or obtain confirmation that a third party is the responsible party. To the extent a third party "responsible party"
was identified, generally the borrower will not be required to take any action regarding potential problems at an adjacent or nearby property.

     In other cases, the environmental testing identified problems at certain of the mortgaged properties. In these cases, unless a state funded program was identified as a source of funding for remediation costs or the related borrower received a "no further action" letter from the relevant governmental department, the related borrower was required to do one or more of the following:

     o    take remedial action if no third party was identified as being responsible for the remediation;

     o    deposit a cash reserve in an amount generally equal to 100% to 125% of the estimated cost of the remediation;

     o    monitor the environmental condition and/or carry out additional testing; and/or

     o    obtain an environmental insurance policy (which may contain specific coverage limits and deductibles and which may not be sufficient to cover all losses resulting from certain environmental conditions).

     For example, with respect to three mortgaged properties that are part of the portfolio identified on Annex A as Investcorp Retail Portfolio, representing approximately 6.9% of the initial mortgage pool balance, the lender required certain escrows in connection with environmental remediations in connection with the properties used as a dry cleaner. See "Annex B--Structural and Collateral
Term Sheet--Top Ten Loans--Investcorp Retail Portfolio" in this prospectus supplement. In a few cases where a responsible party, other than the related borrower, had been identified with respect to a potential adverse environmental condition at a mortgaged property securing a mortgage

                                      S-59

loan that we intend to include in the trust, the environmental consultant did not recommend that any action be taken by the related borrower. There can be no assurance, however, that such a responsible party will be willing or financially able to address the subject condition.

     Furthermore, any particular environmental assessment may not have tested for or revealed all potentially adverse conditions and there may be material environmental liabilities of which we are not aware. For example, testing for lead-based paint, lead in drinking water and radon was done only if the originating lender determined or the environmental consultant recommended that the use, age and condition of the subject property warranted that testing. There can be no assurance that--

     o    the environmental assessments referred to above identified all material adverse environmental conditions and circumstances at the subject properties;

     o    the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take;

     o    any environmental escrows that may have been established will be sufficient to cover the recommended remediation or other action; or

     o    the required environmental insurance policy will be obtained.

     Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place.
If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a mortgaged property.

     See "Description of the Mortgage Pool--Assessments of Property
Condition--Environmental Assessments" in this prospectus supplement and "Risk
Factors--Environmental Liabilities Will Adversely Affect the Value and Operation
of the Contaminated Property and May Deter a Lender from Foreclosing" and "Legal
Aspects of Mortgage Loans--Environmental Considerations" in the accompanying prospectus.

     Property Inspectors May Not Adequately Identify Property Conditions and
Such Conditions Could Result in Loss to Certificateholders. In connection with the origination of each mortgage loan, engineering firms inspected each mortgaged property securing all of the mortgage loans that we intend to include in the trust, to assess--

     o    the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

     o    the general condition of the site, buildings and other improvements located at each mortgaged property.

     In some cases, the inspections identified conditions requiring escrows to be established for repairs or replacements estimated to cost in excess of
$100,000. In those cases, the related originator generally required the related borrower to fund reserves, obtain a guaranty from the parent or sponsor or deliver letters of credit or other instruments, to cover these costs.

     There can be no assurance that the above-referenced inspections identified all risks related to property conditions at the mortgaged properties securing the mortgage loans or that adverse property conditions, including deferred maintenance and waste, have not developed at any of the mortgaged properties since that inspection.

     Limitations Related to Multi-Property Mortgage Loans and
Cross-Collateralized Mortgage Loans. The mortgage pool will include mortgage loans that are secured by multiple mortgaged properties and mortgage loans cross-collateralized with other mortgage loans, as identified in Annex A to this prospectus supplement. The purpose of securing any particular mortgage loan or group of cross-collateralized mortgage loans with multiple properties is to reduce the risk of default or ultimate loss on such mortgage loan or mortgage loans as a result of an inability of any particular mortgaged property to generate sufficient net operating income to pay debt service. However, some of these mortgage loans may permit--

     o    the release of one or more of the mortgaged properties from the related mortgage lien, and/or

                                      S-60

     o    a full or partial termination of the applicable
          cross-collateralization,

in each case, upon the satisfaction of the conditions described under
"Description of the Mortgage Pool--Terms and Conditions of the Trust Mortgage
Loans" and "--Multi-Property Mortgage Loans and Mortgage Loans with Affiliated
Borrowers" in this prospectus supplement.

     When multiple properties secure an individual mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those mortgaged properties may be less than the full amount of that individual mortgage loan or group of cross-collateralized mortgage loans, generally to avoid recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the mortgaged property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

     Three multi-property mortgage loans identified on Annex A to this prospectus supplement as Johnson Medical Office Portfolio, JQH Hotel Portfolio
B2 and Silver Creek Portfolio II, representing approximately 5.1% of the initial mortgage pool balance, are secured by mortgaged properties located in two or more states. Upon a default under these mortgage loans, it may not be possible to foreclose on the related mortgaged properties simultaneously because foreclosure actions are brought in state or local court and the courts of one state cannot exercise jurisdiction over property in another state.

     Limited Information Causes Uncertainty. Some of the mortgage loans that we intend to include in the trust are loans that were made to enable the related borrower to acquire the related mortgaged property. Accordingly, for certain of these loans limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those properties.

     No Reunderwriting of the Mortgage Loans. We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, the applicable mortgage loan seller's obligation to repurchase or cure a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable mortgage loan seller will be able to repurchase a mortgage loan if a representation or warranty has been breached. See "Description of the Mortgage
Pool--Representations and Warranties" and "--Cures and Repurchases" in this prospectus supplement.

     Tax Considerations Related to Foreclosure. If the trust were to acquire an underlying real property through foreclosure or similar action, the special servicer may be required to retain an independent contractor to (i) perform any construction or renovation work on the property (and then only if the construction was at least 10% complete when default on the loan occurred or became imminent) or (ii) operate and manage the property. Any net income from that operation and management, other than qualifying rents from real property within the meaning of section 856(d) of the Internal Revenue Code of 1986, as amended, as well as any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, will subject REMIC I to federal, and possibly state or local, tax as described under "Federal Income Tax
Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the
accompanying prospectus. The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality properties. Those taxes, and the cost of retaining an independent contractor, would reduce net proceeds available for distribution with respect to the series 2006-GG7 certificates. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes and such extraordinary tax may reduce net proceeds available for distribution with respect to the series 2006-GG7 certificates.

                                      S-61

     Risks Relating to Taxation in Puerto Rico. One of the mortgaged properties, representing approximately 3.3% of the initial mortgage pool balance, is located in Puerto Rico. Currently, Puerto Rico does not impose income or withholding tax on interest received on loans by foreign (non-Puerto Rico) entities not engaged in trade or business in Puerto Rico, as long as the foreign (non-Puerto Rico)
entity receiving the interest payment and the debtor making the interest payment are not related, or if the interest payment is not from sources within Puerto
Rico (i.e., when the entity making the interest payment is not a resident of
Puerto Rico). For purposes of the interest income tax withholding provisions, an entity is related to the debtor if it owns 50% or more of the value of the stock or participation of the debtor.

     However, in the event that the laws of Puerto Rico change and payments on loans by foreign (non-Puerto Rico) entities not engaged in trade or business in
Puerto Rico are subject to Puerto Rico income or withholding tax, under certain circumstances, the related borrower may not be required to "gross up" the payments to (or otherwise indemnify) the mortgagee, thus resulting in a shortfall to the trust fund. Such gross up, if any, would result in the borrower being required to make additional payments to the mortgagee; in this event, the borrower may not have sufficient cash flow from the related mortgaged property to pay all amounts required to be paid on the loan (including such gross up payments).

     Risks Related to Puerto Rico-United States Relationship. The Commonwealth
of Puerto Rico is an unincorporated territory of the United States. The provisions of the United States Constitution and laws of the United States apply to the Commonwealth of Puerto Rico as determined by the United States Congress and the continuation or modification of current federal law and policy applicable to the Commonwealth of Puerto Rico remains within the discretion of the United States Congress. If the Commonwealth of Puerto Rico were granted complete independence, there can he no assurance of what impact this would have on the trust's interest in the mortgaged property located in Puerto Rico.

     Risks Related to Foreclosure in Puerto Rico. Foreclosure of a mortgage in
Puerto Rico is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. When the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming and costly.

     At the completion of the judicial foreclosure proceedings, if the mortgagee prevails, the court generally issues a judgment of foreclosure and appoints a marshal or other court officer to conduct the sale of the property. Such sales are made in accordance with procedures set forth in the Mortgage and Property
Registry Act (Act No. 198 of August 8, 1979). The purchaser at such sale acquires the estate or interest in real property covered by the mortgage.
Generally, the terms of the deed of mortgage and Puerto Rico law control the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a mortgagee. The courts of Puerto Rico will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The courts of Puerto Rico, however, may, in extraordinary circumstances, refuse to foreclose a mortgage on grounds of equity when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. In any case, there can be no assurance that the net proceeds realized from foreclosures on any mortgage loan, after payment of all foreclosure expenses, will be sufficient to pay the principal, interest and other expenses, if any, which are due thereunder.

     For a description of certain other risk factors associated with the mortgage loans secured by the properties located in Puerto Rico, see
"Description of the Mortgage Pool--Loans Secured By Mortgaged Properties Located
in Foreign Jurisdictions" in this prospectus supplement.

     Prior Bankruptcies. We are aware that, in the case of the mortgage loans secured by the mortgaged properties identified on Annex A to this prospectus supplement as JP Morgan International Plaza I & II and Chicago Industrial
Portfolio, which mortgage loans represent approximately 5.7% of the initial mortgage pool balance, a principal or affiliate of the related borrower emerged from bankruptcy less than 10 years ago.

     With respect to the mortgage loan secured by the mortgage property identified as JP Morgan International Plaza I & II on Annex A to this prospectus supplement, representing approximately 5.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, we are aware that David
Walentas, the recourse guarantor, was a significant stockholder and chairman of
Builder's Transport Inc., a publicly traded trucking

                                      S-62

company and that Builder's Transport Inc. filed a petition pursuant to Chapter
11 on May 21, 1998. On June 29-30, 1998 an auction of substantially all of the assets of Builder's Transport Inc. was held in the Bankruptcy Court. David
Walentas and Jane Walentas, his wife, own, 40.6% and control, 59.0%, respectively, of the ownership interests in the borrower under the JP Morgan
International Plaza I & II Mortgage Loan.

     With respect to the mortgage loans secured by the portfolio of mortgage properties, identified as Chicago Industrial Portfolio on Annex A to this prospectus supplement, representing approximately 0.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, we are aware that Joseph Beale, who owns, together with a family trust, an approximately 35% partnership interest in the borrower, has been, and continues to be involved in several law suits. Most significantly, Mr. Beale held an 80%
general partnership interest in a partnership who obtained a land loan made by the Bank of New England, which loan was subsequently transferred to the FDIC in
1991. A judgment was later obtained for $3,516,845. The land was subsequently sold but the judgment was not fully satisfied. The original loan was sold as part of a portfolio to Revolution Portfolio L.L.C. and has recently been settled for approximately $1.5 million. Mr. Beale has also been the subject of an involuntary bankruptcy proceeding under Chapter 7 since March 2004.
Additionally, Mr. Beale is affiliated with one of the tenants (Salvage One) with respect to the Chicago Industrial Portfolio.

     We are not aware of any other mortgage loans that we intend to include in the trust as to which a direct principal of the related borrower was a party to a bankruptcy proceeding. However, there can be no assurance that principals or affiliates of other borrowers have not been a party to bankruptcy proceedings.
See "Risk Factors--Borrower Bankruptcy Proceedings Can Delay and Impair Recovery
on a Mortgage Loan Underlying Your Offered Certificates" in the accompanying prospectus. In addition, certain tenants at some of the mortgaged properties may have been, may currently be or in the future may become a party to a bankruptcy proceeding, as discussed above under "--82.6% of the Initial Mortgage Pool
Balance Will Be Secured by Mortgage Liens on Retail or Office Properties."

     Litigation and Other Matters Affecting the Mortgaged Properties or
Borrowers. There may be pending or threatened legal proceedings against the borrowers and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. Any such litigation may materially impair distributions to certificateholders if borrowers must use property income to pay judgments or litigation costs. We cannot assure you that any litigation will not have a material adverse effect on your investment.

     The Prospective Performance of the Commercial and Multifamily Mortgage
Loans Included in the Trust Fund Should Be Evaluated Separately from the
Performance of the Mortgage Loans in any of our Other Trusts. While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor's trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of offered certificates.

     As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as "STATIC POOL DATA"). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.
Therefore, investors should evaluate this offering on the basis of the information set forth in this

                                      S-63

prospectus supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

     Impact Of Current Events On Financial Markets. The impact of recent domestic and international events involving the United States, such as the war in Iraq and terrorist attacks, is uncertain. These events could lead to general economic downturn, including a reduction in travel and personal spending, increased oil prices, loss of jobs and an overall weakened investor confidence.
Among other things, reduced investor confidence may result in substantial volatility in securities markets and a decline in real estate-related investments.

     Furthermore, it is uncertain what effects future terrorist activities and/or any consequent actions on the part of the United States Government and others, including military action, will have on: (a) U.S. and world financial markets; (b) local, regional and national economies; (c) real estate markets across the U.S.; (d) particular business segments, including those that are important to the performance of the mortgaged properties that secure the mortgage loans included in the trust; and/or (e) insurance costs and the availability of insurance coverage for hurricane related losses and terrorist acts.

     As a result of the foregoing, defaults on commercial real estate loans could increase, and, regardless of the performance of the underlying mortgage loans, the liquidity and market value of the offered certificates may be impaired. See "Risk Factors--Lack of Liquidity Will Impair Your Ability to Sell
Your Offered Certificates and May Have an Adverse Effect on the Market Value of
Your Offered Certificates," "--The Market Value of Your Certificates May Be
Adversely Affected by Factors Unrelated to the Performance of Your Offered
Certificates and the Underlying Mortgage Assets, such as Fluctuations in
Interest Rates and the Supply and Demand of CMBS Generally" and "--Repayment of
a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value
of the Underlying Real Property, Which May Decline Over Time, and the Related
Borrower's Ability to Refinance the Property, of Which There Is No Assurance" in
the accompanying prospectus.

CONFLICTS OF INTEREST

     General. The potential for various conflicts of interest exists with respect to the offered certificates, including conflicts of interest among certain of the borrowers, the holders of the loans in a split loan structure, the property or asset managers, the depositor, Goldman, Sachs & Co. and
Greenwich Capital Markets, Inc., in their capacity as co-lead underwriters, and the master servicer and special servicer, who may purchase some of the non-offered certificates.

     Conflicts of Interest May Arise Between the Trust and the Mortgage Loan
Sellers or their Affiliates that Engage in the Acquisition, Development,
Operation, Financing and Disposition of Real Estate. Conflicts may arise because the mortgage loan sellers or their affiliates intend to continue to actively acquire, develop, operate, finance or dispose of real estate-related assets in the ordinary course of their business. During the course of their business activities, those affiliates may acquire or sell properties, or finance mortgage loans secured by properties, including the mortgaged properties or properties that are in the same markets as the mortgaged properties. In such case, the interests of those affiliates may differ from, and compete with, the interests of the trust, and decisions made with respect to those assets may adversely affect the value of the mortgaged properties and therefore the amount and, particularly in the case of a refinancing or sale of a mortgaged property, timing of distributions with respect to the offered certificates.

     Additionally, certain of the mortgage loans that we intend to include in the trust may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their affiliates may have or have had equity investments in the borrowers (or in the owners of the borrowers) or properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers and their affiliates have made and/or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans. For instance, with respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Residence Inn
Midtown Atlanta, Random Properties Acquisition Corp. I, an affiliate of
Greenwich Capital Financial Products, Inc., one of the mortgage loan sellers, and the depositor, owns a 75% equity interest in the mortgage loan borrower.

                                      S-64

     Conflicts of Interest May Arise in Connection with the Servicing of the
Non-Serviced Mortgage Loans. Each of the mortgage loans secured by the related mortgaged properties identified on Annex A to this prospectus supplement as
Investcorp Retail Portfolio, One New York Plaza, JQH Hotel Portfolio B2 and
Centra Point Portfolio are pari passu with one or more companion loans that are not assets of the trust. The One New York Plaza, JQH Hotel Portfolio B2 and
Centra Point Portfolio mortgage loans will be serviced under pooling and servicing agreements separate from the pooling and servicing agreement under which the series 2006-GG7 certificates are issued. The master servicer and the special servicer that are parties to those pooling and servicing agreements will service those mortgage loans according to the servicing standards provided for in the related separate pooling and servicing agreement. As a result, you will have less control over the servicing of these mortgage loans than you would if they were being serviced by the master servicer and the special server under the pooling and servicing agreement for this transaction. See "Servicing Under the
Pooling and Servicing Agreement--Servicing of the Non-Serviced Loan Groups" in
this prospectus supplement.

     Holders of certain interests in the non-serviced loan groups may have certain rights to remove the special servicer under the controlling pooling and servicing agreement and appoint a successor special servicer with respect to such mortgage loans. The parties with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of series 2006-GG7 certificates. In addition, they do not have any duties to the holders of any class of certificates, and may act solely in their own interests, without any liability to any certificateholders. No certificateholder may take any action against the majority certificateholder of the controlling class, the holders of companion loans or any other parties for having acted solely in their respective interests. See "Description of the
Mortgage Pool--Split Loan Structure" in this prospectus supplement.

     With respect to the non-serviced loan groups, holders of pari passu companion loans and the related controlling class of certificateholders of any trust or operating advisors appointed by them may have certain rights to direct or advise the special servicer with respect to certain servicing matters. The interests of any of these holders or controlling class of certificateholders or operating advisors may also conflict with those of the holders of the controlling class or the interests of the holders of the offered certificates.
As a result, approvals to proposed servicer actions may not be granted in all instances thereby potentially adversely affecting some or all of the classes of offered certificates. No certificateholder may take any action against any of the parties with these approval or consent rights for having acted solely in their respective interests. See "Description of the Mortgage Pool--Split Loan
Structure" in this prospectus supplement.

     The LB-UBS 2006-C4 special servicer may be removed as special servicer for the One New York Plaza property loan group at any time, for cause or without cause, by the holders of certificates representing a majority interest in a designated controlling class of the series 2006-GG7 certificates who will appoint a replacement special servicer, subject to rating agency confirmation that such appointment would not result in the downgrade, withdrawal or qualification of the then current ratings of the LB-UBS 2006-C4 series certificates and the series 2006-GG7 certificates.

     The 2005-GG5 special servicer may be removed as special servicer for the
Centra Point Portfolio loan groups at any time for cause or without cause, by the holder of the certificates representing a majority interest in the controlling class of the 2005-GG5 trust who will appoint a replacement special servicer, subject to rating agency confirmation that such appointment would not result in the downgrade, withdrawal or qualification of the then current ratings of the series 2005-GG5 certificates and series 2006-GG7 certificates.

     The 2005-GG5 special servicer may be removed as special servicer for the
JQH Hotel Portfolio B2 loan group only for cause by the holder of the certificates representing a majority interest in the controlling class of the
2005-GG5 trust who will appoint a replacement special servicer, subject to rating agency confirmation that such appointment would not result in the downgrade, withdrawal or qualification of the then current ratings of the series
2005-GG5 certificates and series 2006-GG7 certificates.

     The 2006-GG7 special servicer may be removed as special servicer for the
Investcorp Retail Portfolio loan group only for cause by either the holder of the pari passu floating rate companion loan or the holder of the certificates representing a majority interest in the controlling class of the 2006-GG7 trust who will appoint a replacement special servicer, subject to rating agency confirmation that such appointment would not result in the downgrade, withdrawal or qualification of the then current ratings of the 2006-GG7 certificates.

                                      S-65

     The Special Servicer May Experience a Conflict of Interest in Owning
Certain Classes of Non-Offered Certificates. The holder of certain of the non-offered certificates has the right to remove the special servicer and appoint a successor, which may be an affiliate of such holder, and also has the right to direct or advise the special servicer with respect to various servicing matters. It is anticipated that the special servicer or an affiliate thereof will be the holder of such non-offered certificates. However, the pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standards without regard to ownership of any certificate by a servicer or any of their affiliates. See
"Servicing Under the Pooling and Servicing Agreement--General" in this prospectus supplement.

     Conflicts Between the Directing Holder and Other Certificateholders. With
respect to each mortgage loan, the directing holder will be one of (i) the holder of certificates representing a majority interest in a designated controlling class of the series 2006-GG7 certificates, (ii) the holder of the applicable subordinate non-trust mortgage loan or (iii) the holder of one or more pari passu mortgage loans (or if such pari passu mortgage loans are assets in a securitization, the holder of certificates representing a majority interest in a designated controlling class of such securitization). See "Description of the Pooling and Servicing Agreement--The Directing Holders." The directing holder will generally have the right, subject to certain limitations described in this prospectus supplement, to direct certain actions of the special servicer with respect to the mortgage loans. In addition, the special servicer generally may be removed and replaced by the directing holder, although in some cases the special servicer may only be removed for cause. See "Servicing Under the Pooling and Servicing Agreement--Replacement of the Special Servicer" in this prospectus supplement. The directing holder may have interests that differ from those of the holders of the series 2006-GG7 certificates (if the directing holder is a holder of a companion loan) or from the holders of other classes of the series
2006-GG7 certificates (if the directing holder is the majority holder of the controlling class) and as a result may direct the special servicer to take actions that conflict with the interest of certain classes of the offered certificates. The directing holder will have no duty or liability to any other certificateholder.

     Property Managers and Borrowers May Each Experience Conflicts of Interest
in Managing Multiple Properties. In the case of many of the mortgage loans that we intend to include in the trust fund, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related mortgaged properties because:

     o    A substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

     o    the property managers also may manage additional properties, including properties that may compete with those mortgaged properties; or

     o    affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those mortgaged properties.

     Conflicts Where a Mortgage Loan Seller, Borrower or its Affiliate is a
Tenant at the Mortgaged Property. With respect to mortgage loans where the mortgage loan seller, borrower or an affiliate is a tenant at the mortgaged property, there may be conflicts. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. There can be no assurance that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. In some cases this affiliated tenant is physically occupying space related to its business; in other cases, the affiliated tenant is a tenant under a master lease with the borrower, under which the borrower tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. These master leases are typically used to bring occupancy to a "stabilized" level but may not provide additional economic support for the mortgage loan. There can be no assurance the space "leased" by this borrower affiliate will eventually be occupied by third party tenants.

     With respect to one mortgage loan, representing approximately 5.5% of the initial mortgage pool balance, the second largest tenant at the related mortgaged property is Goldman Sachs. See "Annex B--Structural and Collateral
Term Sheet--Ten Largest Mortgage Loans--One New York Plaza" in this prospectus supplement.

                                      S-66

     In the case of the borrower under the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as 350
Madison Avenue, representing approximately 5.0% of the initial mortgage pool balance, the borrower and an affiliate of the borrower have entered into a master lease for 28,000 square feet located on the 16th and 17th floors at a rent of $54.66 per square foot per annum for a term of 4-years from the closing date of the mortgage loan (expiring February 6, 2010). The space was originally let to Vennworks under a lease which expires in January 2010. Vennworks subsequently filed for bankruptcy and never occupied the space or paid rent. The obligation under the master lease is guaranteed by the sponsors of the loan to a maximum liability of $4,288,333, which amount will be reduced dollar for dollar under rents paid by the borrower affiliate under the master lease and by any rents received by any replacement leases on the master leased space. Currently, the borrower affiliate has subleased a portion of this space to unaffiliated tenants. There can be no assurance that these subleases will remain in place or that the unoccupied space will be occupied by third party tenants.

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

     From time to time we use capitalized terms in this prospectus supplement, including in Annexes A and B to this prospectus supplement. Each of those capitalized terms will have the meaning assigned to it in the glossary attached to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

     This prospectus supplement and the accompanying prospectus includes the words "expects," "intends," "anticipates," "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.
The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

               THE SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

THE SPONSORS

     Greenwich Capital Financial Products, Inc. and Goldman Sachs Mortgage
Company are the sponsors that have organized and initiated the issuance of the series 2006-GG7 certificates (collectively, the "SPONSORS"). The information set forth in this prospectus supplement concerning the Sponsors and their underwriting standards has been provided by the Sponsors.

     Greenwich Capital Financial Products, Inc.

     General. Greenwich Capital Financial Products, Inc. ("GCFP") is a sponsor and a loan seller. GCFP was incorporated in the state of Delaware in 1990. GCFP is a wholly owned subsidiary of Greenwich Capital Holdings, Inc. and an indirect subsidiary of The Royal Bank of Scotland Group plc. The Royal Bank of Scotland
Group plc is a public limited company incorporated in Scotland which is engaged in a wide range of banking, financial and finance-related activities in the
United Kingdom and internationally. GCFP is also an affiliate of Greenwich
Capital Commercial Funding Corp., the depositor, and Greenwich Capital Markets,
Inc., one of the underwriters. The principal offices of GCFP are located at 600
Steamboat Road, Greenwich, Connecticut 06830. The main telephone number of GCFP is (203) 625-2700.

     GCFP's Commercial Mortgage Securitization Program. GCFP has been engaged in commercial mortgage lending since its formation. The vast majority of mortgage loans originated by GCFP are intended to be either sold through securitization transactions in which GCFP acts as a sponsor or sold to third parties in individual loan sale transactions. The following is a general description of the types of commercial mortgage loans that GCFP originates:

                                      S-67

     o    Fixed rate mortgage loans generally having maturities between five and ten years and secured by commercial real estate such as office, retail, hospitality, multifamily, residential, healthcare, self storage and industrial properties. These loans are GCFP's principal loan product and are primarily originated for the purpose of securitization.

     o    Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties. These loans are primarily originated for securitization, though in certain cases only a senior participation interest in the loan is intended to be securitized.

     o    Subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization by GCFP and are sold in individual loan sale transactions.

     In general, GCFP does not hold the loans it originates until maturity. As of March 31, 2006, GCFP had a portfolio of commercial mortgage loans in excess of 2.8 billion of assets.

     As a sponsor, GCFP originates mortgage loans and, together with other sponsors or mortgage loan sellers, initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor who in turn transfers those mortgage loans to the issuing trust fund. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria. GCFP's role as sponsor also includes engaging third-party service providers such as the servicer, special servicer and trustee, and engaging the rating agencies. In coordination with the underwriters for the related offering, GCFP works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction. Currently, GCFP engages in multiple seller transactions as the "GG"
program in which GCFP and Goldman Sachs Mortgage Company generally are mortgage loan sellers.

     Neither GCFP nor any of its affiliates act as servicer of the commercial mortgage loans in its securitization transactions. Instead, GCFP and/or the depositor contracts with other entities to service the mortgage loans in the securitization transactions.

     GCFP commenced selling mortgage loans into securitizations in 1998. During the period commencing on January 1, 1998 and ending on March 31, 2006, GCFP was the sponsor of 23 commercial mortgage-backed securitization transactions.
Approximately $22.3 billion of the mortgage loans included in those transactions were originated by GCFP. As of March 31, 2006, GCFP originated approximately
$13.4 billion of commercial mortgage loans for the GG program, of which approximately $7.5 billion was included in a securitization for which an affiliate of GCFP acting as depositor, and approximately $5.9 billion was originated for securitization with an unaffiliated entity acting as depositor.

     The following tables set forth information with respect to originations and securitizations of fixed rate and floating rate commercial and multifamily mortgage loans by GCFP for the years ending on December 31, 2003, December 31,
2004 and December 31, 2005.

                           FIXED RATE COMMERCIAL LOANS

                                 TOTAL GCFP FIXED RATE   TOTAL GCFP FIXED RATE
                                   LOANS ORIGINATED        LOANS SECURITIZED
           YEAR                      (APPROXIMATE)           (APPROXIMATE)
------------------------------   ---------------------   ---------------------
           2005                         7.3 billion             7.0 billion
           2004                         4.3 billion             2.7 billion
           2003                         2.0 billion             3.0 billion

                     FLOATING RATE COMMERCIAL MORTGAGE LOANS

                                                            TOTAL GCFP FLOATING
                                 TOTAL GCFP FLOATING RATE       RATE LOANS
                                     LOANS ORIGINATED           SECURITIZED
           YEAR                        (APPROXIMATE)           (APPROXIMATE)
------------------------------   ------------------------   ------------------
           2005                           2.0 billion           0.8 billion
           2004                           2.4 billion           0.9 billion
           2003                           0.2 billion           0.7 billion

                                      S-68

     Underwriting Standards.

     General. GCFP originates commercial mortgage loans from its headquarters in
Greenwich, Connecticut as well as from its origination offices in Los Angeles and Irvine, California, Chicago, Illinois, Atlanta, Georgia and Baltimore,
Maryland. Bankers within the origination group focus on sourcing, structuring, underwriting and performing due diligence on their loans. Bankers within the structured finance group work closely with the loans' originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria.
All mortgage loans must be approved by at least two or more members of GCFP's credit committee, depending on the size of the mortgage loan.

     Loans originated by GCFP generally conform to the underwriting guidelines described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific loan. These underwriting criteria are general, and there is no assurance that every loan originated by GCFP will comply in all respects with the guidelines.

     Loan Analysis. Generally, GCFP performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property's historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property's historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance credit officer of GCFP. The borrower's and property manager's experience and presence in the subject market are also received. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

     Borrowers are generally required to be single purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $20 million, in which case additional limitations including the requirement that the borrower have at least one independent direction are required.

     Loan Approval. All mortgage loans must be approved by at least one real estate finance credit officer and the head of commercial real estate securitization. Prior to commitment for loans with principal balances of $25 million or greater, an investment committee memorandum is produced and delivered to the credit committee. If deemed appropriate a member of the real estate credit department will visit the subject property. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

     Property Characteristics. Post-1980 construction is preferred; however, older properties in good repair and having had material renovation performed within the last five years will be considered. The remaining useful life of the mortgaged property should extend at least five years beyond the end of the amortization period.

     Location. Generally, established or emerging markets with a minimum population of 50,000 (25,000 for retail properties), and no population declines since 1980 based upon established census data are preferred. Regional and trade area demographics should be flat to rising. The market should not be dependent on a single employment source or industry.

     Operating History. Operating history is a significant factor in the evaluation of an established mortgaged property, but may be given less weight with respect to mortgage loans on newly constructed or rehabilitated properties.
Generally, for established properties, the mortgaged property must be open and have stable occupancy history (or operating performance in the case of retail properties). The mortgaged property should not have experienced material declines in operating performance over the previous two years. Newly-constructed or recently rehabilitated properties which have not reached stabilized occupancy are considered on a case-by-case basis.

                                      S-69

     Debt Service Coverage Ratio and LTV Ratio. GCFP's underwriting standards generally mandate minimum debt service coverage ratios and maximum loan to value ratios. An LTV Ratio generally based upon the appraiser's determination of value as well as the value derived using a stressed capitalization rate is considered.
The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan to value ratios and amortization periods for the mortgage loans originated by GCFP may vary from these guidelines.

     Escrow Requirements. Generally, GCFP requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by GCFP are as follows:

     o    Taxes--Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. GCFP may waive this escrow requirement under certain circumstances.

     o    Insurance--If the property is insured under an individual policy
          (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. GCFP may waive this escrow requirement under certain circumstances.

     o    Replacement Reserves--Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus 2 years. GCFP relies on information provided by an independent engineer to make this determination. GCFP may waive this escrow requirement under certain circumstances.

     o    Completion Repair/Environmental Remediation--Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, GCFP generally requires that at least 110% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. GCFP may waive this escrow requirement under certain circumstances.

     o    Tenant Improvement/Lease Commissions--In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

     Other Factors. Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

     Goldman Sachs Mortgage Company

     General. Goldman Sachs Mortgage Company ("GSMC") is a sponsor and a loan seller.

     GSMC is a New York limited partnership. GSMC is an affiliate, through common parent ownership, of one of the underwriters. GSMC was formed in 1984.
Its general partner is Goldman Sachs Real Estate Funding Corp. and its limited partner is The Goldman Sachs Group, Inc. (NYSE: GS). GSMC's executive offices are located at 85 Broad Street, New York, New York 10004, telephone number (212)
902-1000.

     GSMC's Commercial Mortgage Securitization Program. As a sponsor, GSMC acquires fixed and floating rate commercial mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, organizes and initiates the securitization of such commercial mortgage loans by transferring the commercial mortgage loans to a securitization depositor or another entity that acts in a similar capacity. In coordination with its affiliate, Goldman
Sachs Commercial Mortgage Capital, L.P., and other underwriters, GSMC works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction. As of March 31, 2006, GSMC has

                                      S-70

acted as a sponsor and mortgage loan seller on 45 fixed and floating-rate commercial mortgage backed securitization transactions.

     Many of the commercial mortgage loans acquired by GSMC are sold to securitizations in which GSMC acts as either sponsor or commercial mortgage loan seller. GSMC acquires both fixed-rate and floating-rate commercial mortgage loans which are included in both public and private securitizations. GSMC also acquires subordinate and mezzanine debt for investment, syndication or securitization. From the beginning of its participation in commercial mortgage securitization programs in 1996 through March 31, 2006, GSMC acquired approximately 1,394 fixed and floating-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $32.0 billion. Approximately 1,358 fixed and floating-rate commercial mortgage loans with an aggregate original principal balance of approximately $28.8 billion were included in 45 securitization transactions. As of March 31, 2006, GSMC securitized approximately $9.6 billion of fixed-rate commercial mortgage loans through the GG program, of which approximately $4.6 billion was securitized by an affiliate of GSMC acting as depositor, and approximately $5.1 billion was securitized by unaffiliated entities acting as depositor. The properties securing these loans include office, retail, multifamily, industrial, hospitality, manufactured housing and self-storage properties.

THE MORTGAGE LOAN SELLERS AND ORIGINATORS

     The Mortgage Loan Sellers are Greenwich Capital Financial Products, Inc.
and Goldman Sachs Mortgage Company. The originators are Greenwich Capital
Financial Products, Inc. and Goldman Sachs Commercial Mortgage Capital, L.P., a
Delaware limited partnership ("GSCMC") and, in the case of one mortgage loan co-originated by GSCMC with Lehman Brothers Bank FSB, Lehman Brothers Bank FSB and, in the case of one mortgage loan acquired by Greenwich Capital Financial
Products, Inc., Petra Mortgage Capital LLC. The information set forth in this prospectus supplement concerning the Loan Sellers, Originators and their underwriting standards has been provided by the Mortgage Loan Sellers and
Originators.

     Greenwich Capital Financial Products, Inc. Greenwich Capital Financial
Products, Inc. is a loan seller and originator. See "--The Sponsors--Greenwich
Capital Financial Products, Inc." above.

     Goldman Sachs Mortgage Company. Goldman Sachs Mortgage Company is a loan seller. See "--The Sponsors--Goldman Sachs Mortgage Company" above.

     Goldman Sachs Commercial Mortgage Capital, L.P. GSCMC is an originator.
GSCMC is an affiliate of GSMC, one of the loan sellers and sponsors and Goldman,
Sachs & Co., one of the underwriters. GSCMC's primary business is the underwriting and origination, either by itself or together with another originator, of mortgage loans secured by commercial or multifamily properties.
The commercial mortgage loans originated by GSCMC include both fixed and floating-rate commercial mortgage loans and such commercial mortgage loans are often included in both public and private securitizations. GSCMC has been an active participant in securitizations of commercial mortgage loans since 1996.
Many of the commercial mortgage loans originated by GSCMC are acquired by GSMC and sold to securitizations in which GSMC acts as sponsor and/or mortgage loan seller. Multiple seller transactions in which GSCMC has participated historically include the "GMAC" program in which GSMC, GMAC Commercial Mortgage
Corporation, Morgan Stanley Mortgage Capital Inc. and German American Capital
Corporation generally were loan sellers and sponsors. Currently, GSCMC engages in multiple seller transactions as the "GG" program in which GSMC and Greenwich
Capital Financial Products, Inc. generally are mortgage loan sellers.

     Between the inception of its commercial mortgage securitization program in
1996 and March 31, 2006, GSCMC originated approximately. 1,392 fixed and floating-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $32.0 billion, of which approximately 1,358 commercial mortgage loans with an aggregate original principal balance of approximately $28.8 billion, was included in 45 securitization transactions. In connection with originating commercial mortgage loans for securitization, GSCMC also originates subordinate or mezzanine debt which is typically syndicated. As of March 31, 2006, GSCMC originated approximately $9.6 billion of commercial mortgage loans for the GG program, of which approximately $4.6 billion was included in a securitization for which an affiliate of GSCMC acting as depositor, and approximately $5.1 billion was originated for securitizations with an unaffiliated entity acting as depositor.

                                      S-71

                      FIXED RATE COMMERCIAL MORTGAGE LOANS

             TOTAL GSCMC FIXED RATE LOANS   TOTAL GSCMC FIXED RATE LOANS
                      ORIGINATED                    SECURITIZED
   YEAR              (APPROXIMATE)                  (APPROXIMATE)
----------   ----------------------------   ----------------------------
   2005              5.6 billion                    6.1 billion
   2004              3.4 billion                    3.0 billion
   2003              2.1 billion                    2.1 billion

                     FLOATING RATE COMMERCIAL MORTGAGE LOANS

             TOTAL GSCMC FLOATING RATE LOANS   TOTAL GSCMC FLOATING RATE LOANS
                       ORIGINATED                        SECURITIZED
   YEAR               (APPROXIMATE)                     (APPROXIMATE)
----------   -------------------------------   -------------------------------
   2005                1.5 billion                       0.6 billion
   2004                1.5 billion                       0.0 billion
   2003                1.4 billion                       1.0 billion

     Underwriting Standards

     Overview. GSCMC's commercial mortgage loans are primarily originated in accordance with the underwriting criteria described below. However, variations from these guidelines may be implemented as a result of various conditions including each loan's specific terms, the quality or location of the underlying real estate, the property's tenancy profile, the background or financial strength of the borrower/sponsor, or any other pertinent information deemed material by GSCMC. Therefore, this general description of GSCMC's underwriting standards is not intended as a representation that every commercial mortgage loan complies entirely with all criteria set forth below.

     Process. The credit underwriting process for each GSCMC loan is performed by a deal team comprised of real estate professionals, which typically includes a senior member, originator, analyst and commercial closer. This team is required to conduct a thorough review of the related mortgaged property, which typically includes an examination of historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third-party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering (see "--Escrow Requirements" below and "--Third
Party Reports--Property Analysis," "--Appraisal AND Loan-to-Value Ratio,"
"--Environmental Report," "--Physical Condition Report," "--Title Insurance
Policy" and "--Property Insurance" in this prospectus supplement).

     A member of the GSCMC team or its affiliates thereof is required to perform an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties, in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property's competitiveness within its market.

     The GSCMC deal team or its affiliates thereof also performs a detailed review of the financial status, credit history and background of the borrower and certain key principals through financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants' ongoing occupancy or ability to pay rent.

     After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property's cash flow in accordance with GSCMC's property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above-referenced information.

                                      S-72

     Credit Approval. All commercial mortgage loans must be presented to one or more of credit committees which consist of senior real estate professionals among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

     Debt Service Coverage and LTV Requirements. GSCMC's underwriting standards generally require a minimum debt service coverage ratio (DSCR) of 1.20x and maximum LTV of 80%. However these thresholds are guidelines and exceptions may be made on the merits of each individual loan. Certain properties may also be encumbered by subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned parameters.

     The aforementioned DSCR requirements pertain to the underwritten cash flow at origination and may not hold true for each mortgage loan as reported in this prospectus supplement and Annex C. Property and loan information is typically updated for securitization, including a complete re-underwriting of the property's cash flow, which may reflect positive or negative developments at the property or in the market that have occurred since origination, possibly resulting in an increase or decrease in the DSCR.

     Amortization Requirements. While GSCMC's underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for an initial portion of the commercial mortgage loan term. However, if the loan entails only a partial interest-only period, the monthly debt service, the annual debt service and DSCR set forth in this prospectus supplement and Annex C reflects a calculation on the future (larger) amortizing loan payment. See "Description of the Mortgage
Pool" in this prospectus supplement.

     Escrow Requirements. GSCMC may require borrowers to fund escrows for taxes, insurance and replacement reserves. In addition, GSCMC may identify certain risks that warrant additional escrows or holdbacks for items such as tenant improvements/leasing commissions, deferred maintenance, environmental costs or unpaid obligations. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all GSCMC commercial mortgage loans.

     Servicing. Interim servicing for all GSCMC loans prior to securitization is typically performed by Archon Group, L.P., an affiliate of GSCMC. However, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with GSCMC, which may be retained post-securitization including the applicable fees. Otherwise, servicing responsibilities are transferred from Archon Group, L.P. to the Master
Servicer of the securitization trust (and a primary servicer when applicable) at closing. From time to time, Archon Group, L.P. may retain primary servicing.

     Third Party Reports

     General. In addition to the guidelines described above, each of the
Originators generally has established guidelines outlining certain procedures with respect to third party reports with respect to the mortgage loans, as described more fully below. The Mortgage Loans were generally originated in accordance with such guidelines, however, in many instances, one or more provisions of the guidelines were waived or modified. The Mortgage Loans were originated for securitization and were generally originated from May 31, 2005 to the present by the Originator.

     Property Analysis. Prior to origination of a loan, each Originator typically performs, or causes to be performed, site inspections at each property. Depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

                                      S-73

     Appraisal and Loan-to-Value Ratio. Each Originator typically obtains an appraisal that complies, or the appraiser certifies that it complies, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act
of 1989, as amended. The loan-to-value ratio of the mortgage loan is generally based on the value set forth in the appraisal. In certain cases, an updated appraisal is obtained.

     Environmental Report. Each Originator generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by the applicable
Originator. Each Originator or their designated agents typically review the
Phase I site assessment to verify the presence or absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste. In cases in which the Phase I site assessment identifies material violations and no third party is identified as responsible for such violations, each Originator generally requires the borrower to conduct remediation activities, or to establish an operations and maintenance plan or to place funds in escrow to be used to address any required remediation.

     Physical Condition Report. Each Originator generally obtains a current physical condition report ("PCR") for each mortgaged property prepared by a structural engineering firm approved by the Originators. Each Originator, or an agent, typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, each Originator often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.

     Title Insurance Policy. The borrower is required to provide, and each
Originator or its counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c)
protection and benefits run to the mortgagee and its successors and assigns, (d)
written on an American Land Title Association ("ALTA") form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e)
if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

     Property Insurance. Each Originator typically require the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an "All
Risk of Physical Loss" policy; (3) if applicable, boiler and machinery coverage;
and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance.

                                  THE DEPOSITOR

     Greenwich Capital Commercial Funding Corp. will be the depositor for this securitization transaction. We are a direct, wholly-owned subsidiary of GCFP and were incorporated in the State of Delaware on November 18, 1999. The principal executive offices of the Depositor are located at 600 Steamboat Road, Greenwich,
Connecticut 06830. Its telephone number is (203) 625-2700.

     We do not have, nor are we expected in the future to have, any significant assets.

     Since our formation, we have acted as depositor with respect to 10 securitization transactions, in an aggregate amount of $17.7 billion. GCFP has acted as sponsor of all of such transactions.

     The Depositor does not engage in any business operations other than securitizing mortgage assets and related activities.

                                      S-74

     The Depositor has minimal ongoing duties with respect to the certificates and the mortgage loans. The Depositor's duties pursuant to the pooling and servicing agreement include, without limitation, the duty:

     o    to keep in full force its existence, rights and franchises (subject to the right to merge, consolidate or sell substantially all of its assets so long as it receives a rating agency confirmation that such event would not result in the downgrade, withdrawal or qualification of the then current ratings of the series 2006-GG7 certificates),

     o    to appoint a successor trustee in the event of the resignation or removal of the trustee,

     o    to provide the trustee with a copy of any private placement memorandum used by the Depositor or an affiliate in connection with the resale of any certificates that have been privately offered,

     o    to provide information in its possession to the trustee to the extent necessary to perform REMIC tax administration,

     o    to notify the trustee of certain events that might require reporting under the Securities Exchange Act of 1934, as amended, and

     o    to sign any Annual Report on Form 10-K, including the required certification therein under the Sarbanes-Oxley Act of 2002, and the rules and regulations of the Securities Exchange Commission promulgated thereunder, required to be filed by the trust.

     We are required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

                               THE ISSUING ENTITY

     The issuing entity for the certificates will be Commercial Mortgage Trust
2006-GG7. The trust is a New York common law trust that will be formed on the closing date pursuant to the pooling and servicing agreement. The only activities that the trust may perform are those set forth in the pooling and servicing agreement, which are generally limited to owning and administering the underlying mortgage loans and any REO Property, disposing of defaulted underlying mortgage loans and REO Property, issuing the certificates and making distributions and providing reports to series 2006-GG7 certificateholders.
Accordingly, the trust may not issue securities other than the certificates, or invest in securities, other than investment of funds in the custodial account and other accounts maintained under the pooling and servicing agreement in certain short-term high-quality investments. The trust may not lend or borrow money, except that the master servicer (or, if the master servicer fails to do so, the trustee) may make advances of delinquent monthly debt service payments and servicing advances to the trust, but only to the extent such party deems such advances to be recoverable from the related mortgage loan; such advances are intended to be in the nature of a liquidity, rather than a credit, facility.
The pooling and servicing agreement may be amended as set forth in the prospectus under "Description of the Governing Documents--Amendment." The trust administers the underlying mortgage loans through the master servicer and special servicer. A discussion of the duties of the master servicer and special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus supplement under "Servicing Under the Pooling and
Servicing Agreement."

     The only assets of the trust other than the underlying mortgage loans and any REO Properties are the custodial accounts and other accounts maintained pursuant to the pooling and servicing agreement and the short-term investments in which funds in the custodial account and other accounts are invested. The trust has no present liabilities, but has potential liability relating to ownership of the underlying mortgage loans and any REO Properties and indemnity obligations to the trustee, master servicer and special servicer. The fiscal year of the trust is the calendar year. The trust has no executive officers or board of directors. It acts through the trustee, master servicer and special servicer.

     We are contributing the underlying mortgage loans to the trust. We are purchasing the underlying mortgage loans from the loan sellers, as described in this prospectus supplement under "Description of the Mortgage
Pool--Representations and Warranties."

                                      S-75

     Since the trust fund is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a
"business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a "business trust."

                                  THE SERVICERS

THE MASTER SERVICER

     Midland Loan Services, Inc. ("MIDLAND") will be the master servicer and in this capacity will be responsible for the master servicing and administration of the mortgage loans pursuant to the pooling and servicing agreement. Certain servicing and administrative functions will also be provided by one or more primary servicers that previously serviced the mortgage loans for the applicable mortgage loan seller or its predecessor.

     Midland is a Delaware corporation and a wholly-owned subsidiary of PNC
Bank, National Association. Midland's principal servicing office is located at
10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

     Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities by S&P, Moody's and Fitch. Midland has received the highest rankings as a master, primary and special servicer from both S&P and Fitch. S&P ranks Midland as "Strong" and Fitch ranks Midland as "1"
for each category. Midland is also a HUD/FHA-approved mortgagee and a Fannie
Mae-approved multifamily loan servicer.

     Midland has adopted written policies and procedures relating to its various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland's servicing agreements, including procedures for managing delinquent loans. Midland has made certain changes to its servicing policies, procedures and controls in the past three years, which address, among other things, (i) Midland's conversion to its proprietary
Enterprise!(R) Loan ManagemenT System as its central servicing and investor reporting system; and (ii) an updated disaster recovery plan.

     Midland will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. Midland may from time to time have custody of certain of such documents as necessary for servicing actions involving particular mortgage loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard.

     No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland's failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

     From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the pooling and servicing agreement.

     Midland currently maintains an Internet-based investor reporting system,
CMBS Investor Insight(R), that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight through Midland's website at www.midlandls.com. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight.

                                      S-76

     As of March 31, 2006, Midland was servicing approximately 17,578 commercial and multifamily mortgage loans with a principal balance of approximately $140.2 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 13,300 of such loans, with a total principal balance of approximately $109.4 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties.

     Midland has been servicing mortgage loans in commercial mortgage-backed securities transactions since 1992. The table below contains information on the size and growth of the portfolio of commercial and multifamily mortgage loans in commercial mortgaged-backed securities and other servicing transactions for which Midland has acted as master and/or primary servicer from 2003 to 2005.

                                        CALENDAR YEAR END
PORTFOLIO GROWTH - MASTER/PRIMARY   (APPROXIMATE AMOUNTS IN BILLIONS)
---------------------------------   ---------------------------------
                                            2003   2004   2005
                                            ----   ----   ----
              CMBS                           $60    $70   $104
              Other                          $23    $28   $ 32
              Total                          $83    $98   $136

     The mortgage loans, except for the mortgage loans secured by the One New
York Plaza property, JQH Hotel Portfolio B2 properties and the Centra Point
Portfolio properties, will be serviced by the master servicer under the pooling and servicing agreement. The mortgage loans secured by the JQH Hotel Portfolio
B2 properties and Centra Point Portfolio properties will be serviced under the pooling and servicing agreement entered into in connection with Greenwich
Capital Commercial Funding Corp., as depositor, Commercial Mortgage Pass-Through
Certificates, Series 2005-GG5. The master servicer under that pooling and servicing agreement is Wachovia Bank, National Association, a national banking association. The mortgage loan secured by the One New York Plaza property will be serviced under the pooling and servicing agreement entered into in connection with Structured Asset Securities Corporation II, as depositor, LB-UBS Commercial
Mortgage Trust 2006-C4 Commercial Mortgage Pass-Through Certificates, Series
2006-C4. The master servicer under that pooling and servicing agreement is
Wachovia Bank, National Association, a national banking association.

     The master servicer will be responsible for master servicing of all of the underlying mortgage loans. The master servicer may elect to sub-service some or all of its servicing duties with respect to each of the mortgage loans.

     Certain of the duties of the master servicer and the provisions of the pooling and servicing agreement are set forth in this prospectus supplement under "Servicing Under the Pooling and Servicing Agreement." The manner in which collections on the underlying mortgage loans are to be maintained is described in this prospectus supplement under "Servicing Under the Pooling and Servicing
Agreement--Custodial Account." The advance obligations of the master servicer are described in this prospectus supplement under "Description of the Offered
Certificates--Advances of Delinquent Monthly Debt Service Payments." Certain
limitations on the master servicer's liability under the pooling and servicing agreement are described in this prospectus supplement under "Servicing Under the
Pooling and Servicing Agreement--Certain Matters Regarding the Master Servicer,
the Special Servicer and the Depositor." Certain terms of the pooling and servicing agreement regarding the master servicer's removal, replacement, resignation or transfer are described in this prospectus supplement under
"Servicing Under the Pooling and Servicing Agreement--Events of Default,"
"--Rights Upon Events of Default" and "--Certain Matters Regarding the Master
Servicer, the Special Servicer and the Depositor."

     The information set forth in this prospectus supplement concerning the master servicer has been provided by the master servicer.

THE SPECIAL SERVICER

     LNR Partners, Inc. ("LNR PARTNERS"), a Florida corporation and a subsidiary of LNR Property Holdings, Ltd. ("LNR"), will initially be appointed as special servicer for the mortgage loans. The principal executive offices of LNR Partners are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and
its telephone number is (305)-695-5600. LNR through its subsidiaries, affiliates and joint ventures, is involved in the real estate investment, finance and management business and engages principally in:

                                      S-77

     o    acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

     o    investing in high-yielding real estate loans, and

     o    investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgaged backed securities
          ("CMBS").

     LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the series 2006-GG7 pooling and servicing agreement, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over
13 years. The number of CMBS pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to over 160 as of August 31,
2005. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to: (a) 84 domestic CMBS pools as of December
31, 2001, with a then current face value in excess of $53 billion; (b) 102 domestic CMBS pools as of December 31, 2002, with a then current face value in excess of $67 billion; (c) 113 domestic CMBS pools as of December 31, 2003, with a then current face value in excess of $79 billion; (d) 134 domestic CMBS pools as of December 31, 2004, with a then current face value in excess of $111 billion; and (e) 136 domestic CMBS pools as of August 31, 2005, with a then current face value in excess of $131 billion. Additionally, LNR Partners has resolved over $23 billion of U.S. commercial and multifamily loans over the past
13 years, including $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004 and $1.1 billion of U.S. commercial and multifamily mortgage loans during the period of January 1 through August 31, 2005.

     LNR or one of its affiliates generally seeks investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia,
Texas, Massachusetts, North Carolina and California, and in Europe in London,
England, Paris, France and Munich, Germany. As of May 31, 2005, LNR Partners had
159 employees responsible for the special servicing of commercial real estate assets. As of August 31, 2005, LNR Partners and its affiliates specially service a portfolio which included approximately 16,000 assets in the 50 states and in
Europe with a then current face value in excess of $146 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the series 2006-GG7 certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

     LNR Partners maintains internal and external watch lists, performs monthly calls with master servicers and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the Servicing Standard.
Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located, and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners' strategy is guided by the Servicing Standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

     LNR Partners has the highest ratings afforded to special servicers by S&P and Moody's, respectively.

                                      S-78

     There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the series 2006-GG7 pooling and servicing agreement for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the series
2006-GG7 pooling and servicing agreement and, accordingly, will not have any material impact on the mortgage pool performance or the performance of the series 2006-GG7 certificates. Generally, LNR Partners' servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to
REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the Servicing Standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material primary advancing obligations with respect to the CMBS pools as to which it acts as special servicer, except with respect to the obligation to make servicing advances only on specially serviced mortgage loans in six commercial mortgage securitization transactions, and the obligation to make advances of delinquent debt service payments on specially serviced mortgage loans in one commercial mortgage securitization transaction.

     LNR Partners will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, LNR
Partners may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

     No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by
LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

     There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the subject securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its specially servicing of commercial mortgaged backed securitization pools generally.

     There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against LNR Partners or of which any of its property is the subject, that is material to the series
2006-GG7 certificateholders.

     LNR Partners is not an affiliate of the depositor, the sponsor(s), the trust, the master servicer, the trustee or any originator of any of the underlying mortgage loans identified in this prospectus supplement.

     LNR Securities Holdings, LLC, an affiliate of LNR Partners, will acquire an interest in one or more classes of the certificates. Otherwise, except for LNR
Partners acting as special servicer for this securitization transaction, there are no specific relationships involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the depositor, sponsor(s) or the trust, on the other hand, that currently exist or that existed during the past two years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm's length transaction with an unrelated third party - apart from the subject securitization transaction between LNR Partners or any of its affiliates, on the one hand, and the depositor, the sponsor(s) or the trust, on the other hand, that currently exist or that existed during the past two years and that are material to an investor's understanding of the offered certificates.

                                      S-79

     The mortgage loans secured by the JQH Hotel Portfolio B2 properties and
Centra Point Portfolio properties will be specially serviced under the pooling and servicing agreement entered into in connection with Greenwich Capital
Commercial Funding Corp., as depositor, Commercial Mortgage Pass-Through
Certificates, Series 2005-GG5. The special servicer under that pooling and servicing agreement is LNR Partners. The mortgage loan secured by the One New
York Plaza property will be specially serviced under the pooling and servicing agreement entered into in connection with Structured Asset Securities
Corporation II, as depositor, LB-UBS Commercial Mortgage Trust 2006-C4
Commercial Mortgage Pass-Through Certificates, Series 2006-C4. The special servicer under that pooling and servicing agreement is LNR Partners.

     Certain of the duties of the special servicer and the provisions of the pooling and servicing agreement regarding the special servicer, including without limitation information regarding the rights of the special servicer with respect to delinquencies, losses, bankruptcies and recoveries and the ability of the special servicer to waive or modify the terms of the mortgage loans are set forth in this prospectus supplement under "Servicing Under the Pooling and
Servicing Agreement--Modifications, Waivers, Amendments and Consents" and
"--Realization Upon Defaulted Mortgage Loans." Certain limitations on the special servicer's liability under the pooling and servicing agreement are described in this prospectus supplement under "Servicing Under the Pooling and
Servicing Agreement--Certain Matters Regarding the Master Servicer, the Special
Servicer and the Depositor." Certain terms of the pooling and servicing agreement regarding the Special Servicer's removal, replacement, resignation or transfer are described in this prospectus supplement under "Servicing of the
Underlying Mortgage Loans--Replacement of the Special Servicer," "Events of
Default," "--Rights Upon Events of Default" and "--Certain Matters Regarding the
Master Servicer, the Special Servicer and the Depositor" in this prospectus supplement.

     The information set forth in this prospectus supplement concerning the special servicer has been provided by the special servicer.

                                   THE TRUSTEE

GENERAL

     LaSalle Bank National Association ("LASALLE") will serve as trustee and custodian under the pooling and servicing agreement pursuant to which the series
2006-GG7 certificates are being issued. The trustee is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is a subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation. The trustee has extensive experience serving as trustee on securitizations of commercial mortgage loans. Since 1994, the trustee has served as trustee on over 640 commercial mortgage-backed security transactions involving assets similar to the mortgage loans. As of April 30,
2006, the trustee's portfolio of commercial mortgage-backed security transactions for which it currently serves as trustee numbers 425 with an aggregate outstanding certificate balance of approximately $271.5 billion. The long-term unsecured debt of the trustee is rated "A+" by S&P, "Aa3" by Moody's and "AA-" by Fitch Inc. The depositor, the master servicer or the special servicer may maintain other banking relationships in the ordinary course of business with the trustee and its affiliates. The corporate trust office of the trustee responsible for administration of the trust is located for certificate transfer purposes and for all other purposes, at 135 South LaSalle Street, Suite
1625, Chicago, Illinois 60603, Attention: Global Securities and Trust
Services--Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust
Series 2006-GG7.

     In its capacity as custodian under the pooling and servicing agreement,
LaSalle will hold the mortgage loan files exclusively for the use and benefit of the trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine that the same are valid. The disposition of the mortgage loan files will be governed by the pooling and servicing agreement. LaSalle provides custodial services on over
1000 residential, commercial and asset-backed securitization transactions and maintains almost 2.5 million custodial files in its two vault locations in Elk
Grove, Illinois and Irvine, California. LaSalle's two vault locations can maintain a total of approximately 6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie
Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking

                                      S-80

numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly reconciliation process. LaSalle uses a proprietary collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

     Using information set forth in this free writing prospectus, the trustee will develop the cashflow model for the trust. Based on the monthly loan information provided by the master servicer, the trustee will calculate the amount of principal and interest to be paid to each class of certificates on each payment date. In accordance with the cashflow model and based on the monthly loan information provided by the master servicer, the trustee will perform distribution calculations, remit distributions on the payment date to certificateholders and prepare a monthly statement to certificateholders detailing the payments received and the activity on the mortgage loans during the collection period. In performing these obligations, the trustee will be able to conclusively rely on the information provided to it by the master servicer, and the trustee will not be required to recompute, recalculate or verify the information provided to it by the master servicer.

     LaSalle and Greenwich Capital Financial Products, Inc. are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to Greenwich Capital Financial Products, Inc. for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services to most of the mortgage loans to be sold by Greenwich Capital Financial Products, Inc. to the
Depositor in connection with this securitization. LaSalle is also currently providing custodial services to Goldman Sachs Mortgage Company with respect to most of the mortgage loans to be sold by Goldman Sachs Mortgage Company pursuant to a custodial agreement. The terms of each of these custodial agreements are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

     In addition to having express duties under the pooling and servicing agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the pooling and servicing agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the pooling and servicing agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York
common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the "prudent person" standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The pooling and servicing agreement provides that the trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

     The information set forth under this heading "--General" has been provided by the trustee.

DUTIES OF THE TRUSTEE

     The trustee will make no representation as to the validity or sufficiency of the pooling and servicing agreement, the offered certificates or any mortgage loan or related document and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the mortgage loans to the trust, or any funds deposited in or withdrawn from a custodial account or any other account by or on behalf of the depositor, the master servicer or the special servicer. The trustee will not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the depositor, the master servicer or the special servicer, and accepted by the trustee in good faith, pursuant to the pooling and servicing agreement. The pooling and servicing agreement provides that no provision of such agreement shall be construed to relieve the trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that if no event of default has occurred and is continuing, the trustee will be required to perform, and will be liable for, only those duties specifically required under the pooling and servicing agreement, and in the absence of bad faith on the part of the trustee, the trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the trustee and conforming to the requirements of the pooling and servicing agreement. Upon receipt of any of

                                      S-81

the various certificates, reports or other instruments required to be furnished to it pursuant to the pooling and servicing agreement, however, the trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     As compensation for the performance of its routine duties, the trustee will be paid a fee. The trustee fee will be payable monthly from amounts received in respect of the mortgage loans and will accrue at a rate, calculated on the basis of a 360 day year consisting of twelve 30 day months equal to 0.00059% per annum, and will be computed on the basis of the stated principal balance of the related mortgage loan as of the preceding payment date. In addition, the trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the trustee in accordance with any of the provisions of the pooling and servicing agreement, but not including routine expenses incurred in the ordinary course of performing its duties as trustee under the pooling and servicing agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith.

     The pooling and servicing agreement provides that the trustee will not be liable for an error of judgment made in good faith by a responsible officer of the trustee, unless it shall be proved that the trustee was negligent in ascertaining the pertinent facts. In addition, the trustee is not liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to at least
25 percent of the voting rights relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee, under the pooling and servicing agreement (unless a higher percentage of voting rights is required for such action). If no event of default shall have occurred and be continuing, the trustee shall not be bound to make any investigation into the facts or matters stated in any document, unless requested in writing to do so by holders of certificates entitled to at least 25 percent of the voting rights; provided, however, that if the payment within a reasonable time to the trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the trustee, not reasonably assured to the trustee by the security afforded to it by the terms of the pooling and servicing agreement, the trustee may require reasonable indemnity from such requesting holders against such expense or liability as a condition to taking any such action.

     The trustee and any director, officer, employee or agent of the trustee, will be entitled to indemnification by the trust, to the extent of amounts held in the custodial account from time to time, for any loss, liability or reasonable out-of-pocket expense arising out of or incurred by the trustee in connection with any act or omission of the trustee relating to the exercise and performance of any of the powers and duties of the trustee under the pooling and servicing agreement. However, the indemnification will not extend to (i) any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the pooling and servicing agreement, (ii) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties under the pooling and servicing agreement, or by reason of its negligent disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the pooling and servicing agreement or (iii) any loss, liability or expense that constitute allocable overhead. If the indemnification of any loss, liability or reasonable out-of-pocket expenses of the trustee provided in the pooling and servicing agreement is invalid and unenforceable, then the trust fund will contribute to the amount paid or payable by the trustee as a result of such loss, liability or out-of-pocket expenses in such proportion as is appropriate to reflect the relative fault of any of the other parties on the one hand and the trustee on the other in connection with the actions or omissions which resulted in such loss, liability or out-of-pocket expenses, as well as any other relevant equitable considerations.

     The trustee and any of its respective affiliates may hold certificates in their own names. For purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee is incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee who will exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee. In addition, the trustee will be entitled to execute any of its trusts or powers under the pooling and servicing agreement or perform any of its duties under the pooling and servicing agreement either directly or by or through agents or attorneys; provided, however, that the trustee will remain responsible for all acts and omissions of such

                                      S-82

agents or attorneys within the scope of their employment to the same extent as it is responsible for its own actions and omissions under the pooling and servicing agreement; provided, further, that, in the case of an agent appointed to authenticate the certificates, such agent must satisfy certain eligibility requirements set forth in the pooling and servicing agreement.

     The trustee will at all times be required to be, and will be required to resign if it fails to be,

     o    a bank, a trust company, an association or a corporation organized and doing business under the laws of the United States of America or any state thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state banking authority;

     o    an entity that is not affiliate of the master servicer or the special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or the special servicer, as the case may be);

     o    a long-term unsecured debt rating of at least "Aa3" by Moody's and
          "AA-" by S&P (or "A+" by S&P if the short-term unsecured debt rating of the trustee is rated at least "A-1" by S&P) (or, in the case of either Rating Agency, such other rating as shall not result in a downgrade, withdrawal or qualification of the then current ratings of any class of series 2006-GG7 certificates, as confirmed in writing by such Rating Agency);

provided that if the trustee shall cease to be so eligible because its combined capital and surplus is no longer at least $50,000,000, and if the trustee proposes to the depositor, the master servicer and the special servicer to enter into an agreement with (and reasonably acceptable to) each of them, and if in light of such agreement the trustee's continuing to act as trustee under the pooling and servicing agreement would not (as evidenced in writing by each
Rating Agency) cause a downgrade, withdrawal or qualification of the then current ratings of any class of series 2006-GG7 certificates, then upon the execution and delivery of such agreement the trustee will not be required to resign, and may continue in such capacity, for so long as none of the ratings assigned by the Rating Agencies to the series 2006-GG7 certificates are adversely affected by the trustee's continuing to act as trustee under the pooling and servicing agreement.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee will be permitted at any time to resign from its obligations and duties under the pooling and servicing agreement by giving written notice to us, the master servicer, the special servicer, all series 2006-GG7 certificateholders and the Companion Loan Holders. Upon receiving this notice of resignation, we will be required to promptly appoint a successor trustee acceptable to the master servicer. If no successor trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     If at any time a trustee ceases to be eligible to continue as trustee under the pooling and servicing agreement, or if at any time the trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, or if the trustee shall fail (other than by reason of the failure of either the master servicer or the special servicer to timely perform its obligations hereunder or as a result of other circumstances beyond the trustee's reasonable control) to deliver or otherwise make available certain reports and such failure shall continue for five days after receipt of written notice by the trustee of such failure, or if a tax is imposed or threatened with respect to the trust fund by any state in which the trustee is located or in which it holds any portion of the trust fund, we will be authorized to remove the trustee and appoint a successor trustee acceptable to us and the master servicer. In addition, holders of the certificates entitled to at least 51 percent of the voting rights may at any time, with or without cause, remove the trustee under the pooling and servicing agreement and appoint a successor trustee.

     Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee. Upon any succession of the trustee, the predecessor trustee will be entitled to the payment of compensation and reimbursement agreed to under the pooling and servicing agreement for services rendered and expenses incurred. The pooling and servicing agreement provides that expenses relating to

                                      S-83

resignation of the trustee or any removal of the trustee for cause will be required to be paid by the trustee, and expenses relating to the removal of the trustee without cause will be paid by the parties effecting such removal.

     If the trustee resigns or is terminated or removed, then any and all costs and expenses associated with transferring the duties of the trustee to a successor trustee, including those associated with the transfer of mortgage files and other documents and statements held by the predecessor trustee to the successor trustee, are to be paid:

     (a) by the predecessor trustee, if such predecessor trustee has resigned or been removed with cause, including by the Depositor in accordance with the pooling and servicing agreement;

     (b) by the certificateholders that effected the removal, if the predecessor trustee has been removed without cause by such certificateholders; and

     (c) out of the trust assets, if such costs and expenses are not paid by the predecessor trustee, as contemplated by the immediately preceding clause (a), within a specified period after they are incurred (except that such predecessor trustee will remain liable to the trust for those costs and expenses).

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     We intend to include the 134 mortgage loans identified on Annex A to this prospectus supplement in the trust. The mortgage loans will have an Initial
Mortgage Pool Balance as of the cut-off date of $3,611,656,138. However, the actual initial mortgage loan balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the Mortgage Pool or any other mortgage loans are added to the Mortgage Pool. See "--Changes In
Mortgage Pool Characteristics" below.

     Eight of the mortgage loans, representing approximately 22.8% of the
Initial Mortgage Pool Balance, are each part of a split loan structure, comprised of two or more mortgage loans that are secured by the same mortgage instrument on the same mortgaged property or mortgaged properties. See "--Split
Loan Structure" below. Additionally, the mortgage loan secured by the mortgaged property identified on Annex A as Montehiedra Town Center permits the borrower to incur future pari passu debt. See "--Additional Loan and Property
Information--Other Financing" below.

     The Initial Mortgage Pool Balance will equal the total cut-off date principal balance of all the underlying mortgage loans. The cut-off date principal balance of any mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust is shown on Annex A to this prospectus supplement. Those cut-off date principal balances range from
$1,282,731 to $248,400,000, and the average of those cut-off date principal balances is $26,952,658.

     Of the mortgage loans to be included in the trust:

     o    Seventy-nine mortgage loans, representing approximately 53.2% of the
          Initial Mortgage Pool Balance, were originated by Greenwich Capital
          Financial Products, Inc. ("GCFP") and one mortgage loan, representing approximately 0.7% of the Initial Mortgage Pool Balance, was acquired by GCFP from Petra Mortgage Capital LLC; and

     o    Fifty-four mortgage loans (the "GSCMC LOANS"), representing approximately 46.1% of the Initial Mortgage Pool Balance, were originated by Goldman Sachs Commercial Mortgage Capital, L.P. ("GSCMC"
          and together with GCFP, the "Originators") and in the case of one mortgage loan, representing approximately 5.5% of the Initial Mortgage
          Pool Balance, co-originated with Lehman Brothers Bank FSB.

                                      S-84

     The GSCMC Loans were originated for sale to, and acquired by, Goldman Sachs
Mortgage Company ("GSMC"). We will acquire the mortgage loans from GCFP and GSMC
(collectively, the "MORTGAGE LOAN SELLERS") on or about July 12, 2006. We will cause the mortgage loans that we intend to include in the trust to be assigned to the trustee pursuant to the pooling and servicing agreement.

     Each of the mortgage loans that we intend to include in the trust is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by a promissory note and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily properties. That mortgage lien will, in all cases (other than as described in the next sentence), be a first priority lien, subject only to Permitted Encumbrances.

     You should consider each of the mortgage loans that we intend to include in the trust to be a nonrecourse obligation of the related borrower. You should anticipate that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged property or properties for satisfaction of that borrower's obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the mortgage loans will be insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer, any
Mortgage Loan Seller or any other party.

     We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the trust. When reviewing this information, please note that--

     o    All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

     o    All weighted average information provided with respect to the mortgage loans reflects a weighting by their respective cut-off date principal balances. We will transfer the cut-off date principal balance for each of the mortgage loans to the trust. We show the cut-off date principal balance for each of the mortgage loans on Annex A to this prospectus supplement.

     o    If any mortgage loan is secured by multiple mortgaged properties located in more than one state, a portion of the principal balance of that mortgage loan has been allocated to each of those properties.

     o    When information with respect to mortgaged properties is expressed as a percentage of the Initial Mortgage Pool Balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans included in the trust or the portions of those balances allocated to such properties. We show the allocated loan amount for each individual mortgaged property securing a multi-property mortgage loan on Annex A to this prospectus supplement.

     o    Certain of the mortgage loans included in the trust are secured by properties that also secure another mortgage loan (or may in the future) that is not included in the trust, which mortgage loan may be subordinated to or pari passu in right to payment with the mortgage loan included in the trust. See "Description of the Mortgage
          Pool--Split Loan Structure" and "--Additional Loan and Property
          Information--Other Financing" in this prospectus supplement.

     o    The Initial Mortgage Pool Balance, and all other financial and statistical information provided in this prospectus supplement, unless indicated otherwise, is based on the cut-off date principal balances of the mortgage loans and excludes any subordinate or pari passu mortgage loans.

     o    With respect to the mortgage loans that are part of a Loan Group, the underwritten debt-service-coverage ratio was calculated based on the monthly debt service payment due in respect of the mortgage loan included in the trust fund plus the funded non-trust pari passu mortgage loan(s) in that Loan Group, if any, without regard to the monthly debt service that is due in connection with any subordinate mortgage loan in that Loan Group.

                                      S-85

     o    With respect to the mortgage loans secured by the mortgaged properties identified on Annex A to this prospectus supplement as Towns of
          Riverside, Alanza Brook Apartments, 1544 Old Alabama and 900 Holcomb
          Road and The Moorings, representing approximately 0.8%, 0.6%, 0.6% and
          0.3%, respectively, of the aggregate principal balance of the mortgage loans as of the cut off date, which have an interest rate that steps up during the term of the mortgage loan, information with respect to the interest rates on the mortgage loans (including without limitation for purposes of calculating the weighted average mortgage interest rates and debt service coverage ratios) is presented in this prospectus supplement as if the mortgage loans pay at their highest rates throughout the life of such mortgage loans (5.475%, 5.475%,
          7.965% and 5.520%, respectively).

     o    With respect to the mortgage loans that are part of a Loan Group, the cut-off date principal balance used in the calculation of Cut-Off Date
          Loan-to-Appraised Value ratio includes the cut-off date principal balance of the mortgage loan that has been included in the trust plus any related funded non-trust pari passu mortgage loan, but excludes the principal balance of any subordinate mortgage loan in that Loan
          Group.

     o    Statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the Mortgage Pool prior to that date.

     A description of the underwriting standards of GCFP is set forth above under "The Sponsors, Mortgage Loan Sellers and Originators--Sponsors--Greenwich
Capital Financial Products, Inc.--Underwriting Standards." A description of the underwriting standards of GSCMC is set forth above under "The Sponsors, Mortgage
Loan Sellers and Originators--The Mortgage Loan Sellers and Originators--Goldman
Sachs Commercial Mortgage Capital, L.P."

     The mortgage loans included in this transaction were selected for this transaction from mortgage loans specifically originated or acquired for securitizations of this type by the Sponsors, taking into account rating agency criteria and feedback, subordinate investor feedback, property type and geographic location.

CROSS-COLLATERALIZED MORTGAGE LOANS AND MULTI-PROPERTY MORTGAGE LOANS

     The Mortgage Pool will include 9 mortgage loans, representing approximately
14.0% of the Initial Mortgage Pool Balance, that are, in each case, individually or through cross collateralization with other mortgage loans, secured by two or more real properties. In certain cases, in order to minimize the amount of mortgage recording tax due in connection with the transaction, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans. The mortgage amount may equal the appraised value or allocated loan amount for the particular real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

MORTGAGE LOANS WITH AFFILIATED BORROWERS

     The mortgage pool includes two separate groups of mortgaged real properties
(with a combined Initial Mortgage Pool Balance of at least 2.7%) that are under common ownership and/or control and that secure two or more mortgage loans that are not cross-collateralized, as identified in the following table:

                                                                                          COMBINED % OF
                                                                          NUMBER OF      INITIAL MORTGAGE
                             MORTGAGE LOANS                             MORTGAGE LOANS     POOL BALANCE
---------------------------------------------------------------------   --------------   ----------------

Johnson Medical Office Portfolio, Louisville Medical Office Portfolio         3                3.4%
   and Alexian Brothers Medical Office Portfolio
Santan Gateway, Oak Park Shopping Center, Anderson Fiesta, Chandler           6                2.7%
   Santan South, Cortaro Plaza and Lancaster Plaza

                                      S-86

TERMS AND CONDITIONS OF THE TRUST MORTGAGE LOANS

     Due Dates. The following chart identifies the days on which scheduled debt service payments are due with respect to the mortgage loans we intend to include in the trust, subject, in some cases, to a next business day convention:

                               NUMBER OF      % OF INITIAL MORTGAGE
DUE DATE   GRACE PERIOD(1)   MORTGAGE LOANS        POOL BALANCE
--------   ---------------   --------------   ---------------------
  6th              0              130                 99.5%
  1st              5                4                  0.5%

----------
(1)  As used in this prospectus supplement, "grace period" is the number of days before a payment default is an event of default under the mortgage loan.
     See Annex A to this prospectus supplement for information on the number of days before late payment charges are due under each mortgage loan.

     Mortgage Rates; Calculations of Interest. Except as otherwise described below with respect to one mortgage loan that has an anticipated repayment date and four mortgage loans that have an interest rate that steps up as described below, each of the other mortgage loans that we intend to include in the trust bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity.

     As described below under "--ARD Loan," the mortgage loan that has an anticipated repayment date will accrue interest after that date at a rate that is in excess of its mortgage interest rate prior to that date.

     With respect to one mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Towns of Riverside, representing approximately 0.8% of the Initial Mortgage Pool Balance, the interest rate on that mortgage loan is 4.350% per annum through the February
2007 payment date and increases annually after that payment date to a rate of
5.350% per annum for the February 2013 payment date. On and after the February
2013 payment date, the interest rate increases to 5.475% and remains the same through the maturity date of the mortgage loan (February 6, 2016). The DSCR as of the cut-off date assuming the highest interest rate payable under that mortgage loan of 5.475% is 1.39x.

     With respect to one mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Alanza Brook Apartments, representing approximately 0.6% of the Initial Mortgage Pool Balance, the interest rate on that mortgage loan is 4.350% per annum through the March 2007 payment date and increases annually after that payment date to a rate of 5.350%
per annum for the March 2013 payment date. On and after the March 2013 payment date, the interest rate increases to 5.475% and remains the same through the maturity date of the mortgage loan (March, 2016). The DSCR as of the cut-off date assuming the highest interest rate payable under that mortgage loan of
5.475% is 1.35x.

     With respect to one mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as 1544 Old Alabama, representing approximately 0.6% of the Initial Mortgage Pool Balance, the interest rate on that mortgage loan is 7.750% per annum through the July 2009 payment date and 7.965% per annum thereafter. The DSCR as of the cut-off date assuming the highest interest rate payable under that mortgage loan of 7.965% is
1.07x.

     With respect to one mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as The Moorings representing approximately 0.3% of the Initial Mortgage Pool Balance, the interest rate on that mortgage loan is 4.395% per annum through the February 2007 payment date and increases annually after that payment date to a rate of 5.395% per annum for the February 2013 payment date. On and after the February 2013 payment date, the interest rate increases to 5.520% and remains the same though the maturity date of the mortgage loan (February 6, 2016). The DSCR as of the cut-off date assuming the highest interest rate payable under that mortgage loan of 5.520% is
1.20x.

     The current mortgage interest rate for each of the mortgage loans that we intend to include in the trust is shown on Annex A to this prospectus supplement. As of the cut-off date, the mortgage interest rates for the mortgage loans included in the trust ranged from 4.940% per annum to 7.965% per annum, and the weighted average of those mortgage interest rates was 5.954% per annum.
For purposes of calculating the weighted average of the mortgage interest rates, with respect to the mortgage loans secured by the mortgaged properties identified on Annex A to this

                                      S-87

prospectus supplement as Towns of Riverside, Alanza Brook Apartments and 1544
Old Alabama and 900 Holcomb Road and The Moorings, which have an interest rate that steps up during the term of the mortgage loan, we assumed that the mortgage loans pay at their highest rates throughout the life of such mortgage loans
(5.475%, 5.475%, 7.965 and 5.520%, respectively).

     None of the mortgage loans that we intend to include in the trust provides for negative amortization or for the deferral of interest.

     Balloon Loans. One hundred thirty-three of the mortgage loans, representing approximately 99.3% of the Initial Mortgage Pool Balance, are each characterized by:

     o    an amortization schedule that is significantly longer than the actual term of the mortgage loan, and

     o    a substantial balloon payment being due with respect to the mortgage loan on its stated maturity date.

     Seventy-six of the mortgage loans, representing approximately 43.1% of the
Initial Mortgage Pool Balance, are interest-only loans for a certain period, then amortizing.

     Twenty-one of the mortgage loans, representing approximately 38.8% of the
Initial Mortgage Pool Balance, are interest-only loans that provide for a balloon payment being due on their respective stated maturity dates.

     Thirty-six of the mortgage loans, representing approximately 17.4% of the
Initial Mortgage Pool Balance, are amortizing loans that provide for a balloon payment being due on their respective stated maturity dates.

     ARD Loan. The mortgage loan identified on Annex A to this prospectus supplement as 88 Third Avenue that we intend to include in the trust, representing approximately 0.7% of the Initial Mortgage Pool Balance, is characterized by the following features:

     o    A maturity date that is more than 30 years following origination.

     o    The designation of an anticipated repayment date that is approximately
          10 years following origination. The anticipated repayment date for the
          ARD Loan is listed on Annex A to this prospectus supplement.

     o    The ability of the related borrower to prepay the mortgage loan, without restriction, including without any obligation to pay a prepayment premium or a yield maintenance charge, at any time on or after a date that is 3 months prior to the anticipated repayment date.

     o    Until its anticipated repayment date, the calculation of interest at its initial mortgage interest rate.

     o    From and after its anticipated repayment date, the accrual of interest at a revised annual rate that is equal to the sum of

          (i) the greater of its initial mortgage interest rate or the average yield to maturity for treasury obligations coterminous with the ARD Loan, plus

          (ii) 5 percentage points.

     o    The deferral of any interest accrued with respect to the mortgage loan from and after the related anticipated repayment date at the revised mortgage interest rate. Any post-anticipated repayment date additional interest accrued with respect to the mortgage loan following its anticipated repayment date will be due and payable with the entire unpaid principal balance of the mortgage loan on the extended maturity date.

     o    From and after its anticipated repayment date, the accelerated amortization of the mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property which remains after payment of the applicable monthly debt service payments and permitted operating expenses and capital expenditures. These accelerated amortization payments and the post-anticipated repayment date additional interest are considered separate from the monthly debt service payments due with respect to the mortgage loan.

                                      S-88

     In the case of the ARD Loan that we intend to include in the trust, the related borrower has entered into a cash management agreement. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from the property received after the related anticipated repayment date into a designated account controlled by the lender under the ARD Loan.

     Amortization of Principal. The table below shows, in months, the original and, as of the cut-off date, the remaining amortization schedules and terms to maturity for the mortgage loans that we expect to back the offered certificates.
For purposes of the following table, the ARD Loan is assumed to mature on its anticipated repayment date.

                                                            POOLED
                                                        MORTGAGE LOANS
                                                        --------------
ORIGINAL TERM TO MATURITY (MOS.)
Maximum..............................................         122
Minimum..............................................          60
Weighted Average.....................................         114

REMAINING TERM TO MATURITY (MOS.)
Maximum..............................................         120
Minimum..............................................          50
Weighted Average.....................................         112

ORIGINAL AMORTIZATION TERM (MOS.) (1)
Maximum..............................................         507
Minimum..............................................         240
Weighted Average.....................................         358

REMAINING AMORTIZATION TERM (MOS.) (1)
Maximum..............................................         507
Minimum..............................................         238
Weighted Average.....................................         357

-----------
(1)  Calculation excludes interest-only loans.

     Seventy-six mortgage loans, representing approximately 43.1% of the Initial
Mortgage Pool Balance, require that payments of interest-only be made during a
6-month to 84-month period following origination of such mortgage loans.
Accordingly, with respect to the calculation of original and remaining amortization terms in the table above, such mortgage loans are assumed to have amortizations terms ranging from 300 months to 360-months.

     Some of the mortgage loans included in the trust provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.

     The mortgage loans secured by the mortgaged properties identified on Annex
A to this prospectus supplement as JP Morgan International Plaza I & II, West
Oaks Mall, 1544 Old Alabama and 900 Holcomb Road, representing 5.4%, 2.4% and
0.6% of the Initial Mortgage Pool Balance, respectively, amortize on custom amortization schedules. See "Annex A-2--JP Morgan International Plaza I & II
Amortization Schedule," "Annex A-3--West Oaks Mall Amortization Schedule" and
"Annex A-4--1544 OlD Alabama and Holcomb Road Amortization Schedule" in this prospectus supplement.

     Prepayment Provisions. All of the mortgage loans, other than the mortgage loan identified on Annex A to this prospectus supplement as Fremont Marriott and
Arcadia Villa Apartments, provide for a prepayment lock-out period, during which voluntary principal prepayments are prohibited, followed by generally one of the following:

     o    a defeasance period, during which voluntary principal prepayments are still prohibited, but the related borrower may obtain a release of the related mortgaged property through defeasance,

     o    a defeasance period, or

                                      S-89

     o    a prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of an amount equal to the greater of the prepayment premium specified in the related loan documents and the yield maintenance premium specified in the related loan documents.

     The mortgage loans identified on Annex A to this prospectus supplement as
Fremont Marriott and Arcadia Villa Apartments do not provide for a lock-out period but provide for a prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of an amount equal to the greater of a declining prepayment premium specified in the related loan documents and the yield maintenance premium specified in the related loan documents.

     The following chart sets forth the number of mortgage loans that we intend to include in the trust fund that have each of the defeasance or prepayment provisions described above.

                              DEFEASANCE/PREPAYMENT

                                                                              AGGREGATE CUT-OFF   % OF INITIAL
                                                                NUMBER OF     DATE PRINCIPAL      MORTGAGE POOL
                                                             MORTGAGE LOANS       BALANCE            BALANCE
                                                             --------------   -----------------   -------------

Lockout/Defeasance(1).....................................         115          $3,278,118,665        90.8%
Lockout/Defeasance or Yield Maintenance(2)................           5             159,375,374         4.4%
Lockout/Yield Maintenance(3)..............................          12             141,822,098         3.9%
Greater of Yield Maintenance and Declining Fee(4).........           2              32,340,000         0.9%
                                                                   ---          --------------       -----
                                                                   134          $3,611,656,138       100.0%

----------
(1)  Includes one mortgage loan (secured by the mortgage property identified on
     Annex A to this prospectus supplement as Alpine Valley Center), representing approximately 0.3% of the Initial Mortgage Pool Balance, which provides for a lockout period followed by a defeasance period and in addition, in connection with a partial release of the mortgaged property, provides for partial defeasance or partial prepayment with the payment of a yield maintenance premium.

(2)  Includes 4 mortgage loans which provide for defeasance or prepayment with the payment of prepayment consideration equal to the greater of (x) 1% of the outstanding principal amount being prepaid and (y) the yield maintenance charge, and one mortgage loan (secured by the mortgaged property identified on Annex A to this prospectus supplement as Grant &
     Geary Center) which provides for defeasance or prepayment with the payment of prepayment consideration equal to the yield maintenance charge.

(3)  Includes 12 mortgage loans which provide for payment of prepayment consideration equal to the greater of (x) 1% of the outstanding principal amount being prepaid and (y) the yield maintenance charge.

(4)  Includes one mortgage loan (secured by the mortgaged property identified on
     Annex A to this prospectus supplement as Fremont Marriott) for which the declining fee is equal to (a) 6% from November 6, 2005 through October 6,
     2007, (b) 4% from November 6, 2007 through October 6, 2008, (c) 2% from
     November 6, 2008 through October 6, 2009, (d) 1% from November 6, 2009 through June 6, 2010 and (e) 0% from July 6, 2010 through the maturity date of the mortgage loan (October 6, 2010). Includes one mortgage loan (secured by the mortgaged property identified on Annex A to this prospectus supplement as Arcadia Villa Apartments) for which the declining fee is equal to (a) 3% from May 6, 2006 through April 6, 2007, (b) 2% from May 62,
     2007 through April 6, 2008, (c) 1% from May 6, 2008 through December 6,
     2015 and (d) 0% from January 16, 2016 through the maturity date of the mortgage loan (April 6, 2016).

     All of the mortgage loans, other than the mortgage loan secured by the property identified on Annex A to this prospectus supplement as Fremont
Marriott, contain provisions for a prepayment lock-out period that is currently in effect. The mortgage loan secured by the property identified on Annex A to this prospectus supplement as Fremont Marriott has no provision for a lock-out period. A lock-out period is a period during which the principal balance of a mortgage loan may not be voluntarily prepaid in whole or in part. With respect to the mortgage loans that are in a prepayment lock-out period--

     o    the maximum remaining prepayment lock-out period as of the cut-off date is 117 months;

     o    the minimum remaining prepayment lock-out period as of the cut-off date is 0 months; and

     o    the weighted average remaining prepayment lock-out period as of the cut-off date is 101 months.

     Notwithstanding otherwise applicable lock-out periods, partial prepayments of some of the mortgage loans may occur under the circumstances described under
"--Other Prepayment Provisions" below.

                                      S-90

     The prepayment terms of each of the mortgage loans that we intend to include in the trust are more particularly described in Annex A to this prospectus supplement.

     Prepayment premiums and yield maintenance charges received on the mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the persons, in the amounts and in accordance with the priorities described under "Description of the Offered
Certificates--Payments--Payments of Prepayment Premiums and Yield Maintenance
Charges" in this prospectus supplement. See "Risk Factors--Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as
Being Unenforceable--Prepayment Premiums, Fees and Charges" and "Legal Aspects
of Mortgage Loans--Default Interest and Limitations on Prepayments" in the
accompanying prospectus.

     Open Prepayment Periods. All of the mortgage loans that we intend to include in the trust provide for an open prepayment period that generally begins not more than six months prior to stated maturity or, in the case of the ARD
Loan, not more than two months prior to the related anticipated repayment date, although certain mortgage loans secured by multiple properties may permit prepayment in part during the applicable open period based on the allocated loan amount for such parcel and contain restrictions on any partial prepayment
(including, for example, satisfaction of a DSCR test).

     Other Prepayment Provisions. Generally, the mortgage loans that we intend to include in the trust provide that condemnation proceeds and insurance proceeds may be applied to reduce the mortgage loan's principal balance, to the extent such funds will not be used to repair the improvements on the mortgaged property or given to the related borrower, in many or all cases without prepayment consideration. In addition, some of the mortgage loans that we intend to include in the trust may also in certain cases permit, in connection with the lender's application of insurance or condemnation proceeds to a partial prepayment of the related mortgage loan, the related borrower to prepay the entire remaining principal balance of the mortgage loan, in many or all cases without prepayment consideration.

     Investors should not expect any prepayment consideration to be paid in connection with any partial or full prepayment described in the prior paragraph.

     With respect to the mortgage loans secured by the mortgaged properties listed below (the "EARNOUT LOANS"), the amounts specified in the table below were funded into earnout reserves, pending satisfaction of certain conditions, including without limitation, achievement of certain debt-service-coverage ratios, loan to value ratios, occupancy or other tests. If these tests are met by the borrower by a specified date, these amounts will be released to the borrower. If these tests are not met by the specified target date, these earnout amounts will be used by the related master servicer to prepay the related
Earnout Loan. If these earnout amounts are used to prepay the related Earnout
Loan, the related master servicer will reduce the monthly debt service payments accordingly to account for the new outstanding Earnout Loan balance. The DSCRs and LTVs shown in this prospectus supplement and in Annex A were calculated based on the principal balance of the Earnout Loans net of the related earnout amount or a portion thereof which may be applied to prepay the Earnout Loans. In addition, the LTVs at maturity for the Earnout Loans shown in this prospectus supplement and in the foldout pages on Annex A were calculated based on the as-stabilized appraised values and under the assumption that the performance conditions were satisfied and the earnout amounts were released to the related borrower. The amounts beneath the captions "Full Loan Amount LTV" and "Full Loan
Amount DSCR" are calculated based on the principal balance of those Earnout
Loans including the related earnout amount. The following table sets forth certain information regarding the Earnout Loans for which the master servicer will be required to use such earnout amount to prepay the related Earnout Loan.
For each of the Earnout Loans, the earliest date, if any, on which any amounts may be so applied is set forth beneath the caption "Earliest Defeasance or
Prepay Date."

                                                                                                EARLIEST                 IF
                                                % OF      FULL               FULL     NET OF   DEFEASANCE              PREPAY,
                                              INITIAL     LOAN     NET OF    LOAN    EARNOUT       OR                   YIELD
                      EARNOUT      EARNOUT    MORTGAGE   AMOUNT   EARNOUT   AMOUNT     NCF       PREPAY     DEFEASE/    MAINT.
 PROPERTY NAMES       AMOUNT       RESERVE      POOL      LTV       LTV      DSCR      DSCR       DATE       PREPAY   APPLICABLE
-----------------   ----------   ----------   --------   ------   -------   ------   -------   ----------   --------  ----------

Water Tower Place   $1,496,000   $1,645,000      0.2%     88.8%    73.2%     1.10x    1.34x     11/6/2007    Prepay       Yes
Balmoral Centre     $1,225,000   $1,347,500      0.2%     77.6%    65.1%     1.15x    1.37x     2/6/2008     Prepay       Yes
Commerce Center     $  677,431   $  745,000      0.1%     77.9%    67.3%     1.13x    1.30x     9/6/2008     Prepay       Yes
Six Quebec          $  345,000   $  379,500      0.1%     73.9%    67.6%     1.16x    1.27x     6/1/2007     Prepay       Yes

                                      S-91

     With respect to certain mortgage loans (other than the Earnout Loans), certain amounts were escrowed at closing, which amounts may be released to the related borrower upon the satisfaction of certain conditions specified in the related mortgage loan documents. In the event such conditions are not satisfied, the related loan documents provide that the lender may hold the escrowed funds as additional collateral for the related mortgage loan or, after expiration of the related defeasance lockout period, use such amounts to partially defease the related mortgage loan. In addition, with respect to certain other mortgage loans with a performance related escrow or reserve, in the event such performance condition is not satisfied, the related loan documents may provide the master servicer with the option to hold such escrow amounts as additional collateral or use such amounts to partially prepay the mortgage loan. The master servicer may determine, based on the servicing standard, that such amounts should be used to reduce the principal balance of the related mortgage loan. Unless otherwise indicated in this prospectus supplement or Annex A to this prospectus supplement, all calculations with respect to the mortgage loans with reserves that are not Earnout Loans treat any reserves as fully disbursed.

     Release Provisions. Five multi-property mortgage loans, representing approximately 12.2% of the Initial Mortgage Pool Balance, permit the borrower to obtain a release of one or more of its properties from the lien of the mortgage in connection with a partial defeasance following the expiration of the
Defeasance Lock-Out Period, subject to the satisfaction of certain conditions, including: (i) the deposit of Government Securities in an amount generally equal to at least 125% of the allocated loan amount of the property or properties to be released (exceptions are listed below), (ii) in some cases, satisfaction of certain debt-service-coverage ratio tests and (iii) no event of default. In some cases, the loan documents require that the Government Securities be in an amount equal to the greater of (i) the sale or refinancing proceeds and (ii) the specified percentage of the allocated loan amount for such mortgaged property.
The following multi-property mortgage loans permit partial defeasance with a release price in an amount less than 125% of the allocated loan amount for the mortgaged property to be released:

     o    With respect to the mortgage loan secured by a portfolio of twenty-nine (29) mortgaged properties, identified on Annex A to this prospectus supplement as Investcorp Retail Portfolio, representing approximately 6.9% of the initial mortgage pool balance, the loan documents permit the related borrower to release any mortgaged property from the lien of the mortgage, subject to the satisfaction of the certain conditions, including: (i) the borrower's prepayment of all or a portion of the Investcorp Retail Portfolio Pari Passu
          Companion Loan in an amount not less the 110% of the allocated loan amount (the "RELEASE PRICE") or, after the Investcorp Retail Portfolio
          Pari Passu Companion Loan has been reduced to zero and the defeasance lockout period, the defeasance of all or portion of the Investcorp
          Retail Portfolio Trust Loan in an amount not less than the applicable
          Release Price (or the portion of the Release Price that was not applied toward the prepayment of the Investcorp Retail Portfolio Pari
          Passu Companion Loan), and (ii) after giving effect to the release, unless the Investcorp Retail Portfolio Pari Passu Companion Loan is
          prepaid in full and the Investcorp Retail Portfolio Trust Loan is defeased in full, the DSCR is equal to or greater than the greater of
          (A) the DSCR as of the closing date of the mortgage loan and (B) the
          DSCR for the test period immediately prior to the release.

     o    With respect to the mortgage loan secured by a portfolio of eight (8)
          mortgaged properties identified on Annex A to this prospectus supplement as JQH Hotel Portfolio B2, representing approximately 2.1%
          of the Initial Mortgage Pool Balance, the loan documents permit the partial defeasance and release of one or more mortgaged properties, subject to the satisfaction of certain conditions, including (i) the borrower deliver to the lender a partial defeasance deposit in an amount equal to the JQH Defeasance Amount, (ii) after giving effect to such release, the DSCR is not less than 1.35x and (iii) written confirmation from each Rating Agency that the release would not cause the downgrade, withdrawal or qualification of the then current ratings of any class of Certificates. The debt-service-coverage ratio is calculated based on trailing 12 months' net operating income and a loan constant of 6.80%. The "JQH DEFEASANCE AMOUNT" is (1) 102%, until
          5% of the related mortgage loan has been defeased; then (2) 110%, until 10% of the related mortgage loan has been defeased; then (3)
          115%, until 20% of the related mortgage loan has been defeased; then
          (4) 120%, until 30% of the related mortgage loan has been defeased;
          and then (z) 125%.

     o    With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Silver Creek
          Portfolio II, representing approximately 0.4% of the Initial Mortgage
          Pool Balance, the related borrower may partially release one or more mortgaged properties upon satisfaction of certain conditions set forth in the related loan documents including (i) payment by the related borrower of a release price allocated to the mortgaged property to be released, as set forth in the

                                      S-92

          loan documents, (ii) payment by the related borrower of all reasonable costs and expenses incurred by the lender, (iii) the non-occurrence or discontinuance of an event of default, (iv) pledging of defeasance collateral in the form of U.S. government securities providing cash payment in an amount sufficient to pay and discharge the scheduled partial defeasance payment, if applicable, and (v) achievement of a debt service coverage ratio with respect to the mortgaged properties remaining immediately after such release (calculated with a stressed debt service constant of 10.09%) not less than the greater of (x) the debt service coverage ratio with respect to the mortgaged properties immediately prior to such release and (y) 0.73x.

     In addition to the partial defeasance releases permitted with respect to multi-property mortgage loans described above, the following mortgage loans contain provisions permitting a portion of the mortgaged property to be released from the lien of the related mortgage:

     o    With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Best Western -
          Charleston, representing approximately 0.2% of the Initial Mortgage
          Pool Balance, the related loan documents permit a release of the lien on the ground lease parcel consisting of an adjacent parking lot upon satisfaction of certain conditions set forth in the related loan documents including (i) execution by the related borrower of a lease for a parking garage or another related agreement as contemplated by the loan documents, (ii) payment by the related borrower of all reasonable costs and expenses incurred by the lender, (iii) the non-occurrence or discontinuance of an event of default and (iv)
          timely satisfaction of all of the conditions to termination of the ground lease relating to the adjacent parking lot parcel.

     o    With respect to the mortgage loan identified on Annex A to this prospectus supplement as 131 Spring Street, representing approximately
          0.8% of the Initial Mortgage Pool Balance, the loan documents permit the release of the eight residential units at such property (each, a
          "131 SPRING RELEASE PARCEL") in connection with a third party sale of such 131 Spring Release Parcels and the conversion of the property to a condominium form of ownership. The release is subject to the satisfaction of certain conditions, including (i) after giving effect to such release, the DSCR (calculated using an 8% constant) for the remaining property is not less than 1.30x and (iii) after giving effect to such release, the LTV ratio for the remaining property is not more than 70%. The release is also conditioned upon the lender's approval of the condominium documents. Additionally, the borrower is required to deliver letters from the rating agencies confirming that the release will not result in a downgrade or qualification of the ratings of the series 2006-GG7 certificates and an opinion of counsel that the release will not adversely affect the status of the REMIC trust.

     o    With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Mohawk Hills
          Apartments, representing approximately 0.8% of the Initial Mortgage
          Pool Balance, the borrower may cause the release of up to 21 rental buildings, totaling 304 rentable units, and corresponding covered parking structure (each a "MOHAWK HILLS RELEASE PARCEL"). The release is subject to the satisfaction of certain conditions, including (i)
          prepayment by the borrower of the mortgage loan in an amount equal to the release amount (115% of the allocated loan amount attributable to such Mohawk Hills Release Parcel) together with a yield maintenance premium on the principal being prepaid, (ii) after giving effect to such release, the DSCR for the remaining property is not less than the greater of (x) the DSCR immediately preceding such release and (y) the
          DSCR at closing and (iii) the aggregate amount of principal prepaid pursuant to such release provisions shall not exceed $18,285,815
          (i.e., not more than sixty two percent (62%) of the original principal amount of the mortgage loan).

     o    With respect to one mortgage loan identified on Annex A to this prospectus supplement as The Mall at Turtle Creek, representing approximately 2.2% of the Initial Mortgage Pool Balance, the borrower may obtain a release of two parcels of the mortgaged property
          (unimproved, other than with surface parking) without consideration upon satisfaction of conditions set forth in the loan documents, including evidence of compliance of the remaining mortgaged property with applicable zoning and subdivision requirements. In addition, the borrower has, under certain circumstances, an option or right of first offer to purchase an anchor store parcel (which is not collateral for the mortgage loan). In the event the borrower (as opposed to an affiliate of the borrower or other third party to which the borrower assigns the option) purchases this parcel, it will become additional collateral for the mortgage loan; however, in the event the borrower were to then sell this parcel to an affiliate of borrower or other third party for use or redevelopment of the parcel

                                      S-93

          as a substitute anchor, the borrower will be permitted to release this parcel from the lien of the mortgage without payment of any release price.

     o    With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Centra Point
          Portfolio, representing approximately 0.3% of the Initial Mortgage
          Pool Balance, the borrower may cause the release of a certain unimproved portion of the mortgaged property from the lien of the mortgage, provided the following conditions, among others, are satisfied: (i) the unimproved parcel constitutes a separate, legally subdivided parcel of land and a separate tax lot, (ii) the release does not adversely affect the operation of or access to the remaining mortgaged property, and (iii) the release does not cause the remaining mortgaged property to violate any zoning or other legal requirements applicable to it.

     o    With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Alpine Valley
          Center, representing approximately 0.3% of the initial mortgage pool balance, the borrower may obtain the release of the leasehold portion of the property, known as Lot 4, in connection with either a partial defeasance or partial repayment any time after the date which is the earlier of (i) three years following the date of the loan agreement or
          (ii) two years after the date of a securitization. The loan documents permit partial defeasance subject to the satisfaction of certain conditions, including among others: (i) the payment to the lender of an amount equal to $1,720,000 plus any additional amount required to purchase defeasance collateral necessary to meet the scheduled partial defeasance payments and any other expenses, and (ii) written confirmation from each rating agency that the release would not cause a re-qualification, reduction or withdrawal of the then current ratings of any class of Certificates. The loan documents permit partial prepayment subject to the satisfaction of certain conditions, including among others: (i) the payment to the lender of the prepayment amount of $1,720,000, (ii) the payment to the lender of an amount equal to one percent (1%) of the prepayment amount or the present value of the remaining scheduled payments, and (ii) written confirmation from each rating agency that the release would not cause a re-qualification, reduction or withdrawal of the then current ratings of any class of certificates.

     o    With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as 88 Third
          Avenue, representing approximately 0.7% of the Initial Mortgage Pool
          Balance, the related loan documents permit the borrower to convert the mortgaged property into a condominium form of ownership and subsequently release one of the condominium units consisting solely of
          "air rights" with respect to the related office building. See "Risk
          Factors--Risks Related to the Underlying Mortgage Loans--Condominium
          Ownership May Limit Use of Property and Decision Making Related to the
          Property" in this prospectus supplement.

     o    With respect to one mortgage loan secured by a portfolio of thirteen mortgaged properties identified on Annex A to this prospectus supplement as Johnson Medical Office Portfolio Loan, representing approximately 2.5% of the Initial Mortgage Pool Balance, the borrower is permitted to obtain the release of any or all of the properties after the second anniversary of the securitization closing date, subject to the satisfaction of certain conditions, including, among others: (i)(a) either the prepayment of the related allocated loan amount for the related property to be released together with the applicable yield maintenance charge or (b) the delivery of defeasance collateral in an amount sufficient to make all scheduled payments on the defeased note in the amount of the allocated loan amount for the mortgaged property being released; (ii) in the case of a prepayment as set forth in clause (i)(a), the debt-service coverage ratio for the trailing 12-month period, after giving effect to the partial prepayment, is equal to the greater of 1.69x and the debt-service coverage ratio for the Johnson Medical Office Portfolio Loan, giving effect to the partial prepayment and (iii) in the case of a defeasance as set forth in clause (i)(b), the rating agencies have confirmed that the partial defeasance will not result in the reduction, withdrawal or qualification of the then current ratings on the certificates.

     In addition, certain of the mortgage loans, including the loans identified on Annex A to this prospectus supplement as Moulton Plaza, Tequa Festival
Marketplace, Glenwood Meadows and Hopewell Shopping Center provide for the release or exchange of undeveloped land or certain portions of the related mortgaged property that were not considered material in underwriting such mortgage loan.

                                      S-94

     Substitution. The mortgage loan identified below, representing approximately 2.1% of the Initial Mortgage Pool Balance, permit the related borrower to replace one or more of the related mortgaged properties with a substitute property:

     o    One mortgage loan secured by a portfolio of eight mortgaged properties identified on Annex A to this prospectus supplement as JQH Hotel
          Portfolio B2, representing approximately 2.1% of the Initial Mortgage
          Pool Balance, permit the borrower to replace up to two of the related mortgaged properties with a substitute property prior to the payment date in October 2014, subject to the satisfaction of certain conditions, including, among other things, (i) the property to be substituted is (a) a real property located in the United States that is primarily used or designed to be used as a hotel and (b) of equal or greater quality the property to be replaced, as reasonably determined by lender, (ii) the market value of the substitute property
          (based on an appraisal less than three months old) equals or exceeds the greater of the appraised value of the property to be replaced at origination or the current appraised value of the property to be replaced (based on an appraisal less than 12 months old) (which may be calculated in the aggregate if two properties are being substituted for simultaneously), (iii) the debt-service coverage ratio for the prior 12-month period based on the remaining properties and the substitute properties is not less than 1.35x (the
          debt-service-coverage ratio at origination) and (iv) with respect to the second property substitution only, the lender have received confirmation from each rating agency that the substitution would not cause the downgrade, withdrawal or qualification of any rating then assigned to any outstanding certificates.

     Defeasance Loans. One hundred twenty of the mortgage loans, representing approximately 95.2% of the Initial Mortgage Pool Balance, permit the respective borrowers to defease the subject mortgage loan in whole or, in some cases, in part, as described above under "--Release Provisions" during a period that voluntary prepayments are prohibited. Each of these mortgage loans permits the related borrower to obtain a release of all or a portion of the mortgaged property or properties, as applicable, from the lien of the related mortgage during specified periods and subject to specified conditions, by pledging to the holder of the mortgage loan the requisite amount of Government Securities.

     In general, the Government Securities that are to be delivered in connection with the defeasance of any mortgage loan, must provide for a series of payments that:

     o    will be made prior, but as closely as possible, to all successive due dates through and including the maturity date or, if applicable, the related anticipated repayment date or, in some instances, the expiration of the prepayment lock-out period; and

     o    will, in the case of each due date, be in a total amount at least equal to the scheduled debt service payment, including any applicable balloon payment, scheduled to be due or deemed due on that date.

     In connection with a defeasance, the related borrower will generally be required to deliver a security agreement granting a first priority security interest in the collateral to the trust, together with an opinion of counsel confirming, among other things, the first priority status of the security interest and a certification from an independent accounting firm to the effect that the defeasance collateral is sufficient to make all scheduled debt service payments under the related mortgage loan through maturity or, if applicable, the related anticipated repayment date, or, in certain circumstances, the expiration of the prepayment lockout period.

     None of the mortgage loans permits defeasance prior to the second anniversary of the date of initial issuance of the offered certificates.

     Although many of the mortgage loans require that the Government Securities used as defeasance collateral consist of U.S. Treasury securities, subject to obtaining confirmation from the Rating Agencies that the use of other Government
Securities would not cause a downgrade, withdrawal or qualification of the then current ratings of any class of certificates, other types of obligations that constitute Government Securities may be acceptable as defeasance collateral.

     For purposes of determining the defeasance collateral for the ARD Loan, that mortgage loan will be treated as if a balloon payment is due on its anticipated repayment date.

                                      S-95

     Due-on-Sale and Due-on-Encumbrance Provisions. The mortgage loans that we intend to include in the trust generally contain "due-on-sale" and
"due-on-encumbrance" clauses. In general, except for the permitted transfers discussed below in this "--Due-on-Sale and Due-on-Encumbrance Provisions"
subsection, these clauses either:

     o    permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged property, or

     o    prohibit the borrower from transferring or encumbering the corresponding mortgaged property without the consent of the holder of the mortgage.

     See, however, "Risk Factors--The Investment Performance of Your Offered
Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying
Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable--Delinquencies, Defaults and Losses on the Underlying Mortgage
Loans May Affect the Amount and Timing of Payments on Your Offered Certificates;
and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of
Those Losses, are Highly Unpredictable," "--Some Provisions in the Mortgage
Loans Underlying Your Offered Certificates May Be Challenged as Being
Unenforceable--Due-on-Sale and Debt Acceleration Clauses" and "Legal Aspects of
Mortgage Loans--Due-on-Sale and Due-on-Encumbrance Provisions" in the
accompanying prospectus.

     The mortgage loans that we intend to include in the trust generally permit one or more of the following types of transfers (which transfers will not trigger the "due-on-sale" or "due-on-encumbrance" provisions):

     o    transfers of the corresponding mortgaged property if specified conditions are satisfied, which conditions generally include one or more of the following--

          1.   the Rating Agencies have confirmed that the transfer will not result in a qualification, downgrade or withdrawal of the then current ratings of the Certificates;

          2.   the transferee or its sponsors satisfies eligible transferee provisions set forth in the loan documents; and/or

          3.   the transferee is reasonably acceptable to the lender.

     o    a transfer of the corresponding mortgaged property, or transfers of ownership interests in the related borrower, to a person or persons affiliated with or otherwise related to the borrower;

     o    transfers by the borrower of the corresponding mortgaged property, or transfers of ownership interests in the related borrower, to specified entities or types of entities;

     o    issuance by the borrower of new partnership or membership interests;

     o    changes in ownership between existing shareholders, partners, members or to their respective affiliates, as applicable, of the related borrower;

     o    a transfer of non-controlling ownership interests in the related borrower;

     o    transfers of interests in the related borrower for estate planning purposes or otherwise upon the death of a principal;

     o    transfers of undeveloped land or certain portions of the related mortgaged property not considered material in underwriting such mortgage loan;

     o    transfers and pledges of direct or indirect equity interests in borrower to specified entities or types of entities; or

     o    other transfers similar in nature to the foregoing.

                                      S-96

MORTGAGE POOL CHARACTERISTICS

     A detailed presentation of various characteristics of the mortgage loans that we intend to include in the pool, and of the corresponding mortgaged properties, on an individual basis and in tabular format, is shown on Annex A,
Annex B and Annex C to this prospectus supplement. The statistics in the tables and schedules on Annex A, Annex B and Annex C to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or the underwriters.

SPLIT LOAN STRUCTURE

     The Mortgage Pool will include 8 mortgage loans that are each part of a split loan structure, also referred to as a Loan Group. A Loan Group generally consists of two or more mortgage loans that are each evidenced by a separate promissory note, but that are both or all, as the case may be, secured by the same mortgage instrument or instruments encumbering the related mortgaged property or properties. The mortgage loans in a Loan Group that are outside the trust may be subordinated or pari passu in right of payment with the mortgage loan included in the trust. The mortgage loans in a Loan Group are generally cross-defaulted and secured by the same mortgaged property. The allocation of payments to the respective mortgage loans in a Loan Group, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is reflected in the promissory notes evidencing those loans, an intercreditor agreement, or a co-lender agreement, as applicable, which also governs the respective rights of the noteholders, including in connection with the servicing of the mortgage loans in the Loan Group.

     The following is a brief description of the Loan Groups of which one or more mortgage loans are included in the trust--

     o    One of the Loan Groups, which is secured by the Investcorp Retail
          Portfolio properties, consists of two mortgage loans, one of which is a fixed rate loan that is included in the trust (the "INVESTCORP
          RETAIL PORTFOLIO TRUST LOAN") and the remaining is a floating rate loan that is not included in the trust (the "INVESTCORP RETAIL
          PORTFOLIO PARI PASSU COMPANION LOAN"). The senior component of the
          Investcorp Retail Portfolio Trust Loan pays pari passu with the
          Investcorp Retail Portfolio Pari Passu Companion Loan. The subordinate component of the Investcorp Retail Portfolio Trust Loan will be subordinate in right of payment to the senior component of the
          Investcorp Retail Portfolio Trust Loan and the Investcorp Retail
          Portfolio Pari Passu Companion Loan as described under "Annex
          B--Structural and Collateral Term Sheets--Top Ten Loans--Investcorp
          Retail Portfolio" in this prospectus supplement.

     o    One of the Loan Groups, which is secured by the One New York Plaza property, consists of two pari passu mortgage loans, one of which is included in the trust (the "ONE NEW YORK PLAZA TRUST LOAN") and the remaining loan is not included in the trust (the "ONE NEW YORK PLAZA
          PARI PASSU COMPANION LOAN"). The One New York Plaza Pari Passu
          Companion Loan is owned by the trust fund ("LB-UBS 2006-C4 TRUST")
          established pursuant to the pooling and servicing agreement related to the LB-UBS Commercial Mortgage Trust 2006-C4 Commercial Mortgage
          Pass-Through Certificates, Series 2006-C4, among Structured Asset
          Securities Corporation II, as depositor, Wachovia Bank National
          Association, as master servicer, LNR Partners, Inc., as special servicer and LaSalle Bank National Association, as trustee.

     o    One of the Loan Groups, which is secured by the JQH Hotel Portfolio B2 properties, consists of three pari passu mortgage loans, of which one loan is included in the trust (the "JQH HOTEL PORTFOLIO B2 TRUST
          LOAN") and the remaining loans are not included in the trust (the "JQH
          HOTEL PORTFOLIO B2 PARI PASSU COMPANION LOANS"). One of the JQH Hotel
          Portfolio B2 Pari Passu Companion Loans is owned by the trust fund
          (the "2005-GG5 TRUST") established pursuant to the pooling and servicing agreement related to the Greenwich Capital Commercial
          Funding Corp., Commercial Mortgage Pass-Through Certificates, Series
          2005-GG5, among Greenwich Capital Commercial Funding Corp., as depositor, Wachovia Bank, National Association, as master servicer,
          LNR Partners, Inc., as master servicer, LaSalle Bank National
          Association, as trustee and ABN AMRO Bank N.V., as fiscal agent. One of the JQH Hotel Portfolio B2 Pari Passu Companion Loans is owned by the trust fund (the "2006-GG6 TRUST") established pursuant to the pooling and servicing agreement related to the GS Mortgage Securities
          Trust 2006-GG6, Commercial Mortgage Pass Through Certificates, Series
          2006-GG6, among GS Mortgage Securities Corporation II, as

                                      S-97

          depositor, Wachovia Bank, National Association, as master servicer,
          ING Clarion Partners, LLC, as special servicer and Wells Fargo Bank,
          N.A., as trustee.

     o    One of the Loan Groups, which is secured by the Centra Point Portfolio properties, consists of two pari passu mortgage loans, of which one loan is included in the trust (the "CENTRA POINT PORTFOLIO TRUST
          LOAN") and the remaining loan is not included in the trust (the
          "CENTRA POINT PORTFOLIO PARI PASSU COMPANION LOAN"). The Centra Point
          Portfolio Pari Passu Companion Loan is owned by the 2005-GG5 Trust.

     o    Additionally, with respect to the mortgage loan secured by the mortgaged property identified on Annex A as Montehiedra Town Center, representing approximately 3.3% of the initial mortgage pool balance, the related borrower is permitted to incur additional pari passu debt.
          See "Description of the Mortgage Pool--Additional Loan and Property
          Information--Other Financing" in this prospectus supplement.

     o    Four of the Loan Groups, which are respectively secured by the JP
          Morgan International Plaza I & II, Nemours Building, Lackland Self
          Storage and Towns of Riverside properties consist of two mortgage loans, one senior mortgage loan that is included in the trust and one subordinate mortgage loan that is not included in the trust. With respect to these Loan Groups, to the extent DSCR or LTV ratios are shown in this prospectus supplement, unless otherwise specified, the
          DSCR and LTV ratio includes any pari passu Companion Loan, if applicable, but does not include the principal balance of the subordinate Companion Loan. The following chart identifies the LTV ratio and the DSCR for the Loan Groups with a subordinate Companion
          Loan:

            MORTGAGE LOAN                 LOAN GROUP DSCR   LOAN GROUP LTV RATIO
---------------------------------------   ---------------   --------------------
JP Morgan International Plaza I & II...        1.07x               83.9%
Nemours Building ......................        1.11x               78.1%
Towns of Riverside.....................        1.00x               84.7%
Lackland Self Storage..................        1.23x               82.4%

     Three of the ten largest mortgage loans in the Mortgage Pool are each part of a Loan Group. For a discussion of these mortgage loans, we refer you to
"Annex B--Structural and Collateral Term Sheet--Ten Largest Mortgage
Loans--Investcorp Retail Portfolio," "--One New York Plaza" and "--JP Morgan
International Plaza I & II."

     The payment priority between each Loan Group is as follows--

     o    with respect to the Loan Groups identified in the table below as JP
          Morgan International Plaza I & II, Nemours Building, Towns of
          Riverside and Lackland Self Storage (which are each comprised of one senior and one subordinate mortgage loan) prior to either (i) a monetary event of default with respect to the Loan Group or (ii) a material non-monetary event of default with respect to the Loan Group, the mortgage loan and the Companion Loan are pari passu in right of payment (i.e., each of the mortgage loans and each of the subordinate
          Companion Loans are entitled to their respective pro rata share of all payments of principal and interest, although holders of the mortgage loans will be paid their share prior to holders of the subordinate
          Companion Loans) and subsequent to the events described in clauses (i)
          and (ii) above, the mortgage loan will be senior in right of payment to its corresponding subordinate Companion Loan such that all amounts collected in respect of the Loan Group will first be used to pay interest and principal on the mortgage loan until its principal balance has been reduced to zero and then to pay interest and principal on the subordinate Companion Loan.

     o    with respect to each of the Loan Groups identified in the table below as Investcorp Retail Portfolio, One New York Plaza, JQH Hotel
          Portfolio B2 and Centra Point Portfolio, and their corresponding pari passu Companion Loans, the mortgage loans in the trust and the corresponding pari passu Companion Loans are always pari passu in right of payment.

     The notes comprising each Loan Group amortize at the same monthly rate and mature at the same maturity date.

                                      S-98

     The table below identifies each of the mortgage loans and its corresponding
Companion Loan.

                                   LOAN GROUPS

                                         TRUST
                                       MORTGAGE
                                        LOAN AS
                                          A %
                                          OF     AGGREGATE
                              TRUST     INITIAL   NON-TRUST                                    CONTROLLING
                            MORTGAGE   MORTGAGE   MORTGAGE       NON-TRUST      NON-TRUST        POOLING &     INITIAL     INITIAL
                              LOAN       POOL       LOAN          B NOTE       PARI PASSU       SERVICING       MASTER     SPECIAL
     MORTGAGE LOAN           BALANCE    BALANCE    BALANCE        BALANCE     LOAN BALANCE     AGREEMENT(1)  SERVICER(2) SERVICER(3)
------------------------- ------------ -------- ------------     ----------   ------------    -------------- ----------- -----------

Investcorp Retail
   Portfolio............. $248,400,000   6.9%   $ 63,800,000    $         0   $ 63,800,000       2006-GG7      Midland       LNR
One New York Plaza....... $200,000,000   5.5%   $200,000,000    $         0   $200,000,000    LB-UBS 2006-C4   Wachovia      LNR
JPMorgan International
   Plaza I & II.......... $194,060,178   5.4%   $ 30,750,000    $30,750,000            N/A       2006-GG7      Midland       LNR
Montehiedra Town Center.. $120,000,000   3.3%   $          0(4)         N/A   $          0(4)    2006-GG7      Midland       LNR
JQH Hotel Portfolio B2... $ 76,000,000   2.1%   $165,000,000(4)         N/A   $165,000,000(5)    2005-GG5     Wachovia       LNR
Nemours Building          $ 58,600,000   1.6%   $  5,000,000    $ 5,000,000            N/A       2006-GG7      Midland       LNR
Towns of Riverside....... $ 27,900,000   0.8%   $  5,900,000    $ 5,900,000            N/A       2006-GG7      Midland       LNR
Lackland Self Storage.... $ 10,600,000   0.3%   $  1,185,000    $ 1,185,000            N/A       2006-GG7      Midland       LNR
Centra Point Portfolio... $  9,372,677   0.3%   $ 28,245,074            N/A   $ 28,245,074       2005-GG5     Wachovia       LNR

----------
(1)  2006-GG7 refers to the pooling and servicing agreement for this transaction. 2005-GG5 refers to the pooling and servicing agreement entered into in connection with Greenwich Capital Commercial Funding Corp., as depositor, Commercial Mortgage Pass-Through Certificates, Series 2005-GG5.
     LB-UBS 2006-C4 refers to the pooling and servicing agreement entered into in connection with Structured Asset Securities Corporation II, as depositor, LB-UBS Commercial Mortgage Trust 2006-C4 Commercial Mortgage
     Pass-Through Certificates, Series 2006-C4.

(2)  Wachovia refers to Wachovia Bank, National Association. Midland refers to
     Midland Loan Services, Inc.

(3)  LNR refers to LNR Partners, Inc.

(4)  The mortgage loan permits a pari passu companion loan as described under
     "Description of the Mortgage Pool--Additional Loan and Property
     Information--Other Financing" in this prospectus supplement.

(5)  Comprised of two non-trust pari passu mortgage loans with loan balances of
     $110,000,000 and $55,000,000.

     Except for the One New York Plaza Loan Group, JQH Hotel Portfolio B2 Loan
Group and the Centra Point Portfolio Loan Group (collectively referred to as the
"NON-SERVICED LOAN GROUPS") the co-lender agreement or intercreditor agreement, as applicable, for each Loan Group generally provides that both the mortgage loan(s) included in the trust and the corresponding Companion Loan(s) will be serviced and administered pursuant to the pooling and servicing agreement.

     The One New York Plaza Loan Group will be serviced under the LB-UBS 2006-C4
PSA. The JQH Hotel Portfolio B2 Loan Group and the Centra Point Portfolio Loan
Group will be serviced under the 2005-GG5 PSA.

     For a discussion regarding the directing holder with respect to the split loans, see "Servicing Under the Pooling and Servicing Agreement--The Directing
Holders" in this prospectus supplement.

     Certain rights of the holders of Subordinate Companion Loans are as follows--

     o    Purchase Option. Each co-lender agreement with respect to the Loan
          Groups identified above as JPMorgan International Plaza I & II,
          Nemours Building, Towns of Riverside and Lackland Self Storage
          provides that in the event that (a) any payment of principal or interest on the Loan Group is 90 days delinquent (or, in the case of the co-lender agreement for the Loan Group identified above as JP
          Morgan International Plaza I & II, 60 days delinquent), (b) the Loan
          Group has been accelerated, (c) the principal balance of the Loan
          Group is not paid at maturity, (d) the borrower files a petition for bankruptcy, or (e) the Loan Group is a specially serviced mortgage loan (and the Loan Group is either in default or a default with respect thereto is reasonably foreseeable), the holder of the subordinate Companion Loan will have the right, by written notice to the trustee, given within 85 days of receipt of notice from the master servicer or the special servicer of such occurrence (and, in the case of the co-lender agreement for the Loan Group identified above as JP
          Morgan International Plaza I & II, if the related Companion Loan
          Holder pays all of the fees of the special servicer, until all remedies under the mortgage loan have been exhausted), to purchase the corresponding mortgage loan at a price equal to the sum of (i) the outstanding principal balance of such mortgage loan, (ii) accrued and unpaid interest thereon at the related interest rate up to (but excluding) the date of purchase, (iii) any unreimbursed servicing advances made by the master servicer, the special servicer, the trustee or the fiscal agent, (iv) any unpaid advance interest on any servicing or delinquent payment advances and (v) any unreimbursed fees payable to the master servicer and the special servicer.

                                      S-99

     o    Cure Rights. The related co-lender agreement generally provides that in the event the related borrower fails to make any payment of principal or interest or the borrower otherwise defaults, the holder of the subordinate Companion Loan will have the right to cure such default within a limited number of days. The related co-lender agreement contains limitations on the number of cures that a holder of a subordinate Companion Loan may effect.

     o    Transfer Restrictions. The related co-lender agreement with respect to each of the Loan Groups with subordinate Companion Loans provides that transfers of more than 49% of the ownership of the related subordinate
          Companion Loan may only be made to (i) institutional lenders or investment funds exceeding a minimum net worth requirement and their affiliates, (ii) trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans, unless a ratings confirmation has been received.

ADDITIONAL LOAN AND PROPERTY INFORMATION

     Delinquencies. None of the mortgage loans that we intend to include in the trust was, as of the cut-off date, or has been at any time during the 12-month period preceding that date, 30 days or more delinquent with respect to any monthly debt service payment.

     Tenant Matters. Described and listed below are special considerations regarding tenants at the mortgaged properties for the mortgage loans that we intend to include in the trust--

     o    One hundred eleven of the mortgaged properties, securing 55.7% of the
          Initial Mortgage Pool Balance, are each leased to one or more major tenants that each occupy 25% or more of the net rentable area of the particular mortgaged property.

     o    Nineteen of the mortgaged properties, securing 17.6% of the Initial
          Mortgage Pool Balance, are entirely or substantially leased to a single tenant.

     o    A number of companies are major tenants at more than one of the mortgaged properties. Annex A to this prospectus supplement identifies the three largest tenants at each mortgaged property. In addition, the tenants listed on Annex A may also be tenants (but not one of the largest three) at other mortgaged properties.

     Loan Purpose. Fifty of the mortgage loans that we intend to include in the trust, representing approximately 40.8% of the Initial Mortgage Pool Balance, were originated in connection with the borrowers acquisition of the mortgaged property that secures such mortgage loan and 84 of the mortgage loans that we intend to include in the trust, representing approximately 59.2% of the Initial
Mortgage Pool Balance, were originated in connection with the borrowers refinancing of a previous mortgage loan.

     o    Certain tenant leases at the mortgaged properties have terms that are shorter than the terms of the related mortgage loans and, in some cases, significantly shorter.

     Ground Leases. Twenty-two of the mortgaged properties that we intend to include in the trust, representing approximately 9.2% of the Initial Mortgage
Pool Balance, are secured by a mortgage lien on the borrower's leasehold interest in all or a material portion of the corresponding mortgaged property, but not by a mortgage lien on the fee interest in the portion of that property subject to the related ground lease. Except as discussed below, each ground lease, taking into account all exercised extension options and all options that may be exercised by the lender (if not already exercised by the borrower), expires more than 20 years after the stated maturity of the related mortgage loan and the related ground lessor has agreed to give the holder of that mortgage loan notice of, and the right to cure, any default or breach by the lessee. To the extent "ground leases" are discussed in this prospectus supplement, the information applies to these air rights leases as well.

     With respect to the mortgage loan identified on Annex A to this prospectus supplement as Wyndham Union Station, representing approximately 0.3% of the
Initial Mortgage Pool Balance, the ground lessor has consented only to a foreclosure by Greenwich Capital Financial Products, Inc. Any foreclosure by another lender must be approved by the ground lessor. At closing, a pledge of
100% of the membership interests in the related borrower was

                                      S-100

delivered. A foreclosure of this pledge by any lender does not constitute an assignment of the ground lease. Accordingly, the lender can succeed to the rights of the tenant under the ground lease without the consent of the ground lessor by foreclosing on this pledge.

     With respect to the mortgage loan identified on Annex A to this prospectus supplement as Grant & Geary Center, representing approximately 0.6% of the
Initial Mortgage Pool Balance, (i) although a foreclosure by the mortgagee is permitted without the consent of the ground lessor, the assignment of the ground lease to the mortgagee or to any subsequent assignee requires the consent of the ground lessor, and (ii) the ground lessor is only required to enter into a new lease with the mortgagee if the ground lease is terminated due to a default by the ground lessee, but the ground lease does not provide for a new lease for the leasehold mortgagee in the event that the ground lease is rejected by the tenant or otherwise terminated as a result of a bankruptcy proceeding.

     Other Financing. The borrowers are generally permitted to incur unsecured trade debt in the ordinary course of business and to the extent a borrower does not meet single-purpose entity criteria, such borrower is generally not restricted from incurring unsecured debt. In addition, the terms of certain mortgage loans permit the borrowers to post letters of credit and/or surety bonds as additional collateral for the benefit of the lender under the related mortgage loan. Such obligations may constitute a contingent reimbursement obligation of the related borrower. However, in most or all such cases, the related issuing bank or surety did not agree to subordination and standstill protection benefiting the lender.

     With respect to the mortgaged property identified on Annex A to this prospectus supplement as Hilton Garden Inn - Las Vegas, representing approximately 0.4% of the initial mortgage pool balance, in connection with a transfer and assumption of the related borrower's obligations, a transferee of the related borrower is permitted, at any time after the 24th payment date with respect to the related mortgage loan and no more than one time during the term of the related mortgage loan, to obtain subordinate debt from the borrower in the form of (i) a second mortgage financing secured solely by a second mortgage on the mortgaged property, (ii) mezzanine financing secured solely by a pledge of membership or other equity interests in the borrower, or (iii) unsecured debt, in each event upon satisfaction of conditions set forth in the loan documents including (a) the nonoccurrence of an event of default since the time of the closing of the mortgage loan, (b) the coterminous nature of the subordinate debt and the related mortgage loan, (c) the achievement of a debt service coverage ratio no less than 1.30x and (d) the achievement of an aggregate loan-to-value ratio with respect to the related mortgage loan and the subordinate debt no greater than 75% and the achievement of an outstanding balance with respect to the related mortgage loan and the subordinate debt not in excess of 75% of the purchase price paid in connection with the related transfer and assumption. See "Risk Factors--Risks Related to the Underlying
Mortgage Loans--Some of the Mortgaged Properties Are or May Be Encumbered by
AdditionaL Debt" in this prospectus supplement.

     With respect to the mortgage loan secured by the mortgaged property, identified on Annex A to this prospectus supplement as Montehiedra Town Center, representing approximately 3.3% of the initial mortgage pool balance, the related borrower is permitted under the loan documents at any time on or prior to June 9, 2011 to receive an additional pari passu advance (the "MONTEHIEDRA
PARI PASSU ADVANCE") from any qualified institutional lender (the "PARI PASSU
ADVANCE LENDER") which will be evidenced by a note and secured by a mortgage on the existing collateral and future planned expansion improvements at the borrower's option, within the main "mall" portion of the Montehiedra Town Center
Property and on approximately 4.1 acres of land adjacent thereto or on one of two adjacent parcels (the "EXPANSION IMPROVEMENTS"). The Montehiedra Pari Passu
Advance will be in an aggregate amount equal to the lesser of (i) $35,000,000 and (ii) nine (9) times the expected increase (based on executed leases) in net operating income as a result of the Expansion Improvements (or a lesser amount requested by borrower). The Montehiedra Pari Passu Advance is required to be pari passu in right of payment with the Montehiedra Town Center Loan.

     The term of the Montehiedra Pari Passu Advance is required to have a fixed rate of interest and be coterminous with the Montehiedra Town Center Loan. The
Pari Passu Advance Lender is required to enter into a co-lender agreement with the lender that is reasonably acceptable to the lender and the Pari Passu
Advance Lender in their respective good faith business judgment, which provides, among other things, for pro rata payments and acceptable control and cooperation provisions; it being understood that control of servicing, consents, approvals, foreclosure, workout and/or other disposition and/or realization of the
Montehiedra Town Center Loan must be vested in the holder of the Montehiedra
Town Center Loan.

                                      S-101

     The borrower's right to receive the Montehiedra Pari Passu Advance is subject to, among others, the satisfaction of the following conditions: (a) no event of default shall have occurred and be continuing on the funding date of the Montehiedra Pari Passu Advance, (b) the borrower has delivered evidence reasonably satisfactory to the lender that all of the Expansion Improvements have been constructed, improved and completed in compliance with all applicable legal requirements, (c) the lender has received estoppel letters from tenants occupying, in the aggregate, not less than 75% of the aggregate rentable square feet in the Expansion Improvements and paying, in the aggregate, not less than
75% of the rent generated pursuant to leases for the Expansion Improvements; (d)
at the time of the Montehiedra Pari Passu Advance, the debt service coverage ratio for the Expansion Parcel is not less than 1.60x (however, if this condition is not satisfied but all other conditions are satisfied, then the amount of the Montehiedra Pari Passu Advance will be reduced to the maximum amount satisfying this condition), (e) the debt service coverage ratio for the
Montehiedra Town Center Property (including the Expansion Parcel) is not less than 1.50x (however, if this condition is not satisfied but all other conditions are satisfied, then the amount of the Montehiedra Pari Passu Advance will be reduced to the maximum amount satisfying this condition), (f) the Montehiedra
Pari Passu Advance does not exceed 75% of the appraised value of the Expansion
Parcel and improvements, and (g) aggregate loan-to-value ratio of the
Montehiedra Town Center Loan and the Montehiedra Pari Passu Advance does not exceed 79%.

     Except as disclosed in the previous paragraphs, as disclosed under "--Split
Loan Structure" and in this subsection, we are not aware of any other borrowers under the mortgage loans that we intend to include in the trust that have incurred or are permitted to incur debt secured by the related mortgaged property.

     Based on information we received from the related Mortgage Loan Sellers, we are aware of the following borrowers (excluding borrowers that do not meet the single-purpose entity criteria) that have incurred or are permitted to incur unsecured debt:

     o    With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as 3 Gannett
          Drive, representing approximately 0.8% of the Initial Mortgage Pool
          Balance, the related borrower has an unsecured loan from an affiliate in the amount of $5,700,000, which (i) is payable only to the extent of excess cash flow and (ii) is subject to a subordination, standstill and intercreditor agreement that contains a complete standstill agreement during the term of the mortgage loan.

     Although the mortgage loans generally include restrictions on the pledging of the general partnership and managing member equity interests in the borrower, the mortgage loans generally permit the pledge of less than a controlling interest in the partnership or membership interests in a borrower. Mezzanine debt is secured by direct or indirect ownership interests in a borrower. While a mezzanine lender has no security interest in or rights to the related mortgaged properties, a default under the mezzanine loan could cause a change in control of the related borrower. Mortgage Loans with a borrower that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt. Based on information received from the related Mortgage Loan
Sellers, we are aware of the following existing mezzanine indebtedness with respect to the mortgage loans:

                                          % OF      INITIAL
                                        INITIAL   PRINCIPAL                              INTEREST      MEZZANINE
                            CUT-OFF    MORTGAGE   AMOUNT OF                              RATE ON         LOAN
                             DATE        POOL     MEZZANINE        HOLDER OF            MEZZANINE       MATURITY    INTERCREDITOR
     MORTGAGE LOAN          BALANCE     BALANCE      DEBT       MEZZANINE LOAN            LOAN           DATE        AGREEMENT(1)
-----------------------  ------------  --------  -----------    ----------------------  -------------  ---------    -------------

JP Morgan International
   Plaza I & II .......  $194,060,178    5.4%    $10,000,000    FPG JPM Investor, LLC      6.00%       6/6/2016(2)       Yes
Nemours Building ......  $ 58,600,000    1.6%    $ 7,900,000(4) GCFP                       7.512%       6/6/2016(2)       Yes
Holiday Inn-Fishermans
   Wharf ..............  $ 25,000,000    0.7%    $ 5,000,000    Bristol Management, LP  LIBOR + 2.50%                      No(3)
Lackland Self  Storage   $ 10,600,000    0.3%    $ 1,325,000    GCFP                        6.00%       5/6/2016(2)       Yes

----------
(1)  Includes provisions stating that the mezzanine loan is subordinate to the mortgage loan and, except with respect to JP Morgan International Plaza I &
     II, that no payments will be made on the mezzanine loan from funds derived from the related mortgaged property upon an event of default under the related mortgage loan.

(2)  Co-terminus with the related mortgage loan maturity date.

(3)  Pursuant to the related property management agreement, and a separate agreement among the borrower, the mortgage lender and the holder of the mezzanine loan, the mezzanine loan is subordinate to the mortgage loan and the loan is payable only from net cash flow of the property, and the mezzanine loan matures and comes due and payable in full only upon termination under certain circumstances of the holder's property management agreement affecting the property. The loan will survive a foreclosure and remain payable to the hotel manager which is the holder of the mezzanine loan.

                                      S-102

(4)  The mezzanine loan is currently outstanding in the amount of $7,900,000 and provides for future advances in the aggregate amount of $3,500,000.

     In the case of the above described mortgage loans with existing mezzanine debt, except Holiday Inn-Fishermans Wharf, the holder of the mezzanine loan generally has the right to cure certain defaults occurring on the related mortgage loan and the right to purchase the mortgage loan from the trust if certain mortgage loan defaults occur. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the mortgage loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and advances relating to, the mortgage loan. The specific rights of the related mezzanine lender with respect to any future mezzanine loan will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described above.

     With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Pacific Center, representing approximately 3.4% of the Initial Mortgage Pool Balance, the mortgage loan documents permit the related borrower's parent (or any entity holding any direct or indirect interests in the borrower's parent) to pledge
(but not the foreclosure thereon) their direct or indirect ownership interest in the related borrower to any institutional lender providing a corporate line of credit or other financing, provided that the value of the Mortgaged Property which is indirectly pledged as collateral under such financing constitutes no more than 33% of the total value of all assets directly or indirectly securing such financing.

     With respect to the mortgage loans listed in the chart below, the related
Mortgage Loan Sellers have informed us that the direct and/or indirect equity owners of the borrower are permitted to pledge its interest in the related borrower as security for a mezzanine loan, subject to the satisfaction of conditions contained in the related loan documents, including, among other things, a combined maximum loan-to-value ratio and a combined minimum debt-service-coverage ratio, as listed below:

                                                                                            ACCEPTABLE
                                                                COMBINED                   INTERCREDITOR
                                               LOAN CUT-OFF   MAXIMUM LTV     COMBINED       AGREEMENT
                 MORTGAGE LOAN                 DATE BALANCE      RATIO      MINIMUM DSCR    REQUIRED(1)
--------------------------------------------   ------------   -----------   ------------   -------------

55 Corporate Drive..........................   $190,000,000       90%           1.10x          Yes
Hilton Minneapolis..........................   $ 83,000,000       75%           1.40x          Yes
The Mall at Turtle Creek ...................   $ 80,750,000       85%           1.10x          Yes
131 Spring Street...........................   $ 30,000,000       80%            N/A           Yes
Providence at Old Meridian..................   $ 25,500,000       80%           1.00x          Yes
Residence Inn Midtown Atlanta...............   $ 23,000,000       85%           1.10x          Yes
Louisville Medical Office Portfolio.........   $ 22,100,000       N/A           1.25x          Yes
Medinah Temple..............................   $ 19,000,000       75%           1.20x          Yes
Pleasant Hill  .............................   $ 17,500,000       75%           1.25x          Yes
Hilton Garden Inn - Las Vegas(2)............   $ 15,000,000       75%           1.30x          Yes
Alexian Brothers Medical Office Portfolio...   $  9,200,000       N/A           1.25x          Yes
Best Western Charleston(3)..................   $  7,800,000       75%           1.40x          Yes
Manchester Theater..........................   $  6,761,889       81%           1.07x          Yes
Hampton Inn-Palm Desert.....................   $  4,169,652       70%           1.30x          Yes

----------
(1)  Acceptable to lender.

(2)  Mezzanine debt is permitted solely in connection with the consummation of a transfer of the mortgaged property and assumption of the mortgage loan by a new borrower. See "Risk Factors--Risks Related to the Underlying Mortgage
     Loans--Some of the Mortgaged Properties Are or May Be Encumbered by
     Additional Debt" and "Description of the Mortgage Pool--Additional Loan and
     Property Information--Other Financing" in this prospectus supplement.

(3)  Mezzanine debt is not permitted until at least 24 months after the loan origination date.

     Except as disclosed under this "--Other Financing" subsection, we are not aware of any other mezzanine debt affecting borrowers under the mortgage loans that we intend to include in the trust.

     Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding. See "Risk Factors--Subordinate Debt
Increases the Likelihood That a Borrower Will Default on a Mortgage Loan
Underlying Your Offered Certificates" and "Legal Aspects of Mortgage
Loans--Subordinate Financing" in the accompanying prospectus.

                                      S-103

     Zoning and Building Code Compliance. In connection with the origination of each mortgage loan that we intend to include in the trust, the related originator examined whether the use and operation of the mortgaged property were in material compliance with zoning, land-use, building, fire and safety ordinances, rules, regulations and orders then applicable to that property.
Evidence of this compliance may have been in the form of legal opinions, surveys, recorded documents, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. Where the property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, the related originator--

     o    determined that any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

     o    determined that casualty insurance proceeds would be available in an amount estimated by the originator to be sufficient to pay off the related mortgage loan in full;

     o    determined that the mortgaged property, if permitted to be repaired or restored in conformity with current law, would in the originator's judgment constitute adequate security for the related mortgage loan;
          and/or

     o    required law and ordinance insurance.

     Lockboxes. Sixty mortgage loans, representing approximately 81.5% of the
Initial Mortgage Pool Balance, generally provide that all rents and other income derived from the related mortgaged properties will be paid into one of the following types of lockboxes:

     o    HARD LOCKBOX. With respect to 52 mortgage loans, representing approximately 72.7% of the Initial Mortgage Pool Balance, the related borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender. With respect to hospitality properties that have a hard lockbox, although cash or
          "over-the-counter" receipts are deposited into the lockbox account by the manager of the related mortgaged property, credit card receivables are required to be deposited directly into the hard lockbox account.

     o    SPRINGING HARD LOCKBOX. With respect to one mortgage loan, representing 2.6 % of the Initial Mortgage Pool Balance, the related borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender upon the occurrence of one or more trigger events specified in the loan documents.

     o    SOFT LOCKBOX. With respect to 7 mortgage loans, representing approximately 6.3% of the Initial Mortgage Pool Balance, the related borrower is required to deposit or cause the property manager to deposit all rents collected into a lockbox account.

     Cash Management. With respect to lockbox accounts, funds deposited into the lockbox account are disbursed either:

     o    in accordance with the related loan documents to satisfy the borrower's obligation to pay, among other things, current debt service payments, taxes and insurance and reserve account deposits with the remainder disbursed to the borrower (referred to as "in-place" cash management); or

     o    to the borrower on a daily or other periodic basis, until the occurrence of a triggering event, following which the funds will be disbursed to satisfy the borrower's obligation to pay, among other things, debt service payments, taxes and insurance and reserve account deposits (referred to as "springing" cash management).

     Examples of triggering events may include:

     o    a decline, by more than a specified amount, in the net operating income of the related mortgaged property; or

     o    a failure to meet a specified debt-service-coverage ratio; or

                                      S-104

     o    a failure to satisfy a condition specified in the related loan documents; or

     o    an event of default under the related loan documents; or

     o    a failure to pay the mortgage loan in full on any related anticipated repayment date.

     The mortgage loans provide for cash management as follows:

                          NUMBER OF   % OF INITIAL
                           MORTGAGE      MORTGAGE
TYPE OF CASH MANAGEMENT     LOANS     POOL BALANCE
-----------------------   ---------   ------------
Springing..............       40           39.3%
In-place...............       20           42.3%

In addition, certain of the mortgage loans include a "cash trap" feature under which, upon a triggering event such as those listed above, excess cash will not be released from the lender controlled account to the borrower; rather, the lender will be permitted to retain such excess cash as additional collateral for the mortgage loan or, in certain cases, the lender may apply such excess cash as a prepayment of the mortgage loan. Generally, such prepayment will not require yield maintenance. The pooling and servicing agreement will provide that the master servicer will not be permitted to apply any of such excess funds to the prepayment of the mortgage loan without the consent of the special servicer.

     Property, Liability and Other Insurance. Although exceptions exist, such as in cases where tenants are permitted to self-insure, the loan documents for each of the mortgage loans that we intend to include in the trust generally require the related borrower to maintain or cause to be maintained with respect to the corresponding mortgaged property the following insurance coverage--

     o    property insurance in an amount that generally is, subject to a customary deductible, at least equal to the lesser of--

          1.   the outstanding principal balance of the subject mortgage loan
               (or, in the case of a Loan Group, the outstanding principal balance of the Loan Group), and

          2.   the full insurable replacement cost of the improvements located on the insured property;

     o    if any portion of the improvements at the property was in an area identified in the federal register by the Federal Emergency Management
          Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, if available, in an amount that is equal to the lesser of--

          1.   the outstanding principal balance of the subject mortgage loan
               (or, in the case of a Loan Group, the outstanding principal balance of the Loan Group),

          2.   the full insurable value of the improvements on the insured property that are located in the area identified as having specific flood hazards,

          3.   the maximum amount of insurance available under the National
               Flood Insurance Act of 1968, and

          4.   the full replacement cost of the improvements located on the mortgaged property;

     o    comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in such an amount as is generally required by reasonably prudent commercial lenders with respect to properties similar to the mortgaged properties in similar locales; and

     o    business interruption or rent loss insurance in an amount not less than the projected rental income or revenue from the insured property for at least 12 months.

                                      S-105

     Substantially all of the mortgage loans that we intend to include in the trust provide that either (a) the borrowers are required to maintain full or partial insurance coverage for property damage to the related mortgaged property against certain acts of terrorism (except that the requirement to obtain such insurance coverage may be subject to, in certain instances, the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged properties and located in or around the region in which such mortgaged property is located) or (b) the borrowers are required to provide such additional insurance coverage as lender may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties. Substantially all of the borrowers have obtained the required insurance against damage caused by terrorism; however, most of these policies have exclusions from coverage for damage caused by nuclear, chemical or biological events.

     The mortgaged properties for the mortgage loans that we intend to include in the trust, including certain of those properties located in California, are generally not insured against earthquake risks. A seismic assessment was conducted with respect to each mortgaged property that is located in California or in seismic zone 3 or 4. The seismic reports concluded that such mortgaged properties were not likely to experience a probable maximum or bounded loss in excess of 20% of the estimated replacement cost of the improvements as a result of an earthquake and, therefore, neither of the borrowers nor any tenant occupying an entire mortgaged property was required to obtain earthquake insurance. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the mortgaged properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

     Various forms of insurance are maintained with respect to any of the mortgaged properties for the mortgage loans included in the trust, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other properties, some of which may not secure loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust. See "Risk Factors--Lack of Insurance Coverage Exposes a Trust to Risk for
Particular Special Hazard Losses" in the accompanying prospectus.

     The applicable originator(s) and its successors and assigns are the beneficiaries under separate title insurance policies with respect to each mortgage loan that we intend to include in the trust. Each title insurer may enter into such co-insurance and reinsurance arrangements with respect to the title insurance policy as are customary in the title insurance industry. Subject to standard exceptions, including those regarding claims made in the context of insolvency proceedings, each title insurance policy will provide coverage to the trustee (indirectly in the case of the Non-Serviced Trust Loans) for the benefit of the series 2006-GG7 certificateholders for claims made against the trustee regarding the priority and validity of the borrowers' title to the subject mortgaged property.

ASSESSMENTS OF PROPERTY CONDITION

     Property Inspections. Each of the mortgaged properties securing a mortgage loan that we intend to include in the trust was inspected in connection with the origination or acquisition of that mortgage loan to assess its general condition.

     Appraisals. Each of the mortgaged properties securing a mortgage loan that we intend to include in the trust was appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute. Those appraisals were conducted in accordance with the Appraisal Foundation's Uniform Standards of
Professional Appraisal Practices. Each of those appraisals was conducted within
12 months of the origination of the related mortgage loan that we intend to include in the trust. The resulting appraised values and the dates of those appraisals are indicated on Annex A to this prospectus supplement. Each of the resulting appraisal reports or a separate letter contains a statement by the appraiser stating that the guidelines in Title XI of the Financial Institutions
Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. We have not independently verified the accuracy of that statement with respect to any of those properties.

     The primary purpose of each of those appraisals was to provide an opinion of the fair market value of the related mortgaged property. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. There can be no assurance that another appraiser would have arrived at the

                                      S-106

same opinion of value. Moreover, Appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale. Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus supplement is not intended to be a representation as to the past, present or future market values of the mortgaged properties. Historical operating results of the mortgaged properties used in these appraisals may not be comparable to future operating results. In addition, other factors may impair the mortgaged properties' value without affecting their current net operating income, including:

     o    changes in governmental regulations, zoning or tax laws;

     o    potential environmental or other legal liabilities;

     o    the availability of refinancing; and

     o    changes in interest rate levels.

     Environmental Assessments. A third-party consultant conducted a Phase I environmental assessment or updated a previously conducted Phase I environmental site assessment with respect to each mortgaged property. Except in the case of 4 mortgaged properties, securing mortgage loans representing approximately 5.5% of the Initial Mortgage Pool Balance, such assessments or updates were completed during the 12-month period ending on the cut-off date. In all cases, such assessments or updates were conducted within 12 months of origination.
Additionally, all such assessments or updates were completed within the 15-month period ending on the cut-off date.

     The environmental testing conducted at any particular mortgaged property did not necessarily cover all potential environmental issues. For example, tests for radon, lead-based paint and lead in drinking water were performed in most instances only at multifamily rental properties and only when the originator(s)
of the related mortgage loan or the environmental consultant involved believed this testing was warranted under the circumstances.

     The above-described environmental assessments may have identified various adverse or potentially adverse environmental conditions at the respective mortgaged properties. In cases where the testing identified the presence of asbestos-containing materials, lead-based paint and/or radon, the environmental consultant generally recommended, and the related loan documents generally required:

     o    the continuation or the establishment of an operation and maintenance plan to address the issue, or

     o    the implementation of a remediation program.

     If the particular asbestos-containing materials or lead-based paint was in poor condition, then this could result in a claim for damages by any party injured by the condition.

     In cases where the environmental assessment identified an adverse or potentially adverse environmental condition at the mortgaged property, the related originator(s) of the mortgage loan generally required the related borrower:

     o    to carry out the specific remedial measures prior to closing if no third party was identified as being responsible for the remediation;
          or

     o    to carry out the specific remedial measures post-closing and deposit with the lender a cash reserve in an amount generally equal to 100% to
          125% of the estimated cost to complete the remedial measures; or

     o    to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents; or

     o    to obtain environmental insurance (which contains specific coverage limits and deductibles and which may not be sufficient to cover all losses from certain environmental conditions).

                                      S-107

     Some borrowers under the mortgage loans may not have satisfied all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been implemented or will continue to be complied with.

     In some cases, the environmental consultant did not recommend that any action be taken with respect to a potential adverse environmental condition at a mortgaged property because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be willing or financially able to address the subject condition.

     In several cases, the environmental assessment for a mortgaged property identified environmental problems at nearby properties. Such assessment generally indicated, however, that--

     o    the mortgaged property had not been affected or had been minimally affected,

     o    the potential for the problem to affect the mortgaged property was limited, or

     o    a person responsible for remediation had been identified.

     See "Risk Factors--Risks Related to the Underlying Mortgage Loans--Lending
on Income-Producing Real Properties Entails Environmental Risk" in this prospectus supplement.

     The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged properties is based on the results of the environmental assessments referred to in this "--Environmental
Assessments" subsection and has not been independently verified by us, the underwriters or any of our or their respective affiliates.

     There can be no assurance that the environmental assessments referred to above identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged properties securing the mortgage loans.

     Engineering Assessments. In connection with the origination process, each mortgaged property securing the mortgage loans that we intend to include in the trust, was inspected by an engineering firm to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated deferred maintenance items and/or recommended capital improvements with respect to some of those mortgaged properties. In cases where the cost of repair was deemed material, the related borrowers were generally required to deposit with the lender an amount generally equal to 125%
of the engineering firm's estimated cost of the recommended repairs, corrections or replacements to assure their completion or in some cases to have the repairs guaranteed by the sponsor or parent of the borrower in lieu of reserves. With respect to the mortgage loan identified on Annex A to this prospectus supplement as Bass Pro Shops, representing 0.9% of the Initial Mortgage Pool Balance, the related mortgaged property is currently under construction and no engineering report has been obtained with respect to that mortgaged property.

LOANS SECURED BY MORTGAGED PROPERTIES LOCATED IN PUERTO RICO

One of the mortgaged properties, representing approximately 3.3% of the Initial
Mortgage Pool Balance, are located in Puerto Rico. Commercial mortgage loans secured by mortgaged properties located in Puerto Rico are generally evidenced by the execution of a promissory note in favor of the mortgagee, and a "mortgage note" payable to the bearer thereof is then pledged to the mortgagee as security for the promissory note. The mortgage note in turn is secured by a deed of mortgage on certain real property of the mortgagor. Notwithstanding the existence of both the promissory note and the bearer mortgage note, the mortgagor has only a single indebtedness to the mortgagee and in the event of default the mortgagee may bring a single unitary action to proceed directly against the mortgaged property without any requirement to take a separate action under the promissory notes or mortgage notes. Priority between mortgage instruments depends on their terms and generally on the order of filing with the appropriate Registry of Property of Puerto Rico.

     Enforcement of Environmental Laws in Puerto Rico. Puerto Rico Environmental
Quality Board (the "EQB") has authority to enforce the Puerto Rico Environmental
Public Policy Act, Act No. 416 of September 22, 2004, effective as of March 22,
2005, ("ACT NO. 416") and the regulations promulgated thereunder. Act No. 416 grants

                                      S-108

EQB the authority to exercise, execute, receive and administer federal environmental laws and to adopt and implement regulations and a permit system related, among others, to the Federal Clean Water Act, Clean Air Act, Solid
Waste Disposal Act, Resource Conservation and Recovery Act, CERCLA and any other federal environmental legislation that might be enacted. The environmental regulations in Puerto Rico address, among others, such areas as air emissions, waste water direct and indirect discharges, hazardous and non-hazardous solid waste management, underground injection, underground storage tanks and protection of natural resources. Therefore, facilities in Puerto Rico under certain circumstances may be subject to enforcement action from both the United
States Environmental Protection Agency (the "EPA") and the EQB. In those cases where enforcement of the environmental program has not been delegated to the
EQB, the EPA retains its enforcement authority. If the EQB fails to carry out its enforcement responsibility of a federal delegated program, the EPA may exercise its enforcement authority.

     For a description of certain other risk factors associated with the mortgage loans secured by the properties located in Puerto Rico, see "Risk
Factors--Risks Related to the Underlying Mortgage Loans--Risks Related to
Taxation in Puerto Rico" above in this prospectus supplement.

ASSIGNMENT OF THE UNDERLYING MORTGAGE LOANS

     On or before the date of initial issuance of the offered certificates, the following transfers of the underlying mortgage loans will occur. In each case, the transferor will assign the mortgage loans to be included in the trust, without recourse (other than the repurchase obligation of the applicable
Mortgage Loan Seller in connection with a breach of a representation or a warranty with respect to a mortgage loan sold by it), to the transferee.

                              ----------------------
                              Mortgage Loan Sellers
                                      GCFP
                                 $1,948,282,741
                                      GSMC
                                 $1,663,373,397
                              ----------------------
                                        |   All mortgage loans
                                        |   $3,611,656,138
                              ----------------------
                                Greenwich Capital
                            Commercial Funding Corp.
                              ----------------------
                                        |   All mortgage loans
                                        |   $3,611,656,138
                              ----------------------
                                   Commercial
                                 Mortgage Trust
                                    2006-GG7
                              ----------------------

     In connection with the foregoing transfers, the Mortgage Loan Sellers will be required to deliver to the trustee the following documents, among others, with respect to each mortgage loan, other than the One New York Plaza Trust
Loan, JQH Hotel Portfolio B2 Trust Loan and the Centra Point Portfolio Trust
Loan:

     o    either--

          1.   the original promissory note evidencing that mortgage loan, or

                                      S-109

          2.   if the original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

               o    the original or a copy of the mortgage instrument, together with originals or copies of any intervening assignments of the mortgage instrument;

               o    the original or a copy of the co-lender agreement or
                    intercreditor agreement, if such mortgage loan is part of a split loan structure;

               o    the original or a copy of any separate assignment of leases and rents, together with originals or copies of any
                    intervening assignments of that assignment of leases and
                    rents;

     o    either--

          1.   an executed assignment of the mortgage instrument in favor of the trustee, in recordable form except for missing recording
               information relating to that mortgage instrument, or

          2.   a certified copy of that assignment as sent for recording;

     o    either--

          1.   an executed assignment of any separate assignment of leases and rents in favor of the trustee, in recordable form except for missing recording information relating to that assignment of leases and rents, or

          2.   a certified copy of that assignment as sent for recording; and

               o    an original or copy of the related lender's title insurance policy, or if a title insurance policy has not yet been
                    issued, a "marked-up" commitment for title insurance or a
                    pro forma policy.

     With respect to the JQH Hotel Portfolio B2 Loan Group and the Centra Point
Portfolio Loan Group, LaSalle Bank National Association, as the trustee under the 2005-GG5 PSA will hold the original documents related to such Loan Groups for the benefit of the 2005-GG5 Trust and the trust fund formed by the pooling and servicing agreement for this transaction, other than the related note that is not an asset of the trust fund formed by the 2005-GG5 PSA, which will be held by the trustee under the pooling and servicing agreement for this transaction.

     With respect to the One New York Plaza Loan Group, LaSalle Bank National
Association, as the trustee under the LB-UBS 2006-C4 PSA will hold the original documents related to that Loan Group for the benefit of the LB-UBS 2006-C4 Trust and the trust fund formed by the pooling and servicing agreement for this transaction, other than the related note that is not an asset of the trust fund formed by the LB-UBS 2006-C4 PSA, which will be held by the trustee under the pooling and servicing agreement for this transaction.

     The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the mortgage loans in the trust, in trust for the benefit of the series 2006-GG7 certificateholders.
Within a specified period of time following that delivery, the trustee, directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that they have been received. None of the trustee, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

     If, as provided in the pooling and servicing agreement--

     o    any of the above-described documents required to be delivered by the applicable Mortgage Loan Seller to the trustee is not delivered or is otherwise defective, and

     o    that omission or defect materially and adversely affects the interests of the series 2006-GG7 certificateholders in the subject loan,

                                      S-110

then the omission or defect will constitute a material document defect as to which the trust will have the rights against the applicable Mortgage Loan
Seller, as applicable, described under "--Cures and Repurchases" below.

     Within a specified period following the later of--

     o    the date on which the offered certificates are initially issued, and

     o    the date on which all recording information necessary to complete the subject document is received by the trustee,

the trustee will be required to submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in favor of the trustee described above (other than with respect to the Non-Serviced Loan Groups). Because most of the mortgage loans that we intend to include in the trust are newly originated, many of those assignments cannot be completed and recorded until the related mortgage and/or assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

REPRESENTATIONS AND WARRANTIES

     As of the date of initial issuance of the offered certificates, each of the
Mortgage Loan Sellers will make with respect to each mortgage loan sold by it that we include in the trust, representations and warranties generally to the effect described below, together with any other representations and warranties as may be required by the applicable rating agencies as set forth and subject to the exceptions described in the related mortgage loan purchase agreement:

     o    The information pertaining to the mortgage loan set forth in the loan schedule attached to the pooling and servicing agreement is true and accurate in all material respects as of the cut-off date and contains all information required by the pooling and servicing agreement to be contained therein.

     o    Prior to the sale of the mortgage loan to the depositor, the Mortgage
          Loan Seller was the owner of such mortgage loan, had good title to it, had full right, power and authority to sell, assign and transfer such mortgage loan and has transferred such mortgage loan free and clear of any and all liens, pledges and security interests of any nature encumbering such mortgage loan other than with respect to loans in a split loan structure, the applicable companion loans.

     o    As of the date of its origination, the mortgage loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of the mortgage loan, including applicable usury laws.

     o    The proceeds of the mortgage loan have been fully disbursed (except in those cases where the full amount of the mortgage loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the mortgaged property), and there is no requirement for future advances.

     o    The promissory note, each mortgage instrument, and each assignment of leases and rents, if any, with respect to the mortgage loan is the legal, valid and binding obligation of the maker thereof, subject to any nonrecourse provisions in the particular document and any state anti-deficiency legislation, and is enforceable in accordance with its terms, except that (1) such enforcement may be limited by (a)
          bankruptcy, insolvency, receivership, reorganization, liquidation, redemption, moratorium and/or other similar laws and (b) by general principles of equity, regardless of whether that enforcement is considered in a proceeding in equity or at law, and (2) certain provisions in the subject agreement or instrument may be further limited or rendered unenforceable by applicable law, but those limitations will not render the subject agreement or instrument invalid as a whole or substantially interfere with the mortgagee's realization of the benefits provided by the subject agreement or instrument.

     o    Each related mortgage instrument is a valid and, subject to the exceptions and limitations in the preceding bullet, enforceable first lien on the related mortgaged property, except for Permitted
          Encumbrances and, with respect to mortgage loans with a split loan structure, the applicable companion loan. The Permitted

                                      S-111

          Encumbrances do not, individually or in the aggregate, materially and adversely interfere with the security intended to be provided by the related mortgage instrument, the current principal use of the related mortgaged property or the current ability of the related mortgaged property to pay its obligations under the subject mortgage loan when they become due (other than a balloon payment, which would require a refinancing).

     o    Subject to the exceptions and limitations on enforceability in the second preceding bullet, there is no valid offset, defense, counterclaim or right of rescission with respect to the promissory note or any related mortgage instrument or other agreement executed by the related borrower in connection with the mortgage loan.

     o    The assignment of each related mortgage instrument in favor of the trustee (or in the case of a Non-Serviced Trust Loan, the assignment in favor of the current holder of the mortgage) constitutes the legal, valid, binding and, subject to the limitations and exceptions in the third preceding bullet, enforceable assignment of that mortgage instrument to the trustee.

     o    All real estate taxes and governmental assessments that prior to the cut-off date became due and payable in respect of, and materially affect, any related mortgaged property, have been paid or are not yet delinquent, or an escrow of funds in an amount sufficient to cover those payments has been established.

     o    To the actual knowledge of the Mortgage Loan Seller, there is no proceeding pending for total or partial condemnation of each related mortgaged property that materially affects its value, and each related mortgaged property was free of material damage. With respect to the mortgaged properties that are located in counties in Alabama,
          Louisiana or Texas that, as of the cut-off date, are listed on the
          FEMA website as having been designated by FEMA for Individual
          Assistance or Public Assistance following Hurricane Katrina or
          Hurricane Rita, as of the cut-off date, there is no material damage.

     o    To the actual knowledge of the Mortgage Loan Seller, except where a tenant under a lease is permitted to self-insure, all insurance required under the mortgage loan was in full force and effect with respect to each related mortgaged property.

     o    As of the date of initial issuance of the offered certificates, the mortgage loan is not 30 days or more past due in respect of any scheduled payment of principal and/or interest.

     o    The related borrower is not a debtor in any bankruptcy,
          reorganization, insolvency or comparable proceeding.

     If,  as provided in the pooling and servicing agreement--

     o    there exists a breach of any of the above-described representations and warranties made by the applicable Mortgage Loan Seller, and

     o    that breach materially and adversely affects the interests of the series 2006-GG7 certificateholders in the subject mortgage loan,

then that breach will be a material breach as to which the trust will have the rights against the applicable Mortgage Loan Seller, as applicable, described under "--Cures and Repurchases" below.

CURES AND REPURCHASES

     If there exists a material breach of any of the representations and warranties made by the applicable Mortgage Loan Seller with respect to any of the mortgage loans sold by it, as discussed under "--Representations and
Warranties" above, or if there exists a material document defect with respect to any mortgage loan sold by it, as discussed under "--Assignment of the Underlying
Mortgage Loans" above, then the applicable Mortgage Loan Seller, as applicable, will be required either:

     o    to remedy that material breach or material document defect, as the case may be, in all material respects, or

                                      S-112

     o    to repurchase the affected mortgage loan at a price generally equal to the sum of--

          1.   the unpaid principal balance of that mortgage loan at the time of purchase, plus

          2.   all unpaid interest, other than Default Interest and Post-ARD
               Additional Interest, due with respect to that mortgage loan pursuant to the related loan documents through the due date in the collection period of purchase, plus

          3.   all unreimbursed servicing advances relating to that mortgage loan, plus

          4.   all unpaid interest accrued on advances made by the master servicer, the special servicer and/or the trustee with respect to that mortgage loan, plus

          5.   to the extent not otherwise covered by clause 4. of this bullet, all special servicing fees (including all unpaid workout fees and liquidation fees due to the special servicer) and other
               Additional Trust Fund Expenses related to that mortgage loan, plus

          6.   if the affected mortgage loan is not repurchased by the mortgage loan seller within the applicable cure period (generally 90 days after discovery by or notice to the applicable mortgage loan seller of such breach or defect, plus, in certain cases, an additional 90 days as described in the next paragraph), a
               liquidation fee in connection with such repurchase (to the extent such fee is payable under the terms of the pooling and servicing agreement).

     The time period within which the applicable Mortgage Loan Seller must complete that remedy or repurchase will generally be limited to 90 days following the earlier of the responsible party's discovery or receipt of notice of the subject material breach or material document defect, as the case may be.
However, if the applicable Mortgage Loan Seller is diligently attempting to correct the problem, then, with limited exception, it will be entitled to an additional 90 days (or more in the case of a material document defect resulting from the failure of the responsible party to have received the recorded documents) to complete that remedy or repurchase.

     If a material breach or a material document defect exists with respect to any mortgage loan (i) that is cross-collateralized with one or more other mortgage loans in the trust and the cross-collateralization can be terminated, or (ii) that is secured by a portfolio of mortgaged properties, then the applicable Mortgage Loan Seller will be permitted, subject to specified conditions including no adverse tax consequence for the trust, to repurchase only the affected mortgage loan or mortgaged property. Otherwise, such entire cross-collateralized group will be treated as a single mortgage loan for purposes of--

     o    determining the materiality of the subject breach or document defect,
          and

     o    the repurchase remedy.

     The cure/repurchase obligations described above will constitute the sole remedy available to the series 2006-GG7 certificateholders in connection with a material breach of any representations or warranties or a material document defect with respect to any mortgage loan in the trust. None of the depositor, the underwriters, the master servicer, the special servicer, the trustee, any other Mortgage Loan Seller nor any other person will be obligated to repurchase any affected mortgage loan in connection with a material breach of any of the representations and warranties or a material document defect if the applicable
Mortgage Loan Seller defaults on its obligations to do so. There can be no assurance that the applicable Mortgage Loan Seller will have sufficient assets to repurchase a mortgage loan if required to do so.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the Mortgage Pool is based upon the Mortgage Pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the mortgage loans on or before the cut-off date. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the Mortgage Pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the

                                      S-113

characteristics of the Mortgage Pool as described in this prospectus supplement.
We believe that the information in this prospectus supplement will be generally representative of the characteristics of the Mortgage Pool as it will be constituted at the time the offered certificates are issued. However, the range of mortgage interest rates and maturities, as well as the other characteristics of the mortgage loans included in the trust described in this prospectus supplement, may vary, and the actual Initial Mortgage Pool Balance may be as much as 5% larger or smaller than the Initial Mortgage Pool Balance specified in this prospectus supplement.

     A current report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. We will file that current report on Form 8-K, together with the pooling and servicing agreement as an exhibit, with the SEC after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the Mortgage Pool, that removal or addition will be noted in that current report on Form 8-K.

               SERVICING UNDER THE POOLING AND SERVICING AGREEMENT

GENERAL

     The pooling and servicing agreement will govern the servicing and administration of the mortgage loans in the trust (other than the Non-Serviced
Trust Loans (i.e., the One New York Plaza Trust Loan, the JQH Hotel Portfolio B2
Trust Loan and the Centra Point Portfolio Trust Loan)) as well as the servicing and administration of the Companion Loans (other than the Non-Serviced Companion
Loans), and any REO Properties acquired by the trust as a result of foreclosure or other similar action. The following summaries describe some of the provisions of the pooling and servicing agreement relating to the servicing and administration of those mortgage loans and REO Properties. You should also refer to the accompanying prospectus, in particular the section captioned "Description of the Governing Documents" for additional important information regarding provisions of the pooling and servicing agreement that relate to the rights and obligations of the master servicer and the special servicer.

     The pooling and servicing agreement provides that, except for the
Non-Serviced Loan Groups, the master servicer and the special servicer must each service and administer the mortgage loans and the Companion Loans and any REO
Properties in the trust, directly or through the primary servicer or sub-servicers, in accordance with--

     o    any and all applicable laws,

     o    the express terms of the pooling and servicing agreement and, in the case of the Loan Groups, the related co-lender agreement,

     o    the express terms of the subject mortgage loans, and

     o    to the extent consistent with the foregoing, the Servicing Standard.

     In general, the master servicer will be responsible for the servicing and administration of each mortgage loan and the Companion Loans (other than the
Non-Serviced Loan Groups)--

     o    as to which no Servicing Transfer Event has occurred, or

     o    that is a worked-out mortgage loan as to which no new Servicing
          Transfer Event has occurred.

     The special servicer, on the other hand, will be responsible for the servicing and administration of each mortgage loan and each Companion Loan
(other than the Non-Serviced Loan Groups) as to which a Servicing Transfer Event has occurred and which has not yet become a worked-out mortgage loan with respect to that Servicing Transfer Event. The special servicer will also be responsible for the administration of each REO Property acquired by the trust.

     Despite the foregoing, the pooling and servicing agreement will require the master servicer to continue to collect information and prepare all reports to the trustee required to be collected or prepared with respect to any specially serviced mortgage loans and, otherwise, to render other incidental services with respect to any such specially serviced assets to the extent provided in the pooling and servicing agreement. In addition, the special

                                      S-114

servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to non-specially serviced mortgage loans. Neither the master servicer nor the special servicer will have responsibility for the performance by the other of its respective obligations and duties under the pooling and servicing agreement.

     The master servicer will transfer servicing of a mortgage loan (other than a Non-Serviced Loan Group) to the special servicer upon the occurrence of a
Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist.
In the case of any Loan Group (other than a Non-Serviced Loan Group), the occurrence of a Servicing Transfer Event with respect to any mortgage loan in the Loan Group will automatically result in the occurrence of a Servicing
Transfer Event with respect to the other loans in the Loan Group.

     Each Non-Serviced Loan Group is being serviced and administered in accordance with the related Pari Passu PSA (and all decisions, consents, waivers, approvals and other actions on the part of the holders of the
Non-Serviced Loan Group will be effected in accordance with the related Pari
Passu PSA and related intercreditor agreements). Consequently, the servicing provisions set forth in this prospectus supplement and the administration of accounts will not be applicable to any Non-Serviced Loan Group, but instead the servicing and administration of the Non-Serviced Loan Group will be governed by the related Pari Passu PSA.

     Each Pari Passu PSA provides or will provide for servicing transfer events that are similar but not identical to those set forth in this prospectus supplement. Upon the occurrence of a servicing transfer event under the related
Pari Passu PSA, servicing of the related Non-Serviced Trust Loan and its related
Non-Serviced Companion Loan(s) will be transferred to the related special servicer.

     Some of the mortgage loans that we intend to include in the trust are currently being serviced by third-party servicers that are entitled to and will become sub-servicers of these loans on behalf of the master servicer. Neither the trustee nor any other successor master servicer may terminate the sub-servicing agreement for any of those sub-servicers without cause.

     In general, for so long as any mortgage loan that is part of a Loan Group is included in the trust (other than the Non-Serviced Loan Groups), the related
Companion Loan will be serviced and administered under the pooling and servicing agreement generally as if it was a mortgage loan included in the trust.

SERVICING OF THE NON-SERVICED LOAN GROUPS

     JQH Hotel Portfolio B2 Loan Group and Centra Point Portfolio Loan Group.
The JQH Hotel Portfolio B2 Loan Group and Centra Point Portfolio Loan Group and
any related REO property are being serviced under the 2005-GG5 PSA. The 2005-GG5
PSA provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization. The servicing arrangements under the 2005-GG5
PSA are generally similar to, but not identical to, the servicing arrangements under the pooling and servicing agreement for this transaction.

     In that regard:

     o    The 2005-GG5 Master Servicer is Wachovia Bank, National Association
          and the 2005-GG5 Special Servicer is LNR Partners, Inc., with respect to the servicing of the JQH Hotel Portfolio B2 Loan Group and Centra
          Point Portfolio Loan Group.

     o    The 2005-GG5 Trustee will be the mortgagee of record for the JQH Hotel
          Portfolio B2 Loan Group and Centra Point Portfolio Loan Group.

     o    The master servicer, the special servicer or the trustee under the pooling and servicing agreement for this transaction will have no obligation or authority to supervise the 2005-GG5 Master Servicer, the
          2005-GG5 Special Servicer, the 2005-GG5 Trustee or the 2005-GG5 Fiscal
          Agent or to make servicing advances with respect to the JQH Hotel
          Portfolio B2 Loan Group and Centra Point Portfolio Loan Group. The
          obligation of the master servicer and the special servicer to provide information and collections to the trustee and the series 2006-GG7 certificateholders with respect to the JQH Hotel Portfolio B2 Loan
          Group and Centra Point Portfolio Loan Group, as applicable, will be dependent on their receipt of the corresponding

                                      S-115

          information and collections from the 2005-GG5 Master Servicer, the
          2005-GG5 Special Servicer or the 2005-GG5 Fiscal Agent, as applicable.

     o    The 2005-GG5 Master Servicer will make servicing advances and remit collections on the JQH Hotel Portfolio B2 Trust Loan and the Centra
          Point Portfolio Trust Loan to or on behalf of the trust, but will not make P&I advances.

     o    The master servicer will be required to make P&I advances on each of the JQH Hotel Portfolio B2 Trust Loan and the Centra Point Portfolio
          Trust Loan, unless it has determined that such advances would not be recoverable from collections on the related Trust Loan. If the master servicer is an S&P approved servicer and a Moody's approved master servicer, the 2005-GG5 Master Servicer may also rely on a
          determination by the master servicer that a P&I advance with respect to the JQH Hotel Portfolio B2 Trust Loan or the Centra Point Portfolio
          Trust Loan is nonrecoverable.

     o    Pursuant to the 2005-GG5 PSA, the workout fee and liquidation fee with respect to each of the JQH Hotel Portfolio B2 Trust Loan and Centra
          Point Portfolio Trust Loan will be 1.0% and 1.0%, respectively.

     o    With respect to each of the JQH Hotel Portfolio B2 Loan Group and the
          Centra Point Portfolio Loan Group, the majority certificateholder of the controlling class for this transaction will be able to consult on a non-binding basis with the 2005-GG5 Special Servicer with respect to certain proposed actions to be taken by the 2005-GG5 Master Servicer or the 2005-GG5 Special Servicer. See "--The Directing
          Holders--Non-Serviced Loan Groups" below in this prospectus supplement.

     o    With respect to the JQH Hotel Portfolio B2 Loan Group, the 2005-GG5
          Special Servicer may be removed as special servicer only for cause, but only with the consent of the holder of the certificates representing a majority interest in the controlling class of the
          2005-GG5 Trust, subject to rating agency confirmation that such appointment would not result in the downgrade, withdrawal or qualification of the then-current ratings of the certificates issued in either securitization which includes a mortgage loan in the related
          Loan Group.

     o    With respect to the Centra Point Portfolio Loan Group, the 2005-GG5
          Special Servicer may be removed as special servicer, for cause or without cause, but only with the consent of the holder of the certificates representing a majority interest in the controlling class of the 2005-GG5 Trust, subject to rating agency confirmation that such appointment would not result in the downgrade, withdrawal or qualification of the then-current ratings of the certificates issued in either securitization which includes a mortgage loan in the related
          Loan Group.

     o    The transfer of the ownership of any JQH Hotel Portfolio B2 Pari Passu
          Companion Loan or Centra Point Portfolio Pari Passu Companion Loan to
          any person or entity other than institutional lenders, investment funds exceeding a minimum net worth requirement, their affiliates or to trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans is generally prohibited.

     One New York Plaza Loan Group. The One New York Plaza Loan Group and any
related REO property are being serviced under the LB-UBS 2006-C4 PSA. The LB-UBS
2006-C4 PSA provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization. The servicing arrangements under the
LB-UBS 2006-C4 PSA are generally similar to, but not identical to, the servicing arrangements under the pooling and servicing agreement for this transaction.

     In that regard:

     o    The LB-UBS 2006-C4 Master Servicer is Wachovia Bank, National
          Association and the LB-UBS 2006-C4 Special Servicer is LNR Partners,
          Inc., with respect to the servicing of the One New York Plaza Loan
          Group.

     o    The LB-UBS 2006-C4 Trustee will be the mortgagee of record for the One
          New York Plaza Loan Group.

                                      S-116

     o    The master servicer, the special servicer or the trustee under the pooling and servicing agreement for this transaction will have no obligation or authority to supervise the LB-UBS 2006-C4 Master
          Servicer, the LB-UBS 2006-C4 Special Servicer or the LB-UBS 2006-C4
          Trustee or to make servicing advances with respect to the One New York
          Plaza Loan Group. The obligation of the master servicer and the special servicer to provide information and collections to the trustee and the series 2006-GG7 certificateholders with respect to the One New
          York Plaza Loan Group will be dependent on their receipt of the corresponding information and collections from the LB-UBS 2006-C4
          Master Servicer or the LB-UBS 2006-C4 Special Servicer, as applicable.

     o    The LB-UBS 2006-C4 Master Servicer will make servicing advances and remit collections on the One New York Plaza Trust Loan to or on behalf of the trust, but will not make P&I advances.

     o    The master servicer will be required to make P&I advances on the One
          New York Plaza Trust Loan, unless it has determined that such advances would not be recoverable from collections on that Trust Loan. The master servicer will be required to rely on a determination by the
          LB-UBS 2006-C4 Master Servicer that a P&I advance with respect to the
          One New York Plaza Trust Loan is nonrecoverable.

     o    Pursuant to the LB-UBS 2006-C4 PSA, the workout fee and liquidation fee with respect to each of the One New York Plaza Trust Loan will be
          1.0% and 1.0%, respectively.

     o    With respect to the One New York Plaza Loan Group, the majority certificateholder of the controlling class for this transaction will be able to consult on a non-binding basis with the LB-UBS 2006-C4
          Special Servicer with respect to certain proposed actions to be taken by the LB-UBS 2006-C4 Master Servicer or the LB-UBS 2006-C4 Special
          Servicer. See "--The Directing Holders--Non-Serviced Loan Groups"
          below in this prospectus supplement.

     o    With respect to the One New York Plaza Loan Group, the LB-UBS 2006-C4
          Special Servicer may be removed as special servicer, for cause or without cause, by the holder of the certificates representing a majority interest in the controlling class of the series 2006-GG7 certificates, subject to rating agency confirmation that such appointment would not result in the downgrade, withdrawal or qualification of the then-current ratings of the series LB-UBS 2006-C4 certificates and the series 2006-GG7 certificates.

     See "--Servicing Advances--Non-Serviced Loan Groups" and "--Fair Value
Option--Non-Serviced Loan Groups" below in this prospectus supplement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicing Fee. The principal compensation to be paid to the master servicer with respect to its master servicing activities will be the master servicing fee.

     The master servicing fee will be earned with respect to each and every mortgage loan in the trust, including each such mortgage loan--

     o    that is a Non-Serviced Trust Loan,

     o    that is being specially serviced,

     o    as to which the corresponding mortgaged property has become an REO
          Property, or

     o    that has been defeased.

     In the case of each mortgage loan in the trust, the master servicing fee will--

     o    be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a 360-day year,

     o    accrue at the related master servicing fee rate,

                                      S-117

     o    accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

     o    be payable monthly from amounts received with respect to, or allocable as recoveries of, interest on that mortgage loan (except with respect to the mortgage loan secured by the 88 Third Avenue property, the master servicing fee for which loan will be paid separately by the related borrower) or, following liquidation of that mortgage loan and any related REO Property, from general collections on the other mortgage loans and REO Properties in the trust.

     The master servicer will also be entitled to a primary servicing fee with respect to each Companion Loan (excluding the Non-Serviced Companion Loans), however, such amounts will only be payable out of funds received in respect of such Companion Loans and will not be obligations of the Trust.

     The master servicing fee rate will vary on a loan-by-loan basis and ranges from 0.02% per annum to 0.08% per annum. The master servicing fee rate includes any servicing fee rate payable to any third-party servicers that sub-service or primary service the loans on behalf of the master servicer. See the administrative fee rate, which includes the master servicing fee rate and the trustee fee rate, stated on Annex A under the column heading "Administrative Fee
Rate."

     The One New York Plaza Trust Loan, JQH Hotel Portfolio B2 Trust Loan and
Centra Point Portfolio Trust Loan will be serviced by the related master servicer under the applicable Pari Passu PSA. A master servicing fee will be payable on each of the One New York Plaza Trust Loan, JQH Hotel Portfolio B2
Trust Loan and Centra Point Portfolio Trust Loan to the master servicer by the trust at a master servicing fee rate of 0.01% per annum and a primary servicing fee will be payable to the applicable master servicer under the related Pari
Passu PSA at a primary servicing fee rate of 0.01% per annum.

     Additional Master Servicing Compensation. As additional master servicing compensation, the master servicer will be entitled to receive any and all
Prepayment Interest Excesses collected with respect to the entire Mortgage Pool.

     In addition, the master servicer will generally be authorized to invest or direct the investment of funds held in its custodial account, and in any and all escrow and/or reserve accounts maintained by the master servicer, in Permitted
Investments. See "--Custodial Account" below. In general, the master servicer will be entitled to retain any interest or other income earned on those funds that is not otherwise payable to the borrowers and, to the extent the investments are made for its benefit, will be required to cover any losses of principal from its own funds. The master servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

     All modification fees, assumption fees, assumption application fees, defeasance fees, extension fees, consent/waiver fees and other comparable transaction fees and charges, if any, collected with respect to the mortgage loans included in the trust will be paid to, or allocated between, the master servicer and the special servicer, as additional compensation, in accordance with the pooling and servicing agreement. Similarly, all late payment charges and Default Interest, if any, collected with respect to a particular mortgage loan included in the trust during any collection period will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the pooling and servicing agreement, but only to the extent that those late payment charges and Default Interest are not otherwise allocable--

     o    to pay the master servicer, the special servicer or the trustee, as applicable, any unpaid interest on advances reimbursed to that party during that collection period with respect to that mortgage loan,

     o    to pay any other expenses, excluding special servicing fees, liquidation fees and workout fees, that are then outstanding with respect to that mortgage loan and that, if paid from a source other than late payment charges and Default Interest collected with respect to that mortgage loan, would be an Additional Trust Fund Expense, or

                                      S-118

     o    to reimburse the trust for any Additional Trust Fund Expenses, including interest on advances but excluding special servicing fees, liquidation fees and workout fees, that were paid with respect to that mortgage loan in the 12 month period preceding the collection of those late payment charges and Default Interest, which payment was made from a source other than late payment charges and Default Interest collected with respect to that mortgage loan.

     Some or all of the items referred to in the prior paragraph that are collected in respect of any Companion Loan may also be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the pooling and servicing agreement.

     Prepayment Interest Shortfalls. The pooling and servicing agreement generally provides that if any Prepayment Interest Shortfalls are incurred in connection with the voluntary prepayment by borrowers of non-specially serviced mortgage loans in the trust during any collection period, the master servicer must make a non-reimbursable payment with respect to the related payment date in an amount equal to the lesser of:

     o    the total amount of those Prepayment Interest Shortfalls, and

     o    with respect to each and every mortgage loan in the trust for which the master servicer receives master servicing fees during that collection period, the portion of those fees calculated, in each case, at an annual rate of 0.01% per annum.

     No other master servicing compensation will be available to cover
Prepayment Interest Shortfalls.

     Any payments made by the master servicer with respect to any payment date to cover Prepayment Interest Shortfalls will be included among the amounts payable as principal and interest on the series 2006-GG7 certificates on that payment date as described under "Description of the Offered
Certificates--Payments" in this prospectus supplement. If the amount of the payments made by the master servicer with respect to any payment date to cover
Prepayment Interest Shortfalls is less than the total of all the Prepayment
Interest Shortfalls incurred with respect to the Mortgage Pool during the related collection period, then the resulting Net Aggregate Prepayment Interest
Shortfall will be allocated among the respective interest-bearing classes of the series 2006-GG7 certificates, in reduction of the interest payable on those certificates, as and to the extent described under "Description of the Offered
Certificates--Payments--Payments of Interest" in this prospectus supplement.

     Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to its special servicing activities in respect of the mortgage loans and the Companion Loans will be--

     o    the special servicing fee,

     o    the workout fee, and

     o    the liquidation fee.

     The Special Servicing Fee. The special servicing fee will be earned with respect to each mortgage loan and each Companion Loan (excluding the
Non-Serviced Loan Groups)--

     o    that is being specially serviced, or

     o    as to which the corresponding mortgaged property has become an REO
          Property.

     In the case of each mortgage loan referred to in the prior paragraph, the special servicing fee will--

     o    be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a 360-day year,

     o    accrue at a special servicing fee rate of 0.25% per annum,

     o    accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

                                      S-119

     o    generally be payable monthly from general collections on all the mortgage loans and any REO Properties in the trust.

     The Non-Serviced Loan Groups will have a similar special servicing fee payable under the related Pari Passu PSA.

     The Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each mortgage loan and each Companion Loan
(excluding the Non-Serviced Loan Groups) that is a worked-out mortgage loan. The workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each collection of--

     o    interest, other than Default Interest and Post-ARD Additional
          Interest,

     o    principal, and

     o    prepayment consideration,

received on the subject mortgage loan for so long as it remains a worked-out mortgage loan.

     The workout fee with respect to any worked-out mortgage loan referred to in the prior paragraph will cease to be payable if a new Servicing Transfer Event occurs with respect to that loan. However, a new workout fee would become payable if that mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event.

     If the special servicer is terminated or replaced other than for cause or resigns, then it will retain the right to receive any and all workout fees payable with respect to each mortgage loan and Companion Loan that became a worked-out mortgage loan during the period that it acted as special servicer and remained a worked-out mortgage loan at the time of its termination, replacement or resignation. The resigning or terminated special servicer will also receive a workout fee on any worked-out mortgage loan for which the resigning or terminated special servicer has cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a worked-out mortgage loan solely because the borrower had not made three consecutive full and timely monthly payments and which subsequently becomes a worked-out mortgage loan as a result of the borrower making such three consecutive timely monthly payments, but such fee will cease to be payable in each case if the worked-out mortgage loan again becomes a specially serviced mortgage loan. The successor special servicer will not be entitled to any portion of those workout fees.

     Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the series 2006-GG7 certificateholders.

     The Non-Serviced Loan Groups will have a similar workout fee payable under the related Pari Passu PSA.

     The Liquidation Fee. The special servicer will be entitled to receive a liquidation fee with respect to (i) each specially serviced mortgage loan and
Companion Loan (excluding the Non-Serviced Loan Groups) for which it obtains a full, partial or discounted payoff from the related borrower, except as described in the next paragraph and (ii) each specially serviced mortgage loan that was repurchased by the applicable mortgage loan seller, except as described in the next paragraph. The special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO
Property as to which it receives any Liquidation Proceeds, except as described in the next paragraph. As to each such specially serviced mortgage loan and REO
Property, the liquidation fee will be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest or Post-ARD Additional Interest.

     Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, amounts received in connection with:

     o    the repurchase of any mortgage loan in the trust by the applicable
          Mortgage Loan Seller due to a breach of representation or warranty or for defective or deficient mortgage loan documentation within 90 days of the

                                      S-120

          discovery by or notice to the applicable Mortgage Loan Seller of such breach, defect or omission, as described under "Description of the
          Mortgage Pool--Cures and Repurchases" in this prospectus supplement.
          If the applicable Mortgage Loan Seller is entitled to an additional 90 days to repurchase a mortgage loan, as described under "Description of the Mortgage Pool--Cures and Repurchases" in this prospectus supplement, no liquidation fee will be payable during that additional
          90-day period;

     o    the purchase of any specially serviced mortgage loan out of the trust by any holder of a fair value purchase option, as described under
          "--Fair Value Option" below;

     o    the purchase of any defaulted mortgage loan in the trust by a related mezzanine lender in connection with repurchase rights set forth in the applicable intercreditor agreement within 60 days after the purchase right is first exercisable;

     o    the purchase of all of the mortgage loans and REO Properties in the trust by us, a mortgage loan seller, the special servicer, any certificateholder(s) of the series 2006-GG7 controlling class or the master servicer in connection with the termination of the trust or the exchange by a sole remaining series 2006-GG7 certificateholder for the remaining mortgage loans in connection with the termination of the trust, as described under "Description of the Offered
          Certificates--Termination" in this prospectus supplement; or

     o    the purchase of any mortgage loan that is part of a Loan Group by the holder of a related Companion Loan as described under "Description of the Mortgage Pool--Split Loan Structure" above in this prospectus supplement and within any period specified in such intercreditor agreement or co-lender agreement.

     Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2006-GG7 certificateholders.

     The Non-Serviced Loan Groups will have a similar liquidation fee payable under the related Pari Passu PSA.

     Additional Special Servicing Compensation. As additional special servicing compensation, the special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See "--REO
Properties" below. In general, the special servicer will be entitled to retain any interest or other income earned on those funds and will be required to cover any losses of principal from its own funds without any right to reimbursement.
The special servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the special servicer's REO account.

     All modification fees, assumption fees, assumption application fees, extension fees, defeasance fees, consent/waiver fees and other comparable transaction fees and charges, if any, collected with respect to the mortgage loans will be paid to or allocated between, the master servicer and the special servicer in accordance with the pooling and servicing agreement. Similarly, all late payment charges and Default Interest, if any, collected with respect to a particular mortgage loan during any collection period will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the pooling and servicing agreement, but only to the extent that those late payment charges and Default Interest are not otherwise allocable--

     o    to pay the master servicer, the special servicer or the trustee, as applicable, any unpaid interest on advances reimbursed to that party during that collection period with respect to that mortgage loan,

     o    to pay any other expenses, excluding special servicing fees, liquidation fees and workout fees, that are then outstanding with respect to that mortgage loan and that, if paid from a source other than late payment charges and Default Interest collected with respect to that mortgage loan, would be an Additional Trust Fund Expense, or

     o    to reimburse the trust for any Additional Trust Fund Expenses, including interest on advances but excluding special servicing fees, liquidation fees and workout fees, that were paid with respect to that mortgage loan in the 12 month period preceding the collection of those late payment charges and Default Interest, which payment was made from a source other than late payment charges and Default Interest collected with respect to that mortgage loan.

                                      S-121

     Some or all of the items referred to in the prior paragraph that are collected in respect of any Companion Loan may also be paid to, and allocated between the master servicer and the special servicer, as additional compensation, as provided in the pooling and servicing agreement.

     Payment of Expenses. Each of the master servicer and the special servicer will be required to pay its overhead costs and any general and administrative expenses incurred by it in connection with its servicing activities under the pooling and servicing agreement. The master servicer and the special servicer will not be entitled to reimbursement for these expenses except as expressly provided in the pooling and servicing agreement.

     Trustee Compensation. The trustee will be entitled to receive monthly, out of general collections with respect to the mortgage pool on deposit in its custodial account, the trustee fee. With respect to each calendar month, the trustee fee will equal one-twelfth of the product of 0.00059% multiplied by the total Stated Principal Balance of the entire Mortgage Pool outstanding immediately prior to the payment date in that month. In addition, the trustee will be authorized to invest or direct the investment of funds held in its custodial account and its interest reserve account in Permitted Investments. See
"--Custodial Account" and "--Interest Reserve Account" below. In general, the trustee will be entitled to retain any interest or other income earned on those funds and will be required to cover any investment losses from its own funds without any right to reimbursement. The trustee will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the trustee's distribution account or interest reserve account meeting the requirements of the pooling and servicing agreement.

     Servicing Advances.

     Serviced Loans. Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred by the master servicer or the special servicer in connection with the servicing of a mortgage loan and any Companion
Loan under the pooling and servicing agreement (excluding the Non-Serviced Loan
Groups), if a default is imminent or after a default, delinquency or other unanticipated event has occurred with respect to that loan, or in connection with the administration of any REO Property, will be servicing advances.
Servicing advances will be reimbursable from future payments and other collections, including Insurance Proceeds, Condemnation Proceeds and Liquidation
Proceeds, in connection with the related mortgage loan or REO Property.

     The special servicer may request the master servicer to make servicing advances with respect to a specially serviced mortgage loan or REO Property under the pooling and servicing agreement, in lieu of the special servicer's making that advance itself. The special servicer must make the request a specified number of days in advance of when the servicing advance is required to be made under the pooling and servicing agreement. The master servicer, in turn, must make the requested servicing advance within a specified number of days following the master servicer's receipt of the request. The Special Servicer may elect to make certain servicing advances on an emergency basis.

     If the master servicer is required under the pooling and servicing agreement to make a servicing advance, but does not do so within 15 days after the servicing advance is required to be made, then the trustee will be required:

     o    if it has actual knowledge of the failure, to give the master servicer notice of its failure; and

     o    if the failure continues for three more business days, to make the servicing advance.

     Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicer, the special servicer or the trustee will be obligated to make servicing advances that, in the judgment of the master servicer or special servicer, as applicable, exercised in accordance with the Servicing Standard or the trustee, in its good faith business judgment, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If the master servicer, the special servicer or the trustee makes any servicing advance that it subsequently determines is not recoverable from expected collections on the related mortgage loan or REO
Property, it may obtain reimbursement for that advance, together with interest on the advance, out of general collections on the mortgage loans and any REO
Properties on deposit in the master servicer's custodial account from time to time.

                                      S-122

     The master servicer will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses out of general pool-wide collections on deposit in the master servicer's custodial account. Servicing expenses that may be so paid include the cost to remediate any adverse environmental circumstance or condition at any of the mortgaged properties securing a mortgage loan. In addition, the pooling and servicing agreement will require the master servicer, at the direction of the special servicer if a specially serviced asset is involved, to pay directly out of the master servicer's custodial account any servicing expense that, if advanced by the master servicer or the special servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the master servicer, or the special servicer if a specially serviced asset is involved, has determined in accordance with the Servicing
Standard that making the payment is in the best interests of the series 2006-GG7 certificateholders and, if that specially serviced asset is a Loan Group (other than a Non-Serviced Loan Group), the holder of the related Companion Loan, as a collective whole.

     The master servicer, the special servicer and the trustee will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance, and compound annually, for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will be payable in the collection period when the advance is reimbursed--

     o    first, out of Default Interest and late payment charges collected on the related mortgage loan in that collection period, and

     o    then, if and to the extent that the Default Interest and late payment charges referred to in the preceding bullet are insufficient to cover the advance interest, out of any other amounts then on deposit in the master servicer's custodial account.

     Non-Serviced Loan Groups. None of the master servicer, the special servicer or the trustee will be required to make any servicing advances with respect to the Non-Serviced Loan Groups.

     Servicing advances in the case of the One New York Plaza Loan Group, JQH
Hotel Portfolio B2 Loan Group and Centra Point Portfolio Loan Group will be made by the applicable master servicer, trustee or fiscal agent in accordance with the related Pari Passu PSA on generally the same terms and conditions as are applicable under the pooling and servicing agreement for this transaction. If any servicing advances are made with respect to the One New York Plaza Loan
Group, JQH Hotel Portfolio B2 Loan Group or the Centra Point Portfolio Loan
Group under the related Pari Passu PSA, the party making that advance will be entitled to be reimbursed with interest thereon as set forth in the related Pari
Passu PSA, including in the event that the applicable master servicer, trustee or fiscal agent has made a servicing advance on the One New York Plaza Loan
Group, JQH Hotel Portfolio B2 Loan Group or Centra Point Portfolio Loan Group
that it subsequently determines is not recoverable from expected collections on the One New York Loan Group, JQH Hotel Portfolio B2 Loan Group or the Centra
Point Portfolio Loan Group, as applicable.

THE DIRECTING HOLDERS

     General. The directing holder will be as follows:

     o    Non-Split Loans. With respect to the mortgage loans that are not part of a Loan Group, the directing holder will be the holder of certificates representing a majority interest in a designated controlling class of the series 2006-GG7 certificates.

     o    Split Loans - Tier 1. With respect to the Loan Groups secured by the
          JPMorgan International Plaza I & II property, for so long as a control appraisal event does not exist or the holder or holders of more than
          50% of the principal balance of the subordinate non-trust mortgage loan is not the mortgage loan borrower or a party related to the mortgage loan borrower, the directing holder will be the holder of the subordinate non-trust mortgage loan, and while a control appraisal event does exist or the holder or holders of more than 50% of the principal balance of the subordinate non-trust mortgage loan is the mortgage loan borrower or a party related to the mortgage loan borrower, the directing holder will be the holder of certificates representing a majority interest in a designated controlling class of the series 2006-GG7 certificates.

                                      S-123

     o    Split Loans - Tier 2. With respect to the Loan Groups secured by the
          Nemours Building property and the Lackland Self Storage property, which are each part of a split loan structure that has one senior mortgage loan and one subordinate non-trust mortgage loan, for so long as a control appraisal event does not exist or the holder or holders of more than 50% of the principal balance of the subordinate non-trust mortgage loan is not the mortgage loan borrower or a party related to the mortgage loan borrower, the directing holder will be the holder of the applicable subordinate non-trust mortgage loan, and while a control appraisal event does exist or the holder or holders of more than 50% of the principal balance of the subordinate non-trust mortgage loan is the mortgage loan borrower or a party related to the mortgage loan borrower, the directing holder will be the holder of certificates representing a majority interest in a designated controlling class of the series 2006-GG7 certificates.

     o    Split Loans - Tier 3. With respect to the Loan Group secured by the
          Towns of Riverside property, which is part of a split loan structure that has one senior mortgage loan and one subordinate non-trust mortgage loan, the directing holder will be the holder of certificates representing a majority interest in a designated controlling class of the series 2006-GG7 certificates. Although the holder of the applicable subordinate non-trust mortgage loan will not be the directing holder, for so long as a control appraisal event does not exist, it will have non-binding consultation rights with respect to various matters affecting that mortgage loan.

          For purposes of this paragraph, a "control appraisal event" will exist if and for so long as the initial principal balance of the applicable non trust subordinate mortgage loan, less principal payments, appraisal reduction amounts and (without duplication) realized losses allocated thereto is less than 25% of the initial principal balance of such non-trust subordinate mortgage loan.

     o    Split Loans - Pari Passu:

          o    With respect to the Loan Group secured by the Investcorp Retail
               Portfolio properties, the directing holder will be the holder of certificates representing a majority interest in a designated controlling class of the series 2006-GG7 certificates subject to the non-binding consultation rights of the holder of the
               Investcorp Retail Portfolio Pari Passu Companion Loan.

          o    With respect to the Loan Group secured by the JQH Hotel Portfolio
               B2 properties, the directing holder will be the holder of
               certificates representing a majority interest in the controlling class of the series 2005-GG5 certificates, subject to the
               non-binding consultation rights of the holder of certificates representing a majority interest in the controlling class of the series 2006-GG6 certificates and the holder of certificates representing a majority interest in the controlling class of the series 2006-GG7 certificates.

          o    With respect to the Loan Group secured by the Centra Point
               Portfolio properties, the directing holder will be the holder of the certificates representing a majority interest in a designated controlling class of the series 2005-GG5 certificates.

          o    With respect to the Loan Group secured by the One New York Plaza property, the directing holder will be the holder of the
               certificates representing a majority interest in a designated controlling class of the LB-UBS series 2006-C4 certificates, subject to the non-binding consultation rights of the holder of the One New York Plaza Trust Loan.

     The pooling and servicing agreement provides that a directing holder may appoint a representative to exercise the rights of the directing holder. The directing holder (or its representative) with respect to any Loan Group will have the right to advise and approve certain actions of the master servicer or the special servicer, as applicable, only as they relate to the related Loan
Group and any rights to replace the special servicer will be limited to the related Loan Group.

     Series 2006-GG7 Controlling Class. As of any date of determination, the controlling class of series 2006-GG7 certificateholders will be the holders of the most subordinate class of series 2006-GG7 certificates then outstanding, other than the class XP, class XC, class R-I, class R-II and class V certificates, that has a total principal balance that is not less than 25% of that class's original total principal balance. However, if no class of series
2006-GG7

                                      S-124

certificates, exclusive of the class XP, class XC, class R-I, class R-II and class V certificates, has a total principal balance that satisfies this requirement, then the controlling class of series 2006-GG7 certificateholders will be the holders of the most subordinate class of series 2006-GG7 certificates then outstanding, other than the class XP, class XC, class R-I, class R-II and class V certificates, that has a total principal balance greater than zero. The class A-1, class A-2, class A-3, class A-AB and class A-4 certificates will be treated as one class for purposes of determining and exercising the rights of the controlling class of series 2006-GG7 certificates.

     Rights and Powers of the Directing Holder.

     Serviced Loans. Neither the master servicer nor the special servicer will, in general, be permitted to take any of the following actions with respect to the mortgage loans it services as to which the directing holder (or its representative) has objected in writing within 10 business days of having been notified in writing of the particular action and having been provided with all reasonably requested information with respect to the particular action--

     o    any proposed or actual foreclosure upon or comparable conversion, which may include acquisition as an REO Property, of the ownership of properties securing those specially serviced mortgage loans in the trust as come into and continue in default;

     o    any modification, extension, amendment or waiver of a monetary term, including the timing of payments, or any material non-monetary term
          (including any prohibition on additional debt or any material term relating to insurance other than a determination to allow a borrower to maintain insurance with a qualified insurer rated at least "A" from
          S&P and "A2" from Moody's despite a higher standard in the related loan documents) of a mortgage loan in the trust;

     o    any proposed or actual sale of an REO Property in the trust, other than in connection with the termination of the trust as described under "Description of the Offered Certificates--Termination" in this prospectus supplement, for less than the unpaid principal balance of the related mortgage loan, plus accrued interest (other than Default
          Interest) thereon;

     o    any acceptance of a discounted payoff with respect to a mortgage loan in the trust;

     o    any determination to bring an REO Property, or the mortgaged property securing a defaulted mortgage loan, held by the trust into compliance with applicable environmental laws or to otherwise address hazardous materials located at that property;

     o    any release of collateral for a mortgage loan or any release of a borrower or any guarantor under a mortgage loan, other than in accordance with the terms of the mortgage loan (with no material discretion by the mortgagee), or upon satisfaction of the mortgage loan;

     o    any acceptance of substitute or additional collateral for a mortgage loan, other than in accordance with the terms of that mortgage loan
          (with no material discretion by the mortgagee);

     o    any waiver of a due-on-sale or due-on-encumbrance clause with respect to a mortgage loan;

     o    any acceptance of an assumption agreement releasing a borrower or a guarantor from liability under a mortgage loan;

     o    any acceptance of a change in the property management company, subject to certain thresholds set forth in the pooling and servicing agreement or, if applicable, hotel franchise for any mortgaged real property securing any mortgage loan in the trust;

     o    any extension of the maturity date of a mortgage loan;

     o    any determination by the special servicer that a Servicing Transfer
          Event pursuant to clause (2), (3) or (4) of that definition has occurred;

                                      S-125

     o    any determination by the special servicer that a Servicing Transfer
          Event has occurred with respect to any mortgage loan in the trust solely by reason of the failure of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism; and

     o    taking any action to enforce rights against a mezzanine lender under the related intercreditor agreement;

provided that, in the event that the special servicer determines that immediate action is necessary to protect the interests of the certificateholders (as a collective whole) (or, in the case of a Loan Group (other than a Non-Serviced
Loan Group), to protect the interests of the certificateholders and the related
Companion Loan Holders (as a collective whole)), the special servicer may take any such action without waiting for the directing holder's response.

     In addition, the directing holder (or its representative) may direct the special servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of the specially serviced mortgage assets in the trust fund that the directing holder (or its representative) may consider advisable or as to which provision is otherwise made in the pooling and servicing agreement.

     No advice, direction or objection given or made by the directing holder (or its representative), as contemplated by either of the two preceding paragraphs, may require or cause the special servicer or master servicer to violate any other provision of the pooling and servicing agreement described in this prospectus supplement or the accompanying prospectus (including the special servicer's or master servicer's obligation to act in accordance with the
Servicing Standard), the related mortgage loan documents or the REMIC provisions of the Internal Revenue Code. Furthermore, the special servicer will not be obligated to seek approval from the directing holder (or its representative) for any actions to be taken by the special servicer with respect to any particular specially serviced mortgage loan in the trust if--

     o    the special servicer has, as described above, notified the directing holder (or its representative) in writing of various actions that the special servicer proposes to take with respect to the workout or liquidation of that mortgage loan, and

     o    for 60 days following the first of those notices, the directing holder
          (or its representative) has objected to all of those proposed actions and has failed to suggest any alternative actions that the special servicer considers to be consistent with the Servicing Standard.

     Additionally, with respect to the Investcorp Retail Portfolio Loan Group, the holder of the non-trust pari passu Companion Loan will have the right to consult with the special servicer on a non-binding basis with respect to:

     o    any proposed or actual foreclosure upon or comparable conversion
          (which may include acquisition of an REO Property) of the ownership of the mortgaged property securing the mortgage loan if it comes into and continues in default;

     o    any modification, extension, amendment or waiver of a monetary term
          (including the timing of payments but excluding waiver of default changes) or any material non-monetary term of the mortgage loan;

     o    any proposed sale of the mortgaged property (other than in connection with a termination of the trust) for less than the price set forth in the pooling and servicing agreement;

     o    any acceptance of a discounted payoff of the mortgage loan;

     o    any determination to bring the mortgaged property or REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the mortgaged property or REO Property;

     o    any release of real property collateral for the mortgage loan or any release of the borrower (other than in accordance with the terms of, or upon satisfaction of, the mortgage loan);

     o    any acceptance of substitute or additional collateral for the mortgage loan (other than in accordance with the terms of the mortgage loan);

                                      S-126

     o    any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

     o    any acceptance of a change in the property management company or the hotel franchise for mortgaged real property;

     o    any extension of the maturity dates;

     o    any determination by the special servicer that a servicing transfer event has occurred;

     o    any determination not to maintain or cause the borrower to maintain terrorism insurance coverage; and

     o    any acceptance of an assumption agreement releasing the borrower from liability under the mortgage loan.

     With respect to the Towns of Riverside Loan Group, the holder of the subordinate Companion Loan, so long as no control appraisal event has occurred or is continuing, will have the right to consult with the special servicer on a non-binding basis with respect to:

     o    any proposed or actual foreclosure upon or comparable conversion, which may include acquisition as an REO Property, of the ownership of properties securing those specially serviced mortgage loans in the trust as come into and continue in default;

     o    any modification, extension, amendment or waiver of a monetary term, including the timing of payments, or any material non monetary term
          (including any prohibition on additional debt or any material term relating to insurance other than a determination to allow a borrower to maintain insurance with a qualified insurer rated at least "A" from
          S&P and "A2" from Moody's despite a higher standard in the related loan documents) of a mortgage loan in the trust;

     o    any proposed or actual sale of an REO Property in the trust, other than in connection with the termination of the trust as described under "Description of the Offered Certificates--Termination" in this prospectus supplement, for less than the unpaid principal balance of the related mortgage loan, plus accrued interest (other than Default
          Interest) thereon;

     o    any acceptance of a discounted payoff with respect to a mortgage loan in the trust;

     o    any determination to bring an REO Property, or the mortgaged property securing a defaulted mortgage loan, held by the trust into compliance with applicable environmental laws or to otherwise address hazardous materials located at that property;

     o    any release of collateral for a mortgage loan or any release of a borrower or any guarantor under a mortgage loan, other than in accordance with the terms of the mortgage loan (with no material discretion by the mortgagee), or upon satisfaction of the mortgage loan;

     o    any acceptance of substitute or additional collateral for a mortgage loan, other than in accordance with the terms of that mortgage loan
          (with no material discretion by the mortgagee);

     o    any waiver of a due-on-sale or due-on-encumbrance clause with respect to a mortgage loan;

     o    any acceptance of an assumption agreement releasing a borrower or a guarantor from liability under a mortgage loan;

     o    any acceptance of a change in the property management company, subject to certain thresholds set forth in the pooling and servicing agreement or, if applicable, hotel franchise for any mortgaged real property securing any mortgage loan in the trust;

     o    any extension of the maturity date of a mortgage loan;

     o    any determination by the special servicer that a Servicing Transfer
          Event pursuant to clause (2), (3) or (4) of that definition has occurred;

                                      S-127

     o    any determination by the special servicer that a Servicing Transfer
          Event has occurred with respect to any mortgage loan in the trust solely by reason of the failure of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism; and

     o    taking any action to enforce rights against a mezzanine lender under the related intercreditor agreement;

     For purposes of the foregoing consultation rights, a "control appraisal event" will exist if and for so long as the initial principal balance of the applicable non trust subordinate mortgage loan, less principal payments, appraisal reduction amounts and (without duplication) realized losses allocated thereto is less than 25% of the initial principal balance of such non-trust subordinate mortgage loan.

     Non-Serviced Loan Groups. The rights of the directing holder with respect to the JQH Hotel Portfolio B2 Loan Group and the Centra Point Portfolio Loan
Group, as set forth in the 2005-GG5 PSA, are substantially similar, but not necessarily identical, to the rights described above. Additionally, the holder of certificates representing a majority interest in the controlling class of the series 2006-GG7 certificates and the holder of certificates representing a majority interest in the controlling class of the 2006-GG6 Trust will have the right to consult with the 2005-GG5 Special Servicer on a non-binding basis with respect to:

     o    any foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of the mortgaged property securing the mortgage loan if it comes into and continues in default;

     o    any modification, extension, amendment or waiver of a monetary term
          (including the timing of payments) or any material non-monetary term of the mortgage loan;

     o    any proposed sale of the mortgaged property (other than in connection with a termination of the 2005-GG5 Trust) for less than the Purchase
          Price (as defined in the 2005-GG5 PSA);

     o    any acceptance of a discounted payoff of the mortgage loan;

     o    any determination to bring the mortgaged property or REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the mortgaged property or REO Property;

     o    any release of collateral for the mortgage loan or any release of the borrower (other than in accordance with the terms of, or upon satisfaction of, the Mortgage Loan);

     o    any acceptance of substitute or additional collateral for the mortgage loan (other than in accordance with the terms of the mortgage loan);

     o    any waiver of a "due-on-sale" or "due-on-encumbrance" clause; and

     o    any acceptance of an assumption agreement releasing the borrower from liability under the mortgage loan.

     The rights of the directing holder with respect to the One New York Plaza
Loan Group, as set forth in the LB-UBS 2006-C4 PSA, are substantially similar, but not necessarily identical, to the rights described above. Additionally, the holders of certificates representing a majority interest in the controlling interest of the series 2006-GG7 certificates will have the right to consult with the LB-UBS 2006-C4 Special Servicer on a non-binding basis with respect to, among others:

     o    any foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of the mortgaged property securing the mortgage loan if it comes into and continues in default;

     o    any modification, extension, amendment or waiver of a monetary term
          (including the timing of payments) or any material non-monetary term of the mortgage loan;

     o    any proposed sale of the mortgaged property (other than in connection with a termination of the LB-UBS 2006-C4 Trust) for less than the unpaid principal amount, all accrued and unpaid interest thereon plus certain unreimbursed advances and other amounts;

                                      S-128

     o    any acceptance of a discounted payoff of the mortgage loan;

     o    any determination to bring the mortgaged property or REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the mortgaged property or REO Property;

     o    any release of collateral for the mortgage loan or any release of the borrower (other than in accordance with the terms of, or upon satisfaction of, the Mortgage Loan);

     o    any acceptance of substitute or additional collateral for the mortgage loan (other than in accordance with the terms of the mortgage loan);

     o    any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

     o    any renewal or replacement of the then existing insurance policies with respect to the extent that such renewal or replacement policy does not comply with the terms of the loan documents or any waiver, modification or amendment of any insurance requirements under the loan documents (in each case if lenders' approval is required under the loan documents);

     o    any approval of a material capital expenditure (if lenders' approval is required under the loan documents);

     o    any replacement of the property manager (if lenders' approval is required under the loan documents);

     o    any approval of the incurrence of additional indebtedness secured by the mortgaged property (if lenders' approval is required under the loan documents);

     o    any adoption or approval of a plan in bankruptcy of the borrower;

     o    any modification to a ground lease or certain designated space leases;

     o    any determination to apply casualty proceeds or condemnation awards toward repayment of the Loan Group rather than toward restoration of the mortgaged property;

     o    the subordination of any lien created pursuant to the terms of the loan documents;

     o    any material alteration to the mortgaged property (to the extent the lender has approval rights);

     o    any proposed amendment to any single purpose entity provision;

     o    any determination by any servicer that a servicing transfer event that is based on imminent default has occurred; and

     o    any acceptance of an assumption agreement releasing the borrower from liability under the mortgage loan.

     Limitation on Liability of the Directing Holder. The directing holder and the directing holder representative will not be liable to the trust or the series 2006-GG7 certificateholders for any action taken, or for refraining from the taking of any action, pursuant to the pooling and servicing agreement, or for errors in judgment; except that the directing holder representative will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. Each series 2006-GG7 certificateholder acknowledges and agrees, by its acceptance of its series
2006-GG7 certificates, that:

     o    the directing holder or any directing holder representative may have special relationships and interests that conflict with those of the holders of one or more classes of the series 2006-GG7 certificates;

     o    the directing holder or any directing holder representative may act solely in the interests of the holders of the series 2006-GG7 controlling class or the related Companion Loan, as applicable;

                                      S-129

     o    the directing holder or any directing holder representative do not have any duties to the holders of any class of series 2006-GG7 certificates (other than the series 2006-GG7 controlling class if the directing holder representative was appointed by such class);

     o    the directing holder or any directing holder representative may take actions that favor the interests of the holders of the series 2006-GG7 controlling class or the related Companion Loan, as the case may be, over the interests of the holders of one or more classes of series
          2006-GG7 certificates; and

     o    the directing holder and any directing holder representative will have no liability whatsoever for having acted solely in the interests of the holders of the series 2006-GG7 controlling class or the related
          Companion Loan, as the case may be, and no series 2006-GG7 certificateholder may take any action whatsoever against the directing holder or any directing holder representative for having so acted.

     In addition, the directing holders of each Non-Serviced Loan Group will have limitations on their liability to the holders of the series 2006-GG7 certificates similar to those described above for the directing holder and its representative.

REPLACEMENT OF THE SPECIAL SERVICER

     The directing holder (or its representative) with respect to any mortgage loan (other than the Investcorp Retail Portfolio, the JQH Hotel Portfolio B2
Loan Group, the Nemours Building Loan Group and the Lackland Self Storage Loan
Group) may terminate an existing special servicer without cause, and appoint a successor to any special servicer that has resigned or been terminated. With respect to the JQH Hotel Portfolio B2 Loan Group, the related directing holder may only terminate an existing special servicer for cause. With respect to the
Investcorp Retail Portfolio Loan Group, either the directing holder or the holder of the related Pari Passu Companion Loan may terminate the special servicer, but only for cause. With respect to the Nemours Building Loan Group and the Lackland Self Storage Loan Group, only the holder of certificates representing a majority interest in a designated controlling class of the series-GG7 certificates may terminate the special servicer.

     If a holder of a Companion Loan has the right to terminate the special servicer, such holder will have the right to terminate the special servicer only with respect to the related Loan Group, and the replaced special servicer will continue to act as special servicer for the other mortgage loans.

     Any termination of an existing special servicer and/or appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

     o    written confirmation from each of S&P and Moody's that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the respective classes of series
          2006-GG7 certificates or any Companion Loan Securities, and

     o    the written agreement of the proposed successor special servicer to be bound by the terms and conditions of the pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the pooling and servicing agreement against the proposed successor special servicer.

     Any costs and expenses incurred in connection with the removal of a special servicer as described in this section that are not paid by the replacement special servicer will be paid by parties that exercised their rights to replace the special servicer.

     The LB-UBS 2006-C4 special servicer may be removed as special servicer for the One New York Plaza Loan Group at any time, for cause or without cause, by the holders of certificates representing a majority interest in a designated controlling class of the series 2006-GG7 certificates who will appoint a replacement special servicer, subject to rating agency confirmation that such appointment would not result in the downgrade, withdrawal or qualification of the then current ratings of the LB-UBS series 2006-C4 certificates and the series 2006-GG7 certificates.

     The 2005-GG5 Special Servicer may be removed as special servicer for the
JQH Hotel Portfolio B2 Loan Group only for cause, and may be removed as special servicer for the Centra Point Portfolio Loan Group with or without cause, in each case by the majority holder of the controlling class of the 2005-GG5 Trust who will appoint a

                                      S-130

replacement special servicer, subject to rating agency confirmation that such appointment would not result in the downgrade, withdrawal or qualification of the then current ratings of the certificates issued in any securitization containing a portion of the JQH Hotel Portfolio B2 Loan Group or the Centra
Point Portfolio Loan Group.

ENFORCEMENT OF DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Due-on-Sale. Subject to the discussion under "--The Directing Holders"
above, the master servicer with the consent of the special servicer and the directing holder, with respect to non-specially serviced mortgage loans, and the special servicer, with respect to specially serviced mortgage loans, will be required to determine, in a manner consistent with the Servicing Standard, whether to waive any right that the lender under any mortgage loan (other than a
Non-Serviced Trust Loan) may have under a due-on-sale clause to accelerate payment of that mortgage loan. Neither the master servicer nor the special servicer may waive any rights of the lender or grant consent under any due-on-sale clause, unless--

     o    the master servicer, with respect to non-specially serviced mortgage loans, and the special servicer, with respect to specially serviced mortgage loans, has received written confirmation from each applicable rating agency that this action would not result in the qualification, downgrade or withdrawal of any of the then-current ratings then assigned by the rating agency to the series 2006-GG7 certificates or any Companion Loan Securities, or

     o    such mortgage loan (A), together with all mortgage loans
          cross-collateralized with such mortgage loan, represents less than 5%
          the principal balance of all of the mortgage loans, (B) together with all mortgage loans cross-collateralized with such mortgage loan, has a principal balance that is $35 million or less, and (C) is not one of the 10 largest mortgage loans in the pool based on principal balance.

     Due-on-Encumbrance. Subject to the discussion under "--The Directing
Holders" above, the master servicer with the consent of the special servicer and the directing holder with respect to non-specially serviced mortgage loans, and the special servicer, with respect to specially serviced mortgage loans, will be required to determine, in a manner consistent with the Servicing Standard, whether to waive any right that the lender under any mortgage loan (other than a
Non-Serviced Trust Loan) may have under a due-on-encumbrance clause to accelerate payment of that mortgage loan. Neither the master servicer nor the special servicer, may waive any rights of the lender or grant consent under any due-on-encumbrance clause, unless--

     o    the master servicer, with respect to non-specially serviced mortgage loans, and the special servicer, with respect to specially serviced mortgage loans, has received written confirmation from each applicable rating agency that this action would not result in the qualification, downgrade or withdrawal of any of the then-current ratings then assigned by the rating agency to the series 2006-GG7 certificates or any Companion Loan Securities,

     o    such mortgage loan (A), together with all mortgage loans
          cross-collateralized with such mortgage loan, represents less than 2%
          of the principal balance of all of the mortgage loans, (B) together with all mortgage loans cross-collateralized with such mortgage loan, has a principal balance that is $20 million or less, (C) is not one of the 10 largest mortgage loans in the pool based on principal balance,
          (D) does not have an aggregate loan-to-value ratio (including existing and proposed additional debt) that is equal to or greater than 85%, and (E) does not have an aggregate debt-service-coverage ratio
          (including the debt service on the existing and proposed additional debt) that is equal to or less than 1.2x to 1.0x, or

     o    the encumbrance relates to the grant of an easement, right-of-way or similar encumbrance that the master servicer (with the consent of the special servicer) or the special servicer, as applicable, determines will not have a material adverse impact on the value, use or operation of the mortgaged property or the ability of the borrower to perform its obligations under the mortgage loan.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The pooling and servicing agreement will permit the special servicer to modify, extend, waive or amend any term (including, with respect to waivers, a term requiring terrorism insurance) of any mortgage loan or Companion Loan
(other than a Non-Serviced Loan Group) if that modification, extension, waiver or amendment:

                                      S-131

     o    is consistent with the Servicing Standard, and

     o    except under the circumstances described below, will not--

          1.   affect the amount or timing of any scheduled payments of
               principal, interest or other amounts, including prepayment premiums and yield maintenance charges, but excluding Default
               Interest and other amounts constituting additional servicing compensation, payable under the mortgage loan,

          2.   affect the obligation of the related borrower to pay a prepayment premium or yield maintenance charge or permit a principal
               prepayment during the applicable prepayment lock-out period,

          3.   except as expressly provided by the related mortgage instrument or in connection with a material adverse environmental condition at the related mortgaged property, result in a release of the lien of the related mortgage instrument on any material portion of that property without a corresponding principal prepayment, or

          4.   in the special servicer's judgment, materially impair the
               security for the mortgage loan or reduce the likelihood of timely payment of amounts due on the mortgage loan.

     Notwithstanding the second bullet of the preceding paragraph, but subject to the following paragraph and the discussion under "--The Directing Holders"
above, the special servicer may--

     o    reduce the amounts owing under any specially serviced mortgage loan by forgiving principal, accrued interest and/or any prepayment premium or yield maintenance charge,

     o    reduce the amount of the monthly debt service payment on any specially serviced mortgage loan, including by way of a reduction in the related mortgage interest rate,

     o    forbear in the enforcement of any right granted under any mortgage note, mortgage instrument or other loan document relating to a specially serviced mortgage loan,

     o    accept a principal prepayment on a specially serviced mortgage loan during any prepayment lock-out period, or

     o    subject to the limitations described in the following paragraph, extend the maturity date of a specially serviced mortgage loan;

provided that--

     o    the related borrower is in monetary default or material non-monetary default with respect to the specially serviced mortgage loan or, in the judgment of the special servicer, that default is reasonably foreseeable,

     o    in the judgment of the special servicer, that modification, extension, waiver or amendment would increase the recovery to the series 2006-GG7 certificateholders and, if the mortgage loan is part of a Loan Group
          (other than a Non-Serviced Loan Group), to the related Companion Loan
          Holder, as a collective whole, on a present value basis, and

     o    that modification, extension, waiver or amendment does not result in a tax on "prohibited transactions" or "contributions" being imposed on the trust after the startup day under the REMIC provisions of the
          Internal Revenue Code or cause any REMIC or grantor trust created pursuant to the pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code.

     In no event, however, will the master servicer or special servicer be permitted to:

     o    extend the maturity date of a mortgage loan beyond a date that is two years prior to the last rated final payment date;

     o    extend the maturity date of any mortgage loan for more than five years beyond its original maturity date; or

                                      S-132

     o    if the mortgage loan is secured solely or primarily by a lien on a ground lease, but not by the related fee interest, extend the maturity date of that mortgage loan beyond the date that is 20 years or, to the extent consistent with the Servicing Standard, giving due
          consideration to the remaining term of the ground lease, ten years, prior to the end of the term of that ground lease.

     Notwithstanding the foregoing, the master servicer will be permitted, in the case of the ARD Loan, in its discretion, after the anticipated repayment date, to waive any or all of the Post-ARD Additional Interest accrued on that mortgage loan, if the borrower is ready and willing to pay all other amounts due under the mortgage loan in full, including the entire principal balance.
However, the master servicer's determination to waive the trust's right to receive that Post-ARD Additional Interest--

     o    must be in accordance with the Servicing Standard, and

     o    will be subject to approval by the special servicer.

     The master servicer will not have any liability to the trust, the series
2006-GG7 certificateholders or any other person for any determination that is made in accordance with the Servicing Standard. The pooling and servicing agreement will also limit the master servicer's and the special servicer's ability to institute an enforcement action solely for the collection of Post-ARD
Additional Interest.

     Any modification, extension, waiver or amendment of the payment terms of a mortgage loan that is part of a Loan Group (other than a Non-Serviced Loan
Group) will be required to be structured so as to be consistent with the allocation and payment priorities in the related loan documents and the related co-lender agreement, such that neither the trust as holder of that mortgage loan nor the Companion Loan Holder gains a priority over the other such holder that is not reflected in the related loan documents and the related co-lender agreement.

     Notwithstanding anything to the contrary herein, the special servicer may agree to any waiver, modification or amendment of a mortgage loan that is not in default or as to which default is not reasonably foreseeable if the special servicer determines that the contemplated waiver, modification or amendment (i)
will not be a "significant modification" of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) or (ii) will not cause (x) REMIC I or REMIC II to fail to qualify as a REMIC or (y) REMIC I or REMIC II to be subject to any tax under the REMIC provisions of the Internal Revenue Code. Such determination of the special servicer shall be based on consultation with counsel and, if it is determined in accordance with the Servicing Standard by the special servicer to be necessary or prudent, on an opinion of counsel delivered to the trustee to that effect (which shall be at the expense of the related mortgagor or such other person requesting such modification or, if such expense cannot be collected from the related mortgagor or such other person, to be paid by the master servicer as a servicing expense out of general collections on the mortgage loans).

     Each of the special servicer and the master servicer will be required to notify the trustee of any modification, extension, waiver or amendment of any term of any mortgage loan agreed to by it, and to deliver to the trustee, for deposit in the related mortgage file, an original counterpart of the agreement relating to that modification, extension, waiver or amendment promptly following its execution. Upon reasonable prior written notice to the trustee, copies of each agreement by which any modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the trustee. See "Description of the Offered
Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement.

     Except as described above and in other limited matters, neither the master servicer nor the special servicer may agree to waive, modify or amend any term of any mortgage loan. Furthermore, neither the master servicer nor the special servicer may agree to any modification, extension, waiver or amendment of any term of any mortgage loan that would cause any REMIC created under the pooling and servicing agreement to fail to qualify as such under the Internal Revenue
Code or result in the imposition of any tax on "prohibited transactions" or
"contributions" after the startup day under the REMIC provisions of the Internal
Revenue Code.

REQUIRED APPRAISALS

     Within a specified number of days after the date on which any Appraisal
Trigger Event has occurred with respect to any of the mortgage loans (other than a Non-Serviced Loan Group), the special servicer must obtain, and

                                      S-133

deliver to the trustee a copy of, an appraisal of the related mortgaged property, from an independent appraiser meeting the qualifications imposed in the pooling and servicing agreement, unless an appraisal had previously been obtained within the prior 12 months and the special servicer believes, in accordance with the Servicing Standard, there has been no subsequent material change in the circumstances surrounding that property that would draw into question the applicability of that appraisal. Notwithstanding the foregoing, if the Stated Principal Balance of the subject mortgage loan is less than
$2,000,000, the special servicer may perform an internal valuation of the mortgaged property instead of obtaining an appraisal. Also notwithstanding the foregoing, if the portion of the Stated Principal Balance of the subject mortgage loan that has been allocated to any particular mortgaged property, assuming there is more than one mortgaged property securing the related mortgage loan, is less than $2,000,000, the special servicer may perform an internal valuation of the particular mortgaged property instead of obtaining an appraisal.

     As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject mortgage loan.
An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent monthly debt service payments required to be made with respect to the affected mortgage loan. The Appraisal Reduction Amount for any mortgage loan will be determined following either--

     o    the occurrence of the Appraisal Trigger Event, if no new appraisal or estimate is required or obtained, or

     o    the receipt of a new appraisal or estimate, if one is required and obtained.

     See "Description of the Offered Certificates--Advances of Delinquent
Monthly Debt Service Payments" in this prospectus supplement.

     If an Appraisal Trigger Event occurs with respect to any mortgage loan in the trust (other than a Non-Serviced Loan Group), then the special servicer will have an ongoing obligation to obtain or perform, as applicable, on or about each anniversary of the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the special servicer is to redetermine and report to the trustee and the master servicer the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease, except in the case of a mortgage loan as to which the Appraisal Trigger Event was the expiration of five years following the initial extension of its maturity, if and when--

     o    if the subject mortgage loan had become a specially serviced mortgage loan, it has become a worked-out mortgage loan as contemplated under
          "--General" above,

     o    the subject mortgage loan has remained current for at least three consecutive monthly debt service payments, and

     o    no other Appraisal Trigger Event has occurred with respect to the subject mortgage loan during the preceding three months.

     The cost of each required appraisal, and any update of that appraisal, will be advanced by the special servicer or, at its request, by the master servicer and will be reimbursable to the special servicer or the master servicer, as the case may be, as a servicing advance.

     At any time that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust or with respect to a mortgage loan that is part of a
Loan Group (excluding the Non-Serviced Loan Groups), the applicable directing holder (or its representative) will be entitled, at its own expense, to direct the special servicer to obtain a new appraisal that satisfies the criteria for a required appraisal. The applicable directing holder will pay for such appraisal at the request of the special servicer. Upon request of the directing holder, the special servicer will be required to recalculate the Appraisal Reduction
Amount with respect to the subject mortgage loan(s) based on that appraisal and to report the recalculated Appraisal Reduction Amount to the master servicer.

     With respect to the JQH Hotel Portfolio B2 Loan Group and Centra Point
Portfolio Loan Group, the 2005-GG5 Special Servicer will be required to calculate an appraisal reduction under the 2005-GG5 PSA upon the occurrence of events substantially similar, but not identical, to those listed above. The appraisal reduction under the 2005-GG5

                                      S-134

PSA will generally be calculated in a manner similar to but not identical to that set forth above. The resulting appraisal reductions will be applied pro rata to each mortgage loan in the related Loan Group.

     With respect to the One New York Plaza Loan Group, the LB-UBS 2006-C4
Special Servicer will be required to calculate an appraisal reduction under the
LB-UBS 2006-C4 PSA upon the occurrence of events substantially similar, but not identical, to those listed above. The appraisal reduction under the LB-UBS
2006-C4 PSA will generally be calculated in a manner similar to but not identical to that set forth above. The resulting appraisal reductions will be applied pro rata to each mortgage loan in that Loan Group.

CUSTODIAL ACCOUNT

     General. The master servicer will be required to establish and maintain a custodial account for purposes of holding payments and other collections that it receives with respect to the mortgage loans included in the trust. Payments and collections received in respect of a Companion Loan will be deposited in a custodial account for such Companion Loan (which may be a sub-account of the custodial account). The custodial account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

     The funds held in the master servicer's custodial account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the master servicer's custodial account will be paid to the master servicer as additional compensation subject to the limitations set forth in the pooling and servicing agreement.

     Deposits. Under the pooling and servicing agreement, the master servicer is required to deposit or cause to be deposited in its custodial account within one business day following receipt, in the case of payments and other collections on the mortgage loans included in the trust, or as otherwise required under the pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer with respect to the mortgage loans subsequent to the date of initial issuance of the offered certificates, other than monthly debt service payments due on or before the cut-off date, which monthly debt service payments belong to the related mortgage loan seller:

     o    all payments on account of principal on the subject mortgage loans, including principal prepayments;

     o    all payments on account of interest on the subject mortgage loans, including Default Interest and Post-ARD Additional Interest;

     o    all prepayment premiums, yield maintenance charges and late payment charges collected with respect to the subject mortgage loans;

     o    all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds
          collected on the subject mortgage loans, except to the extent that any of those proceeds are to be deposited in the special servicer's REO account;

     o    any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the custodial account;

     o    all payments required to be paid by the master servicer or the special servicer with respect to any deductible clause in any blanket insurance policy as described under "--Maintenance of Insurance"
          below;

     o    any amount required to be transferred from the special servicer's REO account; and

     o    any amounts required to be transferred from any debt service reserve accounts with respect to the mortgage loans.

     Upon receipt of any of the amounts described in the first four bullets of the prior paragraph with respect to any specially serviced mortgage loan in the trust, the special servicer is required to promptly remit those amounts to the master servicer for deposit in the master servicer's custodial account.

                                      S-135

     Withdrawals. The master servicer may make withdrawals from its custodial account for any of the following purposes, which are not listed in any order of priority and as are more specifically described in the pooling and servicing agreement:

     1.   to remit to the trustee for deposit in the trustee's distribution account described under "Description of the Offered
          Certificates--Distribution Account," in this prospectus supplement, on the business day preceding each payment date, all payments and other collections on the mortgage loans and any REO Properties in the trust attributable to the mortgage loans that are then on deposit in the custodial account, exclusive of any portion of those payments and other collections that represents one or more of the following--

          (a)  monthly debt service payments due on a due date subsequent to the end of the related collection period,

          (b)  payments and other collections received after the end of the related collection period, and

          (c)  amounts that are payable or reimbursable from the custodial account to any person other than the series 2006-GG7
               certificateholders in accordance with any of clauses 3. through
               8., below;

     2.   to apply amounts held for future distribution on the series 2006-GG7 certificates to make advances to cover delinquent scheduled debt service payments, other than balloon payments, as and to the extent described under "Description of the Offered Certificates--Advances of
          Delinquent Monthly Debt Service Payments" in this prospectus supplement;

     3.   to reimburse the trustee, the master servicer or the special servicer
          (or any other party that has made such advance), as applicable, for any unreimbursed advances (including interest thereon to the extent not paid pursuant to clause 5. below) made by that party under the pooling and servicing agreement or, with respect to the advances made on a Non-Serviced Trust Loan, under the applicable Pari Passu PSA, which reimbursement is to be made first out of collections on the mortgage loan or REO Property as to which the advance was made and then out of general collections on deposit in the custodial account;
          see "Description of the Offered Certificates--Reimbursement of
          Advances" in this prospectus supplement;

     4.   to pay out of general collections on deposit in the custodial account:
          (a) to the master servicer earned and unpaid servicing fees in respect of each mortgage loan and any items of additional servicing compensation on deposit in the custodial account (b) certain servicing expenses that would, if advanced, be nonrecoverable, as discussed under "--Servicing and Other Compensation and Payment of
          Expenses--Payment of Expenses; Servicing Advances" above; (c) certain other costs and expenses incurred by the trust that are permitted to be paid out of the custodial account pursuant to the pooling and servicing agreement; (d) to the trustee, the master servicer, the special servicer, the depositor or any of their respective members, managers, directors, officers, employees and agents, as the case may be, any of the reimbursements or indemnities to which they are entitled as described under "Description of the Governing
          Documents--Matters Regarding the Master Servicer, the Special
          Servicer, the Manager and Us" and "--Matters regarding the Trustee" in the accompanying prospectus; (e) to pay the special servicer earned and unpaid special servicing fees, earned and unpaid workout fees and liquidation fees and any items of additional special servicing compensation on deposit in the custodial account to which it is entitled with respect to any mortgage loan, which payment is to be made from the sources described under "--Servicing and Other
          Compensation and Payment of Expenses" above;

     5.   to pay the trustee, the master servicer or the special servicer, as applicable, unpaid interest on any advance made by and then being reimbursed to that party under the pooling and servicing agreement, which payment is to be made out of Default Interest and late payment charges received with respect to the related mortgage loan during the collection period in which the advance is reimbursed;

     6.   to pay unpaid expenses, other than interest on advances covered by clause 5. above, and other than special servicing fees, workout fees and liquidation fees, that were incurred with respect to any mortgage loan or related REO Property and that, if paid from a source other than the late payment charges and Default Interest referred to below in this clause 6., would constitute Additional Trust Fund Expenses, which payment is to be made out of Default Interest and late payment charges received with respect to the related mortgage loan, to the extent such amounts have not been otherwise applied according to clause 5. above;

                                      S-136

     7.   to pay any other items described in this prospectus supplement as being payable from the custodial account;

     8.   to withdraw amounts deposited in the custodial account in error; and

     9.   to clear and terminate the custodial account upon the termination of the pooling and servicing agreement.

     With respect to each Loan Group (other than a Non-Serviced Loan Group), the pooling and servicing agreement will provide that a subaccount be established to receive and apply payments as required pursuant to the related co-lender or intercreditor agreement, as applicable.

     The pooling and servicing agreement will prohibit the application of amounts received on any Companion Loan to cover expenses payable or reimbursable out of general collections on non-related mortgage loans and REO Properties in the trust unless such amounts are identifiable as being solely attributable to such Companion Loans.

MAINTENANCE OF INSURANCE

     The pooling and servicing agreement will require the master servicer (with respect to mortgage loans and companion loans) or the special servicer (with respect to REO Property), as applicable, consistent with the Servicing Standard, to cause to be maintained for each mortgaged property (excluding the properties securing the Non-Serviced Loan Groups), all insurance coverage as is required under the related mortgage loan. However, the master servicer will be required to cause to be maintained any such insurance that the related borrower is required (but fails) to maintain only to the extent that the trust has an insurable interest, such insurance is available at a commercially reasonable rate and the subject hazards are at the time commonly insured against for properties similar to the subject mortgaged property and located in or around the region in which such mortgaged property is located.

     Notwithstanding the foregoing, the master servicer or special servicer, as applicable, will not be required to cause a borrower to maintain (and shall not cause a borrower to be in default with respect to the failure of the related borrower to obtain such insurance) for a mortgaged property all-risk casualty or other insurance that provides coverage for acts of terrorism, despite the fact that such insurance may be required under the terms of the related mortgage loan, in the event the special servicer, with the consent of the holder or holders of a majority interest in the controlling class of the series 2006-GG7 certificates, determines that such insurance (a) is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in the region in which such mortgaged property is located (but only by reference to such insurance that has been obtained at current market rates) or
(b) is not available at any rate.

     Any holder of a certificate that belongs to the series 2006-GG7 controlling class (or in the case of a Loan Group, the holder of the related Companion Note)
may request that earthquake insurance be secured for one or more mortgaged properties by the related borrower, to the extent that insurance may reasonably be obtained and to the extent the related mortgage loan requires the borrower to obtain earthquake insurance at the mortgagee's request.

     The pooling and servicing agreement will require the special servicer, consistent with the Servicing Standard, to cause to be maintained for each REO
Property no less insurance coverage than was previously required of the applicable borrower under the related mortgage loan, but only if and to the extent that (a) such insurance is available at a commercially reasonable rate
(including insurance that covers losses arising from terrorism) and (b) the subject hazards are at the time commonly insured against for properties similar to the subject REO Property and located in or around the region in which such
REO Property is located.

     If either the master servicer or the special servicer obtains and maintains a blanket policy insuring against hazard losses on all the mortgage loans and/or
REO Properties that it is required to service and administer under the pooling and servicing agreement, then, to the extent such policy--

     o    is obtained from an insurer having a claims-paying ability or financial strength rating that meets, or whose obligations are guaranteed or backed in writing by an entity having a claims-paying ability or financial strength rating that meets, the requirements of the pooling and servicing agreement, and

     o    provides protection equivalent to the individual policies otherwise required,

                                      S-137

the master servicer or the special servicer, as the case may be, will be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related mortgaged properties and/or REO Properties. That blanket policy may contain a customary deductible clause, except that if there has not been maintained on the related mortgaged property or REO Property an individual hazard insurance policy complying with the requirements described above in this
"--Maintenance of Insurance" section, and there occur one or more losses that would have been covered by an individual policy, then the master servicer or special servicer, as appropriate, must promptly deposit into the master servicer's custodial account from its own funds the amount of those losses that would have been covered by an individual policy, taking account of any applicable (or, to the extent consistent with the Servicing Standard, deemed)
deductible clause, but are not covered under the blanket policy because of the deductible clause in the blanket policy.

FAIR VALUE OPTION

     Serviced Loans. After any mortgage loan in the trust (excluding the One New
York Plaza Trust Loan, JQH Hotel Portfolio B2 Trust Loan and Centra Point
Portfolio Trust Loan) has become a specially serviced mortgage loan as to which an event of default has occurred or is reasonably foreseeable, the special servicer will give notice of that event to the trustee, and the trustee will promptly notify each certificateholder of the series 2006-GG7 controlling class.
Any single certificateholder or group of certificateholders with a majority interest in the series 2006-GG7 controlling class, the special servicer and any assignees of the foregoing parties will have the option to purchase that specially serviced mortgage loan at a price generally equal to the sum of--

     o    the outstanding principal balance of the mortgage loan,

     o    all accrued and unpaid interest on the mortgage loan, other than
          Default Interest and Post-ARD Additional Interest,

     o    all unreimbursed servicing advances with respect to the mortgage loan,
          and

     o    all unpaid interest accrued on advances made by the master servicer, the special servicer and/or the trustee with respect to that mortgage loan.

     With respect to a Loan Group that consists of two or more pari passu mortgage loans, the party that exercises the foregoing purchase option will only be entitled to purchase the pari passu mortgage loan in the trust.

     If none of the purchase option holders exercises its option to purchase any specially serviced mortgage loan as described in the prior paragraph, then each holder of the purchase option will also have the option to purchase that specially serviced mortgage loan at a price equal to the fair value of that loan.

     Upon receipt of a written request from any holder of the purchase option to determine the fair value price in contemplation of its intention to exercise its option to purchase that specially serviced mortgage loan at a price that is below the purchase price set forth in the first paragraph under "--Fair Value
Option" above, the special servicer is required to promptly obtain an appraisal of the related mortgaged property by an independent appraiser (unless such an appraisal was obtained within one year of such date and the special servicer has no knowledge of any circumstances that would materially affect the validity of that appraisal). Promptly after obtaining that appraisal, the special servicer must determine the fair value price in accordance with the Servicing Standard and the discussion in the penultimate paragraph of this "--Fair Value
Option--Serviced Loans" section. Promptly after determining the fair value price, the special servicer is required to report such fair value price to the trustee and each holder of the purchase option.

     THERE CAN BE NO ASSURANCE THAT THE SPECIAL SERVICER'S FAIR MARKET VALUE
DETERMINATION FOR ANY SPECIALLY SERVICED MORTGAGE LOAN WILL EQUAL THE AMOUNT
THAT COULD HAVE ACTUALLY BEEN REALIZED IN AN OPEN BID OR WILL EQUAL OR BE
GREATER THAN THE AMOUNT THAT COULD HAVE BEEN REALIZED THROUGH FORECLOSURE OR A
WORKOUT OF THE SUBJECT SPECIALLY SERVICED MORTGAGE LOAN.

     If the special servicer has not accepted a bid at the fair value price prior to the expiration of 120 days from the special servicer's most recent determination of the fair value price and the special servicer thereafter receives a bid at the fair value price or a request from a holder of the purchase option for an updated fair value price, the special

                                      S-138

servicer is required to, within 45 days, recalculate the fair value price and repeat the notice and bidding procedure described above until the purchase option terminates. In connection with such recalculation, the special servicer may obtain an updated appraisal if it determines that market conditions or conditions at the mortgaged property warrant an updated appraisal.

     If the party exercising the purchase option at the fair value price for any specially serviced mortgage loan is the special servicer or an affiliate thereof, the trustee is required to verify that the fair value price is at least equal to the fair value of such mortgage loan. In determining whether the fair value price is at least equal to the fair value of such mortgage loan the trustee is permitted to conclusively rely on an appraisal obtained by the trustee from an independent appraiser at the time it is required to verify the fair value price, and/or the opinion of an independent expert in real estate matters (including the master servicer) with at least five years' experience in valuing or investing in loans, similar to such mortgage loan, that has been selected by the trustee with reasonable care at the expense of the trust.

     Any holder of the purchase option may, once such option is exercisable, assign its purchase option with respect to any specially serviced mortgage loan to a third party other than another holder of the purchase option and, upon such assignment, such third party will have all of the rights that had been granted to the assignor in respect of the purchase option. Such assignment will only be effective after written notice (together with a copy of the executed assignment and assumption agreement) has been delivered to the trustee, the master servicer and the special servicer.

     In determining the fair value price for any specially serviced mortgage loan, the special servicer may take into account and rely upon, among other factors, the results of any appraisal or updated appraisal that it or the master servicer may have obtained in accordance with the pooling and servicing agreement within the prior 12 months; the opinions on fair value expressed by independent investors in mortgage loans comparable to the subject specially serviced mortgage loan; the period and amount of any delinquency on the subject specially serviced mortgage loan; the physical condition of the related mortgaged property; the state of the local economy; and the expected recoveries from the subject specially serviced mortgage loan if the special servicer were to pursue a workout or foreclosure strategy instead of selling such mortgage loan to a holder of the purchase option.

     The purchase option for any specially serviced mortgage loan will terminate, and will not be exercisable (or if exercised, but the purchase of the subject mortgage loan has not yet occurred, will terminate and be of no further force or effect) if (a) the purchase option has been exercised by an optionholder, (b) such specially serviced mortgage loan has ceased to be a specially serviced mortgage loan, (c) the related mortgaged property has become an REO Property or (d) a final recovery determination has been made with respect to such specially serviced mortgage loan. Until a specially serviced mortgage loan is purchased in the manner set forth above, the special servicer is required to continue to pursue all of the other resolution options available to it with respect to the specially serviced mortgage loan in accordance with the
Servicing Standard.

     Non-Serviced Loan Groups.

     With respect to the JQH Hotel Portfolio B2 Loan Group, the 2005-GG5 Special
Servicer will use the fair value method determined by the 2005-GG5 Special
Servicer under the 2005-GG5 PSA, which generally provides for a similar method of fair value determination as the pooling and servicing agreement for this transaction. The purchase option holders under the pooling and servicing agreement described above under "--Serviced Loans" will be entitled to purchase the JQH Hotel Portfolio B2 Trust Loan at the purchase price so determined by the
2005-GG5 Special Servicer. The holder of JQH Hotel Portfolio B2 Trust Loan will not be entitled to purchase the JQH Hotel Portfolio B2 Pari Passu Companion Loan
from the 2005-GG5 Trust. Conversely, the holder of the purchase option under the
2005-GG5 PSA will not be entitled to purchase the JQH Hotel Portfolio B2 Trust
Loan from the trust in connection with the exercise of its option.

     With respect to the One New York Plaza Loan Group, the LB-UBS 2006-C4
Special Servicer will use the fair value method determined by the LB-UBS 2006-C4
Special Servicer under the LB-UBS 2006-C4 PSA, which generally provides for a similar method of fair value determination as the pooling and servicing agreement for this transaction. The purchase option holders under the pooling and servicing agreement described above under "--Serviced Loans" will be entitled to purchase the One New York Plaza Trust Loan at the purchase price so determined by the LB-UBS 2006-C4 Special Servicer. The holder of the One New
York Plaza Trust Loan will not be entitled to purchase the One New York Plaza
Pari Passu Companion Loan from the LB-UBS 2006-C4 Trust.

                                      S-139

Conversely, the holder of the purchase option under the LB-UBS 2006-C4 PSA will not be entitled to purchase the One New York Plaza Trust Loan from the trust in connection with the exercise of its option.

     With respect to the Centra Point Portfolio Loan Group, the 2005-GG5 Special
Servicer will use the fair value method determined by the 2005-GG5 Special
Servicer under the 2005-GG5 PSA, which generally provides for a similar method of fair value determination as the pooling and servicing agreement for this transaction. The purchase option holders under the pooling and servicing agreement described above under "--Serviced Loans" will be entitled to purchase the Centra Point Portfolio Trust Loan at the purchase price so determined by the
2005-GG5 Special Servicer. The holder of the Centra Point Portfolio Trust Loan will not be entitled to purchase the Centra Point Portfolio Pari Passu Companion
Loan from the 2005-GG5 Trust. Conversely, the holder of the purchase option under the 2005-GG5 PSA will not be entitled to purchase the Centra Point
Portfolio Trust Loan from the trust in connection with the exercise of its option.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     With respect to any specially serviced mortgage loan (excluding the
Non-Serviced Trust Loans) that has become and continues to be in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, then, subject to the discussion under "--The Directing Holders" above, the special servicer may, on behalf of the trust, take any of the following actions:

     o    institute foreclosure proceedings;

     o    exercise any power of sale contained in the related mortgage instrument;

     o    obtain a deed in lieu of foreclosure; or

     o    otherwise acquire title to the corresponding mortgaged property, by operation of law or otherwise.

     Notwithstanding the foregoing, the special servicer may not, on behalf of the trust, obtain title to a mortgaged property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any mortgaged property, if, as a result of that action, the trustee, on behalf of the series
2006-GG7 certificateholders and/or the Companion Loan Holder, could, in the judgment of the special servicer, exercised in accordance with the Servicing
Standard, be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of, that mortgaged property within the meaning of
CERCLA or any comparable law, unless:

     o    the special servicer has previously determined in accordance with the
          Servicing Standard, based on a report prepared by a person who regularly conducts environmental audits, that the mortgaged property is in compliance with applicable environmental laws and regulations and there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

                                      S-140

     o    in the event that the determination described in the preceding bullet cannot be made--

          1.   The special servicer has previously determined in accordance with the Servicing Standard, on the same basis as described in the preceding bullet, that it would maximize the recovery to the series 2006-GG7 certificateholders and, if the subject mortgaged property secures a Loan Group, the related Companion Loan Holder, as a collective whole, on a present value basis to acquire title to or possession of the mortgaged property and to take such remedial, corrective and/or other further actions as are
               necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and to
               appropriately address any of the circumstances and conditions referred to in the preceding bullet, and

          2.   the applicable directing holder representative has not objected to the special servicer's doing so,

in any event as described under "--The Directing Holders--Rights and Powers of the Directing Holder" above.

     The cost of any environmental testing will be covered by, and reimbursable as, a servicing advance, and the cost of any remedial, corrective or other further action contemplated by the second bullet of the preceding paragraph will generally be payable directly out of the master servicer's custodial account.

     If neither of the conditions set forth in the two bullets of the second preceding paragraph has been satisfied with respect to any mortgaged property securing a defaulted mortgage loan serviced under the pooling and servicing agreement, the special servicer will be required to take such action as is in accordance with the Servicing Standard, other than proceeding against the mortgaged property. In connection with the foregoing, the special servicer may, on behalf of the trust, but subject to the discussion under "--The Directing
Holders--Rights and Powers of The Directing Holder" above, release all or a portion of the mortgaged property from the lien of the related mortgage.

     If Liquidation Proceeds collected with respect to a defaulted mortgage loan in the trust are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on and reimbursable expenses incurred by the special servicer and/or the master servicer in connection with that mortgage loan, then the trust will realize a loss in the amount of the shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the payment of the Liquidation Proceeds to the series
2006-GG7 certificateholders, for--

     o    any and all amounts that represent unpaid servicing compensation with respect to the mortgage loan,

     o    unreimbursed servicing expenses incurred with respect to the mortgage loan, and

     o    any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

     In addition, amounts otherwise payable on the series 2006-GG7 certificates may be further reduced by interest payable to the master servicer and/or special servicer on the servicing expenses and advances.

                                      S-141

REO PROPERTIES

     If title to any mortgaged property is acquired by the special servicer on behalf of the trust, then the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless--

     o    the IRS grants an extension of time to sell the property, or

     o    the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the trust assets or cause any REMIC created under the pooling and servicing agreement to fail to qualify as such under the Internal
          Revenue Code.

     Subject to the foregoing, the special servicer will generally be required to solicit cash offers for any REO Property held by the trust in a manner that is in accordance with the Servicing Standard. The special servicer may retain an independent contractor to operate and manage the REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to the REO Property. Regardless of whether the special servicer applies for or is granted an extension of time to sell the property, the special servicer must act in accordance with the Servicing Standard to liquidate the property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the REO Property within the period specified in the extension or opinion, as the case may be.

     Neither the trustee, in its individual capacity, nor any of its affiliates may bid for or purchase from the trust any REO Property.

     In general, the special servicer or an independent contractor employed by the special servicer at the expense of the trust will be obligated to operate and manage any REO Property held by the trust in a manner that:

     o    maintains its status as foreclosure property under the REMIC provisions of the Internal Revenue Code, and

     o    would, to the extent consistent with the preceding bullet and is in accordance with the Servicing Standard, maximize the trust's net after-tax proceeds from that property without materially impairing the special servicer's ability to sell the REO Property promptly at a fair price.

     The special servicer must review the operation of each REO Property held by the trust and consult with the trustee, or any person appointed by the trustee to act as tax administrator, to determine the trust's federal income tax reporting position with respect to the income it is anticipated that the trust would derive from the property. The special servicer could determine that it would not be commercially reasonable to manage and operate the property in a manner that would avoid the imposition of a tax on net income from foreclosure property, within the meaning of section 860G(c) of the Internal Revenue Code.

     This determination is most likely to occur in the case of an REO Property on which an operating business, such as a hotel, is located. To the extent that income the trust receives from an REO Property is subject to a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%.

     The determination as to whether income from an REO Property held by the trust would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality properties and other operating businesses. Any tax imposed on the trust's income from an REO Property would reduce the amount available for payment to the series
2006-GG7 certificateholders. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicer's custodial account.

     The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the trust separate and apart from its own funds and general assets. If an REO Property is acquired by the trust, the special servicer will be required to establish and maintain an account for the retention of

                                      S-142

revenues and other proceeds derived from the REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, upon receipt, all net income, Insurance
Proceeds, Condemnation Proceeds and Liquidation Proceeds received with respect to each REO Property held by the trust. The funds held in this REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the special servicer's REO account will be payable to the special servicer, subject to the limitations described in the pooling and servicing agreement.

     The REO account and account activity conducted by the special servicer will not be independently verified by any other person or entity. Cash in the REO account in any collection period will generally be held in such account until required or permitted to be disbursed in accordance with the terms of such account.

     The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust, but only to the extent of amounts on deposit in the account relating to that particular REO Property.
Promptly following the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the master servicer for deposit, into the master servicer's custodial account the total of all amounts received with respect to each REO Property held by the trust during that collection period, net of--

     o    any withdrawals made out of those amounts as described in the preceding sentence, and

     o    any portion of those amounts that may be retained as reserves as described in the next sentence.

     The special servicer may, subject to the limitations described in the pooling and servicing agreement, retain in its REO account that portion of the proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

     The special servicer must keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The special servicer will be required to perform or cause to be performed a physical inspection of a mortgaged property (excluding the properties securing the Non-Serviced Loan Groups) as soon as practicable after the related mortgage loan becomes a specially serviced mortgage loan and annually thereafter for so long as the related mortgage loan remains a specially serviced mortgage loan, provided that the cost of each of those inspections will be reimbursable to the special servicer as a servicing advance. In addition, the special servicer must perform or cause to be performed a physical inspection of each of the REO
Properties held by the trust at least once per calendar year, provided that the cost of each of those inspections will be reimbursable to the special servicer as a servicing advance. Beginning in 2007, the master servicer will be required at its expense to perform or cause to be performed a physical inspection of each mortgaged property (excluding the properties securing the Non-Serviced Loan
Groups) securing a non-specially serviced mortgage loan--

     o    at least once every two calendar years in the case of mortgaged properties securing mortgage loans that have outstanding principal balances, or with allocated loan amounts, of $2,000,000 or less, and

     o    at least once every calendar year in the case of all other mortgaged properties;

provided that the master servicer will not be required to perform or cause to be performed an inspection on a mortgaged property if such property has been inspected by the master servicer or the special servicer in the preceding six months.

                                      S-143

     The master servicer and the special servicer will each be required to prepare or cause to be prepared and deliver to the trustee a written report of each of the inspections performed by it that generally describes the condition of the mortgaged property and that specifies the existence of any sale, transfer or abandonment of the mortgaged property or any material change in its condition or value.

     The special servicer, in the case of any specially serviced mortgage loans, and the master servicer, in the case of all other mortgage loans (excluding the
Non-Serviced Loan Groups), will also be required, consistent with the Servicing
Standard, to use reasonable efforts to collect from the related borrowers and review the quarterly and annual operating statements and related rent rolls with respect to each of the related mortgaged properties and to the extent required under the loan documents, REO Properties. The special servicer will be required to deliver to the master servicer copies of the operating statements and rent rolls it collects. The master servicer will be required to deliver, based on reports generated by itself and the special servicer, to the trustee, upon request, an operating statement analysis report with respect to each mortgaged property and REO Property for the applicable period. See "Description of the
Offered Certificates--Reports to Certificateholders; Available Information" in
this prospectus supplement. Each of the mortgage loans requires the related borrower to deliver an annual property operating statement or other annual financial information. The foregoing notwithstanding, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor are the master servicer and the special servicer likely to have any practical means of compelling their delivery in the case of an otherwise performing mortgage loan.

EVIDENCE AS TO COMPLIANCE

     On or before March 15 of each year, commencing in March 2007, the master servicer and the special servicer will be required to deliver annually to the trustee and to us an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the pooling and servicing agreement has been made under the supervision of the officer, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the pooling and servicing agreement in all material respects throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default. Each of the master servicer and the special servicer will be required to cause its respective sub-servicer to provide a similar officer's certificate, if such sub-servicer is either affiliated with the master servicer or special servicer, as applicable, or services 10% or more of the underlying mortgage loans.

     In addition, the master servicer, the special servicer and the trustee will be required to deliver annually to us and/or the trustee, a report (an
"ASSESSMENT OF COMPLIANCE") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122)
that contains the following:

     o    a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

     o    a statement that the party used the criteria in Item 1122(d) of
          Regulation AB to assess compliance with the applicable servicing criteria;

     o    the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party;
          and

     o    a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

     Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "ATTESTATION REPORT") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting
Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

                                      S-144

     Each of the master servicer and the special servicer will be required to cause its respective sub-servicer to provide an Assessment of Compliance and an
Attestation Report, unless such sub-servicer's activities relate to less than 5%
of the underlying mortgage loans.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER AND THE
DEPOSITOR

     Each of the master servicer and the special servicer may assign its rights and delegate its duties and obligations under the pooling and servicing agreement, provided that certain conditions are satisfied including obtaining the written confirmation of each of the Rating Agencies that such assignment or delegation will not cause a qualification, withdrawal or downgrading of the then current ratings assigned to the certificates. The resigning master servicer or special servicer, as applicable, must pay all costs and expenses associated with the transfer of its duties after resignation. The pooling and servicing agreement provides that the master servicer or the special servicer, as the case may be, may not otherwise resign from its obligations and duties as master servicer or the special servicer, as the case may be, except upon the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel delivered to the trustee. No such resignation may become effective until a successor master servicer or special servicer has assumed the obligations of the master servicer or the special servicer under the pooling and servicing agreement. The trustee or any other successor master servicer or special servicer assuming the obligations of the master servicer or the special servicer under the pooling and servicing agreement will be entitled to the compensation to which the master servicer or the special servicer would have been entitled after the date of assumption of such obligations (other than certain workout fees which the prior special servicer will be entitled to retain and certain portion of servicing fee which the initial master servicer will be entitled to retain pursuant to the terms of the pooling and servicing agreement).

     The pooling and servicing agreement also provides that none of the depositor, the master servicer, the special servicer, nor any director, officer, employee or agent of the depositor, the master servicer or the special servicer will be under any liability to the trust or the holders of the certificates for any action taken or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment.
However, none of the depositor, the master servicer, the special servicer nor any such person will be protected against any expense or liability specifically required to be borne by such party without right of reimbursement pursuant to the terms of the pooling and servicing agreement or any liability which would otherwise be imposed by reason of (i) any breach of such party's warranty or representation in the pooling and servicing agreement, or (ii) any willful misfeasance, bad faith, fraud or negligence in the performance of their duties under the pooling and servicing agreement or by reason of negligent disregard of obligations or duties under the pooling and servicing agreement. The pooling and servicing agreement further provides that the depositor, the master servicer, the special servicer and any director, manager, officer, employee or agent of the depositor, the master servicer or the special servicer will be entitled to indemnification by the trust fund for any loss, liability or expense incurred in connection with any legal action or claim relating to the pooling and servicing agreement or the certificates (including in connection with the dissemination of information and reports as contemplated by the pooling and servicing agreement), other than any such loss, liability or expense: (i) specifically required to be borne by the party seeking indemnification, without right of reimbursement pursuant to the terms of the pooling and servicing agreement; (ii) which constitutes a servicing advance that is otherwise reimbursable under the pooling and servicing agreement; (iii) incurred in connection with any legal action or claim against the party seeking indemnification, resulting from any breach on the part of that party of a representation or warranty made in the pooling and servicing agreement; or (iv) incurred in connection with any legal action or claim against the party seeking indemnification, resulting from any willful misfeasance, bad faith or negligence on the part of that party in the performance of its obligations or duties under the pooling and servicing agreement or negligent disregard of such obligations or duties.

     In addition, the pooling and servicing agreement provides that none of the depositor, the master servicer, nor the special servicer will be under any obligation to appear in, prosecute or defend any administrative or legal action
, proceeding, hearing or examination unless such action is related to its duties under the pooling and servicing agreement and which in its opinion does not expose it to any expense or liability for which reimbursement is not reasonably assured. The depositor, the master servicer or the special servicer may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the pooling and servicing agreement and the interests of the holders of certificates under the pooling and servicing agreement. In such event, the legal expenses and costs of such action and any liability resulting from such action will be expenses, costs and liabilities of the trust fund, and

                                      S-145

the depositor, the master servicer and the special servicer will be entitled to be reimbursed for those amounts from the Custodial Account. The special servicer, with respect to specially serviced mortgage loans, and master servicer, with respect to non-specially serviced mortgage loans, and where the applicable servicer contemplates availing itself of indemnification as provided for in the pooling and servicing agreement, such servicer shall, for the benefit of the certificateholders and the trustee, have the right to direct, manage, prosecute, defend and/or settle any and all claims and litigation relating to
(a) the enforcement of the obligations of a mortgagor under the related mortgage loan documents and (b) any action brought against the trust, the trustee, the master servicer or the special servicer with respect to any mortgage loan (the foregoing rights and obligations, "LITIGATION CONTROL"). Such Litigation Control shall be carried out in accordance with the terms of the pooling and servicing agreement, including, without limitation, the Servicing Standard. Upon becoming aware of or being named in any claim or litigation that falls within the scope of Litigation Control, the master servicer shall immediately notify the holder of certificates representing a majority interest in the controlling class of the series 2006-GG7 certificates of such claim or litigation. In addition, the master servicer shall prepare and submit a monthly status report regarding any
Litigation Control matter to the holder of certificates representing a majority interest in the controlling class of the series 2006-GG7 certificates.

     Notwithstanding the foregoing as applicable, each of the special servicer and the master servicer, shall consult with and keep the holder of certificates representing a majority interest in the controlling class of the series 2006-GG7 certificates advised of any material development, including, without limitation,
(i) any material decision concerning Litigation Control and the implementation thereof and (ii) any decision to agree to or propose any terms f settlement, and shall submit any such development or decision to the holder of certificates representing a majority interest in the controlling class of the series 2006-GG7 certificates for its approval or consent. Subject to the terms of the pooling and servicing agreement, the special servicer or the master servicer, as the case may be, is required not to take any action implementing any such material development or decision described in the preceding sentence unless and until it has notified the holder of certificates representing a majority interest in the controlling class of the series 2006-GG7 certificates in writing and the holder of certificates representing a majority interest in the controlling class of the series 2006-GG7 certificates has not objected in writing within five (5)
business days of having been notified thereof and having been provided with all information that the holder of certificates representing a majority interest in the controlling class of the series 2006-GG7 certificates has reasonably requested with respect thereto promptly following its receipt of the subject notice (it being understood and agreed that if such written objection has not been received by the special servicer or the master servicer, as the case may be, within such 5 business day period, then the holder of certificates representing a majority interest in the controlling class of the series 2006-GG7 certificates shall be deemed to have approved the taking of such action);
provided, that, in the event that the special servicer or the master servicer, as the case may be, determines that immediate action is necessary to protect the interests of the certificateholders and, in the case of a Loan Group (other than a Non-Serviced Loan Group), the related holder of the Companion Loan, the special servicer or the master servicer, as the case may be, may take such action without waiting for the response from the holder of certificates representing a majority interest in the controlling class of the series 2006-GG7 certificates; provided that the special servicer or the master servicer, as the case may be, has confirmation that the holder of certificates representing a majority interest in the controlling class of the series 2006-GG7 certificates received notice of such action in writing.

     Notwithstanding anything contained herein to the contrary, with respect to any Litigation Control otherwise required to be exercised hereunder by the master servicer relating to a mortgage loan that has either (i) been satisfied or paid in full, or (ii) as to which a final recovery determination has been made, after receiving the required notice from the master servicer acknowledging that it became aware of or was named in the subject claim or litigation, the holder of certificates representing a majority interest in the controlling class of the series 2006-GG7 certificates may direct in writing that such Litigation
Control nevertheless be exercised by the special servicer, provided, however, that the special servicer (with the consent of the holder of certificates representing a majority interest in the controlling class of the series 2006-GG7 certificates) has determined and advised the master servicer that its actions with respect to such obligations are indemnifiable under the pooling and servicing agreement, and accordingly, any loss, liability or expense (including legal fees and expenses incurred up until such date of transfer of Litigation
Control to the special servicer) arising from the related legal action or claim underlying such Litigation Control and not otherwise paid to the master servicer pursuant to the pooling and servicing agreement shall be payable by the trust.

                                      S-146

     Notwithstanding the foregoing, no advice, direction or objection given or made, or consent withheld, by the holder of certificates representing a majority interest in the controlling class of the series 2006-GG7 certificates may (i)
require or cause the special servicer or the master servicer to violate any applicable law, the terms of any mortgage loan or any related intercreditor, co-lender or similar agreement, any provision of the pooling and servicing agreement, including the special servicer's or the master servicer's obligation to act in accordance with the Servicing Standard or the loan documents for any mortgage loan, (ii) will adversely affect the status of the REMIC trust or the grantor trust or have adverse tax consequences for the trust fund, (iii) expose any of the Mortgage Loan Sellers, the depositor, the master servicer, the special servicer, the trust fund, the trustee, any holder of a Companion Loan, or any of their respective affiliates, officers, directors, shareholders, partners, members, managers, employees or agents to any claim, suit, or liability for which the pooling and servicing agreement does not provide indemnification to such party or expose any such party to prosecution for a criminal offense, or (iv) materially expand the scope of the special servicer's or the master servicer's, as applicable, responsibilities under the pooling and servicing agreement, and neither the special servicer nor the master servicer will follow any such advice, direction, or objection if given by the holder of certificates representing a majority interest in the controlling class of the series 2006-GG7 certificates or initiate any such actions.

     Notwithstanding the foregoing, (i) in the event that any action, suit, litigation or proceeding names the trustee in its individual capacity, or in the event that any judgment is rendered against the trustee in its individual capacity, the trustee, upon prior written notice to the master servicer or the special servicer, as applicable, may retain counsel and appear in any such proceeding on its own behalf in order to protect and represent its interests
(but not to otherwise direct, manage or prosecute such litigation or claim);
provided that the master servicer or the special servicer, as applicable, shall retain the right to manage and direct any such action, suit, litigation or proceeding, (ii) in the event of any action, suit, litigation or proceeding, other than an action, suit, litigation or proceeding relating to the enforcement of the obligations of a borrower under the related mortgage loan documents or the obligations of a Mortgage Loan Seller under a mortgage loan purchase agreement, the master servicer or the special servicer, as applicable, will not, without the prior written consent of the trustee, (A) initiate any action, suit, litigation or proceeding in the name of the trustee, whether in such capacity or individually, (B) engage counsel to represent the trustee, or (C) prepare, execute or deliver any government filings, forms, permits, registrations or other documents or take any other similar action with the intent to cause, and that actually causes, the trustee to be registered to do business in any state, and (iii) in the event that any court finds that the trustee is a necessary party in respect of any action, suit, litigation or proceeding relating to or arising from the pooling and servicing agreement or any mortgage loan, the trustee shall have the right to retain counsel and appear in any such proceeding on its own behalf in order to protect and represent its interest, whether as trustee or individually, provided that the master servicer or the special servicer, as applicable, shall retain the right to manage and direct any such action, suit, litigation or proceeding.

     The master servicer or the special servicer will not be liable or responsible for any action taken or omitted to be taken by the other of them
(unless they are the same person or affiliates) or for any action taken or omitted to be taken by the Depositor, the trustee, any certificateholders or the
Companion Loan Holders.

     The pooling and servicing agreement will provide that each of the LB-UBS
2006-C4 Master Servicer, LB-UBS 2006-C4 Special Servicer, LB-UBS 2006-C4
Depositor and LB-UBS 2006-C4 Trustee under the LB-UBS 2006-C4 PSA, each of the
2005-GG5 Master Servicer, 2005-GG5 Special Servicer, 2005-GG5 Depositor,
2005-GG5 Trustee and the 2005-GG5 Fiscal Agent under the 2005-GG5 PSA, and any of their respective directors, officers, employees or agents (each, a "PARI
PASSU INDEMNIFIED PARTY"), shall be indemnified by the trust fund and held harmless against the trust fund's pro rata share (subject to the related intercreditor agreement or co-lender agreement) of any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses incurred in connection with any legal action relating to the related Loan Group under the
LB-UBS 2006-C4 PSA, the 2005-GG5 PSA or the pooling and servicing agreement (but excluding any such losses allocable to the One New York Plaza Pari Passu
Companion Loan, JQH Hotel Portfolio B2 Pari Passu Companion Loans and the Centra
Point Portfolio Pari Passu Companion Loan), reasonably requiring the use of counsel or the incurring of expenses other than any losses incurred by reason of any Pari Passu Indemnified Party's willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the LB-UBS 2006-C4 PSA or 2005-GG5 PSA, as applicable.

                                      S-147

EVENTS OF DEFAULT

     Each of the following events, circumstances and conditions will be considered events of default under the pooling and servicing agreement:

     o    the master servicer or the special servicer fails to deposit, or to remit to the appropriate party for deposit, into the master servicer's custodial account or the special servicer's REO account, as applicable, any amount required to be so deposited, which failure is not remedied within one business day following the date on which the deposit or remittance was required to be made;

     o    the master servicer fails to remit to the trustee for deposit in the trustee's distribution account any amount required to be so remitted, and that failure continues unremedied until 11:00 a.m., New York City time, on the applicable payment date, or the master servicer fails to make in a timely manner any payments required to be made to any
          Companion Loan Holder, and that failure continues unremedied until
          11:00 a.m., New York City time, on the first business day following the applicable payment date;

     o    the master servicer fails to timely make any servicing advance required to be made by it under the pooling and servicing agreement, and that failure continues unremedied for three business days following the date on which notice of such failure has been given to the master servicer by the trustee or any other parties to the pooling and servicing agreement;

     o    the master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the pooling and servicing agreement, and that failure continues unremedied for 30 days (15 days in the case of payment of insurance premiums) or, if the responsible party is diligently attempting to remedy the failure, 60 days after written notice of the failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement, by series 2006-GG7 certificateholders entitled to not less than 25% of the voting rights for the series or by a Companion Loan
          Holder, if affected;

     o    it is determined that there is a breach by the master servicer or the special servicer of any of its representations or warranties contained in the pooling and servicing agreement that materially and adversely affects the interests of any class of series 2006-GG7
          certificateholders or a Companion Loan Holder, and that breach continues unremedied for 30 days or, if the responsible party is diligently attempting to cure the breach, 60 days after written notice of the breach has been given to the master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement, by series 2006-GG7 certificateholders entitled to not less than 25% of the voting rights for the series or by the affected Companion Loan Holder;

     o    various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the master servicer or the special servicer, or the master servicer or the special servicer takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations;

     o    one or more ratings assigned by Moody's to the series 2006-GG7 certificates or any securities backed by a Companion Loan are qualified, downgraded or withdrawn, or otherwise made the subject of a
          "negative" credit watch (and such "watch status" placement shall not have been withdrawn within 60 days of the date such servicing officer obtained actual knowledge), and Moody's has given written notice to the trustee that such action is solely or in material part a result of the master servicer or special servicer acting in that capacity;

     o    the master servicer or the special servicer is removed from S&P's
          Select Servicer List as a U.S. Commercial Mortgage Master Servicer or
          U.S. Commercial Mortgage Special Servicer, as applicable, and is not restored to such status on such list within 60 days; and

     o    the master servicer, or any primary servicer or sub-servicer appointed by the master servicer after the closing date (but excluding any primary servicer or sub-servicer which the master servicer has been instructed to retain by the Depositor, a Mortgage Loan Seller or the trustee at the direction of a Companion

                                      S-148

          Loan Holder) shall, after any applicable notice, grace and/or cure period, fail to deliver the items required by the pooling and servicing agreement to enable the trustee or Depositor to comply with the trust's reporting obligations under the Securities Exchange Act of
          1934, as amended.

     The pooling and servicing agreement will also provide that upon the master servicer's failure to perform certain of its responsibilities with respect to the Companion Loans, the holders of the Companion Loans will have certain remedies as more particularly described below under "--Rights Upon Event of
Default."

RIGHTS UPON EVENT OF DEFAULT

     If an event of default described above under "--Events of Default" occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of the series
2006-GG7 certificateholders entitled to not less than 25% of the voting rights for the series, the trustee will be required, to terminate all of the rights and obligations of the defaulting party under the pooling and servicing agreement and in and to the trust assets other than any rights the defaulting party may have as a series 2006-GG7 certificateholder. Upon any termination, the trustee must either:

     o    succeed to all of the responsibilities, duties and liabilities of the master servicer or special servicer, as the case may be, under the pooling and servicing agreement; or

     o    appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be.

     The holders of series 2006-GG7 certificates entitled to a majority of the voting rights for the series may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, rather than have the trustee act as that successor. The appointment of a successor special servicer by the trustee is subject to the rights of the related directing holder to designate a successor special servicer as described under "--Replacement of the Special Servicer"
above.

     Notwithstanding the foregoing discussion in this "--Rights Upon Event of
Default" section, if the master servicer is terminated under the circumstances described above because of the occurrence of any of the events of default described in the seventh and eighth bullet points under "--Events of Default"
above, the master servicer will have the right for a period of 45 days, at its expense, to sell its master servicing rights with respect to the mortgage loans to a master servicer whose appointment S&P and Moody's have confirmed will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the series 2006-GG7 certificates.

     Notwithstanding the foregoing in this "--Rights Upon Event of Default"
section, if an event of default on the part of the master servicer affects a
Companion Loan and if the master servicer is not otherwise terminated, the trustee, at the direction of the Companion Loan Holder, will be required to direct the master servicer to appoint a sub-servicer (if a sub-servicer or primary servicer is not already in place and an event of default with respect to such sub-servicer or primary servicer has not occurred) that will be responsible for servicing the related Loan Group. If an event of default on the part of the master servicer only affects a Companion Loan, the master servicer may not be terminated, however, the trustee, at the direction of the Companion Loan Holder, will be required to direct the master servicer to appoint a sub-servicer (if a sub-servicer or primary servicer is not already in place and an event of default with respect to such sub-servicer or primary servicer has not occurred) that will be responsible for servicing the related Loan Group. If an event of default has occurred with respect to the master servicer but not the primary servicer for any mortgage loan or Loan Group under the relevant primary servicing agreement, the primary servicer will remain responsible for servicing such mortgage loan or Loan Group.

     In general, series 2006-GG7 certificateholders entitled to at least 66 2/3%
of the voting rights allocated to each class of series 2006-GG7 certificates affected by any event of default may waive the event of default. However, the events of default described in the first two and last two bullets under
"--Events of Default" above may only be waived by all of the holders of the affected classes of the series 2006-GG7 certificates. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the pooling and servicing agreement.

                                      S-149

     No series 2006-GG7 certificateholder will have the right under the pooling and servicing agreement to institute any suit, action or proceeding with respect to that agreement or any mortgage loan unless--

     o    that holder previously has given to the trustee written notice of default,

     o    except in the case of a default by the trustee, series 2006-GG7 certificateholders entitled to not less than 25% of the voting rights for the 2006-GG7 series have made written request to the trustee to institute that suit, action or proceeding in its own name as trustee under the pooling and servicing agreement and have offered to the trustee such reasonable indemnity as it may require, and

     o    except in the case of a default by the trustee, the trustee for 60 days has neglected or refused to institute that suit, action or proceeding.

     The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to make any investigation of matters arising under that agreement or to institute, conduct or defend any litigation under that agreement or in relation to that agreement at the request, order or direction of any of the series 2006-GG7 certificateholders, unless in the trustee's opinion, those certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred as a result of any investigation or litigation.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The series 2006-GG7 certificates will be issued, on or about July 12, 2006, under the pooling and servicing agreement. They will represent the entire beneficial ownership interest of the trust. The assets of the trust will include:

     o    the mortgage loans;

     o    any and all payments under and proceeds of the mortgage loans received after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;

     o    the loan documents for the mortgage loans (subject to the rights of the holders of any Companion Loans in any Loan Group), including any intercreditor agreement or co-lender agreement with respect to any
          Loan Group;

     o    our rights under our mortgage loan purchase agreement with each
          Mortgage Loan Seller;

     o    any REO Properties acquired by the trust with respect to defaulted mortgage loans; and

     o    those funds or assets as from time to time are deposited in the master servicer's custodial account described under "Servicing Under the
          Pooling and Servicing Agreement--Custodial Account," the special servicer's REO account described under "Servicing Under the Pooling and Servicing Agreement--REO Properties," the trustee's distribution account described under "--Distribution Account" below or the trustee's interest reserve account described under "--Interest Reserve
          Account" below.

     The series 2006-GG7 certificates will include the following classes:

     o    class A-1, class A-2, class A-3, class A-AB, class A-4, class A-M, class A-J, class B, class C, class D, class E and class F which are the classes of series 2006-GG7 certificates that are offered by this prospectus supplement, and

     o    class XP, class XC, class G, class H, class J, class K, class L, class
          M, class N, class O, class P, class Q, class S, class R-I, class R-II and class V, which are the classes of series 2006-GG7 certificates which will be retained or privately placed by us, and are not offered by this prospectus supplement.

                                      S-150

     The class A-1, class A-2, class A-3, class A-AB, class A-4, class A-M, class A-J, class B, class C, class D, class E, class F, class G, class H, class
J, class K, class L, class M, class N, class O, class P, class Q and class S certificates are the series 2006-GG7 certificates that will have principal balances and are sometimes referred to as the principal balance certificates.
The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust. Accordingly, on each payment date, the principal balance of each of these certificates will be permanently reduced by any payments of principal actually made with respect to the certificate on that payment date. See "--Payments" below. On any particular payment date, the principal balance of each of these certificates may also be reduced, without any corresponding payment, in connection with Realized Losses on the underlying mortgage loans and Additional Trust Fund Expenses. However, in limited circumstances, if and to the extent the total Stated Principal Balance of the mortgage pool exceeds the total principal balance of the series 2006-GG7 principal balance certificates immediately following the distributions to be made with respect to those certificates on any payment date, the total principal balance of a class of series 2006-GG7 principal balance certificates that was previously so reduced, without a corresponding payment of principal, may be reinstated, with past due interest on such balance, to the extent of funds available therefor. See "--Reductions of Certificate Principal Balances in
Connection With Realized Losses and Additional Trust Fund Expenses" below.

     The class XP and class XC certificates will not have principal balances and are sometimes referred to in this prospectus supplement collectively, as the interest-only certificates. For purposes of calculating the amount of accrued interest, each of the interest-only certificates will have a notional amount.
The initial notional amounts of the class XP and class XC certificates will be $
and $3,611,656,137, respectively, although in each case it may be as much as 5%
larger or smaller.

     The notional amount of the class XP certificates will vary over time and will be determined in accordance with Annex F to this prospectus supplement.

     On each payment date, the notional amount of the class XC certificates will generally equal the aggregate outstanding principal balance of the class A-1, class A-2, class A-3, class A-AB, class A-4, class A-M, class A-J, class B, class C, class D, class E, class F, class G, class H, class J, class K, class L, class M, class N, class O, class P, class Q and class S certificates.

     The class R-I, class R-II and class V certificates will not have principal balances or notional amounts.

     In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any of your offered certificates from time to time, you may multiply the original principal balance of that certificate as of the date of initial issuance of the offered certificates, as specified on the face of that certificate, by the then applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the trustee's payment date statement.

REGISTRATION AND DENOMINATIONS

     General. The offered certificates will be issued in book-entry form in original denominations of 25,000 initial principal balance and in any additional whole dollar denominations.

     Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The
Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described in the accompanying prospectus under
"Description of the Certificates--Book-Entry Registration." For so long as any class of offered certificates is held in book-entry form--

     o    all references to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations,
          and

                                      S-151

     o    all references in this prospectus supplement to payments, notices, reports, statements and other information to holders of those certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of those certificates, for payment to beneficial owners of offered certificates through its participating organizations in accordance with DTC's procedures.

     The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

     DTC, Euroclear and Clearstream. You will hold your certificates through
DTC, in the United States, or Clearstream Banking, societe anonyme, or Euroclear
Bank as operator of the Euroclear System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream and Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Clearstream's or
Euroclear's names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. For a discussion of
DTC, Euroclear and Clearstream, see "Description of the Certificates--Book-Entry
Registration--DTC, Euroclear and Clearstream" in the accompanying prospectus.

     Transfers between participants in DTC will occur in accordance with DTC's rules. Transfers between participants in Clearstream and Euroclear will occur in accordance with their applicable rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through participants in Clearstream or
Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. See "Description of the Certificates--Book-Entry
Registration--Holding and Transferring Book-Entry Certificates" in the
accompanying prospectus. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Annex H to this prospectus supplement.

DISTRIBUTION ACCOUNT

     General. The trustee must establish and maintain an account in which it will hold funds pending their payment on the series 2006-GG7 certificates and from which it will make those payments. Each distribution account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the trustee's distribution account will remain uninvested.

     Deposits. On the business day prior to each payment date, the master servicer will be required to remit to the trustee for deposit in the distribution account the following funds:

     o    All payments and other collections on the mortgage loans and any REO
          Properties in the trust that are then on deposit in the master servicer's custodial account, exclusive of any portion of those payments and other collections that represents one or more of the following:

          1.   monthly debt service payments due on a due date subsequent to the end of the related collection period;

          2.   payments and other collections received after the end of the related collection period;

          3.   amounts that are payable or reimbursable from the master
               servicer's custodial account to any person other than the series
               2006-GG7 certificateholders, including--

     (a) amounts payable to the master servicer (including any primary servicer)
or the special servicer as compensation, as described under "Servicing Under the
Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of
Expenses" in this prospectus supplement,

     (b) amounts payable in reimbursement of outstanding advances, together with interest on those advances, as permitted under the pooling and servicing agreement,

                                      S-152

     (c) amounts payable to any other party under a Pari Passu PSA or intercreditor agreement, as applicable, with respect to a Loan Group, and

     (d) amounts payable with respect to other expenses of the trust; and

          4. amounts deposited in the master servicer's custodial account in error.

     o    Any advances of delinquent monthly debt service payments made by the master servicer on the mortgage loans with respect to that payment date.

     o    Any payments made by the master servicer to cover Prepayment Interest
          Shortfalls incurred during the related collection period.

     See "--Advances of Delinquent Monthly Debt Service Payments" below and
"Servicing Under the Pooling and Servicing Agreement--Custodial Account" and
"--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     With respect to each payment date that occurs during March, commencing in
2007, the trustee will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve Account" below, to its distribution account or the sub-account, as applicable, the interest reserve amounts that are then being held in that interest reserve account with respect to the mortgage loans included in the trust that accrue interest on an
Actual/360 Basis.

     Withdrawals. The trustee may from time to time make withdrawals from its distribution account for any of the following purposes:

     o    to pay itself a monthly fee which is described under "The Trustee"
          above and "--Fees and Expenses" below;

     o    to indemnify itself and various related persons as described under
          "Description of the Governing Documents--Matters Regarding the
          Trustee" in the accompanying prospectus;

     o    to pay for various opinions of counsel required to be obtained in connection with any amendments to the pooling and servicing agreement and the administration of the trust;

     o    to pay any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust as described under "Federal Income Tax Consequences--REMICs--Prohibited
          Transactions Tax and Other Taxes" in the accompanying prospectus and
          "Servicing Under the Pooling and Servicing Agreement--REO Properties"
          in this prospectus supplement;

     o    to pay the cost of transferring mortgage files to a successor trustee where the trustee has been terminated without cause and that cost is not otherwise covered;

     o    with respect to each payment date during January of any year, commencing in 2007, that is not a leap year or during February of any year, commencing in 2007 (unless, in either case, the related payment date is the final payment date), to transfer to the trustee's interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the mortgage loans included in the trust that accrue interest on an Actual/360 Basis; and

     o    to pay to the person entitled thereto any amounts deposited in the distribution account in error.

                                      S-153

     On each payment date, all amounts on deposit in the trustee's distribution account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will be withdrawn and applied to make payments on the series 2006-GG7 certificates. For any payment date, those funds will consist of three separate components--

     o    the portion of those funds that represent prepayment consideration collected on the mortgage loans included in the trust as a result of voluntary or involuntary prepayments that occurred during the related collection period, which will be paid to the holders of the class A-1, class A-2, class A-3, class A-AB, class A-4, class A-M, class A-J, class B, class C, class D, class E, class F, class G, class H, class
          J, class K, class XP and class XC certificates, as described under
          "--Payments--Payments of Prepayment Premiums and Yield Maintenance
          Charges" below,

     o    the remaining portion of those funds, which we refer to as the
          Available P&I Funds and will be paid to the holders of all the series
          2006-GG7 certificates as described under "--Payments--Priority of
          Payments" below, and

     o    the portion of those funds that represent Post-ARD Additional Interest collected on the ARD Loan in the trust during the related collection period, which will be paid to the holders of the class V certificates as described under "--Payments--Payments of Post-ARD Additional
          Interest" below.

INTEREST RESERVE ACCOUNT

     The trustee will be required to maintain an account in which it will hold the interest reserve amounts described below with respect to the mortgage loans included in the trust that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the offered certificates. Funds held in the trustee's interest reserve account will remain uninvested.

     During January, except in a leap year, and during February of each calendar year, beginning in 2007 (unless, in either case, the related payment date is the final payment date), the trustee will, on or before the payment date in that month, withdraw from its distribution account and deposit in its interest reserve account the interest reserve amounts with respect to those mortgage loans included in the trust that accrue interest on an Actual/360 Basis, and for which the monthly debt service payment due in that month was either received or advanced. That interest reserve amount for each of those mortgage loans included in the trust will equal one day's interest accrued at the related mortgage interest rate on the Stated Principal Balance of that loan as of the end of the related collection period, exclusive, however, of Post-ARD Additional Interest.

     During March of each calendar year, beginning in 2007 (or February, if the related payment date is the final payment date), the trustee will, on or before the payment date in that month, withdraw from its interest reserve account and deposit in its distribution account or the sub-account thereof, as applicable, any and all interest reserve amounts then on deposit in the interest reserve account with respect to the mortgage loans included in the trust that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account or sub-account will be included in the Available P&I Funds for the payment date during the month of transfer.

PAYMENTS

     General. On each payment date, the trustee will, subject to the available funds, make all payments required to be made on the series 2006-GG7 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur (or, in the case of the initial payment date, the holders of record as of the close of business on the date of initial issuance). The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final payment.

                                     S-154

     In order for a series 2006-GG7 certificateholder to receive payments by wire transfer on and after any particular payment date, that certificateholder must provide the trustee with written wiring instructions no less than five business days prior to (or, in the case of the initial payment date, no later than) the record date for that payment date occurs. Otherwise, that certificateholder will receive its payments by check mailed to it.

     Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued to the actual beneficial owners. See "--Registration and Denominations" above.

     Payments of Interest. All of the classes of the series 2006-GG7 certificates will bear interest, except for the class R-I, class R-II and class
V certificates.

     With respect to each interest-bearing class of the series 2006-GG7 certificates, that interest will accrue during each interest accrual period based upon--

     o    the pass-through rate applicable for that class for that interest accrual period,

     o    the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related payment date,
          and

     o    the assumption that each year consists of twelve 30-day months.

     If the holders of any interest-bearing class of the series 2006-GG7 certificates do not receive all of the interest to which they are entitled on any payment date, then they will continue to be entitled to receive the unpaid portion of that interest on future payment dates, without further interest accrued on the unpaid portion, subject to the Available P&I Funds, for those future payment dates and the priorities of payment described under "--Priority of Payments" below.

     The Net Aggregate Prepayment Interest Shortfall for any payment date will be allocated among the respective interest-bearing classes of the series
2006-GG7 certificates, on a pro rata basis in accordance with the respective amounts of accrued interest in respect of such interest-bearing classes of series 2006-GG7 certificates for the related interest accrual period.

     Calculation of Pass-Through Rates. The pass-through rates for each of the class A-1, class A-2, class A-3, class A-AB, class A-4, class A-M, class A-J, class B, class C, class D, class E, class F, class G, class H, class J, class K, class L, class M, class N, class O, class P, class Q, and class S certificates will equal one of (i) a fixed rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted if necessary to accrue on the basis of a 360-day year consisting of twelve 30-day months and amounts transferred into or out of the interest reserve account) as of their respective due dates in the month preceding the month in which the related payment date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the weighted average rate specified in clause (ii) or (iv)
the weighted average rate specified in clause (ii) less a specified percentage.

     The pass-through rate applicable to the class XC certificates for each payment date will equal the weighted average of the class XC strip rates at which interest accrues from time to time on the various components of the class
XC certificates outstanding immediately prior to such payment date (weighted on the basis of the balances of those class XC components immediately prior to the related payment date). Each class XC component will be comprised of all or a designated portion of the principal balance certificates. In general, the entire principal balance of each class of principal balance certificates will constitute a separate class XC component. However, if a portion, but not all, of the principal balance of any particular class of principal balance certificates is identified under "Annex F--Terms of the class XP Certificates," as being part of the notional amount of the class XP certificates immediately prior to any such payment date, then the identified portion of the principal balance of such class will also represent one or more separate class XC components for purposes of calculating the pass-through rate of the class XC certificates, and the remaining portion of the principal balance of such class will represent one or more other separate class XC components for purposes of calculating the pass-through rate of the class XC certificates. For each payment date through
and including the payment date in         , the class XC strip rate for each
class XC component will be calculated as follows:

                                      S-155

     o    if such class XC component consists of the entire principal balance or a designated portion of any class of principal balance certificates, and if the principal balance does not, in whole or in part, also constitute a class XP component immediately prior to the payment date, then the applicable class XC strip rate will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for the payment date, over (b) the pass-through rate in effect for the payment date for the applicable class of principal balance certificates; and

     o    if such class XC component consists of the entire principal balance or a designated portion of the principal balance of any class of principal balance certificates, and if the designated portion of the principal balance also constitutes one or more class XP components immediately prior to the payment date, then the applicable class XC strip rate will equal the excess, if any, of (a) the Weighted Average
          Pool Pass-Through Rate for the payment date, over (b) the sum of (i)
          the class XP strip rate (as described in Annex F) for the applicable class XP component(s), and (ii) the pass-through rate in effect for the payment date for the applicable class of principal balance certificates.

     For each payment date after the payment date in         , the principal
balance of each class of principal balance certificates will constitute one or more separate class XC components, and the applicable class XC strip rate with respect to each such class XC component for each payment date will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for the
related payment date, over (b) the pass-through rate in effect for the payment date for the class of principal balance certificates.

     The pass-through rate applicable to the class XP certificates for each payment date will be as set forth on Annex F to this prospectus supplement.

     The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any mortgage loan from what it was on the date of initial issuance of the offered certificates, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

     The class R-I, class R-II and class V certificates will not be interest-bearing and, therefore, will not have pass-through rates.

     Payments of Principal. Subject to the Available P&I Funds and the priority of payments described under "--Priority of Payments" below, the total amount of principal payable with respect to each class of the series 2006-GG7 certificates, other than the class XP, class XC, class R-I, class R-II and class
V certificates, on each payment date will equal that class's allocable share of the Total Principal Payment Amount for that payment date.

     In general, on each payment date, the portion of the Total Principal
Payment Amount that is attributable to the mortgage loans will be distributed to the holders of the class A-1, class A-2, class A-3, class A-AB and class A-4 certificates in the following order of priority:

     o    first, to the class A-AB certificates, until the principal balance of the class A-AB certificates is reduced to the planned principal balance for such payment date set forth on Annex G to this prospectus supplement;

     o    second, to the class A-1 certificates, until the principal balance of the class A-1 certificates is reduced to zero;

     o    third, to the class A-2 certificates, until the principal balance of the class A-2 certificates is reduced to zero;

     o    fourth, to the class A-3 certificates, until the principal balance of the class A-3 certificates is reduced to zero;

     o    fifth, to the class A-AB certificates, until the principal balance of the class A-AB certificates is reduced to zero; and

     o    sixth, to class A-4 certificates, until the principal balance of the class A-4 certificates is reduced to zero.

                                      S-156

     On each payment date coinciding with and following the Cross-Over Date, and in any event on the final payment date, assuming that any two or more of the class A-1, class A-2, class A-3, class A-AB and class A-4 certificates are outstanding at that time, the Total Principal Payment Amount will be allocable among those outstanding classes on a pro rata basis in accordance with their respective total principal balances immediately prior to that payment date, in each case up to that total principal balance.

     WHILE ANY OF THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-AB OR CLASS A-4
CERTIFICATES ARE OUTSTANDING, NO PORTION OF THE TOTAL PRINCIPAL PAYMENT AMOUNT
FOR ANY PAYMENT DATE WILL BE ALLOCATED TO ANY OTHER CLASS OF SERIES 2006-GG7
CERTIFICATES.

     Following the retirement of the class A-1, class A-2, class A-3, class A-AB and class A-4 certificates, the Total Principal Payment Amount for each payment date will be allocated to the respective classes of series 2006-GG7 certificates identified in the table below and in the order of priority set forth in that table, in each case up to the lesser of--

     o    the portion of that Total Principal Payment Amount that remains unallocated, and

     o    the total principal balance of the particular class immediately prior to that payment date.

ORDER OF ALLOCATION   CLASS
-------------------   -----
        1st            A-M
        2nd            A-J
        3rd             B
        4th             C
        5th             D
        6th             E
        7th             F
        8th             G
        9th             H
        10th            J
        11th            K
        12th            L
        13th            M
        14th            N
        15th            O
        16th            P
        17th            Q
        18th            S

     IN NO EVENT WILL THE HOLDERS OF ANY CLASS OF SERIES 2006-GG7 CERTIFICATES
LISTED IN THE FOREGOING TABLE BE ENTITLED TO RECEIVE ANY PAYMENTS OF PRINCIPAL
UNTIL THE TOTAL PRINCIPAL BALANCE OF THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS
A-AB AND CLASS A-4 CERTIFICATES IS REDUCED TO ZERO. FURTHERMORE, IN NO EVENT
WILL THE HOLDERS OF ANY CLASS OF SERIES 2006-GG7 CERTIFICATES LISTED IN THE
FOREGOING TABLE BE ENTITLED TO RECEIVE ANY PAYMENTS OF PRINCIPAL UNTIL THE TOTAL
PRINCIPAL BALANCE OF ALL OTHER CLASSES OF SERIES 2006-GG7 CERTIFICATES, IF ANY,
LISTED ABOVE IT IN THE FOREGOING TABLE IS REDUCED TO ZERO.

     If the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then to the extent that such reimbursement is made from collections of principal on the underlying mortgage loans, that reimbursement will reduce the amount of principal available to be distributed on the series 2006-GG7 principal balance certificates and will result in a reduction of the certificate principal balance of the series 2006-GG7 principal balance certificates. See "Description of the Offered Certificates--Reductions of Certificate Principal Balances in
Connection With Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement. Likewise, if the master servicer, the special servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any Work-out Delayed Reimbursement Amounts, that reimbursement will reduce the amount of principal available to be distributed on the series 2006-GG7 principal balance certificates on that payment date. Such reimbursement would have the effect of reducing current payments of principal on the offered certificates and

                                      S-157

extending the weighted average life of the offered certificates. See
"--Reimbursement of Advances" below. If there is a subsequent recovery of a non-recoverable advance or Work-out Delayed Reimbursement Amount that was reimbursed out of general principal collections, that subsequent recovery would generally be included as part of the amounts payable as principal with respect to the series 2006-GG7 principal balance certificates.

     Reimbursement Amounts. As discussed under "--Reductions of Certificate
Principal Balances in Connection With Realized Losses and Additional Trust Fund
Expenses" below, the total principal balance of any class of series 2006-GG7 certificates, other than the class XP, class XC, class R-I, class R-II and class
V certificates, may be reduced without a corresponding payment of principal. If that occurs with respect to any class of series 2006-GG7 certificates, then, subject to Available P&I Funds and the priority of payments described under
"--Priority of Payments" below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest. References to the
"loss reimbursement amount" under "--Priority of Payments" below means, in the case of any class of series 2006-GG7 certificates, other than the class XP, class XC, class R-I, class R-II and class V certificates, for any payment date, the total amount to which the holders of that class are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior payment dates as discussed under "--Reductions of Certificate Principal Balances in Connection With
Realized Losses and Additional Trust Fund Expenses" below.

     In limited circumstances, if and to the extent the total Stated Principal
Balance of the mortgage loans exceeds the total principal balance of the series
2006-GG7 principal balance certificates immediately following the distributions to be made with respect to those certificates on any payment date, the total principal balance of a class of series 2006-GG7 principal balance certificates that was previously reduced as described in the preceding paragraph, without a corresponding payment of principal, may be reinstated, with past due interest on such balance, to the extent of funds available therefor. Any such reinstatement of principal balance would result in a corresponding reduction in the loss reimbursement amount otherwise payable to the holders of the subject class of series 2006-GG7 principal balance certificates. See "--Reductions of Certificate
Principal Balances in Connection With Realized Losses and Additional Trust Fund
Expenses" below.

     Priority of Payments. On each payment date, the trustee will apply the
Available P&I Funds for that date to make the following payments in the following order of priority, in each case to the extent of the remaining
Available P&I Funds:

ORDER OF     RECIPIENT CLASS OR
PAYMENT            CLASSES                                    TYPE AND AMOUNT OF PAYMENT
--------   -----------------------   ---------------------------------------------------------------------------

   1        A-1, A-2, A-3, A-AB,     Interest up to the total interest payable on those classes, pro rata based
               A-4, XP and XC*       on the respective amounts of interest payable on each of those classes

   2                A-AB             Principal up to the portion of the Total Principal Payment Amount necessary to reduce the principal balance of the class A-AB certificates to the planned principal balance for such payment date as set forth on Annex G to this prospectus supplement

   3       A-1, A-2, A-3, A-AB and   Principal up to the total principal payable on those classes, allocable
                     A-4             among those classes as described above under "--Payments of Principal"

   4       A-1, A-2, A-3, A-AB and   Reimbursement up to the total loss reimbursement amount for those classes,
                     A-4             pro rata based on the loss reimbursement amount for each of those classes

   5                 A-M             Interest up to the total interest payable on that class
   6                 A-M             Principal up to the total principal payable on that class
   7                 A-M             Reimbursement up to the loss reimbursement amount for that class

   8                 A-J             Interest up to the total interest payable on that class
   9                 A-J             Principal up to the total principal payable on that class
   10                A-J             Reimbursement up to the loss reimbursement amount for that class

   11                 B              Interest up to the total interest payable on that class
   12                 B              Principal up to the total principal payable on that class
   13                 B              Reimbursement up to the loss reimbursement amount for that class

   14                 C              Interest up to the total interest payable on that class
   15                 C              Principal up to the total principal payable on that class
   16                 C              Reimbursement up to the loss reimbursement amount for that class

                                      S-158

ORDER OF     RECIPIENT CLASS OR
PAYMENT            CLASSES                                    TYPE AND AMOUNT OF PAYMENT
--------   -----------------------   ---------------------------------------------------------------------------

   17                 D              Interest up to the total interest payable on that class
   18                 D              Principal up to the total principal payable on that class
   19                 D              Reimbursement up to the loss reimbursement amount for that class

   20                 E              Interest up to the total interest payable on that class
   21                 E              Principal up to the total principal payable on that class
   22                 E              Reimbursement up to the loss reimbursement amount for that class

   23                 F              Interest up to the total interest payable on that class
   24                 F              Principal up to the total principal payable on that class
   25                 F              Reimbursement up to the loss reimbursement amount for that class

   26                 G              Interest up to the total interest payable on that class
   27                 G              Principal up to the total principal payable on that class
   28                 G              Reimbursement up to the loss reimbursement amount for that class

   29                 H              Interest up to the total interest payable on that class
   30                 H              Principal up to the total principal payable on that class
   31                 H              Reimbursement up to the loss reimbursement amount for that class

   32                 J              Interest up to the total interest payable on that class
   33                 J              Principal up to the total principal payable on that class
   34                 J              Reimbursement up to the loss reimbursement amount for that class

   35                 K              Interest up to the total interest payable on that class
   36                 K              Principal up to the total principal payable on that class
   37                 K              Reimbursement up to the loss reimbursement amount for that class

   38                 L              Interest up to the total interest payable on that class
   39                 L              Principal up to the total principal payable on that class
   40                 L              Reimbursement up to the loss reimbursement amount for that class

   41                 M              Interest up to the total interest payable on that class
   42                 M              Principal up to the total principal payable on that class
   43                 M              Reimbursement up to the loss reimbursement amount for that class

   44                 N              Interest up to the total interest payable on that class
   45                 N              Principal up to the total principal payable on that class
   46                 N              Reimbursement up to the loss reimbursement amount for that class

   47                 O              Interest up to the total interest payable on that class
   48                 O              Principal up to the total principal payable on that class
   49                 O              Reimbursement up to the loss reimbursement amount for that class

   50                 P              Interest up to the total interest payable on that class
   51                 P              Principal up to the total principal payable on that class
   52                 P              Reimbursement up to the loss reimbursement amount for that class

   53                 Q              Interest up to the total interest payable on that class
   54                 Q              Principal up to the total principal payable on that class
   55                 Q              Reimbursement up to the loss reimbursement amount for that class

   56                 S              Interest up to the total interest payable on that class
   57                 S              Principal up to the total principal payable on that class
   58                 S              Reimbursement up to the loss reimbursement amount for that class

   59           R-I and R-II         Any remaining Available P&I Funds

     See "--Payments of Interest" above.

                                      S-159

     Payments of Prepayment Premiums and Yield Maintenance Charges. If any
prepayment consideration is collected during any particular collection period with respect to any mortgage loan, regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield maintenance formula, then on the payment date corresponding to that collection period, the trustee will pay a portion of that prepayment consideration to the holders of any class A-1, class A-2, class A-3, class A-AB, class A-4, class A-M, class A-J, class B, class C, class D, class E, class F, class G, class H, class J and class K certificates that are entitled to payments of principal, up to an amount equal to, in the case of any particular class of those certificates, the product of--

     o    the full amount of that prepayment consideration, net of workout fees and liquidation fees payable from it, multiplied by

     o    a fraction, which in no event may be greater than 1.0 or less than
          0.0, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of certificates over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate.

     The trustee will thereafter pay any remaining portion of that net prepayment consideration to the holders of the class XC certificates.

     The discount rate applicable to any class of offered certificates with respect to any prepaid mortgage loan will equal the yield, when compounded monthly, on the U.S. Treasury primary issue with a maturity date closest to the maturity date or anticipated repayment date, as applicable, for the prepaid mortgage loan. In the event that there are two such U.S. Treasury issues--

     o    with the same coupon, the issue with the lower yield will be utilized,
          or

     o    with maturity dates equally close to the maturity date for the prepaid mortgage loan, the issue with the earliest maturity date will be utilized.

     Neither we nor the underwriters make any representation as to--

     o    the enforceability of the provision of any promissory note evidencing one of the mortgage loans requiring the payment of a prepayment premium or yield maintenance charge, or

     o    the collectability of any prepayment premium or yield maintenance charge.

     See "Description of the Mortgage Pool--Terms and Conditions of the Trust
Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

     Payments of Post-ARD Additional Interest. The class V certificates will entitle the holders to all amounts, if any, applied as Post-ARD Additional
Interest collected on the ARD Loan in the trust.

TREATMENT OF REO PROPERTIES

     Notwithstanding that any mortgaged property securing a mortgage loan included in the trust may become an REO Property through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

     o    payments on the series 2006-GG7 certificates,

     o    allocations of Realized Losses and Additional Trust Fund Expenses to
          the series 2006-GG7 certificates, and

     o    the amount of all fees payable to the master servicer, the special servicer and the trustee under the pooling and servicing agreement.

     In connection with the foregoing, that mortgage loan will be taken into account when determining the Weighted Average Pool Pass-Through Rate and the
Total Principal Payment Amount for each payment date.

                                      S-160

     Operating revenues and other proceeds derived from an REO Property will be applied--

     o    first, to pay, or to reimburse the master servicer, the special servicer and/or the trustee for the payment of, some of the costs and expenses incurred in connection with the operation and disposition of the REO Property, and

     o    thereafter, as collections of principal, interest and other amounts due on the related mortgage loan.

     To the extent described under "--Advances of Delinquent Monthly Debt
Service Payments" below, the master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each mortgage loan included in the trust as to which the corresponding mortgaged property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

REDUCTIONS OF CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES
AND ADDITIONAL TRUST FUND EXPENSES

     As a result of Realized Losses and Additional Trust Fund Expenses, the
total Stated Principal Balance of the Mortgage Pool may decline below the total principal balance of the series 2006-GG7 certificates. If this occurs following the payments made to the certificateholders on any payment date, then the respective total principal balances of the following classes of the series
2006-GG7 certificates are to be successively reduced in the following order, until the total principal balance of those classes of certificates equals the total Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following that payment date.

ORDER OF ALLOCATION              CLASS
-------------------   ------------------------------
        1st                        S
        2nd                        Q
        3rd                        P
        4th                        O
        5th                        N
        6th                        M
        7th                        L
        8th                        K
        9th                        J
        10th                       H
        11th                       G
        12th                       F
        13th                       E
        14th                       D
        15th                       C
        16th                       B
        17th                      A-J
        18th                      A-M
        19th            A-1, A-2, A-3, A-AB, A-4
                          pro rata based on total
                      outstanding principal balances

     The reductions in the total principal balances of the respective classes of series 2006-GG7 certificates with principal balances, as described in the previous paragraph, will represent an allocation of the Realized Losses and/or
Additional Trust Fund Expenses that caused the particular mismatch in principal balances between the mortgage loans and those classes of series 2006-GG7 certificates.

     Any amounts similar to Realized Losses or Additional Trust Fund Expenses that are calculated under the related Pari Passu PSA and intercreditor agreement and are associated with any of the Loan Groups secured by the One New York Plaza property, JQH Hotel Portfolio B2 properties or the Centra Point Portfolio properties will generally be allocated pro rata among the corresponding pari passu Companion Loans secured by such properties. The portion of such Realized
Losses or Additional Trust Fund Expenses that are allocated to the One New York
Plaza Trust Loan, the JQH Hotel Portfolio B2 Trust Loan or the Centra Trust Loan
will be allocated among the series 2006-GG7 certificates in the manner described above.

                                      S-161

     The Realized Loss with respect to a liquidated mortgage loan, or related
REO Property, is an amount generally equal to the excess, if any, of:

     o    the outstanding principal balance of the mortgage loan as of the date of liquidation, together with all accrued and unpaid interest on the mortgage loan to but not including the due date in the collection period in which the liquidation occurred (exclusive, however, of any portion of that interest that represents Default Interest or Post-ARD
          Additional Interest), over

     o    the total amount of Liquidation Proceeds, if any, recovered in connection with the liquidation, net of all related unreimbursed servicing advances and unpaid liquidation expenses payable from such
          Liquidation Proceeds;

provided that, in the case of each Loan Group, losses will be allocated as set forth in the related intercreditor agreement and any Realized Loss shall also take into account the principal balance of, and application of the net
Liquidation Proceeds referred to in the second bullet of this sentence to the payment of amounts due in respect of, the related Companion Loans allocated as set forth in the related intercreditor agreement or co-lender agreement.

     If any portion of the debt due under a mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest and Post-ARD Additional Interest, also will be treated as a Realized Loss.

         Some examples of Additional Trust Fund Expenses are:

     o    any special servicing fees, workout fees and liquidation fees paid to the special servicer;

     o    any interest paid to the master servicer, the special servicer and/or the trustee with respect to unreimbursed advances, which interest payment is not covered out of late payment charges and Default
          Interest actually collected on the mortgage loans in the trust;

     o    the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the mortgage loans included in the trust and the administration of the other trust assets that is not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the mortgage loans in the trust;

     o    any unanticipated, non-trust mortgage loan specific expense of the trust that is not covered out of late payment charges and Default
          Interest actually collected on the mortgage loans in the trust, including--

          1.   any reimbursements and indemnifications to the trustee described under "Description of the Governing Documents--Matters Regarding
               the Trustee" in the accompanying prospectus,

          2.   any reimbursements and indemnification to the master servicer, the special servicer and us described under "Description of the
               Governing Documents--Matters Regarding the Master Servicer, the
               Special Servicer, the Manager and Us" in the accompanying
               prospectus, and

          3.   any federal, state and local taxes, and tax-related expenses, payable out of the trust assets, as described under "Federal
               Income Tax Consequences--REMICs--Prohibited Transactions Tax and
               Other Taxes" in the accompanying prospectus;

     o    rating agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower and that are not paid for by the related borrower or covered out of late payment charges and Default
          Interest actually collected on the mortgage loans in the trust; and

     o    any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged property securing a defaulted mortgage loan as described under "Servicing Under the Pooling and
          Servicing Agreement--Realization Upon Defaulted Mortgage Loans" in
          this prospectus supplement and that are not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the mortgage loans in the trust.

                                      S-162

     The Total Principal Payment Amount may from time to time include Recovered
Amounts. In such circumstances, it is possible that the total Stated Principal
Balance of the mortgage pool may exceed the total principal balance of the series 2006-GG7 principal balance certificates. If and to the extent that any such excess exists as a result of the payment of Recovered Amounts as principal on the series 2006-GG7 principal balance certificates, the total principal balances of one or more classes of series 2006-GG7 principal balance certificates that had previously been reduced as described above in this
"--Reductions of Certificate Principal Balances in Connection With Realized
Losses and Additional Trust Fund Expenses" section may be increased. Any such increases would be made among the respective classes of series 2006-GG7 principal balance certificates in the reverse order that such reductions had been made (i.e., such increases would be made in descending order of seniority);
provided that such increases may not result in the total principal balance of the series 2006-GG7 principal balance certificates being in excess of the Stated
Principal Balance of the mortgage pool. Any such increases will also be accompanied by a reinstatement of the past due interest that would otherwise have accrued if the reinstated principal amounts had never been written off.

FEES AND EXPENSES

     The amounts available for distribution on the Certificates on any payment date will generally be net of the following amounts:

    TYPE / RECIPIENT                      AMOUNT                         FREQUENCY             SOURCE OF PAYMENT
------------------------   -------------------------------------   --------------------   ----------------------------

Fees

Master Servicing Fee /     The Stated Principal Balance of each    monthly                Interest payment on the
Master Servicer            mortgage loan multiplied by the                                related mortgage loan
                           Master Servicing Fee Rate calculated
                           on the same basis as interest accrues
                           on the mortgage loan.

Non-Serviced Trust Loan    The Stated Principal Balance of the     monthly                Interest payment on the
Servicing Fee/Master       Non-Serviced Trust Loan multiplied by                          related Non-Serviced Trust
Servicer under the         the applicable servicing fee rate                              Loan
Related Pooling and        under the related pooling and
Servicing Agreement        servicing agreement as calculated
                           under the related pooling and
                           servicing agreement.

Additional Master          Prepayment interest excess.             time to time           Any actual prepayment
Servicing                                                                                 interest excess

Compensation / Master      All late payment fees and net default   time to time           The related fees
Servicer                   interest (other than on specially
                           serviced mortgage loans) not used to
                           pay interest on advances and certain
                           trust expenses.
                           50% of loan modification, extension
                           and assumption fees on non-specially
                           serviced mortgage loans.
                           100% of loan service transaction
                           fees, beneficiary statement charges
                           and or similar items (but excluding
                           prepayment premiums and yield
                           maintenance charges).
                           All investment income earned on         monthly                The investment income
                           amounts on deposit in the Custodial
                           Account.

Special Servicing Fee /    The Stated Principal Balance of each    monthly                Collections on the related
Special Servicer           specially serviced loan and REO loan                           mortgage loan
                           (excluding an REO loan that
                           corresponds to a non-serviced trust
                           loan) multiplied by a special
                           servicing fee rate of 0.25% per
                           annum.

Workout Fee / Special      1.0% of each collection of principal    monthly                The related collection of
Servicer                   and interest on each Corrected                                 principal or interest
                           Mortgage Loan.

Liquidation Fee /          1.0% of each recovery of Liquidation    upon receipt of        The related Liquidation
Special Servicer           Proceeds, except as specified under     Liquidation Proceeds   Proceeds

                                      S-163

    TYPE / RECIPIENT                      AMOUNT                         FREQUENCY             SOURCE OF PAYMENT
------------------------   -------------------------------------   --------------------   ----------------------------

                           "Servicing under the Pooling and
                           Servicing Agreement--Servicing and
                           Other Compensation and Payment of
                           Expenses--The Liquidation Fee."

Additional Special         All late payment fees and net default   from time to time      The related fees
Servicing Compensation /   interest (on Specially Serviced
Special Servicer           Mortgage Loans) not used to pay
                           interest on Advances and certain
                           trust expenses. 50% of loan
                           modification, extension and assumption
                           fees on non-specially serviced
                           mortgage loans and 100% of such fees
                           on specially serviced mortgage loans.

                           All investment income received on       monthly                The investment income
                           funds in any REO Account.

Trustee Fee / Trustee      The trustee fee rate multiplied by      monthly                Payment of interest on the
                           the Stated Principal Balance of the                            related mortgage loan
                           mortgage loans calculated on a 30/360
                           basis.

Expenses

Servicing Advances /       To the extent of funds available, the   time to time           Recoveries on the related
Master Servicer and        amount of any servicing advances.                              mortgage loan, or to the
Special Servicer /                                                                        extent that the party making
Trustee                                                                                   the advance determines it is
                                                                                          nonrecoverable, from
                                                                                          collections in the Custodial
                                                                                          Account.

Interest on Servicing      At Prime Rate.                          when Advance is        First from late payment
Advances / Master                                                  reimbursed             charges and default interest
Servicer and Special                                                                      in excess of the regular
Servicer / Trustee                                                                        interest rate, and then from
                                                                                          all collections in the
                                                                                          Custodial Account

P&I Advances / Master      To the extent of funds available, the   time to time           Recoveries on the related
Servicer / Trustee         amount of any P&I advances.                                    mortgage loan, or to the
                                                                                          extent that the party making
                                                                                          the advance determines it is
                                                                                          nonrecoverable, from
                                                                                          collections in the Custodial
                                                                                          Account.

Interest on P&I Advances   At Prime Rate.                          when advance is        First from late payment
/ Master Servicer /                                                reimbursed             charges and default interest
Trustee                                                                                   in excess of the regular
                                                                                          interest rate, and then from
                                                                                          all collections in the
                                                                                          Custodial Account.

Indemnification Expenses   Amounts for which the trustee, the                             All collections in the
/ Trustee, Master          master servicer and the special                                Custodial Account
Servicer and Special       servicer are entitled to
Servicer                   indemnification.

Trust Fund Expenses not    Based on third party charges.           from time to time      First from income on the
Advanced (may include                                                                     related REO Property, if
environmental                                                                             applicable, and then from
remediation, appraisals,                                                                  all collections in the
expenses of operating                                                                     Custodial Account
REO Property and any
independent contractor
hired  to operate REO
Property)

                                      S-164

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

     Except as described below in this section, the master servicer will be required to make, for each payment date, a total amount of advances of principal and/or interest generally equal to all monthly debt service payments other than balloon payments, and assumed monthly debt service payments, in each case net of related master servicing fees and workout fees, that--

     o    were due or deemed due, as the case may be, with respect to the mortgage loans (including the One New York Plaza Trust Loan, the JQH
          Hotel Portfolio B2 Trust Loan and the Centra Point Portfolio Trust
          Loan) during the related collection period, and

     o    were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

     The master servicer will not be required to make any advances of delinquent monthly debt service payments with respect to any of the Companion Loans.

     If it is determined that an Appraisal Reduction Amount (including such amounts as calculated under any Pari Passu PSA) exists with respect to any mortgage loan then the master servicer will reduce the interest portion, but not the principal portion, of each P&I advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists.
The interest portion of any P&I advance required to be made with respect to any such mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of:

     o    the amount of the interest portion of that P&I advance that would otherwise be required to be made for the subject payment date without regard to this sentence and the prior sentence, multiplied by

     o    a fraction, the numerator of which is equal to the Stated Principal
          Balance of the mortgage loan, net of the Appraisal Reduction Amount for such mortgage loan, and the denominator of which is equal to the
          Stated Principal Balance of the mortgage loan.

     With respect to any payment date, the master servicer will be required to make P&I advances either out of its own funds or, subject to replacement as and to the extent provided in the pooling and servicing agreement, funds held in the master servicer's custodial account that are not required to be paid on the series 2006-GG7 certificates on that payment date.

     The trustee will be required to make any P&I advance relating to a mortgage loan that the master servicer is required, but fails, to make. See "The Trustee"
above.

     Neither the master servicer nor the trustee will be obligated to make any
P&I advance that, in its judgment, would not ultimately be recoverable out of collections on the related mortgage loan. The trustee will be entitled to rely on the master servicer's determination that an advance, if made, would not be ultimately recoverable from collections on the related mortgage loan. See
"Description of the Certificates--Advances" in the accompanying prospectus and
"Servicing Under the Pooling and Servicing Agreement--Custodial Account" in this prospectus supplement.

     A monthly debt service payment will be assumed to be due with respect to:

     o    each mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

     o    each mortgage loan as to which the corresponding mortgaged property has become an REO Property.

     The assumed monthly debt service payment deemed due on any mortgage loan described in the prior sentence that is delinquent as to its balloon payment, will equal, for its stated maturity date and for each successive due date that it remains outstanding and part of the trust, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had,

                                     S-165

instead, continued to amortize and accrue interest according to its terms in effect prior to that stated maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second preceding sentence as to which the related mortgaged property has become an REO Property, will equal, for each due date that the REO Property remains part of the trust the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO
Property. Assumed monthly debt service payments for the ARD Loan do not include
Post-ARD Additional Interest or accelerated amortization payments.

     With respect to each of the JQH Hotel Portfolio B2 Trust Loan and the
Centra Point Portfolio Trust Loan, if any master servicer with respect to a securitization of any part of the related Loan Group makes a non-recoverability determination with respect to a principal and interest advance, each other master servicer will not be required to make any principal and interest advance for the loan included in its trust until the master servicers agree that circumstances have changed such that any future new advance would not be nonrecoverable.

     With respect to the One New York Plaza Trust Loan, if the master servicer under the Pari Passu PSA makes a determination that a principal and interest advance would not be recoverable on the related Companion Loan, the master servicer under the GG-7 pooling and servicing agreement will not be permitted to make a principal and interest advance on the One New York Plaza Trust Loan.

REIMBURSEMENT OF ADVANCES

     The master servicer and the trustee will each be entitled to recover any advance made by it out of its own funds from collections on the mortgage loan or related mortgaged property as to which the advance was made.

     If the master servicer and the trustee makes any advance that it subsequently determines will not be recoverable out of collections on the related mortgage loan or related mortgaged property, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the next paragraph, out of general collections on the mortgage loans included in the trust and any REO Properties in the trust on deposit in the master servicer's custodial account from time to time.

     Upon a determination that a previously made advance is not recoverable out of collections on the related mortgage loan or related mortgaged property, instead of obtaining reimbursement immediately out of general collections on the mortgage pool, the master servicer or the trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such non-recoverable advance over a period of time (not to exceed twelve months in any event), with interest thereon at the prime rate described below. At any time after such determination, the master servicer or the trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement out of general collections on the mortgage pool immediately. The fact that a decision to recover a non-recoverable advance over time, or not to do so, benefits some classes of series 2006-GG7 certificateholders to the detriment of other classes of series 2006-GG7 certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the series 2006-GG7 pooling and servicing agreement by any party thereto, or a violation of any fiduciary duty owed by any party thereto to the series 2006-GG7 certificateholders. The master servicer's or the trustee's agreement to defer reimbursement of such nonrecoverable advances as set forth above is an accommodation to the series 2006-GG7 certificateholders and is not to be construed as an obligation on the part of the master servicer or the trustee or a right of the series 2006-GG7 certificateholders. Nothing in this prospectus supplement will be deemed to create in the series 2006-GG7 certificateholders a right to prior payment of distributions over the master servicer's or the trustee's right to reimbursement for advances (deferred or otherwise) in accordance with the pooling and servicing agreement. Any requirement of the master servicer or the trustee to make an advance under the pooling and servicing agreement is intended solely to provide liquidity for the benefit of the certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more mortgage loans.

     In addition, the master servicer, the special servicer or the trustee, as applicable, will be entitled to recover any advance that is outstanding at the time that a mortgage loan is modified that is not repaid in full by the borrower in connection with such modification but rather becomes an obligation of the borrower to pay such amounts in the future (such advance, together with interest thereon, a "WORK-OUT DELAYED REIMBURSEMENT AMOUNT"), out of collections of principal in the custodial account and, if related to a Loan Group, the related loan group custodial account, in each case, net of the amount of any principal collection used to reimburse any nonrecoverable advance

                                     S-166

and interest on those advances as described in the previous paragraph. The master servicer, the special servicer or the trustee will be permitted to recover a Work-out Delayed Reimbursement Amount from general collections in the custodial account received and, if related to a Loan Group, the related loan group custodial account, if the master servicer or the trustee, as applicable,
(a) has determined or the special servicer has determined, that such Work-out
Delayed Reimbursement Amount would not be recoverable out of collections on the related mortgage loan or (b) has determined or the special servicer has determined that such Work-out Delayed Reimbursement Amount would not ultimately be recoverable, along with any other Work-out Delayed Reimbursement Amounts and non-recoverable advances, out of the principal portion of future collections on the mortgage loans and the REO Properties.

     When the master servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then that advance
(together with accrued interest thereon) will be deemed to be reimbursed first out of payments and other collections of principal, until there are no remaining principal payments or collections of principal for the related collection period, and then out of other collections of interest on the underlying mortgage loans otherwise distributable on the series 2006-GG7 certificates. As a result, the Total Principal Payment Amount for the corresponding payment date and the portions attributable to collections on the mortgage loans would be reduced, to not less than zero, by the amount of any such reimbursement. Likewise, the total principal payment amount for the corresponding payment date would be reduced by a Work-Out Delayed Reimbursement Amount paid from principal collections on the underlying mortgage loan.

     The master servicer or the trustee will each be entitled to receive interest on advances made by it out of its own funds. That interest will commence accruing upon the date the applicable advance was made and will continue to accrue on the amount of each advance, and compounded annually, for so long as that advance is outstanding at an annual rate equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time.

     Interest accrued with respect to any advance will be payable during the collection period in which that advance is reimbursed--

     o    first, out of Default Interest and late payment charges collected by the trust on the related mortgage loan during that collection period,
          and

     o    then, if and to the extent that the Default Interest and late payment charges referred to in the prior bullet are insufficient to cover the advance interest, out of any other amounts then on deposit in the master servicer's custodial account.

     To the extent not offset by Default Interest and/or late payment charges accrued and actually collected, interest accrued on outstanding advances will result in a reduction in amounts payable on one or more classes of the certificates.

     The co-lender agreement for the One New York Plaza Loan Group provides that if any of the master servicer, special servicer or trustee under the LB-UBS
2006-C4 PSA has determined that a servicing advance made with respect to the
Loan Group is not recoverable out of collections on the related mortgaged property, then the party that made that advance will be entitled to seek reimbursement with interest thereon of a pro rata portion of such servicing advance from the trust or the trust formed under the LB-UBS 2006-C4 PSA.

     The intercreditor agreement for the JQH Hotel Portfolio B2 Loan Group provides that if any of the master servicer, special servicer, trustee or fiscal agent under a pooling and servicing agreement entered into in connection with the securitization of either of the JQH Hotel Portfolio B2 Pari Passu Companion
Loans has determined that a servicing advance made with respect to the Loan
Group is not recoverable out of collections on the related mortgaged property, then the party that made such advance will be entitled to seek reimbursement with interest thereon from the other holders of the JQH Hotel Portfolio B2 Loan
Group.

     The co-lender agreement for the Centra Point Portfolio Loan Group provides that if any of the master servicer, special servicer, trustee or fiscal agent under the 2005-GG5 PSA has determined that a servicing advance made with respect to the Loan Group is not recoverable out of collections on the related mortgaged property, then the party that

                                     S-167

made that advance will be entitled to seek reimbursement with interest thereon from the trust or the trust formed under the 2005-GG5 PSA.

RATED FINAL PAYMENT DATE

     As discussed in this prospectus supplement, the ratings assigned to the respective classes of offered certificates will represent the likelihood of--

     o    timely receipt of all interest to which each certificateholder is entitled on each payment date, and

     o    the ultimate receipt of all principal to which each certificateholder is entitled by the related rated final payment date, which is the final payment date used by the rating agencies in providing their ratings.

     The rated final payment dates for each class of the offered certificates is
the payment date in        .

ASSUMED FINAL PAYMENT DATE

     With respect to any class of offered certificates, the assumed final payment date is the payment date on which the holders of those certificates would be expected to receive their last payment and the total principal balance of those certificates would be expected to be reduced to zero, based upon--

     o    the assumption that each borrower timely makes all payments on its mortgage loan;

     o    the assumption that no borrower otherwise prepays its mortgage loan prior to stated maturity; and

     o    the other modeling assumptions referred to under "Yield and Maturity
          Considerations" in, and set forth in the glossary to, this prospectus supplement.

Accordingly, the assumed final payment date for each class of offered certificates is the payment date in the calendar month and year set forth below for that class:

                             MONTH AND YEAR OF
         CLASS           ASSUMED FINAL PAYMENT DATE
----------------------   --------------------------
           A-1                 December 2010
           A-2                 November 2011
           A-3                   July 2013
          A-AB                  October 2015
           A-4                   June 2016
           A-M                   June 2016
           A-J                   July 2016
            B                    July 2016
            C                    July 2016
            D                    July 2016
            E                    July 2016
            F                    July 2016

     The actual final payment date is likely to vary materially from the assumed final payment date due to potential defaults by borrowers, unanticipated expenses of the trust and voluntary and involuntary prepayments on the mortgage loans.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Certificateholder Reports. Based solely on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee, the trustee will be required to make available as described under "--Information Available Electronically" below, on each payment date, to each registered holder of an offered certificate and, upon request, to each beneficial owner of an offered certificate held in book-entry form that is identified to the reasonable satisfaction of the trustee:

     o    A payment date statement substantially in the form of Annex E to this prospectus supplement.

                                     S-168

     o    A CMSA Loan Periodic Update File, a CMSA Financial File and a CMSA
          Property File setting forth information with respect to the mortgage loans and the corresponding mortgaged properties, respectively.

     o    A trust data update report, which is to contain substantially the categories of information regarding the mortgage loans set forth on
          Annex A to this prospectus supplement, with that information to be presented in tabular format substantially similar to the format utilized on those annexes. The Mortgage Pool data update report may be included as part of the payment date statement.

     The master servicer or the special servicer, as specified in the pooling and servicing agreement, is required to deliver to the trustee on each payment date (commencing on the fourth payment date), and the trustee is required to make available as described below under "--Information Available
Electronically," a copy of each of the following reports with respect to the mortgage loans and the corresponding mortgaged properties:

     o    A CMSA Delinquent Loan Status Report.

     o    A CMSA Historical Loan Modification and Corrected Mortgage Loan
          Report.

     o    A CMSA Historical Liquidation Report.

     o    A CMSA REO Status Report.

     o    A CMSA Servicer Watch List.

     o    A CMSA Loan Level Reserve/LOC Report.

     o    A CMSA Comparative Financial Status Report.

     o    A CMSA Advance Recovery Report.

     In addition, upon the request of any holder of a series 2006-GG7 certificate or, to the extent identified to the reasonable satisfaction of the trustee, beneficial owner of an offered certificate, the trustee will be required to request from the master servicer, and, upon receipt, make available to the requesting party, during normal business hours at the offices of the trustee, copies of the following reports required to be prepared and maintained by the master servicer and/or the special servicer:

     o    with respect to any mortgaged property or REO Property, a CMSA
          Operating Statement Analysis Report; and

     o    with respect to any mortgaged property or REO Property, a CMSA NOI
          Adjustment Worksheet.

     The reports identified in the preceding three paragraphs as CMSA reports will be in the forms prescribed in the standard Commercial Mortgage Securities
Association investor reporting package. Forms of these reports are available at the CMSA's internet website, located at www.cmbs.org.

     Within a reasonable period of time after the end of each calendar year, the trustee is required to send to each person who at any time during the calendar year was a series 2006-GG7 certificateholder of record, a report summarizing on an annual basis, if appropriate, certain items of the monthly payment date statements relating to amounts distributed to the certificateholder and such other information as may be required to enable the certificateholder to prepare its federal income tax returns. The foregoing requirements will be deemed to have been satisfied to the extent that the information is provided from time to time pursuant to the applicable requirements of the Internal Revenue Code.

     The pooling and servicing agreement provides that, absent manifest error of which it is aware, none of the master servicer, the special servicer or the trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower, the depositor (including information in this prospectus supplement), any mortgage loan seller or other third party that is included in any reports, statements, materials or information prepared or provided by the master servicer, the special servicer or the trustee, as applicable, under the pooling and servicing agreement.

                                     S-169

     Book-Entry Certificates. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the trustee as if you were a certificateholder, provided that you deliver a written certification to the trustee confirming your beneficial ownership in the offered certificates. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee and the series 2006-GG7 certificate registrar are required to recognize as certificateholders only those persons in whose names the series 2006-GG7 certificates are registered on the books and records of the certificate registrar.

     Information Available Electronically. The trustee will make available each month, for the relevant reporting periods, to the series 2006-GG7 certificateholders and beneficial owners of series 2006-GG7 certificates identified to the reasonable satisfaction of the trustee, the payment date statement, any Mortgage Pool data update report, any loan payment notification report, and the mortgage loan information presented in the standard Commercial
Mortgage Securities Association investor reporting package formats via the trustee's internet website. The trustee's internet website will initially be located at www.etrustee.net.

     The master servicer also may make some or all of the reports identified in the preceding paragraph available via its internet website, www.midlandls.com.

     None of the trustee, the master servicer or the special servicer will make any representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by the trustee, the master servicer or the special servicer, as the case may be, for which it is not the original source.

     The trustee and the master servicer may require the acceptance of a disclaimer and an agreement of confidentiality in connection with providing access to their respective internet websites. Neither the trustee nor the master servicer will be liable for the dissemination of information made in accordance with the pooling and servicing agreement.

     At the request of the underwriters, as provided in the pooling and servicing agreement, the trustee will be required to make available electronically, on each payment date, to the Trepp Group, Intex Solutions, Inc.
and any other similar third party information provider, a copy of the reports made available to the series 2006-GG7 certificateholders.

     Other Information. The pooling and servicing agreement will obligate the trustee to make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificate, originals or copies of, among other things, the following items:

     o    this prospectus supplement, the accompanying prospectus and any other disclosure documents relating to the non-offered classes of the series
          2006-GG7 certificates, in the form most recently provided by us or on our behalf to the trustee;

     o    the pooling and servicing agreement, each sub-servicing agreement delivered to the trustee since the date of initial issuance of the offered certificates, and any amendments to those agreements;

     o    all monthly reports of the trustee delivered, or otherwise electronically made available, to series 2006-GG7 certificateholders since the date of initial issuance of the offered certificates;

     o    all officer's certificates delivered to the trustee by the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "Servicing
          Under the Pooling and Servicing Agreement--Evidence as to Compliance"
          in this prospectus supplement;

                                     S-170

     o    all accountant's reports delivered to the trustee with respect to the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "Servicing
          Under the Pooling and Servicing Agreement--Evidence as to Compliance"
          in this prospectus supplement;

     o    the most recent appraisal, if any, with respect to each mortgaged property for a mortgage loan obtained by the master servicer or the special servicer and delivered to the trustee;

     o    the mortgage files for the mortgage loans included in the trust, including all documents, such as modifications, waivers and amendments of such mortgage loans, that are to be added to the mortgage files from time to time pursuant to the pooling and servicing agreement;

     o    upon request, the most recent inspection report with respect to each mortgaged property with respect to a mortgage loan included in the trust prepared by the master servicer or the special servicer and delivered to the trustee as described under "Servicing Under the
          Pooling and Servicing Agreement--Inspections; Collection of Operating
          Information" in this prospectus supplement; and

     o    upon request, the most recent quarterly and annual operating statement and rent roll for each mortgaged property for a mortgage loan and financial statements of the related borrower collected by the master servicer or the special servicer and delivered to the trustee as described under "Servicing Under the Pooling and Servicing
          Agreement--Inspections; Collection of Operating Information" in
          this prospectus supplement.

     Copies of any and all of the foregoing items will be available from the trustee upon request. However, the trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

     In connection with providing access to or copies of the items described above, the trustee may require:

     o    in the case of a registered holder of an offered certificate or a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, generally to the effect that the person or entity is a registered holder or beneficial owner of offered certificates and will keep the information confidential;
          and

     o    in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential.

VOTING RIGHTS

     The voting rights for the series 2006-GG7 certificates will be allocated among the respective classes of those certificates as follows:

     o    99% of the voting rights will be allocated among the holders of the various classes of series 2006-GG7 certificates that have principal balances, pro rata in accordance with those principal balances;

     o    1% of the voting rights will be allocated among the holders of the interest-only certificates pro rata, based on their respective notional amount as of any date of determination; and

     o    0% of the voting rights will be allocated among the holders of the class R-I, class R-II and class V certificates.

     Voting rights allocated to a class of series 2006-GG7 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

                                     S-171

TERMINATION

     The obligations created by the pooling and servicing agreement will terminate following the earliest of--

     o    the final payment or advance on, other liquidation of, the last mortgage loan or related REO Property remaining in the trust,

     o    the purchase of all of the mortgage loans and REO Properties remaining in the trust by us, the special servicer, any single certificateholder or group of certificateholders of the series 2006-GG7 controlling class or the master servicer, in that order of preference, and

     o    after the certificate balances of the class A-1 through class F have been reduced to zero, if (i) all of the then outstanding series
          2006-GG7 certificates (excluding class R-I, class R-II and class V certificates) are held by a single certificateholder and (ii) all accrued and unpaid fees and other amounts payable to the master servicer, special servicer and the trustee are paid.

     Written notice of termination of the pooling and servicing agreement will be given to each series 2006-GG7 certificateholder. The final payment with respect to each series 2006-GG7 certificate will be made only upon surrender and cancellation of that certificate at the office of the series 2006-GG7 certificate registrar or at any other location specified in the notice of termination.

     Any purchase by us, the special servicer, any single holder or group of holders of the controlling class or the master servicer of all the mortgage loans and REO Properties remaining in the trust is required to be made at a price equal to:

     o    the sum of--

          1.   the total principal balance of all the mortgage loans then included in the trust, other than any mortgage loans as to which the mortgaged properties have become REO Properties, together with (a) interest, other than Default Interest and Post-ARD
               Additional Interest, on those mortgage loans, (b) unreimbursed servicing advances for those mortgage loans and (c) unpaid interest on advances made with respect to those mortgage loans,
               and

          2.   the appraised value of all REO Properties then included in the trust, minus

     o    solely in the case of a purchase by the master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser under the pooling and servicing agreement.

     The purchase will result in early retirement of the outstanding series
2006-GG7 certificates. However, our right, and the rights of the special servicer, any single holder or group of holders of the series 2006-GG7 controlling class or the master servicer, to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage loans that are included in the trust be less than 1.0% of the initial balance of the mortgage loans included in the trust. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2006-GG7 certificateholders, will constitute part of the
Available P&I Funds for the final payment date. Any person or entity making the purchase will be responsible for reimbursing the parties to the pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

     With respect to the mortgage loans in the trust that are part of a Loan
Group, references in the preceding paragraph to the value of REO Properties in the trust means the value of the trust's proportionate beneficial interest in any REO Property acquired under the applicable Pari Passu PSA or the pooling and servicing agreement on behalf of the trust as holder of the mortgage loan.

                                     S-172

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General.  The yield on any offered certificate will depend on:

     o    the price at which the certificate is purchased by an investor, and

     o    the rate, timing and amount of payments on the certificate.

     The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things--

     o    the pass-through rate for the certificate, which will be fixed or variable, as described in this prospectus supplement,

     o    the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied in reduction of the principal balance of the certificate,

     o    the rate, timing and severity of Realized Losses and Additional Trust
          Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance of, or the total payments on, the certificate,

     o    the timing and severity of any Net Aggregate Prepayment Interest
          Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate, and

     o    the purchase of a mortgage loan whether by the applicable mortgage loan seller as a result of a material breach of a representation or warranty, by the holder of a related Companion Loan, by a holder of the fair value purchase option or by a mezzanine lender.

     See "Description of the Offered Certificates--Payments--Calculation of
Pass-Through Rates" and "Description of the Mortgage Pool" in this prospectus supplement and "--Rate and Timing of Principal Payments" below.

     Rate and Timing of Principal Payments. The yield to maturity on any offered certificates purchased at a discount or a premium will be affected by the rate and timing of principal payments made in a reduction of the principal balances of those certificates. In turn, the rate and timing of principal payments that are applied in reduction of the principal balance of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases or other removals of underlying mortgage loans from the trust.

     Prepayments and other early liquidations of the underlying mortgage loans will result in payments on the series 2006-GG7 certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to shorten the weighted average lives of the offered certificates.
Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the underlying mortgage loans and, accordingly, on the series 2006-GG7 certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. See
"Servicing Under the Pooling and Servicing Agreement--Modifications, Waivers,
Amendments and Consents" in this prospectus supplement.

     In the event that prepayments and other early liquidations occur with respect to underlying mortgage loans that have a higher interest rate relative to the other underlying mortgage loans, the Weighted Average Pool Pass-Through
Rate would decline. Such a decline in the Weighted Average Pool Pass-Through
Rate could cause a corresponding decline in the pass-through rate on those classes that bear interest at a rate limited by the Weighted Average Pool

                                     S-173

Pass-Through Rate and would cause a decline in the pass-through rate on those classes that bear interest at a rate equal to or based on the Weighted Average
Pool Pass-Through Rate. The pass-through rates on those classes of certificates may be limited by the Weighted Average Pool Pass-Through Rate even if prepayments and early liquidations do not occur. In addition, the ability of a borrower under the ARD Loan, to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged real property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that the ARD Loan in the trust will be paid in full on its anticipated repayment date.

     The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the underlying mortgage loans are in turn paid and result in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificate at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of real estate loans comparable to those in the Mortgage Pool.

     Even if they are collected and payable on your offered certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of the underlying mortgage loans.

     Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect the amount of payments on your offered certificates, the yield to maturity of your offered certificates and the rate of principal payments on your offered certificates and the weighted average life of your offered certificates.
Delinquencies on the underlying mortgage loans, unless covered by monthly debt service advances, may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month.

     If--

     o    you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

     o    the additional losses result in a reduction of the total payments on or the principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

     The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on or the principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

     Even if losses on the underlying mortgage loans do not result in a reduction of the total payments on or the principal balance of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and yield to maturity of, your offered certificates.

     In addition, if the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then to the extent that such reimbursement is made from collections of principal on the underlying mortgage loans, that reimbursement will reduce the amount of principal available to be distributed on the series

                                     S-174

2006-GG7 principal balance certificates and will result in a reduction of the certificate principal balance of the series 2006-GG7 principal balance certificates. See "Description of the Offered Certificates--Reductions of
Certificate Principal Balances in Connection With Realized Losses and Additional
Trust Fund Expenses" in this prospectus supplement. Likewise, if the master servicer, the special servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any Work-out Delayed Reimbursement
Amounts, that reimbursement will reduce the amount of principal available to be distributed on the series 2006-GG7 principal balance certificates on that payment date. Such reimbursement would have the effect of reducing current payments of principal on the offered certificates and extending the weighted average life of the offered certificates.

     Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans in the trust:

     o    prevailing interest rates;

     o    the terms of the mortgage loans, including--

          1.   provisions that require the payment of prepayment premiums and yield maintenance charges,

          2.   provisions that impose prepayment lock-out periods,

          3.   amortization terms that require balloon payments, and

          4.   provisions requiring amounts held in escrow to be applied to prepay the mortgage loan if the borrower does not achieve
               specified targets under the loan documents;

     o    the demographics and relative economic vitality of the areas in which the related mortgaged properties are located;

     o    the general supply and demand for commercial and multifamily rental space of the type available at the related mortgaged properties in the areas in which those properties are located;

     o    the quality of management of the mortgaged properties;

     o    the servicing of the mortgage loans;

     o    possible changes in tax laws; and

     o    other opportunities for investment.

     See "Risk Factors--Risks Related to the Underlying Mortgage Loans,"
"Description of the Mortgage Pool" and "Servicing Under the Pooling and
Servicing Agreement" in this prospectus supplement and "Description of the
Governing Documents" and "Yield and Maturity Considerations--Yield and
Prepayment Considerations" in the accompanying prospectus.

     The rate of prepayment on the mortgage loans in the trust is likely to be affected by prevailing market interest rates for real estate loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan.
Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, there can be no assurance that the ARD Loan in the trust will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

                                     S-175

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged properties prior to the exhaustion of tax depreciation benefits.

     Certain of the mortgage loans provide for a "cash trap" feature under which, upon the occurrence of certain trigger events, the lender will be permitted to apply excess cash in the lock box to repay the mortgage loan. The pooling and servicing agreement will provide that the master servicer will not be permitted to apply any of such excess funds as a prepayment of the mortgage loan without the consent of the special servicer.

     A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

     We make no representation or warranty regarding:

     o    the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

     o    the relative importance of those factors;

     o    the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

     o    the overall rate of prepayment or default on the underlying mortgage loans.

     Unpaid Interest. If the portion of the Available P&I Funds payable with respect to interest on any class of offered certificates on any payment date is less than the total amount of interest then payable for the class, the shortfall will be payable to the holders of those certificates on subsequent payment dates, subject to the Available P&I Funds on those subsequent payment dates and the priority of payments described under "Description of the Offered
Certificates--Payments--Priority of Payments" in this prospectus supplement.
That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

     Delay in Payments. Because monthly payments will not be made on the offered certificates until several days after the due dates for the mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

WEIGHTED AVERAGE LIVES

     The weighted average life of any offered certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the principal balance of that certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of any offered certificate is determined as follows:

     o    multiply the amount of each principal payment on the certificate by the number of years from the assumed settlement date to the related payment date;

     o    sum the results; and

     o    divide the sum by the total amount of the reductions in the principal balance of the certificate.

                                     S-176

     Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the underlying mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of the class of offered certificates to which the subject certificate belongs.

     As described in this prospectus supplement, the Total Principal Payment
Amount for each payment date will be payable first with respect to the class
A-1, class A-2, class A-3, class A-AB and class A-4 certificates until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes of series 2006-GG7 certificates with principal balances, sequentially based upon their relative seniority, in each case until the related principal balance is reduced to zero.
Because of the order in which the Total Principal Payment Amount is applied, the weighted average lives of the class A-1, class A-2, class A-3, class A-AB and class A-4 certificates may be shorter, and the weighted average lives of the other classes of series 2006-GG7 certificates with principal balances may be longer, than would otherwise be the case if the principal payment amount for each payment date was being paid on a pro rata basis among the respective classes of certificates with principal balances.

     The tables set forth in Annex D to this prospectus supplement show with respect to each class of offered certificates--

     o    the weighted average life of that class, and

     o    the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the Modeling Assumptions.

     We make no representation that--

     o    the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the CPRs shown or at any other particular prepayment rate,

     o    all the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate,

     o    mortgage loans in the trust that are in a lock-out/defeasance period, a yield maintenance period or declining premium period will not prepay as a result of involuntary liquidations upon default or otherwise, or

     o    the ARD Loan in the trust will be paid in full on its anticipated repayment date.

                                LEGAL PROCEEDINGS

     There are no legal proceedings pending against us, the sponsors, the trustee, the trust or the master servicer, or to which any property of the foregoing parties are subject, that is material to the series 2006-GG7 certificateholders, nor does the depositor have actual knowledge of any proceedings of this type contemplated by governmental authorities.

                                 USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the offered certificates will be used by us to--

     o    purchase the mortgage loans that we will include in the trust, and

     o    pay expenses incurred in connection with the issuance of the series
          2006-GG7 certificates.

                                     S-177

                              CERTAIN LEGAL ASPECTS

     The mortgaged real properties are subject to compliance with various federal, state, commonwealth and local statutes and regulations. Failure to so comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged real property which could, together with the limited alternative uses for such mortgaged real property, result in a failure to realize the full principal amount of the related mortgage loan. Any failure to comply with such statutes and regulations, however, would likely result in an event of default by the related borrower under the related mortgage loan documents, enabling the special servicer to pursue remedies available by law or under such mortgage loan documents.

ELECTION OF REMEDIES

     The following discussion contains a summary of certain legal aspects of mortgage loans in Texas, New York, California (17.7%, 14.0% and 12.9% of the
Initial Mortgage Pool Balance, respectively), which is general in nature.

     Texas, New York and California and various other states have imposed statutory prohibitions or limitations that limit the remedies of a mortgagee under a mortgage or a beneficiary under a deed of trust. The mortgage loans are limited recourse loans and are, therefore, generally not recourse to the borrowers but limited to the mortgaged real properties. Even if recourse is available pursuant to the terms of the related mortgage loan, certain states have adopted statutes which impose prohibitions against or limitations on such recourse. The limitations described below and similar or other restrictions in other jurisdictions where mortgaged real properties are located may restrict the ability of the master servicer or the special servicer, as applicable, to realize on the related mortgage loan and may adversely affect the amount and timing of receipts on the related mortgage loan.

     Texas Law. Texas law does not require that a lender must bring a foreclosure action before being entitled to sue on a note. Texas does not restrict a lender from seeking a deficiency judgment. The delay inherent in obtaining a judgment generally causes the secured lender to file a suit seeking a judgment on the debt and to proceed simultaneously with non-judicial foreclosure of the real property collateral. The desirability of non-judicial foreclosure of real property is further supported by the certain and defined non-judicial foreclosure procedures. In order to obtain a deficiency judgment, a series of procedural and substantive requirements must be satisfied, and the deficiency determination is subject to the borrower's defense (and, if successful, right of offset) that the fair market value of the property at the time of foreclosure was greater than the foreclosure bid. In addition, the availability of a deficiency judgment is limited in the case of the mortgage loans because of the limited nature of their recourse liabilities.

     New York Law. New York law requires a mortgagee to elect either a foreclosure action or a personal action against the borrower, and to exhaust the security under the mortgage, or exhaust its personal remedies against the borrower, before it may bring the other such action. The practical effect of the election requirement is that lenders will usually proceed first against the security rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale.

     California Law. Mortgage loans in California generally are secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in
California may be accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of either the trustee's sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee's power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property. California's "one action" rule requires the lender to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action, if otherwise permitted, against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Other statutory provisions in California limit any deficiency judgment, if otherwise permitted, against the borrower following a judicial sale to the excess of the outstanding debt over the greater of (a) the fair market value of the

                                     S-178

property at the time of the public sale and (b) the amount of the winning bid in the foreclosure. Further, under California law, once a property has been sold pursuant to a power-of-sale clause contained in a deed of trust, the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default.
Among the remedies authorized by statute is the lender's right to have a receiver appointed under certain circumstances.

     Risks Relating to Taxation in Puerto Rico. Currently, Puerto Rico does not impose income or withholding tax on interest received on loans by foreign
(non-Puerto Rico) entities not engaged in trade or business in Puerto Rico, as long as the foreign (non-Puerto Rico) entity receiving the interest payment and the debtor making the interest payment are not related, or if the interest payment is not from sources within Puerto Rico (i.e., when the entity making the interest payment is not a resident of Puerto Rico). For purposes of the interest income tax withholding provisions, an entity is related to the debtor if it owns
50% or more of the value of the stock or participation of the debtor.

     However, in the event that the laws of Puerto Rico change and payments on loans by foreign (non-Puerto Rico) entities not engaged in trade or business in
Puerto Rico are subject to Puerto Rico income or withholding tax, under certain circumstances, the related borrower may not be required to "gross up" the payments to (or otherwise indemnify) the mortgagee, thus resulting in a shortfall to the trust fund. Such gross up, if any, would result in the borrower being required to make additional payments to the mortgagee; in this event, the borrower may not have sufficient cash flow from the related mortgaged property to pay all amounts required to be paid on the loan (including such gross up payments).

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     Upon the issuance of the offered certificates, Cadwalader, Wickersham &
Taft LLP, our counsel, will deliver its opinion generally to the effect that, assuming (i) the making of appropriate elections, (ii) compliance with the pooling and servicing agreement and (iii) the LB-UBS 2006-C4 PSA and the
2005-GG5 PSA are administered in accordance with their respective terms and the
REMICs formed thereunder continue to qualify as REMICs, and subject to any other assumptions set forth in the opinion, REMIC I and REMIC II will qualify as a
REMIC under the Internal Revenue Code.

     The assets of REMIC I will generally include--

     o    the mortgage loans included in the trust,

     o    the trust's interest in any REO Properties (or beneficial interests therein, in the case of the Non-Serviced Trust Loans) acquired on behalf of the series 2006-GG7 certificateholders,

     o    the master servicer's custodial account (or the trust's interest therein in the case of a Non-Serviced Trust Loan),

     o    the trust's interest in the special servicer's REO account, and

     o    the trustee's distribution account and interest reserve account,

     o    but will exclude any collections of Post-ARD Additional Interest on the ARD Loan.

     For federal income tax purposes,

     o    the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

     o    the class R-I certificates will evidence the sole class of residual interests in REMIC I,

                                     S-179

     o    the class A-1, class A-2, class A-3, class A-AB, class A-4, class A-M, class A-J, class XP, class XC, class B, class C, class D, class E, class F, class G, class H, class J, class K, class L, class M, class
          N, class O, class P, class Q and class S certificates will evidence the regular interests in, and will generally be treated as debt obligations of, REMIC II, and

     o    the class R-II certificates will evidence the sole class of residual interests in REMIC II.

     o    In addition, in the opinion of Cadwalader, Wickersham & Taft, the portion of the trust fund consisting of the Post-ARD Additional
          Interest and the related account will be treated as a grantor trust for federal income tax purposes under subpart E, Part I of subchapter
          J of the Internal Revenue Code and the class V certificates will represent undivided beneficial interests in the grantor trust.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

     It is anticipated that the class ____ and class ____ certificates will be treated for federal income tax purposes as having been issued at a premium and that the class ____ and class ____ certificates will be issued with a de minimis amount of original issue discount for federal income tax purposes. Whether any holder of these classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax Consequences--REMICs--Taxation
of Owners of REMIC Regular Certificates--Premium" in the accompanying prospectus.

     When determining the rate of accrual of original issue discount, market discount and amortization of premium, if any, with respect to the series
2006-GG7 certificates for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

     o    no mortgage loan in the trust will otherwise be prepaid prior to maturity,

     o    there will be no extension of maturity for any mortgage loan in the trust, and

     o    the ARD Loan in the trust will be paid in full on its anticipated repayment date.

     For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see "Federal Income Tax Consequences" in each of this prospectus supplement and the accompanying prospectus.

     Prepayment premiums and yield maintenance charges actually collected on the underlying mortgage loans will be paid on the offered certificates as and to the extent described in this prospectus supplement. It is not entirely clear under the Internal Revenue Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the master servicer's actual receipt of those amounts. The
IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the offered certificates and that the taxable income be reported based on the projected constant yield to maturity of the offered certificates. In such event, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the offered certificates.
If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

                                     S-180

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Except to the extent noted below, the offered certificates will be "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal
Revenue Code in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as
"real estate assets" within the meaning of section 856(c)(5)(B) of the Internal
Revenue Code.

     Most of the mortgage loans to be included in the trust are not secured by real estate used for residential or other purposes prescribed in section
7701(a)(19)(C) of the Internal Revenue Code. Consequently, the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under section 7701(a)(19)(C) of the Internal Revenue Code.
The offered certificates will be treated as "qualified mortgages" for another
REMIC under section 860G(a)(3)(C) of the Internal Revenue Code.

     In addition, most of the mortgage loans that we intend to include in the trust contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower's pledge of substitute collateral in the form of Government Securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

     (1)  the borrower pledges substitute collateral that consist solely of
          Government Securities;

     (2)  the mortgage loan documents allow that substitution;

     (3)  the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

     (4)  the release is not within two years of the startup day of the REMIC.

     Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and
856(c)(3)(B) of the Internal Revenue Code, respectively.

     See "Description of the Mortgage Pool" in this prospectus supplement and
"Federal Income Tax Consequences--REMICs--Characterization of Investments in
REMIC Certificates" in the accompanying prospectus.

     For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the accompanying prospectus.

                          CERTAIN ERISA CONSIDERATIONS

     If you are--

     o    a fiduciary of a Plan, or

     o    any other person investing "plan assets" of any Plan,

you should carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a "prohibited transaction" or would otherwise be impermissible under ERISA or section 4975 of the Internal Revenue
Code. See "Certain ERISA Considerations" in the accompanying prospectus.

                                     S-181

     If a Plan acquires a series 2006-GG7 certificate, the underlying assets of the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See "Certain ERISA
Considerations--Plan Asset Regulations" in the accompanying prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors," which include Plans, as well as employee benefit plans not subject to ERISA, such as governmental plans, but this exception will be tested immediately after each acquisition of a series
2006-GG7 certificate, whether upon initial issuance or in the secondary market.
Because there are no relevant restrictions on the purchase and transfer of the series 2006-GG7 certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the series 2006-GG7 certificates.

     If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Internal Revenue Code will not apply to transactions involving the trust's underlying assets. However, if the trust is a Party in Interest with respect to the Plan, the acquisition or holding of offered certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

     The U.S. Department of Labor issued an individual prohibited transaction exemption to Greenwich Capital Markets, Inc., which exemption is identified as
Prohibited Transaction Exemption 90-59. Subject to the satisfaction of conditions set forth in the Underwriter Exemption, it generally exempts from the application of the prohibited transaction provisions of sections 406(a) and (b)
and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under sections 4975(a) and (b) of the Internal Revenue Code, specified transactions relating to, among other things--

     o    the servicing and operation of pools of real estate loans, such as the
          Mortgage Pool, and

     o    the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an
          Exemption-Favored Party.

     The Underwriter Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under the exemption. The conditions are as follows:

     o    first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     o    second, at the time of its acquisition by the Plan, the certificate must be rated in one of the four highest generic rating categories by
          S&P, Fitch, Inc. or Moody's;

     o    third, the trustee cannot be an affiliate of any other member of the
          Restricted Group other than an underwriter;

     o    fourth, the following must be true--

          1.   the sum of all payments made to and retained by Exemption-Favored
               Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates,

          2.   the sum of all payments made to and retained by us in connection with the assignment of mortgage loans to the trust must represent not more than the fair market value of the obligations, and

          3.   the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must
               represent not more than reasonable compensation for that person's services under the pooling and servicing agreement and
               reimbursement of that person's reasonable expenses in connection therewith; and

     o    fifth, the investing Plan must be an accredited investor as defined in
          Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

                                     S-182

     It is a condition of their issuance that the each class of offered certificates receive an investment grade rating from each of S&P and Moody's. In addition, the initial trustee is not an affiliate of any other member of the
Restricted Group. Accordingly, as of the date of initial issuance of the certificates, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating the purchase of an offered certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

     The Underwriter Exemption also requires that the trust meet the following requirements:

     o    the trust assets must consist solely of assets of the type that have been included in other investment pools;

     o    certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of S&P,
          Fitch, Inc. or Moody's for at least one year prior to the Plan's acquisition of an offered certificate; and

     o    certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

     We believe that these requirements have been satisfied as of the date of this prospectus supplement.

     If the general conditions of the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a) and
407(a) of ERISA, as well as the excise taxes imposed by sections 4975(a) and (b)
of the Internal Revenue Code by reason of sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, in connection with--

     o    the direct or indirect sale, exchange or transfer of an offered certificate acquired by a Plan upon initial issuance from us or an
          Exemption-Favored Party when we are, or any mortgage loan seller, the trustee, the master servicer, the special servicer or any
          sub-servicer, provider of credit support, Exemption-Favored Party or mortgagor is, a Party in Interest with respect to the investing Plan,

     o    the direct or indirect acquisition or disposition in the secondary market of an offered certificate by a Plan, and

                                      S-183

     o    the continued holding of offered certificates by a Plan.

     Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a), 406(b)
and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b) of the
Internal Revenue Code by reason of section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the trust assets.

     Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by sections 406(a) and 407(a) of ERISA, and the taxes imposed by sections 4975(a)
and (b) of the Internal Revenue Code, by reason of sections 4975(c)(1)(A)
through (D) of the Internal Revenue Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of--

     o    providing services to the Plan, or

     o    having a specified relationship to this person,

     solely as a result of the Plan's ownership of offered certificates.

     Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that:

     o    the offered certificates are "securities" for purposes of the
          Underwriter Exemption, and

     o    the general and other conditions set forth in the Underwriter
          Exemption, and the other requirements set forth in the Underwriter
          Exemption, would be satisfied at the time of the purchase.

     A governmental plan as defined in section 3(32) of ERISA is not subject to
ERISA or section 4975 of the Internal Revenue Code. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

     Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to the investment.

     The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that--

     o    the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

     o    the investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

     Upon initial issuance, and for so long as such certificates are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization, the class A-1, class A-2, class A-3, class
A-AB, class A-4, class A-M, class A-J, class B, class C and class D certificates will be mortgage related securities for purposes of SMMEA.

     Neither we nor any of the underwriters makes any representation as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates--

                                     S-184

     o    are legal investments for them, or

     o    are subject to investment, capital or other restrictions.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, prudent investor provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not interest bearing or income paying.

     There may be other restrictions on the ability of investors, including depository institutions, either to purchase offered certificates or to purchase offered certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates are legal investments for them.

     See "Legal Investment" in the accompanying prospectus.

                                  LEGAL MATTERS

     Particular legal matters relating to the certificates will be passed upon for us and the underwriters by Cadwalader, Wickersham & Taft LLP, New York, New
York.

                                     RATINGS

     It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

      CLASS   S&P   MOODY'S
      -----   ---   -------
       A-1    AAA     Aaa
       A-2    AAA     Aaa
       A-3    AAA     Aaa
      A-AB    AAA     Aaa
       A-4    AAA     Aaa
       A-M    AAA     Aaa
       A-J    AAA     Aaa
        B     AA+     Aa1
        C     AA      Aa2
        D     AA-     Aa3
        E     A+      A1
        F      A      A2

     The ratings on the offered certificates address the likelihood of the timely receipt by the holders of all payments of interest to which they are entitled on each payment date and the ultimate receipt by the holders of all payments of principal to which those holders are entitled on or before the related rated final payment date. The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the offered certificates, and the extent to which the payment stream from the
Mortgage Pool is adequate to make payments of interest and principal required under the offered certificates.

     The ratings on the respective classes of offered certificates do not represent any assessment of--

     o    the tax attributes of the offered certificates or of the trust,

     o    whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

     o    the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

     o    the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

                                     S-185

     o    whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate
          Prepayment Interest Shortfalls,

     o    whether and to what extent prepayment premiums, yield maintenance charges or Default Interest or Post-ARD Additional Interest will be received, and

     o    the yield to maturity that investors may experience.

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by S&P or Moody's.

     The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See
"Rating" in the accompanying prospectus. Each of the rating agencies identified above is expected to perform ratings surveillance with respect to its ratings for so long as the offered certificates remain outstanding.

                                     S-186

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus supplement, including in Annexes A and B to this prospectus supplement.

     "2005-GG5 FISCAL AGENT" means ABN AMRO Bank, N.V., as fiscal agent, under the 2005-GG5 PSA.

     "2005-GG5 MASTER SERVICER" means Wachovia Bank, National Association, as master servicer, under the 2005-GG5 PSA.

     "2005-GG5 PSA" means the pooling and servicing agreement dated as of
November 3, 2005, among Greenwich Capital Commercial Funding Corp., as depositor, Wachovia Bank, National Association, as master servicer, LNR
Partners, Inc., as master servicer, LaSalle Bank National Association, as trustee and ABN AMRO Bank N.V., as fiscal agent.

     "2005-GG5 SPECIAL SERVICER" means LNR Partners, Inc., as special servicer, under the 2005-GG5 PSA.

     "2005-GG5 TRUST" means the trust created pursuant to the 2005-GG5 PSA.

     "2005-GG5 TRUSTEE" means LaSalle Bank National Association, as trustee, under the 2005-GG5 PSA.

     "2006-GG6 TRUST" means the trust created pursuant to the pooling and servicing agreement related to the GS Mortgage Securities Trust 2006-GG6,
Commercial Mortgage Pass-Through Certificates, Series 2006-GG6, among GS
Mortgage Securities Corporation II, as depositor, Wachovia Bank, National
Association, as master servicer, ING Clarion Partners, LLC, as special servicer and Wells Fargo Bank, N.A., as trustee.

     "30/360 BASIS" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

     "ACTUAL/360 BASIS" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

     "ADDITIONAL TRUST FUND EXPENSE" means an expense of the trust that--

     o    arises out of a default on a mortgage loan or an otherwise unanticipated event,

     o    is not required to be paid by any party to the pooling and servicing agreement,

     o    is not included in the calculation of a Realized Loss,

     o    is not covered by a servicing advance or a corresponding collection from the related borrower and is not offset by late payment charges and/or Default Interest on the Mortgage Pool, and

     o    causes a shortfall in the payments of interest (other than Post-ARD
          Additional Interest) or principal on any class of series 2006-GG7 certificates.

     We provide some examples of Additional Trust Fund Expenses under
"Description of the Offered Certificates--Reductions of Certificate Principal
Balances in Connection With Realized Losses and Additional Trust Fund Expenses"
in this prospectus supplement.

     "ADMINISTRATIVE FEE RATE" means, (i) with respect to each mortgage loan in the trust except for the mortgage loan secured by the 88 Third Avenue property, the sum of the master servicing fee rate, the primary servicing fee rate and the per annum rate at which the monthly fee of the trustee is calculated and (ii)
with respect to the mortgage loan secured by the 88 Third Avenue property, the per annum rate at which the monthly fee of the trustee is calculated.

                                     S-187

     "APPRAISAL REDUCTION AMOUNT" means, for any mortgage loan in the trust
(other than a Non-Serviced Loan Group) as to which an Appraisal Trigger Event has occurred, an amount that will equal the excess, if any, of "x" over "y"
where--

     o    "x" is equal to the sum of:

          1.   the Stated Principal Balance of the mortgage loan;

          2.   to the extent not previously advanced by or on behalf of the master servicer or the trustee, all unpaid interest, other than any Default Interest and Post-ARD Additional Interest, accrued on the mortgage loan through the most recent due date prior to the date of determination;

          3.   all accrued but unpaid special servicing fees, liquidation fees and workout fees with respect to the mortgage loan;

          4.   all related unreimbursed advances made by or on behalf of the master servicer, the special servicer, the trustee or the fiscal agent with respect to the mortgage loan, together with interest on those advances as permitted under the pooling and servicing agreement;

          5.   any other unpaid Additional Trust Fund Expenses in respect of the mortgage loan; and

          6.   all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and any unfunded improvement and other applicable reserves, with respect to the related mortgaged property, net of any escrow reserves held by the master servicer or the special servicer which covers any such item; and

     o    "y" is equal to the sum of:

          1.   the excess, if any, of--

     (a) 90 of the resulting appraised or estimated value (as it may be adjusted downward by the special servicer in accordance with the Servicing Standard
(without implying any duty to do so) based upon its review of the appraisal or estimate and such other information as it may deem appropriate) of the related mortgaged property or REO Property, over

     (b) the amount of any obligations secured by liens on the property that are prior to the lien of the mortgage loan;

          2.   the amount of escrow payments and reserve funds held by the master servicer with respect to the mortgage loan that--

     (a) are not required to be applied to pay real estate taxes and assessments, insurance premiums or ground rents,

     (b) are not otherwise scheduled to be applied (except to pay debt service on the mortgage loan) within the next 12 months, and

     (c) may be used to reduce the principal balance of the mortgage loan; and

          3.   the amount of any letter of credit that constitutes additional security for the mortgage loan that may be used to reduce the principal balance of the mortgage loan.

                                     S-188

     If, however--

     o    an Appraisal Trigger Event occurs with respect to any mortgage loan in the trust,

     o    no appraisal or other valuation estimate, as described under
          "Servicing Under the Pooling and Servicing Agreement--Required
          Appraisals," is obtained or performed within 60 days after the occurrence of that Appraisal Trigger Event, and

     o    either--

          1.   no comparable appraisal or other valuation, or update of a comparable appraisal or other valuation, had been obtained or performed during the 12-month period prior to that Appraisal
               Trigger Event, or

          2.   there has been a material change in the circumstances surrounding the related mortgaged property subsequent to any earlier
               appraisal or other valuation, or any earlier update of an
               appraisal or other valuation, that, in the special servicer's judgment, materially affects the value of the property,

then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of that mortgage loan. After receipt of the required appraisal or other valuation, the special servicer will determine the
Appraisal Reduction Amount, if any, for the subject mortgage loan as described in the first sentence of this definition. For purposes of this definition, each mortgage loan that is part of a group of cross-collateralized mortgage loans will be treated separately for purposes of calculating any Appraisal Reduction
Amount.

     Each Loan Group will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to those loans.

     For each Non-Serviced Trust Loan, appraisal reductions will be calculated in a similar, although not identical, manner under the related Pari Passu PSA.

     "APPRAISAL TRIGGER EVENT" means, with respect to any mortgage loan in the trust (other than a Non-Serviced Loan Group), any of the following events:

     o    the mortgage loan has been modified by the special servicer in a manner that--

          1.   affects that amount or timing of any payment of principal or interest due on it, other than, or in addition to, bringing monthly debt service payments current with respect to the
               mortgage loan,

          2.   except as expressly contemplated by the related loan documents, results in a release of the lien of the related mortgage
               instrument on any material portion of the related mortgaged property without a corresponding principal prepayment in an amount, or the delivery by the related borrower of substitute real property collateral with a fair market value, that is not less than the fair market value of the property to be released,
               or

          3.   in the judgment of the special servicer, otherwise materially impairs the security for the mortgage loan or reduces the
               likelihood of timely payment of amounts due on the mortgage loan;

     o    the mortgage loan is 60 days or more delinquent in respect of any monthly debt service payment (other than a balloon payment);

     o    that date on which the mortgage loan is delinquent in respect of its balloon payment has been (A) 60 days delinquent; or (B) if the related borrower has delivered a refinancing commitment acceptable to the special servicer prior to the date the balloon payment was due, up to
          120 days (or such shorter period within which the refinancing is scheduled to occur) delinquent provided that the borrower continues to make the assumed monthly debt service payments during such period;

     o    the related borrower becomes the subject of (1) voluntary bankruptcy, insolvency or similar proceedings or (2) involuntary bankruptcy, insolvency or similar proceedings that remain undismissed for 60 days;

                                     S-189

     o    the mortgaged property securing the mortgage loan becomes an REO
          Property; or

     o    the mortgage loan remains outstanding five years after any extension of its maturity.

     For each Non-Serviced Trust Loan, appraisals will be required under similar but not identical circumstances under the related Pari Passu PSA.

     "ARD LOAN" means the mortgage loan in the trust having the characteristics described in the first paragraph under "Description of the Mortgage Pool--Terms and Conditions of the Underlying Mortgage Loans--ARD Loan" in this prospectus supplement.

     "AVAILABLE P&I FUNDS" means the total amount available to make payments of interest and principal on the series 2006-GG7 certificates on each payment date.

     "BALLOON LOAN" means any mortgage loan in the trust fund that by its original terms or by virtue of any modification entered into as of the issue date for the series 2006-GG7 certificates provides for an amortization schedule extending beyond its stated maturity date and as to which, in accordance with such terms, the scheduled payment due on its stated maturity date is significantly larger than the scheduled payment due on the due date next preceding its stated maturity date.

     "BANKRUPTCY CODE" means the United States Bankruptcy Code, 11 USC Section
101 et seq., as amended from time to time.

     "CENTRA POINT PORTFOLIO LOAN GROUP" means, collectively, the two mortgage loans secured by the mortgaged properties identified on Annex A as the Centra
Point Portfolio. These loans are pari passu with each other (the Centra Point
Portfolio Trust Loan and the Centra Point Portfolio Pari Passu Companion Loan).

     "CENTRA POINT PORTFOLIO PARI PASSU COMPANION LOAN" means the mortgage loan that is part of a split loan structure secured by the Centra Point Portfolio property and that is pari passu with the Centra Point Portfolio Trust Loan but is not an asset of the trust.

     "CENTRA POINT PORTFOLIO TRUST LOAN" means the one mortgage loan that is included in the trust and is secured by the mortgaged property identified as the
Centra Point Portfolio on Annex A to this prospectus supplement. The Centra
Point Portfolio Trust Loan is pari passu with the Centra Point Portfolio Pari
Passu Companion Loan.

     "CERCLA" means the Federal Comprehensive Environmental, Response,
Compensation and Liability Act of 1980, as amended.

     "CLEARSTREAM" means Clearstream Banking, societe anonyme.

     "COMPANION LOAN" means a mortgage loan that is part of a Loan Group but is not included in the trust. A subordinate Companion Loan is a Companion Loan as to which subsequent to either (i) a monetary event of default with respect to the Loan Group or (ii) a material non-monetary event of default with respect to the Loan Group, the mortgage loan in the trust is senior in right of payment to the Companion Loan. A pari passu Companion Loan is a Companion Loan that is pari passu in right of payment to a mortgage loan in the Trust (or in the case of the
Investcorp Retail Portfolio Companion Loan, pari passu in right of payment to the senior component of the Investcorp Retail Portfolio Trust Loan).

     "COMPANION LOAN HOLDER(S)" means the holder of a note evidencing a
Companion Loan.

     "COMPANION LOAN SECURITIES" means any securities issued in connection with a securitization of any Companion Loan.

     "CONDEMNATION PROCEEDS" means all proceeds and other amounts received in connection with the condemnation or the taking by right of eminent domain of a mortgaged property or an REO Property, other than any such proceeds applied to the restoration of the property or otherwise released to the related borrower or another appropriate person.

                                     S-190

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

     "CROSS-OVER DATE" means the payment date on which--

     o    the class A-1, class A-2, class A-3, class A-AB and class A-4 certificates, or any two or more of those classes, remain outstanding,
          and

     o    the total principal balance of the class A-M, class A-J, class B, class C, class D, class E, class F, class G, class H, class J, class
          K, class L, class M, class N, class O, class P, class Q and class S certificates are reduced to zero as described under "Description of the Offered Certificates--Reductions of Certificate Principal Balances
          in Connection With Realized Losses and Additional Trust Fund Expenses"
          in this prospectus supplement.

     "CUT-OFF DATE LOAN-TO-VALUE RATIO," "CUT-OFF DATE LOAN-TO-APPRAISED VALUE
RATIO" or "CUT-OFF DATE LTV" means:

     o    with respect to any mortgage loan in the trust, the ratio, expressed as a percentage, of--

          1.   the cut-off date principal balance of that mortgage loan, as shown on Annex A to this prospectus supplement (plus, if
               applicable, or funded, each related non-trust pari passu
               Companion Loan), except that in the case of the Earnout Loans and certain other mortgage loans with a performance guarantee, that are secured by the mortgaged properties identified on Annex A to this prospectus supplement as Water Tower Place, Balmoral Centre,
               Commerce Center and Six Quebec, where the cut-off date principal balance is calculated net of the earnout or performance
               guarantee, as applicable, to

          2.   the appraised value of the related mortgaged property, as shown on Annex A to this prospectus supplement.

     o    with respect to any subordinate Companion Loan, the calculation of
          Cut-off Date LTV Ratio does not include the principal balance of the subordinate Companion Loan; and

     o    with respect to any cross-collateralized and cross-defaulted mortgage loans in the trust, the ratio, expressed as a percentage, of the combined cut-off date principal balances of the subject mortgage loans, as shown on Annex A to this prospectus supplement.

     o    With respect to the mortgage loans secured by the mortgaged properties identified on Annex A to this prospectus supplement as Water Tower
          Place, Balmoral Centre, Commerce Center and Six Quebec, the Cut-off
          Date Loan-to-Value Ratios presented in this prospectus supplement were calculated based on the financing reduced by earnouts in the amounts of $1,496,000, $1,225,000, $677,431 and $345,000, respectively. Not reducing the financing by the related earnout amounts, the Cut-off
          Date Loan-to-Value Ratios for the Water Tower Place mortgage loan, the
          Balmoral Centre mortgage loan, the Commerce Center mortgage loan and the Six Quebec mortgage loan would be 88.8%, 77.6%, 77.9% and 73.9%, respectively.

     "DEFAULT INTEREST" means any interest that--

     o    accrues on a defaulted mortgage loan solely by reason of the subject default, and

     o    is in excess of all interest at the related mortgage interest rate and any Post-ARD Additional Interest accrued on the mortgage loan.

     "DSCR" means, with respect to any mortgage loan, the debt-service-coverage ratio calculated in accordance with the related loan documents; provided that in the case of an Earnout Loan, where the cut-off date principal balance is calculated net of the related earnout or performance guarantee; provided further, that with respect to mortgage loans with interest-only periods, calculated based on the debt service after commencement of principal payments.

                                     S-191

     "EARNOUT LOAN" means any of the mortgage loans listed below, each of which
(i) require the related borrower to deposit a portion of the original loan amount in a reserve pending satisfaction of certain conditions, including, without limitation, achievement of certain DSCRs, LTV ratios or satisfaction of certain occupancy or other tests and (ii) permit, in the event the condition is not satisfied by a specified date, the Master Servicer to apply amounts held in reserve to prepay the related mortgage loan. For all of the Earnout Loans, the
Cut-off Date LTV and the U/W NCF DSCR is shown in this prospectus supplement and on the Annexes thereto net of the related earnout amount. Below, under the headings "Full Loan Amount LTV" and "Full Loan Amount NCR DSCR," the Cut-off
Date LTV and U/W NCF DSCR is shown based on the principal balance of the Earnout
Loans, including the related earnout amount.

                                                                                            EARLIEST                    IF
                                           % OF       FULL               FULL               DEFEASANCE               PREPAY,
                                          INITIAL    LOAN      NET OF    LOAN      NET OF       OR                     YIELD
                  EARNOUT      EARNOUT    MORTGAGE   AMOUNT   EARNOUT   AMOUNT    EARNOUT     PREPAY     DEFEASE/     MAINT.
MORTGAGE LOAN     AMOUNT       RESERVE     POOL       LTV       LTV      DSCR    NCF DSCR     DATE (1)   PREPAY     APPLICABLE
-------------   ----------   ----------   --------   ------   -------    -----   --------   ----------   --------   ----------

Water Tower
  Place         $1,496,000   $1,645,000     0.2%      88.8%    73.2%     1.10x     1.34x    11/6/2007      Prepay       Yes
Balmoral
  Centre        $1,225,000   $1,347,500     0.2%      77.6%    65.1%     1.15x     1.37x     2/6/2008      Prepay       Yes
Commerce
  Center        $  677,431   $  745,000     0.1%      77.9%    67.3%     1.13x     1.30x     9/6/2008      Prepay       Yes
Six Quebec      $  345,000   $  379,500     0.1%      73.9%    67.6%     1.16x     1.27x     6/1/2007      Prepay       Yes

----------
(1)  The earliest date on which the reserve amounts may be used to prepay.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "ERISA PLAN" means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

     "EUROCLEAR" means Euroclear Bank, as operator of the Euroclear System.

     "EXEMPTION-FAVORED PARTY" means any of--

     o    Greenwich Capital Markets, Inc.;

     o    any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Greenwich
          Capital Markets, Inc.; and

     o    any member of the underwriting syndicate or selling group of which a person described in the prior two bullets is a manager or co-manager with respect to the offered certificates.

     "GCFP" means Greenwich Capital Financial Products, Inc.

     "GOVERNMENT SECURITIES" means non-callable United States Treasury obligations, and other non-callable government securities within the meaning of section 2(a)(16) of the Investment Company Act of 1940, as amended.

     "GSCMC" means Goldman Sachs Commercial Mortgage Capital, L.P.

     "GSCMC LOANS" means the mortgage loans originated by GSCMC.

     "GSMC" means Goldman Sachs Mortgage Company.

     "INITIAL MORTGAGE POOL BALANCE" means the aggregate principal balance of the mortgage loans included in the trust as of the cut-off date.

     "INSURANCE PROCEEDS" means all proceeds and other amounts received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan included in the trust, together with any comparable amounts received with respect to an REO
Property, other than any such proceeds applied to the restoration of the property or otherwise released to the related borrower or another appropriate person.

     "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended, and applicable temporary or final regulations of the U.S. Department of the Treasury promulgated pursuant thereto.

                                     S-192

     "INVESTCORP RETAIL PORTFOLIO LOAN GROUP" means, collectively, the two mortgage loans secured by the mortgaged properties identified on Annex A to this prospectus supplement as the Investcorp Retail Portfolio.

     "INVESTCORP RETAIL PORTFOLIO PARI PASSU COMPANION LOANS" means the one floating rate mortgage loan that is part of a split loan structure secured by the Investcorp Retail Portfolio properties and that is pari passu with respect to the senior component of the Investcorp Retail Portfolio Trust Loan but is not
an asset of the trust.

     "INVESTCORP RETAIL PORTFOLIO TRUST LOAN" means the one mortgage loan that is included in the trust and secured by the mortgaged properties identified as the Investcorp Retail Portfolio on Annex A to this prospectus supplement. The senior component of the Investcorp Retail Portfolio Trust Loan is pari passu with the Investcorp Retail Portfolio Pari Passu Companion Loan. The junior component of the Investcorp Retail Portfolio Trust Loan is subordinate to the senior component thereof and the JQH Hotel Portfolio Pari Passu Companion Loan
to the extent described in this prospectus supplement.

     "IRS" means the Internal Revenue Service.

     "ISSUE DATE" means the date of initial issuance for the Series 2006-GG7 certificates, which is expected to be on or about July 12, 2006.

     "JQH HOTEL PORTFOLIO B2 LOAN GROUP" means, collectively, the three mortgage loans secured by the mortgaged properties identified on Annex A to this prospectus supplement as the JQH Hotel Portfolio B2. These loans are pari passu with each other (the JQH Hotel Portfolio B2 Trust Loan and the JQH Hotel
Portfolio B2 Pari Passu Companion Loans).

     "JQH HOTEL PORTFOLIO B2 PARI PASSU COMPANION LOANS" means the two mortgage loans that are part of a split loan structure secured by the JQH Hotel Portfolio
B2 properties and that are pari passu with the JQH Hotel Portfolio B2 Trust Loan but are not assets of the trust.

     "JQH HOTEL PORTFOLIO B2 TRUST LOAN" means the one mortgage loan that is included in the trust and secured by the mortgaged properties identified as the
JQH Hotel Portfolio B2 on Annex A to this prospectus supplement. The JQH Hotel
Portfolio B2 Trust Loan is pari passu with the JQH Hotel Portfolio B2 Pari Passu
Companion Loans.

     "JP MORGAN INTERNATIONAL PLAZA I & II LOAN GROUP" means, collectively, the two mortgage loans secured by the mortgaged property identified on Annex A as JP
Morgan International Plaza I & II. The Loan Group consists of a subordinate non-trust Companion Loan and a senior trust mortgage loan.

     "LACKLAND SELF STORAGE LOAN GROUP" means, collectively, the two mortgage loans secured by the mortgaged property identified on Annex A as Lackland Self
Storage. The Loan Group consists of a subordinate non-trust Companion Loan and a senior trust mortgage loan.

     "LB-UBS 2006-C4 MASTER SERVICER" means Wachovia Bank, National Association, as master servicer, under the LB-UBS 2006-C4 PSA.

     "LB-UBS 2006-C4 PSA" means the pooling and servicing agreement, expected to be dated on or about June 1, 2006, among Structured Asset Securities Corporation
II, as depositor, and Wachovia Bank, National Association, as master servicer and LaSalle Bank National Association, as trustee.

     "LB-UBS 2006-C4 SPECIAL SERVICER" means LNR Partners, Inc., as special servicer, under the LB-UBS 2006-C4 PSA.

     "LB-UBS 2006-C4 TRUST" means the trust created pursuant to the LB-UBS
2006-C4 PSA.

     "LB-UBS 2006-C4 TRUSTEE" means LaSalle Bank National Association, as trustee, under the LB-UBS 2006-C4 PSA.

     "LIQUIDATION PROCEEDS" means all cash proceeds received and retained by the trust in connection with--

     o    the full or partial liquidation of defaulted mortgage loans by foreclosure or otherwise;

                                     S-193

     o    the repurchase of any mortgage loan by the applicable Mortgage Loan
          Seller, as described under "Description of the Mortgage Pool--Cures and Repurchases" in this prospectus supplement;

     o    the purchase of any specially serviced mortgage loan by any holder of a purchase option as described under "Servicing Under the Pooling and
          Servicing Agreement--Fair Value Option" in this prospectus supplement;

     o    the purchase of all remaining mortgage loans and REO Properties in the trust by us, the applicable Mortgage Loan Seller, the special servicer, any certificateholder of the series 2006-GG7 controlling class or the master servicer, as described under "Description of the
          Offered Certificates--Termination" in this prospectus supplement;

     o    the purchase of a mortgage loan in the trust by the related Companion
          Loan Holder as described under "Description of the Mortgage
          Pool--Split Loan Structure" in this prospectus supplement;

     o    the purchase of any defaulted mortgage loan in the trust by a mezzanine lender pursuant to a purchase right as set forth in the related intercreditor agreement; and

     o    the sale of an REO Property.

     "LOAN GROUP" means, a group of two or more mortgage loans secured by a single mortgage instrument on the same mortgaged property or properties. Each of the Loan Groups is more particularly identified on the table entitled "Loan
Groups" under "Description of the Mortgage Pool--Split Loan Structure." If the
Montehiedra Pari Passu Advance has been funded, "Loan Groups" will also include the Montehiedra Loan Group.

     "MOODY'S" means Moody's Investors Service, Inc.

     "MODELING ASSUMPTIONS" means, collectively, the following assumptions regarding the series 2006-GG7 certificates and the mortgage loans in the trust:

     o    the mortgage loans have the characteristics set forth on Annex A to this prospectus supplement and the Initial Mortgage Pool Balance is approximately $3,611,656,137;

     o    the initial total principal balance or notional amount, as the case may be, of each class of series 2006-GG7 certificates is as described in this prospectus supplement;

     o    the pass-through rate for each class of series 2006-GG7 certificates is as described in this prospectus supplement;

     o    there are no delinquencies or losses with respect to the mortgage loans;

     o    there are no modifications, extensions, waivers or amendments affecting the monthly payments by borrowers on the mortgage loans;

     o    there are no Appraisal Reduction Amounts with respect to the mortgage loans;

     o    there are no casualties or condemnations affecting the corresponding mortgaged properties;

     o    each of the mortgage loans provides for monthly payments to be due on the first or sixth day of each month, which monthly payments are timely received;

     o    all prepayments on the mortgage loans are assumed to be accompanied by a full month's interest;

     o    there are no breaches of our representations and warranties or those of any Mortgage Loan Seller regarding the mortgage loans;

     o    no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan's prepayment lock-out period, defeasance period or yield maintenance period in each case if any;

                                      S-194

     o    the ARD Loan will be paid in full on its anticipated repayment date;

     o    except as otherwise assumed in the immediately preceding bullet, prepayments are made on each of the mortgage loans at the indicated
          CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

     o    no Prepayment Interest Shortfalls are incurred and no prepayment premiums or yield maintenance charges are collected;

     o    no person or entity entitled thereto exercises its right of optional termination described in this prospectus supplement under "Description of the Offered Certificates--Termination";

     o    no mortgage loan is required to be repurchased by us or any Mortgage
          Loan Seller;

     o    there are no Additional Trust Fund Expenses;

     o    payments on the offered certificates are made on the 10th day of each month, commencing in August 2006; and

     o    the offered certificates are settled on July 12, 2006.

     For purposes of the Modeling Assumptions, a "yield maintenance period" is any period during which a mortgage loan provides that voluntary prepayments be accompanied by a yield maintenance charge.

     "MONTEHIEDRA LOAN GROUP" means, collectively, the two mortgage loans secured by the mortgaged property identified on Annex A to this prospectus supplement as Montehiedra if the Montehiedra Pari Passu Advance is funded. These loans would be pari passu with each other (the Montehiedra Trust Loan and the
Montehiedra Pari Passu Companion Loan).

     "MONTEHIEDRA PARI PASSU COMPANION LOAN" means, if the Montehiedra Pari
Passu Advance is funded, the one mortgage loan that would be part of a split loan structure secured by the Montehiedra property and that would be pari passu with the Montehiedra Trust Loan but would not be an asset of the trust.

     "MONTEHIEDRA TRUST LOAN" means the one mortgage loan that is included in the trust and secured by the mortgaged property identified as Montehiedra on
Annex A to this prospectus supplement. The Montehiedra Trust Loan would be pari passu with the Montehiedra Pari Passu Companion Loan.

     "MORTGAGE LOAN SELLER" means any of Greenwich Capital Financial Products,
Inc. and Goldman Sachs Mortgage Company that have each transferred mortgage loans to us for inclusion in the trust.

     "MORTGAGE POOL" means the pool of mortgage loans comprised of the mortgage loans included in the trust.

     "NAP" means that, with respect to a particular category of data, the data is not applicable.

     "NEMOURS BUILDING LOAN GROUP" means, collectively, the two mortgage loans secured by the mortgaged property identified on Annex A as Nemours Building. The
Loan Group consists of a subordinate non-trust Companion Loan and a senior trust mortgage loan.

     "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means, with respect to any payment date, the excess, if any, of--

     o    the Prepayment Interest Shortfalls incurred with respect to the entire
          Mortgage Pool during the related collection period, over

     o    the total payments made by the master servicer to cover those
          Prepayment Interest Shortfalls.

                                      S-195

     "NET CASH FLOW" or "U/W NET CASH FLOW" means for any mortgaged property securing a mortgage loan in the trust:

     o    the revenue derived from the use and operation of that property; less

     o    the total of the following items--

               (a) allowances for vacancies and credit losses,

               (b) operating expenses, such as utilities, administrative
          expenses, repairs and maintenance, management fees and advertising,

               (c) fixed expenses, such as insurance, real estate taxes and ground lease payments, if applicable, and

               (d) replacement reserves, and reserves for tenant improvement costs and leasing commissions, based either on actual reserves or on underwritten annualized amounts.

     Net Cash Flow does not reflect interest expenses and non-cash items, such as depreciation and amortization, and generally does not reflect capital expenditures.

     In determining the Net Cash Flow for any mortgaged property securing a mortgage loan in the trust, the related originator relied on one or more of the following items supplied by the related borrower:

     o    rolling 12-month operating statements;

     o    anticipated percentage rents to be collected, as deemed reasonable by the applicable mortgage loan seller;

     o    applicable year-to-date financial statements, if available;

     o    full year budgeted financial statements, if available; and

     o    rent rolls were generally current as of the date not earlier than 6 months prior to the cut-off date.

     In general, these items were not audited or otherwise confirmed by an independent party.

     In determining the "revenue" component of Net Cash Flow for each mortgaged property (other than a hospitality property), the related originator(s)
generally relied on the most recent rent roll supplied by the related borrower.
Where the actual vacancy shown on that rent roll and the market vacancy was less than 5.0%, the originator(s) generally assumed a minimum of 5.0% vacancy, for most property types, and 7.5% vacancy, for office types, in determining revenue from rents, except that, in the case of certain anchored shopping centers, certain office properties and certain single tenant properties, space occupied by those anchor tenants, significant office tenants or single tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or the creditworthiness of those tenants, in accordance with the applicable originator's underwriting standards.

     In determining rental revenue for multifamily rental, mobile home park and self-storage properties, the related originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods.

     For the other mortgaged properties other than hospitality properties, the related originator(s) generally annualized rental revenue shown on the most recent certified rent roll, after applying the vacancy factor, without further regard to the terms, including expiration dates, of the leases shown on that rent roll.

                                      S-196

     In the case of hospitality properties, gross receipts were determined on the basis of historical operating levels shown on the borrower-supplied 12-month trailing operating statements. Downward adjustments were made to assure that, in the judgment of the applicable mortgage loan seller, occupancy levels and average daily rates were limited to sustainable levels.

     In general, any non-recurring revenue items and non-property related revenue were eliminated from the calculation.

     In determining the "expense" component of Net Cash Flow for each mortgaged property, the related originator(s) generally relied on full-year or year-to-date financial statements, rolling 12-month operating statements and/or year-to-date financial statements supplied by the related borrower, except that:

     o    if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used;

     o    property management fees were generally assumed to be 2% to 5% of effective gross revenue;

     o    in general, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; and

     o    expenses were generally assumed to include annual replacement reserves equal to--

     (a) in the case of retail, office, self-storage and industrial/warehouse properties, generally not less than $0.10 per square foot and not more than
$0.25 per square foot of net rentable commercial area;

     (b) in the case of multifamily rental apartments, generally not less than
$250 or more than $400 per residential unit per year, depending on the condition of the property; and

     (c) in the case of hospitality properties, 5% of the gross revenues received by the property owner on an ongoing basis.

     In some instances, the related originator(s) recharacterized as capital expenditures those items reported by borrowers as operating expenses, thereby increasing "Net Cash Flow," where the originator(s) determined appropriate.

     "NON-SERVICED COMPANION LOAN" means the One New York Plaza Pari Passu
Companion Loan, the JQH Hotel Portfolio B2 Pari Passu Companion Loans and the
Centra Point Portfolio Pari Passu Companion Loan.

     "NON-SERVICED LOAN GROUP" means the One New York Plaza Loan Group, the JQH
Hotel Portfolio B2 Loan Group and the Centra Point Portfolio Loan Group.

     "NON-SERVICED TRUST LOAN" means the One New York Plaza Trust Loan, the JQH
Hotel Portfolio B2 Trust Loan and the Centra Point Portfolio Trust Loan.

     "ONE NEW YORK PLAZA LOAN GROUP" means, collectively, the two mortgage loans secured by the mortgaged property identified on Annex A to this prospectus supplement as One New York Plaza. These loans are pari passu with each other
(the One New York Plaza Trust Loan and the One New York Plaza Pari Passu
Companion Loan).

     "ONE NEW YORK PLAZA PARI PASSU COMPANION LOAN" means the one mortgage loan that is part of a split loan structure secured by the One New York Plaza property and that is pari passu with the One New York Plaza Trust Loan but is not an asset of the trust.

     "ONE NEW YORK PLAZA TRUST LOAN" means the one mortgage loan that is included in the trust and secured by the mortgaged property identified as One
New York Plaza on Annex A to this prospectus supplement. The One New York Plaza
Trust Loan is pari passu with the One New York Plaza Pari Passu Companion Loan.

                                      S-197

     "ORIGINAL AMORTIZATION TERM" means, with respect to each mortgage loan in the trust, the number of months from origination (or, with respect to partial interest-only mortgage loans, the number of payments from the first principal and interest payment date) to the month in which that mortgage loan would fully amortize in accordance with its amortization schedule, without regard to any balloon payment that may be due, and assuming no prepayments of principal and no defaults.

     "ORIGINAL TERM TO MATURITY" means, with respect to each mortgage loan in the trust, the number of months from origination to maturity or, in the case of the ARD Loan, to the anticipated repayment date.

     "P&I" means principal and/or interest.

     "PARI PASSU PSA" means, with respect to the mortgage loans identified on
Annex A to this prospectus supplement as JQH Hotel Portfolio B2 and Centra Point
Portfolio, the 2005-GG5 PSA or, with respect to the mortgage loan identified on
Annex A to this prospectus supplement as One New York Plaza, the LB-UBS 2006-C4
PSA, as applicable.

     "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of the
Internal Revenue Code.

     "PERMITTED ENCUMBRANCES" means, with respect to any mortgaged property securing a mortgage loan in the trust, any and all of the following:

     o    liens for real estate taxes, water charges and sewer rents and special assessments not yet due and payable,

     o    covenants, conditions and restrictions, rights of way, easements and other matters that are of public record,

     o    exceptions and exclusion specifically referred to in the related lender's title insurance policy (or, if not yet issued, referred to in a pro forma title policy on title policy commitment),

     o    other matters to which like properties are commonly subject, the rights of tenants (as tenants only) under leases (including subleases)
          pertaining to the related mortgaged property, and condominium declarations, and

     o    if the subject loan is a cross-collateralized mortgage loan, the lien of any other mortgage loan in the trust with which the subject mortgage loan is cross-collateralized or any related Companion Loan.

     "PERMITTED INVESTMENTS" means U.S. government securities and other investment grade obligations specified in the pooling and servicing agreement.

     "PLAN" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or
Keogh plan, that is subject to section 4975 of the Internal Revenue Code.

     "PLAN ASSET REGULATIONS" means the regulations of the U.S. Department of
Labor promulgated under ERISA describing what constitutes the assets of a Plan.

     "POST-ARD ADDITIONAL INTEREST" means, with respect to the ARD Loan, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

     "PREPAYMENT INTEREST EXCESS" means, with respect to any full or partial prepayment of a mortgage loan included in the trust made by the related borrower or otherwise in connection with a casualty or condemnation, during any collection period after the due date for that loan and prior to the determination date following such due date, the amount of any interest collected on that prepayment for the period from and after that due date to the date of prepayment, less the amount of related master servicing fees payable from that interest collection, and exclusive of any Default Interest or Post-ARD
Additional Interest included in that interest collection.

                                      S-198

     "PREPAYMENT INTEREST SHORTFALL" means, with respect to any full or partial prepayment of a mortgage loan included in the trust made by the related borrower or otherwise in connection with a casualty or condemnation, during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment prior to that due date, less the amount of related master servicing fees that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that would have represented Default Interest or Post-ARD
Additional Interest.

     "RATING AGENCY" means each of S&P and Moody's.

     "REALIZED LOSSES" mean losses on or with respect of the mortgage loans in the trust arising from the inability to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged property. We discuss the calculation of Realized Losses under
"Description of the Offered Certificates--Reductions of Certificate Principal
Balances in Connection With Realized Losses and Additional Trust Fund Expenses"
in this prospectus supplement.

     "RECOVERED AMOUNT" has the meaning assigned to that term in the fourth paragraph of the definition of "Total Principal Payment Amount" below in this glossary.

     "RELEVANT PERSONS" has the meaning assigned to that term under "Notice to
Residents of the United Kingdom" in this prospectus supplement.

     "REMAINING AMORTIZATION TERM" means, with respect to each mortgage loan in the trust, the number of months remaining from the cut-off date (or, with respect to partial interest-only mortgage loans, the number of payments from the first principal and interest payment date) to the month in which that mortgage loan would fully amortize in accordance with its amortization schedule, without regard to any balloon payment that may be due and assuming no prepayments of principal and no defaults.

     "REMAINING TERM TO MATURITY" means, with respect to each mortgage loan in the trust, the number of months remaining to maturity or, in the case of the ARD
Loan, to the anticipated repayment date.

     "REMIC" means a real estate mortgage investment conduit as defined in section 860D of the Internal Revenue Code.

     "REO PROPERTY" means any mortgaged property that is acquired by the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding mortgage loan included in the trust.

     "REPLACEMENT RESERVE" means, with respect to any mortgage loan in the trust, funded reserves escrowed for ongoing items such as repairs and replacements, including, in the case of hospitality properties, reserves for furniture, fixtures and equipment. In some cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the extent it is drawn upon.

     "RESTRICTED GROUP" means, collectively--

     1.   the trustee,

     2.   the Exemption-Favored Parties,

     3.   us,

     4.   the master servicer,

     5.   the special servicer,

     6.   any sub-servicers,

     7.   the mortgage loan sellers,

                                      S-199

     8.   each borrower, if any, with respect to mortgage loans constituting more than 5.0 of the total unamortized principal balance of the
          Mortgage Pool as of the date of initial issuance of the offered certificates, and

     9.   any and all affiliates of any of the aforementioned persons.

     "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

     "SEC" means the Securities and Exchange Commission.

     "SERVICING STANDARD" means, with respect to either the master servicer or special servicer, to service and administer those mortgage loans and any REO
Properties subject to the pooling and servicing agreement:

     o    in accordance with the higher of the following standards of care--

          1.   the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or the special servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable REO
               properties for other third-party portfolios, giving due
               consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and REO properties, and

          2.   the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or the special servicer, as the case may be, services and administers comparable mortgage loans owned by the master servicer or special servicer, as the case may be,

          in either case exercising reasonable business judgment and acting in accordance with applicable law, the terms of the pooling and servicing agreement and the terms of the respective subject mortgage loans;

     o    with a view to--

          1.   the timely recovery of all payments of principal and interest, including balloon payments, under those mortgage loans, or

          2.   in the case of (a) a specially serviced mortgage loan or (b) a mortgage loan in the trust as to which the related mortgaged property is an REO Property, the maximization of recovery on that mortgage loan to the series 2006-GG7 certificateholders (as a collective whole) (or, if a Loan Group is involved, with a view to the maximization of recovery on the Loan Group to the series
               2006-GG7 certificateholders and the related Companion Loan
               Holder(s) (as a collective whole)) of principal and interest, including balloon payments, on a present value basis; and

     o    without regard to--

          1.   any relationship, including as lender on any other debt, that the master servicer or the special servicer, as the case may be, or any affiliate thereof, may have with any of the underlying borrowers, or any affiliate thereof, or any other party to the pooling and servicing agreement,

          2.   the ownership of any series 2006-GG7 certificate (or any security backed by a Companion Loan) by the master servicer or the special servicer, as the case may be, or any affiliate thereof,

          3.   the obligation of the master servicer or the special servicer, as the case may be, to make advances,

          4.   the right of the master servicer or the special servicer, as the case may be, or any affiliate of either of them, to receive compensation or reimbursement of costs under the pooling and servicing agreement generally or with respect to any particular transaction, and

          5.   The ownership, servicing or management for others of any mortgage loan or property not covered by the pooling and servicing
               agreement by the master servicer or the special servicer, as the case may be, or any affiliate thereof.

                                      S-200

     "SERVICING TRANSFER EVENT" means, with respect to any mortgage loan being serviced under the pooling and servicing agreement, any of the following events:

     1.   the related borrower fails to make when due any scheduled debt service payment, including a balloon payment, and either the failure actually continues, or the master servicer determines, in its reasonable, good faith judgment, will continue, unremedied (without regard to any grace period)--

          (a)  except in the case of a delinquent balloon payment, for 60 days beyond the date the subject payment was due, or

          (b)  solely in the case of a delinquent balloon payment, for 60 days after the subject balloon payment was due or, in certain
               circumstances involving the delivery of a refinancing commitment, for up to 120 days beyond the date on which that balloon payment was due (or for such shorter period beyond the date on which that balloon payment was due within which the refinancing is scheduled to occur) provided that the borrower continues to make the assumed monthly debt service payments during such period;

     2.   the master servicer or special servicer (in the case of the special servicer, with the consent of the directing holder) determines, in accordance with the servicing standard, that a default in the making of a monthly debt service payment, including a balloon payment, is likely to occur and the default is likely to remain unremedied
          (without regard to any grace period) for at least the applicable period contemplated in clause 1. of this definition;

     3.   a default (other than as described in clause 1. of this definition, and other than as a result of a failure by the borrower to maintain all-risk casualty insurance or other insurance with respect to a mortgaged property that covers acts of terrorism in the event the special servicer determines that such insurance (a) is not available at commercially reasonable rates and such hazards are not commonly insured against by prudent owners of similar mortgaged properties in similar locales (but only by reference to such insurance that has been obtained by such owners at current market rates) or (b) is not available at any rate) occurs under the mortgage loan that in the judgment of the master servicer or special servicer materially impairs the value of the corresponding mortgaged property as security for the mortgage loan or otherwise materially adversely affects the interests of series 2006-GG7 certificateholders or, in the case of the Loan
          Groups, the interests of the related Companion Loan Holder(s)
          (provided that any default requiring a servicing advance will be deemed to materially and adversely affect the interests of the Class
          2006-GG7 Certificateholders, or, in the case of the Loan Groups, the interests of the related Companion Loan Holder(s)), and the default continues unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified and the default is capable of being cured, for 30 days (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the mortgage loan);

     4.   the master servicer or special servicer (in the case of the special servicer, with the consent of the directing holder) determines that
          (i) a default (other than as described in clause 2. of this definition) under the mortgage loan is imminent, (ii) such default will materially impair the value of the corresponding mortgaged property as security for the mortgage loan or otherwise materially adversely affect the interests of series 2006-GG7 certificateholders or, in the case of the Loan Groups, the interests of the related
          Companion Loan Holder(s), and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified and the default is capable of being cured, for 30 days, (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the mortgage loan); provided that any determination that a Servicing
          Transfer Event has occurred under this clause 4. with respect to any mortgage loan solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism will be subject to the approval of the directing holder as described under
          "Servicing Under the Pooling and Servicing Agreement--The Directing
          Holders--Rights and Powers of the Directing Holder" in this prospectus supplement;

                                      S-201

     5.   various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

     6.   the master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged property.

     A Servicing Transfer Event will cease to exist, if and when:

     o    with respect to the circumstances described in clause 1. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the master servicer or the special servicer;

     o    with respect to the circumstances described in clauses 2., 4. and 5.
          of this definition, those circumstances cease to exist in the judgment of the special servicer, but, with respect to any bankruptcy or insolvency proceedings contemplated by clause 5., no later than the entry of an order or decree dismissing the proceeding;

     o    with respect to the circumstances described in clause 3. of this definition, the default is cured in the judgment of the special servicer; and

     o    with respect to the circumstances described in clause 6. of this definition, the proceedings are terminated.

     If a Servicing Transfer Event exists with respect to one mortgage loan in a
Loan Group, it will also be considered to exist for the remainder of the Loan
Group.

     For each Non-Serviced Trust Loan, similar but not identical events will result in a transfer to special servicing under the related Pari Passu PSA.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

     "STATED PRINCIPAL BALANCE" means, for each mortgage loan in the trust, an amount that:

     o    will initially equal its cut-off date principal balance; and

     o    will be permanently reduced on each payment date, to not less than zero, by--

          1.   all payments of principal (whether received or advanced),
               including voluntary principal prepayments, received by or on behalf of the trust on such mortgage loan;

          2.   all other collections, including Liquidation Proceeds,
               Condemnation Proceeds and Insurance Proceeds, that were received by or on behalf of the trust on or with respect to any of the mortgage loans during the related collection period and that were identified and applied by the master servicer as recoveries of principal of such mortgage loan; and

          3.   the principal portion of any Realized Loss incurred with respect to that mortgage loan during the related collection period.

     However, the "Stated Principal Balance" of a mortgage loan in the trust will, in all cases, be zero as of the payment date following the collection period in which it is determined that all amounts ultimately collectable with respect to the mortgage loan or any related REO Property have been received.

     When determining the aggregate Stated Principal Balance of all the mortgage loans in the pool, other than for purposes of determining the Weighted Average
Pool Pass-Through Rate, the Stated Principal Balance of the pool will not be reduced by the amount of principal collections that were used to reimburse the master servicer, the

                                      S-202

special servicer or the trustee for any Work-out Delayed Reimbursement Amount unless the corresponding advances are determined to be nonrecoverable.

     "TOTAL PRINCIPAL PAYMENT AMOUNT" means, for any payment date, an amount equal to the total, without duplication, of the following:

     o    all payments of principal, including voluntary principal prepayments, received by or on behalf of the trust on the mortgage loans included in the trust during the related collection period, in each case exclusive of any portion of the particular payment that represents a late collection of principal for which an advance was previously made for a prior payment date or that represents a monthly payment of principal due on or before the cut-off date or on a due date subsequent to the end of the related collection period;

     o    all monthly payments of principal received by or on behalf of the trust on the mortgage loans included in the trust prior to, but that are due during, the related collection period;

     o    all other collections, including Liquidation Proceeds, Condemnation
          Proceeds and Insurance Proceeds, that were received by or on behalf of the trust on or with respect to any of the mortgage loans or any related REO Properties during the related collection period and that were identified and applied by the master servicer as recoveries of principal of the subject mortgage loan included in the trust or, in the case of an REO Property, of the related mortgage loan included in the trust, in each case net of any portion of the particular collection that represents a late collection of principal due on or before the cut-off date or for which an advance of principal was previously made for a prior payment date; and

     o    all advances of principal made with respect to the mortgage loans included in the trust for that payment date.

     The Total Principal Payment Amount will not include any payments or other collections of principal with respect to the Companion Loans.

     Notwithstanding the foregoing, if the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, as described under "Description of the Offered
Certificates--Reimbursement of Advances," then, to the extent such reimbursement is made from collections of principal on the underlying mortgage loans, the
Total Principal Payment Amount for the corresponding payment date by the amount of any such reimbursement. Likewise, if the master servicer, the special servicer or the trustee reimburses itself out of principal collections for any
Work-Out Delayed Reimbursement Amounts as described under "Description of the
Offered Certificates--Reimbursement of Advances," then the Total Principal
Payment Amount for the corresponding payment date will be reduced by the amount of any such reimbursement.

     If any advance is considered to be nonrecoverable and is, therefore, reimbursed out of payments and other collections of principal with respect to the entire mortgage pool or if any Work-out Delayed Reimbursement Amount is reimbursed or paid out of payments or other collections of principal with respect to the entire mortgage pool, as described under "Description of the
Offered Certificates--Reimbursement of Advances," and if there is a subsequent recovery of any such item (such recovery, a "RECOVERED AMOUNT"), that Recovered
Amount would generally be included as part of the Total Principal Payment Amount for the payment date following the collection period in which that Recovered
Amount was received.

     "TOWNS OF RIVERSIDE LOAN GROUP" means, collectively, the two mortgage loans secured by the mortgaged property identified on Annex A as Towns of Riverside.
The Loan Group consists of a subordinate non-trust Companion Loan and a senior trust mortgage loan.

     "UNDERWRITER EXEMPTION" means Prohibited Transaction Exemption 90-59, as amended to date, including by Prohibited Transaction Exemption 2002-41, as described under "Certain ERISA Considerations" in this prospectus supplement.

                                      S-203

     "UNDERWRITTEN DEBT-SERVICE-COVERAGE RATIO," "DSCR NET CASH FLOW," "U/W NCF
DSCR" or "DSCR" means:

     o    with respect to any mortgage loan in the trust, the ratio of--

          1.   the Net Cash Flow for the related mortgaged property, to

          2.   the annualized amount of debt service that will be payable under that mortgage loan (plus, if applicable, each non-trust pari passu Companion Loan) commencing after the cut-off date or, if the mortgage loan is in an initial interest-only period, after the commencement of amortization (except as otherwise set forth in any of the footnotes in Annex A); provided that in the case of the mortgage loans secured by the mortgaged properties identified on Annex A to this prospectus supplement as Water Tower Place,
               Balmoral Centre, Commerce Center and Six Quebec, underwritten
               DSCR was calculated based on the monthly debt service that would be in place based on a loan balance that was reduced by the amount of an earnout reserve, escrow or performance guarantee, as applicable. With respect to any subordinate Companion Loan, the calculation of underwritten DSCR does not include the monthly debt service that is due in connection with such subordinate
               Companion Loan; and

     o    with respect to any cross-collateralized and cross-defaulted mortgage loans in the trust, the ratio of--

          1.   the combined Net Cash Flow for each mortgage loan that is
               cross-collateralized and cross-defaulted with another mortgage loan in the trust, to

          2.   the annualized amount of debt service that will be payable under those mortgage loans commencing after the cut-off date or, if the mortgage loan is in an initial interest-only period, after the commencement of amortization (except as otherwise set forth in any of the footnotes in Annex A to this prospectus supplement).

     "WEIGHTED AVERAGE POOL PASS-THROUGH RATE" means, for each interest accrual period, the weighted average of the below-described annual rates with respect to all of the mortgage loans, weighted on the basis of such mortgage loans'
respective Stated Principal Balances immediately prior to the related payment date:

     o    in the case of each mortgage loan that accrues interest on a 30/360
          Basis, an annual rate equal to--

          1.   the mortgage interest rate in effect for that mortgage loan as of the cut-off date, minus

          2.   the related Administrative Fee Rate; and

     o    in the case of each mortgage loan that accrues interest on an
          Actual/360 Basis, an annual rate generally equal to--

          1.   the product of (a) twelve (12), times (b) a fraction, expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued or would have accrued, as applicable, with respect to that mortgage loan on an Actual/360 Basis during that interest accrual period, based on its Stated Principal Balance immediately preceding the related payment date and its mortgage interest rate in effect as of the cut-off date, and the
               denominator of which is the Stated Principal Balance of the mortgage loan immediately prior to the related payment date, minus

          2.   the related Administrative Fee Rate.

     Notwithstanding the foregoing, if the related payment date occurs during
January, except during a leap year, or February, commencing in 2007 (unless the related payment date is the final payment date), then the amount of interest that comprises the numerator of the fraction described in clause 1(b) of the second bullet of this definition will be decreased to reflect any interest reserve amount with respect to that mortgage loan that is transferred from the trustee's distribution account to the trustee's interest reserve account during that month. Furthermore, if the related payment date occurs during March, commencing in 2007 (or February, if the related payment date is the final payment date), then the amount of interest that comprises the numerator of the fraction described in clause 1(b) of

                                      S-204

the second bullet of this definition will be increased to reflect any interest reserve amounts with respect to that mortgage loan that are transferred from the trustee's interest reserve account to the trustee's distribution account during that month.

     "WORK-OUT DELAYED REIMBURSEMENT AMOUNT" means any advance that is outstanding at the time that a mortgage loan becomes corrected that is not repaid in full by the borrower in connection with such correction but rather becomes an obligation of the borrower to pay such amounts in the future.

                                      S-205

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                                     ANNEX A

            CERTAIN CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS

                                       A-1

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   FOOTNOTE     CONTROL NUMBER  SELLER                PROPERTY NAME                                    STREET ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

     2, 3              1         GSMC   Investcorp Retail Portfolio
                     1.01               Westgate Marketplace                        1122-1550 Fry Road
                     1.02               Market At First Colony                      2309-2331 Williams Trace Boulevard & 3307-3699
                                                                                    Highway 6 South
                     1.03               Village At Blanco                           1130 and 1150 West Loop 1604 North
                     1.04               Copperfield Crossing                        15540 FM 529
                     1.05               Mason Park                                  501-613 South Mason Road
                     1.06               Bandera Festival                            8315, 8407, 8425 Bandera Road & 7711, 7723
                                                                                    Guilbeau Road
                     1.07               Grogan's Mill                               536 Sawdust Road
                     1.08               Creekside Plaza Shopping Center             2344-2400 Southeast Green Oaks Boulevard
                     1.09               Southlake Village                           2100-2140 East Southlake Boulevard
                     1.10               Townsend Square                             900-901 North Polk Street
                     1.11               Highland Square                             3111-3229 Highway 6 South
                     1.12               Forestwood                                  15802-15882 Champion Forest Drive
                     1.13               Steeplechase                                9503 Jones Road
                     1.14               Spring Shadows                              10243-10251 Kempwood Drive & 2745-2765 Gessner
                                                                                    Road
       4             1.15               Mission Bend                                6804-7020 Highway 6 South
                     1.16               Sterling Plaza                              2904 North Beltline Road
                     1.17               Parkwood                                    2000 Custer Road
                     1.18               Village By The Park                         4115 South Cooper Street
                     1.19               Barker Cypress                              17817 FM 529 Road
                     1.20               Benchmark Crossing                          5757 Hollister Street
                     1.21               DeSoto Shopping Center                      100-210 East Pleasant Run Road
       5             1.22               Beechcrest                                  10828 Beechnut Street
                     1.23               Richwood                                    2105 Buckingham Road
                     1.24               Colony Plaza                                4811 Highway 6
                     1.25               Melbourne Plaza                             900-980 Melbourne Road
                     1.26               Minyard's                                   11445 Garland Road
                     1.27               Green Oaks                                  4001 West Green Oaks Boulevard
                     1.28               Kroger's Bissonnet                          11850 Bissonnet Street
                     1.29               Wurzbach                                    10103, 10131 & 10141 Wurzbach Road
       6               2         GSMC   One New York Plaza                          One Water Street
  7, 8, 9, 10          3         GCFP   JP Morgan International Plaza I & II        14201 & 14221 Dallas North Tollway
      10               4         GSMC   55 Corporate Drive                          55 Corporate Drive
                       5         GCFP   350 Madison Avenue                          350 Madison Avenue
                       6         GSMC   Portals I                                   1250-1280 Maryland Avenue Southwest
                       7         GCFP   Pacific Center                              1455 Frazee Road and 1615 Murray Canyon Road
     3, 11             8         GSMC   Montehiedra Town Center                     9410 Avenue Los Romeros
                       9         GSMC   The Strip                                   6619 Strip Avenue Northwest
      12              10         GSMC   Johnson Medical Office Portfolio
                     10.01              Sacred Heart MOB                            5153 North 9th Avenue
                     10.02              Shelby Physicians Center                    1010 First Street North
                     10.03              Cullman MOB I                               1948 Alabama Highway 157
                     10.04              Physicians Medical Plaza                    550 Redstone Avenue West
                     10.05              Cullman MOB II                              1948 Alabama Highway 157
                     10.06              Wesley Medical Plaza                        39 Franklin Road
                     10.07              Emerald Coast Physicians Plaza              7720 US Highway 98
                     10.08              Coosa Valley Medical Plaza                  315 Hickory Street
                     10.09              Kingsport Medical Office Plaza              111 West Stone Drive
                     10.10              Carolina Medical Plaza                      3010 Farrow Road
                     10.11              The Women's Pavilion                        910 Adams Street
                     10.12              Coastal Carolina Medical Plaza              1010 Medical Center Drive
                     10.13              Family Medicine South                       3143 Pelham Parkway
     9, 13            11         GCFP   West Oaks Mall                              1000 West Oaks Mall
                      12         GCFP   The Hilton Minneapolis                      1001 Marquette Avenue
                      13         GCFP   The Mall at Turtle Creek                    Highland Drive and Stadium Boulevard
     3, 6             14         GSMC   JQH Hotel Portfolio B2
                     14.01              Dallas Embassy Suites                       2401 Bass Pro Drive
                     14.02              Sacramento Holiday Inn                      300 J Street
                     14.03              Charlotte Renaissance                       2800 Coliseum Centre Drive
                     14.04              Montgomery Embassy Suites                   300 Tallapoosa Street
                     14.05              Columbia Embassy Suites                     200 Stonebridge Drive
                     14.06              Jefferson City Capitol Plaza                415 West McCarty Street
                     14.07              Coral Springs Marriott                      11775 Heron Bay Boulevard
                     14.08              Cedar Rapids Marriott                       1200 Collins Road
       7              15         GCFP   Nemours Building                            1007 North Orange Street
                      16         GCFP   John Marshall II                            8283B Greensboro Drive
                      17         GCFP   Mount Kemble Corporate Center               350-360 Mount Kemble Avenue
       3              18         GSMC   The Hotel on Rivington                      107 Rivington Street
      10              19         GCFP   Corporate Center                            110 East Broward Boulevard
                      20         GCFP   Citadel Crossing                            501-975 Academy Boulevard
                      21         GCFP   331 North Maple Drive                       331 North Maple Drive
                      22         GSMC   Buckhead Crossing                           2625 Piedmont Road
                      23         GCFP   Bass Pro Shops                              7800 Victoria Gardens Lane
                      24         GCFP   131 Spring Street                           131 Spring Street
                      25         GCFP   Mohawk Hills Apartments                     945 Mohawk Hills Drive
                      26         GCFP   3 Gannett Drive                             3 Gannett Drive
       3              27         GSMC   Glenwood Meadows                            10-45 Market Street, 100-400 West Meadows Drive
                                                                                    and 105-405 East Meadows Drive
      10              28         GSMC   Santan Gateway                              1005-1445 South Arizona Avenue
                      29         GCFP   Two Towne Square                            2 Towne Square
   7, 10, 14          30         GCFP   Towns of Riverside                          2803 Riverside Parkway
                      31         GCFP   88 Third Avenue                             88 Third Avenue
                      32         GCFP   Lorden Plaza                                586 Nashua Street
                      33         GCFP   Providence at Old Meridian                  300 Providence Boulevard
                      34         GCFP   Holiday Inn, Fishermans Wharf               550 North Point Street
      10              35         GCFP   Moulton Plaza                               23641 Moulton Parkway
      15              36         GCFP   Fremont Marriott                            46100 Landing Parkway
    10, 16            37         GCFP   Alanza Brook Apartments                     3030 Dunvale Road
                      38         GCFP   Residence Inn Midtown Atlanta               1365 Peachtree Street
17, 18, 19, 20        39         GCFP   1544 Old Alabama Road and 900 Holcomb Road
                     39.01              1544 Old Alabama Road                       1544 Old Alabama Road
                     39.02              900 Holcomb Road                            900 Holcomb Road
                      40         GSMC   Louisville Medical Office Portfolio
                     40.01              Gray Street Medical Office Plaza            210 East Gray Street
                     40.02              Audubon Medical Plaza West                  2355 Poplar Level Road
                     40.03              Audubon Medical Plaza East                  3 Audubon Plaza Drive
                      41         GSMC   Aliso Viejo 20                              26701 Aliso Creek Road
                      42         GSMC   Paradise 24                                 15601 Sheridan Street
      10              43         GCFP   Anderson Station                            100-174 Station Drive
      10              44         GCFP   Tequa Festival Marketplace                  7000 Highway 179
                      45         GCFP   6200 Oak Tree Boulevard                     6200 Oak Tree Boulevard
                      46         GCFP   Grant & Geary Center                        77 Geary Street
                      47         GSMC   Oak Park Shopping Center                    604 - 688 Lindero Canyon Road
      10              48         GCFP   107 Tom Starling Road                       107 Tom Starling Road
                      49         GCFP   Residence Inn by Marriott- Princeton, NJ    3563 US Route 1 South
                      50         GCFP   Medinah Temple                              600 North Wabash
                      51         GCFP   Price Self Storage - National               10151 National Boulevard
      10              52         GCFP   Padonia Shopping Center                     Padonia Road and York Road
                      53         GCFP   Pleasant Hill                               3250 Buskirk Avenue
      10              54         GCFP   Homewood Suites - Del Mar                   11025 Vista Sorrento Parkway
      21              55         GCFP   289 Greenwich Avenue                        289 Greenwich Avenue
                      56         GSMC   American River Office                       3638, 3638 and 3640 American River Drive
      10              57         GCFP   Fairfax Office Building                     10710 Midlothian Turnpike
                      58         GSMC   Andersen Fiesta                             1840-1940 West Chandler Boulevard
                      59         GCFP   Silver Creek Portfolio II
                     59.01              1005 East Spruce Street                     1005 East Spruce Street
                     59.02              912 U.S. Highway 12                         912 U.S. Highway 12
                     59.03              2002 South Pleasant Street                  2002 South Pleasant Street
                     59.04              2405 West 7th Street                        2405 West 7th Street
                     59.05              3907 Beinville Road                         3907 Beinville Road
                     59.06              2200 North Wayne Street                     2200 North Wayne Street
                     59.07              2050 Walton Drive                           2050 Walton Drive
                     59.08              771 Lost Creek Boulevard                    771 Lost Creek Boulevard
                     59.09              5441 South 24th Street                      5441 South 24th Street
      22              60         GCFP   Hilton Garden Inn - Las Vegas               7830 South Las Vegas Boulevard
      10              61         GSMC   Chandler Santan South                       1445 South Arizona Avenue
                      62         GCFP   Mayfaire Community Center (Harris Teeter)   1120-1138 Military Cutoff
                      63         GSMC   Mercado del Rancho                          9301 East Shea Boulevard
                      64         GSMC   Brookhollow Two                             2221 East Lamar Boulevard
                      65         GSMC   Camelback Village Center                    4410-4430 East Camelback Road & 5013-5111 44th
                                                                                    Street
     3, 23            66         GSMC   Alpine Valley Center                        604, 632, 656 & 678 West Main Street
                      67         GCFP   Wyndham Union Station Hotel                 1001 Broadway
                      68         GSMC   Cortaro Plaza                               8300-8360 North Thornydale Road & 3605 Cortaro
                                                                                    Farms Road
      24              69         GCFP   Hotel Los Gatos                             210 East Main Street
    10, 25            70         GCFP   The Moorings                                601 Enterprise
                      71         GCFP   Palm Plaza                                  3301 & 3309 South Atlantic Avenue
                      72         GCFP   Chicago Industrial Portfolio
                     72.01              1812 West Hubbard                           1812 West Hubbard
                     72.02              7200 Leamington                             7200 Leamington
                      73         GSMC   Shops at World Golf Village                 275-455 South Legacy Trail
     7, 26            74         GCFP   Lackland Self Storage                       2425 Tonnelle Avenue
                      75         GCFP   Comfort Suites Manassas                     7350 Williamson Boulevard
                      76         GCFP   Townplace Suites by Marriott, Campbell      700 East Campbell Avenue
       6              77         GCFP   Centra Point Portfolio
                     77.01              Centra Point Building 2                     8337 West Sunset Road
                     77.02              Centra Point Building 8                     8301 West Sunset Road
                     77.03              Centra Point Building 4                     8311 West Sunset Road
                     77.04              Centra Point Building 3                     8329 West Sunset Road
                      78         GCFP   Hoffman Village Shopping Center             Hoffman Road & Gaston Day School Road
                      79         GSMC   Alexian Brothers Medical Office Portfolio
                     79.01              Alexian Brothers II MOB                     227 North Jackson Avenue
                     79.02              Alexian Brothers I MOB                      175 North Jackson Avenue
      10              80         GSMC   Energy Park Corporate Center                1260 Energy Lane
                      81         GCFP   Mesquite Village                            2605 Franklin Road
                      82         GCFP   Plaza Towers                                11 Monroe Avenue NW
     3, 27            83         GSMC   Water Tower Place                           6901 East Fish Lake Road
                      84         GCFP   The Marketplace                             981 US Highway 280
                      85         GSMC   Arcadia Villa Apartments                    3915 East Camelback Road
                      86         GSMC   Promenade Building                          1936 University Avenue
                      87         GSMC   Lancaster Plaza                             1006, 1022, 1030 & 1060 East Avenue J
      10              88         GCFP   Ebensburg Plaza                             881 Hills Plaza Drive
      28              89         GCFP   Best Western - Charleston                   250 Spring Street
                      90         GCFP   New Center Parking Decks                    116 Lothrop Avenue and 6540 Cass Avenue
     3, 27            91         GSMC   Balmoral Centre                             32121 Woodward Avenue
                      92         GCFP   Snyder Warehouse                            1711-1755 North Powerline Road
                      93         GCFP   Galtier Plaza                               380 Jackson Street
                      94         GSMC   Hilltop Village                             13632, 13700 & 13762 Colorado Boulevard & 4243
                                                                                    East 136th Avenue
                      95         GCFP   LA Fitness, Beaverton                       2800 SW Hocken Avenue
                      96         GCFP   Biltmore Shopping Plaza                     11300 NW 87th Court
                      97         GSMC   North 101 Business Park                     14110 Northdale Boulevard
                      98         GCFP   Manchester Theater                          1935 Cinema Drive
                      99         GCFP   Southboro Executive Place                   352 Turnpike Street
                      100        GSMC   Hopewell Shopping Center                    2282-2300 Brodhead Road
                      101        GSMC   Meadows Apartments                          1291 Walter Webb Drive
                      102        GCFP   Colony at Piper Glen I & II                 7810 Ballantyne Commons Parkway
                      103        GSMC   Heritage Place                              1515 Fifth Avenue
                      104        GSMC   Somerset Apartments                         2029 North Woodlawn Boulevard
                      105        GSMC   Hiram Square                                5157 Jimmy Lee Smith Parkway
     3, 27            106        GSMC   Commerce Center                             1717-1761 Haggerty Highway
                      107        GCFP   Southlake Village Retail Center             4524 Southlake Parkway
                      108        GCFP   201 Providence Road                         201 Providence Road
                      109        GCFP   Eastern Hills Center                        10895 S. Eastern Avenue
       3              110        GSMC   Grove Towers                                1001, 1100 & 1110 Navaho Drive
                      111        GCFP   425 Ashley Ridge Boulevard                  425 Ashley Ridge Boulevard
                      112        GCFP   85 East Colorado Boulevard                  85 East Colorado Boulevard
       3              113        GSMC   Keswick Apartments                          1510 Bridle Circle
                      114        GCFP   Hampton Inn - Palm Desert                   74-900 Gerald Ford Drive
     3, 27            115        GSMC   Six Quebec                                  601 Marquette Avenue
                      116        GSMC   Hill Country Crossing                       12274 Bandera Road
                      117        GSMC   Martin Crossing                             109 Williamson Road
                      118        GCFP   Fair Hope                                   800-802 Fair Oaks & 1605 Hope Street
                      119        GCFP   Day Hill Village Shoppes                    555 Day Hill Road
                      120        GSMC   Supercenter Exchange                        2308-2352 Hendrickson Road
                      121        GSMC   Beach Park Walgreens                        39023 Green Bay Road
                      122        GSMC   Mercedes Plaza                              4835 Kingston Pike
                      123        GSMC   4790 Sugarloaf Parkway                      4790 Sugarloaf Parkway
                      124        GSMC   Augusta Business Center                     111 Shartom Drive
                      125        GSMC   Lakeside Office Building                    6867 Southpointe Drive North
                      126        GCFP   South Wayne Center                          38500-38680 Michigan Avenue and 3760-3769
                                                                                    Commerce Court
                      127        GCFP   Rhett at Remount                            1213 Remount Road
                      128        GSMC   Milestone South Retail Center               4535 & 4773 Milestone Lane
      10              129        GSMC   Central Texas Marketplace                   2316 West Loop 340
                      130        GSMC   Westlake Office Center                      805 Beachway Drive
                      131        GCFP   Trenton Shopping Center                     4651 - 4665 Highway 136 West
                      132        GCFP   Tire Kingdom                                7390 52nd Place East
      10              133        GCFP   Parkway Village                             1233, 1235 and 1237 Parkway Drive
                      134        GCFP   460 West Ontario Street                     460 West Ontario Street (a.k.a. 645 North
                                                                                    Kingsbury Street)

   FOOTNOTE     CONTROL NUMBER         CITY                   STATE               COUNTY          ZIP CODE  PROPERTY TYPE
-------------------------------------------------------------------------------------------------------------------------

     2, 3              1
                     1.01       Houston               Texas                 Harris                  77084   Retail
                     1.02       Sugar Land            Texas                 Fort Bend               77478   Retail
                     1.03       San Antonio           Texas                 Bexar                   78248   Retail
                     1.04       Houston               Texas                 Harris                  77095   Retail
                     1.05       Katy                  Texas                 Harris                  77450   Retail
                     1.06       San Antonio           Texas                 Bexar                   78250   Retail
                     1.07       Spring                Texas                 Montgomery              77380   Retail
                     1.08       Arlington             Texas                 Tarrant                 76018   Retail
                     1.09       Southlake             Texas                 Tarrant                 76092   Retail
                     1.10       DeSoto                Texas                 Dallas                  75115   Retail
                     1.11       Sugar Land            Texas                 Fort Bend               77478   Retail
                     1.12       Spring                Texas                 Harris                  77379   Retail
                     1.13       Houston               Texas                 Harris                  77065   Retail
                     1.14       Houston               Texas                 Harris                  77080   Retail
       4             1.15       Houston               Texas                 Harris                  77083   Retail
                     1.16       Irving                Texas                 Dallas                  75062   Retail
                     1.17       Plano                 Texas                 Collin                  75075   Retail
                     1.18       Arlington             Texas                 Tarrant                 76015   Retail
                     1.19       Houston               Texas                 Harris                  77095   Retail
                     1.20       Houston               Texas                 Harris                  77040   Retail
                     1.21       DeSoto                Texas                 Dallas                  75115   Retail
       5             1.22       Houston               Texas                 Harris                  77072   Retail
                     1.23       Richardson            Texas                 Dallas                  75081   Retail
                     1.24       Missouri City         Texas                 Fort Bend               77459   Retail
                     1.25       Hurst                 Texas                 Tarrant                 76053   Retail
                     1.26       Dallas                Texas                 Dallas                  75218   Retail
                     1.27       Arlington             Texas                 Tarrant                 76016   Retail
                     1.28       Houston               Texas                 Harris                  77099   Retail
                     1.29       San Antonio           Texas                 Bexar                   78230   Retail
       6               2        New York              New York              New York                10038   Office
  7, 8, 9, 10          3        Farmers Branch        Texas                 Dallas                  75254   Office
      10               4        Bridgewater           New Jersey            Somerset                08807   Office
                       5        New York              New York              New York                10017   Office
                       6        Washington            District Of Columbia  District of Columbia    20024   Office
                       7        San Diego             California            San Diego               92108   Office
     3, 11             8        San Juan              Puerto Rico           San Juan                00926   Retail
                       9        North Canton          Ohio                  Stark                   44720   Retail
      12              10
                     10.01      Pensacola             Florida               Escambia                32504   Office
                     10.02      Alabaster             Alabama               Shelby                  35007   Office
                     10.03      Cullman               Alabama               Cullman                 35058   Office
                     10.04      Crestview             Florida               Okaloosa                32536   Office
                     10.05      Cullman               Alabama               Cullman                 35058   Office
                     10.06      Hattiesburg           Mississippi           Forrest                 39402   Office
                     10.07      Destin                Florida               Walton                  32550   Office
                     10.08      Sylacauga             Alabama               Talladega               35150   Office
                     10.09      Kingsport             Tennessee             Sullivan                37660   Office
                     10.10      Columbia              South Carolina        Richland                29203   Office
                     10.11      Huntsville            Alabama               Madison                 35801   Office
                     10.12      Hardeeville           South Carolina        Jasper                  29927   Office
                     10.13      Pelham                Alabama               Shelby                  35124   Office
     9, 13            11        Houston               Texas                 Harris                  77082   Retail
                      12        Minneapolis           Minnesota             Hennepin                55403   Hospitality
                      13        Jonesboro             Arkansas              Craighead               72401   Retail
     3, 6             14
                     14.01      Grapevine             Texas                 Tarrant                 76051   Hospitality
                     14.02      Sacramento            California            Sacramento              95814   Hospitality
                     14.03      Charlotte             North Carolina        Mecklenburg             28217   Hospitality
                     14.04      Montgomery            Alabama               Montgomery              36104   Hospitality
                     14.05      Columbia              South Carolina        Richland                29210   Hospitality
                     14.06      Jefferson City        Missouri              Cole                    65101   Hospitality
                     14.07      Coral Springs         Florida               Broward                 33076   Hospitality
                     14.08      Cedar Rapids          Iowa                  Linn                    52402   Hospitality
       7              15        Wilmington            Delaware              New Castle              19801   Office
                      16        Mclean                Virginia              Fairfax                 22102   Office
                      17        Morristown            New Jersey            Morris                  07960   Office
       3              18        New York              New York              New York                10002   Hospitality
      10              19        Fort Lauderdale       Florida               Broward                 33301   Office
                      20        Colorado Springs      Colorado              El Paso                 80909   Retail
                      21        Beverly Hills         California            Los Angeles             90210   Office
                      22        Atlanta               Georgia               Fulton                  30324   Retail
                      23        Rancho Cucamonga      California            San Bernardino          91730   Retail
                      24        New York              New York              New York                10012   Retail
                      25        Carmel                Indiana               Hamilton                46032   Multifamily
                      26        Harrison              New York              Westchester             10604   Office
       3              27        Glenwood Springs      Colorado              Garfield                81601   Retail
      10              28        Chandler              Arizona               Maricopa                85248   Retail
                      29        Southfield            Michigan              Oakland                 48076   Office
   7, 10, 14          30        Grand Prairie         Texas                 Tarrant                 75050   Multifamily
                      31        Brooklyn              New York              Kings                   11217   Office
                      32        Milford               New Hampshire         Hillsborough            03055   Retail
                      33        Carmel                Indiana               Hamilton                46032   Multifamily
                      34        San Francisco         California            San Francisco           94133   Hospitality
      10              35        Laguna Hills          California            Orange                  92653   Retail
      15              36        Fremont               California            Alameda                 94538   Hospitality
    10, 16            37        Houston               Texas                 Harris                  77063   Multifamily
                      38        Atlanta               Georgia               Fulton                  30309   Hospitality
17, 18, 19, 20        39
                     39.01      Roswell               Georgia               Fulton                  30076   Office
                     39.02      Roswell               Georgia               Fulton                  30075   Office
                      40
                     40.01      Louisville            Kentucky              Jefferson               40202   Office
                     40.02      Louisville            Kentucky              Jefferson               40217   Office
                     40.03      Louisville            Kentucky              Jefferson               40217   Office
                      41        Aliso Viejo           California            Orange                  92656   Retail
                      42        Davie                 Florida               Broward                 33331   Retail
      10              43        Anderson              South Carolina        Anderson                29621   Retail
      10              44        Sedona                Arizona               Yavapai                 86351   Retail
                      45        Independence          Ohio                  Cuyahoga                44131   Office
                      46        San Francisco         California            San Francisco           94108   Office
                      47        Oak Park              California            Ventura                 91377   Retail
      10              48        Fayetteville          North Carolina        Cumberland              28306   Industrial
                      49        Princeton             New Jersey            Mercer                  08540   Hospitality
                      50        Chicago               Illinois              Cook                    60611   Office
                      51        Los Angeles           California            Los Angeles             90034   Self-Storage
      10              52        Timonium              Maryland              Baltimore               21093   Retail
                      53        Pleasant Hill         California            Contra Costa            94523   Retail
      10              54        Del Mar               California            San Diego               92130   Hospitality
      21              55        Greenwich             Connecticut           Fairfield               06830   Office
                      56        Sacramento            California            Sacramento              95864   Office
      10              57        Richmond              Virginia              Chesterfield            23235   Office
                      58        Chandler              Arizona               Maricopa                85224   Retail
                      59
                     59.01      Mitchell              South Dakota          Davison                 57301   Retail
                     59.02      Baraboo               Wisconsin             Sauk                    53913   Retail
                     59.03      Springdale            Arkansas              Washington              72764   Retail
                     59.04      Joplin                Missouri              Jasper                  64801   Retail
                     59.05      Ocean Spring          Mississippi           Jackson                 39564   Retail
                     59.06      Angola                Indiana               Steuben                 46703   Retail
                     59.07      Jackson               Missouri              Cape Girardeau          63755   Retail
                     59.08      Lima                  Ohio                  Allen                   45804   Retail
                     59.09      Fort Smith            Arkansas              Sebastian               72901   Retail
      22              60        Las Vegas             Nevada                Clark                   89123   Hospitality
      10              61        Chandler              Arizona               Maricopa                85248   Retail
                      62        Wilmington            North Carolina        New Hanover             28405   Retail
                      63        Scottsdale            Arizona               Maricopa                85260   Retail
                      64        Arlington             Texas                 Tarrant                 76006   Office
                      65        Phoenix               Arizona               Maricopa                85018   Retail
     3, 23            66        American Fork         Utah                  Utah                    84003   Retail
                      67        Nashville             Tennessee             Davidson                37203   Hospitality
                      68        Tucson                Arizona               Pima                    85741   Retail
      24              69        Los Gatos             California            Santa Clara             95030   Hospitality
    10, 25            70        League City           Texas                 Galveston               77573   Multifamily
                      71        Daytona Beach Shores  Florida               Volusia                 32118   Hospitality
                      72
                     72.01      Chicago               Illinois              Cook                    60622   Office
                     72.02      Bedford Park          Illinois              Cook                    60638   Industrial
                      73        St. Augustine         Florida               St. Johns               32092   Retail
     7, 26            74        North Bergen          New Jersey            Hudson                  07047   Self-Storage
                      75        Manassas              Virginia              Manassas                20109   Hospitality
                      76        Campbell              California            Santa Clara             95008   Hospitality
       6              77
                     77.01      Las Vegas             Nevada                Clark                   89113   Office
                     77.02      Las Vegas             Nevada                Clark                   89113   Office
                     77.03      Las Vegas             Nevada                Clark                   89113   Office
                     77.04      Las Vegas             Nevada                Clark                   89113   Office
                      78        Gastonia              North Carolina        Gaston                  28054   Retail
                      79
                     79.01      San Jose              California            Santa Clara             95116   Office
                     79.02      San Jose              California            Santa Clara             95116   Office
      10              80        St. Paul              Minnesota             Ramsey                  55108   Office
                      81        Mesquite              Texas                 Dallas                  75150   Multifamily
                      82        Grand Rapids          Michigan              Kent                    49503   Hospitality
     3, 27            83        Maple Grove           Minnesota             Hennepin                55369   Industrial
                      84        Alexander City        Alabama               Tallapoosa              35010   Retail
                      85        Phoenix               Arizona               Maricopa                85018   Multifamily
                      86        Berkeley              California            Alameda                 94704   Office
                      87        Lancaster             California            Los Angeles             93535   Retail
      10              88        Ebensburg             Pennsylvania          Cambria                 15931   Retail
      28              89        Charleston            South Carolina        Charleston              29403   Hospitality
                      90        Detroit               Michigan              Wayne                   48202   Other
     3, 27            91        Royal Oak             Michigan              Oakland                 48073   Office
                      92        Pompano Beach         Florida               Broward                 33069   Industrial
                      93        St. Paul              Minnesota             Ramsey                  55101   Office
                      94        Thornton              Colorado              Adams                   80602   Retail
                      95        Beaverton             Oregon                Washington              97005   Retail
                      96        Hialeah Gardens       Florida               Miami-Dade              33018   Retail
                      97        Rogers                Minnesota             Hennepin                55374   Office
                      98        Rock Hill             South Carolina        York                    29730   Retail
                      99        Southborough          Massachusetts         Worcester               01772   Office
                      100       Aliquippa             Pennsylvania          Beaver                  15001   Retail
                      101       Sevierville           Tennessee             Sevier                  37862   Multifamily
                      102       Charlotte             North Carolina        Mecklenburg             28277   Office
                      103       Moline                Illinois              Rock Island             61265   Office
                      104       Wichita               Kansas                Sedgwick                67208   Multifamily
                      105       Hiram                 Georgia               Paulding                30141   Retail
     3, 27            106       Commerce              Michigan              Oakland                 48390   Retail
                      107       Hoover                Alabama               Shelby                  35244   Retail
                      108       Charlotte             North Carolina        Mecklenburg             28207   Office
                      109       Henderson             Nevada                Clark                   89052   Retail
       3              110       Raleigh               North Carolina        Wake                    27609   Office
                      111       Shreveport            Louisiana             Caddo                   71106   Office
                      112       Pasadena              California            Los Angeles             91105   Retail
       3              113       Greenville            North Carolina        Pitt                    27834   Multifamily
                      114       Palm Desert           California            Riverside               92211   Hospitality
     3, 27            115       Minneapolis           Minnesota             Hennepin                55402   Office
                      116       Helotes               Texas                 Bexar                   78023   Office
                      117       Mooresville           North Carolina        Iredell                 28117   Retail
                      118       South Pasadena        California            Los Angeles             91030   Retail
                      119       Windsor               Connecticut           Hartford                06095   Retail
                      120       Albert Lea            Minnesota             Freeborn                56007   Retail
                      121       Beach Park            Illinois              Lake                    60087   Retail
                      122       Knoxville             Tennessee             Knox                    37919   Retail
                      123       Lawrenceville         Georgia               Gwinnett                30044   Office
                      124       Augusta               Georgia               Richmond                30907   Retail
                      125       Jacksonville          Florida               Duval                   32216   Office
                      126       Wayne                 Michigan              Wayne                   48184   Industrial
                      127       North Charleston      South Carolina        Charleston              29406   Retail
                      128       Castle Rock           Colorado              Douglas                 80104   Retail
      10              129       Waco                  Texas                 McLennan                76711   Retail
                      130       Indianapolis          Indiana               Marion                  46224   Office
                      131       Trenton               Georgia               Dade                    30752   Retail
                      132       Bradenton             Florida               Manatee                 34203   Retail
      10              133       Blackfoot             Idaho                 Bingham                 83221   Retail
                      134       Chicago               Illinois              Cook                    60610   Retail

                                                                                                                       NUMBER
   FOOTNOTE     CONTROL NUMBER        PROPERTY TYPE DETAIL                    YEAR BUILT              YEAR RENOVATED   OF UNITS
-------------------------------------------------------------------------------------------------------------------------------

     2, 3              1                                                                                              2,798,308
                     1.01       Anchored                                       2000-2002                   NAP          300,707
                     1.02       Anchored                                         1988                      NAP          107,301
                     1.03       Anchored                                         2000                      NAP          108,325
                     1.04       Anchored                                         1987                      NAP          133,985
                     1.05       Anchored                                         1985                      NAP          160,047
                     1.06       Anchored                                         1989                      NAP          195,438
                     1.07       Anchored                                         1986                      NAP          118,517
                     1.08       Anchored                                      1996, 1999                   2006         103,464
                     1.09       Anchored                                       1996-1997                   NAP          118,092
                     1.10       Anchored                                         1985                      NAP          144,234
                     1.11       Unanchored                                     1982-1984                   1997          64,171
                     1.12       Anchored                                         1993                      NAP           88,760
                     1.13       Anchored                                         1985                      NAP          105,152
                     1.14       Anchored                                    1998-1999, 2005                NAP          106,995
       4             1.15       Anchored                                         1979                      1999         131,575
                     1.16       Anchored                                         1968                      NAP           65,765
                     1.17       Anchored                                         1985                      NAP           81,590
                     1.18       Anchored                                         1989                      NAP           44,523
                     1.19       Anchored                                         1999                      NAP           66,945
                     1.20       Anchored                                   1986, 1991, 1994                NAP           58,384
                     1.21       Anchored                                         1996                      NAP           69,090
       5             1.22       Anchored                                         1981                      NAP           90,647
                     1.23       Anchored                                         1985                      NAP           54,871
                     1.24       Unanchored                                       1997                      NAP           26,513
                     1.25       Unanchored                                       1983                      NAP           47,517
                     1.26       Anchored                                      1970, 2002                   NAP           65,295
                     1.27       Shadow Anchored                                  1983                      NAP           65,092
                     1.28       Shadow Anchored                                  1999                      2003          15,542
                     1.29       Anchored                                    1979-1980, 1984                NAP           59,771
       6               2        General Urban                                    1970                      1994       2,416,887
  7, 8, 9, 10          3        General Urban                                    1999                      2002         756,851
      10               4        General Urban                                    1987                      NAP          669,704
                       5        General Urban                                    1924                      2001         383,927
                       6        General Urban                                    1992                      NAP          475,975
                       7        General Suburban                                 1986                      2002         438,960
     3, 11             8        Regional Mall                                    1994                      NAP          540,490
                       9        Anchored                                       1996-2003                   NAP          782,611
      12              10                                                                                                787,586
                     10.01      Medical                                          1999                      NAP          163,813
                     10.02      Medical                                          2003                      NAP           73,226
                     10.03      Medical                                          1993                      NAP           80,478
                     10.04      Medical                                          2001                      NAP           71,704
                     10.05      Medical                                          1997                      NAP           71,280
                     10.06      Medical                                          2003                      NAP           41,884
                     10.07      Medical                                          2003                      NAP           55,602
                     10.08      Medical                                          1999                      NAP           42,774
                     10.09      Medical                                          2004                      NAP           56,648
                     10.10      Medical                                          2000                      NAP           40,466
                     10.11      Medical                                          2003                      NAP           47,596
                     10.12      Medical                                          2004                      NAP           27,565
                     10.13      Medical                                          1999                      NAP           14,550
     9, 13            11        Regional Mall                                    1984                      2004         506,497
                      12        Full Service                                     1991                      2005             821
                      13        Regional Mall                                    2006                      NAP          313,924
     3, 6             14                                                                                                  2,108
                     14.01      Full Service                                     1999                      2004             328
                     14.02      Full Service                                     1979                      2004             361
                     14.03      Full Service                                     1999                      NAP              274
                     14.04      Full Service                                     1995                      2004             236
                     14.05      Full Service                                     1988                      2004             213
                     14.06      Full Service                                     1987                      2003             254
                     14.07      Full Service                                     1999                      2005             223
                     14.08      Full Service                                     1988                      2004             219
       7              15        General Suburban                                 1935                      2002         541,971
                      16        General Suburban                                 1996                      NAP          222,989
                      17        General Suburban                                 2000                      NAP          227,860
       3              18        Full Service                                   2004-2005                   NAP              110
      10              19        General Urban                                    1981                      1999         342,686
                      20        Anchored                                         1987                      2003         492,052
                      21        General Urban                                    2000                      NAP           82,576
                      22        Anchored                                         1988                      2002         221,874
                      23        Power Center / Big Box                           2007                      NAP          185,000
                      24        Anchored                                         1905                      2005          65,500
                      25        Garden                                           1967                      2004             564
                      26        General Suburban                                 1982                      NAP          161,166
       3              27        Anchored                                       2005-2006                   NAP          141,174
      10              28        Power Center / Big Box                           2005                      NAP          123,149
                      29        General Suburban                                 2003                      NAP          182,031
   7, 10, 14          30        Conventional                                     1999                      NAP              436
                      31        General Urban                                    1916                      2001          97,020
                      32        Anchored                                         1982                      2000         148,803
                      33        Conventional                                     2002                      NAP              330
                      34        Limited Service                                  2001                      NAP              252
      10              35        Anchored                                         1976                      2004         133,584
      15              36        Full Service                                     1999                      2005             357
    10, 16            37        Conventional                                     2003                      NAP              336
                      38        Limited Service                                  1962                      2001             160
17, 18, 19, 20        39                                                                                                 90,000
                     39.01      General Suburban                                 1999                      NAP           70,000
                     39.02      General Suburban                                 2005                      NAP           20,000
                      40                                                                                                299,568
                     40.01      Medical                                          1990                      NAP          124,278
                     40.02      Medical                                          2004                      NAP           86,704
                     40.03      Medical                                          1979                      2004          88,586
                      41        Anchored                                         1998                      NAP           98,557
                      42        Anchored                                         1999                      NAP           96,497
      10              43        Anchored                                         2001                      2004         243,663
      10              44        Shadow Anchored                                  1999                      2006          54,193
                      45        General Suburban                                 1971                      2001         234,105
                      46        General Urban                                    1908                      1980         121,146
                      47        Anchored                                       1990-1991                   NAP           74,328
      10              48        Warehouse                                        1975                      1999         925,980
                      49        Extended Stay                                    2005                      NAP              120
                      50        General Urban                                    1894                      2005          55,356
                      51        Self-Storage                                     2004                      NAP          125,497
      10              52        Anchored                                         1967                      1997         116,205
                      53        Anchored                                         1969                      2006          69,786
      10              54        Limited Service                                  2005                      NAP              120
      21              55        General Suburban                                 1905                      1997          32,717
                      56        General Suburban                              1976, 1999                   NAP          129,935
      10              57        Medical                                          1989                      2003         148,812
                      58        Anchored                                    1998-1999, 2001                NAP          117,449
                      59                                                                                                127,752
                     59.01      Shadow Anchored                                  2002                      NAP           23,892
                     59.02      Shadow Anchored                                  2002                      NAP           18,452
                     59.03      Shadow Anchored                                  2000                      NAP           14,035
                     59.04      Shadow Anchored                                  2002                      NAP           13,649
                     59.05      Shadow Anchored                                  2001                      NAP           12,916
                     59.06      Shadow Anchored                                  2002                      NAP           10,063
                     59.07      Shadow Anchored                                  2001                      NAP           11,827
                     59.08      Shadow Anchored                                  2003                      NAP           10,846
                     59.09      Shadow Anchored                                  2001                      NAP           12,072
      22              60        Limited Service                                  2004                      NAP              128
      10              61        Anchored                                         2005                      NAP           57,037
                      62        Anchored                                         2005                      NAP           70,961
                      63        Anchored                                         1985                      NAP           89,506
                      64        General Suburban                                 1986                      2001         145,298
                      65        Anchored                                         1978                      NAP           77,044
     3, 23            66        Shadow Anchored                                2003-2004                   NAP           91,156
                      67        Full Service                                     1900                      2006             125
                      68        Anchored                                         1997                      NAP          102,681
      24              69        Full Service                                     2002                      NAP               72
    10, 25            70        Garden                                           1998                      NAP              201
                      71        Limited Service                                  1985                      2004             129
                      72                                                                                                426,332
                     72.01      General Urban                                    1900                      2002         115,580
                     72.02      Industrial / Warehouse w/ Office                 1953                      NAP          310,752
                      73        Anchored                                         1998                      NAP           79,991
     7, 26            74        Self-Storage                                     2000                      NAP          114,195
                      75        Limited Service                                  2001                      NAP              138
                      76        Limited Service                                  2005                      NAP               95
       6              77                                                                                                199,903
                     77.01      General Suburban                                 2005                      NAP           56,339
                     77.02      General Suburban                                 2006                      NAP           50,000
                     77.03      General Suburban                                 2005                      NAP           46,782
                     77.04      General Suburban                                 2005                      NAP           46,782
                      78        Anchored                                         2004                      NAP           72,344
                      79                                                                                                 79,699
                     79.01      Medical                                          1994                      NAP           49,628
                     79.02      Medical                                       1967, 1972                   NAP           30,071
      10              80        General Urban                                    2003                      NAP          100,364
                      81        Garden                                           1984                      NAP              264
                      82        Full Service                                     1991                      2005             214
     3, 27            83        Industrial / Warehouse w/ Office                 2003                      NAP          113,000
                      84        Anchored                                         1988                      NAP          162,723
                      85        Garden                                           1970                      2002             169
                      86        General Urban                                    1992                      NAP           42,665
                      87        Anchored                                         1989                      NAP           53,821
      10              88        Anchored                                         1987                      1993         124,632
      28              89        Full Service                                     1982                      2006             153
                      90        Parking Garage                                   1973                      1985           1,859
     3, 27            91        General Suburban                               2005-2006                   NAP           46,001
                      92        Warehouse                                        1983                      NAP           75,225
                      93        General Urban                                    1985                      NAP          217,158
                      94        Anchored                                         2003                      NAP           34,032
                      95        Power Center / Big Box                           2006                      NAP           41,000
                      96        Unanchored                                       1989                      NAP           53,305
                      97        General Suburban                                 2000                      NAP          119,630
                      98        Single Tenant                                    2000                      2005          47,541
                      99        General Suburban                                 1986                      NAP           70,762
                      100       Anchored                          1965, 1980, 1990, 1992, 1995, 2003       NAP          146,761
                      101       Garden                                         1986-1993                   NAP              129
                      102       General Suburban                                 1997                      NAP           45,483
                      103       General Suburban                                 1992                      NAP           95,280
                      104       Garden                                           1973                      1997             192
                      105       Shadow Anchored                                  2005                      NAP           27,740
     3, 27            106       Shadow Anchored                                  2004                      NAP           19,988
                      107       Shadow Anchored                                  1988                      NAP           56,796
                      108       General Suburban                                 1992                      1998          26,077
                      109       Unanchored                                       2006                      2006          17,535
       3              110       General Urban                                    1968                      NAP          115,144
                      111       General Suburban                                 2003                      NAP           46,404
                      112       Unanchored                                       1920                      1986          19,195
       3              113       Garden                                        1986, 1989                   NAP              180
                      114       Limited Service                                  2003                      NAP               88
     3, 27            115       General Urban                                    1949                   2003-2004        20,961
                      116       General Suburban                           2001, 2003, 2004                NAP           29,636
                      117       Shadow Anchored                                  2004                      NAP           23,960
                      118       Unanchored                                       1911                      1985          23,841
                      119       Unanchored                                       1989                      NAP           34,404
                      120       Shadow Anchored                                  2005                      NAP           31,910
                      121       Anchored                                       2005-2006                   NAP           14,560
                      122       Shadow Anchored                                  1999                      NAP           26,101
                      123       General Suburban                                 1999                      NAP           17,562
                      124       Unanchored                                       1987                      NAP           73,252
                      125       Medical                                          1991                      NAP           37,778
                      126       Warehouse                                        1991                      2005          59,200
                      127       Anchored                                         1983                      1994          42,628
                      128       Shadow Anchored                                2004-2005                   NAP           11,033
      10              129       Anchored                                         2004                      NAP           11,800
                      130       General Suburban                                 1984                      1995          29,259
                      131       Anchored                                         1992                      NAP           33,200
                      132       Single Tenant                                    2004                      NAP            6,485
      10              133       Unanchored                                       2005                      NAP            8,200
                      134       Unanchored                                       2002                      NAP            5,410

                                                                                                         ALLOCATED
                                                                                      CUT-OFF DATE      CUT-OFF DATE       % OF
                                    UNIT        LOAN          LOAN       ORIGINAL        BALANCE          BALANCE         INITIAL
   FOOTNOTE     CONTROL NUMBER  DESCRIPTION   PURPOSE       PER UNIT      BALANCE    AS OF JULY 2006  (MULTI-PROPERTY)  POOL BALANCE
------------------------------------------------------------------------------------------------------------------------------------

     2, 3             1         sf           Acquisition  $    111.57  $248,400,000  $248,400,000.00                            6.9%
                     1.01       sf                                                                     $ 32,276,644.07
                     1.02       sf                                                                     $ 16,107,570.40
                     1.03       sf                                                                     $ 15,538,048.56
                     1.04       sf                                                                     $ 14,263,268.03
                     1.05       sf                                                                     $ 12,603,236.77
                     1.06       sf                                                                     $ 11,896,227.67
                     1.07       sf                                                                     $ 11,681,085.59
                     1.08       sf                                                                     $ 10,543,712.75
                     1.09       sf                                                                     $ 10,521,116.46
                     1.10       sf                                                                     $  8,730,042.66
                     1.11       sf                                                                     $  8,545,612.43
                     1.12       sf                                                                     $  8,361,182.19
                     1.13       sf                                                                     $  8,299,678.92
                     1.14       sf                                                                     $  7,992,321.72
       4             1.15       sf                                                                     $  7,316,024.47
                     1.16       sf                                                                     $  6,824,157.46
                     1.17       sf                                                                     $  6,721,519.41
                     1.18       sf                                                                     $  6,060,578.09
                     1.19       sf                                                                     $  6,041,243.95
                     1.20       sf                                                                     $  5,963,429.98
                     1.21       sf                                                                     $  5,594,649.07
       5             1.22       sf                                                                     $  5,348,715.57
                     1.23       sf                                                                     $  4,918,351.83
                     1.24       sf                                                                     $  3,811,690.84
                     1.25       sf                                                                     $  3,750,267.14
                     1.26       sf                                                                     $  3,073,969.89
                     1.27       sf                                                                     $  2,889,539.65
                     1.28       sf                                                                     $  1,541,002.95
                     1.29       sf                                                                     $  1,185,111.47
       6              2         sf           Refinance    $    165.50  $200,000,000  $200,000,000.00   $200,000,000.00          5.5%
  7, 8, 9, 10         3         sf           Acquisition  $    256.40  $194,250,000  $194,060,178.27   $194,060,178.27          5.4%
      10              4         sf           Acquisition  $    283.71  $190,000,000  $190,000,000.00   $190,000,000.00          5.3%
                      5         sf           Refinance    $    468.84  $180,000,000  $180,000,000.00   $180,000,000.00          5.0%
                      6         sf           Refinance    $    325.65  $155,000,000  $155,000,000.00   $155,000,000.00          4.3%
                      7         sf           Acquisition  $    276.11  $121,200,000  $121,200,000.00   $121,200,000.00          3.4%
     3, 11            8         sf           Refinance    $    222.02  $120,000,000  $120,000,000.00   $120,000,000.00          3.3%
                      9         sf           Refinance    $    117.97  $ 92,600,000  $ 92,328,509.76   $ 92,328,509.76          2.6%
      12              10        sf           Refinance    $    116.47  $ 91,730,000  $ 91,730,000.00                            2.5%
                    10.01       sf                                                                     $ 17,280,000.00
                    10.02       sf                                                                     $  9,300,000.00
                    10.03       sf                                                                     $  9,110,000.00
                    10.04       sf                                                                     $  8,636,000.00
                    10.05       sf                                                                     $  8,632,000.00
                    10.06       sf                                                                     $  7,406,000.00
                    10.07       sf                                                                     $  6,840,000.00
                    10.08       sf                                                                     $  5,440,000.00
                    10.09       sf                                                                     $  5,242,000.00
                    10.10       sf                                                                     $  4,300,000.00
                    10.11       sf                                                                     $  4,234,000.00
                    10.12       sf                                                                     $  3,330,000.00
                    10.13       sf                                                                     $  1,980,000.00
     9, 13            11        sf           Refinance    $    169.79  $ 86,000,000  $ 86,000,000.00   $ 86,000,000.00          2.4%
                      12        Rooms        Acquisition  $101,096.22  $ 83,000,000  $ 83,000,000.00   $ 83,000,000.00          2.3%
                      13        sf           Refinance    $    257.23  $ 80,750,000  $ 80,750,000.00   $ 80,750,000.00          2.2%
     3, 6             14        Rooms        Refinance    $114,326.38  $ 76,000,000  $ 76,000,000.00                            2.1%
                    14.01       Rooms                                                                  $ 21,115,254.07
                    14.02       Rooms                                                                  $ 13,506,558.85
                    14.03       Rooms                                                                  $ 10,219,963.14
                    14.04       Rooms                                                                  $  8,846,796.08
                    14.05       Rooms                                                                  $  7,541,162.12
                    14.06       Rooms                                                                  $  5,155,003.37
                    14.07       Rooms                                                                  $  4,887,966.80
                    14.08       Rooms                                                                  $  4,727,295.55
       7              15        sf           Refinance    $    108.12  $ 58,600,000  $ 58,600,000.00   $ 58,600,000.00          1.6%
                      16        sf           Acquisition  $    243.51  $ 54,300,000  $ 54,300,000.00   $ 54,300,000.00          1.5%
                      17        sf           Acquisition  $    195.30  $ 44,500,000  $ 44,500,000.00   $ 44,500,000.00          1.2%
       3              18        Rooms        Refinance    $365,909.09  $ 40,250,000  $ 40,250,000.00   $ 40,250,000.00          1.1%
      10              19        sf           Acquisition  $    116.72  $ 40,000,000  $ 40,000,000.00   $ 40,000,000.00          1.1%
                      20        sf           Refinance    $     73.16  $ 36,000,000  $ 36,000,000.00   $ 36,000,000.00          1.0%
                      21        sf           Refinance    $    411.74  $ 34,000,000  $ 34,000,000.00   $ 34,000,000.00          0.9%
                      22        sf           Refinance    $    149.70  $ 33,215,000  $ 33,215,000.00   $ 33,215,000.00          0.9%
                      23        sf           Refinance    $    172.97  $ 32,000,000  $ 32,000,000.00   $ 32,000,000.00          0.9%
                      24        sf           Acquisition  $    458.02  $ 30,000,000  $ 30,000,000.00   $ 30,000,000.00          0.8%
                      25        Units        Refinance    $ 52,304.96  $ 29,500,000  $ 29,500,000.00   $ 29,500,000.00          0.8%
                      26        sf           Acquisition  $    178.70  $ 28,800,000  $ 28,800,000.00   $ 28,800,000.00          0.8%
       3              27        sf           Refinance    $    201.88  $ 28,500,000  $ 28,500,000.00   $ 28,500,000.00          0.8%
      10              28        sf           Acquisition  $    227.85  $ 28,060,000  $ 28,060,000.00   $ 28,060,000.00          0.8%
                      29        sf           Refinance    $    153.82  $ 28,000,000  $ 28,000,000.00   $ 28,000,000.00          0.8%
   7, 10, 14          30        Units        Acquisition  $ 63,990.83  $ 27,900,000  $ 27,900,000.00   $ 27,900,000.00          0.8%
                      31        sf           Refinance    $    278.29  $ 27,000,000  $ 27,000,000.00   $ 27,000,000.00          0.7%
                      32        sf           Refinance    $    174.73  $ 26,000,000  $ 26,000,000.00   $ 26,000,000.00          0.7%
                      33        Units        Refinance    $ 77,272.73  $ 25,500,000  $ 25,500,000.00   $ 25,500,000.00          0.7%
                      34        Rooms        Refinance    $ 99,206.35  $ 25,000,000  $ 25,000,000.00   $ 25,000,000.00          0.7%
      10              35        sf           Refinance    $    181.91  $ 24,300,000  $ 24,300,000.00   $ 24,300,000.00          0.7%
      15              36        Rooms        Acquisition  $ 67,226.89  $ 24,000,000  $ 24,000,000.00   $ 24,000,000.00          0.7%
    10, 16            37        Units        Acquisition  $ 68,452.38  $ 23,000,000  $ 23,000,000.00   $ 23,000,000.00          0.6%
                      38        Rooms        Acquisition  $143,750.00  $ 23,000,000  $ 23,000,000.00   $ 23,000,000.00          0.6%
17, 18, 19, 20        39        sf           Refinance    $    250.00  $ 22,500,000  $ 22,500,000.00                            0.6%
                    39.01       sf                                                                     $ 17,500,000.00
                    39.02       sf                                                                     $  5,000,000.00
                      40        sf           Refinance    $     73.77  $ 22,100,000  $ 22,100,000.00                            0.6%
                    40.01       sf                                                                     $  8,448,872.18
                    40.02       sf                                                                     $  8,052,631.58
                    40.03       sf                                                                     $  5,598,496.24
                      41        sf           Refinance    $    221.96  $ 22,000,000  $ 21,876,101.27   $ 21,876,101.27          0.6%
                      42        sf           Refinance    $    226.70  $ 22,000,000  $ 21,876,101.27   $ 21,876,101.27          0.6%
      10              43        sf           Acquisition  $     88.50  $ 21,565,000  $ 21,565,000.00   $ 21,565,000.00          0.6%
      10              44        sf           Refinance    $    374.59  $ 20,300,000  $ 20,300,000.00   $ 20,300,000.00          0.6%
                      45        sf           Refinance    $     86.29  $ 20,200,000  $ 20,200,000.00   $ 20,200,000.00          0.6%
                      46        sf           Refinance    $    164.93  $ 20,000,000  $ 19,980,373.82   $ 19,980,373.82          0.6%
                      47        sf           Acquisition  $    262.35  $ 19,500,000  $ 19,500,000.00   $ 19,500,000.00          0.5%
      10              48        sf           Acquisition  $     20.84  $ 19,300,000  $ 19,300,000.00   $ 19,300,000.00          0.5%
                      49        Rooms        Refinance    $158,333.33  $ 19,000,000  $ 19,000,000.00   $ 19,000,000.00          0.5%
                      50        sf           Refinance    $    343.23  $ 19,000,000  $ 19,000,000.00   $ 19,000,000.00          0.5%
                      51        sf           Refinance    $    150.63  $ 19,000,000  $ 18,903,908.65   $ 18,903,908.65          0.5%
      10              52        sf           Acquisition  $    152.32  $ 17,700,000  $ 17,700,000.00   $ 17,700,000.00          0.5%
                      53        sf           Refinance    $    250.77  $ 17,500,000  $ 17,500,000.00   $ 17,500,000.00          0.5%
      10              54        Rooms        Refinance    $141,666.67  $ 17,000,000  $ 17,000,000.00   $ 17,000,000.00          0.5%
      21              55        sf           Acquisition  $    519.61  $ 17,000,000  $ 17,000,000.00   $ 17,000,000.00          0.5%
                      56        sf           Refinance    $    126.60  $ 16,450,000  $ 16,450,000.00   $ 16,450,000.00          0.5%
      10              57        sf           Acquisition  $    107.52  $ 16,000,000  $ 16,000,000.00   $ 16,000,000.00          0.4%
                      58        sf           Refinance    $    136.23  $ 16,000,000  $ 16,000,000.00   $ 16,000,000.00          0.4%
                      59        sf           Acquisition  $    121.41  $ 15,510,000  $ 15,510,000.00                            0.4%
                    59.01       sf                                                                     $  2,402,877.00
                    59.02       sf                                                                     $  2,361,619.00
                    59.03       sf                                                                     $  1,756,763.00
                    59.04       sf                                                                     $  1,669,232.00
                    59.05       sf                                                                     $  1,645,772.00
                    59.06       sf                                                                     $  1,603,613.00
                    59.07       sf                                                                     $  1,560,541.00
                    59.08       sf                                                                     $  1,456,635.00
                    59.09       sf                                                                     $  1,052,948.00
      22              60        Rooms        Refinance    $117,187.50  $ 15,000,000  $ 15,000,000.00   $ 15,000,000.00          0.4%
      10              61        sf           Acquisition  $    251.42  $ 14,340,000  $ 14,340,000.00   $ 14,340,000.00          0.4%
                      62        sf           Refinance    $    197.29  $ 14,000,000  $ 14,000,000.00   $ 14,000,000.00          0.4%
                      63        sf           Refinance    $    152.50  $ 13,650,000  $ 13,650,000.00   $ 13,650,000.00          0.4%
                      64        sf           Acquisition  $     93.88  $ 13,640,000  $ 13,640,000.00   $ 13,640,000.00          0.4%
                      65        sf           Refinance    $    172.63  $ 13,300,000  $ 13,300,000.00   $ 13,300,000.00          0.4%
     3, 23            66        sf           Refinance    $    138.22  $ 12,600,000  $ 12,600,000.00   $ 12,600,000.00          0.3%
                      67        Rooms        Acquisition  $100,000.00  $ 12,500,000  $ 12,500,000.00   $ 12,500,000.00          0.3%
                      68        sf           Refinance    $    116.87  $ 12,000,000  $ 12,000,000.00   $ 12,000,000.00          0.3%
      24              69        Rooms        Refinance    $166,208.30  $ 12,000,000  $ 11,966,997.35   $ 11,966,997.35          0.3%
    10, 25            70        Units        Acquisition  $ 59,203.98  $ 11,900,000  $ 11,900,000.00   $ 11,900,000.00          0.3%
                      71        Rooms        Acquisition  $ 89,831.32  $ 11,700,000  $ 11,588,240.09   $ 11,588,240.09          0.3%
                      72        sf           Refinance    $     26.27  $ 11,200,000  $ 11,200,000.00                            0.3%
                    72.01       sf                                                                     $  5,700,000.00
                    72.02       sf                                                                     $  5,500,000.00
                      73        sf           Acquisition  $    134.44  $ 10,800,000  $ 10,753,786.95   $ 10,753,786.95          0.3%
     7, 26            74        sf           Acquisition  $     92.82  $ 10,600,000  $ 10,600,000.00   $ 10,600,000.00          0.3%
                      75        Rooms        Refinance    $ 76,086.96  $ 10,500,000  $ 10,500,000.00   $ 10,500,000.00          0.3%
                      76        Rooms        Refinance    $105,263.16  $ 10,000,000  $ 10,000,000.00   $ 10,000,000.00          0.3%
       6              77        sf           Refinance    $    188.54  $  9,400,000  $  9,372,676.53                            0.3%
                    77.01       sf                                                                     $  2,777,089.34
                    77.02       sf                                                                     $  2,330,771.41
                    77.03       sf                                                                     $  2,157,203.33
                    77.04       sf                                                                     $  2,107,612.45
                      78        sf           Refinance    $    129.24  $  9,350,000  $  9,350,000.00   $  9,350,000.00          0.3%
                      79        sf           Refinance    $    115.43  $  9,200,000  $  9,200,000.00                            0.3%
                    79.01       sf                                                                     $  5,780,104.71
                    79.02       sf                                                                     $  3,419,895.29
      10              80        sf           Acquisition  $     87.88  $  8,820,000  $  8,820,000.00   $  8,820,000.00          0.2%
                      81        Units        Refinance    $ 32,575.76  $  8,600,000  $  8,600,000.00   $  8,600,000.00          0.2%
                      82        Rooms        Refinance    $ 39,953.27  $  8,550,000  $  8,550,000.00   $  8,550,000.00          0.2%
     3, 27            83        sf           Refinance    $     75.42  $  8,600,000  $  8,522,249.14   $  8,522,249.14          0.2%
                      84        sf           Refinance    $     52.24  $  8,500,000  $  8,500,000.00   $  8,500,000.00          0.2%
                      85        Units        Refinance    $ 49,349.11  $  8,340,000  $  8,340,000.00   $  8,340,000.00          0.2%
                      86        sf           Refinance    $    187.51  $  8,000,000  $  8,000,000.00   $  8,000,000.00          0.2%
                      87        sf           Acquisition  $    148.64  $  8,000,000  $  8,000,000.00   $  8,000,000.00          0.2%
      10              88        sf           Acquisition  $     63.19  $  7,875,000  $  7,875,000.00   $  7,875,000.00          0.2%
      28              89        Rooms        Acquisition  $ 50,980.39  $  7,800,000  $  7,800,000.00   $  7,800,000.00          0.2%
                      90        Parking Sp   Refinance    $  4,093.68  $  7,687,500  $  7,610,151.73   $  7,610,151.73          0.2%
     3, 27            91        sf           Refinance    $    165.21  $  7,600,000  $  7,600,000.00   $  7,600,000.00          0.2%
                      92        sf           Refinance    $     99.70  $  7,500,000  $  7,500,000.00   $  7,500,000.00          0.2%
                      93        sf           Acquisition  $     34.54  $  7,500,000  $  7,500,000.00   $  7,500,000.00          0.2%
                      94        sf           Refinance    $    220.38  $  7,500,000  $  7,500,000.00   $  7,500,000.00          0.2%
                      95        sf           Refinance    $    170.73  $  7,000,000  $  7,000,000.00   $  7,000,000.00          0.2%
                      96        sf           Acquisition  $    130.83  $  7,000,000  $  6,973,634.94   $  6,973,634.94          0.2%
                      97        sf           Refinance    $     58.10  $  6,950,000  $  6,950,000.00   $  6,950,000.00          0.2%
                      98        sf           Refinance    $    142.23  $  6,800,000  $  6,761,889.26   $  6,761,889.26          0.2%
                      99        sf           Acquisition  $     94.68  $  6,700,000  $  6,700,000.00   $  6,700,000.00          0.2%
                     100        sf           Refinance    $     44.73  $  6,600,000  $  6,564,063.29   $  6,564,063.29          0.2%
                     101        Units        Acquisition  $ 44,249.08  $  5,730,000  $  5,708,130.94   $  5,708,130.94          0.2%
                     102        sf           Refinance    $    125.21  $  5,700,000  $  5,694,699.17   $  5,694,699.17          0.2%
                     103        sf           Acquisition  $     57.72  $  5,500,000  $  5,500,000.00   $  5,500,000.00          0.2%
                     104        Units        Refinance    $ 28,515.63  $  5,475,000  $  5,475,000.00   $  5,475,000.00          0.2%
                     105        sf           Refinance    $    196.11  $  5,440,000  $  5,440,000.00   $  5,440,000.00          0.2%
     3, 27           106        sf           Acquisition  $    250.15  $  5,000,000  $  5,000,000.00   $  5,000,000.00          0.1%
                     107        sf           Refinance    $     86.86  $  5,000,000  $  4,933,304.01   $  4,933,304.01          0.1%
                     108        sf           Refinance    $    185.80  $  4,850,000  $  4,845,088.09   $  4,845,088.09          0.1%
                     109        sf           Acquisition  $    274.76  $  4,818,000  $  4,818,000.00   $  4,818,000.00          0.1%
       3             110        sf           Refinance    $     40.82  $  4,700,000  $  4,700,000.00   $  4,700,000.00          0.1%
                     111        sf           Refinance    $    100.11  $  4,650,000  $  4,645,661.40   $  4,645,661.40          0.1%
                     112        sf           Acquisition  $    218.81  $  4,200,000  $  4,200,000.00   $  4,200,000.00          0.1%
       3             113        Units        Acquisition  $ 23,333.33  $  4,200,000  $  4,200,000.00   $  4,200,000.00          0.1%
                     114        Rooms        Refinance    $ 47,382.41  $  4,175,000  $  4,169,652.29   $  4,169,652.29          0.1%
     3, 27           115        sf           Refinance    $    191.13  $  4,010,000  $  4,006,224.40   $  4,006,224.40          0.1%
                     116        sf           Acquisition  $    134.58  $  4,000,000  $  3,988,470.37   $  3,988,470.37          0.1%
                     117        sf           Refinance    $    158.60  $  3,800,000  $  3,800,000.00   $  3,800,000.00          0.1%
                     118        sf           Refinance    $    155.19  $  3,700,000  $  3,700,000.00   $  3,700,000.00          0.1%
                     119        sf           Refinance    $    101.73  $  3,500,000  $  3,500,000.00   $  3,500,000.00          0.1%
                     120        sf           Refinance    $     97.82  $  3,150,000  $  3,121,497.23   $  3,121,497.23          0.1%
                     121        sf           Acquisition  $    213.87  $  3,114,000  $  3,114,000.00   $  3,114,000.00          0.1%
                     122        sf           Acquisition  $    118.39  $  3,090,000  $  3,090,000.00   $  3,090,000.00          0.1%
                     123        sf           Acquisition  $    175.26  $  3,100,000  $  3,077,840.11   $  3,077,840.11          0.1%
                     124        sf           Refinance    $     41.88  $  3,080,000  $  3,067,529.37   $  3,067,529.37          0.1%
                     125        sf           Refinance    $     72.50  $  2,750,000  $  2,738,892.63   $  2,738,892.63          0.1%
                     126        sf           Refinance    $     40.43  $  2,400,000  $  2,393,470.43   $  2,393,470.43          0.1%
                     127        sf           Refinance    $     55.77  $  2,400,000  $  2,377,273.45   $  2,377,273.45          0.1%
                     128        sf           Refinance    $    206.65  $  2,280,000  $  2,280,000.00   $  2,280,000.00          0.1%
      10             129        sf           Acquisition  $    169.49  $  2,000,000  $  2,000,000.00   $  2,000,000.00          0.1%
                     130        sf           Acquisition  $     68.36  $  2,000,000  $  2,000,000.00   $  2,000,000.00          0.1%
                     131        sf           Refinance    $     55.98  $  1,880,000  $  1,858,681.42   $  1,858,681.42          0.1%
                     132        sf           Refinance    $    207.75  $  1,350,000  $  1,347,277.84   $  1,347,277.84          0.0%
      10             133        sf           Acquisition  $    158.40  $  1,300,000  $  1,298,851.47   $  1,298,851.47          0.0%
                     134        sf           Acquisition  $    237.10  $  1,300,000  $  1,282,730.60   $  1,282,730.60          0.0%

                                                            PARI PASSU     PARI PASSU
                                INTEREST  ADMINISTRATIVE     MONTHLY       ANNUAL DEBT      MONTHLY      ANNUAL DEBT
   FOOTNOTE     CONTROL NUMBER    RATE          FEE          PAYMENT        SERVICE         PAYMENT        SERVICE
--------------  --------------  --------  --------------  -------------  --------------  -------------  --------------

     2, 3             1          5.7340%        0.02059%  $1,203,423.25  $14,441,079.00  $1,514,994.69  $18,179,936.28
                     1.01
                     1.02
                     1.03
                     1.04
                     1.05
                     1.06
                     1.07
                     1.08
                     1.09
                     1.10
                     1.11
                     1.12
                     1.13
                     1.14
       4             1.15
                     1.16
                     1.17
                     1.18
                     1.19
                     1.20
                     1.21
       5             1.22
                     1.23
                     1.24
                     1.25
                     1.26
                     1.27
                     1.28
                     1.29
       6              2          5.4995%        0.02059%  $1,228,115.27  $14,737,383.24  $2,456,230.53  $29,474,766.36
  7, 8, 9, 10         3          4.9400%        0.02059%                                 $  947,663.12  $11,371,957.49
      10              4          5.7465%        0.02059%                                 $  922,499.48  $11,069,993.76
                      5          5.6000%        0.02059%                                 $  851,666.67  $10,220,000.00
                      6          6.0330%        0.02059%                                 $  790,085.59  $ 9,481,027.08
                      7          5.7594%        0.02059%                                 $  589,778.56  $ 7,077,342.70
     3, 11            8          6.0400%        0.02059%                                 $  612,388.89  $ 7,348,666.68
                      9          5.8390%        0.07059%                                 $  545,635.22  $ 6,547,622.64
      12              10         6.0200%        0.04059%                                 $  466,570.21  $ 5,598,842.52
                    10.01
                    10.02
                    10.03
                    10.04
                    10.05
                    10.06
                    10.07
                    10.08
                    10.09
                    10.10
                    10.11
                    10.12
                    10.13
     9, 13            11         7.3000%        0.02059%                                 $  547,912.69  $ 6,574,952.32
                      12         6.1700%        0.02059%                                 $  432,685.53  $ 5,192,226.39
                      13         6.5370%        0.02059%                                 $  512,361.41  $ 6,148,336.92
     3, 6             14         5.4870%        0.02059%  $  430,899.96  $ 5,170,799.52  $1,366,406.45  $16,396,877.40
                    14.01
                    14.02
                    14.03
                    14.04
                    14.05
                    14.06
                    14.07
                    14.08
       7              15         7.5120%        0.02059%                                 $  410,221.33  $ 4,922,655.96
                      16         5.7900%        0.04059%                                 $  318,261.20  $ 3,819,134.40
                      17         6.1330%        0.02059%                                 $  230,590.86  $ 2,767,090.35
       3              18         6.2000%        0.02059%                                 $  246,518.77  $ 2,958,225.24
      10              19         5.7970%        0.02059%                                 $  234,624.80  $ 2,815,497.60
                      20         6.1150%        0.02059%                                 $  218,507.05  $ 2,622,084.60
                      21         6.1100%        0.02059%                                 $  206,257.89  $ 2,475,094.68
                      22         5.5700%        0.07059%                                 $  156,314.25  $ 1,875,771.00
                      23         6.0380%        0.02059%                                 $  192,638.66  $ 2,311,663.92
                      24         6.2780%        0.02059%                                 $  185,261.83  $ 2,223,141.96
                      25         6.4400%        0.02059%                                 $  160,515.51  $ 1,926,186.11
                      26         6.0950%        0.02059%                                 $  174,433.50  $ 2,093,202.00
       3              27         5.7100%        0.07059%                                 $  165,594.78  $ 1,987,137.36
      10              28         5.5720%        0.02059%                                 $  160,591.48  $ 1,927,097.76
                      29         6.2513%        0.02059%                                 $  172,424.49  $ 2,069,093.88
   7, 10, 14          30         5.4750%        0.02059%                                 $  157,975.79  $ 1,895,709.48
                      31         6.0400%        0.00059%                                 $  162,573.65  $ 1,950,883.80
                      32         5.8230%        0.02059%                                 $  127,917.29  $ 1,535,007.50
                      33         6.0100%        0.02059%                                 $  129,486.28  $ 1,553,835.42
                      34         6.2000%        0.02059%                                 $  153,117.24  $ 1,837,406.88
      10              35         5.8250%        0.02059%                                 $  142,968.08  $ 1,715,616.96
      15              36         6.1600%        0.02059%                                 $  146,370.17  $ 1,756,442.04
    10, 16            37         5.4750%        0.02059%                                 $  130,230.94  $ 1,562,771.28
                      38         6.5200%        0.02059%                                 $  155,585.21  $ 1,867,022.52
17, 18, 19, 20        39         7.9650%        0.02059%                                 $  165,516.27  $ 1,986,195.24
                    39.01
                    39.02
                      40         5.7400%        0.06059%                                 $  128,829.23  $ 1,545,950.76
                    40.01
                    40.02
                    40.03
                      41         5.8400%        0.02059%                                 $  139,602.43  $ 1,675,229.16
                      42         5.8400%        0.02059%                                 $  139,602.43  $ 1,675,229.16
      10              43         5.7950%        0.02059%                                 $  126,464.64  $ 1,517,575.68
      10              44         6.8150%        0.02059%                                 $  132,543.71  $ 1,590,524.52
                      45         5.9140%        0.02059%                                 $  119,994.59  $ 1,439,935.08
                      46         6.0750%        0.02059%                                 $  120,876.18  $ 1,450,514.16
                      47         6.0140%        0.02059%                                 $  117,087.93  $ 1,405,055.16
      10              48         6.4620%        0.06059%                                 $  121,507.21  $ 1,458,086.52
                      49         5.8160%        0.02059%                                 $  111,676.74  $ 1,340,120.88
                      50         6.2000%        0.02059%                                 $  116,369.11  $ 1,396,429.32
                      51         5.9730%        0.02059%                                 $  113,584.99  $ 1,363,019.88
      10              52         6.4580%        0.02059%                                 $  111,387.59  $ 1,336,651.08
                      53         5.6580%        0.02059%                                 $  101,104.78  $ 1,213,257.36
      10              54         6.7050%        0.02059%                                 $  109,753.64  $ 1,317,043.68
      21              55         5.8640%        0.02059%                                 $  100,441.94  $ 1,205,303.28
                      56         6.2900%        0.02059%                                 $  101,713.82  $ 1,220,565.84
      10              57         6.3000%        0.02059%                                 $   99,035.65  $ 1,188,427.76
                      58         6.1500%        0.02059%                                 $   97,476.51  $ 1,169,718.12
                      59         6.5200%        0.02059%                                 $   85,441.43  $ 1,025,297.17
                    59.01
                    59.02
                    59.03
                    59.04
                    59.05
                    59.06
                    59.07
                    59.08
                    59.09
      22              60         7.1190%        0.02059%                                 $  100,997.04  $ 1,211,964.48
      10              61         5.5720%        0.02059%                                 $   82,069.91  $   984,838.92
                      62         6.2300%        0.02059%                                 $   86,018.38  $ 1,032,220.60
                      63         5.7100%        0.02059%                                 $   79,311.18  $   951,734.16
                      64         6.2800%        0.02059%                                 $   84,250.13  $ 1,011,001.56
                      65         5.7500%        0.02059%                                 $   77,615.20  $   931,382.40
     3, 23            66         5.7000%        0.07059%                                 $   73,130.45  $   877,565.40
                      67         7.3500%        0.02059%                                 $   91,157.75  $ 1,093,893.00
                      68         6.1700%        0.02059%                                 $   73,262.83  $   879,153.96
      24              69         7.2370%        0.02059%                                 $   81,755.37  $   981,064.44
    10, 25            70         5.5200%        0.02059%                                 $   67,716.29  $   812,595.48
                      71         6.0600%        0.02059%                                 $   70,599.38  $   847,192.56
                      72         7.1750%        0.02059%                                 $   75,834.83  $   910,017.96
                    72.01
                    72.02
                      73         5.3000%        0.02059%                                 $   59,972.91  $   719,674.92
     7, 26            74         7.3500%        0.02059%                                 $   73,031.04  $   876,372.48
                      75         6.2000%        0.02059%                                 $   68,941.12  $   827,293.44
                      76         6.3600%        0.02059%                                 $   66,648.53  $   799,782.36
       6              77         5.8800%        0.02059%     $55,634.59     $667,615.08  $  218,136.17  $ 2,617,634.04
                    77.01
                    77.02
                    77.03
                    77.04
                      78         6.3050%        0.02059%                                 $   57,904.43  $   694,853.16
                      79         5.9600%        0.07059%                                 $   46,327.96  $   555,935.52
                    79.01
                    79.02
      10              80         5.8400%        0.02059%                                 $   51,976.51  $   623,718.12
                      81         5.9200%        0.02059%                                 $   51,119.85  $   613,438.20
                      82         6.7390%        0.02059%                                 $   59,013.56  $   708,162.72
     3, 27            83         5.2400%        0.07059%                                 $   47,436.27  $   569,235.24
                      84         6.7100%        0.02059%                                 $   54,905.02  $   658,860.24
                      85         5.9600%        0.02059%                                 $   49,788.24  $   597,458.88
                      86         5.5500%        0.02059%                                 $   45,674.40  $   548,092.80
                      87         6.0700%        0.02059%                                 $   48,324.66  $   579,895.92
      10              88         6.0350%        0.02059%                                 $   47,391.95  $   568,703.40
      28              89         7.2200%        0.02059%                                 $   56,228.27  $   674,739.24
                      90         5.9100%        0.02059%                                 $   49,108.60  $   589,303.20
     3, 27            91         5.4700%        0.02059%                                 $   46,534.59  $   558,415.08
                      92         6.3970%        0.05059%                                 $   46,898.21  $   562,778.52
                      93         6.4070%        0.02059%                                 $   46,947.32  $   563,367.84
                      94         5.5700%        0.07059%                                 $   35,296.01  $   423,552.12
                      95         6.1000%        0.02059%                                 $   42,419.64  $   509,035.68
                      96         5.8900%        0.02059%                                 $   41,474.77  $   497,697.24
                      97         6.2500%        0.07059%                                 $   42,792.35  $   513,508.20
                      98         6.2930%        0.02059%                                 $   48,692.99  $   584,315.88
                      99         5.8800%        0.02059%                                 $   39,654.44  $   475,853.28
                     100         5.5800%        0.07059%                                 $   37,806.02  $   453,672.24
                     101         5.8300%        0.02059%                                 $   33,730.49  $   404,765.88
                     102         6.3540%        0.02059%                                 $   35,482.33  $   425,787.96
                     103         5.8800%        0.02059%                                 $   27,324.31  $   327,891.72
                     104         6.1100%        0.02059%                                 $   33,213.59  $   398,563.08
                     105         5.7500%        0.02059%                                 $   31,746.37  $   380,956.44
     3, 27           106         5.7540%        0.02059%                                 $   29,191.35  $   350,296.20
                     107         5.6800%        0.02059%                                 $   28,956.68  $   347,480.16
                     108         5.9100%        0.02059%                                 $   28,798.16  $   345,577.92
                     109         6.4570%        0.02059%                                 $   30,316.92  $   363,803.04
       3             110         5.7500%        0.02059%                                 $   22,833.62  $   274,003.44
                     111         6.3370%        0.02059%                                 $   28,894.48  $   346,733.76
                     112         5.9730%        0.02059%                                 $   25,108.26  $   301,299.12
       3             113         6.2800%        0.02059%                                 $   22,285.28  $   267,423.36
                     114         6.7660%        0.02059%                                 $   28,887.75  $   346,653.00
     3, 27           115         6.2900%        0.08059%                                 $   24,794.68  $   297,536.16
                     116         5.9200%        0.02059%                                 $   23,776.68  $   285,320.16
                     117         5.7000%        0.02059%                                 $   18,300.69  $   219,608.28
                     118         5.9360%        0.02059%                                 $   22,031.36  $   264,376.32
                     119         5.7100%        0.02059%                                 $   20,336.20  $   244,034.40
                     120         5.6300%        0.02059%                                 $   18,934.22  $   227,210.64
                     121         5.9100%        0.02059%                                 $   15,549.46  $   186,593.52
                     122         5.4900%        0.02059%                                 $   17,525.30  $   210,303.60
                     123         5.7100%        0.02059%                                 $   18,012.06  $   216,144.72
                     124         6.2300%        0.02059%                                 $   22,476.70  $   269,720.40
                     125         5.5700%        0.02059%                                 $   15,735.19  $   188,822.28
                     126         6.1920%        0.02059%                                 $   14,686.80  $   176,241.60
                     127         5.5500%        0.02059%                                 $   13,702.32  $   164,427.84
                     128         6.1000%        0.07059%                                 $   13,816.68  $   165,800.16
      10             129         5.7000%        0.02059%                                 $   11,608.01  $   139,296.12
                     130         6.0900%        0.07059%                                 $   12,106.98  $   145,283.76
                     131         5.6500%        0.02059%                                 $   10,852.03  $   130,224.36
                     132         6.5930%        0.02059%                                 $   10,139.29  $   121,671.48
      10             133         6.6180%        0.02059%                                 $    8,318.03  $    99,816.36
                     134         5.7000%        0.02059%                                 $    7,545.21  $    90,542.52

                                        INTEREST               FIRST    LAST IO  FIRST P&I
               CONTROL     BALLOON       ACCRUAL              PAYMENT   PAYMENT   PAYMENT  PAYMENT
   FOOTNOTE    NUMBER      BALANCE       METHOD    NOTE DATE   DATE      DATE       DATE     DAY         GRACE DAYS - LATE FEE
------------------------------------------------------------------------------------------------------------------------------------

     2, 3          1   $248,400,000.00 Actual/360  4/25/2006 6/6/2006  4/6/2016               6    5 days but only once per calendar
                                                                                                   year
                 1.01
                 1.02
                 1.03
                 1.04
                 1.05
                 1.06
                 1.07
                 1.08
                 1.09
                 1.10
                 1.11
                 1.12
                 1.13
                 1.14
      4          1.15
                 1.16
                 1.17
                 1.18
                 1.19
                 1.20
                 1.21
      5          1.22
                 1.23
                 1.24
                 1.25
                 1.26
                 1.27
                 1.28
                 1.29
      6            2   $169,465,217.07 Actual/360  3/1/2006  4/6/2006  3/6/2009  4/6/2009     6                   0
 7, 8, 9, 10       3   $163,857,320.18 Actual/360  3/21/2006 5/6/2006  5/6/2006  6/6/2006     6                   0
      10           4   $190,000,000.00 Actual/360  6/6/2006  7/6/2006  12/6/2015              6    3 days grace two times during any
                                                                                                   12 month period
                   5   $180,000,000.00 Actual/360  2/1/2006  3/6/2006  2/6/2016               6                   5
                   6   $155,000,000.00 Actual/360  6/6/2006  7/6/2006  7/6/2016               6                   0
                   7   $121,200,000.00 Actual/360  4/19/2006 6/6/2006  5/6/2016               6                  10
    3, 11          8   $120,000,000.00 Actual/360  6/9/2006  8/6/2006  7/6/2016               6                   0
                   9   $ 78,170,747.97 Actual/360  4/5/2006  5/6/2006            5/6/2006     6                   0
      12          10   $ 91,730,000.00 Actual/360  5/31/2006 7/6/2006  6/6/2016               6                   0
                10.01
                10.02
                10.03
                10.04
                10.05
                10.06
                10.07
                10.08
                10.09
                10.10
                10.11
                10.12
                10.13
    9, 13         11   $ 84,093,513.18 Actual/360  6/15/2006 8/6/2006            8/6/2006     6                   0
                  12   $ 83,000,000.00 Actual/360  3/22/2006 5/6/2006  4/6/2011               6                   0
                  13   $ 76,079,416.20 Actual/360  6/2/2006  7/6/2006  6/6/2011  7/6/2011     6                   0
     3, 6         14   $ 67,843,988.43 Actual/360  9/26/2005 11/6/2005 9/6/2008  10/6/2008    6    3 days grace no more than two
                                                                                                   times per calendar year
                14.01
                14.02
                14.03
                14.04
                14.05
                14.06
                14.07
                14.08
      7           15   $ 53,589,786.24 Actual/360  5/24/2006 7/6/2006  6/6/2008  7/6/2008     6                   0
                  16   $ 50,662,947.75 Actual/360  4/28/2006 6/6/2006  5/6/2011  6/6/2011     6                   0
                  17   $ 44,500,000.00 Actual/360  6/8/2006  8/6/2006  7/6/2016               6                   0
      3           18   $ 35,115,741.79 Actual/360  3/29/2006 5/6/2006  4/6/2007  5/6/2007     6                   0
      10          19   $ 37,323,175.50 Actual/360  3/10/2006 5/6/2006  4/6/2011  5/6/2011     6                   0
                  20   $ 34,490,138.22 Actual/360  12/1/2005 1/6/2006  6/6/2007  7/6/2007     6                   0
                  21   $ 31,858,614.12 Actual/360  3/31/2006 5/6/2006  4/6/2011  5/6/2011     6                   0
                  22   $ 33,215,000.00 Actual/360  4/13/2006 6/6/2006  5/6/2016               6                   0
                  23   $ 27,803,716.60 Actual/360  6/12/2006 8/6/2006  7/6/2007  8/6/2007     6                   0
                  24   $ 28,173,050.56 Actual/360  6/14/2006 8/6/2006  7/6/2011  8/6/2011     6                   0
                  25   $ 29,500,000.00 Actual/360  6/13/2006 8/6/2006  7/6/2011               6                   0
                  26   $ 26,075,216.61 Actual/360  3/31/2006 5/6/2006  4/6/2009  5/6/2009     6                   0
      3           27   $ 25,610,245.18 Actual/360  4/17/2006 6/6/2006  5/6/2009  6/6/2009     6                   0
      10          28   $ 26,100,146.58 Actual/360  5/23/2006 7/6/2006  6/6/2011  7/6/2011     6                   0
                  29   $ 25,427,459.24 Actual/360  6/13/2006 8/6/2006  7/6/2009  8/6/2009     6                   0
  7, 10, 14       30   $ 26,768,934.16 Actual/360  2/3/2006  3/6/2006  2/6/2013  3/6/2013     6                   0
                  31   $ 24,602,151.25 Actual/360  2/17/2006 4/6/2006  8/6/2009  9/6/2009     6                   0
                  32   $ 26,000,000.00 Actual/360  5/3/2006  6/6/2006  5/6/2016               6                   0
                  33   $ 25,500,000.00 Actual/360  6/13/2006 8/6/2006  7/6/2011               6                   0
                  34   $ 22,254,760.24 Actual/360 12/14/2005 2/6/2006  1/6/2008  2/6/2008     6                   0
      10          35   $ 21,886,352.60 Actual/360  5/4/2006  6/6/2006  5/6/2009  6/6/2009     6                   0
      15          36   $ 23,452,917.23 Actual/360  9/22/2005 11/6/2005 10/6/2008 11/6/2008    6                   0
    10, 16        37   $ 22,072,807.63 Actual/360  2/9/2006  4/6/2006  3/6/2013  4/6/2013     6                   0
                  38   $ 22,058,617.46 Actual/360  3/31/2006 5/6/2006  10/6/2008 11/6/2008    6                   0
17, 18, 19, 20    39   $ 18,000,000.00 Actual/360  6/13/2006 8/6/2006            8/6/2006     6                   0
                39.01
                39.02
                 40    $ 20,604,868.47 Actual/360  3/20/2006 5/6/2006  4/6/2011  5/6/2011     6                   0
                40.01
                40.02
                40.03
                  41   $ 16,949,530.55 Actual/360  2/10/2006 4/6/2006            4/6/2006     6                   0
                  42   $ 16,949,530.55 Actual/360  2/10/2006 4/6/2006            4/6/2006     6                   0
      10          43   $ 20,744,656.64 Actual/360 12/27/2005 2/6/2006  1/6/2013  2/6/2013     6                   0
      10          44   $ 19,191,140.26 Actual/360  6/2/2006  7/6/2006  6/6/2011  7/6/2011     6                   0
                  45   $ 17,867,387.99 Actual/360  3/15/2006 5/6/2006  4/6/2008  5/6/2008     6                   0
                  46   $ 17,001,612.04 Actual/360  5/22/2006 7/6/2006            7/6/2006     6                   0
                  47   $ 18,248,456.90 Actual/360  5/15/2006 7/6/2006  6/6/2011  7/6/2011     6                   0
      10          48   $ 17,279,489.60 Actual/360  5/17/2006 7/6/2006  6/6/2008  7/6/2008     6                   0
                  49   $ 16,767,875.55 Actual/360  5/26/2006 7/6/2006  6/6/2008  7/6/2008     6                   0
                  50   $ 17,236,674.99 Actual/360  5/31/2006 7/6/2006  6/6/2009  7/6/2009     6                   0
                  51   $ 16,095,013.76 Actual/360  1/31/2006 3/6/2006            3/6/2006     6                   0
      10          52   $ 16,134,891.37 Actual/360  5/16/2006 7/6/2006  6/6/2009  7/6/2009     6                   0
                  53   $ 15,387,541.06 Actual/360  3/8/2006  5/6/2006  4/6/2008  5/6/2008     6                   0
      10          54   $ 15,298,730.18 Actual/360  6/1/2006  7/6/2006  6/6/2008  7/6/2008     6                   0
      21          55   $ 15,876,883.41 Actual/360  3/24/2006 5/6/2006  4/6/2011  5/6/2011     6                   0
                  56   $ 14,673,059.49 Actual/360  5/17/2006 7/6/2006  6/6/2008  7/6/2008     6                   0
      10          57   $ 14,543,295.32 Actual/360  6/26/2006 8/6/2006  7/6/2009  8/6/2009     6                   0
                  58   $ 15,000,070.76 Actual/360  5/31/2006 7/6/2006  6/6/2011  7/6/2011     6                   0
                  59   $ 15,510,000.00 Actual/360  4/26/2006 6/6/2006  5/6/2011               6                   0
                59.01
                59.02
                59.03
                59.04
                59.05
                59.06
                59.07
                59.08
                59.09
      22          60   $ 13,614,309.34 Actual/360  6/6/2006  8/6/2006  7/6/2008  8/6/2008     6                   0
      10          61   $ 13,338,421.68 Actual/360  5/23/2006 7/6/2006  6/6/2011  7/6/2011     6                   0
                  62   $ 12,708,614.60 Actual/360  6/15/2006 8/6/2006  7/6/2009  8/6/2009     6                   0
                  63   $ 12,721,165.42 Actual/360  5/10/2006 7/6/2006  6/6/2011  7/6/2011     6                   0
                  64   $ 12,164,962.74 Actual/360  4/28/2006 6/6/2006  5/6/2008  6/6/2008     6                   0
                  65   $ 12,401,845.73 Actual/360  5/12/2006 7/6/2006  6/6/2011  7/6/2011     6                   0
    3, 23         66   $ 11,320,145.43 Actual/360  4/24/2006 6/6/2006  5/6/2009  6/6/2009     6                   0
                  67   $ 11,525,190.40 Actual/360  8/16/2005 10/6/2005 9/6/2007  10/6/2007    6                   0
                  68   $ 11,253,002.36 Actual/360  5/15/2006 7/6/2006  6/6/2011  7/6/2011     6                   0
      24          69   $ 11,398,926.64 Actual/360  2/10/2006 4/6/2006            4/6/2006     6                   0
    10, 25        70   $ 11,421,793.44 Actual/360  1/31/2006 3/6/2006  2/6/2013  3/6/2013     6                   0
                  71   $ 10,952,972.49 Actual/360  8/31/2005 10/6/2005           10/6/2005    6                   0
                  72   $ 10,762,889.88 Actual/360  2/1/2006  4/6/2006  3/6/2007  4/6/2007     6                   0
                72.01
                72.02
                  73   $  8,967,538.32 Actual/360  2/17/2006 4/6/2006            4/6/2006     6                   0
    7, 26         74   $ 10,084,094.72 Actual/360  4/17/2006 6/6/2006  5/6/2011  6/6/2011     6                   0
                  75   $  8,337,279.49 Actual/360  3/1/2006  4/6/2006  9/6/2006  10/6/2006    6                   0
                  76   $  8,387,656.30 Actual/360  3/27/2006 5/6/2006  4/6/2008  5/6/2008     6                   0
      6           77   $  7,978,175.59 Actual/360  8/26/2005 5/6/2006            5/6/2006     6                   0
                77.01
                77.02
                77.03
                77.04
                 78    $  8,002,024.63 Actual/360  6/12/2006 8/6/2006            8/6/2006     6                  15
                 79    $  9,200,000.00 Actual/360  4/19/2006 6/6/2006  5/6/2016               6                   0
                79.01
                79.02
      10          80   $  7,945,912.56 Actual/360  3/6/2006  5/6/2006  4/6/2009  5/6/2009     6                   0
                  81   $  8,037,937.76 Actual/360  3/31/2006 5/6/2006  4/6/2011  5/6/2011     6                   0
                  82   $  8,140,433.14 Actual/360  5/1/2006  6/6/2006  5/6/2013  6/6/2013     6                   0
    3, 27         83   $  7,124,268.64 Actual/360 10/26/2005 12/6/2005           12/6/2005    6                   0
                  84   $  7,783,844.43 Actual/360  5/23/2006 7/6/2006  6/6/2009  7/6/2009     6                   0
                  85   $  7,384,670.97 Actual/360  3/30/2006 5/6/2006  4/6/2008  5/6/2008     6                   0
                  86   $  7,439,236.91 Actual/360  2/17/2006 4/6/2006  3/6/2011  4/6/2011     6                   0
                  87   $  7,492,438.54 Actual/360  5/1/2006  6/6/2006  5/6/2011  6/6/2011     6                   0
      10          88   $  6,984,604.52 Actual/360  11/3/2005 12/6/2005 11/6/2007 12/6/2007    6                   0
      28          89   $  7,390,183.28 Actual/360  4/13/2006 6/6/2006  5/6/2008  6/6/2008     6                   0
                  90   $  5,934,196.51 Actual/360  12/5/2005 1/6/2006            1/6/2006     6                   0
    3, 27         91   $  6,228,409.49 Actual/360  2/24/2006 4/6/2006  3/6/2008  4/6/2008     6                   0
                  92   $  6,945,068.26 Actual/360  5/26/2006 7/6/2006  6/6/2010  7/6/2010     6                   0
                  93   $  6,707,340.63 Actual/360  6/13/2006 8/6/2006  7/6/2008  8/6/2008     6                   0
                  94   $  7,500,000.00 Actual/360  3/22/2006 5/6/2006  4/6/2016               6                   0
                  95   $  6,338,666.97 Actual/360  5/2/2006  6/6/2006  5/6/2009  6/6/2009     6                   0
                  96   $  5,918,873.09 Actual/360  2/13/2006 4/6/2006            4/6/2006     6                   0
                  97   $  6,310,958.64 Actual/360  5/31/2006 7/6/2006  6/6/2009  7/6/2009     6                   0
                  98   $  4,707,084.72 Actual/360  3/22/2006 5/6/2006            5/6/2006     6                   0
                  99   $  6,258,295.02 Actual/360 12/21/2005 2/6/2006  1/6/2008  2/6/2008     6                   0
                 100   $  5,525,241.71 Actual/360  1/13/2006 3/1/2006            3/1/2006     1                   5
                 101   $  4,836,320.19 Actual/360  2/27/2006 4/6/2006            4/6/2006     6                   0
                 102   $  4,884,594.58 Actual/360  5/15/2006 7/6/2006            7/6/2006     6                   0
                 103   $  5,500,000.00 Actual/360  5/18/2006 7/6/2006  6/6/2016               6                   0
                 104   $  4,958,365.88 Actual/360  5/10/2006 7/1/2006  6/1/2009  7/1/2009     1                   5
                 105   $  5,072,860.09 Actual/360  3/2/2006  4/6/2006  3/6/2011  4/6/2011     6                   0
    3, 27        106   $  4,662,782.75 Actual/360  4/13/2006 6/6/2006  5/6/2011  6/6/2011     6                   0
                 107   $  4,199,720.01 Actual/360  5/20/2005 7/6/2005            7/6/2005     6                   0
                 108   $  4,102,864.66 Actual/360  5/9/2006  7/6/2006            7/6/2006     6                  15
                 109   $  4,313,441.01 Actual/360  6/12/2006 8/6/2006  7/6/2008  8/6/2008     6                   0
      3          110   $  4,700,000.00 Actual/360  3/15/2006 5/6/2006  4/6/2016               6                  15
                 111   $  3,982,874.89 Actual/360  5/30/2006 7/6/2006            7/6/2006     6                   0
                 112   $  3,928,307.76 Actual/360  3/7/2006  5/6/2006  4/6/2011  5/6/2011     6                   0
      3          113   $  4,200,000.00 Actual/360  4/24/2006 6/6/2006  5/6/2013               6                  15
                 114   $  3,315,843.01 Actual/360  6/1/2006  7/6/2006            7/6/2006     6                   0
    3, 27        115   $  3,430,090.43 Actual/360  5/17/2006 7/1/2006            7/1/2006     1                   5
                 116   $  3,384,883.93 Actual/360  3/28/2006 5/6/2006            5/6/2006     6                   0
                 117   $  3,800,000.00 Actual/360  3/7/2006  5/6/2006  4/6/2016               6                  15
                 118   $  3,339,837.03 Actual/360  2/14/2006 4/6/2006  3/6/2009  4/6/2009     6                   0
                 119   $  3,144,971.07 Actual/360  3/28/2006 5/6/2006  4/6/2009  5/6/2009     6                   0
                 120   $  2,513,971.23 Actual/360  11/8/2005 1/6/2006            1/6/2006     6                   0
                 121   $  3,114,000.00 Actual/360  3/16/2006 5/6/2006  4/6/2016               6                   0
                 122   $  2,706,358.30 Actual/360  2/28/2006 4/6/2006  3/6/2008  4/6/2008     6                   0
                 123   $  2,606,018.47 Actual/360  12/6/2005 1/6/2006            1/6/2006     6                   0
                 124   $  2,037,938.32 Actual/360  4/13/2006 6/6/2006            6/6/2006     6                   0
                 125   $  2,302,784.94 Actual/360  3/2/2006  4/6/2006            4/6/2006     6                   0
                 126   $  2,047,193.27 Actual/360  3/15/2006 5/6/2006            5/6/2006     6                   0
                 127   $  2,007,759.05 Actual/360  9/8/2005  11/6/2005           11/6/2005    6                   0
                 128   $  2,025,343.00 Actual/360  4/7/2006  6/6/2006  5/6/2008  6/6/2008     6                   0
      10         129   $  1,863,124.55 Actual/360  1/23/2006 3/6/2006  2/6/2011  3/6/2011     6                   0
                 130   $  1,739,970.80 Actual/360  3/16/2006 5/1/2006  4/1/2007  5/1/2007     1                   5
                 131   $  1,577,615.47 Actual/360  7/28/2005 9/6/2005            9/6/2005     6                   0
                 132   $    905,399.31 Actual/360  5/19/2006 7/6/2006            7/6/2006     6                   0
      10         133   $  1,122,302.12 Actual/360  5/12/2006 7/6/2006            7/6/2006     6                   0
                 134   $  1,092,591.64 Actual/360  5/19/2005 7/6/2005            7/6/2005     6                   0

                                                                                                   ORIGINAL  REMAINING
                                GRACE DAYS                                                         INTEREST   INTEREST   ORIGINAL
   FOOTNOTE     CONTROL NUMBER   - DEFAULT        LOAN TYPE (IO, AMORTIZING, IO AMORTIZING)       ONLY TERM  ONLY TERM  LOAN TERM
---------------------------------------------------------------------------------------------------------------------------------

     2, 3             1              0                         Interest Only                         119        117        119
                     1.01
                     1.02
                     1.03
                     1.04
                     1.05
                     1.06
                     1.07
                     1.08
                     1.09
                     1.10
                     1.11
                     1.12
                     1.13
                     1.14
      4              1.15
                     1.16
                     1.17
                     1.18
                     1.19
                     1.20
                     1.21
      5              1.22
                     1.23
                     1.24
                     1.25
                     1.26
                     1.27
                     1.28
                     1.29
      6               2              0                 Interest Only, Then Amortizing                 36         32        120
 7, 8, 9, 10          3              0                           Amortizing                            1          0        122
      10              4              0                         Interest Only                         114        113        114
                      5              0                         Interest Only                         120        115        120
                      6              0                         Interest Only                         121        120        121
                      7              0                         Interest Only                         120        118        120
    3, 11             8              0                         Interest Only                         120        120        120
                      9              0                           Amortizing                            0          0        120
      12              10             0                         Interest Only                         120        119        120
                    10.01
                    10.02
                    10.03
                    10.04
                    10.05
                    10.06
                    10.07
                    10.08
                    10.09
                    10.10
                    10.11
                    10.12
                    10.13
    9, 13             11             0                           Amortizing                            0          0         84
                      12             0                         Interest Only                          60         57         60
                      13             0                 Interest Only, Then Amortizing                 60         59        120
     3, 6             14             0                 Interest Only, Then Amortizing                 35         26        120
                    14.01
                    14.02
                    14.03
                    14.04
                    14.05
                    14.06
                    14.07
                    14.08
      7               15             0                 Interest Only, Then Amortizing                 24         23        120
                      16             0                 Interest Only, Then Amortizing                 60         58        120
                      17             0                         Interest Only                         120        120        120
      3               18             0                 Interest Only, Then Amortizing                 12          9        120
      10              19             0                 Interest Only, Then Amortizing                 60         57        120
                      20             0                 Interest Only, Then Amortizing                 18         11         60
                      21             0                 Interest Only, Then Amortizing                 60         57        120
                      22             0                         Interest Only                         120        118        120
                      23             0                 Interest Only, Then Amortizing                 12         12        120
                      24             0                 Interest Only, Then Amortizing                 60         60        120
                      25             0                         Interest Only                          60         60         60
                      26             0                 Interest Only, Then Amortizing                 36         33        120
      3               27             0                 Interest Only, Then Amortizing                 36         34        120
      10              28             0                 Interest Only, Then Amortizing                 60         59        120
                      29             0                 Interest Only, Then Amortizing                 36         36        120
  7, 10, 14           30             0                 Interest Only, Then Amortizing                 84         79        120
                      31             0      Interest Only, Then Amortizing, Then HyperAmortizing      41         37        120
                      32             0                         Interest Only                         120        118        120
                      33             0                         Interest Only                          60         60         60
                      34             0                 Interest Only, Then Amortizing                 24         18        120
      10              35             0                 Interest Only, Then Amortizing                 36         34        120
      15              36             0                 Interest Only, Then Amortizing                 36         27         60
    10, 16            37             0                 Interest Only, Then Amortizing                 84         80        120
                      38             0                 Interest Only, Then Amortizing                 30         27         60
17, 18, 19, 20        39             0                           Amortizing                            0          0        120
                    39.01
                    39.02
                      40             0                 Interest Only, Then Amortizing                 60         57        120
                    40.01
                    40.02
                    40.03
                      41             0                           Amortizing                            0          0        120
                      42             0                           Amortizing                            0          0        120
      10              43             0                 Interest Only, Then Amortizing                 84         78        120
      10              44             0                 Interest Only, Then Amortizing                 60         59        120
                      45             0                 Interest Only, Then Amortizing                 24         21        120
                      46             0                           Amortizing                            0          0        120
                      47             0                 Interest Only, Then Amortizing                 60         59        120
      10              48             0                 Interest Only, Then Amortizing                 24         23        120
                      49             0                 Interest Only, Then Amortizing                 24         23        120
                      50             0                 Interest Only, Then Amortizing                 36         35        120
                      51             0                           Amortizing                            0          0        120
      10              52             0                 Interest Only, Then Amortizing                 36         35        120
                      53             0                 Interest Only, Then Amortizing                 24         21        120
      10              54             0                 Interest Only, Then Amortizing                 24         23        120
      21              55             0                 Interest Only, Then Amortizing                 60         57        120
                      56             0                 Interest Only, Then Amortizing                 24         23        120
      10              57             0                 Interest Only, Then Amortizing                 36         36        120
                      58             0                 Interest Only, Then Amortizing                 60         59        120
                      59             0                         Interest Only                          60         58         60
                    59.01
                    59.02
                    59.03
                    59.04
                    59.05
                    59.06
                    59.07
                    59.08
                    59.09
      22              60             0                 Interest Only, Then Amortizing                 24         24        120
      10              61             0                 Interest Only, Then Amortizing                 60         59        120
                      62             0                 Interest Only, Then Amortizing                 36         36        120
                      63             0                 Interest Only, Then Amortizing                 60         59        120
                      64             0                 Interest Only, Then Amortizing                 24         22        120
                      65             0                 Interest Only, Then Amortizing                 60         59        120
    3, 23             66             0                 Interest Only, Then Amortizing                 36         34        120
                      67             0                 Interest Only, Then Amortizing                 24         14         84
                      68             0                 Interest Only, Then Amortizing                 60         59        120
      24              69             0                           Amortizing                            0          0         60
    10, 25            70             0                 Interest Only, Then Amortizing                 84         79        120
                      71             0                           Amortizing                            0          0         60
                      72             0                 Interest Only, Then Amortizing                 12          8         60
                    72.01
                    72.02
                      73             0                           Amortizing                            0          0        120
    7, 26             74             0                 Interest Only, Then Amortizing                 60         58        120
                      75             0                 Interest Only, Then Amortizing                  6          2        120
                      76             0                 Interest Only, Then Amortizing                 24         21        120
      6               77             0                           Amortizing                            0          0        118
                    77.01
                    77.02
                    77.03
                    77.04
                      78             0                           Amortizing                            0          0        120
                      79             0                         Interest Only                         120        118        120
                    79.01
                    79.02
      10              80             0                 Interest Only, Then Amortizing                 36         33        120
                      81             0                 Interest Only, Then Amortizing                 60         57        120
                      82             0                 Interest Only, Then Amortizing                 84         82        120
    3, 27             83             0                           Amortizing                            0          0        120
                      84             0                 Interest Only, Then Amortizing                 36         35        120
                      85             0                 Interest Only, Then Amortizing                 24         21        120
                      86             0                 Interest Only, Then Amortizing                 60         56        120
                      87             0                 Interest Only, Then Amortizing                 60         58        120
      10              88             0                 Interest Only, Then Amortizing                 24         16        120
      28              89             0                 Interest Only, Then Amortizing                 24         22         66
                      90             0                           Amortizing                            0          0        120
    3, 27             91             0                 Interest Only, Then Amortizing                 24         20        120
                      92             0                 Interest Only, Then Amortizing                 48         47        120
                      93             0                 Interest Only, Then Amortizing                 24         24        120
                      94             0                         Interest Only                         120        117        120
                      95             0                 Interest Only, Then Amortizing                 36         34        120
                      96             0                           Amortizing                            0          0        120
                      97             0                 Interest Only, Then Amortizing                 36         35        120
                      98             0                           Amortizing                            0          0        120
                      99             0                 Interest Only, Then Amortizing                 24         18         84
                     100             5                           Amortizing                            0          0        120
                     101             0                           Amortizing                            0          0        120
                     102             0                           Amortizing                            0          0        120
                     103             0                         Interest Only                         120        119        120
                     104             5                 Interest Only, Then Amortizing                 36         35        120
                     105             0                 Interest Only, Then Amortizing                 60         56        120
    3, 27            106             0                 Interest Only, Then Amortizing                 60         58        120
                     107             0                           Amortizing                            0          0        120
                     108             0                           Amortizing                            0          0        120
                     109             0                 Interest Only, Then Amortizing                 24         24        120
      3              110             0                         Interest Only                         120        117        120
                     111             0                           Amortizing                            0          0        120
                     112             0                 Interest Only, Then Amortizing                 60         57        120
      3              113             0                         Interest Only                          84         82         84
                     114             0                           Amortizing                            0          0        120
    3, 27            115             5                           Amortizing                            0          0        120
                     116             0                           Amortizing                            0          0        120
                     117             0                         Interest Only                         120        117        120
                     118             0                 Interest Only, Then Amortizing                 36         32        120
                     119             0                 Interest Only, Then Amortizing                 36         33        120
                     120             0                           Amortizing                            0          0        120
                     121             0                         Interest Only                         120        117        120
                     122             0                 Interest Only, Then Amortizing                 24         20        120
                     123             0                           Amortizing                            0          0        120
                     124             0                           Amortizing                            0          0        120
                     125             0                           Amortizing                            0          0        120
                     126             0                           Amortizing                            0          0        120
                     127             0                           Amortizing                            0          0        120
                     128             0                 Interest Only, Then Amortizing                 24         22        120
      10             129             0                 Interest Only, Then Amortizing                 60         55        120
                     130             5                 Interest Only, Then Amortizing                 12          9        120
                     131             0                           Amortizing                            0          0        120
                     132             0                           Amortizing                            0          0        120
      10             133             0                           Amortizing                            0          0        120
                     134             0                           Amortizing                            0          0        120

                                                                                                            HYPER
                                             ORIGINAL      REMAINING                           HYPER     AMORTIZATION
                                REMAINING  AMORTIZATION  AMORTIZATION              MATURITY  AMORTIZING      LOAN
   FOOTNOTE     CONTROL NUMBER  LOAN TERM      TERM         TERM       SEASONING     DATE       LOAN     MATURITY DATE   LOCKBOX
--------------  --------------  ---------  ------------  ------------  ---------  ---------  ----------  -------------  ---------

     2, 3             1            117         NA             NA           2       4/6/2016      No                       Hard
                     1.01
                     1.02
                     1.03
                     1.04
                     1.05
                     1.06
                     1.07
                     1.08
                     1.09
                     1.10
                     1.11
                     1.12
                     1.13
                     1.14
       4             1.15
                     1.16
                     1.17
                     1.18
                     1.19
                     1.20
                     1.21
       5             1.22
                     1.23
                     1.24
                     1.25
                     1.26
                     1.27
                     1.28
                     1.29
       6              2            116         300            300          4       3/6/2016      No                       Hard
  7, 8, 9, 10         3            119         388            386          3       6/6/2016      No                       Hard
      10              4            113         NA             NA           1      12/6/2015      No                       Hard
                      5            115         NA             NA           5       2/6/2016      No                       Hard
                      6            120         NA             NA           1       7/6/2016      No                       Hard
                      7            118         NA             NA           2       5/6/2016      No                       Hard
     3, 11            8            120         NA             NA           0       7/6/2016      No                       Hard
                      9            117         360            357          3       4/6/2016      No                     Springing
      12              10           119         NA             NA           1       6/6/2016      No                       Hard
                    10.01
                    10.02
                    10.03
                    10.04
                    10.05
                    10.06
                    10.07
                    10.08
                    10.09
                    10.10
                    10.11
                    10.12
                    10.13
     9, 13            11           84          507            507          0       7/6/2013      No                       Soft
                      12           57          NA             NA           3       4/6/2011      No                       Hard
                      13           119         360            360          1       6/6/2016      No                       Hard
     3, 6             14           111         360            360          9      10/6/2015      No                       Hard
                    14.01
                    14.02
                    14.03
                    14.04
                    14.05
                    14.06
                    14.07
                    14.08
       7              15           119         360            360          1       6/6/2016      No                       Hard
                      16           118         360            360          2       5/6/2016      No                       Hard
                      17           120         NA             NA           0       7/6/2016      No                       Hard
       3              18           117         360            360          3       4/6/2016      No                       Hard
      10              19           117         360            360          3       4/6/2016      No                       Hard
                      20           53          360            360          7      12/6/2010      No                       Hard
                      21           117         360            360          3       4/6/2016      No                       Hard
                      22           118         NA             NA           2       5/6/2016      No                        No
                      23           120         360            360          0       7/6/2016      No                       Hard
                      24           120         360            360          0       7/6/2016      No                       Hard
                      25           60          NA             NA           0       7/6/2011      No                       Soft
                      26           117         360            360          3       4/6/2016      No                       Hard
       3              27           118         360            360          2       5/6/2016      No                        No
      10              28           119         360            360          1       6/6/2016      No                        No
                      29           120         360            360          0       7/6/2016      No                       Hard
   7, 10, 14          30           115         360            360          5       2/6/2016      No                       Soft
                      31           116         360            360          4       3/6/2036     Yes           3/6/2016    Hard
                      32           118         NA             NA           2       5/6/2016      No                       Hard
                      33           60          NA             NA           0       7/6/2011      No                       Soft
                      34           114         360            360          6       1/6/2016      No                        No
      10              35           118         360            360          2       5/6/2016      No                       Hard
      15              36           51          360            360          9      10/6/2010      No                       Hard
    10, 16            37           116         360            360          4       3/6/2016      No                       Soft
                      38           57          300            300          3       4/6/2011      No                       Hard
17, 18, 19, 20        39           120         285            285          0       7/6/2016                               Hard
                    39.01
                    39.02
                      40           117         360            360          3       4/6/2016      No                        No
                    40.01
                    40.02
                    40.03
                      41           116         300            296          4       3/6/2016      No                        No
                      42           116         300            296          4       3/6/2016      No                        No
      10              43           114         360            360          6       1/6/2016      No                       Hard
      10              44           119         360            360          1       6/6/2016      No                       Hard
                      45           117         360            360          3       4/6/2016      No                       Hard
                      46           119         360            359          1       6/6/2016      No                       Hard
                      47           119         360            360          1       6/6/2016      No                        No
      10              48           119         360            360          1       6/6/2016      No                       Hard
                      49           119         360            360          1       6/6/2016      No                       Hard
                      50           119         360            360          1       6/6/2016      No                       Hard
                      51           115         360            355          5       2/6/2016      No                       Soft
      10              52           119         360            360          1       6/6/2016      No                        No
                      53           117         360            360          3       4/6/2016      No                       Hard
      10              54           119         360            360          1       6/6/2016      No                       Hard
      21              55           117         360            360          3       4/6/2016      No                       Soft
                      56           119         360            360          1       6/6/2016      No                        No
      10              57           120         360            360          0       7/6/2016      No                        No
                      58           119         360            360          1       6/6/2016      No                        No
                      59           58          NA             NA           2       5/6/2011      No                       Hard
                    59.01
                    59.02
                    59.03
                    59.04
                    59.05
                    59.06
                    59.07
                    59.08
                    59.09
      22              60           120         360            360          0       7/6/2016      No                       Hard
      10              61           119         360            360          1       6/6/2016      No                        No
                      62           120         360            360          0       7/6/2016      No                        No
                      63           119         360            360          1       6/6/2016      No                        No
                      64           118         360            360          2       5/6/2016      No                        No
                      65           119         360            360          1       6/6/2016      No                        No
     3, 23            66           118         360            360          2       5/6/2016      No                        No
                      67           74          300            300          10      9/6/2012      No                       Hard
                      68           119         360            360          1       6/6/2016      No                        No
      24              69           56          360            356          4       3/6/2011      No                        No
    10, 25            70           115         360            360          5       2/6/2016      No                       Hard
                      71           50          360            350          10      9/6/2010      No                        No
                      72           56          360            360          4       3/6/2011      No                       Hard
                    72.01
                    72.02
                      73           116         360            356          4       3/6/2016      No                        No
     7, 26            74           118         360            360          2       5/6/2016      No                       Hard
                      75           116         300            300          4       3/6/2016      No                       Hard
                      76           117         300            300          3       4/6/2016      No                        No
       6              77           115         360            357          3       2/6/2016      No                       Hard
                    77.01
                    77.02
                    77.03
                    77.04
                      78           120         360            360          0       7/6/2016      No                        No
                      79           118         NA             NA           2       5/6/2016      No                        No
                    79.01
                    79.02
      10              80           117         360            360          3       4/6/2016      No                        No
                      81           117         360            360          3       4/6/2016      No                        No
                      82           118         300            300          2       5/6/2016      No                        No
     3, 27            83           112         360            352          8      11/6/2015      No                        No
                      84           119         360            360          1       6/6/2016      No                       Hard
                      85           117         360            360          3       4/6/2016      No                        No
                      86           116         360            360          4       3/6/2016      No                        No
                      87           118         360            360          2       5/6/2016      No                        No
      10              88           112         360            360          8      11/6/2015      No                        No
      28              89           64          300            300          2      11/6/2011      No                       Hard
                      90           113         300            293          7      12/6/2015      No                        No
     3, 27            91           116         300            300          4       3/6/2016      No                        No
                      92           119         360            360          1       6/6/2016      No                        No
                      93           120         360            360          0       7/6/2016      No                       Hard
                      94           117         NA             NA           3       4/6/2016      No                        No
                      95           118         360            360          2       5/6/2016      No                        No
                      96           116         360            356          4       3/6/2016      No                        No
                      97           119         360            360          1       6/6/2016      No                        No
                      98           117         252            249          3       4/6/2016      No                       Hard
                      99           78          360            360          6       1/6/2013      No                       Hard
                     100           115         360            355          5       2/1/2016      No                        No
                     101           116         360            356          4       3/6/2016      No                        No
                     102           119         360            359          1       6/6/2016      No                        No
                     103           119         NA             NA           1       6/6/2016      No                        No
                     104           119         360            360          1       6/1/2016      No                        No
                     105           116         360            360          4       3/6/2016      No                        No
     3, 27           106           118         360            360          2       5/6/2016      No                        No
                     107           107         360            347          13      6/6/2015      No                        No
                     108           119         360            359          1       6/6/2016      No                        No
                     109           120         360            360          0       7/6/2016      No                        No
       3             110           117         NA             NA           3       4/6/2016      No                        No
                     111           119         360            359          1       6/6/2016      No                        No
                     112           117         360            360          3       4/6/2016      No                        No
       3             113           82          NA             NA           2       5/6/2013      No                        No
                     114           119         300            299          1       6/6/2016      No                        No
     3, 27           115           119         360            359          1       6/1/2016      No                        No
                     116           117         360            357          3       4/6/2016      No                        No
                     117           117         NA             NA           3       4/6/2016      No                        No
                     118           116         360            360          4       3/6/2016      No                        No
                     119           117         360            360          3       4/6/2016      No                       Hard
                     120           113         324            317          7      12/6/2015      No                        No
                     121           117         NA             NA           3       4/6/2016      No                        No
                     122           116         360            360          4       3/6/2016      No                        No
                     123           113         360            353          7      12/6/2015      No                        No
                     124           118         240            238          2       5/6/2016      No                        No
                     125           116         360            356          4       3/6/2016      No                        No
                     126           117         360            357          3       4/6/2016      No                        No
                     127           111         360            351          9      10/6/2015      No                        No
                     128           118         360            360          2       5/6/2016      No                        No
      10             129           115         360            360          5       2/6/2016      No                        No
                     130           117         360            360          3       4/1/2016      No                        No
                     131           109         360            349          11      8/6/2015      No                        No
                     132           119         240            239          1       6/6/2016      No                        No
      10             133           119         360            359          1       6/6/2016      No                        No
                     134           107         360            347          13      6/6/2015      No                        No

                                             CROSS
               CONTROL                   COLLATERALIZED         CROSS
   FOOTNOTE     NUMBER  CASH MANAGEMENT       (Y/N)     COLLATERALIZED GROUP        PREPAYMENT PROVISIONS (# OF PAYMENTS) (1)
----------------------------------------------------------------------------------------------------------------------------------

     2, 3           1       In Place           No                NAP         Lockout/26_Defeasance/89_0%/4
                 1.01
                 1.02
                 1.03
                 1.04
                 1.05
                 1.06
                 1.07
                 1.08
                 1.09
                 1.10
                 1.11
                 1.12
                 1.13
                 1.14
       4         1.15
                 1.16
                 1.17
                 1.18
                 1.19
                 1.20
                 1.21
       5         1.22
                 1.23
                 1.24
                 1.25
                 1.26
                 1.27
                 1.28
                 1.29
       6            2       In Place           No                NAP         Lockout/28_Defeasance/88_0%/4
  7, 8, 9, 10       3       In Place           No                NAP         Lockout/27_Defeasance/91_0%/4
      10            4       In Place           No                NAP         Lockout/25_Defeasance/86_0%/3
                    5       In Place           No                NAP         Lockout/29_Defeasance/87_0%/4
                    6       In Place           No                NAP         Lockout/25_Defeasance/91_0%/5
                    7       Springing          No                NAP         Lockout/26_Defeasance/90_0%/4
     3, 11          8       Springing          No                NAP         Lockout/24_Defeasance/91_0%/5
                    9       Springing          No                NAP         Lockout/27_Defeasance/86_0%/7
      12           10       Springing          No                NAP         Lockout/25_Greater of YM or 1% or Defeasance or
                                                                             (Partial Defeasance or Greater of 1% or YM)/91_0%/4
                10.01
                10.02
                10.03
                10.04
                10.05
                10.06
                10.07
                10.08
                10.09
                10.10
                10.11
                10.12
                10.13
     9, 13         11       Springing          No                NAP         Lockout/24_Defeasance/56_0%/4
                   12       Springing          No                NAP         Lockout/27_Defeasance/30_0%/3
                   13       Springing          No                NAP         Lockout/25_Defeasance/91_0%/4
     3, 6          14       In Place           No                NAP         Lockout/33_Defeasance/80_0%/7
                14.01
                14.02
                14.03
                14.04
                14.05
                14.06
                14.07
                14.08
       7           15       Springing          No                NAP         Lockout/25_Defeasance/91_0%/4
                   16       Springing          No                NAP         Lockout/26_Defeasance/90_0%/4
                   17       Springing          No                NAP         Lockout/24_Defeasance/93_0%/3
       3           18       In Place           No                NAP         Lockout/27_Defeasance/89_0%/4
      10           19       Springing          No                NAP         Lockout/27_Defeasance/90_0%/3
                   20       In Place           No                NAP         Lockout/31_Defeasance/25_0%/4
                   21       Springing          No                NAP         Lockout/27_Defeasance/90_0%/3
                   22          NAP             No                NAP         Lockout/26_Defeasance or Greater of YM or 1%/90_0%/4
                   23       Springing          No                NAP         Lockout/24_Defeasance/92_0%/4
                   24       Springing          No                NAP         Lockout/24_Defeasance/93_0%/3
                   25       Springing          No                NAP         Lockout/24_> YM or 1%/33_0%/3
                   26       Springing          No                NAP         Lockout/27_Defeasance/89_0%/4
       3           27          NAP             No                NAP         Lockout/26_Defeasance/87_0%/7
      10           28          NAP             No                NAP         Lockout/25_Defeasance/91_0%/4
                   29       Springing          No                NAP         Lockout/24_Defeasance/92_0%/4
   7, 10, 14       30       In Place           No                NAP         Lockout/29_Defeasance/87_0%/4
                   31       Springing          No                NAP         Lockout/28_Defeasance/89_0%/3
                   32       Springing          No                NAP         Lockout/26_Defeasance/90_0%/4
                   33       Springing          No                NAP         Lockout/24_> YM or 1%/33_0%/3
                   34          NAP             No                NAP         Lockout/30_Defeasance/86_0%/4
      10           35       Springing          No                NAP         Lockout/26_Defeasance/90_0%/4
      15           36       Springing          No                NAP         >YM or 6%/24_>YM or 4%/12_>YM or 2%/12_>YM or 1%/8_0%/4
    10, 16         37       In Place           No                NAP         Lockout/28_Defeasance/88_0%/4
                   38       In Place           No                NAP         Lockout/27_Defeasance/29_0%/4
17, 18, 19, 20     39       In Place           No                NAP         Lockout/24_Defeasance/93_0%/3
                39.01
                39.02

                   40          NAP             No                NAP         Lockout/27_>YM or 1%/89_0%/4
                40.01
                40.02
                40.03

                   41          NAP             No                NAP         Lockout/28_Defeasance/88_0%/4
                   42          NAP             No                NAP         Lockout/28_Defeasance/88_0%/4
      10           43       In Place           No                NAP         Lockout/30_Defeasance/87_0%/3
      10           44       In Place           No                NAP         Lockout/25_Defeasance/91_0%/4
                   45       Springing          No                NAP         Lockout/27_Defeasance/89_0%/4
                   46       Springing          No                NAP         Lockout/25_Defeasance or YM/92_0%/3
                   47          NAP             No                NAP         Lockout/25_Defeasance/91_0%/4
      10           48       Springing          No                NAP         Lockout/59_> YM or 1%/57_0%/4
                   49       Springing          No                NAP         Lockout/25_Defeasance/91_0%/4
                   50       Springing          No                NAP         Lockout/25_Defeasance/92_0%/3
                   51       In Place           No                NAP         Lockout/29_Defeasance/87_0%/4
      10           52          NAP             No                NAP         Lockout/25_Defeasance/91_0%/4
                   53       Springing          No                NAP         Lockout/27_Defeasance/89_0%/4
      10           54       Springing          No                NAP         Lockout/25_Defeasance/91_0%/4
      21           55       Springing          No                NAP         Lockout/27_Defeasance/90_0%/3
                   56          NAP             No                NAP         Lockout/25_Defeasance/91_0%/4
      10           57          NAP             No                NAP         Lockout/24_Defeasance/92_0%/4
                   58          NAP             No                NAP         Lockout/25_Defeasance/91_0%/4
                   59       In Place           No                NAP         Lockout/26_Defeasance/31_0%/3
                59.01
                59.02
                59.03
                59.04
                59.05
                59.06
                59.07
                59.08
                59.09
      22           60       Springing          No                NAP         Lockout/24_Defeasance/92_0%/4
      10           61          NAP             No                NAP         Lockout/25_Defeasance/91_0%/4
                   62          NAP             No                NAP         Lockout/24_Defeasance/92_0%/4
                   63          NAP             No                NAP         Lockout/25_Defeasance/91_0%/4
                   64          NAP             No                NAP         Lockout/26_Defeasance/90_0%/4
                   65          NAP             No                NAP         Lockout/25_Defeasance/91_0%/4
     3, 23         66          NAP             No                NAP         Lockout/26_Defeasance or (Partial Defeasance
                                                                             or > YM or 1%)/87_0%/7
                   67       Springing          No                NAP         Lockout/34_Defeasance/47_0%/3
                   68          NAP             No                NAP         Lockout/25_Defeasance/91_0%/4
      24           69          NAP             No                NAP         Lockout/28_Defeasance/28_0%/4
    10, 25         70       In Place           No                NAP         Lockout/29_Defeasance/87_0%/4
                   71          NAP             No                NAP         Lockout/34_Defeasance/22_0%/4
                   72       In Place           No                NAP         Lockout/28_Defeasance/29_0%/3
                72.01
                72.02

                   73          NAP             No                NAP         Lockout/28_Defeasance/88_0%/4
     7, 26         74       In Place           No                NAP         Lockout/26_Defeasance/91_0%/3
                   75       Springing          No                NAP         Lockout/28_Defeasance/85_0%/7
                   76          NAP             No                NAP         Lockout/27_Defeasance/89_0%/4
       6           77       Springing          No                NAP         Lockout/27_> YM or 1%/87_0%/4
                77.01
                77.02
                77.03
                77.04

                   78          NAP             No                NAP         Lockout/24_Defeasance/92_0%/4
                   79          NAP             No                NAP         Lockout/26_>YM or 1%/90_0%/4
                79.01
                79.02

      10           80          NAP             No                NAP         Lockout/27_Defeasance/89_0%/4
                   81          NAP             No                NAP         Lockout/27_Defeasance/89_0%/4
                   82          NAP             No                NAP         Lockout/26_Defeasance/90_0%/4
     3, 27         83          NAP             No                NAP         Lockout/32_Defeasance/84_0%/4
                   84       Springing          No                NAP         Lockout/25_Defeasance/91_0%/4
                   85          NAP             No                NAP         >YM or 3%/12_> YM or 2%/12_>YM or 1%/92_0%/4
                   86          NAP             No                NAP         Lockout/28_Defeasance/88_0%/4
                   87          NAP             No                NAP         Lockout/26_Defeasance/90_0%/4
      10           88          NAP             No                NAP         Lockout/32_Defeasance/85_0%/3
      28           89       Springing          No                NAP         Lockout/26_Defeasance/33_0%/7
                   90          NAP             No                NAP         Lockout/31_Defeasance/85_0%/4
     3, 27         91          NAP             No                NAP         Lockout/28_Defeasance/88_0%/4
                   92          NAP             No                NAP         Lockout/25_Defeasance/91_0%/4
                   93       Springing          No                NAP         Lockout/24_Defeasance/92_0%/4
                   94          NAP             No                NAP         Lockout/27_Defeasance or Greater of 1% or
                                                                             Yield Maintenance/89_0%/4
                   95          NAP             No                NAP         Lockout/26_Defeasance/90_0%/4
                   96          NAP             No                NAP         Lockout/61_> YM or 1%/55_0%/4
                   97          NAP             No                NAP         Lockout/25_Defeasance or Greater of 1% or
                                                                             Yield Maintenance/91_0%/4
                   98       Springing          No                NAP         Lockout/27_Defeasance/89_0%/4
                   99       Springing          No                NAP         Lockout/30_Defeasance/50_0%/4
                  100          NAP             No                NAP         Lockout/29_Defeasance/86_0%/5
                  101          NAP             No                NAP         Lockout/28_Defeasance/88_0%/4
                  102          NAP             No                NAP         Lockout/25_> YM or 1%/91_0%/4
                  103          NAP             No                NAP         Lockout/25_Defeasance/91_0%/4
                  104          NAP             No                NAP         Lockout/25_Defeasance/91_0%/4
                  105          NAP             No                NAP         Lockout/28_Defeasance/88_0%/4
     3, 27        106          NAP             No                NAP         Lockout/26_Defeasance/90_0%/4
                  107          NAP             No                NAP         Lockout/37_Defeasance/79_0%/4
                  108          NAP             No                NAP         Lockout/25_> YM or 1%/91_0%/4
                  109          NAP             No                NAP         Lockout/24_Defeasance/92_0%/4
       3          110          NAP             No                NAP         Lockout/27_Defeasance/89_0%/4
                  111          NAP             No                NAP         Lockout/25_Defeasance/91_0%/4
                  112          NAP             No                NAP         Lockout/27_Defeasance/90_0%/3
       3          113          NAP             No                NAP         Lockout/26_Defeasance/54_0%/4
                  114          NAP             No                NAP         Lockout/25_Defeasance/91_0%/4
     3, 27        115          NAP             No                NAP         Lockout/25_Defeasance/91_0%/4
                  116          NAP             No                NAP         Lockout/27_>YM or 1%/89_0%/4
                  117          NAP             No                NAP         Lockout/27_Defeasance/89_0%/4
                  118          NAP             No                NAP         Lockout/28_Defeasance/89_0%/3
                  119       Springing          No                NAP         Lockout/27_Defeasance/89_0%/4
                  120          NAP             No                NAP         Lockout/31_Defeasance/85_0%/4
                  121          NAP             No                NAP         Lockout/27_Defeasance/89_0%/4
                  122          NAP             No                NAP         Lockout/28_Defeasance/88_0%/4
                  123          NAP             No                NAP         Lockout/31_Defeasance/85_0%/4
                  124          NAP             No                NAP         Lockout/26_>YM or 1%/90_0%/4
                  125          NAP             No                NAP         Lockout/28_Defeasance/88_0%/4
                  126          NAP             No                NAP         Lockout/27_Defeasance/89_0%/4
                  127          NAP             No                NAP         Lockout/33_Defeasance/83_0%/4
                  128          NAP             No                NAP         Lockout/26_>YM or 1%/90_0%/4
      10          129          NAP             No                NAP         Lockout/29_Defeasance/87_0%/4
                  130          NAP             No                NAP         Lockout/27_Defeasance/89_0%/4
                  131          NAP             No                NAP         Lockout/35_Defeasance/81_0%/4
                  132          NAP             No                NAP         Lockout/25_Defeasance/91_0%/4
      10          133          NAP             No                NAP         Lockout/25_Defeasance/91_0%/4
                  134          NAP             No                NAP         Lockout/37_Defeasance/79_0%/4

                                 MEZZ DEBT      B NOTE    EARNOUT    EARNOUT   P & I AFTER  APPRAISAL                     CUT-OFF
   FOOTNOTE     CONTROL NUMBER    BALANCE      BALANCE      FLAG     AMOUNT      EARNOUT       DATE     APPRAISAL VALUE  DATE LTV
---------------------------------------------------------------------------------------------------------------------------------

     2, 3             1                                     No     $        0  $      0.00                 $406,100,000     76.9%
                     1.01                                                                    1/27/2006     $ 52,500,000
                     1.02                                                                    1/28/2006     $ 26,200,000
                     1.03                                                                    1/1/2006      $ 24,500,000
                     1.04                                                                    2/1/2006      $ 23,200,000
                     1.05                                                                    1/25/2006     $ 20,500,000
                     1.06                                                                    1/1/2006      $ 19,350,000
                     1.07                                                                    2/1/2006      $ 19,000,000
                     1.08                                                                    6/1/2006      $ 17,750,000
                     1.09                                                                    1/20/2006     $ 17,500,000
                     1.10                                                                    2/1/2006      $ 14,200,000
                     1.11                                                                    1/28/2006     $ 13,900,000
                     1.12                                                                    2/1/2006      $ 13,600,000
                     1.13                                                                    2/1/2006      $ 13,500,000
                     1.14                                                                    2/1/2006      $ 13,000,000
       4             1.15                                                                    1/27/2006     $ 11,900,000
                     1.16                                                                    2/1/2006      $ 11,200,000
                     1.17                                                                    2/1/2006      $ 12,000,000
                     1.18                                                                    1/20/2006     $  9,600,000
                     1.19                                                                    2/1/2006      $ 10,600,000
                     1.20                                                                    2/1/2006      $  9,700,000
                     1.21                                                                    2/1/2006      $  9,100,000
       5             1.22                                                                    1/27/2006     $  8,700,000
                     1.23                                                                    2/1/2006      $  8,000,000
                     1.24                                                                    1/28/2006     $  6,200,000
                     1.25                                                                    1/20/2006     $  6,100,000
                     1.26                                                                    2/1/2006      $  5,000,000
                     1.27                                                                    1/20/2006     $  4,700,000
                     1.28                                                                    1/27/2006     $  2,700,000
                     1.29                                                                    1/1/2006      $  1,900,000
       6              2                                     No     $        0  $      0.00   3/1/2006      $800,000,000     50.0%
  7, 8, 9, 10         3         $10,000,000  $30,750,000    No     $        0  $      0.00   2/23/2006     $268,000,000     72.4%
      10              4                                     No     $        0  $      0.00   4/18/2006     $250,000,000     76.0%
                      5                                     No     $        0  $      0.00   10/1/2005     $260,000,000     69.2%
                      6                                     No     $        0  $      0.00   4/28/2006     $235,000,000     66.0%
                      7                                     No     $        0  $      0.00   2/8/2006      $155,000,000     78.2%
     3, 11            8                                     No     $        0  $      0.00   5/1/2006      $151,000,000     79.5%
                      9                                     No     $        0  $      0.00   3/6/2006      $116,300,000     79.4%
      12              10                                    No     $        0  $      0.00                 $142,801,000     64.2%
                    10.01                                                                    11/3/2005     $ 26,300,000
                    10.02                                                                    12/8/2005     $ 15,500,000
                    10.03                                                                    11/7/2005     $ 13,100,000
                    10.04                                                                    11/3/2005     $ 12,700,000
                    10.05                                                                    11/7/2005     $ 12,400,000
                    10.06                                                                    11/7/2005     $ 11,500,000
                    10.07                                                                    11/3/2005     $ 10,300,000
                    10.08                                                                    11/2/2005     $  8,000,000
                    10.09                                                                    11/9/2005     $  9,200,000
                    10.10                                                                   10/25/2005     $  7,550,000
                    10.11                                                                   11/25/2005     $  7,200,000
                    10.12                                                                    5/8/2006      $  5,451,000
                    10.13                                                                    12/8/2005     $  3,600,000
     9, 13            11                                    No     $        0  $      0.00   4/7/2006      $109,800,000     78.3%
                      12                                    No     $        0  $      0.00   3/1/2006      $108,000,000     76.9%
                      13                                    No     $        0  $      0.00   5/2/2006      $100,500,000     80.3%
     3, 6             14                                    No     $        0  $      0.00                 $352,900,000     68.3%
                    14.01                                                                    8/5/2005      $ 93,800,000
                    14.02                                                                    8/8/2005      $ 60,000,000
                    14.03                                                                    8/2/2005      $ 45,400,000
                    14.04                                                                    8/4/2005      $ 39,300,000
                    14.05                                                                    8/10/2005     $ 33,500,000
                    14.06                                                                    8/10/2005     $ 22,900,000
                    14.07                                                                    8/2/2005      $ 37,000,000
                    14.08                                                                    8/10/2005     $ 21,000,000
       7              15        $ 7,900,000  $ 5,000,000    No     $        0  $      0.00   4/1/2006      $ 81,450,000     71.9%
                      16                                    No     $        0  $      0.00   3/31/2006     $ 73,000,000     74.4%
                      17                                    No     $        0  $      0.00   4/12/2006     $ 56,700,000     78.5%
       3              18                                    No     $        0  $      0.00   3/1/2006      $ 74,000,000     54.4%
      10              19                                    No     $        0  $      0.00   12/1/2005     $ 53,300,000     75.0%
                      20                                    No     $        0  $      0.00   11/1/2005     $ 52,500,000     68.6%
                      21                                    No     $        0  $      0.00   1/1/2006      $ 45,000,000     75.6%
                      22                                    No     $        0  $      0.00   3/3/2006      $ 51,300,000     64.7%
                      23                                    No     $        0  $      0.00   12/4/2005     $ 45,900,000     69.7%
                      24                                    No     $        0  $      0.00   5/1/2006      $ 45,000,000     66.7%
                      25                                    No     $        0  $      0.00   4/11/2006     $ 40,000,000     73.8%
                      26                                    No     $        0  $      0.00   5/1/2006      $ 38,000,000     75.8%
       3              27                                    No     $        0  $      0.00   3/3/2006      $ 41,500,000     68.7%
      10              28                                    No     $        0  $      0.00   4/25/2006     $ 39,700,000     70.7%
                      29                                    No     $        0  $      0.00   4/11/2006     $ 35,000,000     80.0%
   7, 10, 14          30                     $ 5,900,000    No     $        0  $      0.00  11/17/2005     $ 39,900,000     69.9%
                      31                                    No     $        0  $      0.00   7/1/2006      $ 33,700,000     80.1%
                      32                                    No     $        0  $      0.00   4/10/2006     $ 32,630,000     79.7%
                      33                                    No     $        0  $      0.00   5/4/2006      $ 37,200,000     68.5%
                      34        $ 5,000,000                 No     $        0  $      0.00  10/11/2005     $ 33,230,000     75.2%
      10              35                                    No     $        0  $      0.00   3/25/2006     $ 32,500,000     74.8%
      15              36                                    No     $        0  $      0.00   9/1/2005      $ 34,000,000     70.6%
    10, 16            37                                    No     $        0  $      0.00  11/29/2005     $ 32,730,000     70.3%
                      38                                    No     $        0  $      0.00   2/7/2006      $ 29,100,000     79.0%
17, 18, 19, 20        39                                    No     $        0  $      0.00                 $ 24,600,000     83.3%
                    39.01                                                                    5/14/2006     $ 19,100,000
                    39.02                                                                    5/14/2006     $  5,500,000
                      40                                    No     $        0  $      0.00                 $ 43,225,000     51.1%
                    40.01                                                                    3/1/2006      $ 16,525,000
                    40.02                                                                    3/1/2006      $ 15,750,000
                    40.03                                                                    3/1/2006      $ 10,950,000
                      41                                    No     $        0  $      0.00   1/18/2006     $ 36,800,000     59.4%
                      42                                    No     $        0  $      0.00   1/14/2006     $ 34,400,000     63.6%
      10              43                                    No     $        0  $      0.00   12/8/2005     $ 30,200,000     71.4%
      10              44                                    No     $        0  $      0.00   3/3/2006      $ 26,500,000     76.6%
                      45                                    No     $        0  $      0.00   2/9/2006      $ 25,500,000     79.2%
                      46                                    No     $        0  $      0.00   1/10/2006     $ 31,200,000     64.0%
                      47                                    No     $        0  $      0.00   4/4/2006      $ 27,000,000     72.2%
      10              48                                    No     $        0  $      0.00   2/14/2006     $ 26,650,000     72.4%
                      49                                    No     $        0  $      0.00   4/27/2006     $ 23,800,000     79.8%
                      50                                    No     $        0  $      0.00  11/10/2005     $ 25,700,000     73.9%
                      51                                    No     $        0  $      0.00   1/10/2006     $ 24,000,000     78.8%
      10              52                                    No     $        0  $      0.00   4/21/2006     $ 23,600,000     75.0%
                      53                                    No     $        0  $      0.00   2/10/2006     $ 20,470,000     85.5%
      10              54                                    No     $        0  $      0.00   2/22/2006     $ 24,900,000     68.3%
      21              55                                    No     $        0  $      0.00   1/15/2006     $ 24,500,000     69.4%
                      56                                    No     $        0  $      0.00   4/10/2006     $ 21,100,000     78.0%
      10              57                                    No     $        0  $      0.00   7/1/2006      $ 22,000,000     72.7%
                      58                                    No     $        0  $      0.00   4/8/2006      $ 20,000,000     80.0%
                      59                                    No     $        0  $      0.00                 $ 18,023,000     86.1%
                    59.01                                                                    11/6/2005     $  2,800,000
                    59.02                                                                   11/15/2005     $  2,770,000
                    59.03                                                                    11/9/2005     $  1,943,000
                    59.04                                                                    11/5/2005     $  1,720,000
                    59.05                                                                    12/5/2005     $  2,100,000
                    59.06                                                                    11/5/2005     $  1,670,000
                    59.07                                                                   11/15/2005     $  1,560,000
                    59.08                                                                   11/20/2005     $  1,550,000
                    59.09                                                                    11/9/2005     $  1,910,000
      22              60                                    No     $        0  $      0.00   1/1/2007      $ 22,700,000     66.1%
      10              61                                    No     $        0  $      0.00   4/25/2006     $ 20,300,000     70.6%
                      62                                    No     $        0  $      0.00   4/18/2006     $ 18,400,000     76.1%
                      63                                    No     $        0  $      0.00   3/22/2006     $ 21,000,000     65.0%
                      64                                    No     $        0  $      0.00   2/28/2006     $ 17,600,000     77.5%
                      65                                    No     $        0  $      0.00   4/3/2006      $ 20,000,000     66.5%
     3, 23            66                                    No     $        0  $      0.00   2/28/2006     $ 16,800,000     75.0%
                      67                                    No     $        0  $      0.00   7/1/2006      $ 15,720,000     79.5%
                      68                                    No     $        0  $      0.00   4/8/2006      $ 15,700,000     76.4%
      24              69                                    No     $        0  $      0.00  10/21/2005     $ 17,200,000     69.6%
    10, 25            70                                    No     $        0  $      0.00  11/14/2005     $ 16,850,000     70.6%
                      71                                    No     $        0  $      0.00   8/4/2005      $ 16,100,000     72.0%
                      72                                    No     $        0  $      0.00                 $ 18,800,000     59.6%
                    72.01                                                                    9/8/2005      $  7,200,000
                    72.02                                                                    5/10/2006     $ 11,600,000
                      73                                    No     $        0  $      0.00   7/1/2006      $ 14,500,000     74.2%
     7, 26            74        $ 1,325,000  $ 1,185,000    No     $        0  $      0.00   1/25/2006     $ 14,300,000     74.1%
                      75                                    No     $        0  $      0.00   1/27/2006     $ 15,000,000     70.0%
                      76                                    No     $        0  $      0.00   2/23/2006     $ 15,000,000     66.7%
       6              77                                    No     $        0  $      0.00                 $ 50,120,000     75.1%
                    77.01                                                                    6/27/2005     $ 14,900,000
                    77.02                                                                    6/27/2005     $ 12,500,000
                    77.03                                                                    6/27/2005     $ 11,640,000
                    77.04                                                                    6/27/2005     $ 11,080,000
                      78                                    No     $        0  $      0.00   4/21/2006     $ 11,850,000     78.9%
                      79                                    No     $        0  $      0.00                 $ 19,070,000     48.2%
                    79.01                                                                    3/17/2006     $ 12,000,000
                    79.02                                                                    3/17/2006     $  7,070,000
      10              80                                    No     $        0  $      0.00   1/19/2006     $ 12,300,000     71.7%
                      81                                    No     $        0  $      0.00   3/3/2006      $ 11,000,000     78.2%
                      82                                    No     $        0  $      0.00   3/1/2006      $ 13,900,000     61.5%
     3, 27            83                                    Yes    $1,496,000  $ 39,184.56   10/1/2005     $  9,600,000     73.2%
                      84                                    No     $        0  $      0.00   3/1/2006      $ 11,500,000     73.9%
                      85                                    No     $        0  $      0.00   1/23/2006     $ 10,800,000     77.2%
                      86                                    No     $        0  $      0.00   1/30/2006     $ 11,160,000     71.7%
                      87                                    No     $        0  $      0.00   3/29/2006     $ 11,900,000     67.2%
      10              88                                    No     $        0  $      0.00   6/29/2005     $ 10,500,000     75.0%
      28              89                                    No     $        0  $      0.00   8/1/2007      $ 13,400,000     58.2%
                      90                                    No     $        0  $      0.00   9/14/2005     $ 10,250,000     74.2%
     3, 27            91                                    Yes    $1,225,000  $ 39,033.95  12/15/2005     $  9,800,000     65.1%
                      92                                    No     $        0  $      0.00   4/1/2006      $  9,400,000     79.8%
                      93                                    No     $        0  $      0.00   3/20/2006     $  9,650,000     77.7%
                      94                                    No     $        0  $      0.00   6/1/2006      $ 12,850,000     58.4%
                      95                                    No     $        0  $      0.00   4/14/2006     $ 10,160,000     68.9%
                      96                                    No     $        0  $      0.00   1/11/2006     $ 10,800,000     64.6%
                      97                                    No     $        0  $      0.00   5/2/2006      $  9,250,000     75.1%
                      98                                    No     $        0  $      0.00   1/13/2006     $  9,100,000     74.3%
                      99                                    No     $        0  $      0.00  11/23/2005     $  9,700,000     69.1%
                     100                                    No     $        0  $      0.00   11/8/2005     $  8,850,000     74.2%
                     101                                    No     $        0  $      0.00   2/10/2006     $  7,225,000     79.0%
                     102                                    No     $        0  $      0.00   4/21/2006     $  7,900,000     72.1%
                     103                                    No     $        0  $      0.00   3/7/2006      $ 11,600,000     47.4%
                     104                                    No     $        0  $      0.00   7/22/2005     $  6,840,000     80.0%
                     105                                    No     $        0  $      0.00   1/25/2006     $  6,900,000     78.8%
     3, 27           106                                    Yes    $  677,431  $ 25,236.32   2/14/2006     $  6,420,000     67.3%
                     107                                    No     $        0  $      0.00   4/14/2005     $  6,300,000     78.3%
                     108                                    No     $        0  $      0.00   4/21/2006     $  6,300,000     76.9%
                     109                                    No     $        0  $      0.00   4/21/2006     $  6,200,000     77.7%
       3             110                                    No     $        0  $      0.00   1/26/2006     $  7,320,000     64.2%
                     111                                    No     $        0  $      0.00   4/15/2006     $  6,600,000     70.4%
                     112                                    No     $        0  $      0.00   1/31/2006     $  6,250,000     67.2%
       3             113                                    No     $        0  $      0.00   3/16/2006     $  4,900,000     85.7%
                     114                                    No     $        0  $      0.00   3/21/2006     $  8,100,000     51.5%
     3, 27           115                                    Yes    $  345,000  $ 22,661.47   2/28/2006     $  5,420,000     67.6%
                     116                                    No     $        0  $      0.00   2/5/2006      $  5,000,000     79.8%
                     117                                    No     $        0  $      0.00   1/24/2006     $  6,830,000     55.6%
                     118                                    No     $        0  $      0.00   1/12/2006     $  5,600,000     66.1%
                     119                                    No     $        0  $      0.00   3/1/2006      $  5,100,000     68.6%
                     120                                    No     $        0  $      0.00  10/10/2005     $  3,950,000     79.0%
                     121                                    No     $        0  $      0.00   9/6/2005      $  4,950,000     62.9%
                     122                                    No     $        0  $      0.00   12/8/2005     $  3,925,000     78.7%
                     123                                    No     $        0  $      0.00  10/21/2005     $  3,900,000     78.9%
                     124                                    No     $        0  $      0.00   2/16/2006     $  4,585,000     66.9%
                     125                                    No     $        0  $      0.00   7/1/2006      $  4,200,000     65.2%
                     126                                    No     $        0  $      0.00   12/8/2005     $  3,300,000     72.5%
                     127                                    No     $        0  $      0.00   7/15/2005     $  3,400,000     69.9%
                     128                                    No     $        0  $      0.00   2/25/2006     $  3,875,000     58.8%
      10             129                                    No     $        0  $      0.00   1/1/2006      $  2,650,000     75.5%
                     130                                    No     $        0  $      0.00   2/15/2006     $  2,800,000     71.4%
                     131                                    No     $        0  $      0.00   4/7/2005      $  2,350,000     79.1%
                     132                                    No     $        0  $      0.00   4/7/2006      $  2,000,000     67.4%
      10             133                                    No     $        0  $      0.00   4/1/2006      $  1,800,000     72.2%
                     134                                    No     $        0  $      0.00   4/8/2005      $  1,740,000     73.7%

                           SCHEDULED
                 CONTROL    MATURITY                OCCUPANCY
  FOOTNOTE        NUMBER    DATE LTV  OCCUPANCY %  AS OF DATE  LARGEST TENANT (BASED ON SQUARE FOOTAGE)
-------------------------------------------------------------------------------------------------------------------

     2, 3            1       75.6%        92.8%      2/1/2006
                   1.01                   97.9%      2/1/2006  Kohl's
                   1.02                   96.5%      2/1/2006  T.J. Maxx
                   1.03                  100.0%      2/1/2006  HEB Grocery
                   1.04                   97.1%      2/1/2006  24-Hour Fitness
                   1.05                   96.9%      2/1/2006  Palais Royal
                   1.06                   93.6%      2/1/2006  Beall's
                   1.07                   95.2%      2/1/2006  Randall's (Subleased)
                   1.08                  100.0%      2/1/2006  Kroger
                   1.09                   87.1%      2/1/2006  Kroger
                   1.10                   84.5%      2/1/2006  Beall's
                   1.11                   99.7%      2/1/2006  Education Station
                   1.12                   93.4%      2/1/2006  Kroger
                   1.13                   89.0%      2/1/2006  Randall Food Market
                   1.14                   94.9%      2/1/2006  HEB Grocery & Fuel Station
      4            1.15                   78.3%      2/1/2006  Randall's (Dark)
                   1.16                   94.1%      2/1/2006  99c Only Store
                   1.17                   76.1%      2/1/2006  Planet Pizza
                   1.18                  100.0%      2/1/2006  Movie Trading Company
                   1.19                   85.0%      2/1/2006  HEB Grocery
                   1.20                  100.0%      2/1/2006  Bally's Total Fitness
                   1.21                  100.0%      2/1/2006  Randall's
      5            1.22                  100.0%      2/1/2006  Randall's (Dark)
                   1.23                   90.4%      2/1/2006  Blockbuster
                   1.24                  100.0%      2/1/2006  AAA Texas
                   1.25                   90.0%      2/1/2006  Family Christian Stores
                   1.26                  100.0%      2/1/2006  Minyards
                   1.27                   60.0%      2/1/2006  Taisho Japanese Rest.
                   1.28                   57.7%      2/1/2006  Hoang Nguyen, DDS
                   1.29                  100.0%      2/1/2006  Travis Assoc. (Dept of Def)
      6              2       42.4%        95.4%     1/27/2006  Wachovia Securities
 7, 8, 9, 10         3       61.1%       100.0%      6/1/2006  JPMorgan Chase Bank N.A.
      10             4       76.0%       100.0%     5/31/2006  Aventis, Inc
                     5       69.2%        99.2%      6/1/2006  BT North America
                     6       66.0%        93.4%      6/6/2006  GSA
                     7       78.2%        88.8%     5/30/2006  Booz Allen & Hamilton
    3, 11            8       63.2%        98.3%     5/15/2006  K-Mart
                     9       67.2%       100.0%     3/31/2006  Wal-Mart
      12            10       64.2%       100.0%     5/23/2006
                   10.01                 100.0%     5/23/2006  Sacred Heart Hospital of Pensacola - Physician Space
                   10.02                 100.0%     5/23/2006  Baptist Health System Inventory Space
                   10.03                 100.0%     5/23/2006  Cullman Regional Medical Center
                   10.04                 100.0%     5/23/2006  Campell Crestview Medical Clinic, PA
                   10.05                 100.0%     5/23/2006  Cullman Regional Medical Center
                   10.06                 100.0%     5/23/2006  Wesley Health System, LLC Physician Space
                   10.07                 100.0%     5/23/2006  Sacred Heart Hospital Inventory Space
                   10.08                 100.0%     5/23/2006  Baptist Health System
                   10.09                 100.0%     5/23/2006  Wellmont Health System
                   10.10                 100.0%     5/23/2006  Palmetto Health Alliance
                   10.11                 100.0%     5/23/2006  Huntsville Hospital
                   10.12                 100.0%     5/23/2006  PHC-Jasper
                   10.13                 100.0%     5/23/2006  Brookwood Health Services, Inc.
    9, 13           11       76.6%        93.5%     5/12/2006  Sears
                    12       76.9%        71.8%     4/28/2006  NAP
                    13       75.7%        91.3%     5/31/2006  Barnes & Noble
     3, 6           14       57.6%        67.0%    12/31/2005
                   14.01                  79.1%     12/31/2005 NAP
                   14.02                  60.8%     12/31/2005 NAP
                   14.03                  63.3%     12/31/2005 NAP
                   14.04                  68.7%     12/31/2005 NAP
                   14.05                  75.6%     12/31/2005 NAP
                   14.06                  58.1%     12/31/2005 NAP
                   14.07                  63.6%     12/31/2005 NAP
                   14.08                  67.3%     12/31/2005 NAP
      7             15       65.8%        84.8%     3/15/2006  Connolly Bove
                    16       69.4%       100.0%    12/31/2005  Booz Allen Hamilton, Inc.
                    17       78.5%        91.2%     4/10/2006  Watson Pharmaceutical
      3             18       40.8%        84.1%     1/31/2006  NAP
      10            19       70.0%        78.3%      3/1/2006  Certified Tours
                    20       65.7%        74.1%     3/17/2006  Burlington Coat Factory Warehouse of Col
                    21       70.8%       100.0%     3/31/2006  American Online, Inc.
                    22       64.7%        97.8%      3/1/2006  Ross Dress for Less
                    23       60.6%       100.0%      5/1/2006  Bass Pro Shops
                    24       62.6%        92.4%     4/11/2006  Framestore
                    25       73.8%        92.0%     5/16/2006  NAP
                    26       68.6%       100.0%      3/1/2006  Wilson, Elser, Moskowitz, Edelman & Dick
      3             27       61.0%        91.0%     3/31/2006  Gart Sports
      10            28       65.7%        97.0%     3/31/2006  24 Hour Fitness
                    29       72.6%        85.0%      4/1/2006  General Electric Company
  7, 10, 14         30       67.1%        98.0%      2/1/2006  NAP
                    31       73.0%       100.0%      7/1/2006  City of New York - HRA
                    32       79.7%       100.0%      3/1/2006  Shaw's Supermarket
                    33       68.5%        94.8%     5/23/2006  NAP
                    34       67.0%        76.2%     4/30/2006  NAP
      10            35       67.3%        95.3%     3/31/2006  Big Lots Stores, Inc.
      15            36       69.0%        56.3%     4/28/2006  NAP
    10, 16          37       67.4%        91.0%     3/28/2006  NAP
                    38       75.8%        84.1%     2/28/2006  NAP
17, 18, 19, 20      39       73.2%       100.0%     5/11/2006
                   39.01                 100.0%     5/11/2006  MR Processing
                   39.02                 100.0%     5/11/2006  McCalla Raymer
                    40       47.7%        91.4%     1/31/2006
                   40.01                  91.8%     1/31/2006  Norton Healthcare, Inc.
                   40.02                  88.9%     1/31/2006  Norton Healthcare, Inc.
                   40.03                  93.3%     1/31/2006  Norton Healthcare, Inc.
                    41       46.1%       100.0%     3/31/2006  Edwards Theaters
                    42       49.3%       100.0%     3/31/2006  Muvico 24
      10            43       68.7%        92.6%    11/30/2005  Hobby Lobby
      10            44       72.4%        67.1%      3/1/2006  Hilton Sedona Resort
                    45       70.1%        89.4%      1/1/2006  Clear Channel Broadcasting, Inc.
                    46       54.5%        89.7%      5/2/2006  American Conservatory
                    47       67.6%       100.0%     4/30/2006  Bright Child
      10            48       64.8%        88.2%     2/15/2006  TBC Corporation
                    49       70.5%        81.0%     5/26/2006  NAP
                    50       67.1%       100.0%     11/1/2005  Tree Studios Medinah Temple LLC
                    51       67.1%        92.6%     12/31/2005 NAP
      10            52       68.4%        94.5%      2/1/2006  Mars Supermarkets
                    53       75.2%       100.0%      2/8/2006  LNT West, Inc (Linens 'n Things)
      10            54       61.4%        60.0%     3/31/2006  NAP
      21            55       64.8%        87.8%      1/1/2006  Best & Company LLC
                    56       69.5%        97.6%     5/31/2006  Interwest Insurance Services
      10            57       66.1%        91.9%      7/1/2006  SunTrust Bank
                    58       75.0%        97.6%     3/31/2006  Basha's
                    59       86.1%        93.3%     2/28/2006
                   59.01                  86.8%     2/28/2006  Dollar Tree Store 2384
                   59.02                 100.0%     2/28/2006  Dollar Tree Stores Inc.
                   59.03                 100.0%     2/28/2006  Fashion Bug 3507
                   59.04                 100.0%     2/28/2006  Fashion Bug #3549 Inc.
                   59.05                 100.0%     2/28/2006  Shoe Show 839
                   59.06                 100.0%     2/28/2006  Blockbuster 18620
                   59.07                 100.0%     2/28/2006  Dollar Tree Stores, Inc.
                   59.08                 100.0%     2/28/2006  Deals Nothing Over a Dollar
                   59.09                  55.4%     2/28/2006  The CATO Corporation
      22            60       60.0%        80.0%      1/1/2007  NAP
      10            61       65.7%        96.6%     3/31/2006  Paddock Pools
                    62       69.1%        95.7%     3/12/2006  Harris Teeter, Inc.
                    63       60.6%        98.7%     3/31/2006  Sprouts Farmers Markets
                    64       69.1%        93.1%      4/6/2006  WBAP/KSCS
                    65       62.0%        95.9%     3/31/2006  AJ's
    3, 23           66       60.9%        97.2%     3/31/2006  Office Depot
                    67       73.3%        72.2%     3/31/2006  NAP
                    68       71.7%        96.9%     4/30/2006  Bashas
      24            69       66.3%        67.1%      5/1/2006  NAP
    10, 25          70       67.8%        93.0%     3/23/2006  NAP
                    71       68.0%        62.8%     2/28/2006  NAP
                    72       57.2%
                   72.01                  91.4%     11/7/2005  Salvage One
                   72.02                 100.0%     11/7/2005  The Form House
                    73       61.8%        88.9%      2/1/2006  PGA Tour Stop
    7, 26           74       70.5%        84.4%     3/31/2006  NAP
                    75       55.6%        73.6%     3/31/2006  NAP
                    76       55.9%        75.0%     4/28/2006  NAP
      6             77       63.3%       100.0%      5/1/2006
                   77.01                 100.0%      5/1/2006  Prudential America
                   77.02                 100.0%      5/1/2006  GC Wallace
                   77.03                 100.0%      5/1/2006  RH Donnelley
                   77.04                 100.0%      5/1/2006  State Farm
                    78       67.5%        94.3%     3/31/2006  Lowe's Food Stores
                    79       48.2%        98.8%     3/31/2006
                   79.01                 100.0%     3/31/2006  San Jose Medical Group Management
                   79.02                  96.9%     3/31/2006  Raghunand Sastry, MD
      10            80       64.6%       100.0%     3/31/2006  Thompson Prometric
                    81       73.1%        90.5%     2/24/2006  NAP
                    82       58.6%        68.0%    12/31/2005  NAP
    3, 27           83       66.3%        79.5%     3/31/2006  Thrifty Drug Stores
                    84       67.7%        87.0%     3/16/2006  Winn-Dixie
                    85       68.4%        94.7%      2/1/2006  NAP
                    86       66.7%        88.7%     3/31/2006  Regents-Univ. of Cal.
                    87       63.0%       100.0%     3/31/2006  Thrifty dba Rite Aid
      10            88       66.5%        99.7%     9/30/2005  Big Lots
      28            89       55.2%        70.0%      3/3/2006  NAP
                    90       57.9%        89.1%     11/1/2005  NAP
    3, 27           91       62.3%        79.9%     3/25/2006  Town and Country
                    92       73.9%        97.7%      4/1/2006  Poggi Brothers USA
                    93       69.5%        78.7%      3/1/2006  Springsted Incorporated
                    94       58.4%        80.0%      3/1/2006  Washington Mutual Bank
                    95       62.4%       100.0%     3/24/2006  LA Fitness International LLC
                    96       54.8%       100.0%      1/9/2006  A Higher Learning dba Happy Child Care
                    97       68.2%        93.5%     3/31/2006  ICM Plastics
                    98       51.7%       100.0%     1/25/2006  Rock Hill Cinema, LLC
                    99       64.5%        90.3%     11/4/2005  Ford Motor Company
                   100       62.4%        81.6%      1/1/2006  Shop N Save
                   101       66.9%        95.3%     1/27/2006  NAP
                   102       61.8%        95.7%      3/1/2006  World @ Work
                   103       47.4%        95.1%     3/31/2006  Deere & Company
                   104       72.5%        92.7%     3/31/2006  NAP
                   105       73.5%       100.0%     3/31/2006  Workout Any Time
    3, 27          106       71.4%        82.9%     3/31/2006  Charter One Bank (RBS)
                   107       66.7%        76.9%     3/31/2006  Residential Construction Specialties
                   108       65.1%       100.0%     3/31/2006  Thomas W. Armstrong, D.M.D.
                   109       69.6%        78.0%      3/3/2006  EVOS Healthy Fast Foods
      3            110       61.8%        82.5%      2/9/2006  State of NC
                   111       60.3%        100.0%    3/24/2006  Allstate Insurance Co.
                   112       62.9%        89.5%      2/3/2006  KCB Management, Inc.
      3            113       72.4%        86.1%     3/15/2006  NAP
                   114       40.9%        60.5%      1/1/2006  NAP
    3, 27          115       61.5%        86.1%     4/14/2006  Crown Bank
                   116       67.7%        98.2%     2/15/2006  Oasis of Life City Fellowship
                   117       55.6%       100.0%     3/31/2006  Panera Bread
                   118       59.6%        98.7%    12/22/2005  Valencia, Perez & Echeveste
                   119       61.7%        93.0%      3/1/2006  Educational Playground
                   120       63.6%        91.0%     4/12/2006  Dollar Tree
                   121       62.9%       100.0%     3/31/2006  Walgreens
                   122       69.0%        92.3%     2/22/2006  Persian Galleries
                   123       66.8%       100.0%     4/21/2006  Coldwell Banker
                   124       44.4%        94.5%      3/1/2006  Open Door Community Church
                   125       54.8%        87.6%     2/22/2006  Diagnostic Cardiology
                   126       62.0%        89.2%      3/1/2006  Outdoor Fun Store
                   127       59.1%       100.0%     2/28/2006  Food Lion, LLC
                   128       52.3%        78.3%     3/31/2006  Washington Mutual Bank
      10           129       70.3%       100.0%     1/12/2006  David's Bridal
                   130       62.1%       100.0%     3/31/2006  State of Indiana - Board of Animal Health
                   131       67.1%       100.0%     1/25/2006  Food Lion
                   132       45.3%       100.0%      4/4/2006  Tire Kingdom, Inc.
      10           133       62.4%       100.0%      5/1/2006  Hollywood Video
                   134       62.8%       100.0%      1/1/2006  White Hen Pantry, Inc.

                CONTROL      LARGEST      LARGEST TENANT                                                       SECOND LARGEST
    FOOTNOTE     NUMBER  TENANT SQ. FT.  LEASE EXPIRATION  SECOND LARGEST TENANT                               TENANT SQ. FT.
-----------------------------------------------------------------------------------------------------------------------------

      2, 3         1
                 1.01            88,242       1/1/2023     HEB Grocery                                                 75,154
                 1.02            25,220       1/1/2008     CVS Pharmacy (Dark)                                          8,640
                 1.03            74,627       4/1/2015     Hollywood Video                                              5,600
                 1.04            31,000     10/15/2019     Dollar Tree                                                 21,130
                 1.05            29,922       1/1/2007     Alamo Draft House                                           28,750
                 1.06            30,000      1/31/2013     Big Lots                                                    29,875
                 1.07            56,558      6/24/2016     PETCO                                                       13,286
                 1.08            60,932      11/1/2021     Hollywood Video                                              7,500
                 1.09            60,932     10/31/2021     Blockbuster                                                  6,050
                 1.10            30,090      1/31/2012     Victory Gym & Fitness                                       12,675
                 1.11             6,743      3/31/2008     Half Price Books                                             5,850
                 1.12            59,334      7/31/2013     Champion Liquor                                              3,500
                 1.13            56,208       6/1/2016     Ninfa's Mexican                                              6,704
                 1.14            65,161      4/30/2023     Hollywood Entertainment                                      7,500
        4        1.15            46,112       6/1/2016     Remarkable Furniture                                        10,000
                 1.16            18,000      1/30/2009     Bank One                                                    13,300
                 1.17            20,351       2/1/2012     Hollywood Video                                              8,000
                 1.18            10,401      1/31/2008     PETCO                                                        9,263
                 1.19            41,320      1/31/2014     Las Lomas Mexican                                            4,080
                 1.20            40,966     12/31/2006     Click's Billiards                                            7,000
                 1.21            58,960     11/15/2021     Blockbuster                                                  5,180
        5        1.22            40,345      6/24/2016     Walgreens (Dark)                                            22,500
                 1.23             6,000       3/1/2009     Harbor Point Bar & Grill                                     4,899
                 1.24             3,400      7/31/2008     King Bo Restaurant                                           2,800
                 1.25             7,526       2/1/2010     Cingular Wireless                                            6,268
                 1.26            58,695      4/30/2020     Hilo Auto Supply                                             6,600
                 1.27             4,140      9/30/2007     Cafe Acapulco                                                4,085
                 1.28             1,400       8/1/2009     Nubiance Salon                                               1,400
                 1.29            52,957      1/31/2010     Sonova Beach Cafe (Sub to Blockbuster)                       5,146
        6          2          1,308,666     12/31/2014     Goldman Sachs                                              559,049
   7, 8, 9, 10     3            756,851      2/28/2018     NAP                                                             --
       10          4            669,704      4/30/2023     NAP                                                             --
                   5             81,915      2/28/2013     Paul Stuart                                                 76,903
                   6            328,638      7/26/2012     Carefirst BlueCross BlueShield                              94,889
                   7            112,524      4/30/2011     Maxim Systems                                               34,307
      3, 11        8            135,333      4/30/2023     Home Depot                                                 110,241
                   9            149,429     10/25/2016     Lowe's                                                     130,497
       12         10
                 10.01           86,996       6/1/2015     Nemours Children - Pensacola                                76,817
                 10.02           25,109       1/1/2013     Baptist Health Systems Outpatient Surgery                   18,290
                 10.03           43,928       2/1/2015     Cullman Primary Care, PC                                     7,507
                 10.04           18,037       2/1/2011     Crestview Hospital Corporation                              17,650
                 10.05           39,580       4/1/2023     Cullman Internal Medicine                                   15,210
                 10.06           25,431      10/1/2015     Hattiesburg Ambulatory Surgery Center                       14,258
                 10.07            7,618       9/1/2015     Emerald Coast Radiation Oncology Center                      5,512
                 10.08           42,774      1/31/2015     NAP                                                             --
                 10.09           24,765       8/1/2014     Holston Medical Group                                       22,936
                 10.10           13,999       6/1/2010     Med Quest Associates                                         8,648
                 10.11           34,358     11/30/2018     The Clinic For Women                                        13,238
                 10.12           16,959      11/1/2016     Low Country Medical Group of Beaufort Country, LLC           3,762
                 10.13           14,550      6/30/2009     NAP                                                             --
      9, 13       11            102,036      8/31/2010     Steve & Barrys                                              75,000
                  12                 --                    NAP                                                             --
                  13             26,080      3/31/2016     Bed, Bath & Beyond                                          25,000
      3, 6        14
                 14.01               --                    NAP                                                             --
                 14.02               --                    NAP                                                             --
                 14.03               --                    NAP                                                             --
                 14.04               --                    NAP                                                             --
                 14.05               --                    NAP                                                             --
                 14.06               --                    NAP                                                             --
                 14.07               --                    NAP                                                             --
                 14.08               --                    NAP                                                             --
        7         15             97,980     12/31/2014     Jupiter Financial                                           65,000
                  16            222,989      1/31/2011     NAP                                                             --
                  17             59,303      10/1/2011     Coughlin Duffy                                              39,227
        3         18                 --                    NAP                                                             --
       10         19             77,710      7/31/2007     Silversea Cruises, Ltd.                                     44,134
                  20             62,760     11/30/2014     EntertainMart- Colorado Springs                             45,900
                  21             82,576     12/31/2015     NAP                                                             --
                  22             33,750      1/31/2014      Marshalls                                                  27,054
                  23            185,000      6/30/2037     NAP                                                             --
                  24             10,500      10/1/2009     Burberry                                                     9,000
                  25                 --                    NAP                                                             --
                  26            134,046     12/13/2013     J. Reckner Associates                                       12,180
        3         27             31,720      11/4/2015     Bed Bath & Beyond                                           23,013
       10         28             30,233      4/30/2021     Terri's Consign                                             18,284
                  29             57,470      5/31/2015     Telemus Capital Partners LLC                                27,610
    7, 10, 14     30                 --                    NAP                                                             --
                  31             97,020      8/31/2024     NAP                                                             --
                  32             71,000      2/28/2022     Brooks Drugs                                                17,050
                  33                 --                    NAP                                                             --
                  34                 --                    NAP                                                             --
       10         35             26,270      1/31/2015     Pacific Hills Banquet Hall, Inc.                            17,648
       15         36                 --                    NAP                                                             --
     10, 16       37                 --                    NAP                                                             --
                  38                 --                    NAP                                                             --
 17, 18, 19, 20   39
                 39.01           70,000      9/30/2021     NAP                                                             --
                 39.02           20,000      9/30/2021     NAP                                                             --
                  40

                 40.01           57,584      12/1/2018     Spine Institute                                             14,547
                 40.02           31,542       2/1/2019     Norton (Sublease: Bio-Medical Applications of KY)           10,505
                 40.03           18,383      12/1/2018     Schiller, Bloemer & Stearns                                  5,562
                  41             98,557      1/31/2018     NAP                                                             --
                  42             96,497      6/17/2019     NAP                                                             --
       10         43             55,000      8/31/2019     H.H. Gregg Appliances                                       34,000
       10         44              5,500      5/14/2008     Dahl and DiLuca Cucina Rustica                               5,057
                  45             60,752      8/31/2016     NovaStar Mortgage, Inc.                                     59,364
                  46             37,765     11/30/2008     SportsChannel Pacific                                       13,135
                  47             15,000     10/31/2013     Cleo's Hair Salon                                            5,775
       10         48            586,942      1/31/2010     U.S. Government                                            230,126
                  49                 --                    NAP                                                             --
                  50             16,701     12/31/2014     Metropolitan Capital Bancorp, Inc.                           7,700
                  51                 --                    NAP                                                             --
       10         52             30,257      6/30/2016     DMC Enterprises                                             14,691
                  53             30,234      1/31/2017     Office Depot, Inc.                                          21,150
       10         54                 --                    NAP                                                             --
       21         55              7,044      5/31/2010     Shipman & Goodwin LLP                                        6,050
                  56             35,946       9/1/2012     Matheny, Sears, Linkert & Long                              27,602
       10         57             52,949      6/30/2011     Virginia Physicians                                         22,485
                  58             53,610      11/10/2018    PETCO                                                       12,000
                  59
                 59.01            6,246       1/1/2008     Maurices (clothing)                                          4,500
                 59.02            5,500      1/31/2008     MGA Inc. dba Movie Gallery                                   3,600
                 59.03            8,000         MTM        Dollar Tree Store 1830                                       6,035
                 59.04            8,000      5/31/2011     Dollar Tree Stores, Inc.                                     5,649
                 59.05            5,600         MTM        CATO Corp                                                    3,645
                 59.06            4,499      8/31/2007     Malibu Tanning                                               4,164
                 59.07            5,915      1/31/2007     Wright Entertainment dba Blockbuster Video                   3,600
                 59.08            8,000      7/27/2008     E Brooks Jewelers                                            1,446
                 59.09            4,176      1/31/2008     Stafford's Furniture                                         2,508
       22         60                 --                    NAP                                                             --
       10         61             15,015     12/31/2015     Kerby's Furniture                                           13,140
                  62             46,246       9/1/2025     Schumacher Homes of North Carolina                           3,751
                  63             37,415       5/1/2018     Chompies Bagels                                             10,042
                  64             36,595       4/1/2014     Laidlaw International                                       16,868
                  65             29,687      3/31/2024     Cork 'n Cleaver/ Burger King                                 7,136
      3, 23       66             20,560      10/1/2016     Old Navy                                                    14,804
                  67                 --                    NAP                                                             --
                  68             51,500      8/26/2022     Family Dollar, Inc.                                          8,800
       24         69                 --                    NAP                                                             --
     10, 25       70                 --                    NAP                                                             --
                  71                 --                    NAP                                                             --
                  72
                 72.01           56,921     11/30/2010     Modern Habitat, LLC                                         13,500
                 72.02          310,752      5/31/2026     NAP                                                             --
                  73             31,044     12/31/2013     Bluegreen Resorts                                           12,131
      7, 26       74                 --                    NAP                                                             --
                  75                 --                    NAP                                                             --
                  76                 --                    NAP                                                             --
        6         77
                 77.01           17,826      7/31/2012     McCormick Barstow                                            9,150
                 77.02           50,000      3/31/2016     NAP                                                             --
                 77.03           17,705      5/31/2012     Mortgage Store                                               6,121
                 77.04           27,062      4/30/2010     Mortgage IT                                                  6,409
                  78             51,871     10/31/2024     Angela Lin Restaurant                                        4,289
                  79

                 79.01           49,628      3/31/2010     NAP                                                             --
                 79.02            2,152      9/30/2015     Phillip Tse MD & Daniel Tse MD                               1,946
       10         80             59,915      7/31/2013     HP Hood, LLC                                                40,449
                  81                 --                    NAP                                                             --
                  82                 --                    NAP                                                             --
      3, 27       83             20,065     11/30/2009     Muzak                                                        8,840
                  84             47,668       2/8/2015     Peebles                                                     25,776
                  85                 --                    NAP                                                             --
                  86             16,627     11/30/2009     State of California-Dept of Rehab.                           5,001
                  87             17,880      5/31/2009     Blockbuster Video                                            6,450
       10         88             36,051      1/31/2010     Giant Eagle                                                 30,000
       28         89                 --                    NAP                                                             --
                  90                 --                    NAP                                                             --
      3, 27       91             19,330      1/31/2016     Kickham Hanley                                              13,797
                  92             26,300      1/31/2009     Schwans Consumer Brands North America                       13,300
                  93             25,910      6/30/2013     GSA (IRS Appeals/District Council)                          23,414
                  94              4,456     11/26/2008     Caring Hands Veterinary Hospital                             2,234
                  95             41,000      3/31/2021     NAP                                                             --
                  96              4,885      9/30/2008     El Palmar Supermarket                                        3,540
                  97             26,408      8/31/2014     Kluge Design                                                24,200
                  98             47,541     10/31/2020     NAP                                                             --
                  99             25,537      4/30/2010     Ford Motor Co Service                                       11,518
                  100            31,690      6/18/2014     Jr. Achievement Bingo                                       12,000
                  101                --                    NAP                                                             --
                  102            12,522      8/31/2007     Dr. Laxer & Dr. Long                                        10,074
                  103            64,409      2/28/2010     GSA FBI                                                      6,863
                  104                --                    NAP                                                             --
                  105             5,250      5/31/2011     Donette's Academy of Performing Arts                         4,900
      3, 27       106             3,400      5/12/2014     Century 21                                                   2,660
                  107            11,891      9/30/2006     Tin Roof BBQ                                                 4,410
                  108            23,613      7/31/2018     Carl Smart, M.D.                                             2,464
                  109             2,845      6/30/2011     Vinny Alba-Italian Restaurant                                2,623
        3         110            10,977       2/1/2011     Seniors Resource                                            10,523
                  111            18,800     12/31/2012     Aulds Home & White Investment                                6,753
                  112             3,796      3/31/2007     Law Offices of Ball                                          3,185
        3         113                --                    NAP                                                             --
                  114                --                    NAP                                                             --
      3, 27       115             5,626     12/31/2009     Anxon                                                        3,335
                  116             5,625      6/30/2007     Helotes Pediatric                                            3,000
                  117             4,600      6/30/2011     Schumacher Homes                                             3,600
                  118             6,239      4/30/2008     Darryl Roberts                                               2,482
                  119             8,690      8/31/2012     Bamboo Garden                                                4,182
                  120            10,000       6/1/2010     Wok "N" Roll Buffet                                          5,000
                  121            14,560     10/31/2030     NAP                                                             --
                  122             6,750     11/30/2007     Panera Bread                                                 4,000
                  123             9,979     11/30/2009     Sportherapy                                                  7,583
                  124             5,000      1/31/2007     Kinja Sushi Express                                          3,000
                  125            11,342      8/31/2012     Altell                                                       8,300
                  126             8,000     12/31/2007     Bobby's Bouncers                                             7,000
                  127            29,748     10/31/2014     Family Dollar Stores                                         8,640
                  128             3,500      9/30/2014     KeyBank                                                      2,752
       10         129             9,000     10/14/2014     Sprint Nextel                                                1,600
                  130            12,294      6/30/2009     State of Indiana - Dept. of Workforce Development           11,700
                  131            29,000      3/26/2017     Price Pharmacy, Inc.                                         1,800
                  132             6,485      6/30/2024     NAP                                                             --
       10         133             5,850       4/8/2015     The Cash Store                                               1,200
                  134             2,625      3/31/2014     Salon Excursion                                              2,024

                                 SECOND LARGEST                                                                     THIRD LARGEST
                                  TENANT LEASE                                                       THIRD LARGEST   TENANT LEASE
   FOOTNOTE     CONTROL NUMBER     EXPIRATION                   THIRD LARGEST TENANT                TENANT SQ. FT.    EXPIRATION
---------------------------------------------------------------------------------------------------------------------------------

     2, 3             1
                     1.01          12/1/2015      Oshman's Sporting Goods                                40,151        1/1/2013
                     1.02          3/1/2014       Total Wallcovering, Inc.                                7,040        10/1/2008
                     1.03          1/1/2010       Sprint PCS                                              3,585        2/1/2010
                     1.04          3/31/2009      Jo-Ann Fabrics                                         14,500        7/31/2008
                     1.05          9/1/2015       PETCO                                                  13,973        1/1/2010
                     1.06          1/31/2010      Dollar Tree                                            23,460        3/31/2009
                     1.07          4/30/2007      Blockbuster                                             5,415        4/1/2012
                     1.08         11/22/2007      Auto Zone                                               5,110        6/30/2010
                     1.09          1/1/2007       Kumon Math & Reading                                    4,393        4/30/2009
                     1.10          8/31/2007      DeSoto Children's                                      10,250        4/30/2007
                     1.11          7/31/2008      Darque Tan                                              4,421        2/23/2011
                     1.12          9/1/2008       Blockbuster                                             2,940        9/1/2009
                     1.13          6/30/2006      Shield Tire & Service                                   4,900        4/1/2007
                     1.14          12/1/2013      Washington Mutual Bank                                  5,000        6/1/2013
       4             1.15          2/1/2008       Aaron Rent Inc.                                         7,560        1/1/2008
                     1.16          9/30/2007      Irving City Library                                     8,033        3/30/2007
                     1.17          12/1/2007      Just a Dollar                                           6,548        2/1/2008
                     1.18          8/31/2008      Salons at the Park                                      7,554       11/30/2007
                     1.19          6/30/2007      Southern Maid Donuts                                    1,500        9/30/2008
                     1.20          7/31/2009      IHOP                                                    4,543       12/31/2013
                     1.21          2/28/2011      Health Food Centers                                     2,000        4/30/2009
       5             1.22          9/18/2011      Video 100                                               4,100       12/31/2007
                     1.23          9/1/2008       Binh Minh Restaurant                                    4,001        1/1/2011
                     1.24          1/31/2007      American First National                                 2,060        4/1/2007
                     1.25          1/31/2008      Souper Salad                                            4,617        7/31/2006
                     1.26          6/30/2021      NAP                                                        --
                     1.27          7/31/2008      Art Frame                                               3,531        7/31/2007
                     1.28         12/31/2007      Papa John's Pizza                                       1,400        7/21/2006
                     1.29         10/31/2029      Popeye's                                                1,668       11/30/2010
       6              2            9/30/2009      Fried Frank Harris                                    381,549        2/29/2024
  7, 8, 9, 10         3                           NAP                                                        --
      10              4                           NAP                                                        --
                      5            9/30/2014      C.E. Unterberg Towbin                                  73,450        3/31/2016
                      6            4/30/2011      Republic Properties Corp.                               5,027       12/31/2009
                      7            2/28/2012      CACI Technologies, Inc                                 29,802        7/9/2010
     3, 11            8            4/30/2023      Marshalls                                              52,460        1/31/2014
                      9            11/1/2016      Giant Eagle                                            90,854        12/1/2016
      12              10
                    10.01          3/1/2015       NAP                                                        --
                    10.02          1/1/2018       Dr. Head; Dr. Zaharias; Dr. Simmons; Dr. Hancock       13,637        1/1/2013
                    10.03          8/1/2009       Cullman Medical and Pediatric Associates                5,283        8/1/2014
                    10.04          3/1/2013       Emerald Coast Women's Center                            9,901        2/1/2011
                    10.05          8/1/2012       Cullman OB/GYN                                          9,440        8/1/2012
                    10.06          11/1/2018      Wesley Health Systems, LLC Inventory Space              2,195        10/1/2015
                    10.07          6/1/2018       Sacred Heart Hospital                                   4,797        8/1/2018
                    10.08                         NAP                                                        --
                    10.09          8/1/2014       Pulmonary Associates of Kingsport                       8,947        8/1/2014
                    10.10          7/1/2010       Midlands Surgical Center                                5,215        6/1/2010
                    10.11         12/31/2018      NAP                                                        --
                    10.12          12/1/2014      Coastal Empire Plastic Surgery, PC                      3,201        1/1/2015
                    10.13                         NAP                                                        --
     9, 13            11           1/31/2013      Linens N Things                                        26,185        1/31/2014
                      12                          NAP                                                        --
                      13           3/31/2016      Steve & Barry's                                        24,997        3/31/2013
     3, 6             14
                    14.01                         NAP                                                        --
                    14.02                         NAP                                                        --
                    14.03                         NAP                                                        --
                    14.04                         NAP                                                        --
                    14.05                         NAP                                                        --
                    14.06                         NAP                                                        --
                    14.07                         NAP                                                        --
                    14.08                         NAP                                                        --
       7              15           2/28/2009      US Attorney                                            30,501       12/31/2012
                      16                          NAP                                                        --
                      17           2/1/2016       Morgan Stanley Management Service II                  37,846         2/1/2008
       3              18                          NAP                                                        --
      10              19          12/31/2010      Stratis Business Centers                               15,190       10/31/2011
                      20           5/1/2011       Best Buy Co, Inc.                                      36,416        2/28/2007
                      21                          NAP                                                        --
                      22           1/31/2011      Homegoods                                             24,000         4/1/2012
                      23                          NAP                                                        --
                      24          10/31/2016      Diesel                                                  6,000        1/1/2015
                      25                          NAP                                                        --
                      26           7/31/2015      Research Perspectives                                  10,677        6/30/2011
       3              27          12/22/2015      PETCO                                                  14,652       12/28/2015
      10              28          12/31/2020      Party America                                          12,184        1/31/2016
                      29          12/31/2015      Rossetti Assoc, Inc.                                   16,973        2/28/2009
   7, 10, 14          30                          NAP                                                        --
                      31                          NAP                                                        --
                      32           1/31/2009      Dollar Tree                                             7,501        1/31/2011
                      33                          NAP                                                        --
                      34                          NAP                                                        --
      10              35          10/31/2017      State of CA -  Dept of Motor Vehicles                  13,324        6/30/2012
      15              36                          NAP                                                        --
    10, 16            37                          NAP                                                        --
                      38                          NAP                                                        --
17, 18, 19, 20        39
                    39.01                         NAP                                                        --
                    39.02                         NAP                                                        --
                      40
                    40.01          9/1/2010       Neurosurgical Institute                                 9,321       12/31/2010
                    40.02          12/1/2014      Norton Hospitals (Sublease: Louisville Oncology)        7,694        6/1/2015
                    40.03          6/1/2010       Community Medical Associates                            4,225        1/1/2010
                      41                          NAP                                                        --
                      42                          NAP                                                        --
      10              43          10/31/2015      Ross Stores                                            30,187        1/31/2012
      10              44           2/28/2013      Hunt Spa Holdings, LLC                                  4,528        9/30/2011
                      45           1/31/2010      T-Mobile USA                                          27,977        10/31/2012
                      46           1/31/2013      Sasaki Associates                                      12,537        8/31/2012
                      47           2/28/2011      Coldwell Banker                                         4,533       10/31/2007
      10              48           9/14/2006      NAP                                                        --
                      49                          NAP                                                        --
                      50           3/31/2015      Design Within Reach, Inc                                6,600        1/31/2015
                      51                          NAP                                                        --
      10              52          11/30/2007      Rite Aid of Maryland, Inc.                             13,640        1/14/2010
                      53           4/30/2016      Basset Furniture Industries, Inc.                      18,402        4/30/2016
      10              54                          NAP                                                        --
      21              55           9/30/2009      B.C.P. Securities LLC                                   3,744        5/31/2010
                      56           11/1/2011      John Bronson Insurance                                27,053         10/1/2017
      10              57          10/31/2013      Reckitt Benckiser                                      15,099       12/31/2010
                      58           1/31/2011      Peter Piper Pizza                                      10,000        3/1/2015
                      59
                    59.01          6/30/2007      American Mattress                                       4,000        8/31/2010
                    59.02          7/31/2007      The Memory Vault LLC                                    2,706        6/30/2007
                    59.03          4/30/2011      NAP                                                        --
                    59.04         11/14/2006      NAP                                                        --
                    59.05          1/1/2011       Star Cleaners                                           2,279           MTM
                    59.06          1/1/2008       Americal General Financial                              1,400        8/26/2007
                    59.07         11/30/2006      Check Please of Jackson                                  1,192      10/31/2006
                    59.08          8/7/2008       Great Clips                                             1,400        7/4/2008
                    59.09         10/21/2008      NAP                                                        --
      22              60                          NAP                                                        --
      10              61          12/31/2010      Mattress Firm                                           6,160       10/31/2010
                      62           5/31/2011      Bike Cyclers                                            3,210        3/15/2011
                      63           4/1/2009       FedEx Kinko's                                           6,208        12/1/2007
                      64           12/1/2012      Cacharel Restaurant                                    12,704        10/1/2008
                      65           4/16/2008      Blockbuster Video                                       4,559        8/31/2007
     3, 23            66           2/6/2010       Dollar Tree                                             9,810       10/31/2010
                      67                          NAP                                                        --
                      68           7/30/2011      Texas T-Bone                                            8,023        4/30/2014
      24              69                          NAP                                                        --
    10, 25            70                          NAP                                                        --
                      71                          NAP                                                        --
                      72
                    72.01          1/31/2011      El Paso Imports                                        12,000       12/31/2008
                    72.02                         NAP                                                        --
                      73           2/29/2012      Murray Bros. Caddy Shack                                8,707        6/29/2013
     7, 26            74                          NAP                                                        --
                      75                          NAP                                                        --
                      76                          NAP                                                        --
       6              77
                    77.01         10/31/2011      DWG                                                     8,196        7/31/2010
                    77.02                         NAP                                                        --
                    77.03          5/31/2011      First American Title Company                            5,586       12/31/2009
                    77.04         10/31/2010      Kafoury, Armstrong, Ferguson & Gardner                  6,279        9/30/2010
                      78           9/30/2015      Clover Tanning                                          2,428        4/30/2010
                      79
                    79.01                         NAP                                                        --
                    79.02          7/31/2010      Felix Tam, MD                                           1,760        4/30/2007
      10              80           7/31/2012      NAP                                                        --
                      81                          NAP                                                        --
                      82                          NAP                                                        --
     3, 27            83          11/30/2009      Cadd Engineering                                        6,725       12/31/2006
                      84           1/31/2020      Goody's Family Clothing Inc.                           18,000        1/31/2009
                      85                          NAP                                                        --
                      86           7/31/2007      Quantal International                                   4,336        1/31/2008
                      87           3/31/2009      Family Fashion                                          6,388        5/31/2010
      10              88          10/31/2009      Penn Highlands Community College                       24,651        1/31/2020
      28              89                          NAP                                                        --
                      90                          NAP                                                        --
     3, 27            91           1/31/2016      Ribitwer & Sabbota, LLP                                 1,843        5/31/2011
                      92           2/28/2007      Broward Kitchens and Bath Inc.                          7,000       12/31/2009
                      93          12/31/2014      MBI Publishing Co., LLC                                14,070        4/30/2008
                      94          11/30/2008      Pizza Hut                                               1,682        1/10/2010
                      95                          NAP                                                        --
                      96           9/30/2007      Fun Time Billiards and Restaurant Corp.                 3,280        3/31/2013
                      97          12/31/2011      DAL Machine                                            10,000        3/31/2020
                      98                          NAP                                                        --
                      99           4/1/2010       Bohler Engineering                                      9,490        5/1/2007
                     100           1/31/2010      Rite Aid                                               10,000        9/30/2010
                     101                          NAP                                                        --
                     102           4/30/2012      Dynacast                                                4,183       12/31/2006
                     103          11/30/2013      University of Illinois                                  6,196        8/13/2010
                     104                          NAP                                                        --
                     105          11/30/2010      Mellow Mushroom                                         4,200       10/31/2010
     3, 27           106           7/31/2014      All Sports Coney                                        2,660        2/28/2010
                     107           5/31/2009      Baby Central                                            2,712           MTM
                     108           6/30/2006      NAP                                                        --
                     109           3/31/2013      Mealmakers                                              2,169       12/31/2010
       3             110           1/1/2010       Phillips Architecture                                   8,080        1/1/2009
                     111           1/31/2008      Power & Grace School                                    5,981        9/30/2013
                     112          12/31/2008      Turboflo Engineers                                      2,061        7/31/2007
       3             113                          NAP                                                        --
                     114                          NAP                                                        --
     3, 27           115           3/31/2011      Pizza Day                                                1,510       2/13/2011
                     116           9/30/2008      Hill Country Dental Specialist                          2,137        9/30/2009
                     117           8/31/2008      Nostalgic Sports and Games                              2,447        9/30/2007
                     118          11/30/2008      Tokoro                                                  2,210       11/30/2007
                     119           9/30/2012      Adelman Travel                                          3,650       12/31/2007
                     120           10/5/2015      Sherwin Williams                                        5,000        6/1/2010
                     121                          NAP                                                        --
                     122           7/31/2009      Prestige Cleaners                                       4,000        8/31/2009
                     123          10/31/2011      NAP                                                        --
                     124           4/30/2008      Shannon's                                               2,500       12/31/2007
                     125           8/31/2010      CNS Healthcare                                          6,878        5/1/2011
                     126           3/31/2010      Orkin, Inc.                                             3,648        8/31/2008
                     127          12/31/2006      Holliday Amusement, Inc.                                4,240        3/22/2008
                     128           6/30/2020      Radio Shack                                             2,391        12/1/2010
      10             129           12/1/2010      Avon                                                    1,200        7/1/2010
                     130           3/22/2007      RCG Indiana, LLC                                        5,265        9/30/2009
                     131           4/12/2007      Paris Nails                                             1,200        8/31/2006
                     132                          NAP                                                        --
      10             133          12/31/2009      Fantastic Sams                                          1,150        3/21/2012
                     134          12/31/2010      Joy Cleaners (a.k.a. Ontario Cleaners)                    761        5/18/2020

                                                    PHASE II
               CONTROL  ENGINEERING                PERFORMED                            SEISMIC
   FOOTNOTE    NUMBER   REPORT DATE  PHASE I DATE    (Y/N)    PHASE II DATE   PML %  REPORT DATE
------------------------------------------------------------------------------------------------

     2, 3         1
                 1.01     2/13/2006    2/13/2006       No
                 1.02     2/13/2006    2/17/2006      Yes        4/6/2006
                 1.03     2/10/2006    2/10/2006       No
                 1.04     2/10/2006    2/14/2006       No
                 1.05     2/10/2006    2/10/2006       No
                 1.06     2/10/2006    2/10/2006       No
                 1.07     2/17/2006    2/17/2006       No
                 1.08     2/10/2006    2/10/2006       No
                 1.09     2/10/2006    2/10/2006       No
                 1.10     2/10/2006    2/13/2006      Yes        4/6/2006
                 1.11     2/16/2006    2/10/2006       No
                 1.12     2/14/2006    2/16/2006      Yes        4/6/2006
                 1.13     2/14/2006    2/14/2006       No
                 1.14     2/13/2006    2/13/2006       No
       4         1.15     2/13/2006    2/13/2006       No
                 1.16     2/10/2006    2/10/2006       No
                 1.17     2/10/2006    2/10/2006       No
                 1.18     2/10/2006    2/10/2006       No
                 1.19     2/10/2006    2/10/2006       No
                 1.20     2/10/2006    2/13/2006       No
                 1.21     2/10/2006    2/10/2006      Yes        4/6/2006
       5         1.22     2/10/2006    2/10/2006       No
                 1.23     2/10/2006    2/10/2006       No
                 1.24     2/10/2006    2/13/2006       No
                 1.25     2/10/2006    2/10/2006      Yes        4/6/2006
                 1.26     2/10/2006    2/10/2006       No
                 1.27     2/10/2006    2/14/2006       No
                 1.28     2/10/2006    2/13/2006       No
                 1.29     2/10/2006    2/10/2006       No
       6          2       4/7/2006     4/7/2006        No
  7, 8, 9, 10     3       3/7/2006     3/7/2006        No
      10          4       5/20/2005    4/6/2005        No
                  5       2/14/2006    2/28/2006       No
                  6       5/5/2006     5/4/2006        No
                  7      12/27/2005    4/12/2006       No                      16     3/15/2006
     3, 11        8       4/21/2006    6/1/2006        No                      16     4/23/2006
                  9       3/15/2006    3/16/2006       No
      12          10
                10.01     5/24/2006    5/19/2006       No
                10.02     5/24/2006   11/16/2005       No
                10.03     5/24/2006   11/17/2005       No
                10.04     5/24/2006   11/16/2005       No
                10.05     5/24/2006   11/17/2005       No
                10.06     5/24/2006   11/15/2005       No
                10.07     5/24/2006   11/16/2005       No
                10.08     5/24/2006   11/15/2005       No
                10.09     5/24/2006    5/19/2006       No
                10.10     5/24/2006   11/16/2005       No
                10.11     5/24/2006   11/16/2005       No
                10.12     5/24/2006   11/14/2005       No
                10.13     5/24/2006   11/16/2005       No
     9, 13        11      4/10/2006    4/10/2006       No
                  12      4/12/2006    2/1/2006        No
                  13      5/31/2006    4/27/2006       No                      12     5/31/2006
     3, 6         14      10/6/2005    10/6/2005
                14.01     10/6/2005    10/6/2005       No
                14.02     10/6/2005    10/6/2005       No                      14      9/6/2005
                14.03     10/6/2005    10/6/2005       No
                14.04     10/6/2005    10/6/2005       No
                14.05     10/6/2005    10/6/2005       No
                14.06     10/6/2005    10/6/2005      Yes       11/3/2005
                14.07     10/6/2005    10/6/2005       No
                14.08     10/6/2005    10/6/2005       No
       7          15      3/29/2006    3/31/2006       No
                  16      4/18/2006    4/14/2006       No
                  17      4/19/2006    4/21/2006       No
       3          18      3/7/2006     3/14/2006       No
      10          19     12/13/2005   12/21/2005       No
                  20      12/8/2005    12/8/2005       No
                  21      3/23/2006    3/24/2006       No                      13     3/23/2006
                  22      3/31/2006    4/10/2006       No
                  23                  12/13/2005       No                      12     4/26/2006
                  24      4/4/2006     5/25/2006       No
                  25      5/22/2006    5/24/2006       No
                  26      3/8/2006     3/7/2006        No
       3          27      3/13/2006    3/23/2006       No
      10          28      4/3/2006     3/24/2006       No
                  29      2/15/2006    4/12/2006       No
   7, 10, 14      30     11/29/2005    12/2/2005       No
                  31     12/13/2005   12/13/2005       No
                  32      4/4/2006     4/26/2006       No
                  33      5/15/2006    5/22/2006       No
                  34     12/23/2005   12/23/2005       No                      16     12/23/2005
      10          35      4/10/2006    4/10/2006       No                      15      4/4/2006
      15          36      9/21/2005    9/21/2005       No                      18     9/21/2005
    10, 16        37      12/9/2005    12/8/2005       No
                  38      2/15/2006    2/16/2006       No
17, 18, 19, 20    39
                39.01     5/23/2006    5/23/2006       No
                39.02     5/23/2006    5/23/2006       No
                  40
                40.01     3/6/2006     3/9/2006        No
                40.02     3/6/2006     3/9/2006        No
                40.03     3/6/2006     3/9/2006        No
                  41      1/26/2006    2/15/2006       No                    18, 19   2/10/2006
                  42      2/1/2006     1/19/2006       No
      10          43     12/14/2005   12/15/2005       No
      10          44      3/16/2006    5/5/2006        No
                  45      2/3/2006     2/3/2006        No
                  46     10/10/2005    5/2/2006        No                      18     10/12/2005
                  47      4/12/2006    4/12/2006       No                      15     4/12/2006
      10          48      5/5/2006     5/5/2006        No
                  49      5/31/2006    5/31/2006       No
                  50     10/14/2005   10/13/2005       No
                  51      1/4/2006     1/6/2006        No                      15      1/4/2006
      10          52      3/24/2006    3/24/2006       No
                  53      1/10/2006    1/10/2006       No                      17     1/10/2005
      10          54      2/14/2006    2/19/2006       No                      15     2/14/2006
      21          55      2/1/2006     1/30/2006       No
                  56      4/10/2006    4/10/2006       No                      13     4/10/2006
      10          57      3/14/2006    3/14/2006       No
                  58      4/13/2006    4/13/2006       No
                  59
                59.01    11/22/2005   11/22/2005       No
                59.02    11/22/2005   11/22/2005       No
                59.03    11/22/2005   11/22/2005       No
                59.04    11/21/2005   11/22/2005       No
                59.05    11/22/2005   11/22/2005       No
                59.06    11/22/2005   11/22/2005       No
                59.07    11/22/2005   11/22/2005       No
                59.08    11/22/2005   11/22/2005       No
                59.09    11/22/2005   11/22/2005       No
      22          60      4/14/2006    4/14/2006       No
      10          61      4/3/2006     3/24/2006       No
                  62      4/28/2006    4/28/2006       No
                  63      4/17/2006    3/31/2006       No
                  64      2/23/2006    2/24/2006       No
                  65      4/7/2006     3/31/2006       No
     3, 23        66      3/3/2006     3/21/2006       No                      14      4/7/2006
                  67      8/11/2005    8/11/2005       No
                  68      4/13/2006    4/13/2006       No
      24          69      2/2/2006     2/2/2006        No                      15      2/2/2006
    10, 25        70     11/11/2005   11/11/2005       No
                  71      8/24/2005    8/24/2005       No
                  72
                72.01     9/14/2005    9/14/2005       No
                72.02     8/8/2005     8/15/2005       No
                  73      1/10/2006    1/19/2006       No
     7, 26        74      1/31/2006    2/2/2006        No
                  75      2/22/2006    2/22/2006       No
                  76      4/6/2006     4/6/2006        No                      14      4/4/2006
       6          77
                77.01     7/27/2005    7/27/2005       No
                77.02     3/17/2006    3/17/2006       No
                77.03     7/27/2005    7/27/2005       No
                77.04     7/27/2005    7/27/2005       No
                  78      5/3/2006     5/3/2006        No
                  79
                79.01     3/22/2006    3/23/2006       No                      18     3/28/2006
                79.02     3/22/2006    3/22/2006       No                      13     3/22/2006
      10          80      1/24/2006    2/27/2006       No
                  81      3/10/2006    3/27/2006       No
                  82      2/15/2006    5/11/2006       No
     3, 27        83      9/16/2005   10/17/2005       No
                  84      3/22/2006    3/22/2006       No
                  85      2/1/2006     2/2/2006        No
                  86      2/1/2006     2/1/2006        No                      18      2/1/2006
                  87      4/10/2006    4/10/2006       No                      15     4/10/2006
      10          88      7/18/2005    7/18/2005       No
      28          89      4/20/2006    4/20/2006       No
                  90     11/17/2005   11/17/2005       No
     3, 27        91     12/27/2005    1/23/2006       No
                  92      4/3/2006     4/28/2006       No
                  93      4/19/2006    3/22/2006       No
                  94      3/22/2006    4/4/2006        No
                  95      4/20/2006    4/20/2006       No                       9     4/20/2006
                  96      1/11/2006    1/11/2006       No
                  97      4/28/2006    5/18/2006       No
                  98      1/17/2006    1/20/2006       No
                  99     11/28/2005   11/23/2005       No
                 100     10/21/2005   10/21/2005      Yes        1/3/2006
                 101      2/9/2006     2/22/2006       No
                 102      4/14/2006    4/12/2006       No
                 103      3/17/2006    4/10/2006       No
                 104      3/13/2006    3/15/2006       No
                 105      1/18/2006    1/18/2006       No
     3, 27       106      3/9/2006     3/24/2006       No
                 107      5/5/2005     5/4/2005        No
                 108      4/14/2006    4/14/2006       No
                 109      5/2/2006     5/1/2006        No
       3         110      2/1/2006     2/7/2006        No
                 111      4/18/2006    4/17/2006       No
                 112      3/1/2006     2/27/2006       No                      18      3/2/2006
       3         113      4/6/2006     4/13/2006       No
                 114      4/4/2006     4/4/2006        No                      17      4/4/2006
     3, 27       115      3/14/2006    4/3/2006        No
                 116      2/13/2006    2/28/2006       No
                 117      2/1/2006     3/6/2006        No
                 118      1/17/2006    1/18/2006       No                      19     1/17/2006
                 119      3/3/2006     3/24/2006       No
                 120      11/3/2005   10/24/2005       No
                 121      1/24/2006    9/9/2005        No
                 122      2/7/2006     4/7/2006        No
                 123     11/15/2005   11/22/2005       No
                 124      2/20/2006    3/17/2006       No
                 125      1/12/2006    1/23/2006       No
                 126      3/10/2006    3/14/2006       No
                 127      9/1/2005     9/1/2005        No
                 128      8/30/2005    9/7/2005        No
      10         129      1/5/2006     1/13/2006       No
                 130      2/28/2006    3/3/2006        No
                 131      6/3/2005     6/3/2005        No
                 132      4/17/2006    4/17/2006       No
      10         133      4/11/2006    5/8/2006        No
                 134      4/25/2005    5/19/2005       No

                                EARTHQUAKE INSURANCE  TERRORISM INSURANCE                             GROUND      GROUND LEASE
   FOOTNOTE     CONTROL NUMBER     REQUIRED (Y/N)        REQUIRED (Y/N)      OWNERSHIP INTEREST    LEASE (Y/N)  PAYMENT (ANNUAL)
--------------------------------------------------------------------------------------------------------------------------------

     2, 3             1                  No                    Yes
                     1.01                No                    Yes               Fee Simple             No
                     1.02                No                    Yes               Fee Simple             No
                     1.03                No                    Yes               Fee Simple             No
                     1.04                No                    Yes               Fee Simple             No
                     1.05                No                    Yes               Fee Simple             No
                     1.06                No                    Yes               Fee Simple             No
                     1.07                No                    Yes               Fee Simple             No
                     1.08                No                    Yes               Fee Simple             No
                     1.09                No                    Yes               Fee Simple             No
                     1.10                No                    Yes               Fee Simple             No
                     1.11                No                    Yes               Fee Simple             No
                     1.12                No                    Yes               Fee Simple             No
                     1.13                No                    Yes               Fee Simple             No
                     1.14                No                    Yes               Fee Simple             No
       4             1.15                No                    Yes               Fee Simple             No
                     1.16                No                    Yes               Fee Simple             No
                     1.17                No                    Yes               Fee Simple             No
                     1.18                No                    Yes               Fee Simple             No
                     1.19                No                    Yes               Fee Simple             No
                     1.20                No                    Yes               Fee Simple             No
                     1.21                No                    Yes               Fee Simple             No
       5             1.22                No                    Yes               Fee Simple             No
                     1.23                No                    Yes               Fee Simple             No
                     1.24                No                    Yes               Fee Simple             No
                     1.25                No                    Yes               Fee Simple             No
                     1.26                No                    Yes               Fee Simple             No
                     1.27                No                    Yes               Fee Simple             No
                     1.28                No                    Yes               Fee Simple             No
                     1.29                No                    Yes               Fee Simple             No
       6              2                  No                    Yes               Fee Simple             No
  7, 8, 9, 10         3                  No                    Yes               Fee Simple             No
      10              4                  No                    Yes               Fee Simple             No
                      5                  No                    Yes               Fee Simple             No
                      6                  No                    Yes               Fee Simple             No
                      7                  No                    Yes               Fee Simple             No
     3, 11            8                  No                    Yes               Fee Simple             No
                      9                  No                    Yes               Fee Simple             No
      12              10                 No
                    10.01                No                    Yes                Leasehold             Yes        $   58,729
                    10.02                No                    Yes                Leasehold             Yes        $    5,701
                    10.03                No                    Yes                Leasehold             Yes        $    1,200
                    10.04                No                    Yes               Fee Simple             No
                    10.05                No                    Yes                Leasehold             Yes        $   11,661
                    10.06                No                    Yes                Leasehold             Yes        $    4,557
                    10.07                No                    Yes                Leasehold             Yes        $  314,757
                    10.08                No                    Yes                Leasehold             Yes        $    2,824
                    10.09                No                    Yes                Leasehold             Yes        $   62,700
                    10.10                No                    Yes               Fee Simple             No
                    10.11                No                    Yes                Leasehold             Yes        $   37,500
                    10.12                No                    Yes                Leasehold             Yes        $      901
                    10.13                No                    Yes                Leasehold             Yes        $    5,500
     9, 13            11                 No                    Yes               Fee Simple             No
                      12                 No                    Yes                Leasehold             Yes        $4,272,000
                      13                 No                    Yes               Fee Simple             No
     3, 6             14                 No                    Yes
                    14.01                No                    Yes               Fee Simple             No
                    14.02                No                    Yes               Fee Simple             No
                    14.03                No                    Yes               Fee Simple             No
                    14.04                No                    Yes               Fee Simple             No
                    14.05                No                    Yes               Fee Simple             No
                    14.06                No                    Yes               Fee Simple             No
                    14.07                No                    Yes               Fee Simple             No
                    14.08                No                    Yes               Fee Simple             No
       7              15                 No                    Yes                Leasehold             Yes        $        1
                      16                 No                    Yes               Fee Simple             No
                      17                 No                    Yes               Fee Simple             No
       3              18                 No                    Yes               Fee Simple             No
      10              19                 No                    Yes                Leasehold             Yes        $  825,000
                      20                 No                    Yes               Fee Simple             No
                      21                 No                    Yes               Fee Simple             No
                      22                 No                    Yes               Fee Simple             No
                      23                 No                    Yes               Fee Simple             No
                      24                 No                    Yes               Fee Simple             No
                      25                 No                    Yes               Fee Simple             No
                      26                 No                    Yes               Fee Simple             No
       3              27                 No                    Yes               Fee Simple             No
      10              28                 No                    Yes               Fee Simple             No
                      29                 No                    Yes               Fee Simple             No
   7, 10, 14          30                 No                    Yes               Fee Simple             No
                      31                 No                    Yes               Fee Simple             No
                      32                 No                    Yes               Fee Simple             No
                      33                 No                    Yes               Fee Simple             No
                      34                 No                    Yes               Fee Simple             No
      10              35                 No                    Yes               Fee Simple             No
      15              36                 No                    Yes               Fee Simple             No
    10, 16            37                 No                    Yes               Fee Simple             No
                      38                 No                    Yes               Fee Simple             No
17, 18, 19, 20        39                 No
                    39.01                No                    Yes               Fee Simple             No
                    39.02                No                    Yes               Fee Simple             No
                      40                 No                    Yes
                    40.01                No                    Yes               Fee Simple             No
                    40.02                No                    Yes               Fee Simple             No
                    40.03                No                    Yes               Fee Simple             No
                      41                 No                    Yes               Fee Simple             No
                      42                 No                    Yes               Fee Simple             No
      10              43                 No                    Yes               Fee Simple             No
      10              44                 No                    Yes               Fee Simple             No
                      45                 No                    Yes               Fee Simple             No
                      46                 No                    Yes                Leasehold             Yes        $  280,000
                      47                 No                    Yes               Fee Simple             No
      10              48                 No                    Yes               Fee Simple             No
                      49                 No                    Yes               Fee Simple             No
                      50                 No                    Yes               Fee Simple             No
                      51                 No                    Yes               Fee Simple             No
      10              52                 No                    Yes               Fee Simple             No
                      53                 No                    Yes               Fee Simple             No
      10              54                 No                    Yes               Fee Simple             No
      21              55                 No                    Yes               Fee Simple             No
                      56                 No                    Yes               Fee Simple             No
      10              57                 No                    Yes               Fee Simple             No
                      58                 No                    Yes               Fee Simple             No
                      59                 No
                    59.01                No                    Yes               Fee Simple             No
                    59.02                No                    Yes               Fee Simple             No
                    59.03                No                    Yes               Fee Simple             No
                    59.04                No                    Yes               Fee Simple             No
                    59.05                No                    Yes               Fee Simple             No
                    59.06                No                    Yes               Fee Simple             No
                    59.07                No                    Yes               Fee Simple             No
                    59.08                No                    Yes               Fee Simple             No
                    59.09                No                    Yes               Fee Simple             No
      22              60                 No                    Yes               Fee Simple             No
      10              61                 No                    Yes               Fee Simple             No
                      62                 No                    Yes               Fee Simple             No
                      63                 No                    Yes               Fee Simple             No
                      64                 No                    Yes               Fee Simple             No
                      65                 No                    Yes               Fee Simple             No
     3, 23            66                 No                    Yes         Fee Simple / Leasehold       Yes        $   48,000
                      67                 No                    Yes                Leasehold             Yes        $   60,000
                      68                 No                    Yes               Fee Simple             No
      24              69                 No                    Yes               Fee Simple             No
    10, 25            70                 No                    Yes               Fee Simple             No
                      71                 No                    Yes               Fee Simple             No
                      72                 No
                    72.01                No                    Yes               Fee Simple             No
                    72.02                No                    Yes               Fee Simple             No
                      73                 No                    Yes               Fee Simple             No
     7, 26            74                 No                    Yes               Fee Simple             No
                      75                 No                    Yes               Fee Simple             No
                      76                 No                    Yes               Fee Simple             No
       6              77                 No
                    77.01                No                    Yes               Fee Simple             No
                    77.02                No                    Yes               Fee Simple             No
                    77.03                No                    Yes               Fee Simple             No
                    77.04                No                    Yes               Fee Simple             No
                      78                 No                    Yes               Fee Simple             No
                      79                 No                    Yes
                    79.01                No                    Yes                Leasehold             Yes        $        1
                    79.02                No                    Yes                Leasehold             Yes        $        1
      10              80                 No                    Yes               Fee Simple             No
                      81                 No                    Yes               Fee Simple             No
                      82                 No                    Yes               Fee Simple             No
     3, 27            83                 No                    Yes               Fee Simple             No
                      84                 No                    Yes               Fee Simple             No
                      85                 No                    Yes               Fee Simple             No
                      86                 No                    Yes               Fee Simple             No
                      87                 No                    Yes               Fee Simple             No
      10              88                 No                    Yes               Fee Simple             No
      28              89                 No                    Yes         Fee Simple / Leasehold       Yes        $   72,000
                      90                 No                    Yes               Fee Simple             No
     3, 27            91                 No                    Yes               Fee Simple             No
                      92                 No                    Yes               Fee Simple             No
                      93                 No                    Yes               Fee Simple             No
                      94                 No                    Yes               Fee Simple             No
                      95                 No                    Yes               Fee Simple             No
                      96                 No                    Yes               Fee Simple             No
                      97                 No                    Yes               Fee Simple             No
                      98                 No                    Yes               Fee Simple             No
                      99                 No                    Yes               Fee Simple             No
                     100                 No                    Yes               Fee Simple             No
                     101                 No                    Yes               Fee Simple             No
                     102                 No                    Yes               Fee Simple             No
                     103                 No                    Yes         Fee Simple / Leasehold       Yes        $        1
                     104                 No                    Yes               Fee Simple             No
                     105                 No                    Yes               Fee Simple             No
     3, 27           106                 No                    Yes               Fee Simple             No
                     107                 No                    Yes               Fee Simple             No
                     108                 No                    Yes               Fee Simple             No
                     109                 No                    Yes               Fee Simple             No
       3             110                 No                    Yes               Fee Simple             No
                     111                 No                    Yes               Fee Simple             No
                     112                 No                    Yes               Fee Simple             No
       3             113                 No                    Yes               Fee Simple             No
                     114                 No                    Yes               Fee Simple             No
     3, 27           115                 No                    Yes               Fee Simple             No
                     116                 No                    Yes               Fee Simple             No
                     117                 No                    Yes               Fee Simple             No
                     118                 No                    Yes               Fee Simple             No
                     119                 No                    Yes               Fee Simple             No
                     120                 No                    Yes               Fee Simple             No
                     121                 No                    Yes               Fee Simple             No
                     122                 No                    Yes                Leasehold             Yes        $  135,000
                     123                 No                    Yes               Fee Simple             No
                     124                 No                    Yes               Fee Simple             No
                     125                 No                    Yes               Fee Simple             No
                     126                 No                    Yes               Fee Simple             No
                     127                 No                    Yes               Fee Simple             No
                     128                 No                    Yes               Fee Simple             No
      10             129                 No                    Yes               Fee Simple             No
                     130                 No                    Yes               Fee Simple             No
                     131                 No                    Yes               Fee Simple             No
                     132                 No                    Yes               Fee Simple             No
      10             133                 No                    Yes               Fee Simple             No
                     134                 No                    Yes               Fee Simple             No

                                 GROUND LEASE
   FOOTNOTE     CONTROL NUMBER  EXPIRATION DATE  2004 NOI DATE    2004 NOI            2005 NOI DATE              2005 NOI
--------------------------------------------------------------------------------------------------------------------------

     2, 3              1                           12/31/2004   $25,122,915             12/31/2005             $27,876,416
                     1.01                          12/31/2004   $ 1,927,989             12/31/2005             $ 3,850,745
                     1.02                          12/31/2004   $ 1,435,425             12/31/2005             $ 1,661,493
                     1.03                          12/31/2004   $ 1,761,918             12/31/2005             $ 1,648,961
                     1.04                          12/31/2004   $ 1,050,704             12/31/2005             $ 1,514,930
                     1.05                          12/31/2004   $ 1,266,941             12/31/2005             $ 1,365,475
                     1.06                          12/31/2004   $ 1,223,909             12/31/2005             $ 1,081,626
                     1.07                          12/31/2004   $ 1,343,608             12/31/2005             $ 1,354,360
                     1.08                          12/31/2004   $   860,967             12/31/2005             $ 1,114,137
                     1.09                          12/31/2004   $ 1,049,126             12/31/2005             $ 1,157,812
                     1.10                          12/31/2004   $   954,360             12/31/2005             $   936,395
                     1.11                          12/31/2004   $ 1,001,556             12/31/2005             $   980,739
                     1.12                          12/31/2004   $   936,661             12/31/2005             $   908,921
                     1.13                          12/31/2004   $ 1,084,643             12/31/2005             $ 1,016,188
                     1.14                          12/31/2004   $   885,237             12/31/2005             $   917,418
       4             1.15                          12/31/2004   $   984,090             12/31/2005             $   870,568
                     1.16                          12/31/2004   $   777,288             12/31/2005             $   787,414
                     1.17                          12/31/2004   $   996,032             12/31/2005             $   895,704
                     1.18                          12/31/2004   $   667,340             12/31/2005             $   561,558
                     1.19                          12/31/2004   $   713,680             12/31/2005             $   636,765
                     1.20                          12/31/2004   $   628,557             12/31/2005             $   645,470
                     1.21                          12/31/2004   $    86,714             12/31/2005             $   641,619
       5             1.22                          12/31/2004   $   853,760             12/31/2005             $   731,587
                     1.23                          12/31/2004   $   438,904             12/31/2005             $   586,835
                     1.24                          12/31/2004   $   481,669             12/31/2005             $   453,867
                     1.25                          12/31/2004   $   450,688             12/31/2005             $   434,790
                     1.26                          12/31/2004   $   378,025             12/31/2005             $   380,167
                     1.27                          12/31/2004   $   554,593             12/31/2005             $   425,509
                     1.28                          12/31/2004   $   160,150             12/31/2005             $   145,092
                     1.29                          12/31/2004   $   168,380             12/31/2005             $   170,271
       6               2                           12/31/2004   $38,687,537             12/31/2005             $38,860,213
  7, 8, 9, 10          3                           12/31/2004   $14,032,553             12/31/2005             $12,701,936
      10               4                                        $         0                                    $         0
                       5                           12/31/2004   $13,767,208             12/31/2005             $12,259,113
                       6                                        $         0             12/31/2005             $12,421,735
                       7                           12/31/2004   $ 6,787,741             12/31/2005             $ 6,142,571
     3, 11             8                           12/31/2004   $ 8,839,285             12/31/2005             $ 8,811,485
                       9                           12/31/2004   $ 7,280,104             12/31/2005             $ 7,298,957
      12              10                           12/31/2004   $ 8,811,684             12/31/2005             $10,183,238
                     10.01          8/1/2050       12/31/2004   $ 1,722,863             12/31/2005             $ 1,772,067
                     10.02          3/28/2054      12/31/2004   $ 1,057,495             12/31/2005             $ 1,147,931
                     10.03          2/28/2093      12/31/2004   $   896,700             12/31/2005             $   945,920
                     10.04                         12/31/2004   $   880,547             12/31/2005             $   890,419
                     10.05          1/2/2096       12/31/2004   $   777,010             12/31/2005             $   935,291
                     10.06          2/19/2102      12/31/2004   $   586,464             12/31/2005             $   782,656
                     10.07          11/1/2078      12/31/2004   $   703,703             12/31/2005             $   724,593
                     10.08          4/13/2049      12/31/2004   $   611,107             12/31/2005             $   592,046
                     10.09          4/27/2070      12/31/2004   $   229,338             12/31/2005             $   604,297
                     10.10                         12/31/2004   $   599,203             12/31/2005             $   661,955
                     10.11         12/20/2057      12/31/2004   $   490,160             12/31/2005             $   468,216
                     10.12          3/18/2064                   $         0             12/31/2005             $   400,614
                     10.13         11/15/2023      12/31/2004   $   257,094             12/31/2005             $   257,233
     9, 13            11                           12/31/2004   $ 6,278,220             12/31/2005             $ 6,912,482
                      12           10/31/2091      12/31/2004   $10,164,327             12/31/2005             $ 9,691,656
                      13                                        $         0                                    $         0
     3, 6             14                           12/31/2004   $26,717,398             12/31/2005             $28,171,224
                     14.01                         12/31/2004   $ 7,867,411             12/31/2005             $ 8,142,906
                     14.02                         12/31/2004   $ 4,805,118             12/31/2005             $ 3,773,027
                     14.03                         12/31/2004   $ 3,060,335             12/31/2005             $ 3,494,770
                     14.04                         12/31/2004   $ 3,224,329             12/31/2005             $ 3,651,549
                     14.05                         12/31/2004   $ 3,260,196             12/31/2005             $ 3,161,763
                     14.06                         12/31/2004   $ 1,720,802             12/31/2005             $ 2,045,845
                     14.07                         12/31/2004   $ 1,220,923             12/31/2005             $ 1,791,896
                     14.08                         12/31/2004   $ 1,558,284             12/31/2005             $ 2,109,468
       7              15            2/15/2098                   $         0             12/31/2005             $ 3,899,575
                      16                           12/31/2004   $ 3,734,054             12/31/2005             $ 4,142,273
                      17                           12/31/2004   $ 2,246,716             12/31/2005             $ 3,199,144
       3              18                                        $         0             12/31/2005             $ 3,334,413
      10              19            3/31/2105      12/31/2004   $ 3,451,843             12/31/2005             $ 3,626,451
                      20                           12/31/2004   $ 3,019,517             12/31/2005             $ 3,014,681
                      21                                        $         0             12/31/2005             $   292,230
                      22                           12/31/2004   $ 3,360,252             12/31/2005             $ 3,272,375
                      23                                        $         0                                    $         0
                      24                           12/31/2004   $ 2,044,007             12/31/2005             $ 1,471,824
                      25                           12/31/2004   $ 2,017,132             12/31/2005             $ 2,067,435
                      26                           12/31/2004   $ 2,412,211             12/31/2005             $ 2,028,490
       3              27                                        $         0                                    $         0
      10              28                                        $         0                                    $         0
                      29                                        $         0             12/31/2005             $   570,125
   7, 10, 14          30                           12/31/2004   $ 2,262,331             12/31/2005             $ 2,477,210
                      31                           12/31/2004   $ 1,575,984             11/30/2005             $ 1,779,887
                      32                           12/31/2004   $ 2,027,025             12/31/2005             $ 2,027,865
                      33                           12/31/2004   $ 1,586,960             12/31/2005             $ 1,576,114
                      34                           12/31/2004   $ 1,201,294             12/31/2005             $ 2,043,295
      10              35                           12/31/2004   $ 1,769,983             12/31/2005             $ 1,959,392
      15              36                           12/31/2004      $368,408             12/31/2005             $   934,435
    10, 16            37                                        $         0             12/31/2005             $ 1,673,067
                      38                           12/31/2004   $ 1,664,705             12/31/2005             $ 2,122,233
17, 18, 19, 20        39                           12/31/2004   $ 1,331,385             12/31/2005             $ 1,512,375
                     39.01                         12/31/2004   $ 1,331,385             12/31/2005             $ 1,320,686
                     39.02                                      $         0             12/31/2005             $   191,689
                      40                           12/31/2004   $ 1,796,383             12/31/2005             $ 2,870,739
                     40.01                         12/31/2004   $ 1,195,798             12/31/2005             $ 1,206,605
                     40.02                                      $         0             12/31/2005             $   972,824
                     40.03                         12/31/2004   $   600,585             12/31/2005             $   691,311
                      41                                        $         0                                    $         0
                      42                                        $         0                                    $         0
      10              43                           12/31/2004   $ 1,795,776                                    $         0
      10              44                                        $         0             12/31/2005             $   511,866
                      45                           12/31/2004   $ 1,884,218             12/31/2005             $ 2,324,224
                      46            1/1/2013       11/30/2004   $ 1,975,815             12/31/2005             $ 2,030,081
                      47                           12/31/2004   $ 1,524,137             12/31/2005             $ 1,900,372
      10              48                           12/31/2004   $ 2,479,001             12/31/2005             $ 2,516,704
                      49                                        $         0             12/31/2005             $ 1,421,320
                      50                                        $         0                                    $         0
                      51                                        $         0             12/31/2005             $ 1,324,227
      10              52                           12/31/2004   $ 1,363,079             12/31/2005             $ 1,271,351
                      53                                        $         0                                    $         0
      10              54                                        $         0                                    $         0
      21              55                           12/31/2004   $ 1,320,424             12/31/2005             $ 1,169,320
                      56                           12/31/2004   $ 1,545,232             12/31/2005             $ 1,607,938
      10              57                           12/31/2004   $   671,028             12/31/2005             $ 1,246,480
                      58                           12/31/2004   $ 1,215,695             12/31/2005             $ 1,443,109
                      59                           12/31/2004   $   862,530             12/31/2005             $ 1,248,527
                     59.01                         12/31/2004   $   161,322             12/31/2005             $   163,452
                     59.02                         12/31/2004   $   124,590             12/31/2005             $   201,382
                     59.03                         12/31/2004   $    94,766             12/31/2005             $   152,547
                     59.04                         12/31/2004   $    92,159             12/31/2005             $   144,218
                     59.05                         12/31/2004   $    87,210             12/31/2005             $   138,972
                     59.06                         12/31/2004   $    67,883             12/31/2005             $   131,955
                     59.07                         12/31/2004   $    79,858             12/31/2005             $   132,807
                     59.08                         12/31/2004   $    73,232             12/31/2005             $   123,525
                     59.09                         12/31/2004   $    81,510             12/31/2005             $    59,669
      22              60                                        $         0             12/31/2005             $ 1,183,208
      10              61                                        $         0                                    $         0
                      62                                        $         0                                    $         0
                      63                           12/31/2004   $ 1,299,666             12/31/2005             $ 1,411,331
                      64                           12/31/2004   $ 1,118,934             12/31/2005             $ 1,092,372
                      65                           12/31/2004   $ 1,291,605             12/31/2005             $ 1,462,140
     3, 23            66            9/1/2022                    $         0                                    $         0
                      67           10/29/2035      12/31/2004   $   881,072             12/31/2005             $ 1,153,572
                      68                           12/31/2004   $   824,625             12/31/2005             $ 1,136,873
      24              69                           12/31/2004   $ 1,145,615             12/31/2005             $ 1,406,364
    10, 25            70                           12/31/2004   $   956,529             12/31/2005             $   992,243
                      71                           12/31/2004   $   855,271             10/31/2005             $ 1,135,233
                      72                           12/31/2004   $   757,351                                    $   769,952
                     72.01                         12/31/2004   $   162,833             10/31/2005             $   345,818
                     72.02                         12/31/2004   $   594,518             12/31/2005             $   424,134
                      73                           12/31/2004   $   824,943             12/31/2005             $   870,886
     7, 26            74                           12/31/2004   $   502,280             12/31/2005             $   649,550
                      75                           12/31/2004   $ 1,078,887             12/31/2005             $ 1,177,339
                      76                                        $         0                                    $         0
       6              77                                        $         0             12/31/2005             $   688,350
                     77.01                                      $         0             12/31/2005             $   184,881
                     77.02                                      $         0                                    $         0
                     77.03                                      $         0             12/31/2005             $   299,566
                     77.04                                      $         0             12/31/2005             $   203,903
                      78                                        $         0             12/31/2005             $   577,554
                      79                           12/31/2004   $ 1,306,588             12/31/2005             $ 1,502,926
                     79.01          7/1/2099       12/31/2004   $   822,018             12/31/2005             $ 1,016,728
                     79.02          7/1/2099       12/31/2004   $   484,570             12/31/2005             $   486,198
      10              80                           12/31/2004   $   410,492             12/31/2005             $   279,229
                      81                           12/31/2004   $   724,422             12/31/2005             $   686,809
                      82                           12/31/2004   $   944,407             12/31/2005             $   961,820
     3, 27            83                                        $         0                                    $         0
                      84                           12/31/2004   $   612,351             12/31/2005             $   745,243
                      85                           12/31/2004   $   571,523             12/31/2005             $   606,170
                      86                           12/31/2004   $   835,861             12/31/2005             $   808,055
                      87                           12/31/2004   $   680,292             12/31/2005             $   751,285
      10              88                           12/31/2004   $   505,626             8/31/2005              $   586,378
      28              89            4/19/2011      12/31/2004   $   673,592             12/31/2005             $   758,947
                      90                                        $         0             12/31/2005             $   897,114
     3, 27            91                                        $         0                                    $         0
                      92                           12/31/2004   $   487,352             12/31/2005             $   499,783
                      93                           12/31/2004   $   650,052             12/31/2005             $   512,372
                      94                           12/31/2004   $   533,899             12/31/2005             $   946,885
                      95                                        $         0                                    $         0
                      96                           12/31/2004   $ 1,233,221             11/30/2005             $ 1,300,052
                      97                           12/31/2004   $   561,479             12/31/2005             $   661,076
                      98                           12/31/2004   $   662,716             12/31/2005             $   591,844
                      99                           12/31/2004   $   873,011             12/31/2005             $   592,089
                      100                          12/31/2004   $   690,497             12/31/2005             $   708,894
                      101                          12/31/2004   $   530,320  12/31/2005 (6 Months Annualized)  $   537,869
                      102                          12/31/2004   $   515,918             12/31/2005             $   651,680
                      103           3/20/2012      12/31/2004   $ 1,202,250             12/31/2005             $ 1,235,559
                      104                          12/31/2004   $   697,282             12/31/2005             $   698,578
                      105                                       $         0                                    $         0
     3, 27            106                                       $         0             12/31/2005             $   457,466
                      107                          12/31/2004   $   579,126             12/31/2005             $   507,331
                      108                          12/31/2004   $   487,840             12/31/2005             $   494,954
                      109                                       $         0                                    $         0
       3              110                          12/31/2004   $   594,344             12/31/2005             $   566,638
                      111                          12/31/2004   $   408,128             12/31/2005             $   461,122
                      112                          12/31/2004   $   210,944             12/31/2005             $   425,941
       3              113                          12/31/2004   $    87,222             12/31/2005             $   371,348
                      114                          12/31/2004   $   679,599             12/31/2005             $   728,351
     3, 27            115                                       $         0                                    $         0
                      116                                       $         0             12/31/2005             $   406,545
                      117                                       $         0             12/31/2005             $   380,696
                      118                          12/31/2004   $   301,944             12/31/2005             $   363,902
                      119                          12/31/2004   $   444,139             12/31/2005             $   420,424
                      120                                       $         0                                    $         0
                      121                                       $         0                                    $         0
                      122           9/9/2018       12/31/2004   $   313,764             12/31/2005             $   346,502
                      123                          12/31/2004   $   338,585                                    $         0
                      124                          12/31/2004   $   361,340             12/31/2005             $   394,412
                      125                          12/31/2004   $   185,503             12/31/2005             $    49,578
                      126                          12/31/2004   $   252,514             12/31/2005             $   300,235
                      127                          12/31/2004   $   271,575             12/31/2005             $   301,787
                      128                                       $         0                                    $         0
      10              129                                       $         0                                    $         0
                      130                          12/31/2004   $   264,573             12/31/2005             $   247,648
                      131                          12/31/2004   $   202,407             12/31/2005             $   203,434
                      132                                       $         0             12/31/2005             $   102,283
      10              133                                       $         0             12/31/2005             $    92,687
                      134                          12/31/2004   $   129,640             12/31/2005             $    53,216

                                        PARTIAL
                            PARTIAL       YEAR
               CONTROL     YEAR DATE      # OF    PARTIAL YEAR   PARTIAL YEAR  UNDERWRITTEN  UNDERWRITTEN
   FOOTNOTE     NUMBER  (IF PAST 2005)   MONTHS    DESCRIPTION        NOI         REVENUE      EXPENSES
---------------------------------------------------------------------------------------------------------

     2, 3         1           NAV         NAV     Not Available       NAV       $40,358,146   $12,174,094
                 1.01         NAV         NAV     Not Available       NAV       $ 4,407,075   $ 1,126,051
                 1.02         NAV         NAV     Not Available       NAV       $ 2,198,998   $   527,220
                 1.03         NAV         NAV     Not Available       NAV       $ 2,502,188   $   791,884
                 1.04         NAV         NAV     Not Available       NAV       $ 2,125,431   $   512,820
                 1.05         NAV         NAV     Not Available       NAV       $ 2,090,502   $   657,738
                 1.06         NAV         NAV     Not Available       NAV       $ 2,129,895   $   699,240
                 1.07         NAV         NAV     Not Available       NAV       $ 1,682,149   $   334,613
                 1.08         NAV         NAV     Not Available       NAV       $ 1,940,748   $   737,256
                 1.09         NAV         NAV     Not Available       NAV       $ 1,913,679   $   782,287
                 1.10         NAV         NAV     Not Available       NAV       $ 1,505,553   $   474,862
                 1.11         NAV         NAV     Not Available       NAV       $ 1,463,211   $   328,727
                 1.12         NAV         NAV     Not Available       NAV       $ 1,174,400   $   309,883
                 1.13         NAV         NAV     Not Available       NAV       $ 1,417,893   $   439,465
                 1.14         NAV         NAV     Not Available       NAV       $ 1,325,338   $   432,733
       4         1.15         NAV         NAV     Not Available       NAV       $ 1,266,324   $   448,115
                 1.16         NAV         NAV     Not Available       NAV       $ 1,194,376   $   357,154
                 1.17         NAV         NAV     Not Available       NAV       $ 1,155,358   $   423,690
                 1.18         NAV         NAV     Not Available       NAV       $ 1,063,803   $   301,243
                 1.19         NAV         NAV     Not Available       NAV       $   953,281   $   306,702
                 1.20         NAV         NAV     Not Available       NAV       $ 1,025,755   $   279,042
                 1.21         NAV         NAV     Not Available       NAV       $ 1,043,013   $   416,939
       5         1.22         NAV         NAV     Not Available       NAV       $ 1,007,448   $   331,525
                 1.23         NAV         NAV     Not Available       NAV       $   939,004   $   321,376
                 1.24         NAV         NAV     Not Available       NAV       $   677,585   $   165,586
                 1.25         NAV         NAV     Not Available       NAV       $   728,878   $   254,688
                 1.26         NAV         NAV     Not Available       NAV       $   401,586   $    12,058
                 1.27         NAV         NAV     Not Available       NAV       $   625,110   $   278,406
                 1.28         NAV         NAV     Not Available       NAV       $   217,740   $   116,427
                 1.29         NAV         NAV     Not Available       NAV       $   181,827   $     6,363
       6          2           NAV         NAV     Not Available       NAV       $79,703,778   $35,949,548
  7, 8, 9, 10     3           NAV         NAV     Not Available       NAV       $19,975,974   $ 4,819,842
      10          4           NAV         NAV     Not Available       NAV       $17,660,218   $   176,602
                  5           NAV         NAV     Not Available       NAV       $23,847,542   $ 9,058,724
                  6           NAV         NAV     Not Available       NAV       $23,385,921   $ 8,771,496
                  7           NAV         NAV     Not Available       NAV       $13,073,145   $ 4,403,016
     3, 11        8        3/31/2006       12      Trailing 12     $9,027,883   $14,875,445   $ 4,115,081
                  9           NAV         NAV     Not Available       NAV       $10,220,470   $ 2,317,075
      12          10          NAV         NAV     Not Available       NAV       $15,109,542   $ 5,081,726
                10.01         NAV         NAV     Not Available       NAV       $ 2,769,262   $ 1,052,877
                10.02         NAV         NAV     Not Available       NAV       $ 1,514,424   $   379,336
                10.03         NAV         NAV     Not Available       NAV       $ 1,294,351   $   329,930
                10.04         NAV         NAV     Not Available       NAV       $ 1,397,099   $   523,079
                10.05         NAV         NAV     Not Available       NAV       $ 1,253,796   $   348,426
                10.06         NAV         NAV     Not Available       NAV       $ 1,154,109   $   373,748
                10.07         NAV         NAV     Not Available       NAV       $ 1,069,661   $   346,227
                10.08         NAV         NAV     Not Available       NAV       $   772,477   $   207,657
                10.09         NAV         NAV     Not Available       NAV       $ 1,106,757   $   428,617
                10.10         NAV         NAV     Not Available       NAV       $   848,755   $   272,162
                10.11         NAV         NAV     Not Available       NAV       $   896,293   $   426,371
                10.12         NAV         NAV     Not Available       NAV       $   679,808   $   288,385
                10.13         NAV         NAV     Not Available       NAV       $   352,750   $   104,914
     9, 13        11          NAV         NAV     Not Available       NAV       $12,353,677   $ 4,991,170
                  12          NAV         NAV     Not Available       NAV       $41,740,448   $32,667,983
                  13          NAV         NAV     Not Available       NAV       $ 9,363,652   $ 2,460,900
     3, 6         14          NAV         NAV     Not Available       NAV       $97,294,291   $68,950,670
                14.01         NAV         NAV     Not Available       NAV       $21,676,947   $13,518,002
                14.02         NAV         NAV     Not Available       NAV       $12,427,547   $ 8,614,483
                14.03         NAV         NAV     Not Available       NAV       $12,967,657   $ 9,439,801
                14.04         NAV         NAV     Not Available       NAV       $10,767,249   $ 7,111,869
                14.05         NAV         NAV     Not Available       NAV       $11,323,621   $ 8,174,318
                14.06         NAV         NAV     Not Available       NAV       $ 7,203,662   $ 5,339,320
                14.07         NAV         NAV     Not Available       NAV       $10,854,644   $ 8,865,202
                14.08         NAV         NAV     Not Available       NAV       $10,072,964   $ 7,887,673
       7          15       2/28/2006       12      Trailing 12     $3,985,334   $ 9,386,119   $ 3,352,467
                  16          NAV         NAV     Not Available       NAV       $ 7,057,492   $ 2,320,697
                  17          NAV         NAV     Not Available       NAV       $ 6,744,566   $ 2,556,329
       3          18       1/31/2006       12      Trailing 12     $3,311,473   $20,149,595   $14,633,478
      10          19          NAV         NAV     Not Available       NAV       $ 8,006,432   $ 4,179,439
                  20          NAV         NAV     Not Available       NAV       $ 5,081,856   $ 1,395,367
                  21          NAV         NAV     Not Available       NAV       $ 4,320,432   $ 1,207,792
                  22          NAV         NAV     Not Available       NAV       $ 4,353,844   $   973,873
                  23          NAV         NAV     Not Available       NAV       $ 4,212,450   $   965,396
                  24          NAV         NAV     Not Available       NAV       $ 3,669,579   $   870,172
                  25       3/31/2006       12      Trailing 12     $2,167,863   $ 4,674,161   $ 2,191,322
                  26          NAV         NAV     Not Available       NAV       $ 4,507,374   $ 1,907,108
       3          27          NAP         NAP    Not Applicable       NAP       $ 3,030,792   $   470,044
      10          28          NAP         NAP    Not Applicable       NAP       $ 3,130,797   $   712,658
                  29          NAV         NAV     Not Available       NAV       $ 3,976,220   $ 1,456,668
   7, 10, 14      30          NAV         NAV     Not Available       NAV       $ 4,582,832   $ 1,950,016
                  31          NAV         NAV     Not Available       NAV       $ 3,070,494   $   697,432
                  32          NAV         NAV     Not Available       NAV       $ 2,800,943   $   738,650
                  33       3/31/2006       12      Trailing 12     $1,699,981   $ 3,262,356   $ 1,307,188
                  34       4/30/2006       12      Trailing 12     $2,431,758   $ 9,800,993   $ 7,100,933
      10          35       3/31/2006       12      Trailing 12     $2,540,079   $ 2,828,148   $   624,396
      15          36       3/31/2006       12      Trailing 12     $1,304,066   $17,103,898   $14,122,714
    10, 16        37          NAV         NAV     Not Available       NAV       $ 3,726,016   $ 1,619,214
                  38       2/28/2006       12          TTM         $2,194,896   $ 6,227,001   $ 3,696,956
17, 18, 19, 20    39       4/30/2006       10      Trailing 12     $ 369,433    $ 2,827,626   $   685,959
                39.01         NAV         NAV     Not Available       NAV       $ 2,270,534   $   531,781
                39.02      4/30/2006       10      Trailing 12     $ 369,433    $   557,092   $   154,178
                  40          NAV         NAV     Not Available       NAV       $ 5,164,620   $ 2,172,557
                40.01         NAV         NAV     Not Available       NAV       $ 2,232,405   $   955,640
                40.02         NAV         NAV     Not Available       NAV       $ 1,632,934   $   603,214
                40.03         NAV         NAV     Not Available       NAV       $ 1,299,281   $   613,703
                  41          NAV         NAV     Not Available       NAV       $ 2,756,162   $   409,565
                  42          NAV         NAV     Not Available       NAV       $ 2,851,594   $   535,412
      10          43       2/28/2006       12      Trailing 12     $1,916,166   $ 2,551,158   $   548,697
      10          44          NAV         NAV     Not Available       NAV       $ 2,260,588   $   397,308
                  45          NAV         NAV     Not Available       NAV       $ 4,069,378   $ 1,622,411
                  46       3/31/2006       12      Trailing 12     $2,234,951   $ 4,485,009   $ 2,003,726
                  47          NAV         NAV     Not Available       NAV       $ 2,568,294   $   707,233
      10          48          NAV         NAV     Not Available       NAV       $ 2,671,690   $   476,508
                  49       2/28/2006                               $1,544,646   $ 4,443,000   $ 2,454,498
                  50          NAV         NAV     Not Available       NAV       $ 2,479,377   $   621,399
                  51          NAV         NAV     Not Available       NAV       $ 2,608,942   $   898,709
      10          52          NAV         NAV     Not Available       NAV       $ 2,216,349   $   543,532
                  53          NAV         NAV     Not Available       NAV       $ 1,868,465   $   317,146
      10          54       3/31/2006       12      Trailing 12     $1,233,374   $ 4,452,282   $ 2,585,818
      21          55          NAV         NAV     Not Available       NAV       $ 1,787,427   $   320,795
                  56       2/28/2006       12      Trailing 12     $1,612,662   $ 2,583,228   $ 1,060,103
      10          57          NAV         NAV     Not Available       NAV       $ 2,377,495   $   836,448
                  58          NAV         NAV     Not Available       NAV       $ 2,015,982   $   600,619
                  59                                               $    0       $ 1,628,696   $   324,527
                59.01         NAV         NAV     Not Available       NAV       $   286,169   $    61,304
                59.02         NAV         NAV     Not Available       NAV       $   263,329   $    62,130
                59.03         NAV         NAV     Not Available       NAV       $   178,473   $    29,830
                59.04         NAV         NAV     Not Available       NAV       $   168,762   $    25,572
                59.05         NAV         NAV     Not Available       NAV       $   175,118   $    32,659
                59.06         NAV         NAV     Not Available       NAV       $   158,580   $    22,407
                59.07         NAV         NAV     Not Available       NAV       $   161,297   $    27,320
                59.08         NAV         NAV     Not Available       NAV       $   169,511   $    45,346
                59.09         NAV         NAV     Not Available       NAV       $    67,457   $    17,959
      22          60       4/30/2006       12      Trailing 12     $1,418,041   $ 5,751,203   $ 3,870,977
      10          61          NAP         NAP    Not Applicable       NAP       $ 1,589,585   $   349,763
                  62          NAV         NAV     Not Available       NAV       $ 1,576,817   $   329,177
                  63          NAV         NAV     Not Available       NAV       $ 1,847,300   $   436,445
                  64          NAV         NAV     Not Available       NAV       $ 2,862,721   $ 1,466,113
                  65          NAV         NAV     Not Available       NAV       $ 1,827,331   $   437,173
     3, 23        66       12/31/2005      12      Trailing 12     $ 694,729    $ 1,570,728   $   329,889
                  67       3/31/2006       12      Trailing 12     $ 933,454    $ 7,557,128   $ 5,926,280
                  68          NAV         NAV     Not Available       NAV       $ 1,535,484   $   473,120
      24          69          NAV         NAV     Not Available       NAV       $ 5,120,293   $ 3,393,977
    10, 25        70          NAV         NAV     Not Available       NAV       $ 2,013,985   $ 1,039,202
                  71       2/28/2006       12      Trailing 12     $1,133,690   $ 3,451,202   $ 2,113,952
                  72                                               $    0       $ 2,385,545   $   880,186
                72.01         NAV         NAV     Not Available       NAV       $   920,113   $   334,392
                72.02         NAV         NAV     Not Available       NAV       $ 1,465,432   $   545,794
                  73          NAV         NAV     Not Available       NAV       $ 1,649,320   $   403,519
     7, 26        74          NAV         NAV     Not Available       NAV       $ 1,993,874   $   787,024
                  75       3/31/2006       12      Trailing 12     $1,194,581   $ 3,534,222   $ 2,295,750
                  76          NAV         NAV     Not Available       NAV       $ 2,595,812   $ 1,407,511
       6          77                                               $    0       $ 4,752,427   $   914,520
                77.01         NAV         NAV     Not Available       NAV       $ 1,485,669   $   269,572
                77.02         NAV         NAV     Not Available       NAV       $ 1,087,352   $   222,741
                77.03         NAV         NAV     Not Available       NAV       $ 1,131,820   $   212,590
                77.04         NAV         NAV     Not Available       NAV       $ 1,047,586   $   209,617
                  78          NAV         NAV     Not Available       NAV       $ 1,082,986   $   227,332
                  79          NAV         NAV     Not Available       NAV       $ 1,981,434   $   613,405
                79.01         NAV         NAV     Not Available       NAV       $ 1,106,777   $   236,871
                79.02         NAV         NAV     Not Available       NAV       $   874,657   $   376,534
      10          80          NAV         NAV     Not Available       NAV       $ 1,238,027   $   433,921
                  81       2/28/2006       12      Trailing 12     $ 697,377    $ 1,851,784   $ 1,035,687
                  82          NAV         NAV     Not Available       NAV       $ 2,065,334   $ 1,061,683
     3, 27        83       12/31/2005      12      Trailing 12     $ 804,317    $ 1,076,440   $   380,005
                  84          NAV         NAV     Not Available       NAV       $ 1,117,301   $   241,264
                  85          NAV         NAV     Not Available       NAV       $ 1,405,324   $   650,753
                  86          NAV         NAV     Not Available       NAV       $ 1,230,724   $   490,736
                  87          NAV         NAV     Not Available       NAV       $ 1,202,119   $   432,207
      10          88       2/28/2006       12      Trailing 12     $ 630,734    $ 1,113,042   $   378,435
      28          89          NAV         NAV     Not Available       NAV       $ 3,363,207   $ 1,988,974
                  90          NAV         NAV     Not Available       NAV       $ 1,740,145   $   907,695
     3, 27        91          NAP         NAP    Not Applicable       NAP       $   993,200   $   315,897
                  92          NAV         NAV     Not Available       NAV       $   836,509   $   201,107
                  93          NAV         NAV     Not Available       NAV       $ 2,980,061   $ 2,127,565
                  94          NAV         NAV     Not Available       NAV       $ 1,299,183   $   571,918
                  95          NAV         NAV     Not Available       NAV       $   740,050   $    14,801
                  96          NAV         NAV     Not Available       NAV       $ 1,224,191   $   485,306
                  97       12/31/2005      12      Trailing 12     $ 661,076    $ 1,088,352   $   401,306
                  98          NAV         NAV     Not Available       NAV       $   873,671   $    17,473
                  99       2/28/2006       12      Trailing 12     $ 605,347    $ 1,123,023   $   491,963
                 100          NAV         NAV     Not Available       NAV       $ 1,038,760   $   337,647
                 101          NAV         NAV     Not Available       NAV       $   765,258   $   246,094
                 102          NAV         NAV     Not Available       NAV       $   968,074   $   349,490
                 103          NAV         NAV     Not Available       NAV       $ 1,663,042   $   629,098
                 104       2/28/2006       12      Trailing 12     $ 689,645    $ 1,014,754   $   359,402
                 105          NAP         NAP    Not Applicable       NAP       $   607,054   $    99,805
     3, 27       106       3/31/2006       12      Trailing 12     $ 483,351    $   531,608   $   117,876
                 107          NAV         NAV     Not Available       NAV       $   683,132   $   194,849
                 108          NAV         NAV     Not Available       NAV       $   701,675   $   233,573
                 109          NAV         NAV     Not Available       NAV       $   584,095   $   106,973
       3         110          NAV         NAV     Not Available       NAV       $ 1,318,805   $   711,221
                 111          NAV         NAV     Not Available       NAV       $   754,976   $   240,258
                 112          NAV         NAV     Not Available       NAV       $   683,074   $   205,792
       3         113          NAV         NAV     Not Available       NAV       $   939,152   $   560,268
                 114          NAV         NAV     Not Available       NAV       $ 2,247,278   $ 1,451,944
     3, 27       115          NAV         NAV     Not Available       NAV       $   622,793   $   257,616
                 116          NAV         NAV     Not Available       NAV       $   495,899   $   120,209
                 117          NAV         NAV     Not Available       NAV       $   582,987   $   118,414
                 118          NAV         NAV     Not Available       NAV       $   568,133   $   189,204
                 119          NAV         NAV     Not Available       NAV       $   558,459   $   164,283
                 120          NAP         NAP    Not Applicable       NAP       $   369,386   $    74,250
                 121          NAP         NAP    Not Applicable       NAP       $   305,689   $     9,171
                 122          NAV         NAV     Not Available       NAV       $   578,820   $   299,547
                 123       10/31/2005      10      Annualized      $ 324,245    $   403,678   $    99,997
                 124          NAV         NAV     Not Available       NAV       $   533,315   $   133,496
                 125          NAV         NAV     Not Available       NAV       $   564,220   $   185,489
                 126          NAV         NAV     Not Available       NAV       $   420,644   $   154,346
                 127          NAV         NAV     Not Available       NAV       $   376,670   $   101,584
                 128          NAP         NAP    Not Applicable       NAP       $   306,388   $   101,269
      10         129          NAP         NAP    Not Applicable       NAP       $   244,207   $    76,076
                 130          NAV         NAV     Not Available       NAV       $   428,470   $   219,550
                 131          NAV         NAV     Not Available       NAV       $   260,494   $    50,523
                 132          NAV         NAV     Not Available       NAV       $   141,461   $     4,244
      10         133          NAV         NAV     Not Available       NAV       $   160,246   $    30,600
                 134       2/28/2006       12      Annualized      $ 138,696    $   177,719   $    40,609

                                                     UNDERWRITTEN
                CONTROL  UNDERWRITTEN  UNDERWRITTEN   REPLACEMENT   UNDERWRITTEN   UNDERWRITTEN  UNDERWRITTEN
   FOOTNOTE      NUMBER       NOI        NOI DSCR       RESERVE    TI/LC RESERVE  OTHER RESERVE       NCF
-------------------------------------------------------------------------------------------------------------

     2, 3          1      $28,184,052      1.55       $  559,664     $1,255,870      $      0     $26,368,518
                  1.01    $ 3,281,024                 $   60,141     $  119,928      $      0     $ 3,100,955
                  1.02    $ 1,671,778                 $   21,461     $   68,319      $      0     $ 1,581,998
                  1.03    $ 1,710,304                 $   21,665     $   59,362      $      0     $ 1,629,277
                  1.04    $ 1,612,611                 $   26,797     $   70,738      $      0     $ 1,515,076
                  1.05    $ 1,432,764                 $   32,010     $   73,948      $      0     $ 1,326,805
                  1.06    $ 1,430,655                 $   39,088     $   79,317      $      0     $ 1,312,251
                  1.07    $ 1,347,536                 $   23,703     $   53,069      $      0     $ 1,270,764
                  1.08    $ 1,203,492                 $   20,693     $   46,351      $      0     $ 1,136,448
                  1.09    $ 1,131,392                 $   23,618     $   50,133      $      0     $ 1,057,640
                  1.10    $ 1,030,691                 $   28,847     $   58,889      $      0     $   942,955
                  1.11    $ 1,134,484                 $   12,834     $   48,258      $      0     $ 1,073,391
                  1.12    $   864,517                 $   17,752     $   35,521      $      0     $   811,243
                  1.13    $   978,428                 $   21,031     $   41,681      $      0     $   915,716
                  1.14    $   892,604                 $   21,399     $   39,526      $      0     $   831,679
       4          1.15    $   818,209                 $   26,315     $   48,648      $      0     $   743,246
                  1.16    $   837,222                 $   13,153     $   37,406      $      0     $   786,662
                  1.17    $   731,668                 $   16,318     $   39,956      $      0     $   675,394
                  1.18    $   762,559                 $    8,905     $   31,524      $      0     $   722,130
                  1.19    $   646,578                 $   13,389     $   27,826      $      0     $   605,363
                  1.20    $   746,713                 $   11,677     $   27,688      $      0     $   707,348
                  1.21    $   626,074                 $   13,818     $   23,434      $      0     $   588,821
       5          1.22    $   675,922                 $   18,129     $   30,268      $      0     $   627,525
                  1.23    $   617,628                 $   10,974     $   32,214      $      0     $   574,439
                  1.24    $   511,999                 $    5,303     $   20,926      $      0     $   485,771
                  1.25    $   474,190                 $    9,503     $   26,669      $      0     $   438,017
                  1.26    $   389,528                 $   13,059     $   15,542      $      0     $   360,927
                  1.27    $   346,704                 $   13,018     $   26,506      $      0     $   307,179
                  1.28    $   101,313                 $    3,108     $    8,319      $      0     $    89,885
                  1.29    $   175,464                 $   11,954     $   13,898      $      0     $   149,611
       6           2      $43,754,230      1.48       $  725,066     $2,136,734      $      0     $40,892,430
  7, 8, 9, 10      3      $15,156,132      1.33       $   75,685     $        0      $      0     $15,080,447
      10           4      $17,483,616      1.58       $  133,941     $        0      $      0     $17,349,675
                   5      $14,788,818      1.45       $   72,940     $  383,927      $      0     $14,331,951
                   6      $14,614,425      1.54       $   95,195     $  883,179      $      0     $13,636,052
                   7      $ 8,670,129      1.23       $   21,948     $        0      $      0     $ 8,648,181
     3, 11         8      $10,760,364      1.46       $   97,179     $  223,777      $      0     $10,439,408
                   9      $ 7,903,395      1.21       $   74,348     $  131,378      $      0     $ 7,697,668
      12           10     $10,027,816      1.79       $   78,760     $  471,789      $      0     $ 9,477,268
                 10.01    $ 1,716,385                 $   16,381     $   88,254      $      0     $ 1,611,749
                 10.02    $ 1,135,087                 $    7,323     $   51,178      $      0     $ 1,076,588
                 10.03    $   964,420                 $    8,048     $   49,006      $      0     $   907,367
                 10.04    $   874,021                 $    7,170     $   40,881      $      0     $   825,970
                 10.05    $   905,371                 $    7,128     $   40,086      $      0     $   858,156
                 10.06    $   780,361                 $    4,188     $   22,461      $      0     $   753,712
                 10.07    $   723,434                 $    5,560     $   30,169      $      0     $   687,705
                 10.08    $   564,820                 $    4,277     $   25,407      $      0     $   535,135
                 10.09    $   678,140                 $    5,665     $   32,888      $      0     $   639,587
                 10.10    $   576,593                 $    4,047     $   40,779      $      0     $   531,768
                 10.11    $   469,922                 $    4,760     $   27,457      $      0     $   437,706
                 10.12    $   391,423                 $    2,757     $   14,885      $      0     $   373,781
                 10.13    $   247,836                 $    1,455     $    8,337      $      0     $   238,044
     9, 13         11     $ 7,362,507      1.12       $   75,975     $        0      $      0     $ 7,286,531
                   12     $ 9,072,465      1.75       $1,669,618     $        0      $      0     $ 7,402,847
                   13     $ 6,902,752      1.12       $   47,089     $  156,962      $      0     $ 6,698,701
     3, 6          14     $28,343,620      1.73       $3,891,772     $        0      $      0     $24,451,849
                 14.01    $ 8,158,944                 $  867,078     $        0      $      0     $ 7,291,867
                 14.02    $ 3,813,063                 $  497,102     $        0      $      0     $ 3,315,961
                 14.03    $ 3,527,857                 $  518,706     $        0      $      0     $ 3,009,150
                 14.04    $ 3,655,379                 $  430,690     $        0      $      0     $ 3,224,689
                 14.05    $ 3,149,303                 $  452,945     $        0      $      0     $ 2,696,358
                 14.06    $ 1,864,341                 $  288,146     $        0      $      0     $ 1,576,194
                 14.07    $ 1,989,443                 $  434,186     $        0      $      0     $ 1,555,257
                 14.08    $ 2,185,290                 $  402,919     $        0      $      0     $ 1,782,371
       7           15     $ 6,033,652      1.23       $   80,004     $        0      $      0     $ 5,953,647
                   16     $ 4,736,795      1.24       $   44,598     $        0      $      0     $ 4,692,197
                   17     $ 4,188,237      1.51       $   45,572     $  170,895      $      0     $ 3,971,770
       3           18     $ 5,516,118      1.86       $  604,488     $        0      $      0     $ 4,911,630
      10           19     $ 3,826,993      1.36       $   34,269     $        0      $      0     $ 3,792,723
                   20     $ 3,686,489      1.41       $  113,172     $  270,629      $      0     $ 3,302,688
                   21     $ 3,112,640      1.26       $   16,515     $   24,773      $      0     $ 3,071,352
                   22     $ 3,379,971      1.80       $   39,937     $  107,338      $      0     $ 3,232,696
                   23     $ 3,247,054      1.40       $   27,750     $        0      $      0     $ 3,219,304
                   24     $ 2,799,407      1.26       $    9,100     $   30,000      $      0     $ 2,760,307
                   25     $ 2,482,839      1.29       $  141,000     $        0      $      0     $ 2,341,839
                   26     $ 2,600,266      1.24       $   29,010     $  102,871      $      0     $ 2,468,385
       3           27     $ 2,560,747      1.29       $   12,706     $   70,191      $      0     $ 2,477,850
      10           28     $ 2,418,139      1.25       $   12,315     $   72,031      $      0     $ 2,333,793
                   29     $ 2,519,552      1.22       $   27,305     $   84,232      $      0     $ 2,408,015
   7, 10, 14       30     $ 2,632,816      1.39       $        0     $        0      $      0     $ 2,632,816
                   31     $ 2,373,062      1.22       $   19,404     $        0      $      0     $ 2,353,657
                   32     $ 2,062,293      1.34       $   21,871     $   39,000      $      0     $ 2,001,422
                   33     $ 1,955,168      1.26       $   66,000     $        0      $      0     $ 1,889,168
                   34     $ 2,700,060      1.47       $  392,040     $        0      $      0     $ 2,308,020
      10           35     $ 2,203,752      1.28       $   20,038     $  115,094      $      0     $ 2,068,620
      15           36     $ 2,981,184      1.70       $  684,156     $        0      $      0     $ 2,297,028
    10, 16         37     $ 2,106,802      1.35       $        0     $        0      $      0     $ 2,106,802
                   38     $ 2,530,045      1.36       $  220,134     $        0      $      0     $ 2,309,911
17, 18, 19, 20     39     $ 2,141,667      1.08       $   18,000     $        0      $      0     $ 2,123,667
                 39.01    $ 1,738,753                 $   14,000     $        0      $      0     $ 1,724,753
                 39.02    $   402,914                 $    4,000     $        0      $      0     $   398,914
                   40     $ 2,992,063      1.94       $   44,672     $  212,552      $      0     $ 2,734,839
                 40.01    $ 1,276,764                 $   17,399     $   78,433      $      0     $ 1,180,932
                 40.02    $ 1,029,720                 $    8,670     $   58,745      $      0     $   962,305
                 40.03    $   685,579                 $   18,603     $   75,373      $      0     $   591,603
                   41     $ 2,346,597      1.40       $   14,784     $        0      $      0     $ 2,331,814
                   42     $ 2,316,182      1.38       $   14,475     $        0      $      0     $ 2,301,708
      10           43     $ 2,002,461      1.32       $   36,549     $  120,911      $      0     $ 1,845,001
      10           44     $ 1,863,280      1.17       $    8,129     $    8,129      $      0     $ 1,847,022
                   45     $ 2,446,967      1.70       $   46,822     $  182,389     -$ 20,000     $ 2,237,756
                   46     $ 2,481,283      1.71       $   24,229     $        0      $121,146     $ 2,335,908
                   47     $ 1,861,061      1.32       $   14,866     $   61,611      $      0     $ 1,784,585
      10           48     $ 2,195,182      1.51       $   92,598     $  130,502      $      0     $ 1,972,082
                   49     $ 1,988,502      1.48       $  177,720     $        0      $      0     $ 1,810,782
                   50     $ 1,857,978      1.33       $   10,000     $   73,030      $      0     $ 1,774,948
                   51     $ 1,710,233      1.25       $   12,550     $        0      $      0     $ 1,697,683
      10           52     $ 1,672,817      1.25       $   17,431     $   58,103      $      0     $ 1,597,284
                   53     $ 1,551,319      1.28       $   10,468     $   53,578      $      0     $ 1,487,273
      10           54     $ 1,866,464      1.42       $  178,091     $        0      $      0     $ 1,688,373
      21           55     $ 1,466,632      1.22       $    8,179     $   36,852      $      0     $ 1,421,601
                   56     $ 1,523,125      1.25       $   19,490     $  103,358      $      0     $ 1,400,277
      10           57     $ 1,541,047      1.30       $   22,322     $  114,732     -$ 30,000     $ 1,433,993
                   58     $ 1,415,362      1.21       $   11,745     $   40,782      $      0     $ 1,362,836
                   59     $ 1,304,169      1.27       $   19,163     $   63,272      $      0     $ 1,221,733
                 59.01    $   224,865                 $    3,584     $   11,946      $      0     $   209,335
                 59.02    $   201,199                 $    2,768     $    9,226      $      0     $   189,205
                 59.03    $   148,643                 $    2,105     $    7,018      $      0     $   139,520
                 59.04    $   143,190                 $    2,047     $    6,825      $      0     $   134,318
                 59.05    $   142,459                 $    1,937     $    6,458      $      0     $   134,064
                 59.06    $   136,173                 $    1,509     $    5,032      $      0     $   129,632
                 59.07    $   133,977                 $    1,774     $    5,914      $      0     $   126,289
                 59.08    $   124,165                 $    1,627     $    5,423      $      0     $   117,115
                 59.09    $    49,498                 $    1,811     $    5,432      $      0     $    42,255
      22           60     $ 1,880,226      1.55       $  230,048     $        0      $      0     $ 1,650,178
      10           61     $ 1,239,822      1.26       $    5,704     $   46,662      $      0     $ 1,187,456
                   62     $ 1,247,640      1.21       $    7,097     $   18,832      $      0     $ 1,221,711
                   63     $ 1,410,855      1.48       $   26,852     $   49,224      $      0     $ 1,334,779
                   64     $ 1,396,609      1.38       $   29,060     $  159,507      $      0     $ 1,208,042
                   65     $ 1,390,158      1.49       $   21,572     $   53,696      $      0     $ 1,314,890
     3, 23         66     $ 1,240,840      1.41       $    9,116     $   42,506      $      0     $ 1,189,218
                   67     $ 1,630,848      1.49       $  302,285     $        0      $      0     $ 1,328,563
                   68     $ 1,062,364      1.21       $   16,429     $   39,837      $      0     $ 1,006,098
      24           69     $ 1,726,316      1.76       $  196,322     $        0      $      0     $ 1,529,994
    10, 25         70     $   974,783      1.20       $        0     $        0      $      0     $   974,783
                   71     $ 1,337,250      1.58       $  138,000     $        0      $      0     $ 1,199,250
                   72     $ 1,505,359      1.65       $   48,412     $  110,344      $      0     $ 1,346,603
                 72.01    $   585,721                 $   17,337     $   60,874      $      0     $   507,510
                 72.02    $   919,638                 $   31,075     $   49,470      $      0     $   839,093
                   73     $ 1,245,801      1.73       $   12,799     $   46,389      $      0     $ 1,186,613
     7, 26         74     $ 1,206,850      1.38       $   11,436     $        0      $      0     $ 1,195,414
                   75     $ 1,238,472      1.50       $  141,369     $        0      $      0     $ 1,097,103
                   76     $ 1,188,301      1.49       $  103,832     $        0      $      0     $ 1,084,469
       6           77     $ 3,837,907      1.47       $   39,981     $  217,909      $      0     $ 3,580,018
                 77.01    $ 1,216,097                 $   11,268     $   71,315      $      0     $ 1,133,514
                 77.02    $   864,611                 $   10,000     $   35,532      $      0     $   819,079
                 77.03    $   919,230                 $    9,356     $   56,836      $      0     $   853,038
                 77.04    $   837,969                 $    9,356     $   54,226      $      0     $   774,387
                   78     $   855,654      1.23       $    7,234     $   12,000      $      0     $   836,420
                   79     $ 1,368,030      2.46       $   21,592     $   99,908      $      0     $ 1,246,530
                 79.01    $   869,906                 $    5,955     $   54,017      $      0     $   809,934
                 79.02    $   498,123                 $   15,637     $   45,891      $      0     $   436,596
      10           80     $   804,106      1.29       $   10,036     $   45,976      $      0     $   748,094
                   81     $   816,097      1.33       $   66,000     $        0      $      0     $   750,097
                   82     $ 1,003,651      1.42       $        0     $        0      $      0     $ 1,003,651
     3, 27         83     $   696,435      1.48       $   11,300     $   57,071      $      0     $   628,064
                   84     $   876,037      1.33       $   32,545     $   49,351     -$ 10,000     $   804,141
                   85     $   754,571      1.26       $   42,250     $        0      $      0     $   712,321
                   86     $   739,988      1.35       $    9,813     $   59,710      $      0     $   670,466
                   87     $   769,912      1.33       $    5,920     $   38,589      $      0     $   725,403
      10           88     $   734,607      1.29       $   18,695     $   46,894     -$ 20,000     $   689,018
      28           89     $ 1,374,233      2.04       $  134,528     $        0      $      0     $ 1,239,705
                   90     $   832,450      1.41       $   59,299     $        0      $      0     $   773,151
     3, 27         91     $   677,303      1.45       $    6,900     $   28,814      $      0     $   641,589
                   92     $   635,402      1.13       $    7,523     $        0      $      0     $   627,878
                   93     $   852,496      1.51       $   53,985     $        0      $      0     $   798,511
                   94     $   727,265      1.72       $   22,461     $   25,678      $      0     $   679,125
                   95     $   725,249      1.42       $    6,150     $        0      $      0     $   719,099
                   96     $   738,885      1.48       $   11,727     $   34,324      $      0     $   692,834
                   97     $   687,046      1.34       $   11,963     $   54,491      $      0     $   620,592
                   98     $   856,198      1.47       $    4,754     $    5,000      $      0     $   846,444
                   99     $   631,060      1.33       $   14,152     $   70,762     -$ 57,142     $   603,288
                  100     $   701,112      1.55       $   22,014     $   64,667      $      0     $   614,431
                  101     $   519,164      1.28       $   30,960     $        0      $      0     $   488,204
                  102     $   618,584      1.45       $    9,097     $   45,483     -$ 20,000     $   584,004
                  103     $ 1,033,944      3.15       $   26,678     $   96,283      $      0     $   910,982
                  104     $   655,352      1.64       $   39,936     $        0      $      0     $   615,416
                  105     $   507,249      1.33       $    2,774     $   31,347      $      0     $   473,128
     3, 27        106     $   413,733      1.37       $    2,998     $   16,578      $      0     $   394,157
                  107     $   488,283      1.41       $    9,655     $   27,748      $      0     $   450,880
                  108     $   468,102      1.35       $    6,519     $   13,038      $      0     $   448,545
                  109     $   477,122      1.31       $    2,630     $   13,445      $      0     $   461,047
       3          110     $   607,584      2.22       $   23,029     $  100,494      $      0     $   484,061
                  111     $   514,718      1.48       $    6,961     $   35,000      $      0     $   472,757
                  112     $   477,282      1.58       $    2,879     $   26,812      $      0     $   447,591
       3          113     $   378,884      1.42       $   36,000     $        0      $      0     $   342,884
                  114     $   795,334      2.29       $   89,891     $        0      $      0     $   705,443
     3, 27        115     $   365,177      1.34       $    2,096     $   18,215      $      0     $   344,866
                  116     $   375,690      1.32       $    2,964     $   21,334      $      0     $   351,393
                  117     $   464,573      2.12       $    2,396     $   20,576      $      0     $   441,601
                  118     $   378,929      1.43       $    4,519     $   33,420      $      0     $   340,990
                  119     $   394,176      1.62       $    9,977     $   20,293      $      0     $   363,906
                  120     $   295,136      1.30       $    3,191     $   17,294      $      0     $   274,650
                  121     $   296,519      1.59       $    1,456     $        0      $      0     $   295,063
                  122     $   279,273      1.33       $    3,915     $   18,665      $      0     $   256,693
                  123     $   303,681      1.40       $    1,756     $   19,227      $      0     $   282,698
                  124     $   399,819      1.48       $   22,708     $   39,285      $      0     $   337,826
                  125     $   378,731      2.01       $    9,822     $   32,393      $      0     $   336,516
                  126     $   266,298      1.51       $    8,880     $   25,157      $      0     $   232,261
                  127     $   275,086      1.67       $    9,804     $        0      $      0     $   265,283
                  128     $   205,120      1.24       $    1,103     $    4,899      $      0     $   199,117
      10          129     $   168,131      1.21       $    1,180     $    4,137      $      0     $   162,813
                  130     $   208,920      1.44       $    4,389     $   27,617      $      0     $   176,914
                  131     $   209,971      1.61       $    7,636     $    1,739      $      0     $   200,596
                  132     $   137,217      1.13       $      649     $        0      $      0     $   136,568
      10          133     $   129,646      1.30       $    1,230     $    3,973      $      0     $   124,443
                  134     $   137,110      1.51       $      812     $    5,145      $      0     $   131,153

                                                     ONGOING     UPFRONT      ONGOING
                CONTROL  UNDERWRITTEN   ONGOING RE  INSURANCE  REPLACEMENT  REPLACEMENT     UPFRONT
   FOOTNOTE      NUMBER     NCF DSCR   TAX RESERVE   RESERVE      RESERVE      RESERVE   TI/LC RESERVE
-------------------------------------------------------------------------------------------------------

     2, 3          1         1.45        $      0    $     0    $        0    $      0     $ 2,100,000
                  1.01
                  1.02
                  1.03
                  1.04
                  1.05
                  1.06
                  1.07
                  1.08
                  1.09
                  1.10
                  1.11
                  1.12
                  1.13
                  1.14
       4          1.15
                  1.16
                  1.17
                  1.18
                  1.19
                  1.20
                  1.21
       5          1.22
                  1.23
                  1.24
                  1.25
                  1.26
                  1.27
                  1.28
                  1.29
       6           2         1.39        $      0    $     0    $        0    $      0     $         0
  7, 8, 9, 10      3         1.33        $      0    $24,463    $  228,352    $      0     $         0
      10           4         1.57        $      0    $     0    $        0    $      0     $         0
                   5         1.40        $300,000    $50,000    $        0    $  5,870     $ 2,000,000
                   6         1.44        $286,118    $ 8,939    $        0    $      0     $ 2,500,000
                   7         1.22        $143,606    $26,561    $5,000,000    $  9,145     $ 4,400,000
     3, 11         8         1.42        $      0    $     0    $        0    $      0     $         0
                   9         1.18        $      0    $     0    $        0    $      0     $         0
      12           10        1.69        $      0    $     0    $        0    $      0     $         0
                 10.01
                 10.02
                 10.03
                 10.04
                 10.05
                 10.06
                 10.07
                 10.08
                 10.09
                 10.10
                 10.11
                 10.12
                 10.13
     9, 13         11        1.11        $142,000    $18,750    $        0    $  8,442     $ 2,000,000
                   12        1.43        $379,924    $23,540    $        0    $182,348     $         0
                   13        1.09        $ 45,617    $12,322    $        0    $  3,924     $10,416,000
     3, 6          14        1.49        $      0    $     0    $        0    $      0     $         0
                 14.01
                 14.02
                 14.03
                 14.04
                 14.05
                 14.06
                 14.07
                 14.08
       7           15        1.21        $ 48,316    $ 6,066    $  120,400    $  8,451     $   353,770
                   16        1.23        $ 60,650    $ 3,530    $        0    $  3,720     $         0
                   17        1.44        $ 64,132    $ 5,425    $        0    $  2,848     $ 2,000,000
       3           18        1.66        $ 57,768    $15,125    $   29,909    $ 29,909     $         0
      10           19        1.35        $ 78,443    $31,478    $1,200,000    $  5,711     $ 5,700,000
                   20        1.26        $ 37,838    $ 5,881    $    9,431    $  9,431     $ 3,000,000
                   21        1.24        $ 30,785    $ 4,042    $        0    $  1,376     $ 3,239,660
                   22        1.72        $      0    $     0    $        0    $      0     $         0
                   23        1.39        $ 42,917    $     0    $        0    $      0     $         0
                   24        1.24        $ 46,000    $ 2,300    $        0    $  1,100     $   150,000
                   25        1.22        $ 32,617    $ 8,333    $        0    $ 11,750     $         0
                   26        1.18        $ 61,400    $ 4,500    $        0    $  2,686     $ 1,690,506
       3           27        1.25        $  8,482    $     0    $    2,257    $  2,257     $         0
      10           28        1.21        $  1,029    $ 2,680    $    1,026    $  1,026     $     5,644
                   29        1.16        $ 44,598    $ 1,680    $        0    $  2,275     $         0
   7, 10, 14       30        1.39        $ 72,088    $ 7,331    $1,090,000    $      0     $         0
                   31        1.21        $ 10,568    $ 6,073    $    1,617    $  2,500     $ 2,055,000
                   32        1.30        $ 34,020    $ 4,190    $        0    $      0     $         0
                   33        1.22        $ 25,750    $ 5,417    $        0    $  4,125     $         0
                   34        1.26        $ 31,833    $11,296    $  175,462    $ 29,711     $         0
      10           35        1.21        $ 18,423    $ 2,426    $    3,340    $  1,670     $   410,182
      15           36        1.31        $ 60,398    $19,082    $  402,169    $      0     $         0
    10, 16         37        1.35        $ 26,360    $ 7,027    $  840,000    $      0     $         0
                   38        1.24        $ 28,550    $ 4,212    $  250,000    $ 20,000     $         0
17, 18, 19, 20     39        1.07        $ 17,083    $ 2,003    $    1,500    $  1,500     $         0
                 39.01
                 39.02
                   40        1.77        $      0    $     0    $        0    $      0     $         0
                 40.01
                 40.02
                 40.03
                   41        1.39        $      0    $     0    $        0    $      0     $         0
                   42        1.37        $      0    $     0    $        0    $      0     $         0
      10           43        1.22        $ 23,656    $ 5,478    $   36,549    $      0     $         0
      10           44        1.16        $  4,994    $ 4,602    $        0    $    677     $ 1,183,166
                   45        1.55        $ 18,150    $ 3,333    $        0    $ 46,821     $   200,000
                   46        1.61        $ 20,883    $ 2,377    $    2,019    $  2,019     $         0
                   47        1.27        $ 18,548    $ 1,734    $    1,239    $  1,239     $         0
      10           48        1.35        $ 17,465    $ 6,631    $        0    $      0     $   700,000
                   49        1.35        $ 56,852    $ 7,346    $   10,600    $ 11,000     $         0
                   50        1.27        $ 20,233    $     0    $        0    $    923     $         0
                   51        1.25        $  7,401    $ 1,569    $    1,046    $  1,046     $         0
      10           52        1.19        $ 15,250    $ 2,960    $   59,553    $  1,453     $   229,842
                   53        1.23        $ 11,062    $ 2,349    $        0    $    872     $         0
      10           54        1.28        $  8,703    $ 4,742    $    7,420    $  7,420     $         0
      21           55        1.18        $ 10,010    $ 1,110    $        0    $    542     $         0
                   56        1.15        $ 16,733    $ 1,667    $    1,624    $  1,624     $    19,667
      10           57        1.21        $ 13,595    $ 3,100    $        0    $      0     $   300,000
                   58        1.17        $ 26,751    $ 1,564    $      979    $    979     $         0
                   59        1.19        $ 13,820    $ 2,903    $        0    $  1,597     $         0
                 59.01
                 59.02
                 59.03
                 59.04
                 59.05
                 59.06
                 59.07
                 59.08
                 59.09
      22           60        1.36        $  8,417    $ 7,719    $2,742,593    $  7,797     $         0
      10           61        1.21        $  9,581    $ 1,625    $      475    $    475     $     3,887
                   62        1.18        $  8,870    $ 1,478    $        0    $    591     $         0
                   63        1.40        $ 13,862    $   742    $    1,119    $  1,119     $         0
                   64        1.19        $      0    $     0    $        0    $      0     $         0
                   65        1.41        $ 12,111    $   533    $      963    $    963     $         0
     3, 23         66        1.36        $  6,155    $     0    $      760    $    760     $       648
                   67        1.21        $  8,951    $ 6,014    $4,000,000    $      0     $         0
                   68        1.14        $ 19,668    $ 1,490    $    1,369    $  1,369     $         0
      24           69        1.56        $ 16,665    $ 5,908    $   14,830    $ 15,594     $         0
    10, 25         70        1.20        $ 26,872    $ 4,655    $  572,850    $      0     $         0
                   71        1.42        $ 10,702    $10,120    $        0    $ 11,500     $         0
                   72        1.48        $ 52,843    $ 3,625    $        0    $  5,329     $    10,660
                 72.01
                 72.02
                   73        1.65        $ 10,142    $ 3,852    $    1,067    $  1,067     $     1,200
     7, 26         74        1.36        $ 28,074    $ 1,877    $        0    $      0     $         0
                   75        1.33        $  6,513    $ 2,651    $   11,388    $ 11,388     $         0
                   76        1.36        $ 12,929    $ 3,005    $   17,305    $  8,653     $         0
       6           77        1.37        $ 12,847    $ 4,538    $        0    $  2,498     $         0
                 77.01
                 77.02
                 77.03
                 77.04
                   78        1.20        $      0    $     0    $        0    $  1,207     $         0
                   79        2.24        $      0    $     0    $        0    $      0     $         0
                 79.01
                 79.02
      10           80        1.20        $ 27,328    $ 1,311    $        0    $      0     $         0
                   81        1.22        $ 19,841    $     0    $        0    $  6,534     $         0
                   82        1.42        $ 24,989    $ 7,038    $        0    $      0     $         0
     3, 27         83        1.34        $ 19,560    $ 1,016    $      942    $    942     $     3,333
                   84        1.22        $  5,776    $ 2,991    $   37,607    $  2,034     $   594,000
                   85        1.19        $  6,588    $ 2,261    $        0    $  3,521     $         0
                   86        1.22        $ 12,358    $ 3,199    $      818    $    818     $     4,166
                   87        1.25        $  7,330    $   822    $      493    $    493     $         0
      10           88        1.21        $ 12,141    $ 2,247    $        0    $  1,558     $   100,000
      28           89        1.84        $      0    $     0    $        0    $      0     $         0
                   90        1.31        $ 26,082    $     0    $   14,825    $  4,942     $         0
     3, 27         91        1.37        $  9,447    $   824    $        0    $      0     $     4,167
                   92        1.12        $  7,025    $ 4,208    $        0    $  1,254     $   200,000
                   93        1.42        $ 17,349    $ 4,741    $1,278,000    $  4,525     $ 1,352,500
                   94        1.60        $      0    $     0    $        0    $      0     $         0
                   95        1.41        $      0    $     0    $        0    $    513     $         0
                   96        1.39        $ 18,608    $11,554    $    2,100    $  2,766     $         0
                   97        1.21        $ 22,986    $   946    $        0    $      0     $   100,000
                   98        1.45        $      0    $     0    $        0    $      0     $         0
                   99        1.27        $  7,925    $ 1,130    $  197,192    $  1,179     $   400,000
                  100        1.35        $ 15,546    $     0    $    1,835    $  1,835     $   100,000
                  101        1.21        $  3,175    $ 2,891    $    2,688    $  2,688     $         0
                  102        1.37        $  6,987    $   770    $        0    $    569     $   200,000
                  103        2.78        $      0    $     0    $        0    $      0     $         0
                  104        1.54        $  3,843    $ 3,232    $    3,328    $  3,328     $         0
                  105        1.24        $  1,093    $   875    $        0    $      0     $     2,083
     3, 27        106        1.30        $  4,070    $   984    $      250    $    250     $         0
                  107        1.30        $  4,847    $ 1,154    $    1,893    $    947     $     6,691
                  108        1.30        $  4,789    $   644    $        0    $    543     $   200,000
                  109        1.27        $  1,853    $   731    $        0    $    219     $         0
       3          110        1.77        $  8,885    $ 1,084    $    1,919    $  1,919     $         0
                  111        1.36        $ 10,685    $   824    $        0    $    580     $         0
                  112        1.49        $  6,303    $   458    $    2,625    $    256     $     1,291
       3          113        1.28        $  6,664    $ 3,343    $        0    $      0     $         0
                  114        2.04        $  5,215    $ 1,507    $   13,947    $  6,974     $         0
     3, 27        115        1.27        $  1,757    $   507    $      175    $    175     $     1,250
                  116        1.23        $  4,784    $   587    $      247    $    247     $    65,000
                  117        2.01        $      0    $     0    $        0    $      0     $         0
                  118        1.29        $  3,667    $   726    $      298    $    298     $     1,291
                  119        1.49        $  4,333    $   495    $    2,719    $  1,012     $         0
                  120        1.21        $  2,969    $   483    $      266    $    266     $     1,000
                  121        1.58        $      0    $     0    $        0    $      0     $         0
                  122        1.22        $  5,044    $ 1,043    $      326    $    326     $     1,687
                  123        1.31        $  2,018    $   174    $      146    $    146     $         0
                  124        1.25        $  3,245    $   737    $    1,904    $  1,904     $         0
                  125        1.78        $  4,118    $   868    $      819    $    819     $     1,000
                  126        1.32        $  7,156    $   865    $    2,220    $    740     $     2,492
                  127        1.61        $  1,624    $ 1,180    $    2,771    $    924     $   105,322
                  128        1.20        $      0    $     0    $        0    $      0     $         0
      10          129        1.17        $  2,950    $   375    $       98    $     98     $         0
                  130        1.22        $      0    $   367    $      366    $    366     $         0
                  131        1.54        $  1,341    $   470    $    2,158    $    719     $         0
                  132        1.12        $      0    $     0    $        0    $      0     $         0
      10          133        1.25        $  1,160    $   261    $      308    $    103     $         0
                  134        1.45        $  3,358    $   742    $      135    $     45     $         0

                                          UPFRONT
                                          DEFERRED
                CONTROL     ONGOING     MAINTENANCE                                                                   RELATED
   FOOTNOTE      NUMBER  TI/LC RESERVE    RESERVE    BORROWER NAME                                                    SPONSOR
-----------------------------------------------------------------------------------------------------------------------------

     2, 3          1        $     0       $      0   EQYInvest Owner I, Ltd., LLP, EQYInvest Owner II, Ltd., LLP,
                                                     EQYInvest Beechcrest Owner, Ltd., LLP, EQYInvest Grogans Owner,
                                                     Ltd., LLP, EQYInvest Green Oaks Owner, Ltd., LLP, EQYInvest
                                                     First Colony Owner, Ltd., LLP, EQYInvest Forestwood Owner,
                                                     Ltd., LLP, EQYInvest Townsend Owner, Ltd., LLP
                  1.01
                  1.02
                  1.03
                  1.04
                  1.05
                  1.06
                  1.07
                  1.08
                  1.09
                  1.10
                  1.11
                  1.12
                  1.13
                  1.14
       4          1.15
                  1.16
                  1.17
                  1.18
                  1.19
                  1.20
                  1.21
       5          1.22
                  1.23
                  1.24
                  1.25
                  1.26
                  1.27
                  1.28
                  1.29
       6           2        $     0       $      0   Trizechahn One NY Plaza LLC
  7, 8, 9, 10      3        $     0       $      0   70 Washington Street LP; DCW Holdings LP; LaShawn LP; 70 Wash
                                                     LP; 30 Main LP
      10           4        $     0       $      0   GKK 55 Corporate LLC, GKK 55 Corporate II LLC, SLG 55 Corporate
                                                     LLC and SLG 55 Corporate II LLC
                   5        $29,350       $      0   350 Madison Properties LLC
                   6        $     0       $ 47,500   Parcel 49B Limited Partnership
                   7        $     0       $      0   MAGUIRE PROPERTIES-PACIFIC CENTER, LLC
     3, 11         8        $     0       $      0   Vornado Montehiedra Acquisition L.P.
                   9        $     0       $139,063   The Strip Delaware LLC
      12           10       $     0       $      0   HCP Carolina Medical Plaza MOB, LLC, Coastal Carolina MOB, LLC,
                                                     HCP Coosa MOB, LLC, Cullman POB Partners I, LLC, Cullman POB
                                                     II, LLC, Emerald Coast MOB, LLC, HCP Family Medicine South MOB,
                                                     LLC, Hattie Med Building, LLC, Huntsville MOB, LLC, Kingsport
                                                     MOB, LLC, HCP Shelby MOB, LLC, SHHMOB Pensacola, LLC and
                                                     Crestview Med Building, LLC                                       R-001
                 10.01
                 10.02
                 10.03
                 10.04
                 10.05
                 10.06
                 10.07
                 10.08
                 10.09
                 10.10
                 10.11
                 10.12
                 10.13
     9, 13         11       $     0       $      0   IP of A West Oaks Mall, LP
                   12       $     0       $      0   1001 Marquette, L.L.C.
                   13       $15,696       $194,000   Mall at Turtle Creek, LLC
     3, 6          14       $     0       $      0   Atrium Finance I, LP
                 14.01
                 14.02
                 14.03
                 14.04
                 14.05
                 14.06
                 14.07
                 14.08
       7           15       $19,647       $      0   BPG Office Partners VIII LLC                                      R-003
                   16       $     0       $      0   JMII Circle, LLC and JMII Ford, LLC
                   17       $     0       $      0   Brickman Mt. Kemble LLC
       3           18       $     0       $      0   The Downtown LLC
      10           19       $     0       $487,521   Cabot East Broward 2 LLC; Cabot East Broward 3 LLC; Cabot East
                                                     Broward 4 LLC; Cabot East Broward 5 LLC; Cabot East Broward 6
                                                     LLC; Cabot East Broward 7 LLC; Cabot East Broward 8 LLC; Cabot
                                                     East Broward 9 LLC; Cabot East Broward 10 LLC; Cabot East
                                                     Broward 11 LLC; Cabot East Broward 12 LLC; Cabot East Broward
                                                     13 LLC; Cabot East Broward 14 LLC; Cabot East Broward 15 LLC;
                                                     Cabot East Broward 16 LLC; Cabot East Broward 17 LLC; Cabot
                                                     East Broward 18 LLC; Cabot East Broward 19 LLC; Cabot East
                                                     Broward 20 LLC; Cabot East Broward 21 LLC; Cabot East Broward
                                                     22 LLC; Cabot East Broward 23 LLC; Cabot East Broward 24 LLC;
                                                     Cabot East Broward 25 LLC; Cabot East Broward 26 LLC; Cabot
                                                     East Broward 27 LLC; Cabot East Broward 28 LLC; Cabot East
                                                     Broward 29 LLC; Cabot East Broward 30 LLC; Cabot East Broward
                                                     31 LLC; Cabot East Broward 32 LLC; Cabot East Broward 33 LLC;
                                                     Cabot East Broward 34 LLC; Cabot East Broward 35 LLC; Cabot
                                                     East Broward 1 LLC
                   20       $22,552       $      0   Citadel Crossing Associates                                       R-005
                   21       $     0       $      0   331 North Maple Drive Plaza LLC
                   22       $     0       $      0   MCW-RC GA-Buckhead Crossing, LLC                                  R-008
                   23       $     0       $      0   Rancho BP, LLC
                   24       $ 2,500       $      0   Willspring Holdings LLC
                   25       $     0       $      0   Mohawk Associates, LLC
                   26       $13,430       $ 27,688   Dryland Gannett 3, LLC
       3           27       $     0       $      0   Weingarten Miller Glenwood, LLC                                   R-007
      10           28       $ 5,644       $      0   Blackhawk Santan North LLC, Oak Park Santan North LLC and
                                                     Santan North Investors LLC                                        R-002
                   29       $12,135       $    250   Two Towne Square, LLC
   7, 10, 14       30       $     0       $      0   PASSCO Towns of Riverside S, LP and PASSCO Towns of Riverside
                                                     H, LP                                                             R-004
                   31       $     0       $      0   88 Third Ave., LLC
                   32       $     0       $208,125   Lorden Associates, L.P.
                   33       $     0       $      0   Providence Housing Partners, LLC
                   34       $     0       $      0   DI2, LLC
      10           35       $ 9,591       $  1,500   Moulton Plaza SPE, LLC; Laguna Woods, SPE
      15           36       $     0       $      0   RPD Fremont Hotel, LLC
    10, 16         37       $     0       $      0   Passco Alanza Brook S, LP; Passco Alanza Brook H, LP              R-004
                   38       $     0       $      0   Nesbitt Atlanta Venture Property LLC                              R-005
17, 18, 19, 20     39       $     0       $      0   Rubicon Investments, LLC
                 39.01
                 39.02
                   40       $     0       $      0   HCP Louisville, Inc.                                              R-001
                 40.01
                 40.02
                 40.03
                   41       $     0       $      0   EPT Aliso Viejo, Inc.                                             R-006
                   42       $     0       $      0   EPT Davie, Inc.                                                   R-006
      10           43       $ 5,176       $ 28,125   SCI Anderson Station Fund, LLC; SCI Anderson Station Fund 1,
                                                     LLC; SCI Anderson Station Fund 2, LLC; SCI Anderson Station
                                                     Fund 3, LLC; SCI Anderson Station Fund 4, LLC; SCI Anderson
                                                     Station Fund 5, LLC; SCI Anderson Station Fund 6, LLC; SCI
                                                     Anderson Station Fund 7, LLC; SCI Anderson Station Fund 9, LLC;
                                                     SCI Anderson Station Fund 10, LLC; SCI Anderson Station Fund
                                                     15, LLC; SCI Anderson Station Fund 16, LLC; SCI Anderson
                                                     Station Fund 19, LLC; SCI Anderson Station Fund 11, LLC; SCI
                                                     Anderson Station Fund 12, LLC; SCI Anderson Station Fund 8,
                                                     LLC; SCI Anderson Station Fund 13, LLC; SCI Anderson Station
                                                     Fund 14, LLC; SCI Anderson Station Fund 17, LLC; SCI Anderson
                                                     Station Fund 18, LLC; SCI Anderson Station Fund 20, LLC; SCI
                                                     Anderson Station Fund 21, LLC; SCI Anderson Station Fund 22,
                                                     LLC; SCI Anderson Station Fund 23, LLC; SCI Anderson Station
                                                     Fund 24, LLC; SCI Anderson Station Fund 25, LLC; SCI Anderson
                                                     Station Fund 26, LLC; SCI Anderson Station Fund 27, LLC; SCI
                                                     Anderson Station Fund 28, LLC; SCI Anderson Station Fund 29,
                                                     LLC; SCI Anderson Station Fund 30, LLC; SCI Anderson fund 31,
                                                     LLC; SCI Anderson

      10           44       $ 3,387       $      0   14360 Valerio Street Apartments LLC; Wendorff Willowcreek
                                                     Investments, LLC                                                  R-009
                   45       $14,632       $      0   JDI Oak Tree Holdings, LLC
                   46       $     0       $      0   G & G Partners, L.P.
                   47       $     0       $      0   New Oak Park LLC, Calton Oak Park LLC, Ellington Oak Park LLC,
                                                     Sunrise Center, LLC, New Alma Elliot Investors, LLC, Khan-Alma
                                                     Elliot, LLC                                                       R-002
      10           48       $     0       $  6,875   MAC I-95, LLC
                   49       $     0       $      0   CHDA Title LLC
                   50       $ 4,613       $      0   Tree Studios, LLC and Medinah Holdings, LLC
                   51       $     0       $      0   PSS National Boulevard, LLC
      10           52       $ 4,842       $ 62,188   61 East Padonia, LLC
                   53       $     0       $      0   SPI P Hill Associates, LP
      10           54       $     0       $      0   Suites L.P.
      21           55       $ 2,167       $      0   Willcon Holdings LLC
                   56       $19,667       $      0   McCuen American River Drive Investors LP
      10           57       $     0       $      0   REVA Fairfax, LLC
                   58       $     0       $      0   Andersen Investors LLC                                            R-002
                   59       $ 7,985       $      0   Coldwater Portfolio Partners II, LLC
                 59.01
                 59.02
                 59.03
                 59.04
                 59.05
                 59.06
                 59.07
                 59.08
                 59.09
      22           60       $     0       $      0   Sunway Nevada LLC
      10           61       $ 3,887       $      0   Blackhawk Santan South LLC, Oak Park Santan South LLC and
                                                     Santan South Investors LLC                                        R-002
                   62       $ 1,774       $      0   MF 2, LLC                                                         R-010
                   63       $     0       $      0   Shea & 92nd Opco LLC                                              R-008
                   64       $     0       $      0   Brookhollow II Holdings LP
                   65       $     0       $      0   Camelback & 44th Opco LLC                                         R-008
     3, 23         66       $   648       $      0   Weingarten/Miller/American Fork LLC                               R-007
                   67       $     0       $      0   Nashville Union Station Hotel, LLC
                   68       $     0       $      0   Cortaro Investors LLC                                             R-002
      24           69       $     0       $      0   Los Gatos Hotel Corporation
    10, 25         70       $     0       $      0   Passco Moorings S, LP; Passco Moorings H, LP                      R-004
                   71       $     0       $      0   Bray & Gillespie XXIV, LLC
                   72       $ 5,330       $732,550   1812 Overture II, LLC; 7200 Leamington, LLC
                 72.01
                 72.02
                   73       $ 1,200       $      0   MW Golf Properties, LLC                                           R-011
     7, 26         74       $     0       $      0   Mini U Storage North Bergen RE, LLC
                   75       $     0       $      0   BPG Hotel Partners VI, LLC                                        R-003
                   76       $     0       $      0   Campbell Suites Group, LLC
       6           77       $12,492       $      0   Centra Point Phase II LLC; Centra Point Phase IV LLC
                 77.01
                 77.02
                 77.03
                 77.04
                   78       $ 1,000       $      0   Hoffman Village Phase I Retail Investors, LLC
                   79       $     0       $      0   Medical Office Buildings of California, LLC                       R-001
                 79.01
                 79.02
      10           80       $     0       $      0   1240 Energy Lane, LLC, Energy Park Exchange LLC and 2424
                                                     Chicago Avenue, LLC
                   81       $     0       $ 69,748   Mesquite-Texas Associates Limited Partnership
                   82       $     0       $      0   Plaza Towers Hotel, L.P.
     3, 27         83       $ 3,333       $      0   Summit Acquisitions, LLC
                   84       $19,176       $ 48,000   The Market Place LLC
                   85       $     0       $ 77,000   Arcadia Villa, LLC
                   86       $ 4,166       $      0   Seagate Promenade Associates, LLC
                   87       $     0       $      0   Foothills Apartments, LLC and Cottage Bay LLC                     R-002
      10           88       $ 5,193       $  6,544   Gemini Boynton Beach S, LLC; Gemini Ebensburg Plaza 1, LLC;
                                                     Gemini Ebensburg Plaza 2, LLC; Gemini Ebensburg Plaza 3, LLC;
                                                     Gemini Ebensburg Plaza 4, LLC; Gemini Ebensburg Plaza 5, LLC;
                                                     Gemini Ebensburg Plaza 6, LLC; Gemini Ebensburg Plaza 8, LLC;
                                                     Gemini Ebensburg Plaza 9, LLC; Gemini Ebensburg Plaza 10, LLC;
                                                     Gemini Ebensburg Plaza 11, LLC; Gemini Ebensburg Plaza 12, LLC;
                                                     Gemini Ebensburg Plaza 13, LLC; Gemini Ebensburg Plaza 7, LLC;
                                                     Gemini Ebensburg Plaza 15, LLC; Gemini Ebensburg Plaza 14, LLC;
                                                     Gemini Ebensburg Plaza 17, LLC; Gemini Ebensburg Plaza 16, LLC;
                                                     Gemini Ebensburg Plaza 18, LLC; Gemini Ebensburg Plaza 19, LLC
      28           89       $     0       $ 53,250   Charleston Hotel Owners LLC
                   90       $     0       $      0   New Center Parking Decks Ventures, L.L.C.
     3, 27         91       $ 4,167       $      0   Maedot, LLC
                   92       $     0       $ 59,150   G&R Snyder Ltd., LLP
                   93       $     0       $ 40,000   NEA Galtier, LLC
                   94       $     0       $      0   MCW-RC III Hilltop Village, LLC                                   R-008
                   95       $     0       $      0   CHC Properties 44, LLC
                   96       $ 2,000       $      0   Biltmore 87 Court Plaza, LLC
                   97       $ 4,167       $      0   North 101 (II), LLC
                   98       $   833       $      0   Lyle Cinemas, LLC
                   99       $     0       $      0   Meritage-Southborough Holdings LLC
                  100       $     0       $      0   The Schreiber Co. - Hopewell Shopping Center
                  101       $     0       $ 18,000   PMP Properties, L.L.C.
                  102       $ 3,750       $      0   Colony at Piper Glen, LLC                                         R-012
                  103       $     0       $      0   Heritage Place Associates, LLC
                  104       $     0       $      0   MIP Somerset, L.L.C.
                  105       $ 2,083       $      0   Candler Hiram, LLC
     3, 27        106       $     0       $      0   Commerce Township Associates LLC
                  107       $ 3,345       $      0   Fairway-Southlake, LLC
                  108       $     0       $      0   201 Providence, LLC                                               R-012
                  109       $ 1,096       $      0   Victory Eastern, LLC and Kaufman Eastern B, LLC                   R-009
       3          110       $     0       $      0   GT Company Limited Partnership                                    R-013
                  111       $ 2,917       $      0   Sealy 425 Ashley Ridge, L.L.C.
                  112       $ 1,040       $      0   Edgewood Old Pasadena, LLC                                        R-014
       3          113       $     0       $      0   KF Keswick, LLC                                                   R-013
                  114       $     0       $      0   Dutt Hospitality Group, Inc.
     3, 27        115       $ 1,250       $      0   7Quebec, LLC
                  116       $     0       $      0   JDL Texas Ventures, Ltd.
                  117       $     0       $      0   TKC LXX, LLC
                  118       $ 1,291       $      0   Fair Hope, LLC                                                    R-014
                  119       $     0       $      0   555 Day Hill, LLC
                  120       $ 1,000       $      0   Timber Albert Lea Properties, L.P.
                  121       $     0       $      0   RAP Beach Park, LLC
                  122       $ 1,687       $      0   Shops at Boca II, LLC
                  123       $     0       $      0   Sena Realty, LLC
                  124       $     0       $ 96,375   Bailey-Field Investment Co., LLC
                  125       $ 1,000       $      0   Weston Professional & Medical Executive Offices, Inc.             R-011
                  126       $ 2,492       $ 34,316   South Wayne Center Parcels 1234, LLC
                  127       $ 1,254       $      0   Rhett at Remount Investors, LLC
                  128       $     0       $      0   Second Holding LLC
      10          129       $     0       $      0   Rancho SP, LLC and Joan S. Weiss, as Trustee of the Joan
                                                     S. Weiss Separate Property Trust UDT 9/7/00
                  130       $     0       $ 90,000   Boyce Trust Properties 2350, LLC, Boyce Trust Properties 3649,
                                                     LLC and Boyce Trust Properties 3650, LLC
                  131       $ 1,079       $      0   ZP No. 163, L.P.                                                  R-010
                  132       $     0       $      0   TK Bradenton, LLC
      10          133       $   370       $      0   Ayers-Blackfoot, LLC; FARB-Blackfoot, LLC
                  134       $   498       $      0   Kingsbury Park Retail, LLC

----------
1    The Open Period is inclusive of the Maturity Date

2    The underwritten debt service coverage ratios, loan-to-value ratios and loan per square foot/unit are calculated including the Investcorp Retail
     Portfolio floating rate companion loan. The annual debt service and the monthly debt service on the Investcorp Retail Portfolio loan are calculated using a LIBOR assumption of 5.18%.

3    The Scheduled Maturity Date LTV is calculated utilizing the stabilized appraised value.

4    Randall's at Mission Bend is currently dark, but still paying rent and is secured by the credit of Safeway (BBB / Baa2 / BBB-), its parent company.

5    Walgreens and Randall's at Beechcrest are currently dark, but both are still paying rent.

6    For the purpose of calculating underwritten debt service coverage ratios, loan-to-value ratios and loan per square foot/unit, the cutoff date principal balance for each mortgage loan in a split loan structure includes the cut-off date principal balance of the pari passu mortgage loan in the trust plus the cut-off date principal balance of any pari passu mortgage that is not in the trust.

7    For the purpose of calculating underwritten debt service coverage ratios, loan-to-value ratios and loan per square foot/unit, the cutoff date principal balance for each mortgage loan in a split loan structure excludes the cut-off date principal balance of any subordinate mortgage loan in that split loan structure.

8    The 388 month Original Amortization term is approximate. Amortization for the loan is based on a custom schedule. See Annex A-2 for actual amortization schedule.

9    The Monthly Payment is a calculated average of the future principal and interest payments for the 12-month period beginning with the payment in
     August 2006 thru the payment in July 2007. The Annual Debt Service is the sum of the scheduled principal and interest for the same period. The
     Underwritten NOI DSCR and Underwritten NCF DSCR are based on the required amortization schedule and interest payments for the 12-month period beginning with the payment in August 2006 through the payment in July 2007.

10   Borrowing entity utilizes a tenant-in-common structure

11   Prepayments of the loan shall be permitted in whole (but not in part) on any business day that is not more than 120 days prior to the scheduled maturity date; provided that any prepayment under this clause shall be accompanied by all interest accrued on the amount prepaid plus, if such prepayment does not occur on a payment date, the amount of interest that would have accrued thereon if the loan had remained outstanding through the end of the interest accrual period in which such prepayment occurs.

12   Any time after the earlier of two years after a securitization or May 31,
     2009, Borrower has the right to obtain a release of one or more of the
     Properties through either a Partial Defeasance or by prepayment with a yield maintenance premium. Defeasance or Yield Maintenance is also allowed on the entire loan beginning on August 6, 2008.

13   The 507 month Original Amortization term is approximate. Amortization for the loan is based on $70,000,000 interest only and $16,000,000 amortizing on a 300 month schedule. See Annex A-3 for actual amortization schedule.

14   Interest rate equals 4.350% through February 5, 2007; 4.475% through
     February 5, 2008; 4.600% through February 5, 2009; 4.725% through February
     5, 2010; 4.975% through February 5, 2011; 5.225% through February 5, 2012;
     5.350% through February 5, 2013; and 5.475% thereafter.

15   Underwritten NCF is based upon the appraiser's 2009 stabilized projections.

16   Interest rate equals 4.350% through March 5, 2007; 4.475% through March 5,
     2008; 4.600% through March 5, 2009; 4.725% through March 5, 2010; 4.975%
     through March 5, 2011; 5.225% through March 5, 2012; 5.35% through March 5,
     2013; and 5.475% thereafter.

17   Interest rate equals 7.75% through July 5, 2009 and 7.965% thereafter

18   The 285 month Original Amortization term is approximate. Amortization is based on a custom schedule whereby all projected excess cash flow is used toward loan paydown. Any excess cash flow not assigned to amortization will be swept and held as additional collateral, only to be drawn upon by the sponsor for approved property capital expenditures. There will be a minimum of $4,500,000 ($50.11 psf) of amortization over the loan term. See Annex
     A-4 for actual amortization schedule.

19   The Cut-off Date LTV is calculated net the $2,000,000 letter of credit that has been pledged to the lender

20   The Monthly Payment is a calculated average of the future principal and interest payments for the 12-month period beginning with the payment in
     August 2009 thru the payment in July 2010. The Annual Debt Service is the sum of the scheduled principal and interest for the same period. The
     Underwritten NOI DSCR and Underwritten NCF DSCR are based on the required amortization schedule and interest payments for the 12-month period beginning with the payment in August 2009 through the payment in July 2010.

21   Underwritten NCF includes a mark-to-market of the rent of one tenant,
     Lynnen's (2,000 sf) to a gross rental rate at a "market" rate of $45 psf.

22   The Appraisal Value reflects the stabilized appraisal value with stabilization that is expected to occur in January 2007 upon the completion of $2.73 million expansion adding 27 rooms (for a total of 155 rooms). A
     $2.73 million renovation reserve and $2 million stabilization reserve is currently held in a reserve account with the servicer.

23   Any time after the earlier of two years after a securitization or April 24,
     2009, Borrower has the right to obtain a release of the portion of the
     Collateral covered by a ground lease through either a Partial Defeasance of the $1,720,000 the Lender attributes to the leasehold property or by prepayment of $1,720,000 with a yield maintenance premium of not less than
     $17,200 (1% of the amount prepaid). Defeasance is also allowed on the entire loan on or after August 6, 2008.

24   Underwritten NCF is based on the average of the Sponsor's 2006 budget and the appraiser's 2007 stabilized projections, as the property was constructed in 2002 and still in it's initial ramp-up period. The revenue-per-available-room in the property's competitive market has increased at a compound annual rate of 16.8% between 2001 and 2005. The property is one of the newest hotels within it's competitive market.

25   Interest rate equals 4.395% through February 5, 2007; 4.520% through
     February 5, 2008; 4.645% through February 5, 2009; 4.770% through February
     5, 2010; 5.020% through February 5, 2011; 5.270% through February 5, 2012;
     5.395% through February 5, 2013; and 5.52% thereafter.

26   Underwritten NCF projects an increase in rental income and vacancy from
     83.3% to 90.0%, which is in-line with the property's submarket, according to the appraisal. The sponsor entered into a three-year master lease at an annual contract rent of $115,000. The master lease shall be terminated upon achievement of either underwritten net cash flow of $935,000 or occupancy of 90%.

27   The Cut-Off Date LTV, DSCR and loan per square foot/unit figures for these loans are net of the earnout amount. The Scheduled Maturity Date LTV is calculated utilizing the stabilized appraised value as applicable.

28   The Appraisal Value reflects the stabilized appraisal value with stabilization that is expected to occur in August 2007 upon the completion of a $4 million renovation and reflagging to a Best Western. A $4 million renovation reserve is currently held in a reserve account with the servicer.

                                    ANNEX A-2

           JP MORGAN INTERNATIONAL PLAZA I & II AMORTIZATION SCHEDULE

PERIOD       DATE       BALANCE ($)     PRINCIPAL ($)   INTEREST ($)   DEBT SERVICE ($)
-------   ---------   --------------   --------------   ------------   ----------------

0         4/6/2006    194,250,000.00
1         5/6/2006    194,250,000.00             0.00    799,662.50         799,662.50
2         6/6/2006    194,211,041.64        38,958.36    826,317.92         865,276.28
3         7/6/2006    194,060,178.27       150,863.37    799,502.12         950,365.49
4         8/6/2006    193,942,663.50       117,514.77    825,510.44         943,025.21
5         9/6/2006    193,824,597.22       118,066.28    825,010.54         943,076.82
6         10/6/2006   193,671,978.76       152,618.47    797,911.26         950,529.73
7         11/6/2006   193,552,642.14       119,336.62    823,859.08         943,195.69
8         12/6/2006   193,398,788.54       153,853.60    796,791.71         950,645.31
9         1/6/2007    193,278,169.83       120,618.71    822,696.96         943,315.67
10        2/6/2007    193,156,985.05       121,184.78    822,183.86         943,368.64
11        3/6/2007    192,933,540.45       223,444.60    742,152.06         965,596.66
12        4/6/2007    192,810,738.30       122,802.15    820,717.84         943,519.99
13        5/6/2007    192,653,515.22       157,223.08    793,737.54         950,960.62
14        6/6/2007    192,529,398.90       124,116.32    819,526.65         943,642.97
15        7/6/2007    192,370,898.07       158,500.83    792,579.36         951,080.19
16        8/6/2007    192,245,455.42       125,442.66    818,324.43         943,767.09
17        9/6/2007    192,119,424.05       126,031.37    817,790.81         943,822.18
18        10/6/2007   191,959,061.25       160,362.80    790,891.63         951,254.42
19        11/6/2007   191,831,685.82       127,375.43    816,572.52         943,947.95
20        12/6/2007   191,670,016.21       161,669.61    789,707.11         951,376.71
21        1/6/2008    191,541,284.27       128,731.94    815,342.95         944,074.89
22        2/6/2008    191,411,948.19       129,336.08    814,795.34         944,131.42
23        3/6/2008    191,110,672.41       301,275.78    761,713.21       1,062,988.99
24        4/6/2008    190,875,248.44       235,423.98    812,963.57       1,048,387.54
25        5/6/2008    190,605,168.00       270,080.44    785,769.77       1,055,850.21
26        6/6/2008    190,367,371.66       237,796.34    810,813.21       1,048,609.55
27        7/6/2008    190,094,984.62       272,387.04    783,679.01       1,056,066.06
28        8/6/2008    189,854,793.96       240,190.66    808,642.94       1,048,833.60
29        9/6/2008    189,613,476.07       241,317.89    807,621.20       1,048,939.08
30        10/6/2008   189,337,665.09       275,810.99    780,575.48       1,056,386.46
31        11/6/2008   189,093,920.28       243,744.80    805,421.39       1,049,166.19
32        12/6/2008   188,815,749.65       278,170.64    778,436.64       1,056,607.27
33        1/6/2009    188,569,555.47       246,194.18    803,201.22       1,049,395.40
34        2/6/2009    188,322,205.89       247,349.58    802,153.94       1,049,503.52
35        3/6/2009    187,974,200.19       348,005.70    723,575.76       1,071,581.46
36        4/6/2009    187,724,056.57       250,143.62    799,621.36       1,049,764.98
37        5/6/2009    187,439,664.47       284,392.10    772,797.37       1,057,189.47
38        6/6/2009    187,187,012.25       252,652.22    797,347.51       1,049,999.73
39        7/6/2009    186,900,181.07       286,831.18    770,586.53       1,057,417.71
40        8/6/2009    186,644,997.02       255,184.05    795,052.60       1,050,236.65
41        9/6/2009    186,388,615.38       256,381.64    793,967.08       1,050,348.72
42        10/6/2009   186,098,158.15       290,457.23    767,299.80       1,057,757.03
43        11/6/2009   185,839,210.17       258,947.99    791,640.89       1,050,588.87
44        12/6/2009   185,546,257.72       292,952.44    765,038.08       1,057,990.53
45        1/6/2010    185,284,719.64       261,538.09    789,293.16       1,050,831.25
46        2/6/2010    185,021,954.14       262,765.50    788,180.61       1,050,946.11
47        3/6/2010    184,659,959.04       361,995.10    710,895.46       1,072,890.56
48        4/6/2010    184,394,261.50       265,697.54    785,522.95       1,051,220.48
49        5/6/2010    184,094,746.58       299,514.92    759,089.71       1,058,604.63
50        6/6/2010    183,826,396.47       268,350.11    783,118.60       1,051,468.71
51        7/6/2010    183,524,302.50       302,093.97    756,752.00       1,058,845.97
52        8/6/2010    183,253,275.27       271,027.23    780,691.99       1,051,719.23
53        9/6/2010    182,980,976.09       272,299.18    779,539.07       1,051,838.25
54        10/6/2010   182,675,042.50       305,933.59    753,271.68       1,059,205.28

                                      A-2-1

PERIOD       DATE       BALANCE ($)     PRINCIPAL ($)   INTEREST ($)   DEBT SERVICE ($)
-------   ---------   --------------   --------------   ------------   ----------------

55        11/6/2010   182,400,029.64       275,012.86    777,079.33       1,052,092.19
56        12/6/2010   182,091,457.58       308,572.06    750,880.12       1,059,452.18
57        1/6/2011    181,813,705.93       277,751.66    774,596.83       1,052,348.48
58        2/6/2011    181,602,431.02       211,274.91    773,415.30         984,690.21
59        3/6/2011    181,293,721.19       308,709.83    697,756.90       1,006,466.73
60        4/6/2011    181,080,005.96       213,715.23    771,203.35         984,918.57
61        5/6/2011    180,833,219.05       246,786.91    745,446.02         992,232.94
62        6/6/2011    180,617,342.66       215,876.39    769,244.42         985,120.81
63        7/6/2011    180,368,454.49       248,888.18    743,541.39         992,429.57
64        8/6/2011    180,150,396.93       218,057.55    767,267.36         985,324.92
65        9/6/2011    179,931,316.02       219,080.91    766,339.77         985,420.68
66        10/6/2011   179,679,312.14       252,003.88    740,717.25         992,721.13
67        11/6/2011   179,458,020.41       221,291.74    764,335.83         985,627.57
68        12/6/2011   179,203,866.97       254,153.43    738,768.85         992,922.28
69        1/6/2012    178,980,343.95       223,523.03    762,313.34         985,836.37
70        2/6/2012    178,755,771.91       224,572.03    761,362.50         985,934.53
71        3/6/2012    178,466,712.26       289,059.66    711,348.66       1,000,408.32
72        4/6/2012    178,239,729.72       226,982.54    759,177.56         986,160.10
73        5/6/2012    177,980,043.22       259,686.50    733,753.55         993,440.05
74        6/6/2012    177,750,776.72       229,266.50    757,107.33         986,373.83
75        7/6/2012    177,488,869.56       261,907.16    731,740.70         993,647.86
76        8/6/2012    177,257,297.95       231,571.61    755,017.93         986,589.54
77        9/6/2012    177,024,639.57       232,658.38    754,032.85         986,691.23
78        10/6/2012   176,759,434.53       265,205.04    728,751.43         993,956.47
79        11/6/2012   176,524,439.64       234,994.89    751,914.99         986,909.88
80        12/6/2012   176,394,626.89       129,812.76    726,692.28         856,505.03
81        1/6/2013    176,295,583.96        99,042.93    750,363.14         849,406.07
82        2/6/2013    176,196,076.22        99,507.74    749,941.83         849,449.57
83        3/6/2013    175,899,750.68       296,325.54    676,984.48         973,310.02
84        4/6/2013    175,696,022.48       203,728.20    748,257.99         951,986.19
85        5/6/2013    175,460,084.54       235,937.94    723,281.96         959,219.90
86        6/6/2013    175,254,292.96       205,791.58    746,387.70         952,179.28
87        7/6/2013    175,016,348.83       237,944.13    721,463.51         959,407.64
88        8/6/2013    174,808,474.78       207,874.05    744,500.10         952,374.16
89        9/6/2013    174,527,637.86       280,836.92    743,615.83       1,024,452.75
90        10/6/2013   174,214,406.21       313,231.65    718,472.11       1,031,703.76
91        11/6/2013   173,930,781.29       283,624.91    741,088.73       1,024,713.64
92        12/6/2013   173,614,838.91       315,942.38    716,015.05       1,031,957.43
93        1/6/2014    173,328,400.20       286,438.72    738,538.23       1,024,976.95
94        2/6/2014    173,040,617.21       287,782.99    737,319.76       1,025,102.75
95        3/6/2014    172,658,928.73       381,688.48    664,860.50       1,046,548.98
96        4/6/2014    172,368,003.87       290,924.86    734,471.90       1,025,396.76
97        5/6/2014    172,044,963.88       323,039.99    709,581.62       1,032,621.61
98        6/6/2014    171,751,157.65       293,806.23    731,860.16       1,025,666.39
99        7/6/2014    171,425,316.15       325,841.50    707,042.27       1,032,883.77
100       8/6/2014    171,128,601.88       296,714.27    729,224.25       1,025,938.52
101       9/6/2014    170,830,495.11       298,106.77    727,962.06       1,026,068.82
102       10/6/2014   170,500,472.27       330,022.84    703,252.20       1,033,275.05
103       11/6/2014   170,199,417.66       301,054.61    725,290.06       1,026,344.68
104       12/6/2014   169,866,528.67       332,888.99    700,654.27       1,033,543.26
105       1/6/2015    169,562,498.92       304,029.75    722,593.34       1,026,623.08
106       2/6/2015    169,257,042.35       305,456.57    721,300.03       1,026,756.60
107       3/6/2015    168,859,315.72       397,726.63    650,323.17       1,048,049.80
108       4/6/2015    168,550,559.07       308,756.65    718,308.77       1,027,065.42
109       5/6/2015    168,210,181.51       340,377.55    693,866.47       1,034,244.02
110       6/6/2015    167,898,378.44       311,803.07    715,547.42       1,027,350.50
111       7/6/2015    167,555,038.90       343,339.54    691,181.66       1,034,521.20
112       8/6/2015    167,240,161.20       314,877.70    712,760.52       1,027,638.21
113       9/6/2015    166,923,805.77       316,355.43    711,421.06       1,027,776.50
114       10/6/2015   166,576,040.04       347,765.73    687,169.67       1,034,935.39

                                      A-2-2

PERIOD       DATE       BALANCE ($)     PRINCIPAL ($)   INTEREST ($)   DEBT SERVICE ($)
-------   ---------   --------------   --------------   ------------   ----------------

115       11/6/2015   166,256,567.85       319,472.19    708,595.97       1,028,068.16
116       12/6/2015   165,905,771.75       350,796.10    684,422.87       1,035,218.97
117       1/6/2016    165,583,153.95       322,617.80    705,744.72       1,028,362.52
118       2/6/2016    165,259,022.09       324,131.86    704,372.34       1,028,504.20
119       3/6/2016    164,874,021.89       385,000.21    657,639.10       1,042,639.30
120       4/6/2016    164,546,562.03       327,459.86    701,355.77       1,028,815.63
121       5/6/2016    164,187,999.66       358,562.37    677,383.35       1,035,945.72
122       6/6/2016    163,857,320.26       330,679.40    698,437.51       1,029,116.91
Balloon   6/6/2016                --   163,857,320.26            --     163,857,320.26

                                      A-2-3

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    ANNEX A-3

                      WEST OAKS MALL AMORTIZATION SCHEDULE

PERIOD      DATE       BALANCE ($)    PRINCIPAL ($)   INTEREST ($)   DEBT SERVICE ($)
-------   ---------   -------------   -------------   ------------   ----------------

0         7/6/2006    86,000,000.00
1         8/6/2006    85,984,412.77       15,587.23    540,605.56         556,192.79
2         9/6/2006    85,968,727.56       15,685.21    540,507.57         556,192.79
3         10/6/2006   85,949,705.64       19,021.92    522,976.43         541,998.34
4         11/6/2006   85,933,802.25       15,903.39    540,289.40         556,192.79
5         12/6/2006   85,914,567.88       19,234.38    522,763.96         541,998.34
6         1/6/2007    85,898,443.61       16,124.27    540,068.52         556,192.79
7         2/6/2007    85,882,217.98       16,225.63    539,967.16         556,192.79
8         3/6/2007    85,856,228.68       25,989.30    487,620.15         513,609.45
9         4/6/2007    85,839,737.69       16,490.99    539,701.79         556,192.79
10        5/6/2007    85,819,931.08       19,806.60    522,191.74         541,998.34
11        6/6/2007    85,803,211.92       16,719.16    539,473.62         556,192.79
12        7/6/2007    85,783,183.12       20,028.80    521,969.54         541,998.34
13        8/6/2007    85,766,232.95       16,950.17    539,242.62         556,192.79
14        9/6/2007    85,749,176.23       17,056.72    539,136.07         556,192.79
15        10/6/2007   85,728,818.71       20,357.52    521,640.82         541,998.34
16        11/6/2007   85,711,526.81       17,291.91    538,900.88         556,192.79
17        12/6/2007   85,690,940.25       20,586.55    521,411.79         541,998.34
18        1/6/2008    85,673,410.24       17,530.01    538,662.77         556,192.79
19        2/6/2008    85,655,770.03       17,640.21    538,552.58         556,192.79
20        3/6/2008    85,631,669.65       24,100.38    503,703.51         527,803.90
21        4/6/2008    85,613,767.05       17,902.60    538,290.19         556,192.79
22        5/6/2008    85,592,585.79       21,181.26    520,817.08         541,998.34
23        6/6/2008    85,574,437.51       18,148.28    538,044.50         556,192.79
24        7/6/2008    85,553,017.00       21,420.51    520,577.83         541,998.34
25        8/6/2008    85,534,619.98       18,397.02    537,795.77         556,192.79
26        9/6/2008    85,516,107.32       18,512.66    537,680.13         556,192.79
27        10/6/2008   85,494,331.96       21,775.36    520,222.99         541,998.34
28        11/6/2008   85,475,566.05       18,765.92    537,426.87         556,192.79
29        12/6/2008   85,453,544.07       22,021.98    519,976.36         541,998.34
30        1/6/2009    85,434,521.75       19,022.31    537,170.47         556,192.79
31        2/6/2009    85,415,379.86       19,141.89    537,050.90         556,192.79
32        3/6/2009    85,386,739.95       28,639.91    484,969.55         513,609.45
33        4/6/2009    85,367,297.70       19,442.25    536,750.53         556,192.79
34        5/6/2009    85,344,617.09       22,680.61    519,317.73         541,998.34
35        6/6/2009    85,324,910.05       19,707.04    536,485.75         556,192.79
36        7/6/2009    85,301,971.58       22,938.47    519,059.87         541,998.34
37        8/6/2009    85,281,996.46       19,975.11    536,217.67         556,192.79
38        9/6/2009    85,261,895.78       20,100.68    536,092.11         556,192.79
39        10/6/2009   85,238,573.97       23,321.81    518,676.53         541,998.34
40        11/6/2009   85,218,200.33       20,373.64    535,819.15         556,192.79
41        12/6/2009   85,194,612.71       23,587.62    518,410.72         541,998.34
42        1/6/2010    85,173,962.72       20,649.98    535,542.80         556,192.79
43        2/6/2010    85,153,182.93       20,779.79    535,412.99         556,192.79
44        3/6/2010    85,123,054.33       30,128.60    483,480.85         513,609.45
45        4/6/2010    85,101,954.52       21,099.81    535,092.98         556,192.79
46        5/6/2010    85,077,659.74       24,294.79    517,703.56         541,998.34
47        6/6/2010    85,056,274.57       21,385.16    534,807.62         556,192.79
48        7/6/2010    85,031,701.90       24,572.67    517,425.67         541,998.34
49        8/6/2010    85,010,027.84       21,674.06    534,518.73         556,192.79
50        9/6/2010    84,988,217.53       21,810.31    534,382.48         556,192.79
51        10/6/2010   84,963,230.85       24,986.69    517,011.66         541,998.34
52        11/6/2010   84,941,126.37       22,104.48    534,088.31         556,192.79
53        12/6/2010   84,915,853.22       25,273.16    516,725.19         541,998.34
54        1/6/2011    84,893,450.92       22,402.30    533,790.49         556,192.79

                                      A-3-1

PERIOD      DATE       BALANCE ($)    PRINCIPAL ($)   INTEREST ($)   DEBT SERVICE ($)
-------   ---------   -------------   -------------   ------------   ----------------

55        2/6/2011    84,870,907.80       22,543.12    533,649.67         556,192.79
56        3/6/2011    84,839,176.50       31,731.30    481,878.15         513,609.45
57        4/6/2011    84,816,292.20       22,884.30    533,308.49         556,192.79
58        5/6/2011    84,790,259.64       26,032.56    515,965.78         541,998.34
59        6/6/2011    84,767,067.85       23,191.79    533,000.99         556,192.79
60        7/6/2011    84,740,735.83       26,332.01    515,666.33         541,998.34
61        8/6/2011    84,717,232.73       23,503.11    532,689.68         556,192.79
62        9/6/2011    84,693,581.88       23,650.85    532,541.94         556,192.79
63        10/6/2011   84,666,802.83       26,779.05    515,219.29         541,998.34
64        11/6/2011   84,642,834.97       23,967.86    532,224.93         556,192.79
65        12/6/2011   84,615,747.21       27,087.76    514,910.58         541,998.34
66        1/6/2012    84,591,458.41       24,288.80    531,903.99         556,192.79
67        2/6/2012    84,567,016.93       24,441.48    531,751.31         556,192.79
68        3/6/2012    84,536,514.08       30,502.86    497,301.04         527,803.90
69        4/6/2012    84,511,727.21       24,786.87    531,405.92         556,192.79
70        5/6/2012    84,483,841.88       27,885.33    514,113.01         541,998.34
71        6/6/2012    84,458,723.91       25,117.97    531,074.82         556,192.79
72        7/6/2012    84,430,516.13       28,207.77    513,790.57         541,998.34
73        8/6/2012    84,405,062.95       25,453.18    530,739.61         556,192.79
74        9/6/2012    84,379,449.77       25,613.18    530,579.60         556,192.79
75        10/6/2012   84,350,759.75       28,690.02    513,308.32         541,998.34
76        11/6/2012   84,324,805.21       25,954.54    530,238.25         556,192.79
77        12/6/2012   84,295,782.77       29,022.44    512,975.90         541,998.34
78        1/6/2013    84,269,482.64       26,300.13    529,892.66         556,192.79
79        2/6/2013    84,243,017.18       26,465.46    529,727.33         556,192.79
80        3/6/2013    84,207,720.86       35,296.32    478,313.13         513,609.45
81        4/6/2013    84,180,867.16       26,853.70    529,339.09         556,192.79
82        5/6/2013    84,150,969.10       29,898.07    512,100.28         541,998.34
83        6/6/2013    84,123,758.65       27,210.44    528,982.34         556,192.79
84        7/6/2013    84,093,513.18       30,245.48    511,752.87         541,998.34
Balloon   7/6/2013               --   84,093,569.14            --      84,093,569.14

                                      A-3-2

                                    ANNEX A-4

           1544 OLD ALABAMA AND 900 HOLCOMB ROAD AMORTIZATION SCHEDULE

PERIOD      DATE       BALANCE ($)    PRINCIPAL ($)   INTEREST ($)   DEBT SERVICE ($)
-------   ---------   -------------   -------------   ------------   ----------------

0         7/6/2006    22,500,000.00
1         8/6/2006    22,485,229.12       14,770.88    150,156.25        164,927.13
2         9/6/2006    22,470,458.25       14,770.88    150,057.67        164,828.55
3         10/6/2006   22,455,687.37       14,770.88    145,121.71        159,892.58
4         11/6/2006   22,440,916.50       14,770.88    149,860.52        164,631.40
5         12/6/2006   22,426,145.62       14,770.88    144,930.92        159,701.79
6         1/6/2007    22,411,374.75       14,770.88    149,663.37        164,434.25
7         2/6/2007    22,396,603.87       14,770.88    149,564.80        164,335.67
8         3/6/2007    22,381,833.00       14,770.88    135,001.75        149,772.63
9         4/6/2007    22,367,062.12       14,770.88    149,367.65        164,138.52
10        5/6/2007    22,352,291.25       14,770.88    144,453.94        159,224.82
11        6/6/2007    22,337,520.37       14,770.88    149,170.50        163,941.37
12        7/6/2007    22,322,749.50       14,770.88    144,263.15        159,034.03
13        8/6/2007    22,306,781.09       15,968.41    148,973.35        164,941.76
14        9/6/2007    22,290,812.67       15,968.41    148,866.78        164,835.20
15        10/6/2007   22,274,844.26       15,968.41    143,961.50        159,929.91
16        11/6/2007   22,258,875.85       15,968.41    148,653.65        164,622.06
17        12/6/2007   22,242,907.43       15,968.41    143,755.24        159,723.65
18        1/6/2008    22,226,939.02       15,968.41    148,440.51        164,408.93
19        2/6/2008    22,210,970.61       15,968.41    148,333.95        164,302.36
20        3/6/2008    22,195,002.19       15,968.41    138,664.32        154,632.74
21        4/6/2008    22,179,033.78       15,968.41    148,120.81        164,089.23
22        5/6/2008    22,163,065.37       15,968.41    143,239.59        159,208.01
23        6/6/2008    22,147,096.95       15,968.41    147,907.68        163,876.09
24        7/6/2008    22,131,128.54       15,968.41    143,033.33        159,001.75
25        8/6/2008    22,113,865.50       17,263.04    147,694.55        164,957.59
26        9/6/2008    22,096,602.46       17,263.04    147,579.34        164,842.38
27        10/6/2008   22,079,339.42       17,263.04    142,707.22        159,970.27
28        11/6/2008   22,062,076.38       17,263.04    147,348.92        164,611.97
29        12/6/2008   22,044,813.34       17,263.04    142,484.24        159,747.28
30        1/6/2009    22,027,550.29       17,263.04    147,118.51        164,381.55
31        2/6/2009    22,010,287.25       17,263.04    147,003.30        164,266.35
32        3/6/2009    21,993,024.21       17,263.04    132,673.12        149,936.16
33        4/6/2009    21,975,761.17       17,263.04    146,772.89        164,035.93
34        5/6/2009    21,958,498.13       17,263.04    141,926.79        159,189.83
35        6/6/2009    21,941,235.09       17,263.04    146,542.48        163,805.52
36        7/6/2009    21,923,972.05       17,263.04    141,703.81        158,966.85
37        8/6/2009    21,905,309.42       18,662.63    150,371.04        169,033.67
38        9/6/2009    21,886,646.79       18,662.63    150,243.04        168,905.67
39        10/6/2009   21,867,984.16       18,662.63    145,272.62        163,935.25
40        11/6/2009   21,849,321.53       18,662.63    149,987.04        168,649.67
41        12/6/2009   21,830,658.90       18,662.63    145,024.87        163,687.50
42        1/6/2010    21,811,996.27       18,662.63    149,731.03        168,393.66
43        2/6/2010    21,793,333.64       18,662.63    149,603.03        168,265.66
44        3/6/2010    21,774,671.01       18,662.63    135,009.70        153,672.33
45        4/6/2010    21,756,008.38       18,662.63    149,347.02        168,009.65
46        5/6/2010    21,737,345.75       18,662.63    144,405.51        163,068.14
47        6/6/2010    21,718,683.12       18,662.63    149,091.02        167,753.65
48        7/6/2010    21,700,020.49       18,662.63    144,157.76        162,820.39
49        8/6/2010    21,675,054.41       24,966.08    148,835.02        173,801.10
50        9/6/2010    21,650,088.32       24,966.08    148,663.78        173,629.86
51        10/6/2010   21,625,122.24       24,966.08    143,702.46        168,668.55
52        11/6/2010   21,600,156.15       24,966.08    148,321.31        173,287.39
53        12/6/2010   21,575,190.07       24,966.08    143,371.04        168,337.12
54        1/6/2011    21,550,223.98       24,966.08    147,978.83        172,944.92

                                      A-4-1

PERIOD      DATE       BALANCE ($)    PRINCIPAL ($)   INTEREST ($)   DEBT SERVICE ($)
-------   ---------   -------------   -------------   ------------   ----------------

55        2/6/2011    21,525,257.90       24,966.08    147,807.60        172,773.68
56        3/6/2011    21,500,291.81       24,966.08    133,348.97        158,315.06
57        4/6/2011    21,475,325.73       24,966.08    147,465.13        172,431.21
58        5/6/2011    21,450,359.64       24,966.08    142,542.47        167,508.56
59        6/6/2011    21,425,393.56       24,966.08    147,122.65        172,088.74
60        7/6/2011    21,400,427.47       24,966.08    142,211.05        167,177.13
61        8/6/2011    21,366,358.14       34,069.33    146,780.18        180,849.51
62        9/6/2011    21,332,288.81       34,069.33    146,546.51        180,615.84
63        10/6/2011   21,298,219.47       34,069.33    141,593.07        175,662.40
64        11/6/2011   21,264,150.14       34,069.33    146,079.16        180,148.50
65        12/6/2011   21,230,080.81       34,069.33    141,140.80        175,210.13
66        1/6/2012    21,196,011.48       34,069.33    145,611.82        179,681.15
67        2/6/2012    21,161,942.14       34,069.33    145,378.14        179,447.48
68        3/6/2012    21,127,872.81       34,069.33    135,780.31        169,849.64
69        4/6/2012    21,093,803.48       34,069.33    144,910.80        178,980.13
70        5/6/2012    21,059,734.14       34,069.33    140,010.12        174,079.45
71        6/6/2012    21,025,664.81       34,069.33    144,443.45        178,512.78
72        7/6/2012    20,991,595.48       34,069.33    139,557.85        173,627.18
73        8/6/2012    20,947,397.01       44,198.47    143,976.11        188,174.57
74        9/6/2012    20,903,198.54       44,198.47    143,672.96        187,871.43
75        10/6/2012   20,859,000.07       44,198.47    138,744.98        182,943.45
76        11/6/2012   20,814,801.60       44,198.47    143,066.67        187,265.14
77        12/6/2012   20,770,603.13       44,198.47    138,158.25        182,356.71
78        1/6/2013    20,726,404.67       44,198.47    142,460.37        186,658.84
79        2/6/2013    20,682,206.20       44,198.47    142,157.23        186,355.70
80        3/6/2013    20,638,007.73       44,198.47    128,126.27        172,324.74
81        4/6/2013    20,593,809.26       44,198.47    141,550.94        185,749.40
82        5/6/2013    20,549,610.79       44,198.47    136,691.41        180,889.88
83        6/6/2013    20,505,412.32       44,198.47    140,944.64        185,143.11
84        7/6/2013    20,461,213.85       44,198.47    136,104.67        180,303.14
85        8/6/2013    20,405,765.53       55,448.32    140,338.35        195,786.67
86        9/6/2013    20,350,317.21       55,448.32    139,958.04        195,406.37
87        10/6/2013   20,294,868.89       55,448.32    135,075.23        190,523.55
88        11/6/2013   20,239,420.57       55,448.32    139,197.43        194,645.75
89        12/6/2013   20,183,972.25       55,448.32    134,339.15        189,787.48
90        1/6/2014    20,128,523.93       55,448.32    138,436.82        193,885.14
91        2/6/2014    20,073,075.60       55,448.32    138,056.51        193,504.83
92        3/6/2014    20,017,627.28       55,448.32    124,352.70        179,801.02
93        4/6/2014    19,962,178.96       55,448.32    137,295.90        192,744.22
94        5/6/2014    19,906,730.64       55,448.32    132,498.96        187,947.28
95        6/6/2014    19,851,282.32       55,448.32    136,535.29        191,983.61
96        7/6/2014    19,795,834.00       55,448.32    131,762.89        187,211.21
97        8/6/2014    19,727,912.12       67,921.88    135,774.68        203,696.55
98        9/6/2014    19,659,990.25       67,921.88    135,308.82        203,230.69
99        10/6/2014   19,592,068.37       67,921.88    130,493.19        198,415.06
100       11/6/2014   19,524,146.50       67,921.88    134,377.10        202,298.97
101       12/6/2014   19,456,224.62       67,921.88    129,591.52        197,513.40
102       1/6/2015    19,388,302.74       67,921.88    133,445.38        201,367.26
103       2/6/2015    19,320,380.87       67,921.88    132,979.52        200,901.40
104       3/6/2015    19,252,458.99       67,921.88    119,689.76        187,611.64
105       4/6/2015    19,184,537.12       67,921.88    132,047.80        199,969.68
106       5/6/2015    19,116,615.24       67,921.88    127,337.37        195,259.24
107       6/6/2015    19,048,693.37       67,921.88    131,116.08        199,037.96
108       7/6/2015    18,980,771.49       67,921.88    126,435.70        194,357.58
109       8/6/2015    18,899,040.53       81,730.96    130,184.37        211,915.32
110       9/6/2015    18,817,309.58       81,730.96    129,623.79        211,354.75
111       10/6/2015   18,735,578.62       81,730.96    124,899.89        206,630.85
112       11/6/2015   18,653,847.66       81,730.96    128,502.65        210,233.61
113       12/6/2015   18,572,116.70       81,730.96    123,814.91        205,545.87
114       1/6/2016    18,490,385.75       81,730.96    127,381.51        209,112.46

                                      A-4-2

PERIOD      DATE       BALANCE ($)    PRINCIPAL ($)   INTEREST ($)   DEBT SERVICE ($)
-------   ---------   -------------   -------------   ------------   ----------------

115       2/6/2016    18,408,654.79       81,730.96    126,820.93        208,551.89
116       3/6/2016    18,326,923.83       81,730.96    118,114.53        199,845.49
117       4/6/2016    18,245,192.87       81,730.96    125,699.79        207,430.75
118       5/6/2016    18,163,461.92       81,730.96    121,102.47        202,833.43
119       6/6/2016    18,081,730.96       81,730.96    124,578.64        206,309.60
120       7/6/2016    18,000,000.00       81,730.96    120,017.49        201,748.45
Balloon   7/6/2016          --        18,000,000.00        --         18,000,000.00

                                      A-4-3

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     ANNEX B

                      STRUCTURAL AND COLLATERAL TERM SHEET

                                       B-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                       GG7

                      Structural and Collateral Term Sheet
                          $3,327,238,000 (approximate)

                   GREENWICH CAPITAL COMMERCIAL FUNDING CORP.,
                                  AS DEPOSITOR

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-GG7

                   Greenwich Capital Financial Products, Inc.
                         Goldman Sachs Mortgage Company
                       Sponsors and Mortgage Loan Sellers

                           Midland Loan Services, Inc.
                                 Master Servicer

                               LNR Partners, Inc.
                                Special Servicer

                                  June 16, 2006

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-131400) for the
offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

     IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

GOLDMAN, SACHS & CO.                                [RBS Greenwich Capital LOGO]

                          Co-Lead Bookrunning Managers

Bear, Stearns & Co. Inc.                                     Merrill Lynch & Co.
Morgan Stanley                                               Wachovia Securities

GCCFC 2006-GG7

STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

                              OFFERED CERTIFICATES

                                                                                                           ASSUMED
                                               APPROX.     APPROX. % OF   WEIGHTED                          FINAL
                                               CREDIT      CUT-OFF DATE    AVERAGE                         PAYMENT   RATE
CLASS   S&P   MOODY'S   CERTIFICATE BALANCE   SUPPORT(1)      BALANCE      LIFE(2)   PRINCIPAL WINDOW(2)   DATE(2)   TYPE
-----   ---   -------   -------------------   ----------   ------------   --------   -------------------   -------   ----

 A-1    AAA     Aaa      $  100,000,000         30.000%        2.769%       3.31        08/06 - 12/10       12/10     (5)
 A-2    AAA     Aaa      $  261,799,000         30.000%        7.249%       4.78        12/10 - 11/11       11/11     (5)
 A-3    AAA     Aaa      $  106,076,000         30.000%        2.937%       6.87        09/12 - 07/13       07/13     (5)
 A-AB   AAA     Aaa      $  130,000,000         30.000%        3.599%       7.46        11/11 - 10/15       10/15     (5)
 A-4    AAA     Aaa      $1,930,284,000         30.000%       53.446%       9.67        10/15 - 06/16       06/16     (5)
 A-M    AAA     Aaa      $  361,165,000         20.000%       10.000%       9.91        06/16 - 06/16       06/16     (5)
 A-J    AAA     Aaa      $  261,845,000         12.750%        7.250%       9.92        06/16 - 07/16       07/16     (5)
  B     AA+     Aa1      $   27,088,000         12.000%        0.750%       9.99        07/16 - 07/16       07/16     (5)
  C     AA      Aa2      $   54,175,000         10.500%        1.500%       9.99        07/16 - 07/16       07/16     (5)
  D     AA-     Aa3      $   27,087,000          9.750%        0.750%       9.99        07/16 - 07/16       07/16     (5)
  E     A+      A1       $   22,573,000          9.125%        0.625%       9.99        07/16 - 07/16       07/16     (5)
  F      A      A2       $   45,146,000          7.875%        1.250%       9.99        07/16 - 07/16       07/16     (5)

                            NON-OFFERED CERTIFICATES

                                                                                                           ASSUMED
                                                     APPROX.     APPROX. % OF   WEIGHTED                    FINAL
                                                     CREDIT      CUT-OFF DATE    AVERAGE     PRINCIPAL     PAYMENT   RATE
   CLASS      S&P   MOODY'S   CERTIFICATE BALANCE   SUPPORT(1)      BALANCE      LIFE(2)      WINDOW(2)    DATE(2)   TYPE
----------   ----   -------   -------------------   ----------   ------------   --------   -------------   -------   ----

   G(3)       A-       A3        $   31,602,000       7.000%        0.875%        9.99     07/16 - 07/16    07/16     (5)
   H(3)      BBB+     Baa1       $   45,145,000       5.750%        1.250%        9.99     07/16 - 07/16    07/16     (5)
   J(3)       BBB     Baa2       $   40,632,000       4.625%        1.125%        9.99     07/16 - 07/16    07/16     (5)
   K(3)      BBB-     Baa3       $   36,116,000       3.625%        1.000%        9.99     07/16 - 07/16    07/16     (5)
   L(3)       BB+      Ba1       $   13,544,000       3.250%        0.375%        9.99     07/16 - 07/16    07/16     (5)
   M(3)       BB       Ba2       $   18,058,000       2.750%        0.500%        9.99     07/16 - 07/16    07/16     (5)
   N(3)       BB-      Ba3       $   18,058,000       2.250%        0.500%        9.99     07/16 - 07/16    07/16     (5)
   O(3)       B+       B1        $    4,515,000       2.125%        0.125%        9.99     07/16 - 07/16    07/16     (5)
   P(3)        B       B2        $   13,544,000       1.750%        0.375%        9.99     07/16 - 07/16    07/16     (5)
   Q(3)       B-       B3        $    9,029,000       1.500%        0.250%        9.99     07/16 - 07/16    07/16     (5)
   S(3)       NR       NR        $   54,175,137       0.000%        1.500%        9.99     07/16 - 07/16    07/16     (5)
XP(3, 4)      AAA      Aaa                              N/A           N/A          N/A          N/A           N/A     (4)
XC(3, 4)      AAA      Aaa       $3,611,656,137         N/A           N/A          N/A          N/A           N/A     (4)

----------
(1)  The credit support for the class A-1, class A-2, class A-3, class A-AB and class A-4 certificates is expressed in the aggregate.

(2)  As of the cut-off date, the weighted average life, principal window and assumed final payment date were calculated assuming no prepayments will be made on the mortgage loans prior to their related maturity dates and the other assumptions set forth under "Yield and Maturity Considerations--Yield
     Considerations" in the prospectus supplement.

(3)  Not offered hereby. Any information provided herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates.

(4)  The class XP and class XC certificates will not have a certificate balance and their holders will not receive distributions of principal, but such holders are entitled to receive payments of the aggregate interest accrued on the notional amount of each of the components of the class XP and class
     XC certificates as described in the prospectus supplement. The interest rate applicable to each component of the class XP and class XC certificates for each payment date will be as specified in the prospectus supplement.

(5)  For any distribution date, the pass-through rates on the class A-1, class
     A-2, class A-3, class A-AB, class A-4, class A-M, class A-J, class B, class
     C, class D, class E, class F, class G, class H, class J, class K, class L, class M, class N, class O, class P, Class Q and class S certificates will equal one of (i) a fixed rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted if necessary to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the rate specified in clause
     (ii) or (iv) the rate specified in clause (ii) less a specified percentage.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400) for the
offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                                [RBS Greenwich Capital LOGO]

                                       -2-

GCCFC 2006-GG7

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

GENERAL CHARACTERISTICS(1)

                                                                            TOTAL POOL
                                                                          --------------

Initial mortgage pool balance..........................................   $3,611,656,138
Number of mortgage loans...............................................              134
Number of mortgaged properties.........................................              197
Percentage of investment grade shadow rated loans(2)...................              5.5%
Percentage of pari passu loans.........................................             14.8%
Weighted average underwritten debt-service-coverage ratio(3)(4)(5).....             1.36x
Maximum underwritten debt-service-coverage ratio(3)(4)(5)..............             2.78x
Minimum underwritten debt-service-coverage ratio(3)(4)(5)..............             1.07x
Weighted average cut-off date loan-to-value ratio(3)(4)(5).............             71.7%
Maximum cut-off date loan-to-value ratio(3)(4)(5)......................             86.1%
Minimum cut-off date loan-to-value ratio(3)(4)(5)......................             47.4%
Average cut-off date principal balance.................................   $   26,952,658
Maximum cut-off date principal balance.................................   $  284,400,000
Minimum cut-off date principal balance.................................   $    1,282,731
Weighted average mortgage interest rate(5).............................            5.954%
Maximum mortgage interest rate.........................................            7.965%
Minimum mortgage interest rate.........................................            4.940%
Percentage of initial pool balance of mortgage
   loans secured by mortgaged real properties occupied
   by a single tenant (certain of such single tenants
   may have one or more sub-tenants at such properties)................             17.6%

----------
(1)  Unless otherwise noted, the initial mortgage pool balance and all other financial and statistical information provided in this term sheet include the mortgage loans in the trust that are part of a split loan structure and secured by the Investcorp Retail Portfolio properties, the One New York
     Plaza property, the JP Morgan International Plaza I & II properties, the
     JQH Hotel Portfolio B2 properties, the Nemours Building property, the Towns of Riverside property, the Lackland Self Storage property and the Centra
     Portfolio properties (representing approximately 6.9%, 5.5%, 5.4%, 2.1%,
     1.6%, 0.8%, 0.3% and 0.3%, respectively, of the initial mortgage pool balance) but do not include the related pari passu mortgage loans or subordinate mortgage loans that are outside the trust. If any of the mortgage loans is secured by multiple properties, a portion of the principal balance of that mortgage has been allocated to each of those properties as set forth in Annex A to the prospectus supplement. All percentages of initial mortgage pool balances herein are based on allocated loan amounts with respect to mortgage loans secured by multiple properties.

(2)  One New York Plaza is an investment grade loan. Moody's and S&P have confirmed that this loan, in the context of its inclusion in the trust, has credit characteristics consistent with that of an obligation rated investment grade.

(3)  For the purpose of calculating underwritten debt-service-coverage ratios and loan-to-value ratios in this term sheet, the cut-off date principal balance for each mortgage loan in a split loan structure (x) includes the cut-off date principal balance of the pari passu mortgage loan in the trust plus the cut-off date principal balance of any pari passu mortgage loan that is outside the trust if those pari passu loans have been funded, and
     (y) excludes the cut-off date principal balance of any subordinate mortgage loan in that split loan structure.

(4)  With respect to the following mortgage loans, these calculations exclude earnouts, escrows or performance guarantees in the following amounts: Water
     Tower Place ($1,496,000), Balmoral Centre ($1,225,000), Commerce Centre
     ($677,431) and Six Quebec ($345,000).

(5)  With respect to the mortgage loans secured by the Towns of Riverside property, the Alanza Brook Apartments property, the 1544 Old Alabama and
     900 Holcomb Road properties and The Moorings property, which have interest rates that step up during the term of the mortgage loan, information with respect to the interest rates on the mortgage loans (including without limitation for purposes of calculating the weighted average mortgage interest rates and debt service coverage ratios) is presented in this term sheet as if the mortgage loans pay at their highest rates throughout the life of such mortgage loans (5.475%, 5.475%, 7.965% and 5.520%, respectively).

                                 PROPERTY TYPES

                                       AGGREGATE CUT-OFF   % OF INITIAL
                      NUMBER OF         DATE PRINCIPAL       MORTGAGE                      WTD. AVG. CUT-OFF
PROPERTY TYPE   MORTGAGED PROPERTIES        BALANCE        POOL BALANCE   WTD. AVG. DSCR     DATE LTV RATIO
-------------   --------------------   -----------------   ------------   --------------   -----------------

   Office                62             $1,725,100,105         47.8%           1.39x             69.6%
   Retail                93              1,256,778,232         34.8            1.31              74.9
 Hospitality             24                399,324,890         11.1            1.43              70.3
 Multifamily             10                150,123,131          4.2            1.28              72.6
 Industrial               5                 43,215,720          1.2            1.32              72.2
Self-Storage              2                 29,503,909          0.8            1.29              77.1
   Other                  1                  7,610,152          0.2            1.31              74.2
                        ---             --------------        -----            ----              ----
                        197             $3,611,656,138        100.0%           1.36X             71.7%
                        ===             ==============        =====

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400) for the
offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                                [RBS Greenwich Capital LOGO]

                                       -3-

GCCFC 2006-GG7

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

                               PROPERTY LOCATIONS

                                  NUMBER OF                            % OF INITIAL                  WTD. AVG.
                                  MORTGAGED      AGGREGATE CUT-OFF     MORTGAGE POOL   WTD. AVG.   CUT-OFF DATE
       PROPERTY LOCATION         PROPERTIES   DATE PRINCIPAL BALANCE      BALANCE         DSCR       LTV RATIO
------------------------------   ----------   ----------------------   -------------   ---------   ------------

Texas                                 39          $  640,603,903            17.7%        1.35x         74.8%
New York                               6             506,050,000            14.0         1.38          61.3
California                            23             464,453,592            12.9         1.32          72.8
New Jersey                             4             264,100,000             7.3         1.52          76.6
District of Columbia                   1             155,000,000             4.3         1.44          66.0
Florida                               12             140,421,901             3.9         1.46          69.7
Arizona                                8             125,990,000             3.5         1.23          72.7
Minnesota                              7             121,919,971             3.4         1.38          75.9
Puerto Rico                            1             120,000,000             3.3         1.42          79.5
Ohio                                   3             113,985,145             3.2         1.24          79.4
Other States (1)                      93             959,131,627            26.6         1.33          72.0
                                     ---          --------------           -----         ----          ----
                                     197          $3,611,656,138           100.0%        1.36X         71.7%
                                     ===          ==============           =====

----------
(1)  Includes 29 states.

                         CUT-OFF DATE PRINCIPAL BALANCES

    RANGE OF CUT-OFF DATE           NUMBER OF     AGGREGATE CUT-OFF DATE        % OF INITIAL
         BALANCES ($)            MORTGAGE LOANS      PRINCIPAL BALANCE     MORTGAGE POOL BALANCE
------------------------------   --------------   ----------------------   ---------------------

Less than 2,500,001                    9              $   16,838,285                 0.5%
2,500,001 - 5,000,000                 20                  78,716,160                 2.2
5,000,001 - 7,500,000                 14                  91,267,418                 2.5
7,500,001 - 10,000,000                16                 136,140,077                 3.8
10,000,001 - 15,000,000               16                 199,539,024                 5.5
15,000,001 - 20,000,000               14                 248,844,282                 6.9
20,000,001 - 25,000,000               12                 269,717,203                 7.5
25,000,001 - 50,000,000               17                 539,225,000                14.9
50,000,001 - 75,000,000                2                 112,900,000                 3.1
75,000,001 - 100,000,000               6                 509,808,510                14.1
100,000,001 - 150,000,000              2                 241,200,000                 6.7
150,000,001 - 200,000,000              5                 919,060,178                25.4
200,000,001 - 250,000,000              1                 248,400,000                 6.9
                                     ---              --------------               -----
                                     134              $3,611,656,138               100.0%
                                     ===              ==============               =====

----------
The average Cut-off Date principal balance is $26,952,658.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400) for the
offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                                [RBS Greenwich Capital LOGO]

                                       -4-

GCCFC 2006-GG7

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

                                 MORTGAGE RATES

                                    NUMBER OF     AGGREGATE CUT-OFF DATE        % OF INITIAL
  RANGE OF MORTGAGE RATES (%)    MORTGAGE LOANS      PRINCIPAL BALANCE     MORTGAGE POOL BALANCE
------------------------------   --------------   ----------------------   ---------------------

Less than 5.249                        2              $  202,582,427                 5.6%
5.250 - 5.499                          6                 148,343,787                 4.1
5.500 - 5.749                         26               1,051,019,283                29.1
5.750 - 5.999                         32                 623,661,774                17.3
6.000 - 6.249                         30                 927,439,614                25.7
6.250 - 6.499                         19                 242,016,474                 6.7
6.500 - 6.749                          8                 155,956,129                 4.3
6.750 - 6.999                          2                  24,469,652                 0.7
7.000 - 7.249                          4                  45,966,997                 1.3
7.250 - 7.499                          3                 109,100,000                 3.0
7.500 - 7.749                          1                  58,600,000                 1.6
7.750 - 7.999                          1                  22,500,000                 0.6
                                     ---              --------------               -----
                                     134              $3,611,656,138               100.0%
                                     ===              ==============               =====

----------
The weighted average mortgage rate is 5.954%. With respect to the mortgage loans secured by the Towns of Riverside property, the Alanza Brook Apartments property, the 1544 Old Alabama and 900 Holcomb Road properties and The Moorings property, which have interest rates that step up during the term of the mortgage loan, information with respect to the interest rates on the mortgage loans
(including without limitation for purposes of calculating the weighted average mortgage interest rates and debt service coverage ratios) is presented in this term sheet as if the mortgage loans pay at their highest interest rates throughout the life of such mortgage loans (5.475%, 5.475%, 7.965% and 5.520%, respectively).

                          DEBT-SERVICE-COVERAGE RATIOS

                                    NUMBER OF     AGGREGATE CUT-OFF DATE        % OF INITIAL
        RANGE OF DSCRS           MORTGAGE LOANS      PRINCIPAL BALANCE     MORTGAGE POOL BALANCE
------------------------------   --------------   ----------------------   ---------------------

Less than 1.10                         2              $  103,250,000                 2.9%
1.10 - 1.1999                         19                 417,635,788                11.6
1.20 - 1.2999                         46                 821,741,005                22.8
1.30 - 1.3999                         28                 775,166,828                21.5
1.40 - 1.4999                         18                 995,432,860                27.6
1.50 - 1.7499                         13                 438,421,113                12.1
1.75 - 1.9999                          4                  37,338,893                 1.0
2.00 - 2.4999                          3                  17,169,652                 0.5
2.75 - 2.9999                          1                   5,500,000                 0.2
                                     ---              --------------               -----
                                     134              $3,611,656,138               100.0%
                                     ===              ==============               =====

----------
The weighted average debt-service-coverage ratio is 1.36x. With respect to the mortgage loans secured by the Towns of Riverside property, the Alanza Brook
Apartments property, the 1544 Old Alabama and 900 Holcomb Road properties and
The Moorings property, which have interest rates that step up during the term of the mortgage loan, information with respect to the interest rates on the mortgage loans (including without limitation for purposes of calculating the weighted average mortgage interest rates and debt service coverage ratios) is presented in this term sheet as if the mortgage loans pay at their highest interest rates throughout the life of such mortgage loans (5.475%, 5.475%,
7.965% and 5.520%, respectively).

                        CUT-OFF DATE LOAN-TO-VALUE RATIOS

          RANGE OF                  NUMBER OF     AGGREGATE CUT-OFF DATE        % OF INITIAL
 CUT-OFF DATE LTV RATIOS (%)     MORTGAGE LOANS      PRINCIPAL BALANCE     MORTGAGE POOL BALANCE
------------------------------   --------------   ----------------------   ---------------------

Less than 55.00                        6              $  281,219,652                 7.8%
55.01 - 60.00                          6                  54,456,101                 1.5
60.01 - 65.00                          9                 203,789,110                 5.6
65.01 - 70.00                         29                 744,904,195                20.6
70.01 - 75.00                         34                 700,635,972                19.4
75.01 - 80.00                         43               1,453,716,107                40.3
80.01 - 85.00                          4                 135,725,000                 3.8
85.01 - 90.00                          3                  37,210,000                 1.0
                                     ---              --------------               -----
                                     134              $3,611,656,138               100.0%
                                     ===              ==============               =====

----------
The weighted average cut-off date loan-to-value ratio is 71.7%.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400) for the
offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                                [RBS Greenwich Capital LOGO]

                                       -5-

GCCFC 2006-GG7

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

                               AMORTIZATION TYPES

                                                                 AGGREGATE CUT-OFF DATE        % OF INITIAL
         AMORTIZATION TYPE            NUMBER OF MORTGAGE LOANS      PRINCIPAL BALANCE     MORTGAGE POOL BALANCE
-----------------------------------   ------------------------   ----------------------   ---------------------

Interest Only, Then Amortizing                    76                 $1,555,543,000                43.1%
Interest Only                                     21                  1,401,569,000                38.8
Amortizing                                        36                    627,544,138                17.4
Interest Only, Then Amortizing,
   Then Hyperamortizing                            1                     27,000,000                 0.7
                                                 ---                 --------------               -----
                                                 134                 $3,611,656,138               100.0%
                                                 ===                 ==============               =====

                           ORIGINAL TERMS TO MATURITY

             RANGE OF                                            AGGREGATE CUT-OFF DATE        % OF INITIAL
ORIGINAL TERMS TO MATURITY (MONTHS)   NUMBER OF MORTGAGE LOANS      PRINCIPAL BALANCE     MORTGAGE POOL BALANCE
-----------------------------------   ------------------------   ----------------------   ---------------------

              0 - 60                              10                 $  271,265,237                 7.5%
             61 - 96                               5                    117,200,000                 3.2
            109 - 122                            119                  3,223,190,900                89.2
                                                 ---                 --------------               -----
                                                 134                 $3,611,656,138               100.0%
                                                 ===                 ==============               =====

----------
The weighted average original term to maturity is 114 months.

                           REMAINING TERMS TO MATURITY

        RANGE OF REMAINING                                       AGGREGATE CUT-OFF DATE        % OF INITIAL
    TERMS TO MATURITY (MONTHS)        NUMBER OF MORTGAGE LOANS      PRINCIPAL BALANCE     MORTGAGE POOL BALANCE
-----------------------------------   ------------------------   ----------------------   ---------------------

            0 - 60                                           10                 $  271,265,237                 7.5%
           61 - 96                                 5                    117,200,000                 3.2
           97 - 108                                2                      6,216,035                 0.2
          109 - 120                              117                  3,216,974,865                89.1
                                                 ---                 --------------               -----
                                                 134                 $3,611,656,138               100.0%
                                                 ===                 ==============               =====

----------
The weighted average remaining term to maturity is 112 months.

                          ORIGINAL AMORTIZATION TERMS

         RANGE OF ORIGINAL                                       AGGREGATE CUT-OFF DATE        % OF INITIAL
    AMORTIZATION TERMS (MONTHS)       NUMBER OF MORTGAGE LOANS      PRINCIPAL BALANCE     MORTGAGE POOL BALANCE
-----------------------------------   ------------------------   ----------------------   ---------------------

           Interest Only                          21                 $1,401,569,000                38.8%
             151 - 240                             2                      4,414,807                 0.1
             241 - 360                           109                  1,925,612,152                53.3
             361 - 507                             2                    280,060,178                 7.8
                                                 ---                 --------------               -----
                                                 134                 $3,611,656,138               100.0%
                                                 ===                 ==============               =====

----------
The weighted average original amortization term is 358 months.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400) for the
offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                                [RBS Greenwich Capital LOGO]

                                       -6-

GCCFC 2006-GG7

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

                       REMAINING STATED AMORTIZATION TERMS

        RANGE OF REMAINING                                       AGGREGATE CUT-OFF DATE        % OF INITIAL
    AMORTIZATION TERMS (MONTHS)       NUMBER OF MORTGAGE LOANS      PRINCIPAL BALANCE     MORTGAGE POOL BALANCE
-----------------------------------   ------------------------   ----------------------   ---------------------

         Interest Only                            21                 $1,401,569,000                38.8%
           151 - 240                               2                      4,414,807                 0.1
           241 - 360                             109                  1,925,612,152                53.3
           361 - 507                               2                    280,060,178                 7.8
                                                 ---                 --------------               ------
                                                 134                 $3,611,656,138               100.0%
                                                 ===                 ==============               ======

----------
The weighted average remaining amortization term is 357 months.

                                    LOCKBOXES

                                                                 AGGREGATE CUT-OFF DATE        % OF INITIAL
          LOCKBOX TYPE                NUMBER OF MORTGAGE LOANS      PRINCIPAL BALANCE     MORTGAGE POOL BALANCE
-----------------------------------   ------------------------   ----------------------   ---------------------

          Hard                                    52                 $2,624,580,118                72.7%
          Soft                                     7                 $  227,803,909                 6.3%
          Springing                                1                 $   92,328,510                 2.6%

                                  ESCROW TYPES

                                                                 AGGREGATE CUT-OFF DATE        % OF INITIAL
          ESCROW TYPE(1)              NUMBER OF MORTGAGE LOANS      PRINCIPAL BALANCE     MORTGAGE POOL BALANCE
-----------------------------------   ------------------------   ----------------------   ---------------------

TI/LC(2)                                          64                 $1,669,131,145                55.2%
Real Estate Tax                                  111                 $2,422,777,080                67.1%
Insurance                                        107                 $2,421,293,043                67.0%
Replacement Reserve                              101                 $2,132,727,258                59.1%

----------
(1)  Includes initial and ongoing reserves and escrows.

(2)  The statistical information for the TI/LC Reserve percentage of initial mortgage pool balance does not include mortgage loans secured by hospitality, multifamily, self-storage or other (parking) properties.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400) for the
offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                                [RBS Greenwich Capital LOGO]

                                       -7-

GCCFC 2006-GG7

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

                          PREPAYMENT PROVISION SUMMARY

                                                                 AGGREGATE CUT-OFF DATE      % OF INITIAL
          PREPAYMENT TYPE             NUMBER OF MORTGAGE LOANS      PRINCIPAL BALANCE     MORTGAGE POOL BALANCE
-----------------------------------   ------------------------   ----------------------   ---------------------

Lockout/Defeasance                               115                 $3,278,118,665                90.8%
Lockout/Defeasance or Yield
   Maintenance                                     5                    159,375,374                 4.4
Lockout/Greater of Percentage or
   Yield Maintenance                              12                    141,822,098                 3.9
Greater of YM and Declining Fee                    2                     32,340,000                 0.9
                                                 ---                 --------------               -----
                                                 134                 $3,611,656,138               100.0%
                                                 ===                 ==============               =====

                        MORTGAGE POOL PREPAYMENT PROFILE

                               AGGREGATE
                               BEGINNING      % OF REMAINING      % OF REMAINING
                               PRINCIPAL       MORTGAGE POOL      MORTGAGE POOL    % OF REMAINING
              MONTHS SINCE      BALANCE      BALANCE -LOCKOUT/   BALANCE - YIELD    MORTGAGE POOL
    DATE      CUT-OFF DATE   (MILLIONS)(1)     DEFEASANCE(2)      MAINTENANCE(3)   BALANCE - OPEN   % TOTAL
-----------   ------------   -------------   -----------------   ---------------   --------------   -------

August 2006          1           $3,612            99.1%               0.9%              0.0%        100.0%
August 2007         13           $3,605            99.1%               0.9%              0.0%        100.0%
August 2008         25           $3,595            91.5%               8.5%              0.0%        100.0%
August 2009         37           $3,579            91.5%               8.5%              0.0%        100.0%
August 2010         49           $3,556            91.1%               7.9%              1.0%        100.0%
August 2011         61           $3,266            92.1%               7.6%              0.2%        100.0%
August 2012         73           $3,231            92.0%               7.7%              0.4%        100.0%
August 2013         85           $3,095            92.0%               8.0%              0.0%        100.0%
August 2014         97           $3,062            92.0%               8.0%              0.0%        100.0%
August 2015        109           $3,021            89.4%               8.0%              2.6%        100.0%
August 2016        121           $    0             0.0%               0.0%              0.0%          0.0%

----------
(1)  Calculated assuming that no mortgage loan prepays, defaults or is repurchased prior to stated maturity and that all earnout amounts were released to the borrower. Otherwise calculated based on maturity assumptions to be set forth in the prospectus supplement.

(2)  Includes the mortgage loan secured by the Alpine Valley Center property, representing approximately 0.3% of the initial mortgage pool balance, which provides for a lockout period followed by a period where defeasance is allowed and in addition, in connection with a partial release of the mortgaged property, provides for partial defeasance or partial prepayment with the payment of a yield maintenance premium.

(3)  Includes (a) twelve mortgage loans that provide for prepayment with the payment of the greater of a specified percentage and a yield maintenance premium, (b) five mortgage loans that provide for defeasance or prepayment with the payment of the greater of a specified percentage and a yield maintenance premium, and (c) two mortgage loans that provide for prepayment with the payment of the greater of a fee that declines to zero over the life of the mortgage loan and a yield maintenance premium.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400) for the
offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                                [RBS Greenwich Capital LOGO]

                                       -8-

GCCFC 2006-GG7

TRANSACTION TERMS
--------------------------------------------------------------------------------

ISSUE TYPE....................   Sequential Pay REMIC

CUT-OFF DATE..................   All mortgage loan characteristics are based on
                                 balances as of the relevant cut-off date after
                                 application of all payments due on or before
                                 that date (whether or not received). The
                                 cut-off date for each mortgage loan that pays
                                 in July 2006 will be its payment date in July.
                                 The cut-off date for any other mortgage loan
                                 will be July 6, 2006. All percentages presented
                                 herein are approximate.

MORTGAGE POOL.................   The mortgage pool consists of 134 mortgage
                                 loans with an aggregate cut-off date balance of
                                 $3,611,656,138 subject to a variance of +/- 5%.
                                 The mortgage loans are secured by 197 mortgaged
                                 real properties located throughout 37 states,
                                 Washington, D.C. and Puerto Rico.

DEPOSITOR.....................   Greenwich Capital Commercial Funding Corp.

MORTGAGE LOAN SELLERS AND
   SPONSORS...................   Greenwich Capital Financial Products, Inc. and
                                 Goldman Sachs Mortgage Company

UNDERWRITERS..................   Goldman, Sachs & Co. and Greenwich Capital
                                 Markets, Inc. as Co-Lead Bookrunning Managers

                                 Bear, Stearns & Co. Inc., Merrill Lynch,
                                 Pierce, Fenner & Smith Incorporated, Morgan
                                 Stanley & Co. Incorporated and Wachovia Capital
                                 Markets, LLC, as Co-Managers

TRUSTEE.......................   LaSalle Bank National Association

MASTER SERVICER...............   Midland Loan Services, Inc.

SPECIAL SERVICER..............   LNR Partners, Inc.

RATING AGENCIES...............   Moody's Investors Service, Inc. and Standard
                                 and Poor's Ratings Services, a division of The
                                 McGraw-Hill Companies, Inc.

DENOMINATIONS.................   $25,000 minimum for the offered certificates.

CLOSING DATE..................   On or about July 12, 2006.

SETTLEMENT TERMS..............   Book-entry through DTC for all offered
                                 certificates.

DETERMINATION DATE............   The sixth day of each month, or if such sixth
                                 day is not a business day, the next succeeding
                                 business day.

PAYMENT DATE..................   The tenth day of each month, or if such tenth
                                 day is not a business day, the next succeeding
                                 business day, provided that the payment date
                                 will be at least four business days following
                                 the determination date.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400) for the
offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                                [RBS Greenwich Capital LOGO]

                                       -9-

GCCFC 2006-GG7

TRANSACTION TERMS
--------------------------------------------------------------------------------

INTEREST DISTRIBUTIONS........   Each class of offered certificates will be
                                 entitled on each payment date to interest
                                 accrued at its pass-through rate for such
                                 payment date on the outstanding certificate
                                 balance of such class during the prior calendar
                                 month. Interest on the offered certificates
                                 will be calculated on the basis of twelve
                                 30-day months and a 360-day year. Generally,
                                 interest will be distributed concurrently on
                                 each payment date to the class A-1, class A-2,
                                 class A-3, class A-AB, class A-4, class XP and
                                 class XC certificates, pro rata. After the
                                 class A-1, class A-2, class A-3, class A-AB,
                                 class A-4, class XP and class XC are paid all
                                 amounts to which they are entitled, interest
                                 will be distributed, to the extent of available
                                 funds related to the entire mortgage pool, to
                                 the class A-M through class S certificates in
                                 sequential order of class designations.

PRINCIPAL DISTRIBUTIONS.......   Distributions of principal will be distributed
                                 on each payment date, to the extent of
                                 available funds, to the class A-AB certificates
                                 in reduction of their certificate balance to
                                 the planned certificate balance for such
                                 payment date, then to the class A-1, class A-2,
                                 class A-3, class A-AB and class A-4
                                 certificates, in that order, until the
                                 certificate balance of each class has been
                                 reduced to zero. After the class A-1, class
                                 A-2, class A-3, class A-AB and class A-4
                                 certificates are paid all principal amounts to
                                 which they are entitled, the remaining
                                 available funds for the entire mortgage pool
                                 will be distributed to the class A-M through
                                 class S certificates sequentially until the
                                 certificate balance of each class is reduced to
                                 zero. If, due to losses, the certificate
                                 balances of the class A-M through class S
                                 certificates are reduced to zero, payments of
                                 principal to the class A-1, class A-2, class
                                 A-3, class A-AB and class A-4 certificates will
                                 be made on a pro rata basis.

LOSSES........................   Realized losses and additional trust fund
                                 expenses, if any, will be allocated to the
                                 class S, class Q, class P, class O, class N,
                                 class M, class L, class K, class J, class H,
                                 class G, class F, class E, class D, class C,
                                 class B, class A-J and class A-M certificates,
                                 in that order, and then, pro rata, to the class
                                 A-1, class A-2, class A-3, class A-AB and class
                                 A-4 certificates.

PREPAYMENT PREMIUMS AND
   YIELD MAINTENANCE CHARGES..   Any prepayment premiums or yield maintenance
                                 charges collected will be distributed to
                                 certificateholders on the payment date
                                 following the collection period in which the
                                 prepayment occurred. On each payment date, the
                                 holders of any class of offered certificates
                                 and class G, class H, class J and class K
                                 certificates that is then entitled to principal
                                 distributions will be entitled to a portion of
                                 prepayment premiums or yield maintenance
                                 charges in an amount equal to the product of
                                 (a) the amount of the prepayment premiums or
                                 yield maintenance charges net of workout fees
                                 and liquidation fees payable from it,
                                 multiplied by (b) a fraction, the numerator of
                                 which is equal to the excess, if any, of the
                                 pass-through rate for that class of
                                 certificates over the relevant discount

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400) for the
offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                                [RBS Greenwich Capital LOGO]

                                      -10-

GCCFC 2006-GG7

TRANSACTION TERMS
--------------------------------------------------------------------------------

                                 rate, and the denominator of which is equal to
                                 the excess, if any, of the mortgage interest
                                 rate of the prepaid mortgage loan over the
                                 relevant discount rate, multiplied by (c) a
                                 fraction, the numerator of which is equal to
                                 the amount of principal payable to that class
                                 of certificates on that payment date, and the
                                 denominator of which is the Total Principal
                                 Payment Amount for that payment date.

                                 The portion, if any, of the prepayment premiums
                                 or yield maintenance charges remaining after
                                 any payments described above will be
                                 distributed to the holders of the class XC
                                 certificates.

ADVANCES......................   The master servicer and, if it fails to do so,
                                 the trustee and, if it fails to do so, the
                                 fiscal agent, will be obligated to make P&I
                                 advances and servicing advances, including
                                 delinquent property taxes and insurance, but
                                 only to the extent that such advances are
                                 deemed recoverable and in the case of P&I
                                 advances, subject to appraisal reductions that
                                 may occur. For some of the mortgage loans that
                                 are part of a split loan structure, the master
                                 servicer or special servicer of another
                                 securitization may make servicing advances for
                                 the loans included in our trust.

APPRAISAL REDUCTIONS..........   An appraisal reduction generally will be
                                 created in the amount, if any, by which the
                                 principal balance of a required appraisal loan
                                 (plus other amounts overdue or advanced in
                                 connection with such loan) exceeds 90% of the
                                 appraised value of the related mortgaged
                                 property plus certain escrows and reserves
                                 (including letters of credit) held with respect
                                 to the mortgage loan. As a result of
                                 calculating an appraisal reduction amount for a
                                 given mortgage loan, the interest portion of
                                 any P&I advance for such loan will be reduced,
                                 which will have the effect of reducing the
                                 amount of interest available for distribution
                                 to the certificates in reverse alphabetical
                                 order of the classes. A required appraisal loan
                                 will cease to be a required appraisal loan when
                                 the related mortgage loan has been brought
                                 current for at least three consecutive months
                                 and no other circumstances exist which would
                                 cause such mortgage loan to be a required
                                 appraisal loan.

OPTIONAL TERMINATION..........   The depositor, master servicer, the special
                                 servicer and certain certificateholders will
                                 have the option to terminate the trust, in
                                 whole but not in part, and purchase the
                                 remaining assets of the trust on or after the
                                 payment date on which the stated principal
                                 balance of the mortgage loans then outstanding
                                 is less than 1.0% of the initial mortgage pool
                                 balance. Such purchase price will generally be
                                 at a price equal to the unpaid aggregate
                                 principal balance of the mortgage loans (or
                                 fair market value in the case of REO
                                 Properties), plus accrued and unpaid interest
                                 and certain other additional trust fund
                                 expenses, as described in the prospectus
                                 supplement. In addition, after the certificate
                                 balance of the class A-1 through class F
                                 certificates has been reduced to zero, the

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400) for the
offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                                [RBS Greenwich Capital LOGO]

                                      -11-

GCCFC 2006-GG7

TRANSACTION TERMS
--------------------------------------------------------------------------------

                                 trust may also be terminated, if all of the
                                 remaining series 2006-GG7 certificates
                                 (excluding class R-I, class R-II and class V)
                                 are held by a single certificateholder. At that
                                 time, the single certificateholder may exchange
                                 all of the then outstanding series 2006-GG7
                                 certificates (excluding class R-I, class R-II
                                 and class V) for the mortgage loans remaining
                                 in the trust.

CONTROLLING CLASS.............   The holders of the most subordinate class of
                                 series 2006-GG7 certificates then outstanding,
                                 other than the class XP, class XC, class R-I,
                                 class R-II and class V certificates, that has a
                                 total principal balance that is not less than
                                 25% of that class's original total principal
                                 balance will be the controlling class;
                                 provided, however, with respect to certain
                                 issues related to the mortgage loans that are
                                 part of a split structure, the holder of the
                                 majority interest of the related subordinated
                                 or pari passu companion loan may have certain
                                 rights to direct the special servicer with
                                 respect to servicing matters or replace the
                                 special servicer, as described in the
                                 prospectus supplement.

TENANTS.......................   References in this term sheet to the rating of
                                 a tenant may refer to the rating of a parent of
                                 the actual tenant and the rated entity may not
                                 be a party to that lease or guarantee the
                                 lease.

ERISA.........................   The offered certificates are expected to be
                                 ERISA eligible.

SMMEA.........................   The class A-1, class A-2, class A-3, class
                                 A-AB, class A-4, class A-M, class A-J, class B,
                                 class C and class D certificates are expected
                                 to be "mortgage-related securities" for the
                                 purposes of SMMEA so long as they remain rated
                                 in one of the two highest rating categories by
                                 a nationally recognized statistical rating
                                 organization.

None of the offered certificates or the mortgage loans included in the trust are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer or by The Royal Bank of Scotland plc, the depositor, the underwriters, the sponsors, the mortgage loan sellers, the master servicer, the special servicer, or any other party.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400) for the
offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                                [RBS Greenwich Capital LOGO]

                                      -12-

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS
--------------------------------------------------------------------------------

                           TEN LARGEST MORTGAGE LOANS

                                                                 % OF
                                                  CUT-OFF       INITIAL                                                    CUT-OFF
                                  MORTGAGED        DATE        MORTGAGE                                 LOAN                DATE
                                    REAL         PRINCIPAL       POOL     PROPERTY   PROPERTY SIZE   BALANCE PER             LTV
LOAN NAME                        PROPERTIES       BALANCE       BALANCE     TYPE          (SF)         SF/ROOM     DSCR     RATIO
------------------------------   ----------   --------------   --------   --------   -------------   -----------   -----   ------

Investcorp Retail Portfolio          29       $  248,400,000      6.9%     Retail      2,798,308       $111.57     1.45x   76.9%
One New York Plaza                    1          200,000,000      5.5      Office      2,416,887       $165.50     1.39x   50.0%
JP Morgan International
   Plaza I & II                       1          194,060,178      5.4      Office        756,851       $256.40     1.33x   72.4%
55 Corporate Drive                    1          190,000,000      5.3      Office        669,704       $283.71     1.57x   76.0%
350 Madison Avenue                    1          180,000,000      5.0      Office        383,927       $468.84     1.40x   69.2%
Portals I                             1          155,000,000      4.3      Office        475,975       $325.65     1.44x   66.0%
Pacific Center                        1          121,200,000      3.4      Office        438,960       $276.11     1.22x   78.2%
Montehiedra Town Center               1          120,000,000      3.3      Retail        540,490       $222.02     1.42x   79.5%
The Strip                             1           92,328,510      2.6      Retail        782,611       $117.97     1.18x   79.4%
Johnson Medical Office
   Portfolio                         13           91,730,000      2.5      Office        787,586       $116.47     1.69x   64.2%
                                    ---       --------------     ----                                              ----    ----
                                     50       $1,592,718,688     44.1%                                             1.41X   70.6%
                                    ===       ==============     ====

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400) for the
offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                                [RBS Greenwich Capital LOGO]

                                      -13-

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS - INVESTCORP RETAIL PORTFOLIO
--------------------------------------------------------------------------------

                               [2 PHOTOS OMITTED]

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400) for the
offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                                [RBS Greenwich Capital LOGO]

                                      -14-

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS - INVESTCORP RETAIL PORTFOLIO
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400) for the
offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                                [RBS Greenwich Capital LOGO]

                                       -15

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS - INVESTCORP RETAIL PORTFOLIO
--------------------------------------------------------------------------------

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                           29
Location (City/State)                                             Various, Texas
Property Type                                                             Retail
Size (sf)                                                              2,798,308
Percentage Leased as of February 1, 2006                                   92.8%
Year Built                                                               Various
Appraisal Value                                                     $406,100,000
Underwritten Occupancy                                                     92.6%
Underwritten Revenues                                                $40,358,146
Underwritten Total Expenses                                          $12,174,094
Underwritten Net Operating Income (NOI)                              $28,184,052
Underwritten Net Cash Flow (NCF)                                     $26,368,518

                            MORTGAGE LOAN INFORMATION

Originator                                                                 GSCMC
Cut-off Date Principal Balance                                      $248,400,000
Cut-off Date Principal Balance PSF/Unit                                  $111.57
Percentage of Initial Mortgage Pool Balance                                 6.9%
Number of Mortgage Loans                                                       1
Type of Security                                                      Fee Simple
Mortgage Rate                                                             5.734%
Original Term to Maturity (Months)                                           119
Original Amortization Term (Months)                                Interest Only
Cut-off Date LTV Ratio(1)                                                  76.9%
LTV Ratio at Maturity(1)                                                   75.6%
Underwritten DSCR on NOI(1)                                                1.55x
Underwritten DSCR on NCF(1)                                                1.45x

(1)  The Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten DSCR on NOI
     and Underwritten DSCR on NCF are calculated based on the Investcorp Retail
     Portfolio Whole Loan. The annual debt service on the Investcorp Retail
     Portfolio Companion Loan is calculated using a LIBOR assumption of 5.18%.

o    THE LOAN. The mortgage loan (the "INVESTCORP RETAIL PORTFOLIO LOAN") is evidenced by a single fixed rate note and is secured by six first mortgages encumbering 29 retail properties located in Texas (the "INVESTCORP RETAIL
     PORTFOLIO PROPERTIES"). The Investcorp Retail Portfolio Loan was originated on April 25, 2006 by Goldman Sachs Commercial Mortgage Capital, L.P. and
     was subsequently purchased by Goldman Sachs Mortgage Company. The
     Investcorp Retail Portfolio Loan represents approximately 6.9% of the initial mortgage pool balance, had an original principal balance of
     $248,400,000, has an outstanding principal balance as of the cut-off date of $248,400,000 and has an interest rate of 5.734%. The fixed rate note evidencing the Investcorp Retail Portfolio Loan is divided into two components, a senior fixed rate component, having an initial principal balance of $125,400,000 (the "SENIOR INVESTCORP FIXED RATE COMPONENT"), and
     a subordinate fixed rate component, having an initial principal balance of
     $123,000,000 (the "SUBORDINATE INVESTCORP FIXED RATE COMPONENT"). The
     Senior Investcorp Fixed Rate Component is pari passu with the Investcorp
     Retail Portfolio Companion Loan. The proceeds from the Investcorp Retail
     Portfolio Loan, together with the Investcorp Retail Portfolio Companion
     Loan, were used to finance the acquisition of the Investcorp Retail
     Portfolio Properties.

     The Investcorp Retail Portfolio Loan is the fixed rate portion of a whole mortgage loan with an original principal amount of $312,200,000 (the
     "INVESTCORP RETAIL PORTFOLIO WHOLE LOAN"). The companion loan to the
     Investcorp Retail Portfolio Loan is a floating rate loan evidenced by a separate floating rate note with an interest rate of LIBOR + 0.60% per annum and an outstanding principal balance as of the cut-off date of
     $63,800,000 (the "INVESTCORP RETAIL PORTFOLIO COMPANION LOAN"). The
     maturity date of the Investcorp Retail Portfolio Companion Loan is initially the payment date in April 2008 subject to three one-year extension options. The Investcorp Retail Portfolio Companion Loan will not be an asset of the trust. The Investcorp Retail Portfolio Loan and the
     Investcorp Retail Portfolio Companion Loan (collectively, the "INVESTCORP
     RETAIL PORTFOLIO LOAN GROUP") are governed by an intercreditor agreement, as described in the prospectus supplement under "Description of the
     Mortgage Pool-Split Loan Structure" and will be serviced pursuant to the terms of the 2006-GG7 pooling and servicing agreement.

     Amounts received in respect of interest on the Investcorp Retail Portfolio
     Whole Loan during an event of default will be applied first to the Senior
     Investcorp Fixed Rate Component and the Investcorp Retail Portfolio
     Companion Loan, pro-rata and on a pari passu basis in proportion to the respective amounts of interest then due and payable, and second to the
     Subordinate Investcorp Fixed Rate Component. Amounts received in respect of principal on the Investcorp Retail Portfolio Whole Loan during an event of default, the net proceeds of the

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400) for the
offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                                [RBS Greenwich Capital LOGO]

                                      -16-

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS - INVESTCORP RETAIL PORTFOLIO
--------------------------------------------------------------------------------

     collateral securing the Investcorp Retail Portfolio Whole Loan, the net proceeds of casualty and title insurance policies and awards from condemnation will be applied first to the reduction of the principal balance of the Senior Investcorp Fixed Rate Component and the principal balance of the Investcorp Retail Portfolio Companion Loan, pro-rata and on a pari passu basis in proportion to their respective then outstanding principal balances, and then to the reduction of the principal balance of the Subordinate Investcorp Fixed Rate Component. Losses on the Investcorp
     Retail Portfolio Whole Loan shall be allocated initially to the Subordinate
     Investcorp Fixed Rate Component. Any loss in excess of the Subordinate
     Investcorp Fixed Rate Component balance, which is initially $123,000,000, shall be allocated to the Senior Investcorp Fixed Rate Component and the
     Investcorp Retail Portfolio Companion Loan pro-rata based on the then outstanding balances on the Senior Investcorp Fixed Rate Component and the
     Investcorp Retail Portfolio Companion Loan.

                ---------------------------------------------------
                                        |     Investcorp Retail
                Senior Investcorp Fixed |    Portfolio Companion
                    Rate Component      | Loan (floating rate note)
                     $125,400,000       |        $63,800,000
                     Rate = 5.734%      |    Rate = LIBOR + .60%
                                        |
                ---------------------------------------------------

                   Subordinate Investcorp Fixed Rate Component
                                  $123,000,000
                                  Rate = 5.734%

                ---------------------------------------------------

     The Investcorp Retail Portfolio Loan has an initial term of 119 months and has a remaining term of 117 months. The scheduled maturity date is the payment date in April 2016. Voluntary prepayment of the Investcorp Retail
     Portfolio Loan is prohibited until the payment date in January 2016.
     Defeasance and release of one or more of the Investcorp Retail Portfolio
     Properties are permitted with respect to the Investcorp Retail Portfolio
     Loan as described under "Defeasance and Release of Properties" below.

o    THE PROPERTIES. The Investcorp Retail Portfolio Properties consist of 29 retail properties. The Investcorp Retail Portfolio Properties are located in the three largest metropolitan areas in Texas, with 15 shopping centers located in Houston (approximately 1,575,241 sf), 11 shopping centers in
     Dallas (approximately 859,533 sf) and 3 shopping centers in San Antonio
     (approximately 363,534 sf).

     Westgate Marketplace is an approximately 300,707 sf grocery-anchored retail property. The Westgate Marketplace Property is located within the northeast quadrant of Interstate 10 and Fry Road and lies within the Southwest submarket of Houston. Built in 2000, the property is approximately 97.9%
     occupied with 25 tenants including Kohl's, HEB Grocery, and Oshman's
     Sporting Goods. According to the appraisal, the Westgate Marketplace
     Property's five-mile trade area has an average household income of approximately $86,900 and a population of approximately 138,845.

     Market at First Colony is an approximately 107,301 sf grocery, shadow-anchored retail property. The Market at First Colony Property is located at the northeast corner of Williams Trace Boulevard and State
     Highway 6 South. Built in 1988, the property is approximately 96.5%
     occupied with 34 tenants including Kroger, T.J.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400) for the
offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                                [RBS Greenwich Capital LOGO]

                                      -17-

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS - INVESTCORP RETAIL PORTFOLIO
--------------------------------------------------------------------------------

     Maxx and Sprint. According to the appraisal, the Market at First Colony
     Property's five-mile trade area has an average household income of approximately $99,445 and a population of approximately 179,676.

     Village at Blanco is an approximately 108,325 sf grocery-anchored retail property. The Village at Blanco Property is located on the south side feeder road of Loop 1604 at Blanco Road, approximately two miles west of
     McAllister Freeway, in the North Central sector of San Antonio, Texas.
     Built in 2000, the property is approximately 100.0% occupied with 16 tenants including HEB Grocery, Hollywood Video and Sprint PCS. According to
     the appraisal, the Village at Blanco Property's five-mile trade area has an average household income of approximately $94,428 and a population of approximately 149,233.

     The following table presents certain information relating to the Investcorp
     Retail Portfolio Properties:

                                                           WHOLE LOAN
                                                            ALLOCATED
                                          ALLOCATED LOAN      LOAN      YEAR    SQUARE
      PROPERTY NAME            CITY           AMOUNT         AMOUNT     BUILT     FEET    OCCUPANCY        ANCHOR(S)
-------------------------  -------------  --------------  ------------  -----  ---------  ---------  ---------------------

Westgate Marketplace       Houston         $ 32,276,644   $ 40,566,700   2000    300,707     97.9%   HEB Grocery, Office
                                                                                                     Max, Kohl's
Market At First Colony     Sugar Land        16,107,570     20,244,700   1988    107,301     96.5%   Kroger, T.J. Maxx
Village At Blanco          San Antonio       15,538,049     19,528,900   2000    108,325    100.0%   HEB Grocery
Copperfield Crossing       Houston           14,263,268     17,926,700   1987    133,985     97.1%
Mason Park                 Katy              12,603,237     15,840,300   1985    160,047     96.9%   Kroger
Bandera Festival           San Antonio       11,896,228     14,951,700   1989    195,438     93.6%   Beall's
Grogan's Mill(1)           Spring            11,681,086     14,681,300   1986    118,517     95.2%   Randall's (Subleased)
Creekside Plaza Shopping
   Center                  Arlington         10,543,713     13,251,800   1996    103,464    100.0%   Kroger
Southlake Village          Southlake         10,521,116     13,223,400   1996    118,092     87.1%   Kroger
Townsend Square            DeSoto             8,730,043     10,972,300   1985    144,234     84.5%   Beall's
Highland Square            Sugar Land         8,545,612     10,740,500   1982     64,171     99.7%
Forestwood                 Spring             8,361,182     10,508,700   1993     88,760     93.4%   Kroger
Steeplechase               Houston            8,299,679     10,431,400   1985    105,152     89.0%   Randall's
Spring Shadows             Houston            7,992,322     10,045,100   1998    106,995     94.9%   HEB Grocery
Mission Bend(2)            Houston            7,316,024      9,195,100   1979    131,575     78.3%   Randall's (Dark)
Sterling Plaza             Irving             6,824,157      8,576,900   1968     65,765     94.1%
Parkwood                   Plano              6,721,519      8,447,900   1985     81,590     76.1%
Village By The Park        Arlington          6,060,578      7,617,200   1989     44,523    100.0%
Barker Cypress             Houston            6,041,244      7,592,900   1999     66,945     85.0%   HEB Grocery
Benchmark Crossing         Houston            5,963,430      7,495,100   1986     58,384    100.0%   Bally's Total Fitness
DeSoto Shopping Center     DeSoto             5,594,649      7,031,600   1996     69,090    100.0%   Randall's
Beechcrest(3)              Houston            5,348,716      6,722,500   1981     90,647    100.0%   Walgreens (Dark),
                                                                                                     Randall's (Dark)
Richwood                   Richardson         4,918,352      6,181,600   1985     54,871     90.4%
Colony Plaza               Missouri City      3,811,691      4,790,700   1997     26,513    100.0%
Melbourne Plaza            Hurst              3,750,267      4,713,500   1983     47,517     90.0%
Minyard's                  Dallas             3,073,970      3,863,500   1970     65,295    100.0%   Minyards
Green Oaks                 Arlington          2,889,540      3,631,700   1983     65,092     60.0%
Kroger's Bissonnet         Houston            1,541,003      1,936,800   1999     15,542     57.7%
Wurzbach                   San Antonio        1,185,111      1,489,500   1979     59,771    100.0%
                                           ------------   ------------         ---------    -----
TOTAL / AVERAGE PORTFOLIO                  $248,400,000   $312,200,000         2,798,308     92.8%
                                           ============   ============         =========    =====

(1)  Randall's at Grogan's Mill is currently subleasing their space to various tenants.

(2)  Randall's at Mission Bend is currently dark, but still paying rent and is secured by the credit of Safeway (BBB / Baa2 / BBB-), its parent company.

(3)  Walgreens and Randall's at Beechcrest are currently dark, but both are still paying rent.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400) for the
offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                                [RBS Greenwich Capital LOGO]

                                      -18-

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS - INVESTCORP RETAIL PORTFOLIO
--------------------------------------------------------------------------------

     The following table presents certain information relating to the major tenants at the Investcorp Retail Portfolio Properties:

         TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT

                                                                                          % OF
                                                                                          TOTAL      ANNUALIZED
                                    CREDIT RATING                        ANNUALIZED    ANNUALIZED   UNDERWRITTEN
                                  (FITCH / MOODY'S /    TENANT    % OF  UNDERWRITTEN  UNDERWRITTEN    BASE RENT   SALES     LEASE
         TENANT NAME                   S&P) (1)          NRSF     NRSF    BASE RENT     BASE RENT    (PER NRSF)   PSF(2)  EXPIRATION
--------------------------------  ------------------  ---------  -----  ------------  ------------  ------------  ------  ----------

HEB Grocery
   Village at Blanco                 NR / NR / NR        74,627    2.7%  $  955,226       3.2%        $12.80      $872      4/1/2015
   Barker Cypress                                        41,320    1.5      443,777       1.5         $10.74      $441     1/31/2014
   Spring Shadows                                        65,161    2.3      394,876       1.3         $ 6.06      $431     4/30/2023
   Westgate Marketplace                                  77,507    2.8      981,511       3.3         $12.66      $552     12/1/2015
                                                      ---------  -----   ----------     -----         ------
   HEB TOTAL/AVERAGE                                    258,615    9.2%  $2,775,389       9.2%        $10.73

Randall's(3)
   DeSoto Shopping Center          BBB / Baa2 / BBB-     58,960    2.1%  $  495,680       1.6%        $ 8.41      $255    11/15/2021
   Beechcrest(3)                                         40,345    1.4      267,084       0.9         $ 6.62               6/24/2016
   Grogan's Mill                                         56,558    2.0      424,185       1.4         $ 7.50               6/24/2016
   Mission Bend(3)                                       46,112    1.6      289,122       1.0         $ 6.27               6/1/2016
   Steeplechase                                          56,208    2.0      451,350       1.5         $ 8.03               6/1/2016
                                                      ---------  -----   ----------     -----         ------
   RANDALL'S TOTAL/AVERAGE                              258,183    9.2%  $1,927,421       6.4%        $ 7.47

Kroger
   Creekside Plaza                 BBB / Baa2 / BBB-     60,932    2.2%  $  511,219       1.7%        $ 8.39      $322     11/1/2021
   Southlake Village                                     60,932    2.2      495,986       1.6         $ 8.14      $283    10/31/2021
   Forestwood                                            59,334    2.1      542,906       1.8         $ 9.15      $404     7/31/2013
                                                      ---------  -----   ----------     -----         ------
   KROGER TOTAL/AVERAGE                                 181,198    6.5%  $1,550,112       5.1%        $ 8.55

Blockbuster
   DeSoto Shopping Center            NR / NR / NR         5,180    0.2%  $   86,402       0.3%        $16.68               2/28/2011
   Richwood                                               6,000    0.2      111,000       0.4         $18.50               3/1/2009
   Southlake Village                                      6,050    0.2      111,986       0.4         $18.51               1/1/2007
   Bandera Festival                                       6,000    0.2       88,200       0.3         $14.70               7/31/2007
   Forestwood                                             2,940    0.1       52,567       0.2         $17.88               9/1/2009
   Grogan's Mill                                          5,415    0.2       81,225       0.3         $15.00               4/1/2012
                                                      ---------  -----   ----------     -----         ------
   BLOCKBUSTER TOTAL/AVERAGE                             31,585    1.1%  $  531,380       1.8%        $16.82

PetCo
   Village by the Park               NR / NR / NR         9,263    0.3%  $  164,418       0.5%        $17.75               8/31/2008
   Grogan's Mill                                         13,286    0.5      198,493       0.7         $14.94      $149     4/30/2007
   Mason Park                                            13,973    0.5      104,378       0.3         $ 7.47               1/1/2010
                                                      ---------  -----   ----------     -----         ------
   PETCO TOTAL/AVERAGE                                   36,522    1.3%  $  467,289       1.6%        $12.79

24-Hour Fitness
   Copperfield Crossing               NR / NR / B        31,000    1.1%  $  423,460       1.4%        $13.66              10/15/2019

Oshman's Sporting Goods
   Westgate Marketplace              NR / NR / NR        40,151    1.4%  $  421,586       1.4%        $10.50               1/1/2013

Hollywood Video
   Creekside Plaza                   NR / NR / NR         7,500    0.3%  $  142,800       0.5%        $19.04              11/22/2007
   Parkwood                                               8,000    0.3      150,000       0.5         $18.75               12/1/2007
   Village at Blanco                                      5,600    0.2      123,200       0.4         $22.00               1/1/2010
                                                      ---------  -----   ----------     -----         ------
   HOLLYWOOD VIDEO TOTAL/AVERAGE                         21,100    0.8%  $  416,000       1.4%        $19.72

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400) for the
offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                                [RBS Greenwich Capital LOGO]

                                      -19-

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS - INVESTCORP RETAIL PORTFOLIO
--------------------------------------------------------------------------------

                                                                                          % OF
                                                                                          TOTAL      ANNUALIZED
                                    CREDIT RATING                        ANNUALIZED    ANNUALIZED   UNDERWRITTEN
                                  (FITCH / MOODY'S /    TENANT    % OF  UNDERWRITTEN  UNDERWRITTEN    BASE RENT   SALES     LEASE
         TENANT NAME                   S&P) (1)          NRSF     NRSF    BASE RENT     BASE RENT    (PER NRSF)   PSF(2)  EXPIRATION
--------------------------------  ------------------  ---------  -----  ------------  ------------  ------------  ------  ----------

Beall's
   Townsend Square                   NR / NR / NR        30,090    1.1%  $  218,153        0.7%        $ 7.25      $111    1/31/2012
   Bandera Festival                                      30,000    1.1      180,000        0.6         $ 6.00      $ 54    1/31/2013
                                                      ---------  -----   -----------     -----         ------
   BEALL'S TOTAL/AVERAGE                                 60,090    2.1%  $  398,153        1.3%        $ 6.63

Kohl's
   Westgate Marketplace              A / A3 / BBB+       88,242    3.2%      395,324       1.3%        $ 4.48              1/1/2023
                                                      ---------  -----   -----------     -----         ------
TEN LARGEST TENANTS                                   1,006,686   36.0%  $ 9,306,114      30.9%        $ 9.24
Remaining Tenants                                     1,589,357   56.8    20,834,545      69.1         $13.11
Vacant                                                  202,265    7.2             0       0.0         $ 0.00
                                                      ---------  -----   -----------     -----         ------
TOTAL/WTD. AVG. ALL TENANTS                           2,798,308  100.0%  $30,140,659     100.0%        $11.61
                                                      =========  =====   ===========     =====         ======

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  All Sales PSF figures represent year end 2005 figures, except for HEB
     Grocery, whose sales figures are as of year end 2004.

(3)  Randall's at Grogan's Mill is currently subleasing their space. Randall's spaces at Mission Bend and Beechcrest, representing one lease expiring on
     6/1/2016 (46,112 sf) and one lease expiring on 6/24/2016 (40,345 sf)
     respectively, are dark; however, both tenants are currently paying rent and the Randall's at Mission Bend is secured by the credit of Safeway (BBB /
     Baa2 / BBB-), its parent company.

The following table presents certain information relating to the lease rollover schedule at the Investcorp Retail Portfolio Properties:

                          LEASE EXPIRATION SCHEDULE(1)

                                                                             % OF TOTAL
                                                              ANNUALIZED     ANNUALIZED        ANNUALIZED
   YEAR ENDING       EXPIRING   % OF TOTAL    CUMULATIVE     UNDERWRITTEN   UNDERWRITTEN   UNDERWRITTEN BASE
   DECEMBER 31,       NRSF         NRSF      OF TOTAL NRSF    BASE RENT       BASE RENT     RENT (PER NRSF)
-----------------   ---------   ----------   -------------   ------------   ------------   -----------------

2006                  195,360       7.0%           7.0%       $ 2,820,360        9.4%           $14.44
2007                  321,499      11.5           18.5%         4,759,797       15.8            $14.81
2008                  321,887      11.5           30.0%         4,494,835       14.9            $13.96
2009                  247,277       8.8           38.8%         3,291,767       10.9            $13.31
2010                  205,711       7.4           46.2%         2,165,751        7.2            $10.53
2011                  117,682       4.2           50.4%         1,669,654        5.5            $14.19
2012                   90,688       3.2           53.6%         1,173,379        3.9            $12.94
2013                  149,797       5.4           59.0%         1,582,411        5.3            $10.56
2014                   54,160       1.9           60.9%           675,744        2.2            $12.48
2015                  198,355       7.1           68.0%         2,176,535        7.2            $10.97
2016 & Thereafter     693,628      24.8           92.8%         5,330,425       17.7            $ 7.68
Vacant                202,265       7.2          100.0%                 0        0.0            $ 0.00
                    ---------     -----                       -----------      -----            ------
TOTAL/WTD. AVG.     2,798,308     100.0%                      $30,140,659      100.0%           $11.61
                    =========     =====                       ===========      =====            ======

(1)  Calculated based on approximate square footage occupied by each tenant.

o    THE BORROWER. The borrowers are EQYInvest Beechcrest Owner, Ltd., LLP,
     EQYInvest Grogans Owner, Ltd., LLP, EQYInvest Green Oaks Owner, Ltd., LLP,
     EQYInvest First Colony Owner, Ltd., LLP, EQYInvest Forestwood Owner, Ltd.,
     LLP, EQYInvest Owner I, Ltd., LLP, EQYInvest Owner II, Ltd., LLP and
     EQYInvest Townsend Owner, Ltd., LLP, each a single-purpose, single-asset entity. Legal counsel to the borrowers has delivered a non-consolidation opinion in connection with the origination of the Investcorp Retail
     Portfolio Loan. Investcorp Properties Limited and EQY Texas Capital II LLC
     are the guarantors of the non-recourse carve-outs of the Investcorp Retail
     Portfolio Loan.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400) for the
offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                                [RBS Greenwich Capital LOGO]

                                      -20-

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS - INVESTCORP RETAIL PORTFOLIO
--------------------------------------------------------------------------------

o    ESCROWS. At origination, the borrowers deposited $2,100,000 into a reserve account for tenant improvements and leasing commissions and $471,557 into a reserve account for unfunded obligations at the properties. In addition, the borrowers also deposited $500,000 into a reserve account in respect of environmental remediation costs at the Market at First Colony, Forestwood and Townsend Square Properties (the "INVESTCORP RETAIL PORTFOLIO DCRP
     PROPERTIES" each an "INVESTCORP RETAIL PORTFOLIO DCRP PROPERTY"). The loan documents provide for monthly escrows of capital expenditures, real estate taxes and insurance during the occurrence of an Investcorp Retail Portfolio
     Trigger Period. An "INVESTCORP RETAIL PORTFOLIO TRIGGER PERIOD" means the period commencing as of the first business day after the end of any fiscal quarter in which the net operating income of the Investcorp Retail
     Portfolio Properties (excluding any properties which have been released during such period) for the prior twelve-month period is less than 85% of the net operating income at origination ($28,724,060) and terminating as of the last day of the first subsequent occurrence of two consecutive fiscal quarters in which the net operating income of the Investcorp Retail
     Portfolio Properties (in each case, excluding any properties which have been released during such period) for the prior twelve-month period is greater than 85% of the net operating income at origination.

o    LOCKBOX AND CASH MANAGEMENT. The Investcorp Retail Portfolio Loan requires a hard lockbox, which is already in place. The loan documents require that all cash revenues and other monies received by the borrowers or the property manager (other than tenant security deposits required to be held in escrow accounts) be deposited into the cash management account under the control of the lender within one business day after receipt and that the borrowers instruct all tenants to send rents directly to the cash management account. Provided no event of default, Investcorp Retail
     Portfolio Trigger Period or Investcorp Retail Portfolio Environmental
     Reserve Cash Trap Period is continuing, all funds in the cash management account in excess of the monthly debt service, any reserves required under the loan documents and all other amounts then due to the lender will be remitted to an account specified by the borrowers. An "INVESTCORP RETAIL
     PORTFOLIO ENVIRONMENTAL RESERVE CASH TRAP PERIOD" means the period, if any, from (x) the first business day after the six-month anniversary of origination, if more than one of the Investcorp Retail Portfolio DCRP
     Properties has failed to satisfy the Investcorp Retail Portfolio DCRP
     Requirement, until (y) the date which is the earlier to occur of (i) the date, after the six-month anniversary of origination, on which the amount contained in the reserve account maintained for environmental remediation costs at the Investcorp Retail Portfolio DCRP Properties, together with the amount of any letter of credit delivered by the borrowers to the lender in accordance with the loan documents, equals the then-applicable amount which must be on deposit in such reserve account or (ii) the first date on which each of the Investcorp Retail Portfolio DCRP Properties satisfies the
     Investcorp Retail Portfolio DCRP Requirement. The "INVESTCORP RETAIL
     PORTFOLIO DCRP REQUIREMENT" means, with respect to an Investcorp Retail
     Portfolio DCRP Property, (i) that such Investcorp Retail Portfolio DCRP
     Property is accepted into the Texas Dry Cleaner Remediation Program pursuant to Chapter 374 of the Texas Health & Safety Code or a similar program administered by the Texas Commission on Environmental Quality that is reasonably acceptable to the lender or (ii) that such Investcorp Retail
     Portfolio DCRP Property is refused admission into, is terminated from or otherwise exits the Texas Dry Cleaner Remediation Program, in each case with the written agreement of the Texas Commission on Environmental Quality that (1) no corrective action is necessary, a release has not occurred or is insufficient to require cleanup or corrective action or no contamination exists, and (2) no further regulatory or other action is warranted. During the continuance of an event of default under the Investcorp Retail
     Portfolio Loan, the lender may apply any funds in the cash management account to the obligations of the borrowers under the Investcorp Retail
     Portfolio Loan in such order of priority as the lender may determine.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400) for the
offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                                [RBS Greenwich Capital LOGO]

                                      -21-

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS - INVESTCORP RETAIL PORTFOLIO
--------------------------------------------------------------------------------

o    PROPERTY MANAGEMENT. The Investcorp Retail Portfolio Properties are
     currently managed by EQY Realty & Management Texas LP, an affiliate of the borrowers, pursuant to a management agreement. The management agreement has an initial term of fifteen years and is subject to automatic one-year extensions upon expiration of the initial term. The property manager is entitled to a monthly management fee equal to 5% of base rent (including percentage rent, if any) of the Investcorp Retail Portfolio Properties for
     the first three years of the term of the management agreement and thereafter, the property manager is entitled to 4% of base rent (including percentage rent, if any) of the Investcorp Retail Portfolio Properties. In
     addition, the property manager of the Investcorp Retail Portfolio
     Properties is currently entitled to compensation for the first year of the term of the management agreement in an amount equal to $320,000 and for each successive year of the term of the management agreement, an annual amount equal to $320,000, as adjusted at a rate equal to the greater of (i)
     three percent (3%) per annum or (ii) the annual increase in the Consumer
     Price Index for all Urban Consumers, U.S. City Average, All Items,
     published by the United States Department of Commerce (base year
     1982-84=100), or any successor index. The lender may require the borrowers to replace the property manager if an event of default under the Investcorp
     Retail Portfolio Loan has occurred, the property manager becomes insolvent, upon a material default by the property manager under the property management agreement, or if the current manager ceases to be controlled and majority owned by Equity One, Inc. or its successor by merger, acquisition of substantially all of its assets, or a similar transaction.

o    MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted.

o    TERRORISM INSURANCE. The loan documents require that the all risk insurance policies required to be maintained by the borrowers provide coverage for terrorism in an amount equal to no less than $25,000,000 (subject to reasonable increase by lender if any additional real property that is not an Investcorp Retail Portfolio Property is ever covered under the same blanket policy) as well as business interruption covering the 12 month period from the occurrence of a casualty (plus an extended period of indemnity for 12 months after restoration). The borrowers must maintain such coverage if it is then being obtained by prudent owners of real estate in the United States of a similar type and quality and in a similar location to the Investcorp Retail Portfolio Properties or is otherwise available for an annual premium of $187,500 or less (or if prudent owners are not maintaining such coverage or if such coverage is not available for an annual premium of $187,500 or less, then the borrowers are required to obtain the amount of terrorism coverage available for an annual premium of
     $187,500 or less, as is acceptable to lender in its reasonable discretion).
     The borrowers are permitted to maintain such terrorism coverage through a blanket policy. See "Risk Factors--Risks Related to the Underlying Mortgage
     Loans--The Absence of or Inadequacy of Insurance Coverage on the Mortgaged
     Properties May Adversely Affect Payments on Your Certificates" in the
     Prospectus Supplement.

o    DEFEASANCE AND RELEASE OF THE PROPERTIES. Provided that no event of default or material monetary default has occurred and is then continuing, the borrowers may obtain the release of one or more of the Investcorp Retail
     Portfolio Properties by either (x) making a prepayment of all or a portion of the Investcorp Retail Portfolio Companion Loan in an amount equal to
     110% of the applicable allocated loan amount of the property(ies) so released or (y) after the Investcorp Retail Portfolio Companion Loan has been reduced to zero and after the earlier to occur of three years after origination or two years after securitization of both the Investcorp Retail
     Portfolio Loan and Investcorp Retail Portfolio Companion Loans, defeasing with direct, non-callable obligations of the United States of America, all or a portion of the Investcorp Retail Portfolio Loan in an amount equal to
     110% of the applicable allocated loan amount of the property(ies) so released, subject to the satisfaction of certain requirements set forth in the related loan documents, including, unless the Investcorp Retail
     Portfolio Companion Loan is prepaid in full and the Investcorp Retail
     Portfolio Loan is defeased in full, an Investcorp Retail Portfolio

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400) for the
offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                                [RBS Greenwich Capital LOGO]

                                      -22-

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS - INVESTCORP RETAIL PORTFOLIO
--------------------------------------------------------------------------------

     DSCR for the 12-month period ending on the fiscal quarter then most recently ended (after giving effect to such prepayment and defeasance) must be at least the greater of (i) 1.23x and (ii) the Investcorp Retail
     Portfolio DSCR for the 12-month period ending on the fiscal quarter then most recently ended. The debt service coverage ratio for the Investcorp
     Retail Portfolio Loan (the "INVESTCORP RETAIL PORTFOLIO LOAN DSCR"), with respect to any 12-month period ending on the last day of a fiscal quarter is equal to the quotient of (i) net cash flow, calculated in a manner set forth in the related loan documents, for such 12-month period (less any portion attributable to the release of any properties comprising the
     Investcorp Retail Portfolio during such 12-month period) divided by (ii)
     the product of (x) the outstanding principal balance of the Investcorp
     Retail Portfolio Whole Loan, minus the portion of the Investcorp Retail
     Portfolio Loan which has been defeased, in each case as of the last day of such 12-month period, times (y) the weighted average of the Investcorp
     Retail Portfolio Loan constant of 6.991% and the Investcorp Retail
     Portfolio Companion Loan constant of 6.692%, based on the respective outstanding principal balances of the fixed rate note evidencing the
     Investcorp Retail Portfolio Loan and the floating rate note evidencing the
     Investcorp Retail Portfolio Companion Loan (excluding that portion of the outstanding principal balance of the Investcorp Retail Portfolio Loan evidenced by a defeased fixed rate note having a principal balance equal to the defeased portion of the Investcorp Retail Portfolio Loan).

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400) for the
offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                                [RBS Greenwich Capital LOGO]

                                      -23-

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS - ONE NEW YORK PLAZA
--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400) for the
offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                                [RBS Greenwich Capital LOGO]

                                      -24-

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS - ONE NEW YORK PLAZA
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400) for the
offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                                [RBS Greenwich Capital LOGO]

                                      -25-

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS - ONE NEW YORK PLAZA
--------------------------------------------------------------------------------

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                         New York, New York
Property Type                                                             Office
Size (sf)                                                              2,416,887
Percentage Leased as of January 27, 2006                                   95.4%
Year Built/Year Renovated                                              1970/1994
Appraisal Value                                                     $800,000,000
Underwritten Occupancy                                                     95.4%
Underwritten Revenues                                                $79,703,778
Underwritten Total Expenses                                          $35,949,548
Underwritten Net Operating Income (NOI)                              $43,754,230
Underwritten Net Cash Flow (NCF)                                     $40,892,430

                            MORTGAGE LOAN INFORMATION

Originator                                                                 GSCMC
Cut-off Date Principal Balance                                      $200,000,000
Cut-off Date Principal Balance PSF/Unit                                  $165.50
Percentage of Initial Mortgage Pool Balance                                 5.5%
Number of Mortgage Loans                                                       1
Type of Security                                                      Fee Simple
Mortgage Rate                                                            5.4995%
Original Term to Maturity (Months)                                           120
Original Amortization Term (Months)                        36 IO; 300 thereafter
Cut-off Date LTV Ratio(1)                                                  50.0%
LTV Ratio at Maturity(1)                                                   42.4%
Underwritten DSCR on NOI(1)                                                1.48x
Underwritten DSCR on NCF(1)                                                1.39x
Shadow Rating(2)                                                    "Baa2"/"BBB"

(1)  The Underwritten DSCR on NOI, the Underwritten DSCR on NCF, the Cut-off
     Date LTV Ratio and the LTV Ratio at Maturity are calculated based on the
     One New York Plaza Whole Loan.

(2)  Moody's and S&P have confirmed that the One New York Plaza Loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "Baa2" by Moody's and "BBB" by S&P.

o    THE LOAN. The mortgage loan (the "ONE NEW YORK PLAZA LOAN") is a pari passu portion of a whole mortgage loan (the "ONE NEW YORK PLAZA WHOLE LOAN")
     evidenced by two notes in the aggregate original principal amount of
     $400,000,000 and is secured by an office building located in New York, New
     York (the "ONE NEW YORK PLAZA PROPERTY"). The One New York Whole Loan was
     jointly originated 50% by Goldman Sachs Commercial Mortgage Capital, L.P.
     and 50% by Lehman Brothers Bank FSB. The One New York Plaza Loan was
     subsequently purchased by Goldman Sachs Mortgage Company. The One New York
     Plaza Loan represents approximately 5.5% of the initial mortgage pool balance, had an original principal balance and has an outstanding principal balance as of the cut-off date of $200,000,000, and an interest rate of
     5.4995%. The proceeds of the One New York Plaza Whole Loan were primarily used to refinance existing debt on the One New York Plaza Property.

     The companion loan to the One New York Plaza Loan is evidenced by a separate pari passu note with an interest rate of 5.4995% and a principal balance as of the cut-off date of $200,000,000 (the "ONE NEW YORK PLAZA
     COMPANION LOAN"). The One New York Plaza Companion Loan will not be an asset of the trust. The One New York Plaza Loan and the One New York Plaza
     Companion Loan are governed by an intercreditor and servicing agreement, as described in the prospectus supplement under "Description of the Mortgage
     Pool--Split Loan Structure" and will be serviced pursuant to the terms of a pooling and servicing agreement entered into in connection with the LB-UBS
     Commercial Mortgage Trust 2006-C4 Commercial Mortgage Pass-Through
     Certificates, Series 2006-C4. The holder of the One New York Plaza Loan has the right, which is expected to be exercised by the controlling class of the GG7 trust, to replace the special servicer of the One New York Plaza
     Loan under the 2006-C4 pooling and servicing agreement.

     The One New York Plaza Loan had an initial term of 120 months and has a remaining term of 116 months. The loan requires payments of interest only for 36 months, and thereafter requires payments of principal and interest until maturity, based on a 300-month amortization schedule. The scheduled maturity date is the payment date in March 2016. Voluntary prepayment of the One New York Plaza Loan is prohibited prior to the payment date in
     December 2015. Defeasance with United States government securities or certain other obligations backed by the full faith and credit of the United
     States of America is permitted at any time after the date on which both the
     One New York Plaza Loan and the One New York Plaza Companion Loan have each been securitized.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400) for the
offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                                [RBS Greenwich Capital LOGO]

                                      -26-

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS - ONE NEW YORK PLAZA
--------------------------------------------------------------------------------

o    THE PROPERTY. The One New York Plaza Property is a 50-story, approximately
     2,416,887 sf class-A office building located on an approximately 111,382 sf parcel of land at One Water Street, in downtown Manhattan. The One New York
     Plaza Property consists of an on-site retail concourse, which includes restaurants, shops and over 2,000,000 sf of net rentable office space. The
     One New York Plaza Property is the southernmost of all skyscrapers in
     Manhattan, located at the intersection of Water Street and Whitehall
     Street, and offers access to local transportation infrastructure (13 local subway lines, public/private bus lines, ferry services, and a heliport).

     The One New York Plaza Property is currently approximately 95.4% occupied by nationally recognized tenants in the financial services and legal industries such as Wachovia Securities (1,308,666 sf), Goldman Sachs
     (559,049 sf) and Fried, Frank, Harris, Shriver & Jacobson (381,549 sf).
     Built in 1970, a $140,000,000 renovation of the One New York Plaza Property was completed in 1994.

     The following table presents certain information relating to the major tenants at the One New York Plaza Property:

           LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT

                                                                                    % OF TOTAL     ANNUALIZED
                               CREDIT RATING                         ANNUALIZED    ANNUALIZED     UNDERWRITTEN
                              (FITCH/MOODY'S/     TENANT     % OF   UNDERWRITTEN   UNDERWRITTEN     BASE RENT       LEASE
        TENANT NAME               S&P)(1)          NRSF      NRSF     BASE RENT      BASE RENT     (PER NRSF)     EXPIRATION
---------------------------   ---------------   ---------   -----   ------------   ------------   ------------   -----------

Wachovia Securities              AA-/Aa3/A+     1,308,666    54.1%   $21,571,051       40.6%         $16.48       12/31/2014
Goldman Sachs(2)                 AA-/Aa3/A+       559,049    23.1     18,191,412       34.3          $32.54        9/30/2009 &
                                                                                                                  12/31/2010
Fried Frank                       NR/NR/NR        381,549    15.9     11,590,035       21.8          $30.38        2/29/2024
Smith Barney                    AA+/Aa1/AA-        25,408     1.1        749,536        1.4          $29.50        4/30/2008
                                                ---------   -----    -----------      -----          ------
TOTAL LARGEST TENANTS                           2,274,672    94.1%   $52,102,034       98.1%         $22.91
Other Tenants                                      30,704     1.3      1,001,665        1.9          $32.62
Vacant Space                                      111,511     4.6              0        0.0          $ 0.00
                                                ---------   -----    -----------      -----          ------
TOTAL/WTD. AVG. ALL TENANTS                     2,416,887   100.0%   $53,103,699      100.0%         $23.03
                                                =========   =====    ===========      =====          ======

----------
(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  Goldman Sachs has two leases, one with 518,121 sf expiring on 9/30/2009 and one lease with 40,928 sf expiring on 12/31/2010.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400) for the
offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                                [RBS Greenwich Capital LOGO]

                                      -27-

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS - ONE NEW YORK PLAZA
--------------------------------------------------------------------------------

     The following table presents certain information relating to the lease rollover schedule at One New York Plaza Property:

                          LEASE EXPIRATION SCHEDULE(1)

                                                                                        % OF TOTAL      ANNUALIZED
                                                                         ANNUALIZED    ANNUALIZED     UNDERWRITTEN
    YEAR ENDING                                         CUMULATIVE OF   UNDERWRITTEN   UNDERWRITTEN     BASE RENT
   DECEMBER 31,       EXPIRING NRSF   % OF TOTAL NRSF    TOTAL NRSF      BASE RENT       BASE RENT      (PER NRSF)
-------------------   -------------   ---------------   -------------   ------------   ------------   ------------

2006                        2,482           0.1%             0.1%       $    76,512         0.1%         $30.83
2007                        3,610           0.1              0.3%           141,101         0.3          $39.09
2008                       26,542           1.1              1.4%           802,426         1.5          $30.23
2009                      519,509          21.5             22.8%        15,861,823        29.9          $30.53
2010                       47,811           2.0             24.8%         2,569,839         4.8          $53.75
2011                           50           0.0             24.8%                 0         0.0          $ 0.00
2012                            0           0.0             24.8%                 0         0.0          $ 0.00
2013                        1,360           0.1             24.9%            43,520         0.1          $32.00
2014                    1,321,605          54.7             79.6%        21,991,569        41.4          $16.64
2015                          749           0.0             79.6%            26,874         0.1          $35.88
2016 and thereafter       381,658          15.8             95.4%        11,590,035        21.8          $30.37
Vacant                    111,511           4.6            100.0%                 0         0.0          $ 0.00
                        ---------         -----                         -----------       -----          ------
TOTAL/WTD. AVG.         2,416,887         100.0%                        $53,103,699       100.0%         $23.03
                        =========         =====                         ===========       =====          ======

(1)  Calculated based on approximate square footage occupied by each tenant.

o    THE BORROWER. The borrower is Trizechahn One NY Plaza LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the One New York Plaza Loan.
     Trizechahn One NY Plaza LLC is indirectly owned by Trizec Properties, Inc.
     Trizec Properties, Inc. is a publicly-traded real estate investment trust that owns and/or manages approximately 40 million sf of office property concentrated in the metropolitan areas of seven major U.S. markets. On June
     5, 2006, Brookfield Properties Corp. and The Blackstone Group announced their acquisition of Trizec Properties, Inc., along with Trizec Canada
     Inc., for approximately $8.9 billion. There is no guarantor of the non-recourse carve-outs under the One New York Plaza Loan.

o    ESCROWS. At origination, the loan documents required the borrower to deposit $14,926,488 into a reserve account for certain unfunded obligations at the One New York Plaza Property. In addition, the borrower deposited
     $7,374,632 in a reserve account for taxes (the "UNASSESSED TAX FUNDS") to be disbursed with respect to those portions of the One New York Plaza
     Property (the "UNASSESSED PROPERTY") which are currently not assessed for taxes for the 2004-05 and 2005-06 tax years. In the event that the City of
     New York fails to correctly calculate and bill the borrower for real estate taxes with respect all or any portion of the Unassessed Property within six
     (6) months from origination, the borrower may replace the Unassessed Tax
     Funds with a qualified letter of credit and/or guaranty (or any combination thereof). The borrower is also required to make deposits (a) on each month commencing on January 6, 2008 and continuing for the next nineteen (19)
     succeeding months thereafter, an amount equal to $1,000,000 (the "GOLDMAN
     RESERVE FUND"), until such time that the amount of the Goldman Reserve Fund is equal to $20,000,000 for costs of tenant improvements or work allowances, leasing commissions and other costs associated with the space currently leased to Goldman Sachs and (b) on each month commencing on
     December 6, 2010 and continuing for the next forty-seven (47) succeeding months thereafter, an amount equal to $1,000,000 (the "WACHOVIA RESERVE
     FUND"), until such time that the amount of the Wachovia Reserve Fund is equal to $48,000,000 for costs of tenant improvements or work allowances, leasing commissions and other costs associated with the space currently leased to Wachovia. In lieu of all or any portion of the cash deposits required for the Goldman Reserve Fund and the Wachovia Reserve Fund, the
     borrower may satisfy its obligations by delivering to lender a qualified letter of credit and/or

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400) for the
offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                                [RBS Greenwich Capital LOGO]

                                      -28-

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS - ONE NEW YORK PLAZA
--------------------------------------------------------------------------------

     a guarantee from a qualified equity holder; provided, however, that such guarantor has a minimum cash liquidity capacity on its balance sheet equal to 2:1 of the amount being guaranteed. Certain tax, insurance and capital expenditure reserves are required during a One New York Plaza Cash Sweep
     Period (as defined below).

o    LOCK BOX AND CASH MANAGEMENT. The One New York Plaza Loan requires a hard lock box, which is already in place. The loan documents require the borrower to direct tenants to pay their rents directly to such lender controlled hard lockbox, which amounts are then swept into a borrower-controlled account, unless a One New York Plaza Cash Sweep Period is in effect. During a One New York Plaza Cash Sweep Period, upon the direction of the lender, funds in the lockbox will be disbursed to a cash management account pursuant to the terms of a cash management agreement.
     Unless an event of default under the loan documents has occurred, all amounts after the payment of the monthly debt service amount and any required reserves will be released to the borrower. After the occurrence of an event of default, all amounts in the cash management account will be held as additional collateral for the One New York Plaza Loan. A "ONE NEW
     YORK PLAZA CASH SWEEP PERIOD" means any period during the continuance of an event of default under the One New York Plaza Loan and/or any period commencing as of the end of any fiscal quarter in which actual net cash flow for the previous fiscal year is less than $35,000,000 and terminating as of the last day of the first subsequent occurrence of two consecutive fiscal quarters in which the net cash flow is equal to or greater than
     $35,000,000.

o    PROPERTY MANAGEMENT. The initial property manager is the borrower or the direct employees or consultants of an affiliate of the borrower pursuant to the loan documents. The lender has the right to require the borrower to replace any new manager if a monetary event of default has occurred and is continuing, such manager has commenced a bankruptcy action, and/or such manager is in default under the related management agreement beyond any applicable notice and cure period.

o    MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted.

o    TERRORISM INSURANCE. The loan documents require the One New York Plaza
     Property to be insured against acts of terrorism as part of the borrower's
     "all-risk" or "special perils" and business income coverage or a standing alone policy, provided, however, that coverage is required to be in an amount ("MINIMUM COVERAGE AMOUNT") at least equal to the lesser of (i) the outstanding principal balance of the One New York Plaza Whole Loan or (ii)
     the sum of the business income insurance equal to 100% of the projected gross income from the One New York Plaza Property for a period of twenty-four (24) months from the date that the One New York Plaza Property is repaired or replaced and operations are resumed plus 100% of the full replacement cost of the One New York Plaza Property. The borrower may also provide insurance under a blanket policy so long as it provides for a deductible of not greater than $250,000 and such coverage is in an amount equal to the Minimum Coverage Amount. Notwithstanding the foregoing, in no event will the borrower be required to pay annual premiums for insurance covering terrorism losses in excess of $1,300,000. See "Risk Factors--Risks
     Related to the Underlying Mortgage Loans--The Absence of or Inadequacy of
     Insurance Coverage on the Mortgaged Properties May Adversely Affect
     Payments on Your Certificates" in the Prospectus Supplement.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400) for the
offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                                [RBS Greenwich Capital LOGO]

                                      -29-

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS - JP MORGAN INTERNATIONAL PLAZA I & II
--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400) for the
offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                                [RBS Greenwich Capital LOGO]

                                      -30-

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS - JP MORGAN INTERNATIONAL PLAZA I & II
--------------------------------------------------------------------------------

                                 [MAP OMITTED]

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400) for the
offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                                [RBS Greenwich Capital LOGO]

                                      -31-

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS - JP MORGAN INTERNATIONAL PLAZA I & II
--------------------------------------------------------------------------------

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                      Farmers Branch, Texas
Property Type                                                             Office
Size (sf)                                                                756,851
Percentage Leased as of June 1, 2006                                      100.0%
Year Built/Year Renovated                                              1999/2002
Appraisal Value                                                     $268,000,000
Underwritten Occupancy                                                    100.0%
Underwritten Revenues                                                $19,975,974
Underwritten Total Expenses                                           $4,819,842
Underwritten Net Operating Income (NOI)                              $15,156,132
Underwritten Net Cash Flow (NCF)                                     $15,080,447

                            MORTGAGE LOAN INFORMATION

Originator                                                                  GCFP
Cut-off Date Principal Balance                                      $194,060,178
Cut-off Date Principal Balance PSF/Unit                                  $256.40
Percentage of Initial Mortgage Pool Balance                                 5.4%
Number of Mortgage Loans                                                       1
Type of Security                                                      Fee Simple
Mortgage Rate                                                             4.940%
Original Term to Maturity (Months)                                           122
Original Amortization Term (Months)                                   Custom (1)
Cut-off Date LTV Ratio                                                     72.4%
LTV Ratio at Maturity                                                      61.1%
Underwritten DSCR on NOI                                                   1.33x
Underwritten DSCR on NCF                                                   1.33x

(1)  Amortization on the JP Morgan International Plaza I & II Trust Loan is
     based on a custom schedule which results in a loan balance at maturity approximately equivalent to that using a 388-month amortization schedule.

o    THE LOAN. The mortgage loan (the "JP MORGAN INTERNATIONAL PLAZA I & II
     TRUST LOAN") is evidenced by a single note and is secured by a first mortgage encumbering a 756,851 sf class-A office building located in
     Farmers Branch, Texas (the "JP MORGAN INTERNATIONAL PLAZA I & II
     PROPERTY"). The JP Morgan International Plaza I & II Trust Loan represents approximately 5.4% of the initial mortgage pool balance. The JP Morgan
     International Plaza I & II Trust Loan was originated on March 20, 2006, has an original principal balance of $194,250,000 and a principal balance as of the cut-off date of $194,060,178, and an interest rate of 4.940% per annum.
     The DSCR and LTV on the JP Morgan International Plaza Trust Loan are 1.33x
     and 72.4%, respectively. The proceeds of the JP Morgan International Plaza
     I & II Trust Loan facilitated the acquisition of the JP Morgan
     International Plaza I & II Property for a purchase price of $263 million.
     Including reserves, escrows and costs of approximately $1.2 million, the borrower invested approximately $29.2 million in the project at origination.

     The JP Morgan International Plaza I & II Trust Loan is the senior portion of a whole mortgage loan with an original principal balance of
     $225,000,000. The companion loan to the JP Morgan International Plaza I &
     II Trust Loan is evidenced by a separate note with an original principal balance and a principal balance as of the cut-off date of $30,750,000 (the
     "JP MORGAN INTERNATIONAL PLAZA I & II SUBORDINATE COMPANION LOAN"). The
     interest rate of the JP Morgan International Plaza I & II Subordinate
     Companion Loan is based on a custom monthly schedule and ranges from approximately 8.17% to 8.67%. The JP Morgan International Plaza I & II
     Subordinate Companion Loan is not an asset of the trust. The JP Morgan
     International Plaza I & II Trust Loan and the JP Morgan International Plaza
     I & II Subordinate Companion Loan (collectively, the "JP MORGAN
     INTERNATIONAL PLAZA I & II LOAN GROUP") are governed by a co-lender agreement, as described in the prospectus supplement under "Description of the Mortgage Pool--Split Loan Structure" and will be serviced pursuant to the terms of the 2005-GG7 pooling and servicing agreement. The DSCR and LTV on the JP Morgan International Plaza I & II Loan Group are 1.07x and 83.9%,
     respectively.

     The JP Morgan International Plaza I & II Trust Loan has an initial term of
     122 months and a remaining term of 119 months. Amortization payments are based on a custom schedule, which schedule adjusts for increases in rent and decreases for potential partial termination options. The anticipated balloon balance of the JP Morgan International Plaza I & II Trust Loan is
     $163,857,320 ($216.50 psf). All excess cash after interest and amortization payments and all required monthly payments and operating expenses will be held as additional cash collateral for the benefit of the JP Morgan
     International Plaza I & II Trust Loan. It is anticipated that up to $8.39 million of cash may be accumulated in the cash collateral account if JPMC does not exercise any of its partial termination options. The scheduled maturity date is June 6, 2016. Voluntary prepayment of the JP

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400) for the
offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                                [RBS Greenwich Capital LOGO]

                                      -32-

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS - JP MORGAN INTERNATIONAL PLAZA I & II
--------------------------------------------------------------------------------

     Morgan International Plaza I & II Trust Loan is prohibited prior to the payment date of March 6, 2016 and permitted on such payment date and thereafter without penalty. Defeasance with United States government securities or other approved non-callable government securities is permitted from August 6, 2008.

     The JP Morgan International Plaza I & II Subordinate Companion Loan was
     purchased at origination by 111 Debt Acquisition LLC, an affiliate of
     Newkirk Realty Trust. All interest payments to the JP Morgan International
     Plaza I & II Subordinate Companion Loan will cease in the event the JP
     Morgan International Plaza I & II Loan Group is not repaid in full at maturity.

o    THE PROPERTY. The JP Morgan International Plaza I & II Property consists of two Class-A office buildings containing a total of 756,851 sf and two parking garages with a total of 4,539 spaces located in north suburban
     Dallas in the municipality of Farmers Branch, Texas. The 13 and 15-story buildings were constructed to institutional standards in terms of design, interior finishes, efficiency and construction. The buildings feature average floor plates of approximately 27,000 sf and ceiling heights of
     9'6". Each building has a two-story marble and granite lobby. The overall complex also includes a third, 351,248-sf building which is not part of the collateral. There is an approximate one-acre plaza in the middle of the three buildings that features a reflecting pond and cascading fountains.
     Additional amenities include a childcare center, cafeteria and conference center.

     The subject buildings, constructed in 1999 and 2002, are 100% leased until
     February 28, 2018 by JPMorgan Chase Bank N.A. ("JPMC") (AA-/Aa2/A+), a
     subsidiary of JPMorgan Chase & Co. (A+/Aa3/A+). The buildings house (i)
     JPMC's World Wide Security Services division, which has $10.2 trillion in assets under management, and services $6.7 trillion in debt and $250 billion in equities worldwide and (ii) JPMC's Paymentech subsidiary, which processes 13.1 billion transactions annually with more than $500 billion in annual bankcard volume in the U.S. and Canada. JPMC currently subleases a portion of the space in Tower II under two long-term subleases. JPMC has not been released from any of its obligations under the leases as a result of these subleases. Fannie Mae leases floors 8 through 13 (approximately
     164,272 sf) from JPMC until February 28, 2018 (coterminous), and is in full occupancy of its space with approximately 548 employees. The current sublease rent is $20.00 psf (gross plus electricity charges and increases over base year operating expense and taxes), with $1.00 psf increases in
     November 2008 and November 2013. JPM-CEO Partners, LTD subleases the 14th floor (28,047 sf) under a second sublease, with a May 2015 expiration and a rental rate that mirrors the prime lease.

     The leases provide JPMC with certain limited termination options. JPMC has the option to terminate one floor in Tower I effective January 31, 2011 with notice by April 30, 2010 and payment of a termination fee of $16.09 psf. JPMC also has the right to terminate up to two floors in Tower II, effective as of November 30, 2012, with notice by February 28, 2012 and payment of a termination fee equal to $16.32 psf.

     As of June 1, 2006, the JP Morgan International Plaza I & II Property was
     100.0% leased.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400) for the
offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                                [RBS Greenwich Capital LOGO]

                                      -33-

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS - JP MORGAN INTERNATIONAL PLAZA I & II
--------------------------------------------------------------------------------

     The following table presents certain information relating to the major office tenants at the JP Morgan International Plaza I & II Property:

                  LARGEST TENANTS BASED ON ANNUALIZED BASE RENT

                                                                                   % OF TOTAL      ANNUALIZED
                               CREDIT RATING                        ANNUALIZED     ANNUALIZED     UNDERWRITTEN
                              (FITCH/MOODY'S/    TENANT    % OF    UNDERWRITTEN   UNDERWRITTEN   BASE RENT (PER      LEASE
        TENANT NAME               S&P)(1)         NRSF     NRSF    BASE RENT(2)     BASE RENT       NRSF) (2)     EXPIRATION
---------------------------   ---------------   -------   ------   ------------   ------------   --------------   ----------

JPMorgan Chase Bank N.A.         AA-/Aa2/A+     756,851   100.0%    $15,150,698      100.0%          $20.02        2/28/2018
Vacant Space                                          0     0.0             N/A        N/A              N/A
                                                -------   -----     -----------      -----           ------
TOTAL/WTD. AVG. ALL TENANTS                     756,851   100.0%    $15,150,698      100.0%          $20.02
                                                =======   =====     ===========      =====           ======

(1)  Certain ratings are those of a related company whether or not the related company guarantees the lease.

(2)  Based on average rental rates over the loan term.

     The following table presents certain information relating to the office lease rollover schedule at the JP Morgan International Plaza I & II
     Property:

                          LEASE EXPIRATION SCHEDULE(1)

                                                                                           % OF TOTAL
                                                                          ANNUALIZED       ANNUALIZED        ANNUALIZED
   YEAR ENDING                                        CUMULATIVE OF   UNDERWRITTEN BASE   UNDERWRITTEN    UNDERWRITTEN BASE
   DECEMBER 31,     EXPIRING NRSF   % OF TOTAL NRSF     TOTAL NRSF         RENT(2)          BASE RENT    RENT (PER NRSF)(2)
-----------------   -------------   ---------------   -------------   -----------------   ------------   ------------------

2006                         0             0.0%             0.0%         $         0           0.0%            $ 0.00
2007                         0             0.0              0.0%                   0           0.0             $ 0.00
2008                         0             0.0              0.0%                   0           0.0             $ 0.00
2009                         0             0.0              0.0%                   0           0.0             $ 0.00
2010                         0             0.0              0.0%                   0           0.0             $ 0.00
2011                         0             0.0              0.0%                   0           0.0             $ 0.00
2012                         0             0.0              0.0%                   0           0.0             $ 0.00
2013                         0             0.0              0.0%                   0           0.0             $ 0.00
2014                         0             0.0              0.0%                   0           0.0             $ 0.00
2015                         0             0.0              0.0%                   0           0.0             $ 0.00
2016 & Thereafter      756,851           100.0            100.0%          15,150,698         100.0             $20.02
Vacant                       0             0.0            100.0%                 N/A           N/A                N/A
                       -------           -----                           -----------         -----             ------
TOTAL/WTD. AVG.        756,851           100.0%                          $15,150,698         100.0%            $20.02
                       =======           =====                           ===========         =====             ======

(1)  Calculated based on approximate square footage occupied by each tenant.

(2)  Based on average rental rates over the loan term.

o    THE BORROWER. The borrowers are five tenant-in-common, special-purpose, bankruptcy remote entities: 70 Washington Street LP, a Texas limited partnership; DCW Holdings LP, a Texas limited partnership; LaShawn LP, a
     Texas limited partnership; 70 Wash LP, a Texas limited partnership; and 30
     Main LP, a Texas limited partnership. Each of the five entities has an independent director. Legal counsel to each of the borrowers delivered a non-consolidation opinion in connection with the origination of the JP
     Morgan International Plaza I & II Loan Group. 70 Washington Street LP owns
     40.80% of the property, DCW Holdings LP owns 34.39% of the property,
     LaShawn LP owns 11.00% of the property, 70 Wash LP owns 8.32% of the property and 30 Main LP owns 5.49% of the property. The general partner of each of the five borrowing entities is controlled by either David Walentas, or Jane Walentas, as an individual or trustee. David Walentas has a 40.6%
     overall ownership interest, and Jane Walentas controls 59.0% of the ownership interests. David Walentas, founder of Two Trees Management
     Company, guaranteed the non-recourse carveouts of the JP Morgan
     International Plaza I & II Loan Group. Two Trees Management Company is a
     New York-based real estate development firm that

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400) for the
offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                                [RBS Greenwich Capital LOGO]

                                      -34-

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS - JP MORGAN INTERNATIONAL PLAZA I & II
--------------------------------------------------------------------------------

     has developed, owned and managed more than $1 billion in real estate since its founding in 1968. Two Trees currently owns more the 4 million square feet of commercial, industrial and residential real estate. As of December
     31, 2005, Mr. Walentas reported a net worth of $256.6 million and liquidity of $41.9 million. Mr. Walentas has been actively involved in real estate investment, ownership and management for nearly 35 years.

o    ESCROWS. The loan documents provide for certain escrows of insurance premiums. Real estate tax escrows are suspended so long as the lease with
     JPMorgan Chase Bank N.A. is in effect. Replacement reserves were funded through required payments of $147,867.68 on May 6, 2006 and $80,484.32 on
     June 6, 2006. Additional replacement reserve escrows are suspended so long as the lease with JPMorgan Chase Bank N.A. is in effect. No ongoing tenant improvement and leasing commission reserve deposits are required; however, the borrower is required to deposit any lease termination payments or other payments received on account of lease defaults or lease terminations into a tenant improvement and leasing commission reserve. All excess cash flow after payment of debt service and all monthly reserve payments and operating expenses will be retained in a cash collateral account for the benefit of the JP Morgan International Plaza I & II Trust Loan.

o    LOCK BOX AND CASH MANAGEMENT. The loan requires a hard lock box, which is already in place. The loan documents require that all rents received by (or on behalf of) the borrower be deposited into a lender-controlled account
     (as well as any other rents, receipts, security deposits or payments related to lease termination or default) within two business days after receipt. Throughout the term of the JP Morgan International Plaza I & II
     Loan Group, any excess amounts in the lender controlled account (after the payment of debt service on the JP Morgan International Plaza I & II Loan
     Group and all monthly reserve payments and operating expenses) will be retained in a cash collateral account for the benefit of the JP Morgan
     International Plaza I & II Trust Loan.

o    PROPERTY MANAGEMENT. The JP Morgan International Plaza I & II Property is
     managed by Fortis Property Group. The property manager receives a fee of 1%
     of total revenues. The lender may replace the property manager (i) if an event of default is continuing under the JP Morgan International Plaza I &
     II Loan Group, (ii) if the property manager is in default under the management agreement, (iii) upon the gross negligence, malfeasance or willful misconduct of the property manager, or (iv) lender notifies borrower that it is dissatisfied, in its reasonable discretion, with the employee or employees primarily responsible for the "on site" management and operation of the JP Morgan International Plaza I & II Property .

o    MEZZANINE OR SUBORDINATE INDEBTEDNESS. FPG JPM Investor, LLC, an affiliate of the seller and the property manager of the JP Morgan International Plaza
     I & II Property, originated at closing a $10,000,000 mezzanine loan to DCW
     Holdings LLC, Lashawn LLC, 70 Wash LLC, 30 Main LLC and 70 Washington
     Street LLC (collectively the "MEZZANINE BORROWER"), each of which owns 100%
     of the general (indirectly) and limited partnership (directly) interests in one of the JP Morgan International Plaza I & II Loan Group borrowers. The mezzanine loan is coterminous with the JP Morgan International Plaza I & II
     Loan Group. As of the cut-off date, the principal balance of the mezzanine loan is $10,000,000, and the interest rate is 6.0%. Payments under the mezzanine loan will accrue but not be payable while the JP Morgan
     International Plaza I & II Loan Group is outstanding. Lender and FPG JPM
     Investor, LLC entered into a Subordination of Debt Agreement whereby the mezzanine loan is unconditionally at a standstill subordinate to all rights, remedies, terms and covenants in the JP Morgan International Plaza
     I & II Loan Group documents. All payments under due under the mezzanine loan are subordinate to any and all payments required under the JP Morgan
     International Plaza I & II Loan Group.

o    TERRORISM INSURANCE. The JP Morgan International Plaza I & II Property is
     insured against acts of terrorism as part of its "all-risk" property coverage. The loan documents require the borrower to maintain terrorism

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400) for the
offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                                [RBS Greenwich Capital LOGO]

                                      -35-

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS - JP MORGAN INTERNATIONAL PLAZA I & II
--------------------------------------------------------------------------------

     insurance in an amount equal to 100% of the replacement cost of the JP
     Morgan International Plaza I & II Property, provided that such coverage is available. In the event that coverage for terrorism is not included as part of the "all risk" property policy, the borrower will be required to obtain coverage for terrorism (as stand alone coverage) to the extent available, in an amount equal to 100% of the replacement cost of the JP Morgan
     International Plaza I & II Property, subject to a premium cap equal to 150%
     of the aggregate insurance premiums payable with respect to all required insurance coverage for the last policy year in which coverage for terrorism was included as part of an all-risk policy, adjusted annually by a percentage equal to the increase in the Consumer Price Index. See "Risk
     Factors--Risks Related to the Underlying Mortgage Loans--The Absence of or
     Inadequacy of Insurance Coverage on the Mortgaged Properties May Adversely
     Affect Payments on Your Certificates" in the Prospectus Supplement.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400) for the
offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                                [RBS Greenwich Capital LOGO]

                                      -36-

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS - 55 CORPORATE DRIVE
--------------------------------------------------------------------------------

                               [2 PHOTOS OMITTED]

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400) for the
offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                                [RBS Greenwich Capital LOGO]

                                      -37-

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS - 55 CORPORATE DRIVE
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400) for the
offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                                [RBS Greenwich Capital LOGO]

                                      -38-

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS - 55 CORPORATE DRIVE
--------------------------------------------------------------------------------

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                    Bridgewater, New Jersey
Property Type                                                             Office
Size (sf)                                                                669,704
Percentage Leased as of May 31, 2006                                      100.0%
Year Built                                                                  1987
Appraisal Value                                                     $250,000,000
Underwritten Occupancy                                                      100%
Underwritten Revenues                                                $17,660,218
Underwritten Total Expenses                                             $176,602
Underwritten Net Operating Income (NOI)                              $17,483,616
Underwritten Net Cash Flow (NCF)                                     $17,349,675

                            MORTGAGE LOAN INFORMATION

Originator                                                                 GSCMC
Cut-off Date Principal Balance                                      $190,000,000
Cut-off Date Principal Balance PSF/Unit                                  $283.71
Percentage of Initial Mortgage Pool Balance                                 5.3%
Number of Mortgage Loans                                                       1
Type of Security                                                      Fee Simple
Mortgage Rate                                                            5.7465%
Original Term to Maturity (Months)                                           114
Original Amortization Term (Months)                                Interest Only
Cut-off Date LTV Ratio                                                     76.0%
LTV Ratio at Maturity                                                      76.0%
Underwritten DSCR on NOI                                                   1.58x
Underwritten DSCR on NCF                                                   1.57x

o    THE LOAN. The mortgage loan (the "55 CORPORATE DRIVE LOAN") is evidenced by a note in the original principal amount of $190,000,000 and is secured by a first mortgage encumbering an office building in Bridgewater, New Jersey
     (the "55 CORPORATE DRIVE PROPERTY"), which is part of a commercial condominium development. The 55 Corporate Drive Loan was originated by
     Goldman Sachs Commercial Mortgage Capital, L.P. and subsequently purchased by Goldman Sachs Mortgage Company. The 55 Corporate Drive Loan was
     originated on June 6, 2006 and represents approximately 5.3% of the initial mortgage pool balance. The note evidencing the 55 Corporate Drive Loan had an original principal balance and has a principal balance as of the cut-off date of $190,000,000 and an interest rate of 5.7465%. The proceeds of the
     55 Corporate Drive Loan were used to acquire the 55 Corporate Drive
     Property.

     The 55 Corporate Drive Loan had an initial term of 114 months and has a remaining term of 113 months. The loan requires payments of interest only during the term of the loan. The scheduled maturity date is the payment date in December 2015. Voluntary prepayment of the 55 Corporate Drive Loan is prohibited until the payment date in October 2015. Defeasance with direct, non-callable obligations of the United States of America is permitted at any time after the second anniversary of the securitization closing date.

o    THE PROPERTY. The 55 Corporate Drive Property is a class A office building located in Bridgewater, New Jersey and is comprised of several units of a commercial condominium development. The 55 Corporate Drive Property was constructed in 1987 and consists of a 149-acre campus, with three existing interconnected buildings totaling approximately 669,704 sf. The 55
     Corporate Drive Property is currently 100.0% occupied by Sanofi-Aventis
     U.S. Inc ("AVENTIS"), a subsidiary of Sanofi-Aventis, which is rated
     AA-/A1/AA- by Fitch, Moody's and S&P, respectively. Aventis has entered into a long term lease agreement which will expire in April 2023.
     Sanofi-Aventis has provided a guarantee for up to $250,000,000 to cover the payment of rent under the lease. In the event Aventis should default on its rent payments, the amount of the guaranty will be reduced dollar-for-dollar as Sanofi-Aventis makes payments under the guaranty to cover the rent due under the lease.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400) for the
offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                                [RBS Greenwich Capital LOGO]

                                      -39-

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS - 55 CORPORATE DRIVE
--------------------------------------------------------------------------------

     The following table presents certain information relating to the major tenant at the 55 Corporate Drive Property:

           LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT

                                                                                 % OF TOTAL     ANNUALIZED
                                                                  ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                        CREDIT RATING                   % OF     UNDERWRITTEN   UNDERWRITTEN     BASE RENT       LEASE
   TENANT NAME      (FITCH/MOODY'S/S&P)(1)     NRSF     NRSF    BASE RENT (2)     BASE RENT    ($ PER NRSF)   EXPIRATION
-----------------   ----------------------   -------   ------   -------------   ------------   ------------   ----------

Aventis, Inc.             AA-/A1/AA-         669,704   100.0%    $16,072,896       100.0%         $24.00       4/30/2023
                                             -------   -----     -----------       -----          ------
TOTAL ALL TENANTS                            669,704   100.0%    $16,072,896       100.0%         $24.00
                                             =======   =====     ===========       =====          ======

(1)  Ratings are those of the parent company, Sanofi Aventis who has guaranteed the lease payments over the term of the lease.

(2)  Not taking into account the following free rent periods: Building III free rent period from November 2006 through October 2008, Building I-II free rent period from June 2006 through April 2008.

o    THE BORROWER. The borrower consists of four tenants-in-common, GKK 55
     Corporate LLC, SLG 55 Corporate LLC, GKK 55 Corporate II LLC and SLG 55
     Corporate II LLC, each of which is a single-purpose, single-asset entity.
     Legal counsel to the borrower has delivered a non-consolidation opinion with respect to each tenant-in-common in connection with the origination of the 55 Corporate Drive Loan. The borrower of the 55 Corporate Drive Loan is indirectly owned by SL Green Realty Corp. and Gramercy Capital Corp. SL
     Green Realty Corp. is in the business of owning, managing, and leasing, acquiring and repositioning office properties and currently owns 29 buildings comprising over 17 million square feet in midtown Manhattan.
     Gramercy Capital Corp. is a commercial real estate finance company organized as a real estate investment trust that invests primarily in office and retail properties in the New York metropolitan area. SL Green
     Realty Corp. and Gramercy Capital Corp. are joint and several guarantors of the non-recourse carve-outs and certain environmental obligations under the
     55 Corporate Drive Loan.

o    ESCROWS. At origination, the borrower deposited $44,198,193 into a reserve account to cover certain tenant improvements, leasing commissions and other unfunded obligations at the 55 Corporate Drive Property. In addition, the borrower deposited $18,658,628 into a reserve account to cover debt service during free rent periods under the Aventis lease. During the continuance of a 55 Corporate Drive Cash Trap Period, the loan documents provide for monthly escrows of real estate taxes, insurance, capital expenditures and tenant improvement allowances and leasing commissions. In addition, during an event of default under the 55 Corporate Drive loan documents, or an event of default by Aventis under its lease, all amounts remaining after the payment of debt service on the 55 Corporate Drive Loan, the funding of reserves, the payment of debt service on any mezzanine loan and the payment of budgeted operating expenses will be reserved as additional collateral for the 55 Corporate Drive Loan. A "55 CORPORATE DRIVE CASH TRAP PERIOD"
     means (i) at any time the guarantor of the Aventis lease is rated by one or more of the rating agencies, any period during which the guarantor of the
     Aventis lease is not rated BBB- or higher by at least one such rating agency, (ii) at any time the guarantor of the Aventis lease is not rated by any of the rating agencies, any period during which the net worth of the guarantor of the Aventis lease is less than $1.25 billion, or (iii) any period during which the guaranty of the Aventis lease is no longer in full force and effect as determined by a court of competent jurisdiction or reasonably agreed by the borrower.

o    LOCK BOX AND CASH MANAGEMENT. The 55 Corporate Drive Loan requires a hard lock box, which is already in place. The loan documents require the borrower to direct tenants to pay their rents directly to a lender-controlled lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within one business day after receipt. On each

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400) for the
offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                                [RBS Greenwich Capital LOGO]

                                      -40-

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS - 55 CORPORATE DRIVE
--------------------------------------------------------------------------------

     business day that there is no event of default under the 55 Corporate Drive
     Loan and no event of default by Aventis under its lease, all funds in the lockbox account will be remitted to an account specified by the borrower, unless a 55 Corporate Drive Cash Trap Period is ongoing, in which case, only those amounts in excess of the reserves required during a 55 Corporate
     Drive Cash Trap Period will be so remitted. During the continuance of an event of default under the 55 Corporate Drive Loan, the lender may apply any funds in the lockbox account to the obligations of the borrower under the 55 Corporate Drive Loan in such order of priority as the lender may determine.

o    PROPERTY MANAGEMENT. The 55 Corporate Drive Property is currently managed by SL Green Management Corp., an affiliate of the borrower, pursuant to a management agreement. Under the 55 Corporate Drive loan documents, the property manager's fee cannot exceed 4% of the revenues from the 55
     Corporate Drive Property. The lender may require the borrower to cease managing the property or replace the property manager, as the case may be, if an event of default under the 55 Corporate Drive Loan has occurred. In addition, the lender may require the borrower to replace the property manager if the property manager becomes insolvent or upon a material default by the property manager under the property management agreement.

o    MEZZANINE OR SUBORDINATE INDEBTEDNESS. The loan documents permit, among other things, (a) the pledge of direct or indirect equity interests in the borrower in connection with 55 Corporate Drive Permitted Mezzanine Debt,
     (b) the pledge of indirect interests in the borrower to secure debt that is fully recourse to Gramercy Capital Corp. or its affiliate, GKK Capital
     L.P., and secured by a significant amount of collateral in addition to the indirect equity interests in borrower so pledged, and (c) the pledge of direct or indirect equity interests in, and the rights to distributions from, certain permitted equityholders of the borrower, or issuance by such equityholders of preferred equity. "55 CORPORATE DRIVE PERMITTED MEZZANINE
     DEBT" means indebtedness of a direct or indirect owner of the borrower that is secured by a pledge of the direct or indirect equity interests in the borrower; provided that, among other things, (i) such indebtedness is not in excess of $25,000,000 (ii) the 55 Corporate Drive Property meets certain performance requirements, including among others that: (A) the aggregate loan-to-value ratio of the 55 Corporate Drive Loan and the mezzanine loan is not in excess of 90%, and (B) the aggregate debt-service-coverage-ratio of the 55 Corporate Drive Loan and the mezzanine loan for the immediately preceding twelve month period ending on the last day of a fiscal quarter is not less than 1.10x.

o    TERRORISM INSURANCE. The 55 Corporate Drive loan documents provide that borrower's insurance obligations will be satisfied if Aventis has obtained the insurance required under its lease or is self-insuring in accordance with its lease. Self-insurance by Aventis is subject to the requirement that that the Aventis lease continue to be guaranteed by Sanofi-Aventis and that Sanofi-Aventis maintains a credit rating of BBB or higher (or if not rated, maintains a net worth of at least $1 billion). Aventis is required to maintain terrorism insurance, whether via self-insurance or through the purchase of a third-party policy, at any time that owners or mortgagees of similarly situated buildings typically require such coverage. As of the closing of the 55 Corporate Drive Loan, Aventis was providing insurance for acts of terrorism under its self-insurance program. In the event that
     Aventis does not provide the insurance it is required to provide pursuant to its lease, the borrower is required to provide the insurance coverage required by lender under the 55 Corporate Drive loan documents. Such insurance includes an all risk insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the 55
     Corporate Drive Property as well as business interruption insurance covering the 18-month period from the occurrence of a casualty (plus an extended period of indemnity for 12 months after restoration). Under the circumstances in which the borrower is required to purchase such policies, it must maintain such coverage only if it is then being obtained by prudent owners of real estate in the United States of a similar type and quality and in a similar location to the 55 Corporate Drive Property or is otherwise available for an annual premium of $175,000 or less (or if prudent owners are not maintaining such coverage or if such

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400) for the
offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                                [RBS Greenwich Capital LOGO]

                                      -41-

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS - 55 CORPORATE DRIVE
--------------------------------------------------------------------------------

     coverage is not available for an annual premium of $175,000 or less, then the borrower is required to obtain the amount of terrorism coverage available for an annual premium of $175,000 or less, as is acceptable to lender in its reasonable discretion). See "Risk Factors--Risks Related to the Underlying Mortgage Loans--The Absence of or Inadequacy of Insurance
     Coverage on the Mortgaged Properties May Adversely Affect Payments on Your
     Certificates" in the Prospectus Supplement.

o    CONDOMINIUM. The 55 Corporate Drive Property is comprised of Units I, II and III of a commercial condominium know as the 55 Corporate Drive
     Condominium, which was established pursuant to a declaration filed in
     November 2005. At origination, there were no units other than the units owned by the borrower. There is an adjacent parcel that is subject to the condominium declaration, but is not collateral for the loan, that if developed as an additional condominium unit would entitle the owner of such unit to appoint one or more members to the condominium board and share certain common elements. At origination, the condominium board consisted of two members, both of whom were appointed by the borrower.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400) for the
offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                                [RBS Greenwich Capital LOGO]

                                      -42-

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS - 350 MADISON AVENUE
--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400) for the
offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                                [RBS Greenwich Capital LOGO]

                                       -43-

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS - 350 MADISON AVENUE
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400) for the
offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                                [RBS Greenwich Capital LOGO]

                                       -44-

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS - 350 MADISON AVENUE
--------------------------------------------------------------------------------

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                         New York, New York
Property Type                                                             Office
Size (sf)                                                                383,927
Percentage Leased as of June 1, 2006                                       99.2%
Year Built/Year Renovated                                              1924/2001
Appraisal Value                                                     $260,000,000
Underwritten Occupancy                                                     96.7%
Underwritten Revenues                                                $23,847,542
Underwritten Total Expenses                                           $9,058,724
Underwritten Net Operating Income (NOI)                              $14,788,818
Underwritten Net Cash Flow (NCF)                                     $14,331,951

                            MORTGAGE LOAN INFORMATION

Originator                                                                  GCFP
Cut-off Date Principal Balance                                      $180,000,000
Cut-off Date Principal Balance PSF/Unit                                  $468.84
Percentage of Initial Mortgage Pool Balance                                 5.0%
Number of Mortgage Loans                                                       1
Type of Security                                                      Fee Simple
Mortgage Rate                                                             5.600%
Original Term to Maturity (Months)                                           120
Original Amortization Term (Months)                                Interest Only
Cut-off Date LTV Ratio                                                     69.2%
LTV Ratio at Maturity                                                      69.2%
Underwritten DSCR on NOI                                                   1.45x
Underwritten DSCR on NCF                                                   1.40x

o    THE LOAN. The mortgage loan (the "350 MADISON AVENUE LOAN") is evidenced by a single note and is secured by first mortgages encumbering a 383,927 sf class-A office building located in New York, New York (the "350 MADISON
     AVENUE PROPERTY"). The 350 Madison Avenue Loan represents approximately
     5.0% of the initial mortgage pool balance. The 350 Madison Avenue Loan was originated on February 1, 2006, has an original principal balance and a principal balance as of the cut-off date of $180,000,000, and an interest rate of 5.600% per annum. The DSCR and LTV on the 350 Madison Avenue Loan are 1.40x and 69.2%, respectively. The borrower contributed approximately
     $10.4 million of equity at closing which, together with the proceeds of the
     350 Madison Avenue Loan, was used to refinance existing debt totaling
     $184.5 million, fund reserves, and pay closing costs. The current sponsors acquired the 350 Madison Avenue Property on February 7, 2005 for a total cost of approximately $202.6 million including reserves and closing costs.
     Including the additional costs of the subject loan, their basis in the 350
     Madison Avenue Property is $208.6 million.

     The 350 Madison Avenue Loan has an initial term of 120 months and a remaining term of 115 months. The loan requires payments of interest only for the entire term. The scheduled maturity date is February 6, 2016.
     Voluntary prepayment of the 350 Madison Avenue Loan is prohibited prior to the payment date of November 6, 2015 and permitted on such payment date and thereafter without a penalty. Defeasance with United States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted from August 6, 2008.

o    THE PROPERTY. The 350 Madison Avenue Property is a 25-story, 383,927 sf class-A office building (including a 21,952 sf, 4-story annex building)
     located on the southwest corner of Madison Avenue and 45th Street in New
     York, New York. The collateral includes the main office tower at 350
     Madison Avenue (361,975 sf) and a 4-story annex building at 10-12 East 45th
     Street (21,952 sf) connected to the tower with access to the Paul Stuart retail space via interior corridors. Built in 1924, the brick and steel building features floor plates of 6,500 to 22,000 square feet. As the building does not directly abut the neighboring buildings, floors benefit from windows on all sides, providing natural light to all areas of the floor plates. Located two blocks from Grand Central station, the building enjoys easy commuter access as well as many retail and dining amenities. A prior ownership group purchased the property from Conde Nast Publications in July 1999. At the time of the sale, Conde Nast occupied all of the space in the building, except for the retail component. Between 1999 and 2001, the prior owner completed a $40 million renovation program to reposition the building as a Class A, multi-tenant office tower taking advantage of its location. The renovation included replacement or upgrades of all major mechanical systems and creating a new lobby designed by the architecture firm of Skidmore, Owings, and Merrill. The newly renovated space was then leased as a multi-tenant building. The 76,903 sf Paul Stuart retail space has not been renovated.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400) for the
offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                                [RBS Greenwich Capital LOGO]

                                       -45-

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS - 350 MADISON AVENUE
--------------------------------------------------------------------------------

     As of June 1, 2006, the 350 Madison Avenue Property was 99.2% leased to 13 office tenants and one retail tenant. The four largest tenants lease 69.5%
     of the building. The three largest office tenants utilize the property as their New York headquarters. Paul Stuart, an international retailer of upscale clothing, has been a tenant in the 350 Madison Avenue Property since 1965 and currently leases 76,903 sf through September 2014. 50,000 sf of Paul Stuart's space is prime retail space with frontage on both Madison
     Avenue and 45th Street. According to an appraisal by Cushman & Wakefield dated October 1, 2005, Paul Stuart's current annual rent is approximately
     $6 million below market levels, but there can be no assurance that such rents can ever be achieved..

     The 350 Madison Avenue Borrower (as defined below) and Kensico Properties
     ("KENSICO"), an affiliate of the sponsors, have entered into a master lease for 28,175 sf located on the 16th and 17th floors at a rent of $54.66 per square foot per annum for a term of 4 years from the closing date (expiring
     February 6, 2010). The obligation under this master lease is guaranteed by the loan sponsors to a maximum liability of $4,288,333.33. Such liability shall be reduced dollar for dollar by rents paid by rents paid by Kensico under the master lease and by any rents received by any replacement leases on the master leased space. This master leased space represents 7.3% of the total rentable square footage of the building. The space was previously leased by a tenant that never took occupancy and subsequently filed for bankruptcy. The tenant security deposit was used by the owner to pay rents until it was depleted. The master lease was required by lender as a closing condition for a prior mortgage loan secured by the 350 Madison Avenue
     Property.

     The 350 Madison Avenue Property was granted a property tax abatement under the Industrial and Commercial Incentive Plan ("ICIP") between 2001 and 2012 due to the increase in the value of improvements as a result of past renovations. Property taxes on the exemption base of $10.44 million are
     100% exempt for the first 8 years through 2008, then the exemption is phased-out 20% per year for the following 4 years, at which time the abatement ends. Based on the current tax rate of 11.674%, the abatement equals approximately $1.2 million.

     The following table presents certain information relating to some of the largest tenants at the 350 Madison Avenue Property:

                  LARGEST TENANTS BASED ON ANNUALIZED BASE RENT

                                                                                         % OF TOTAL      ANNUALIZED
                                   CREDIT RATING                           ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                                  (FITCH/MOODY'S/    TENANT               UNDERWRITTEN   UNDERWRITTEN     BASE RENT      LEASE
       TENANT NAME                    S&P)(1)         NRSF    % OF NRSF    BASE RENT      BASE RENT      (PER NRSF)    EXPIRATION
-------------------------------   ---------------   -------   ---------   ------------   ------------   ------------   ----------

BT North America                      A-/NR/A-       81,915     21.3%      $ 4,914,900        25.1%        $60.00       2/28/2013
C.E. Unterberg Towbin                 NR/NR/NR       73,450     19.1         3,464,500        17.7         $47.17       3/31/2016
Paul Stuart                           NR/NR/NR       76,903     20.0         2,585,801        13.2         $33.62       9/30/2014
Citco Fund Services (USA, Inc.)       NR/NR/NR       34,700      9.0         2,131,158        10.9         $61.42      10/31/2011
Master Lease (Kensico
   Properties N.V. Inc.)              NR/NR/NR       28,175      7.3         1,540,000         7.9         $54.66       2/6/2010
                                                    -------    -----       -----------       -----         ------
TOTAL LARGEST TENANTS                               295,143     76.9%      $14,636,359        74.8%        $49.59
Other Tenants                                        85,540     22.3         4,924,203        25.2         $57.57
Vacant Space                                          3,244      0.8
                                                    -------    -----       -----------       -----         ------
TOTAL/WTD. AVG. ALL TENANTS                         383,927    100.0%      $19,560,562       100.0%        $51.38
                                                    =======    =====       ===========       =====         ======

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400) for the
offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                                [RBS Greenwich Capital LOGO]

                                       -46-

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS - 350 MADISON AVENUE
--------------------------------------------------------------------------------

     The following table presents certain information relating to the lease rollover schedule at 350 Madison Avenue Property:

                          LEASE EXPIRATION SCHEDULE(1)

                                                                           % OF TOTAL      ANNUALIZED
                                                             ANNUALIZED     ANNUALIZED    UNDERWRITTEN
   YEAR ENDING      EXPIRING   % OF TOTAL   CUMULATIVE OF   UNDERWRITTEN   UNDERWRITTEN     BASE RENT
   DECEMBER 31,       NRSF        NRSF       TOTAL NRSF       BASE RENT      BASE RENT     (PER NRSF)
-----------------   --------   ----------   -------------   ------------   ------------   ------------

2006                       0       0.0%           0.0%       $         0        0.0%         $ 0.00
2007                       0       0.0            0.0%                 0        0.0          $ 0.00
2008                   9,075       2.4            2.4%           435,600        2.2          $48.00
2009                       0       0.0            2.4%                 0        0.0          $ 0.00
2010                  28,175       7.3            9.7%         1,540,000        7.9          $54.66
2011                 105,628      27.5           37.2%         6,610,761       33.8          $62.59
2012                       0       0.0           37.2%                 0        0.0          $ 0.00
2013                  81,915      21.3           58.6%         4,914,900       25.1          $60.00
2014                  76,903      20.0           78.6%         2,585,801       13.2          $33.62
2015                       0       0.0           78.6%                 0        0.0          $ 0.00
2016 & Thereafter     78,987      20.6           99.2%         3,473,500       17.8          $43.98
Vacant                 3,244       0.8          100.0%               N/A        N/A             N/A
                     -------     -----                       -----------      -----          ------
TOTAL/WTD. AVG.      383,927     100.0%                      $19,560,562      100.0%         $51.38
                     =======     =====                       ===========      =====          ======

(1)  Calculated based on approximate square footage occupied by each tenant.

o    THE BORROWER. The borrower is 350 Madison Properties LLC (the "350 MADISON
     AVENUE BORROWER"), a single asset, single-member, special purpose, bankruptcy remote Delaware limited liability company with an independent director. Legal counsel to the borrower delivered a non consolidation opinion in connection with the origination of the 350 Madison Avenue Loan.
     Nabil and Fouad Chartouni (the "350 MADISON AVENUE LOAN SPONSORS") each indirectly own 50% of the 350 Madison Avenue Borrower. The 350 Madison
     Avenue Loan has the standard non-recourse carveout obligations and joint and several guaranties of those obligations have been provided by the 350
     Madison Avenue Sponsors. In addition, the 350 Madison Avenue Sponsors provided a guaranty pursuant to which $5,000,000 of the cost of the replacing the facade of the building and the completion of the replacement was guarantied. The 350 Madison Avenue Borrower is obligated to complete such improvements within the first five years of the loan term using its own funds and not funds from the 350 Madison Avenue Loan reserve accounts.

     Since 1979, the 350 Madison Avenue Sponsors have conducted their property investment and operations through multiple, wholly owned entities. The
     Chartouni's have developed and invested in real estate projects in the
     U.S., Europe and Asia. They have or continue to directly or indirectly own and operate properties in New York City, including at 366 Madison Avenue,
     509 Madison Avenue, 11 East 44th Street, and The Lowell Hotel.
     Additionally, they have invested in development parcels on Long Island and
     Connecticut, The L'Ermitage Hotel in Beverly Hills, and Credicom, a
     publicly traded European property company which owned, among other investments, The Richemond Hotel in Geneva and The Amanresort Chain in
     Asia.

o    ESCROWS AND RESERVES. The 350 Madison Avenue Loan provides for upfront and ongoing reserves as follows:

     Tax and Insurance Reserve: The funds in such account will be used to pay for taxes and insurance premiums. The 350 Madison Avenue Borrower is required to make monthly contributions into the account in an amount equal to 1/12th of the amount the lender estimates will be necessary to pay impositions, such as taxes and insurance premiums, over the succeeding twelve months.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400) for the
offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                                [RBS Greenwich Capital LOGO]

                                       -47-

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS - 350 MADISON AVENUE
--------------------------------------------------------------------------------

     Capital Expense Reserve: The 350 Madison Avenue Borrower is required to deposit $5,870 per month ($70,440 per year) into this reserve account.
     Funds in this reserve shall be used for approved capital expenses at the
     350 Madison Avenue Property.

     Rollover Reserve: The 350 Madison Avenue Borrower is required to deposit
     $29,350 per month ($352,200 per year) into this reserve account. Also, any lease termination payment shall be paid into this reserve account. Funds in this reserve shall be used for approved tenant improvement and leasing commission costs at the 350 Madison Avenue Property.

     Master Lease Space Rollover Reserve: At closing, $2,000,000 was deposited with the lender into an upfront master lease space rollover reserve to be used for certain tenant improvement and leasing commission costs associated with the re-leasing of the former Vennworks space (28,175 sf on the 15th and 16th floors) described under "--The Property" above.

     Special Rollover Reserve: During a "Lease Sweep Period" (hereafter defined), an amount equal to the lesser of all excess cash and the amount necessary to terminate the Lease Sweep Period in question shall be deposited into this account to pay for approved leasing expenses to re-tenant the applicable leased space. In addition, the Down Time Funds
     (defined below) on deposit in this account may be used to fund debt service or operating expense shortfalls on any given payment date. A "LEASE SWEEP
     PERIOD" is a period which commences (1) 12 months prior to the expiration of the BT North America lease or C.E. Unterberg, Towbin lease, (2) if either lease is not renewed, (3) if either lease is terminated or surrendered, (4) if a monetary or material non-monetary default under either lease occurs beyond any applicable notice and cure period; or (5) if either tenant is the subject of an insolvency proceeding; and terminates upon the earliest to occur of the following: (A) when an amount equal to the sum of (x) fifty percent (50%) of the then-escalated annual rent under the subject lease for the year immediately prior to the commencement of the subject Lease Sweep Period (the "DOWN-TIME FUNDS") plus (y) $40.00 per square foot of space demised under the subject lease or, in the event of a partial termination or surrender, the affected portion of such lease (the
     "TILC FUNDS" and together with the Down-Time Funds, the "LEASE SWEEP
     AMOUNT") has accumulated in the Special Rollover Reserve account and the
     Rollover Reserve account; (B) when all of the space demised under the subject lease has been fully leased pursuant to acceptable replacement lease(s) and all approved leasing expenses (and any other expenses in connection with the re-tenanting of such space) have been paid in full; (C)
     for a Lease Sweep Period commencing as described in clauses (1), (2) or (3)
     above, when the subject lease is extended or renewed and funds in an amount equal to expressly identifiable and quantifiable contractual obligations of the borrower have accumulated in the Special Rollover Reserve account and
     Rollover Reserve account to pay for all tenant improvement costs and leasing commissions (if any) in connection with such renewal or extension,
     (D) for a Lease Sweep Period commencing as described in clause (4) above, when the subject default has been cured; (E) for a Lease Sweep Period commencing as described in clause (5) above, when the applicable insolvency proceeding has terminated or the applicable lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to lender; or (F)
     when an irrevocable letter of credit with a face amount equal to the Lease
     Sweep Amount has been delivered to the lender.

o    LOCK BOX AND CASH MANAGEMENT. The 350 Madison Avenue Loan requires a hard lock box, which was put in place at closing. The loan documents require that all rents received by the borrower or the property manager be deposited into the lockbox account within two business days after receipt and that the borrower instruct all tenants to send rents directly to the lockbox account. On each business day, all funds on deposit in the lockbox account are swept to a cash management account under the control of the lender. Unless a Lease Sweep Period

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400) for the
offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                                [RBS Greenwich Capital LOGO]

                                       -48-

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS - 350 MADISON AVENUE
--------------------------------------------------------------------------------

     is continuing, all available cash after payment of debt service, operating expenses and required reserves is remitted to the borrower.

o    PROPERTY MANAGEMENT. The 350 Madison Avenue Property is managed by 350
     Management LLC (the "350 MADISON AVENUE MANAGER"), a Delaware limited liability company that is affiliated with the borrower. The 350 Madison
     Avenue Manager has contracted out property management pursuant to a sub-management agreement to Monday Properties Services, LLC, an un-related, third-party company that is an affiliate of Monday Properties. Monday
     Properties manages a portfolio of 17 properties consisting of over 7 million sf, and has managed the 350 Madison Avenue Property for six years.
     The lender may replace the property manager if (i) an Event of Default is continuing under the loan documents or (ii) the 350 Madison Avenue Manager is in material default under the management agreement, or (iii) upon the gross negligence, malfeasance or willful misconduct of the 350 Madison
     Avenue Manager. 350 Madison Avenue Manager receives an annual management fee of 3.5% of the gross revenues from the operation of the 350 Madison
     Avenue Property. The approved management fee between the 350 Madison Avenue
     Borrower and the 350 Madison Avenue Manager is capped at (i) 1% of gross revenue of the property if the manager is an affiliate of the 350 Madison
     Avenue Borrower or 350 Madison Avenue Sponsors or (ii) 2% of gross revenue of the property if either (a) the manager is a third-party, un-affiliated company or (b) the manager is an affiliate of the 350 Madison Avenue
     Borrower or 350 Madison Avenue Sponsors and such affiliated manager sub-contracts all day-to-day operation and leasing obligations under the management agreement to a third-party, un-affiliated manager. The 350
     Madison Avenue Borrower is permitted to pay management fees in excess of such cap from its own funds. The current sub-management agreement fee is
     $300,000 per year subject to 3% per year increases.

o    MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted.

o    TERRORISM INSURANCE. The 350 Madison Avenue Property is insured against acts of terrorism as part of its "all-risk" property coverage. The 350
     Madison Avenue Loan documents require the 350 Madison Avenue Borrower to maintain terrorism insurance in an amount equal to 100% of the replacement cost of the 350 Madison Avenue Property, provided that such coverage is available. In the event that coverage for terrorism is not included as part of the "all risk" property policy, the borrower will, nevertheless be required to obtain coverage for terrorism (as stand alone coverage) to the extent available, in an amount equal to 100% of the replacement cost of the
     350 Madison Avenue Property, subject to a premium cap equal to 125% of the aggregate insurance premiums payable with respect to all required property insurance coverage for the last policy year in which coverage for terrorism was included as part of an all-risk policy, adjusted annually by a percentage equal to the increase in the Consumer Price Index. See "Risk
     Factors--Risks Related to the Underlying Mortgage Loans--The Absence of or
     Inadequacy of Insurance Coverage on the Mortgaged Properties May Adversely
     Affect Payments on Your Certificates" in the Prospectus Supplement.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400) for the
offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                                [RBS Greenwich Capital LOGO]

                                       -49-

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS - PORTALS I
--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400) for the
offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                                [RBS Greenwich Capital LOGO]

                                       -50-

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS - PORTALS I
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400) for the
offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                                [RBS Greenwich Capital LOGO]

                                       -51-

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS - PORTALS I
--------------------------------------------------------------------------------

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                             Washington, DC
Property Type                                                             Office
Size (sf)                                                                475,975
Percentage Leased as of June 6, 2006                                       93.4%
Year Built                                                                  1992
Appraisal Value                                                     $235,000,000
Underwritten Occupancy                                                     93.4%
Underwritten Revenues                                                $23,385,921
Underwritten Total Expenses                                           $8,771,496
Underwritten Net Operating Income (NOI)                              $14,614,425
Underwritten Net Cash Flow (NCF)                                     $13,636,052

                            MORTGAGE LOAN INFORMATION

Originator                                                                 GSCMC
Cut-off Date Principal Balance                                      $155,000,000
Cut-off Date Principal Balance PSF/Unit                                  $325.65
Percentage of Initial Mortgage Pool Balance                                 4.3%
Number of Mortgage Loans                                                       1
Type of Security                                                      Fee Simple
Mortgage Rate                                                             6.033%
Original Term to Maturity (Months)                                           121
Original Amortization Term (Months)                                Interest Only
Cut-off Date LTV Ratio                                                     66.0%
LTV Ratio at Maturity                                                      66.0%
Underwritten DSCR on NOI                                                   1.54x
Underwritten DSCR on NCF                                                   1.44x

o    THE LOAN. The mortgage loan (the "PORTALS I LOAN") is evidenced by a note in the original principal amount of $155,000,000 and is secured by a first mortgage encumbering an office building in Washington, DC (the "PORTALS I
     Property"). The Portals I Loan was originated by Goldman Sachs Commercial
     Mortgage Capital, L.P. and subsequently purchased by Goldman Sachs Mortgage
     Company. The Portals I Loan was originated on June 6, 2006 and represents approximately 4.3% of the initial mortgage pool balance. The note evidencing the Portals I Loan had an original principal balance and has a principal balance as of the cut-off date of $155,000,000 and an interest rate of 6.033%. The proceeds of the Portals I Loan were used to refinance existing debt on the Portals I Property

     The Portals I Loan had an initial term of 121 months and has a remaining term of 120 months. The loan requires payments of interest only during the term of the loan. The scheduled maturity date is the payment date in July
     2016. Voluntary prepayment of the Portals I Loan is prohibited until the payment date in March 2016. Defeasance with direct, non-callable obligations of the United States of America is permitted at any time after the second anniversary of the securitization closing date.

o    THE PROPERTY. The Portals I Property is a 9-story, 475,975 sf class-A office building (including 20,648 sf of retail space), located in
     Washington, DC. The building contains a 261,500 sf below grade parking garage that is leased to Central Parking. The Portals I Property was completed in 1992 as the first phase of the larger mixed-use development that now includes a 450-room Mandarin Oriental Hotel that opened in 2004,
     Portals II which is the headquarters of the FCC and the Portals III office building. As of June 6, 2006, the Portals I Property was approximately
     93.4% occupied, with 18 tenants.

     The largest leases, representing approximately 89.0% of the building, are with Carefirst BlueCross BlueShield and various U.S. Government agencies.
     The following table presents certain information relating to the major tenants at the Portals I Property:

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400) for the
offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                                [RBS Greenwich Capital LOGO]

                                      -52-

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS - PORTALS I
--------------------------------------------------------------------------------

           LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT

                                                                                     % OF TOTAL      ANNUALIZED
                                  CREDIT RATING                        ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                                 (FITCH/MOODY'S/              % OF    UNDERWRITTEN   UNDERWRITTEN    BASE RENT
          TENANT NAME                S&P)(1)         NRSF     NRSF      BASE RENT      BASE RENT     (PER NRSF)   LEASE EXPIRATION
------------------------------   ---------------   -------   -----   ------------   ------------   ------------   ----------------

Carefirst BlueCross BlueShield     NR / NR / NR     94,889    19.9%   $ 4,388,663        23.0%        $46.25          4/30/2011
GSA (FCC)                         NR / NR / AAA     73,600    15.5      3,236,600        17.0         $43.98         10/31/2012
GSA (USDA)                        NR / NR / AAA     56,590    11.9      2,575,050        13.5         $45.50         12/31/2011
GSA (USDA)                        NR / NR / AAA     60,354    12.7      2,540,337        13.3         $42.09         10/15/2008
GSA (HHS)                         NR / NR / AAA     55,100    11.6      2,256,903        11.8         $40.96         11/30/2009
GSA (HUD)                         NR / NR / AAA     43,500     9.1      1,823,151         9.6         $41.91          7/26/2012
GSA (FAA)                         NR / NR / AAA     39,494     8.3      1,609,387         8.4         $40.75          7/26/2012
                                                   -------   -----    -----------       -----         ------
TOTAL LARGEST TENANTS                              423,527    89.0%   $18,430,091        96.6%        $43.52
Remaining Tenants                                   21,112     4.4        648,982         3.4         $30.74
Vacant Spaces                                       31,336     6.6              0         0.0         $ 0.00
                                                   -------   -----    -----------       -----         ------
TOTAL/WTD. AVG. ALL TENANTS                        475,975   100.0%   $19,079,073       100.0%        $42.91
                                                   =======   =====    ===========       =====         ======

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the Portals I Property:

                          LEASE EXPIRATION SCHEDULE (1)

                                                                                                            ANNUALIZED
                                                                    ANNUALIZED                             UNDERWRITTEN
                           EXPIRING      % OF       CUMULATIVE     UNDERWRITTEN    % OF TOTAL ANNUALIZED    BASE RENT
YEAR ENDING DECEMBER 31,     NRSF     TOTAL NRSF   OF TOTAL NRSF     BASE RENT    UNDERWRITTEN BASE RENT    (PER NRSF)
------------------------   --------   ----------   -------------   ------------   ----------------------   ------------

2006                          3,695       0.8%           0.8%      $   138,581              0.7%              $37.51
2007                          4,460       0.9            1.7%          217,355              1.1               $48.73
2008                         63,954      13.4           15.1%        2,716,269             14.2               $42.47
2009                         63,427      13.3           28.5%        2,324,516             12.2               $36.65
2010                              0       0.0           28.5%                0              0.0               $ 0.00
2011                        151,479      31.8           60.3%        6,963,713             36.5               $45.97
2012                        156,594      32.9           93.2%        6,669,138             35.0               $42.59
2013                              0       0.0           93.2%                0              0.0               $ 0.00
2014                          1,030       0.2           93.4%           49,502              0.3               $48.06
2015                              0       0.0           93.4%                0              0.0               $ 0.00
2016 & Thereafter                 0       0.0           93.4%                0              0.0               $ 0.00
Vacant                       31,336       6.6          100.0%                0              0.0               $ 0.00
                            -------     -----                      -----------            -----               ------
TOTAL/WTD. AVG.             475,975     100.0%                     $19,079,073            100.0%              $42.91
                            =======     =====                      ===========            =====               ======

(1)  Calculated based on approximate square footage occupied by each tenant.

o    THE BORROWER. The borrower is Parcel 49b Limited Partnership, a single-purpose, single-asset entity. Legal counsel to the borrower has delivered a non-consolidation opinion in connection with the origination of the Portals I Loan. The borrower of the Portals I Loan is indirectly owned by Tower Associates, Inc. and Portals Development Associates Limited
     Partnership, an affiliate of Republic Properties Corporation. Republic
     Properties Corporation is a Washington, DC based, privately owned, real estate investment, management and development company focusing on institutional quality real estate. Portals Development Associates Limited
     Partnership is the guarantor of the non-recourse carve-outs and certain environmental obligations under the Portals I Loan.

o    ESCROWS. At origination, the borrower deposited $2,500,000 into a reserve account to cover certain tenant improvements and leasing commissions at the
     Portals I Property and $47,500 into a reserve account to cover

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400) for the
offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                                [RBS Greenwich Capital LOGO]

                                      -53-

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS - PORTALS I
--------------------------------------------------------------------------------

     certain deferred maintenance conditions at the Portals I Property. The loan documents provide for monthly escrows for real estate taxes and insurance and, for a two-year period commencing on January 1, 2009, monthly escrows for certain tenant improvements and leasing commissions. In addition, during the continuance of a Portals I Cash Trap Period, the loan documents require the reserve of all amounts on deposit in the cash management account as additional collateral for the Portals I Loan, after the payment of debt service and budgeted operating expenses and the funding of required monthly escrows for real estate taxes, insurance, capital expenditures, tenant improvement allowances and leasing commissions. A "PORTALS I CASH
     TRAP PERIOD" means any period commencing as of the end of any fiscal quarter in which the net operating income of the Portals I Property for the prior twelve-month period is less than 85% of the net operating income at origination and terminating as of the end of any two consecutive fiscal quarters in which the net operating income of the Portals I Property for the prior twelve-month period is at least equal to 85% of the net operating income at origination.

o    LOCK BOX AND CASH MANAGEMENT. The Portals I Loan requires a hard lock box, which is already in place. The loan documents require the borrower to direct tenants to pay their rents directly to a lender-controlled lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within one business day after receipt. On each business day that there is no event of default under the Portals I Loan and no Portals I Cash Trap
     Period is ongoing, all funds in the lockbox account in excess of debt service, all other amounts due lender and all reserves required under the loan documents will be remitted to an account specified by the borrower.
     During the continuance of an event of default under the Portals I Loan, the lender may apply any funds in the lockbox account to the obligations of the borrower under the Portals I Loan in such order of priority as the lender may determine.

o    PROPERTY MANAGEMENT. The Portals I Property is currently managed by Portals
     Development Associates Limited Partnership, an affiliate of the borrower, pursuant to a management agreement. Under the loan documents, the property manager's fee cannot exceed 4% of the revenues from the Portals I Property.
     The lender may require the borrower to replace the property manager if an event of default under the Portals I Loan has occurred or the property manager becomes insolvent, or upon a material default by the property manager under the property management agreement.

o    TERRORISM INSURANCE. The loan documents require that the all risk insurance policies required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Portals I
     Property as well as business interruption insurance covering the 18 month period from the occurrence of a casualty (plus an extended period of indemnity for 12 months after restoration). The borrower must maintain such coverage if it is then being obtained by prudent owners of real estate in the United States of a similar type and quality and in a similar location to the Portals I Property or is otherwise available for an annual premium of $175,000 or less (or if prudent owners are not maintaining such coverage or if such coverage is not available for an annual premium of $175,000 or less, then the borrowers are required to obtain the amount of terrorism coverage available for an annual premium of $175,000 or less, as is acceptable to lender in its reasonable discretion). The borrowers are permitted to maintain such terrorism coverage through a blanket policy. See
     "Risk Factors--Risks Related to the Underlying Mortgage Loans--The Absence
     of or Inadequacy of Insurance Coverage on the Mortgaged Properties May
     Adversely Affect Payments on Your Certificates" in the Prospectus
     Supplement.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400) for the
offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                                [RBS Greenwich Capital LOGO]

                                      -54-

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS - PACIFIC CENTER
--------------------------------------------------------------------------------

                               [3 PHOTOS OMITTED]

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400) for the
offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                                [RBS Greenwich Capital LOGO]

                                      -55-

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS - PACIFIC CENTER
--------------------------------------------------------------------------------

                                  [MAP OMIITED]

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400) for the
offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                                [RBS Greenwich Capital LOGO]

                                      -56-

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS - PACIFIC CENTER
--------------------------------------------------------------------------------

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                      San Diego, California
Property Type                                                             Office
Size (sf)                                                                438,960
Percentage Leased as of May 30, 2006                                       88.8%
Year Built/Year Renovated                                              1986/2002
Appraisal Value                                                     $155,000,000
Underwritten Occupancy                                                     88.8%
Underwritten Revenues                                                $13,073,145
Underwritten Total Expenses                                           $4,403,016
Underwritten Net Operating Income (NOI)                               $8,670,129
Underwritten Net Cash Flow (NCF)                                      $8,648,181

                            MORTGAGE LOAN INFORMATION

Originator                                                                  GCFP
Cut-off Date Principal Balance                                      $121,200,000
Cut-off Date Principal Balance PSF/Unit                                  $276.11
Percentage of Initial Mortgage Pool Balance                                 3.4%
Number of Mortgage Loans                                                       1
Type of Security                                                      Fee Simple
Mortgage Rate                                                            5.7594%
Original Term to Maturity (Months)                                           120
Original Amortization Term (Months)                                Interest Only
Cut-off Date LTV Ratio                                                     78.2%
LTV Ratio at Maturity                                                      78.2%
Underwritten DSCR on NOI                                                   1.23x
Underwritten DSCR on NCF                                                   1.22x

o    THE LOAN. The mortgage loan (the "PACIFIC CENTER LOAN") is evidenced by a single note and is secured by a first mortgage encumbering the class-A office building located at 1455 Frazee Road and 1615 Murray Canyon Road in
     San Diego, California (the "PACIFIC CENTER PROPERTY"). The Pacific Center
     Loan represents approximately 3.4% of the initial mortgage pool balance.
     The Pacific Center Loan was originated on April 19, 2006, has an original principal balance and a principal balance as of the cut-off date of
     $121,200,000, and an interest rate of 5.7594% per annum. The DSCR and LTV on the Pacific Center Loan are 1.22x and 78.2%, respectively. The proceeds of the Pacific Center Loan were used to return acquisition capital to the direct and indirect owners of the borrower.

     The Pacific Center Loan has an initial term of 120 months and a remaining term of 118 months. The Pacific Center Loan requires payments of interest only for the entire term. The scheduled maturity date is May 6, 2016.
     Voluntary prepayment of the Pacific Center Loan is prohibited prior to the payment date of February 6, 2016 and permitted on such payment date and thereafter without penalty. Defeasance with United States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted from August 6, 2008.

o    THE PROPERTY. The Pacific Center Property is comprised of two ten-story office towers and a six-level parking garage located on 6.37-acres in San
     Diego, California. The first tower was constructed in 1986 and consists of
     220,757-sf. The second tower was built in 1988 and consists of 218,203 sf.
     The parking structure and surface parking field located between the two towers, contain 1,249 stalls and 172 surface parking spaces, yielding 1,421 stalls. In aggregate, the Pacific Center Property is comprised of 438,960 sf with average floor plates of approximately 22,000 sf.

     The largest tenant at the Pacific Center Property is Booz Allen & Hamilton,
     occupying approximately 112,524 sf and 25.6% of the property. Of that space, 51,553 sf expire in May, 2007, 25,724 sf expire in December, 2007,
     22,322 sf expire in May, 2009, and 12,925 sf expire in April, 2011. The second largest tenant is Maxim Systems, occupying 34,307 sf and 7.8% of the
     Pacific Center Property under a lease expiring in February, 2012. The third largest tenant is CACI Technologies, Inc., occupying 29,802 sf and 6.8% of the Pacific Center Property under a lease expiring in July, 2010.

     As of May 30, 2006, the property is approximately 88.8% leased.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400) for the
offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                                [RBS Greenwich Capital LOGO]

                                      -57-

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS - PACIFIC CENTER
--------------------------------------------------------------------------------

     The following table presents certain information relating to some of the largest tenants at the Pacific Center Property:

                  LARGEST TENANTS BASED ON ANNUALIZED BASE RENT

                                                                              % OF TOTAL
                               CREDIT RATING                    ANNUALIZED    ANNUALIZED      ANNUALIZED
                              (FITCH/MOODY'S/   TENANT   % OF  UNDERWRITTEN  UNDERWRITTEN  UNDERWRITTEN BASE
        TENANT NAME               S&P)(1)        NRSF    NRSF    BASE RENT     BASE RENT     RENT (PER NRSF)   LEASE EXPIRATION
----------------------------  ---------------  -------  -----  ------------  ------------  -----------------  ----------------

Booz Allen & Hamilton             NR/NR/NR     112,524   25.6%  $ 3,237,272      28.7%          $28.77           Various(2)
Maxim Systems                     NR/NR/NR      34,307    7.8       955,107       8.5           $27.84           2/28/2012
CACI Technologies, Inc           NR/Ba2/BB      29,802    6.8       847,569       7.5           $28.44            7/9/2010
URS Corporation                  NR/Ba1/BB+     27,869    6.3       846,880       7.5           $30.39           9/30/2010
BRAC - GSA Navy Base Realign    AAA/Aaa/AAA     22,335    5.1       630,455       5.6           $28.23           8/15/2015
HRA Medical Mgmt                  NR/NR/NR      19,207    4.4       546,247       4.8           $28.44           5/31/2010
Total Largest Tenants                          246,044   56.1     7,063,529      62.7           $28.71
Remaining Tenants                              143,728   32.7     4,199,428      37.3           $29.22
Vacant Space                                    49,188   11.2             0       0.0           $ 0.00
                                               -------  -----   -----------     -----           ------
TOTAL/WTD. AVG. ALL TENANTS                    438,960  100.0%  $11,262,957     100.0%          $28.90
                                               =======  =====   ===========     =====           ======

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  51,553 sf expires on 5/31/2007, 25,724 sf expires 12/31/2007, 22,322 sf expires 5/31/2009 and 12,925 sf expires 4/30/2011.

     The following table presents certain information relating to the lease rollover schedule at the Pacific Center Property:

                          LEASE EXPIRATION SCHEDULE(1)

                                                                                 % OF TOTAL     ANNUALIZED
                                                                  ANNUALIZED     ANNUALIZED    UNDERWRITTEN
  YEAR ENDING                       % OF TOTAL   CUMULATIVE OF   UNDERWRITTEN   UNDERWRITTEN     BASE RENT
  DECEMBER 31,      EXPIRING NRSF      NRSF       TOTAL NRSF       BASE RENT      BASE RENT     (PER NRSF)
-----------------   -------------   ----------   -------------   ------------   ------------   ------------

2006                    26,738          6.1%           6.1%       $   791,784        7.0%         $29.61
2007                   116,939         26.6           32.7%         3,301,620       29.3          $28.23
2008                    32,826          7.5           40.2%           997,020        8.9          $30.37
2009                    24,996          5.7           45.9%           718,649        6.4          $28.75
2010                    99,743         22.7           68.6%         2,937,718       26.1          $29.45
2011                    28,062          6.4           75.0%           819,497        7.3          $29.20
2012                    34,307          7.8           82.8%           955,107        8.5          $27.84
2013                         0          0.0           82.8%                 0        0.0          $ 0.00
2014                         0          0.0           82.8%                 0        0.0          $ 0.00
2015                    26,161          6.0           88.8%           741,562        6.6          $28.35
2016 & Thereafter            0          0.0           88.8%                 0        0.0          $ 0.00
Vacant                  49,188         11.2          100.0%               N/A        N/A             N/A
                       -------        -----                       -----------      -----          ------
TOTAL/WTD. AVG.        438,960        100.0%                      $11,262,957      100.0%         $28.90
                       =======        =====                       ===========      =====          ======

(1)  Calculated based on approximate square footage occupied by each tenant.

o    THE BORROWER. The borrower is Maguire Properties-Pacific Center, LLC (the
     "PACIFIC CENTER BORROWER"), a special-purpose, bankruptcy-remote entity with two independent directors. Legal counsel to the Pacific Center
     Borrower delivered a non-consolidation opinion in connection with the origination of the Pacific Center Loan. The sponsor of the Pacific Center
     Borrower is Maguire Properties, Inc. ("MPI"), a publicly traded REIT, with a market capitalization of $1.47 billion as of May 30, 2006. Robert F.
     Maguire III, the largest shareholder, chairman of the board and Co-Chief
     Executive Officer of MPI, is an experienced real estate investor. MPI currently owns a portfolio comprised of whole or partial interests in 23 properties (69 buildings) with

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400) for the
offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                                [RBS Greenwich Capital LOGO]

                                      -58-

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS - PACIFIC CENTER
--------------------------------------------------------------------------------

     approximately 15.4 million net rentable sf, one 350-room hotel with 266,000 sf and structured parking (on- and off-site) totaling 10 million sf, and surface parking, which in total accommodates over 32,500 vehicles. MPI also owns undeveloped land that can support up to 7.3 million sf of office, retail, and residential uses and an additional 3.6 million sf of structure parking. In 1965, Robert F. Maguire III founded MPI's predecessor, Maguire
     Partners, to own, manage, develop and acquire office properties in the
     Southern California market. Over its 41-year history, Maguire Partners established a successful record of developing visible class-A buildings.
     MPI is one of the largest commercial real estate developers and owners headquartered on the West Coast and one of the nation's largest developers of class-A quality office and mixed-use properties. The company specializes in large, architecturally significant projects, and has developed a number of significant projects in Los Angeles County, including Wells Fargo Tower,
     US Bank Tower, Gas Company Tower, and KPMG Tower. The borrower sponsor's operating partner, Maguire Properties, L.P. ("MPLP") guaranteed the non-recourse carveouts of the Pacific Center Loan.

o    ESCROWS. The loan documents provide for certain escrows of real estate taxes and insurance premiums. At closing, the Pacific Center Borrower made an initial deposit in an amount equal to $5,000,000 into a capital reserve to be used for common area upgrades. In addition to the foregoing, the
     Pacific Center Borrower will make monthly ongoing deposits into the capital reserve in an amount initially equal to $9,145, which amount will only need to be deposited on payment dates when the capital reserve is below
     $500,000. Additionally, at closing, the Pacific Center Borrower made an initial deposit in an amount equal to $4,400,000 into a tenant improvements and leasing commissions reserve. In addition to the foregoing, the Pacific
     Center Borrower will make monthly ongoing deposits in an amount initially equal to $45,725 commencing on the earlier to occur of (i) May 6, 2009 or
     (ii) the first payment date following the date that the funds in the such reserve have been reduced to $1,000,000; provided, however, the Pacific
     Center Borrower will only be obligated to make such monthly payment into the tenant improvement and leasing commissions reserve on any payment date on which the aggregate amount then on deposit in the reserve (excluding any lease termination payments) is below $2,500,000.

o    LOCK BOX AND CASH MANAGEMENT. The loan requires a hard lock box, which is already in place. The loan documents require the Pacific Center Borrower to direct tenants to pay their rents directly to a lender controlled hard lock box. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lender controlled account (as well as any other rents, receipts, security deposits or payments related to lease termination or default) within one business day of receipt and that funds deposited in the lender-controlled account be swept on a daily basis into the Pacific Center Borrower's operating account unless an event of default is continuing or the debt service coverage ratio is less than 1.05x (a "DSCR CASH MANAGEMENT PERIOD"). In the event that a
     DSCR Cash Management Period is continuing, the Pacific Center Borrower has the right to post a letter of credit in an amount equal to the portion of the then-outstanding principal of the loan such that the debt service coverage ratio of at least 1.05x would be maintained on the loan after repayment of the amount of such letter of credit. If an event of default is continuing or during a DSCR Cash Management Period, amounts in the lender-controlled account will be swept into another account controlled by lender and applied to pay debt service, operating expenses and any required reserves under the loan documents. At any time during the continuance of an event of default, lender may apply any sums then held pursuant to the cash management agreement to the payment of the debt. Additionally, if a DSCR
     Cash Management Period is continuing for two consecutive calendar quarters, lender may use the additional cash collateral to purchase defeasance eligible collateral and apply the proceeds of such collateral to pay a portion of the monthly payments due under the Pacific Center Loan each month.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400) for the
offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                                [RBS Greenwich Capital LOGO]

                                      -59-

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS - PACIFIC CENTER
--------------------------------------------------------------------------------

o    PROPERTY MANAGEMENT. MPLP, an affiliate of the Pacific Center Borrower, is the property manager for the Pacific Center Property. The lender may replace the property manager if (i) an event of default occurs and not cured, (ii) a bankruptcy of MPLP occurs, (iii) the maturity date has occurred and the loan is not repaid or (iv) the property manager defaults under the property management agreement. Thereafter, the Pacific Center
     Borrower may not enter into any agreement relating to the management of the
     Pacific Center Property without the express written consent of lender and the rating agencies. The management fee is equal to 3.0% of all rent and other income collected from tenants at the Pacific Center Property. Leasing commissions are payable separately based on a fixed schedule. MPLP contracts out certain services to an affiliated subcontractor pursuant to a services subcontract that is terminable by either party on 30 days' notice.

o    MEZZANINE OR SUBORDINATE INDEBTEDNESS. There is currently no mezzanine or subordinate indebtedness. The loan documents permit MPI, MPLP or any entity holding any direct or indirect interests in MPI or MPLP, to pledge their indirect ownership interests in the Pacific Center Borrower (but not the foreclosure thereon) to any permitted institutional transferee providing a corporate line of credit or other financing to MPI, MPLP or any entity holding any direct or indirect interests in MPI or MPLP, so long as the indirect interests in the Pacific Center Borrower that are pledged as collateral comprise no more than 33% of the total value of the collateral for such line of credit or other financing, and provided that (i) no default has occurred and remains uncured and (ii) the lender has received payment of, or reimbursement for, all costs and expenses incurred by lender in connection with such pledges (including, but not limited to, reasonable attorneys' fees and costs and expenses of the rating agencies).

o    TERRORISM INSURANCE. The loan documents require the Pacific Center Borrower to maintain terrorism insurance. The Pacific Center Property has terrorism coverage as part of its sponsor's blanket all-risk property coverage. The loan documents provide that if "certified acts of terrorism," as identified by the United States Government, are excluded from Pacific Center
     Borrower's comprehensive all risk insurance policy or business income coverage, the borrower is required to obtain an endorsement to such policies, or separate policies, insuring against all such "certified acts of terrorism" ("TERRORISM ACTS"), at the borrower's option, either (A) in an amount not less than $360,000,000 on an aggregate basis covering the
     Pacific Center Property and all other properties owned by MPLP or its affiliates as of the closing date of the Pacific Center Loan and providing for a deductible not exceeding $1,000,000 or (B) in a total amount not less than $410,000,000 on an aggregate basis covering the Pacific Center
     Property and all other properties owned by MPLP or its affiliates as of the closing date of the Pacific Center Loan and providing for a deductible of not in excess of 5% of the full replacement value of the Pacific Center
     Property; in either case, provided that the endorsement or policy is (x) in form and substance reasonably satisfactory to lender; and (y)
     non-cancelable (to the extent such non-cancelable insurance is available in the marketplace) (insurance meeting such requirements being referred to herein as "FULL COVERAGE"). Notwithstanding the requirements stated above, in the event that Full Coverage is not available at a cost of 200% of the aggregate amount of the "all risk" insurance premiums payable with respect to the Pacific Center Property and all other properties owned by MPLP or its affiliates for the last policy year adjusted annually by the Consumer
     Price Index (such amount, the "TERRORISM INSURANCE CAP"), then Pacific
     Center Borrower is required to purchase insurance covering Terrorism Acts at the Pacific Center Property in an amount equal to the greatest amount of coverage obtainable at a per annum cost of the Terrorism Insurance Cap. See
     "Risk Factors--Risks Related to the Underlying Mortgage Loans--The Absence
     of or Inadequacy of Insurance Coverage on the Mortgaged Properties May
     Adversely Affect Payments on Your Certificates" in the Prospectus
     Supplement.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400) for the
offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                                [RBS Greenwich Capital LOGO]

                                      -60-

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS - MONTEHIEDRA TOWN CENTER
--------------------------------------------------------------------------------

                                 [3 PHOTOS OMITTED]

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400) for the
offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                                [RBS Greenwich Capital LOGO]

                                      -61-

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS - MONTEHIEDRA TOWN CENTER
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400) for the
offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                                [RBS Greenwich Capital LOGO]

                                      -62-

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS - MONTEHIEDRA TOWN CENTER
--------------------------------------------------------------------------------

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                      San Juan, Puerto Rico
Property Type                                                             Retail
Size (sf)                                                                540,490
Percentage Leased as of May 15, 2006                                       98.3%
Year Built                                                                  1994
Appraisal Value                                                     $151,000,000
Underwritten Occupancy                                                     98.3%
Underwritten Revenues                                                $14,875,445
Underwritten Total Expenses                                           $4,115,081
Underwritten Net Operating Income (NOI)                              $10,760,364
Underwritten Net Cash Flow (NCF)                                     $10,439,408

                            MORTGAGE LOAN INFORMATION

Originator                                                                 GSCMC
Cut-off Date Principal Balance                                      $120,000,000
Cut-off Date Principal Balance PSF/Unit                                  $222.02
Percentage of Initial Mortgage Pool Balance                                 3.3%
Number of Mortgage Loans                                                       1
Type of Security                                                      Fee Simple
Mortgage Rate                                                             6.040%
Original Term to Maturity (Months)                                           120
Original Amortization Term (Months)                                Interest Only
Cut-off Date LTV Ratio                                                     79.5%
LTV Ratio at Maturity                                                      63.2%
Underwritten DSCR on NOI                                                   1.46x
Underwritten DSCR on NCF                                                   1.42x

o    THE LOAN. The mortgage loan (the "MONTEHIEDRA TOWN CENTER LOAN") is evidenced by a note in the original principal amount of $120,000,000 and is secured by first mortgages encumbering one regional shopping center with five anchors located in San Juan, Puerto Rico (the "MONTEHIEDRA TOWN CENTER
     PROPERTY"). The Montehiedra Town Center Loan was originated on June 9, 2006 by Goldman Sachs Commercial Mortgage Capital, L.P. and was subsequently purchased by Goldman Sachs Mortgage Company. The Montehiedra Town Center
     Loan had an original principal balance and has an outstanding principal balance as of the cut-off date of $120,000,000 and an interest rate of
     6.04%. The Montehiedra Town Center Loan represents approximately 3.3% of the initial mortgage pool balance. The proceeds of the Montehiedra Town
     Center Loan were used to refinance existing debt on the Montehiedra Town
     Center Property.

     The Montehiedra Town Center Loan had an initial term of 120 months and has a remaining term of 120 months. The loan documents require payments of interest only during the term of the loan. The scheduled maturity date is the payment date in July 2016. Voluntary prepayment of the Montehiedra Town
     Center Property Loan is prohibited prior to March 8, 2016. Defeasance with
     United States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted at any time after the second anniversary of the securitization closing date
     (or, if the Montehiedra Pari Passu Advance has been made the defeasance lockout period, at the option of the holder of the Montehiedra Pari Passu
     Advance, will extend until after the first payment date following the earlier to occur of the third anniversary of the origination of the
     Montehiedra Pari Passu Advance and the second anniversary of the securitization of both the Montehiedra Pari Passu Advance and the
     Montehiedra Town Center Loan). See "--Future Montehiedra Pari Passu
     Advance" below.

o    THE PROPERTY. The Montehiedra Town Center Property is an approximately
     540,490 sf regional shopping center with five anchors and approximately 85 in-line retail shops and restaurants. The Montehiedra Town Center Property opened in 1994 and is located in San Juan, Puerto Rico. The San Juan,
     Guaynabo, and Trujilo municipalities of the greater San Juan metropolitan area make up the Montehiedra Town Center Property's primary trade area. In these three respective municipalities there are more than 500,000 residents. The San Juan metropolitan area, as a whole, has the highest population density and the highest income distribution on the island.

     The Montehiedra Town Center Property is anchored by K-Mart (approximately
     135,333 sf), The Home Depot (approximately 110,241 sf), Marshalls
     (approximately 52,460 sf), Caribbean Theaters (approximately 50,000 sf) and
     Tiendas Capri (approximately 32,634 sf). The Montehiedra Town Center
     Property's in-line space totals approximately 159,822 sf with approximately
     85 in-line tenants.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400) for the
offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                                [RBS Greenwich Capital LOGO]

                                      -63-

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS - MONTEHIEDRA TOWN CENTER
--------------------------------------------------------------------------------

     The Montehiedra Town Center Property is approximately 98.3% leased
     (including the anchor spaces), with actual occupancy as of May 15, 2006 of approximately 96.9% with a variety of local and national tenants. Macaroni
     Grill, Footlocker, Bostonian, and GNC are among the retailers occupying the in-line space at the Montehiedra Town Center Property. Sales psf for mall shop tenants (with less than 10,000 sf) is approximately $420 based upon
     March 2006 T-12 Sales. Occupancy costs based on underwritten rent and recoveries at this sales level would be approximately 11.3% for such tenants.

     The following table presents certain information relating to the major tenants at the Montehiedra Town Center Property.

      TEN LARGEST RETAIL TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT

                                                                                            % OF TOTAL     ANNUALIZED
                                                                             ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                                CREDIT RATING                               UNDERWRITTEN   UNDERWRITTEN    BASE RENT        LEASE
      TENANT NAME            (FITCH/MIS/S&P)(1)   TENANT NRSF   % OF NRSF     BASE RENT      BASE RENT    ($ PER NRSF)   EXPIRATION
--------------------------   ------------------   -----------   ---------   ------------   ------------   ------------   -----------

K-Mart                            BB/NR/BB+         135,333        25.0%     $ 1,455,389       14.2%         $10.75       4/30/2023
The Home Depot                    Aa3/AA/AA         110,241        20.4        1,261,157       12.3          $11.44       4/30/2023
Marshalls                          NR/A3/A           52,460         9.7          944,280        9.2          $18.00       1/31/2014
Tiendas Capri                     NR/NR/NR           32,634         6.0          489,510        4.8          $15.00       8/31/2015
Caribbean Theatres (2)            NR/NR/NR           50,000         9.3          402,500        3.9          $ 8.05       4/30/2021
Romano's Macaroni Grill(3)      BBB+/Baa2/BBB         7,000         1.3          168,000        1.6          $24.00       11/3/2026
Marianne                          NR/NR/NR            5,385         1.0          161,550        1.6          $30.00       3/31/2016
Chili's Grill and Bar           BBB+/Baa2/BBB         6,370         1.2          153,100        1.5          $24.03       6/30/2024
Pacific Sunwear                   NR/NR/NR            4,374         0.8          144,342        1.4          $33.00      12/31/2012
Johnny Rockets (4)                NR/NR/NR            2,538         0.5          129,637        1.3          $51.08       6/30/2016
                                                    -------       -----      -----------      -----          ------
TEN LARGEST TENANTS                                 406,335        75.2%     $ 5,309,465       51.9%         $13.07
Remaining Tenants                                   124,764        23.1        4,916,102       48.1          $39.40
Vacant Spaces                                         9,391         1.7                0        0.0          $ 0.00
                                                    -------       -----      -----------      -----          ------
TOTAL TENANTS                                       540,490       100.0%     $10,225,567      100.0%         $19.25
                                                    =======       =====      ===========      =====          ======

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  Caribbean Theatres is paying ground rent of $402,500 per annum. The improvements are not part of the collateral.

(3)  Tenant has executed a lease, but has not yet taken occupancy.

(4)  This lease is currently out for signature, but has not been executed. We cannot assure you that it will in fact be executed.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400) for the
offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                                [RBS Greenwich Capital LOGO]

                                      -64-

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS - MONTEHIEDRA TOWN CENTER
--------------------------------------------------------------------------------

     The following table presents certain information relating to the lease rollover schedule at the Montehiedra Town Center Property:

                          LEASE EXPIRATION SCHEDULE (1)

                                                                                     % OF TOTAL     ANNUALIZED
                                                                      ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                            EXPIRING        % OF     CUMULATIVE OF   UNDERWRITTEN   UNDERWRITTEN    BASE RENT
YEAR ENDING DECEMBER 31,   OWNED NRSF   TOTAL NRSF    TOTAL NRSF      BASE RENT       BASE RENT    ($ PER NRSF)
------------------------   ----------   ----------   -------------   ------------   ------------   ------------

2006                          21,715        4.0%           4.0%       $   792,998        7.8%         $36.52
2007                          18,607        3.4            7.5%           481,695        4.7          $25.89
2008                           4,587        0.8            8.3%           203,510        2.0          $44.37
2009                           6,661        1.2            9.5%           340,825        3.3          $51.17
2010                          14,060        2.6           12.1%           554,416        5.4          $39.43
2011                           2,458        0.5           12.6%            83,572        0.8          $34.00
2012                           9,329        1.7           14.3%           315,842        3.1          $33.86
2013                           3,397        0.6           15.0%           133,540        1.3          $39.31
2014                          64,194       11.9           26.8%         1,392,052       13.6          $21.69
2015                          51,792        9.6           36.4%         1,325,753       13.0          $25.60
2016 and Thereafter (2)      334,299       61.9           98.3%         4,601,364       45.0          $13.76
Vacant                         9,391        1.7          100.0%                 0        0.0          $ 0.00
                             -------      -----                       -----------      -----          ------
TOTAL                        540,490      100.0%                      $10,225,567      100.0%         $19.25
                             =======      =====                       ===========      =====          ======

(1)  Calculated based on approximate square footage occupied by each tenant.

(2)  Includes $402,500 of ground rent that Caribbean Theatres is paying on
     50,000 sf.

o    THE BORROWER. The borrower is Vornado Montehiedra Acquisition L.P., a single-purpose, single-asset entity. Legal counsel to the borrower has delivered a non-consolidation opinion in connection with the origination of the Montehiedra Town Center Loan. The borrower under the Montehiedra Town
     Center Loan is indirectly owned by Vornado Realty L.P. Vornado Realty L.P.
     is the indemnitor of certain environmental obligations under the
     Montehiedra Town Center Loan.

o    ESCROWS. The loan documents provide for certain escrows of real estate taxes, insurance, capital expenditures, tenant improvement allowances and leasing commissions and any tenant lease termination payments received by the borrower to be funded during a Montehiedra Cash Trap Period. A
     "MONTEHIEDRA CASH TRAP PERIOD" means any period commencing as of the end of any fiscal quarter in which the net operating income of the Montehiedra
     Town Center Property for the prior twelve-month period is less than 85% of the net operating income at origination and terminating as of the end of the second consecutive fiscal quarter in which the net operating income of the Montehiedra Town Center Property for the prior twelve-month period is at least equal to 85% of the net operating income at origination; provided, however, that if a Montehiedra Cash Trap Period would be in effect, the borrower may deliver to the lender a guarantee of Vornado Realty, L.P. (if, among other requirements, its net worth remains at least $500,000,000 at all times the guarantee is in place) or a letter of credit in an amount equal to the difference between 85% of the net operating income at origination and net operating income at the conclusion of the twelve-month period. In that case, no Montehiedra Cash Trap Period will be deemed to have commenced.

o    LOCK BOX AND CASH MANAGEMENT. The Montehiedra Town Center Loan requires a hard lock box, which is already in place. The loan documents require the borrower to direct tenants to pay their rents directly to such lender controlled hard lockbox, which amounts are then swept into a borrower-controlled account, unless a Montehiedra Cash Trap Period or event of default under the loan documents exists. During a Montehiedra Cash Trap
     Period if no event of default has occurred and is continuing, amounts in the lockbox account will be applied to pay any required reserves, to pay the scheduled monthly debt service payment and all other amounts

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400) for the
offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                                [RBS Greenwich Capital LOGO]

                                      -65-

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS - MONTEHIEDRA TOWN CENTER
--------------------------------------------------------------------------------

     due under the Montehiedra Town Center Loan, to pay to the borrower all budgeted expenses (and capping the fees paid to the manager at 4% of operating income) and then to the borrower.

o    PROPERTY MANAGEMENT. The Montehiedra Town Center Property is currently managed by Berenson Associates, Inc., a Massachusetts corporation, pursuant to a management agreement. The property manager is entitled to a management fee of 4% of the rental income for the Montehiedra Town Center Property. In addition, the property manager is entitled to a leasing commission of $1 per rentable square foot for any leasing transaction of 10,000 sf or more, plus certain travel expenses. The lender has the right to require the borrower to replace the manager if a monetary event of default has occurred and is continuing, upon manager becoming insolvent and during the continuance of any material default on the part of manager under the related management agreement beyond any applicable notice and cure period.

o    MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted.

o    FUTURE MONTEHIEDRA PARI PASSU ADVANCE. The borrower is permitted under the loan documents at any time on or prior to June 9, 2011 to receive an additional pari passu advance (the "MONTEHIEDRA PARI PASSU ADVANCE") from any qualified institutional lender (the "PARI PASSU ADVANCE LENDER") which will be evidenced by a note and secured by a mortgage on the existing collateral and future planned expansion improvements at the borrower's option, within the main "mall" portion of the Montehiedra Town Center
     Property and on approximately 4.1 acres of land adjacent thereto or on one of two adjacent parcels (the "EXPANSION IMPROVEMENTS"). The Montehiedra
     Pari Passu Advance will be in an aggregate amount equal to the lesser of
     (i) $35,000,000 and (ii) nine (9) times the expected increase (based on executed leases) in net operating income as a result of the Expansion
     Improvements (or a lesser amount requested by borrower). The Montehiedra
     Pari Passu Advance is required to be pari passu in right of payment with the Montehiedra Town Center Loan.

     The Montehiedra Pari Passu Advance is required to have a fixed rate of interest and be coterminous with the Montehiedra Town Center Loan. The Pari
     Passu Advance Lender is required to enter into a co-lender agreement with the lender that is reasonably acceptable to the lender and the Pari Passu
     Advance Lender in their respective good faith business judgment, which provides, among other things, for pro rata payments and acceptable control and cooperation provisions; it being understood that control of servicing, consents, approvals, foreclosure, workout and/or other disposition and/or realization of the Montehiedra Town Center Loan must be vested in the holder of the Montehiedra Town Center Loan.

     The borrower's right to receive the Montehiedra Pari Passu Advance is subject to, among others, the satisfaction of the following conditions: (a)
     no event of default shall have occurred and be continuing on the funding date of the Montehiedra Pari Passu Advance, (b) the borrower has delivered evidence reasonably satisfactory to the lender that all of the Expansion
     Improvements have been constructed, improved and completed in compliance with all applicable legal requirements, (c) the lender has received estoppel letters from tenants occupying, in the aggregate, not less than
     75% of the aggregate rentable square feet in the Expansion Improvements and paying, in the aggregate, not less than 75% of the rent generated pursuant to leases for the Expansion Improvements, (d) at the time of the
     Montehiedra Pari Passu Advance, the debt service coverage ratio for the
     Expansion Parcel is not less than 1.60x (however, if this condition is not satisfied but all other conditions are satisfied, then the amount of the
     Montehiedra Pari Passu Advance will be reduced to the maximum amount satisfying this condition), (e) the debt service coverage ratio for the
     Montehiedra Town Center Property (including the Expansion Parcel) is not less than 1.50x (however, if this condition is not satisfied but all other conditions are satisfied, then the amount of the Montehiedra Pari Passu
     Advance will be reduced to the maximum amount

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400) for the
offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                                [RBS Greenwich Capital LOGO]

                                      -66-

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS - MONTEHIEDRA TOWN CENTER
--------------------------------------------------------------------------------

     satisfying this condition), (f) the Montehiedra Pari Passu Advance does not exceed 75% of the appraised value of the Expansion Parcel and improvements, and (g) aggregate loan-to-value ratio of the Montehiedra Town Center Loan and the Montehiedra Pari Passu Advance does not exceed 79%.

o    TERRORISM INSURANCE. The loan documents require the borrowers to maintain
     "all-risk" insurance, providing coverage for terrorism in an amount equal to the full replacement cost of the Montehiedra Town Center Property as well as business interruption insurance covering the 24-month period from the occurrence of a casualty until restoration (plus an extended period of indemnity for 12 months after restoration). The borrower must maintain such coverage to the extent that such coverage is commercially available for an annual premium of $50,000 or less (or such coverage as is available for such amount and acceptable to the lender). See "Risk Factors--Risks Related to the Underlying Mortgage Loans--The Absence of or Inadequacy of Insurance
     Coverage on the Mortgaged Properties May Adversely Affect Payments on Your
     Certificates" in the Prospectus Supplement.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400) for the
offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                                [RBS Greenwich Capital LOGO]

                                      -67-

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS - THE STRIP
--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400) for the
offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                                [RBS Greenwich Capital LOGO]

                                      -68-

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS - THE STRIP
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400) for the
offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                                [RBS Greenwich Capital LOGO]

                                      -69-

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS - THE STRIP
--------------------------------------------------------------------------------

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                         North Canton, Ohio
Property Type                                                             Retail
Size (sf)                                                                782,611
Percentage Leased as of March 31, 2006                                      100%
Year Built                                                             1996-2003
Appraisal Value                                                     $116,300,000
Underwritten Occupancy                                                     96.8%
Underwritten Revenues                                                $10,220,470
Underwritten Total Expenses                                           $2,317,075
Underwritten Net Operating Income (NOI)                               $7,903,395
Underwritten Net Cash Flow (NCF)                                      $7,697,668

                            MORTGAGE LOAN INFORMATION

Originator                                                                 GSCMC
Cut-off Date Principal Balance                                       $92,328,510
Cut-off Date Principal Balance PSF/Unit                                  $117.97
Percentage of Initial Mortgage Pool Balance                                 2.6%
Number of Mortgage Loans                                                       1
Type of Security                                                      Fee Simple
Mortgage Rate                                                            5.8390%
Original Term to Maturity (Months)                                           120
Original Amortization Term (Months)                                          360
Cut-off Date LTV Ratio                                                     79.4%
LTV Ratio at Maturity                                                      67.2%
Underwritten DSCR on NOI                                                   1.21x
Underwritten DSCR on NCF                                                   1.18x

o    THE LOAN. The mortgage loan ("THE STRIP LOAN") is evidenced by a note in the original principal amount of $92,600,000 and is secured by a first mortgage encumbering a class A anchored retail center located in North
     Canton, Ohio ("THE STRIP PROPERTY"). The Strip Loan was originated by
     Goldman Sachs Commercial Mortgage Capital, L.P. and was subsequently purchased by Goldman Sachs Mortgage Company. The Strip Loan was originated on April 5, 2006 and represents approximately 2.6% of the initial mortgage pool balance. The note evidencing The Strip Loan had an original balance of
     $92,600,000, has an outstanding principal balance as of the cut-off date of
     $92,328,510 and an interest rate of 5.839%. The proceeds of The Strip Loan were used to refinance existing debt on The Strip Property.

     The Strip Loan has an initial term of 120 months and has a remaining term of 117 months. The Strip Loan amortizes based on a 360-month amortization schedule. The scheduled maturity date is the payment date in April 2016.
     Voluntary prepayment of The Strip Loan is prohibited until the payment date in October 2015. Defeasance with United States government securities or certain other obligations backed by the full faith and credit of the United
     States of America is permitted at any time after the second anniversary of the securitization closing date.

o    THE PROPERTY. The Strip Property is a 782,611 sf anchored retail center located in North Canton, Ohio. The Strip Property was constructed by Robert
     Stark in 1996-2003 and covers approximately 96 acres. The Strip Property is
     100% occupied with major tenants including Wal-Mart (149,429 sf), Lowe's
     (130,497 sf), Giant Eagle (90,854 sf) and approximately 30 other nationally recognized big box retailers including Best Buy, Borders and Bed, Bath &
     Beyond. For year end 2005, sales for Bed, Bath & Beyond and Marshalls are
     $253 psf and $180 psf respectively. Occupancy costs at this sales level would be approximately 6.5% and 9.4% for Bed, Bath & Beyond and Marshalls,
     respectively. For year end 2005, sales for Old Navy were $562 psf with occupancy costs of approximately 3.6%. For trailing twelve months as of
     November 2005, sales for Giant Eagle were $352 psf with occupancy costs of approximately 3.6%. For year end 2005, sales for Cinemark were $442,974 per screen. The Strip Property is 14 miles south of the Akron CBD and four miles north of the Canton CBD. According to the appraisal, the
     Canton-Massillon MSA has a population of 408,707 and there are approximately 106,247 people within a 5-mile radius of The Strip Property.
     The average household income within the 5-mile radius is approximately
     $73,784.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400) for the
offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                                [RBS Greenwich Capital LOGO]

                                      -70-

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS - THE STRIP
--------------------------------------------------------------------------------

     The following table presents certain information relating to the major tenants at The Strip Property:

      TEN LARGEST RETAIL TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT

                                                                                  % OF TOTAL     ANNUALIZED
                               CREDIT RATING                       ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                              (FITCH/MOODY'S/   TENANT    % OF    UNDERWRITTEN   UNDERWRITTEN     BASE RENT      LEASE
        TENANT NAME              S&P) (1)        NRSF     NRSF     BASE RENT      BASE RENT       (PER NRSF)   EXPIRATION
---------------------------   ---------------   -------   -----   ------------   ------------   ------------   ----------

Cinemark USA (Tinseltown)        NR/Caa1/B+      66,338     8.5%   $  916,791        10.7%         $13.82       8/1/2017
Giant Eagle                       NR/NR/NR       90,854    11.6       844,942         9.9          $ 9.30       12/1/2016
Best Buy Stores                BBB+/Baa2/BBB     42,496     5.4       808,699         9.5          $19.03       1/1/2021
Wal-Mart                         AA/Aa2/AA      149,429    19.1       763,582         8.9          $ 5.11      10/25/2016
Lowe's                            A+/A2/A+      130,497    16.7       759,493         8.9          $ 5.82       11/1/2016
Borders                           NR/NR/NR       30,000     3.8       549,900         6.4          $18.33       10/1/2011
Bed, Bath & Beyond               NR/NR/BBB       40,000     5.1       484,000         5.7          $12.10       2/1/2012
Marshalls                         NR/A3/A        32,946     4.2       441,476         5.2          $13.40       11/1/2009
Sofa Express                      NR/NR/NR       26,625     3.4       371,951         4.3          $13.97       7/1/2007
Babies R Us                     CCC/Caa2/B-      42,296     5.4       359,939         4.2          $ 8.51       11/1/2011
                                                -------   -----    ----------       -----          ------
TEN LARGEST OWNED TENANTS                       651,481    83.2%   $6,300,773        73.6%         $ 9.67
Remaining Owned Tenants(2)                      131,130    16.8     2,254,393        26.4          $17.19
Vacant Spaces (Owned Space)                           0     0.0             0         0.0          $ 0.00
                                                -------   -----    ----------       -----          ------
TOTAL ALL OWNED TENANTS(2)                      782,611   100.0%   $8,555,166       100.0%         $10.93
                                                =======   =====    ==========       =====          ======

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  Includes ground rent attributable to eight ground leases.

     The following table presents certain information relating to the lease rollover schedule at The Strip Property:

                          LEASE EXPIRATION SCHEDULE (1)

                                                                                   % OF TOTAL     ANNUALIZED
                                                                    ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                           EXPIRING      % OF      CUMULATIVE OF   UNDERWRITTEN   UNDERWRITTEN    BASE RENT
YEAR ENDING DECEMBER 31,     NRSF     TOTAL NRSF     TOTAL NRSF    BASE RENT(2)    BASE RENT      (PER NRSF)
------------------------   --------   ----------   -------------   ------------   ------------   ------------

2006                              0       0.0%          0.0%        $        0         0.0%         $ 0.00
2007                         55,445       7.1           7.1%           986,248        11.5          $17.79
2008                         25,000       3.2          10.3%           323,000         3.8          $12.92
2009                         37,531       4.8          15.1%           690,184         8.1          $18.39
2010                          6,700       0.9          15.9%           115,709         1.4          $17.27
2011                         72,296       9.2          25.2%           909,839        10.6          $12.58
2012                         47,500       6.1          31.2%           634,000         7.4          $13.35
2013                          9,500       1.2          32.5%           198,125         2.3          $20.86
2014                              0       0.0          32.5%                 0         0.0          $ 0.00
2015                              0       0.0          32.5%                 0         0.0          $ 0.00
2016 & thereafter           528,639      67.5         100.0%         4,698,061        54.9          $ 8.89
Vacant                            0       0.0         100.0%                 0         0.0          $ 0.00
                            -------     -----                       ----------       -----          ------
TOTAL                       782,611     100.0%                      $8,555,166       100.0%         $10.93
                            =======     =====                       ==========       =====          ======

(1)  Calculated based on approximate square footage occupied by each tenant.

(2)  Includes ground rent attributable to eight ground leases.

o    THE BORROWER. The borrower is The Strip Delaware LLC, a single-purpose, single-asset entity. Legal counsel to the borrower has delivered a non-consolidation opinion in connection with the origination of The Strip
     Loan. The borrower is indirectly owned by 540 Investment Company Limited
     Partnership ("540 PARTNERSHIP") and Stark Family Holdings, LLC ("STARK"),
     which are the guarantors of the non-recourse carve-outs under The Strip
     Loan.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400) for the
offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                                [RBS Greenwich Capital LOGO]

                                      -71-

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS - THE STRIP
--------------------------------------------------------------------------------

o    ESCROWS. At origination, the borrower deposited $388,361 into a lease escrow reserve account in connection with a dispute between tenant Giant
     Eagle and the borrower regarding historical reimbursement charges. The reserve will be released when the lender receives, among other things, a letter of estoppel from Giant Eagle that the dispute has been settled and resolved. In addition, the loan documents provide for certain escrows for certain replacements or repairs to The Strip Property required to be made by the borrower, when such replacements or repairs are not made within the specified repair period. The loan documents also provide for certain escrows of taxes and insurance if the borrower fails to deliver evidence of payment of the taxes and insurance and tenant termination fees if such fees are paid in connection with the cancellation or termination of any lease.

o    LOCK BOX AND CASH MANAGEMENT. The Strip Loan contains a springing lock box.
     Upon the occurrence of a Strip Lockbox Event, the borrower will be required to (a) direct the tenants to pay their rents directly to a lender-controlled lockbox account and (b) deposit all operating income paid to or received directly by the borrower (other than tenant security deposits required to be held in escrow accounts) into the lockbox account within one business day after receipt. Unless an event of default under the loan documents has occurred, all funds in the lockbox account after payment of the monthly debt service payment, any required reserves and budgeted operating expense will be swept to a borrower controlled account. After the occurrence and during the continuation of an event of default, all amounts in the lockbox account will be held as additional collateral for The Strip
     Loan. A "STRIP LOCKBOX EVENT" means (i) an event of default under the loan documents, (ii) a KeyBank Event or (iii) the commencement of a Strip Sweep
     Period. A "KEYBANK EVENT" is (A) the existence of an event of default under certain loan agreements between the 540 Partnership and Stark and KeyBank
     National Association ("KEYBANK"), under which they have each pledged their right to economic distributions from their respective subsidiary, and (B) a change of control of Stark or 540 Partnership wholly or partly in satisfaction of their respective KeyBank loan to any person other than
     KeyBank or any other institutional lender and the new controlling person of either Stark or 540 Partnership has not obtained approval by the lender. A
     "STRIP SWEEP PERIOD" is a period from and after the 1st day of the quarter following the quarter during which the net operating income was less than
     $6,567,695 on an annualized basis, until the last day of the 2nd of any two consecutive quarters thereafter during each of which quarter the net operating income was equal to or greater than $6,567,695 on an annualized basis.

o    PROPERTY MANAGEMENT. The Strip Property is currently managed by Robert L.
     Stark Enterprises, Inc., an affiliate of the borrower, pursuant to a management agreement. The lender may cause The Strip Borrower to terminate the management agreement during the continuance of an event of default under the loan documents, within ninety (90) days after lender has acquired title to the property through foreclosure or other similar transaction, during the continuance of a default by manager under the management agreement if the default would result in a material adverse effect on the value of the property, or in the event of certain insolvency events with respect to the manager. The contractual management fee is equal to 5% of the gross amount of payments due as base rent, overage rent or percentage rent, together with all monies derived from the parking facilities of The
     Strip Property. In addition, the leasing fee for all leases of 20,000 sf or less is 6% of the first $1,500,000 of fixed minimum rent and 4% thereafter required to be paid pursuant to each such lease; for all leases between
     20,000 and 50,000 sf, the leasing fee is $4.00 psf; and for all leases in excess of 50,000 sf, the leasing fee is $3.50 psf.

o    MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted. However, each of
     Stark and 540 Partnership have revolving loans with KeyBank. Neither Stark nor 540 Partnership are permitted to pledge their interests in the borrower to secure this debt.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400) for the
offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                                [RBS Greenwich Capital LOGO]

                                      -72-

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS - THE STRIP
--------------------------------------------------------------------------------

o    TERRORISM INSURANCE. The loan documents require that the commercial property and business income and extra expense insurance policies required to be maintained by borrower provide coverage for perils of terrorism and acts of terrorism in an amount equal to 100% of the replacement cost of The
     Strip Property and 100% of the projected gross income from The Strip
     Property for a period of 18 months, plus an extended period of indemnity for 18 months after restoration. The borrower is permitted to maintain such coverage through a blanket policy provided the blanket policy in each case provides not less than the protection that would be provided under separate policies covering only The Strip Property. See "Risk Factors--Risks Related to the Underlying Mortgage Loans--The Absence of or Inadequacy of Insurance
     Coverage on the Mortgaged Properties May Adversely Affect Payments on Your
     Certificates" in the Prospectus Supplement.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400) for the
offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                                [RBS Greenwich Capital LOGO]

                                      -73-

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS - JOHNSON MEDICAL OFFICE PORTFOLIO
--------------------------------------------------------------------------------

                               [2 PHOTOS OMITTED]

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400) for the
offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                                [RBS Greenwich Capital LOGO]

                                      -74-

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS - JOHNSON MEDICAL OFFICE PORTFOLIO
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400) for the
offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                                [RBS Greenwich Capital LOGO]

                                      -75-

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS - JOHNSON MEDICAL OFFICE PORTFOLIO
--------------------------------------------------------------------------------

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                           13
Location (City/State)                                                    Various
Property Type                                                             Office
Size (sf)                                                                787,586
Percentage Leased as of May 23, 2006                                        100%
Year Built                                                               Various
Appraisal Value                                                     $142,801,000
Underwritten Occupancy                                                     95.0%
Underwritten Revenues                                                $15,109,542
Underwritten Total Expenses                                           $5,081,726
Underwritten Net Operating Income (NOI)                              $10,027,816
Underwritten Net Cash Flow (NCF)                                      $9,477,268

                            MORTGAGE LOAN INFORMATION

Originator                                                                 GSCMC
Cut-off Date Principal Balance                                       $91,730,000
Cut-off Date Principal Balance PSF/Unit                                  $116.47
Percentage of Initial Mortgage Pool Balance                                 2.5%
Number of Mortgage Loans                                                       1
Type of Security                                            Fee Simple/Leasehold
Mortgage Rate                                                              6.02%
Original Term to Maturity (Months)                                           120
Original Amortization Term (Months)                                Interest Only
Cut-off Date LTV Ratio                                                     64.2%
LTV Ratio at Maturity                                                      64.2%
Underwritten DSCR on NOI                                                   1.79x
Underwritten DSCR on NCF                                                   1.69x

o    THE LOAN. The mortgage loan (the "JOHNSON MEDICAL OFFICE PORTFOLIO LOAN")
     is evidenced by a note in the original principal amount of $91,730,000 and is secured by first mortgages encumbering thirteen medical office properties located in five states (the "JOHNSON MEDICAL OFFICE PORTFOLIO
     PROPERTIES"). The Johnson Medical Office Portfolio Loan was originated on
     May 31, 2006 by Goldman Sachs Commercial Mortgage Capital, L.P. and
     subsequently purchased by Goldman Sachs Mortgage Company. The Johnson
     Medical Office Portfolio Loan had an original principal balance and has a principal balance as of the cut-off date of $91,730,000 and an interest rate of 6.02%. The Johnson Medical Office Portfolio Loan represents approximately 2.5% of the initial mortgage pool balance. The proceeds of the Johnson Medical Office Portfolio Loan were used to refinance existing debt on the Johnson Medical Office Portfolio Properties.

     The Johnson Medical Office Portfolio Loan has an initial term of 120 months and has a remaining term of 119 months. The loan documents require payments of interest only during the term of the loan. The scheduled maturity date is the payment date in June 2016. Voluntary prepayment, in whole or in part, of the Johnson Medical Office Portfolio Loan is prohibited prior to the second anniversary of the securitization closing date, but permitted thereafter subject to a yield maintenance charge. Defeasance, in whole or in part, with United States government securities or certain other obligations backed by the full faith and credit of the United States of
     America is permitted at any time after the payment date in August 2008. See
     "Release of Collateral" below. Voluntary prepayment without payment of a yield maintenance charge or prepayment penalties permitted on each payment date after March 6, 2016.

o    THE PROPERTIES. The Johnson Medical Office Portfolio Properties consist of thirteen medical office properties located in five states Below is a description of the three largest loan properties by allocated loan amount.

     Sacred Heart Medical Office. Sacred Heart MOB is a Class A medical office building, consisting of 163,813 sf. Sacred Heart MOB serves as Sacred Heart
     Hospital's lobby, conference space and physicians offices. Sacred Heart
     Hospital was established in 1915 and is the dominant health care provider in Pensacola.

     Shelby Physicians Center. Shelby Physicians Center is a Class A medical office building consisting of 73,226 sf. The Shelby Physicians Center is primarily leased to the Baptist Health System. The System's major use in the building is an outpatient surgery center. The remaining portion of the building is leased to four physicians, with specialties including surgical,
     ENT and Urology.

     Cullman Medical Office I. Cullman Medical Office I is a Class A medical office building consisting of 80,478 sf. Cullman Medical Office I is primarily leased to Cullman Regional Medical Center. Cullman Regional

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400) for the
offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                                [RBS Greenwich Capital LOGO]

                                      -76-

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS - JOHNSON MEDICAL OFFICE PORTFOLIO
--------------------------------------------------------------------------------

     Medical Center maintains an approximate 72% market share in its primary service area. The remaining portion of the building is home to the Cullman
     Pain Center, with specialties including primary care, surgery, pediatrics,
     ENT and a Urology group. Cullman Regional Medical Center is part of the
     Baptist Health System.

     The following table presents certain information relating to the Johnson
     Medical Office Portfolio Properties.

                                                                                         YEAR    SQUARE
         PROPERTY NAME             CITY        STATE            ALLOCATED LOAN AMOUNT   BUILT     FEET
------------------------------   -----------   --------------   ---------------------   -----   -------

Sacred Heart MOB                 Pensacola     Florida               $17,280,000         1999   163,813
Shelby Physicians Center         Alabaster     Alabama                 9,300,000         2003    73,226
Cullman MOB I                    Cullman       Alabama                 9,110,000         1993    80,478
Physicians Medical Plaza         Crestview     Florida                 8,636,000         2001    71,704
Cullman MOB II                   Cullman       Alabama                 8,632,000         1997    71,280
Wesley Medical Plaza             Hattiesburg   Mississippi             7,406,000         2003    41,884
Emerald Coast Physicians Plaza   Destin        Florida                 6,840,000         2003    55,602
Coosa Valley Medical Plaza       Sylacauga     Alabama                 5,440,000         1999    42,774
Kingsport Medical Office Plaza   Kingsport     Tennessee               5,242,000         2004    56,648
Carolina Medical Plaza           Columbia      South Carolina          4,300,000         2000    40,466
The Women's Pavilion             Huntsville    Alabama                 4,234,000         2003    47,596
Coastal Carolina Medical Plaza   Hardeeville   South Carolina          3,330,000         2004    27,565
Family Medicine South            Pelham        Alabama                 1,980,000         1999    14,550
                                                                     -----------                -------
TOTAL / AVERAGE PORTFOLIO                                            $91,730,000                787,586
                                                                     ===========                =======

                                                                                                    GROUND LEASE   FULLY EXTENDED
         PROPERTY NAME           OCCUPANCY     SYSTEM AFFILIATION              OWNERSHIP INTEREST      EXPIRY            EXPIRY
------------------------------   ---------   -------------------------------   ------------------   ------------   --------------

Sacred Heart MOB                   100.0%    Ascension                         Leasehold             8/1/2050          8/1/2060
Shelby Physicians Center           100.0     Baptist                           Leasehold             3/28/2054        3/28/2074
Cullman MOB I                      100.0     Baptist Health System             Leasehold             2/28/2093        2/28/2093
Physicians Medical Plaza           100.0     Community Health Systems          Fee Simple               N/A              N/A
Cullman MOB II                     100.0     Baptist Health System             Leasehold             1/2/2096          1/2/2096
Wesley Medical Plaza               100.0     Triad Hospitals Inc.              Leasehold             2/19/2102        2/19/2102
Emerald Coast Physicians Plaza     100.0     Ascension                         Leasehold             11/1/2078        11/1/2088
Coosa Valley Medical Plaza         100.0     Baptist Health System             Leasehold             4/13/2049        4/13/2059
Kingsport Medical Office Plaza     100.0     Wellmont Health System            Leasehold             4/27/2070        4/27/2090
Carolina Medical Plaza             100.0     Palmetto Health Alliance          Fee Simple               N/A              N/A
The Women's Pavilion               100.0     Huntsville Healthcare Authority   Leasehold (Condo)    12/20/2057       12/20/2067
Coastal Carolina Medical Plaza     100.0     Lifepoint Hospitals, Inc.         Leasehold             3/18/2064        3/18/2094
Family Medicine South              100.0     Tenet                             Leasehold            11/15/2023       11/15/2043
                                   -----
TOTAL / AVERAGE PORTFOLIO          100.0%

     The following table presents certain information relating to the major tenants at the Johnson Medical Office Portfolio Properties:

      TEN LARGEST RETAIL TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT

                                        CREDIT RATING                      % OF   ANNUALIZED UNDERWRITTEN
          TENANT NAME             (FITCH/MOODY'S/S&P) (1)   TENANT NRSF    NRSF           BASE RENT
-------------------------------   -----------------------   -----------   -----   -----------------------

Baptist Health System                    NR/NR/NR                90,289    11.5%        $ 1,639,654
Sacred Heart Hospital                    NR/NR/NR               114,060    14.5           1,260,621
Cullman Regional Medical Center          NR/NR/NR                88,693    11.3           1,244,467
Nemours Children - Pensacola             NR/NR/NR                76,817     9.8             949,458
Hattiesburg Ambulatory Surgery           NR/NR/NR                14,258     1.8             434,014
Huntsville Hospital                      NR/NR/NR                34,358     4.4             416,623
Wesley Health Systems                    BB-/B2/BB               27,626     3.5             407,233
Crestview Hospital Corporation           NR/NR/BB-               17,650     2.2             340,998
Holston Medical Group                    NR/NR/NR                22,936     2.9             339,912
Cullman Internal Medicine                NR/NR/NR                15,210     1.9             316,520
                                                                -------   -----         -----------
TEN LARGEST TENANTS                                             501,897    63.7%        $ 7,349,498
   Remaining Tenants                                            285,689    36.3           4,741,319
   Vacant                                                             0     0.0                   0
                                                                -------   -----         -----------
TOTAL ALL TENANTS                                               787,586   100.0%        $12,090,817
                                                                =======   =====         ===========

                                                           ANNUALIZED UNDERWRITTEN
                                   % OF TOTAL ANNUALIZED          BASE RENT
          TENANT NAME             UNDERWRITTEN BASE RENT         ($ PER NRSF)        LEASE EXPIRATION
-------------------------------   ----------------------   -----------------------   ----------------

Baptist Health System                      13.6%                    $18.16                  (2)
Sacred Heart Hospital                      10.4                     $11.05                  (3)
Cullman Regional Medical Center            10.3                     $14.03                  (4)
Nemours Children - Pensacola                7.9                     $12.36               3/1/2015
Hattiesburg Ambulatory Surgery              3.6                     $30.44               11/1/2018
Huntsville Hospital                         3.4                     $12.13              11/30/2018
Wesley Health Systems                       3.4                     $14.74               10/1/2015
Crestview Hospital Corporation              2.8                     $19.32               3/1/2013
Holston Medical Group                       2.8                     $14.82               8/1/2014
Cullman Internal Medicine                   2.6                     $20.81               8/1/2012
                                          -----                     ------
TEN LARGEST TENANTS                        60.8%                    $14.64
   Remaining Tenants                       39.2                     $16.60
   Vacant                                   0.0                     $ 0.00
                                          -----                     ------
TOTAL ALL TENANTS                         100.0%                    $15.35
                                          =====                     ======

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  Baptist Health System has five leases with two leases expiring on 1/14/2013
     (27,613 sf), one lease expiring on 1/31/2015 (42,774 sf), one lease expiring on 5/31/2015 (1,612 sf) and one lease expiring on 1/14/2018
     (18,290 sf).

(3)  Sacred Heart Hospital has nine leases with one lease expiring on 5/31/2008
     (2,538 sf), three leases expiring on 3/1/2015 (9,454 sf), one lease expiring on 4/1/2015 (972 sf), one lease expiring on 5/14/2015 (1,685 sf), one lease expiring on 6/1/2015 (86,996 sf), one lease expiring on 9/1/2015
     (7,618 sf) and one lease expiring on 8/1/2018 (4,797 sf).

(4)  Cullman Regional has seven leases with one lease that is month-to-month
     (664 sf), one lease expiring on 4/1/2008 (7,094 sf), two leases expiring on
     8/1/2009 (7,468 sf), one lease expiring on 8/1/2012 (4,602 sf), one lease expiring on 2/1/2015 (40,981 sf) and one lease expiring on 4/1/2023 (27,884
     sf).

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400) for the
offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                                [RBS Greenwich Capital LOGO]

                                      -77-

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS - JOHNSON MEDICAL OFFICE PORTFOLIO
--------------------------------------------------------------------------------

     The following table presents certain information relating to the lease rollover schedule at the Johnson Medical Office Portfolio Properties:

                          LEASE EXPIRATION SCHEDULE (1)

                                                                                                   % OF TOTAL      ANNUALIZED
                                                                                                   ANNUALIZED     UNDERWRITTEN
                                                          CUMULATIVE OF  ANNUALIZED UNDERWRITTEN  UNDERWRITTEN  BASE RENT ($ PER
YEAR ENDING DECEMBER 31,  EXPIRING NRSF  % OF TOTAL NRSF   TOTAL NRSF           BASE RENT           BASE RENT         NRSF)
------------------------  -------------  ---------------  -------------  -----------------------  ------------  ----------------

2006                             664            0.1%            0.1%           $    13,293             0.1%          $20.02
2007                           3,986            0.5             0.6%                93,406             0.8           $23.43
2008                          12,432            1.6             2.2%               231,067             1.9           $18.59
2009                          41,931            5.3             7.5%               823,691             6.8           $19.64
2010                          40,466            5.1            12.6%               823,305             6.8           $20.35
2011                          54,054            6.9            19.5%               658,378             5.4           $12.18
2012                          36,302            4.6            24.1%               755,445             6.2           $20.81
2013                          91,200           11.6            35.7%             1,790,134            14.8           $19.63
2014                          67,876            8.6            44.3%               955,952             7.9           $14.08
2015                         303,379           38.5            82.8%             3,732,930            30.9           $12.30
2016 & Thereafter            135,296           17.2           100.0%             2,213,217            18.3           $16.36
Vacant                             0            0.0           100.0%                     0             0.0           $ 0.00
                             -------          -----                            -----------           -----           ------
TOTAL                        787,586          100.0%                           $12,090,817           100.0%          $15.35
                             =======          =====                            ===========           =====           ======

(1)  Calculated based on approximate square footage occupied by each tenant.

     Each of the Johnson Medical Office Portfolio Properties is leased in whole or in part by the affiliated hospital (the "MASTER LEASED SPACE"). The
     Master Leased Space accounts for approximately 64.4% of the total net rentable square footage of the Johnson Medical Office Portfolio Properties.
     The Master Leased Space may be wholly or partially occupied by the hospital itself, partially sub-leased to affiliated health care providers, and/or partially held vacant for future medical users deemed complementary to the hospital operation by the affiliated hospital in its sole discretion. The borrowers have no approval rights with respect to sub-leases entered into by the hospital for the Master Leased Space, and the borrowers are not provided with copies of any such lease agreements. However, the hospital is obligated to pay rent on the full amount of the Master Leased Space through the respective lease term regardless of the specific uses or levels of occupancy of the Master Leased Space.

o    THE BORROWERS. The borrowers are HCP Carolina Medical Plaza MOB LLC,
     Coastal Carolina MOB LLC, HCP Coosa MOB LLC, Cullman POB Partners I LLC,
     Cullman POB II LLC, Emerald Coast MOB LLC, HCP Family Medicine South MOB
     LLC, Hattiesburg Med Building LLC, Huntsville MOB LLC, Kingsport MOB LLC,
     HCP Shelby MOB LLC, SHHMOB Pensacola LLC and Crestview Med Building LLC,
     each a single-purpose, single-asset entity. Legal counsel to the borrowers have delivered a non-consolidation opinion in connection with the origination of the Johnson Medical Office Portfolio Loan. The borrowers under the Johnson Medical Office Portfolio Loan are 85% directly owned by
     Health Care Property Investors Inc. and 15% directly owned by Johnson
     Development, L.L.C. Health Care Property Investors Inc. is the guarantor of the non-recourse carve-outs under the Johnson Medical Office Portfolio
     Loan.

o    ESCROWS. The loan documents provide for certain springing escrows for certain replacements or repairs to the Johnson Medical Office Portfolio
     Properties required to be made by the borrowers, when such replacements or repairs are not made within the specified repair period. The loan documents also provide for certain springing escrows of real estate taxes and insurance if the borrower fails to deliver evidence of payment thereof and an escrow for tenant cancellation or termination fees received.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400) for the
offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                                [RBS Greenwich Capital LOGO]

                                      -78-

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS - JOHNSON MEDICAL OFFICE PORTFOLIO
--------------------------------------------------------------------------------

o    LOCK BOX AND CASH MANAGEMENT. The Johnson Medical Office Portfolio Loan
     requires a hard lock box, which is already in place. The loan documents require the borrowers to direct tenants to pay their rents directly to such lender controlled hard lockbox, which amounts are then swept into a borrower-controlled account, unless a Johnson Sweep Period or event of default under the loan documents exists. Upon the occurrence of an event of default under the loan documents or a Johnson Sweep Period, all funds in the lockbox account each month will be applied to pay the lockbox bank fees, the scheduled monthly debt service, all required reserves, one-twelfth of each annual ground lease payment, all budgeted operating expenses and capital expenditures into an account from which the borrower is permitted to withdraw unless an event of default has occurred, and then to a reserve account that the borrower is permitted to withdraw from unless an event of default has occurred. A "JOHNSON SWEEP PERIOD" means any period during the continuance of an event of default under the Johnson Medical
     Office Portfolio Loan and/or any period commencing as of the end of any fiscal quarter in which the net operating income for the previous fiscal quarter is less than $8,523,643.60 (85% of the adjusted net operating income) and terminating as of the last day of the first subsequent occurrence of two consecutive fiscal quarters in which the net operating income is equal to or greater than $8,523,643.60 (85% of the adjusted net operating income).

o    PROPERTY MANAGEMENT. The Johnson Medical Office Portfolio Properties are
     currently managed by Johnson Development, L.L.C., an Alabama limited liability company, pursuant to a management agreement. Under the loan documents, the property manager's fee for each of the Johnson Medical
     Office Portfolio Properties ranges from 4% to 5% of gross rental income for each such Johnson Medical Office Portfolio Property. The lender has the right to require the borrowers to replace any new manager if a monetary event of default has occurred and is continuing, the occurrence of certain insolvency events with respect to the manager, and/or such manager is in default under the related management agreement beyond any applicable notice and cure period. The property manager has subordinated its rights and fee to the liens of the mortgages.

o    GROUND LEASES. Ten of the thirteen properties (83.7% by allocated loan amount) are located on hospital campuses and eleven of the Johnson Medical
     Office Portfolio Properties (85.9% by allocated loan amount) are interests in the improvements only. These eleven properties are subject to ground leases as provided in the above table. Including all extensions, no ground lease expires before 2043. Each ground lease imposes certain use restrictions, generally limiting activities that directly compete with the affiliated hospitals and ensuring that the properties continue to be utilized as professional medical office facilities.

o    RELEASE OF COLLATERAL. The Johnson Medical Office Portfolio Loan permits the release of any or all of the properties after the second anniversary of the securitization closing date, subject to the satisfaction of certain conditions, including, among others: (i)(a) either the prepayment of the related allocated loan amount for the related property to be released together with the applicable yield maintenance charge or (b) the delivery of defeasance collateral in an amount sufficient to make all scheduled payments on the defeased note in the amount of the allocated loan amount for the mortgaged property being released; (ii) in the case of a prepayment as set forth in clause (i)(a), the debt-service coverage ratio for the trailing 12-month period, after giving effect to the partial prepayment, is equal to the greater of 1.69x and the debt-service coverage ratio for the
     Johnson Medical Office Portfolio Loan, giving effect to the partial prepayment and (iii) in the case of a defeasance as set forth in clause
     (i)(b), the rating agencies have confirmed that the partial defeasance will not result in the reduction, withdrawal or qualification of the then current ratings on the certificates.

o    MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400) for the
offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                                [RBS Greenwich Capital LOGO]

                                      -79-

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS - JOHNSON MEDICAL OFFICE PORTFOLIO
--------------------------------------------------------------------------------

o    TERRORISM INSURANCE. The borrower is required to obtain coverage for terrorism (either as part of its "all-risk" policy or as a separate policy)
     in an amount equal to 100% of the full replacement cost of the Johnson
     Medical Office Portfolio Properties and 12 months of projected gross income from the Johnson Medical Office Portfolio Properties plus a 12-month period after restoration until ordinary course operations have resumed to the extent such coverage (a) is then being required to be obtained by institutional lenders holding mortgage liens on properties of similar type and quality and in a similar location to the Johnson Medical Office
     Portfolio Properties, or (b) is otherwise available for an annual premium of (or the amount of coverage that can be purchased for) a specified premium for each property, which, in the aggregate, is $20,042, as adjusted annually based on the Consumer Price Index (and taking into account any governmental credits or subsidies). See "Risk Factors--Risks Related to the
     Underlying Mortgage Loans--The Absence of or Inadequacy of Insurance
     Coverage on the Mortgaged Properties May Adversely Affect Payments on Your
     Certificates" in the Prospectus Supplement.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400) for the
offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

[Goldman Sachs LOGO]                                [RBS Greenwich Capital LOGO]

                                      -80-

                                     ANNEX C

                          Mortgage Pool Characteristics

                                       C-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                         ANNEX C

PROPERTY TYPES

                                          NUMBER OF
                                          MORTGAGED        AGGREGATE CUT-OFF DATE      % OF INITIAL MORTGAGE     WTD. AVG.
            PROPERTY TYPE                 PROPERTIES       PRINCIPAL BALANCE ($)           POOL BALANCE            DSCR
-------------------------------------------------------------------------------------------------------------------------------

Office                                       62                        1,725,100,105           47.8%               1.39
Retail                                       93                        1,256,778,232           34.8%               1.31
Hospitality                                  24                          399,324,890           11.1%               1.43
Multifamily                                  10                          150,123,131            4.2%               1.28
Industrial                                    5                           43,215,720            1.2%               1.32
Self-Storage                                  2                           29,503,909            0.8%               1.29
Other                                         1                            7,610,152            0.2%               1.31
                                      -----------------------------------------------------------------------------------------
                                             197                       3,611,656,138          100.0%               1.36
-------------------------------------------------------------------------------------------------------------------------------

                                                                                  WTD. AVG. REMAINING
                                     WTD. AVG. CUT-OFF    WTD. AVG. MATURITY      TERM TO MATURITY           WTD. AVG.
            PROPERTY TYPE              DATE LTV RATIO        DATE LTV RATIO            (MONTHS)           MORTGAGE RATE
-----------------------------------------------------------------------------------------------------------------------------

Office                                      69.6%                 65.3%                  117                  5.823%
Retail                                      74.9%                 68.6%                  113                  6.036%
Hospitality                                 70.3%                 63.9%                   90                  6.216%
Multifamily                                 72.6%                 69.5%                   94                  5.871%
Industrial                                  72.2%                 65.6%                  109                  6.286%
Self-Storage                                77.1%                 68.3%                  116                  6.468%
Other                                       74.2%                 57.9%                  113                  5.910%
                                      ---------------------------------------------------------------------------------------
                                            71.7%                 66.5%                  112                  5.954%
-----------------------------------------------------------------------------------------------------------------------------

PROPERTY LOCATIONS

                                          NUMBER OF
                                          MORTGAGED        AGGREGATE CUT-OFF DATE      % OF INITIAL MORTGAGE     WTD. AVG.
            PROPERTY STATE               PROPERTIES        PRINCIPAL BALANCE ($)           POOL BALANCE            DSCR
-----------------------------------------------------------------------------------------------------------------------------

Texas                                        39                          640,603,903           17.7%               1.35
New York                                      6                          506,050,000           14.0%               1.38
California                                   23                          464,453,592           12.9%               1.32
New Jersey                                    4                          264,100,000            7.3%               1.52
District of Columbia                          1                          155,000,000            4.3%               1.44
Florida                                      12                          140,421,901            3.9%               1.46
Arizona                                       8                          125,990,000            3.5%               1.23
Minnesota                                     7                          121,919,971            3.4%               1.38
Puerto Rico                                   1                          120,000,000            3.3%               1.42
Ohio                                          3                          113,985,145            3.2%               1.24
Other States (1)                            (93)                         959,131,627           26.6%              (1.33)
                                      ---------------------------------------------------------------------------------------
                                             197                       3,611,656,138          100.0%               1.36
-----------------------------------------------------------------------------------------------------------------------------

                                                                                 WTD. AVG. REMAINING        WTD. AVG.
                                      WTD. AVG. CUT-OFF    WTD. AVG. MATURITY     TERM TO MATURITY        MORTGAGE RATE
            PROPERTY STATE             DATE LTV RATIO        DATE LTV RATIO           (MONTHS)
-----------------------------------------------------------------------------------------------------------------------------

Texas                                       74.8%                 69.7%                  113                  5.686%
New York                                    61.3%                 56.1%                  116                  5.700%
California                                  72.8%                 67.3%                  112                  6.000%
New Jersey                                  76.6%                 75.8%                  115                  5.881%
District of Columbia                        66.0%                 66.0%                  120                  6.033%
Florida                                     69.7%                 63.1%                  112                  5.868%
Arizona                                     72.7%                 67.8%                  119                  5.962%
Minnesota                                   75.9%                 73.4%                   76                  6.090%
Puerto Rico                                 79.5%                 63.2%                  120                  6.040%
Ohio                                        79.4%                 68.0%                  116                  5.861%
Other States (1)                            72.0%                 66.7%                 (107)                 6.246%
                                      ---------------------------------------------------------------------------------------
                                            71.7%                 66.5%                  112                  5.954%
-----------------------------------------------------------------------------------------------------------------------------

(1) Includes 29 states

CUT-OFF DATE PRINCIPAL BALANCES

                                         NUMBER OF
                                          MORTGAGE         AGGREGATE CUT-OFF DATE      % OF INITIAL MORTGAGE     WTD. AVG.
 RANGE OF CUT-OFF DATE BALANCES ($)        LOANS          PRINCIPAL BALANCE ($)           POOL BALANCE            DSCR
-----------------------------------------------------------------------------------------------------------------------------

        Less than 2,500,001                    9                          16,838,285           0.5%                1.33
        2,500,001 - 5,000,000                 20                          78,716,160           2.2%                1.43
        5,000,001 - 7,500,000                 14                          91,267,418           2.5%                1.44
        7,500,001 - 10,000,000                16                         136,140,077           3.8%                1.38
       10,000,001 - 15,000,000                16                         199,539,024           5.5%                1.34
       15,000,001 - 20,000,000                14                         248,844,282           6.9%                1.27
       20,000,001 - 25,000,000                12                         269,717,203           7.5%                1.32
       25,000,001 - 50,000,000                17                         539,225,000          14.9%                1.33
       50,000,001 - 75,000,000                 2                         112,900,000           3.1%                1.22
       75,000,001 - 100,000,000                6                         509,808,510          14.1%                1.33
      100,000,001 - 150,000,000                2                         241,200,000           6.7%                1.32
      150,000,001 - 200,000,000                5                         919,060,178          25.4%                1.42
      200,000,001 - 250,000,000                1                         248,400,000           6.9%                1.45
                                      ---------------------------------------------------------------------------------------
                                             134                       3,611,656,138         100.0%                1.36
-----------------------------------------------------------------------------------------------------------------------------

                                                                                 WTD. AVG. REMAINING
                                      WTD. AVG. CUT-OFF    WTD. AVG. MATURITY     TERM TO MATURITY           WTD. AVG.
 RANGE OF CUT-OFF DATE BALANCES ($)   DATE LTV RATIO        DATE LTV RATIO            (MONTHS)           MORTGAGE RATE
-----------------------------------------------------------------------------------------------------------------------------

        Less than 2,500,001                 70.9%                 60.6%                  115                  5.986%
        2,500,001 - 5,000,000               70.5%                 62.4%                  115                  5.971%
        5,000,001 - 7,500,000               71.4%                 63.4%                  115                  6.028%
        7,500,001 - 10,000,000              69.7%                 62.7%                  113                  6.077%
       10,000,001 - 15,000,000              71.4%                 65.0%                  104                  6.287%
       15,000,001 - 20,000,000              75.2%                 68.1%                  115                  6.170%
       20,000,001 - 25,000,000              71.3%                 64.6%                  106                  6.172%
       25,000,001 - 50,000,000              71.5%                 67.0%                  108                  5.988%
       50,000,001 - 75,000,000              73.1%                 67.5%                  119                  6.684%
       75,000,001 - 100,000,000             74.6%                 69.7%                  101                  6.230%
      100,000,001 - 150,000,000             78.8%                 70.7%                  119                  5.899%
      150,000,001 - 200,000,000             66.6%                 62.5%                  116                  5.542%
      200,000,001 - 250,000,000             76.9%                 75.6%                  117                  5.734%
                                      ---------------------------------------------------------------------------------------
                                            71.7%                 66.5%                  112                  5.954%
-----------------------------------------------------------------------------------------------------------------------------

The average Cut-off Date principal balance is $26,952,658

                                      C-1

                                                                         ANNEX C

MORTGAGE RATES

                                         NUMBER OF
                                          MORTGAGE        AGGREGATE CUT-OFF DATE      % OF INITIAL MORTGAGE     WTD. AVG.
     RANGE OF MORTGAGE RATES (%)           LOANS           PRINCIPAL BALANCE ($)           POOL BALANCE            DSCR
-----------------------------------------------------------------------------------------------------------------------------

            Less than 5.249                   2                          202,582,427            5.6%               1.33
            5.250 - 5.499                     6                          148,343,787            4.1%               1.45
            5.500 - 5.749                    26                        1,051,019,283           29.1%               1.44
            5.750 - 5.999                    32                          623,661,774           17.3%               1.30
            6.000 - 6.249                    30                          927,439,614           25.7%               1.40
            6.250 - 6.499                    19                          242,016,474            6.7%               1.24
            6.500 - 6.749                     8                          155,956,129            4.3%               1.17
            6.750 - 6.999                     2                           24,469,652            0.7%               1.31
            7.000 - 7.249                     4                           45,966,997            1.3%               1.52
            7.250 - 7.499                     3                          109,100,000            3.0%               1.15
            7.500 - 7.749                     1                           58,600,000            1.6%               1.21
            7.750 - 7.999                     1                           22,500,000            0.6%               1.07
                                      ---------------------------------------------------------------------------------------
                                             134                       3,611,656,138          100.0%               1.36
-----------------------------------------------------------------------------------------------------------------------------

                                                                                 WTD. AVG. REMAINING        WTD. AVG.
                                      WTD. AVG. CUT-OFF    WTD. AVG. MATURITY      TERM TO MATURITY        MORTGAGE RATE
     RANGE OF MORTGAGE RATES (%)        DATE LTV RATIO        DATE LTV RATIO          (MONTHS)
------------------------------------------------------------------------------------------------------------------------------

            Less than 5.249                  72.4%                 61.4%                  119                  4.953%
            5.250 - 5.499                    69.4%                 61.7%                  113                  5.469%
            5.500 - 5.749                    68.5%                 65.4%                  116                  5.647%
            5.750 - 5.999                    74.4%                 68.1%                  117                  5.827%
            6.000 - 6.249                    71.5%                 66.2%                  106                  6.088%
            6.250 - 6.499                    74.4%                 67.4%                  111                  6.343%
            6.500 - 6.749                    77.8%                 73.4%                  104                  6.573%
            6.750 - 6.999                    72.3%                 67.1%                  119                  6.807%
            7.000 - 7.249                    64.1%                 60.1%                   78                  7.181%
            7.250 - 7.499                    78.1%                 75.6%                   86                  7.311%
            7.500 - 7.749                    71.9%                 65.8%                  119                  7.512%
            7.750 - 7.999                    83.3%                 73.2%                  120                  7.965%
                                      ----------------------------------------------------------------------------------------
                                             71.7%                 66.5%                  112                  5.954%
------------------------------------------------------------------------------------------------------------------------------

The weighted average Mortgage Rate is 5.954%.

DEBT SERVICE COVERAGE RATIOS

                                         NUMBER OF
                                          MORTGAGE        AGGREGATE CUT-OFF DATE      % OF INITIAL MORTGAGE     WTD. AVG.
           RANGE OF DSCRS                  LOANS           PRINCIPAL BALANCE ($)           POOL BALANCE            DSCR
------------------------------------------------------------------------------------------------------------------------------

            Less than 1.10                    2                          103,250,000            2.9%               1.09
            1.10 - 1.1999                    19                          417,635,788           11.6%               1.16
            1.20 - 1.2999                    46                          821,741,005           22.8%               1.23
            1.30 - 1.3999                    28                          775,166,828           21.5%               1.36
            1.40 - 1.4999                    18                          995,432,860           27.6%               1.43
            1.50 - 1.7499                    13                          438,421,113           12.1%               1.62
            1.75 - 1.9999                     4                           37,338,893            1.0%               1.78
            2.00 - 2.4999                     3                           17,169,652            0.5%               2.14
            2.75 - 2.9999                     1                            5,500,000            0.2%               2.78
                                      ----------------------------------------------------------------------------------------
                                             134                       3,611,656,138          100.0%               1.36
------------------------------------------------------------------------------------------------------------------------------

                                                                                 WTD. AVG. REMAINING
                                      WTD. AVG. CUT-OFF    WTD. AVG. MATURITY      TERM TO MATURITY         WTD. AVG.
           RANGE OF DSCRS               DATE LTV RATIO        DATE LTV RATIO           (MONTHS)            MORTGAGE RATE
------------------------------------------------------------------------------------------------------------------------------

            Less than 1.10                   81.0%                 75.1%                  119                  6.848%
            1.10 - 1.1999                    77.7%                 71.2%                  109                  6.357%
            1.20 - 1.2999                    74.2%                 69.2%                  108                  6.118%
            1.30 - 1.3999                    66.0%                 57.6%                  115                  5.584%
            1.40 - 1.4999                    72.7%                 69.1%                  111                  5.869%
            1.50 - 1.7499                    69.7%                 67.0%                  114                  5.886%
            1.75 - 1.9999                    55.3%                 51.5%                  106                  6.038%
            2.00 - 2.4999                    50.7%                 48.1%                  118                  6.098%
            2.75 - 2.9999                    47.4%                 47.4%                  119                  5.880%
                                      ----------------------------------------------------------------------------------------
                                             71.7%                 66.5%                  112                  5.954%
------------------------------------------------------------------------------------------------------------------------------

The weighted average Debt Service Coverage Ratio is 1.36x.

                                      C-2

                                                                         ANNEX C

CUT-OFF DATE LOAN-TO-VALUE RATIOS

                                         NUMBER OF
                                          MORTGAGE        AGGREGATE CUT-OFF DATE      % OF INITIAL MORTGAGE     WTD. AVG.
RANGE OF CUT-OFF DATE LTV RATIOS (%)       LOANS           PRINCIPAL BALANCE ($)           POOL BALANCE            DSCR
------------------------------------------------------------------------------------------------------------------------------

            Less than 55.00                   6                       281,219,652                7.8%               1.52
            55.01 - 60.00                     6                        54,456,101                1.5%               1.54
            60.01 - 65.00                     9                       203,789,110                5.6%               1.61
            65.01 - 70.00                    29                       744,904,195               20.6%               1.38
            70.01 - 75.00                    34                       700,635,972               19.4%               1.28
            75.01 - 80.00                    43                     1,453,716,107               40.3%               1.34
            80.01 - 85.00                     4                       135,725,000                3.8%               1.13
            85.01 - 90.00                     3                        37,210,000                1.0%               1.22
                                      ----------------------------------------------------------------------------------------
                                            134                     3,611,656,138              100.0%               1.36
------------------------------------------------------------------------------------------------------------------------------

                                                                                 WTD. AVG. REMAINING        WTD. AVG.
                                      WTD. AVG. CUT-OFF    WTD. AVG. MATURITY      TERM TO MATURITY        MORTGAGE RATE
RANGE OF CUT-OFF DATE LTV RATIOS (%)    DATE LTV RATIO        DATE LTV RATIO            (MONTHS)
------------------------------------------------------------------------------------------------------------------------------

            Less than 55.00                  50.6%                 42.8%                  116                  5.660%
            55.01 - 60.00                    58.9%                 52.3%                   97                  6.276%
            60.01 - 65.00                    64.2%                 60.9%                  118                  5.930%
            65.01 - 70.00                    68.0%                 64.5%                  111                  5.897%
            70.01 - 75.00                    72.6%                 65.2%                  112                  5.816%
            75.01 - 80.00                    77.6%                 73.0%                  110                  6.028%
            80.01 - 85.00                    80.8%                 74.6%                  119                  6.658%
            85.01 - 90.00                    85.8%                 79.4%                   88                  6.088%
                                      ----------------------------------------------------------------------------------------
                                             71.7%                 66.5%                  112                  5.954%
------------------------------------------------------------------------------------------------------------------------------

The weighted average Cut-off Date LTV Ratio is 71.7%.

MATURITY DATE LOAN-TO-VALUE RATIOS

                                          NUMBER OF
                                          MORTGAGE         AGGREGATE CUT-OFF DATE      % OF INITIAL MORTGAGE     WTD. AVG.
RANGE OF MATURITY DATE LTV RATIOS (%)      LOANS           PRINCIPAL BALANCE ($)           POOL BALANCE            DSCR
------------------------------------------------------------------------------------------------------------------------------

           Less than 55.00                   15                          368,121,453           10.2%                1.50
            55.01 - 60.00                    12                          164,037,425            4.5%                1.48
            60.01 - 65.00                    33                          727,122,840           20.1%                1.41
            65.01 - 70.00                    43                        1,086,699,420           30.1%                1.30
            70.01 - 75.00                    19                          313,815,000            8.7%                1.25
            75.01 - 80.00                    11                          936,350,000           25.9%                1.36
            85.01 - 90.00                     1                           15,510,000            0.4%                1.19
                                      ----------------------------------------------------------------------------------------
                                            134                        3,611,656,138          100.0%                1.36
------------------------------------------------------------------------------------------------------------------------------

                                                                                WTD. AVG. REMAINING
                                      WTD. AVG. CUT-OFF    WTD. AVG. MATURITY     TERM TO MATURITY         WTD. AVG.
RANGE OF MATURITY DATE LTV RATIOS (%)  DATE LTV RATIO        DATE LTV RATIO           (MONTHS)            MORTGAGE RATE
-----------------------------------------------------------------------------------------------------------------------------

            Less than 55.00                 53.7%                 44.6%                  117                  5.730%
            55.01 - 60.00                   66.2%                 57.6%                  108                  6.037%
            60.01 - 65.00                   71.0%                 62.5%                  118                  5.699%
            65.01 - 70.00                   72.1%                 67.5%                  111                  5.996%
            70.01 - 75.00                   77.7%                 71.9%                  110                  6.339%
            75.01 - 80.00                   77.7%                 76.5%                  107                  6.038%
            85.01 - 90.00                   86.1%                 86.1%                   58                  6.520%
                                      ---------------------------------------------------------------------------------------
                                            71.7%                 66.5%                  112                  5.954%
-----------------------------------------------------------------------------------------------------------------------------

The weighted average Maturity Date LTV Ratio is 66.5%.

ORIGINAL TERMS TO MATURITY

                                          NUMBER OF
RANGE OF ORIGINAL TERMS TO MATURITY       MORTGAGE         AGGREGATE CUT-OFF DATE      % OF INITIAL MORTGAGE     WTD. AVG.
(MONTHS)                                    LOANS          PRINCIPAL BALANCE ($)           POOL BALANCE            DSCR
------------------------------------------------------------------------------------------------------------------------------

                0 - 60                       10                         271,265,237            7.5%                1.33
               61 - 96                        5                         117,200,000            3.2%                1.18
              109 - 122                     119                       3,223,190,900           89.2%                1.37
                                      ----------------------------------------------------------------------------------------
                                            134                       3,611,656,138          100.0%                1.36
------------------------------------------------------------------------------------------------------------------------------

                                                                                  WTD. AVG. REMAINING
RANGE OF ORIGINAL TERMS TO MATURITY   WTD. AVG. CUT-OFF    WTD. AVG. MATURITY     TERM TO MATURITY           WTD. AVG.
(MONTHS)                               DATE LTV RATIO        DATE LTV RATIO           (MONTHS)            MORTGAGE RATE
-----------------------------------------------------------------------------------------------------------------------------

                0 - 60                      73.5%                 72.3%                   56                   6.310%
               61 - 96                      76.8%                 74.0%                   81                   7.182%
              109 - 122                     71.4%                 65.7%                  117                   5.879%
                                      ---------------------------------------------------------------------------------------
                                            71.7%                 66.5%                  112                   5.954%
-----------------------------------------------------------------------------------------------------------------------------

The weighted average original term to maturity is 114 months.

REMAINING TERMS TO MATURITY

                                          NUMBER OF
RANGE OF REMAINING TERMS TO MATURITY      MORTGAGE         AGGREGATE CUT-OFF DATE      % OF INITIAL MORTGAGE     WTD. AVG.
(MONTHS)                                    LOANS          PRINCIPAL BALANCE ($)           POOL BALANCE            DSCR
------------------------------------------------------------------------------------------------------------------------------

                0 - 60                       10                         271,265,237            7.5%                1.33
               61 - 96                        5                         117,200,000            3.2%                1.18
               97 - 108                       2                           6,216,035            0.2%                1.33
              109 - 120                     117                       3,216,974,865           89.1%                1.37
                                      ----------------------------------------------------------------------------------------
                                            134                       3,611,656,138          100.0%                1.36
------------------------------------------------------------------------------------------------------------------------------

                                                                                 WTD. AVG. REMAINING
RANGE OF REMAINING TERMS TO MATURITY  WTD. AVG. CUT-OFF    WTD. AVG. MATURITY     TERM TO MATURITY          WTD. AVG.
(MONTHS)                               DATE LTV RATIO        DATE LTV RATIO           (MONTHS)            MORTGAGE RATE
-----------------------------------------------------------------------------------------------------------------------------

                0 - 60                      73.5%                 72.3%                   56                   6.310%
               61 - 96                      76.8%                 74.0%                   81                   7.182%
               97 - 108                     77.4%                 65.9%                  107                   5.684%
              109 - 120                     71.4%                 65.7%                  117                   5.880%
                                      ---------------------------------------------------------------------------------------
                                            71.7%                 66.5%                  112                   5.954%
-----------------------------------------------------------------------------------------------------------------------------

The weighted average remaining term to maturity is 112 months.

                                      C-3

                                                                         ANNEX C

SEASONING

                                          NUMBER OF
                                          MORTGAGE         AGGREGATE CUT-OFF DATE      % OF INITIAL MORTGAGE     WTD. AVG.
         SEASONING (MONTHS)                 LOANS          PRINCIPAL BALANCE ($)           POOL BALANCE            DSCR
------------------------------------------------------------------------------------------------------------------------------

                0 - 12                       132                     3,605,440,103              99.8%              1.36
               13 - 24                         2                         6,216,035               0.2%              1.33
                                      ----------------------------------------------------------------------------------------
                                             134                     3,611,656,138             100.0%              1.36
------------------------------------------------------------------------------------------------------------------------------

                                                                                WTD. AVG. REMAINING
                                      WTD. AVG. CUT-OFF    WTD. AVG. MATURITY     TERM TO MATURITY         WTD. AVG.
         SEASONING (MONTHS)            DATE LTV RATIO        DATE LTV RATIO           (MONTHS)            MORTGAGE RATE
-----------------------------------------------------------------------------------------------------------------------------

                0 - 12                      71.7%                 66.5%                  112                  5.954%
               13 - 24                      77.4%                 65.9%                  107                  5.684%
                                      ---------------------------------------------------------------------------------------
                                            71.7%                 66.5%                  112                  5.954%
-----------------------------------------------------------------------------------------------------------------------------

The weighted average seasoning is 3 months.

ORIGINAL AMORTIZATION TERMS

                                          NUMBER OF
RANGE OF ORIGINAL AMORTIZATION TERMS      MORTGAGE         AGGREGATE CUT-OFF DATE      % OF INITIAL MORTGAGE     WTD. AVG.
(MONTHS)                                    LOANS          PRINCIPAL BALANCE ($)           POOL BALANCE            DSCR
------------------------------------------------------------------------------------------------------------------------------

            Interest Only                    21                       1,401,569,000            38.8%               1.46
              151 - 240                       2                           4,414,807             0.1%               1.21
              241 - 360                     109                       1,925,612,152            53.3%               1.31
              361 - 507                       2                         280,060,178             7.8%               1.26
                                      ----------------------------------------------------------------------------------------
                                            134                       3,611,656,138           100.0%               1.36
------------------------------------------------------------------------------------------------------------------------------

                                                                                  WTD. AVG. REMAINING        WTD. AVG.
RANGE OF ORIGINAL AMORTIZATION TERMS   WTD. AVG. CUT-OFF    WTD. AVG. MATURITY     TERM TO MATURITY        MORTGAGE RATE
(MONTHS)                                DATE LTV RATIO        DATE LTV RATIO           (MONTHS)
------------------------------------------------------------------------------------------------------------------------------

            Interest Only                    73.3%                 71.6%                  111                  5.867%
              151 - 240                      67.0%                 44.7%                  118                  6.341%
              241 - 360                      70.3%                 62.9%                  113                  6.058%
              361 - 507                      74.2%                 65.9%                  108                  5.665%
                                      ----------------------------------------------------------------------------------------
                                             71.7%                 66.5%                  112                  5.954%
------------------------------------------------------------------------------------------------------------------------------

The weighted average original amortization term is 358 months.

REMAINING STATED AMORTIZATION TERMS

                                          NUMBER OF
RANGE OF REMAINING AMORTIZATION TERMS      MORTGAGE        AGGREGATE CUT-OFF DATE      % OF INITIAL MORTGAGE     WTD. AVG.
(MONTHS)                                    LOANS           PRINCIPAL BALANCE ($)           POOL BALANCE            DSCR
------------------------------------------------------------------------------------------------------------------------------

            Interest Only                    21                        1,401,569,000           38.8%               1.46
              151 - 240                       2                            4,414,807           0.1%                1.21
              241 - 360                     109                        1,925,612,152           53.3%               1.31
              361 - 507                       2                          280,060,178           7.8%                1.26
                                      ----------------------------------------------------------------------------------------
                                            134                        3,611,656,138          100.0%               1.36
------------------------------------------------------------------------------------------------------------------------------

                                                                                  WTD. AVG. REMAINING        WTD. AVG.
RANGE OF REMAINING AMORTIZATION TERMS  WTD. AVG. CUT-OFF    WTD. AVG. MATURITY      TERM TO MATURITY        MORTGAGE RATE
(MONTHS)                                 DATE LTV RATIO        DATE LTV RATIO           (MONTHS)
-----------------------------------------------------------------------------------------------------------------------------

            Interest Only                   73.3%                 71.6%                  111                  5.867%
              151 - 240                     67.0%                 44.7%                  118                  6.341%
              241 - 360                     70.3%                 62.9%                  113                  6.058%
              361 - 507                     74.2%                 65.9%                  108                  5.665%
                                      ---------------------------------------------------------------------------------------
                                            71.7%                 66.5%                  112                  5.954%
-----------------------------------------------------------------------------------------------------------------------------

The weighted average remaining amortization term is 357 months.

                                      C-4

                                                                         ANNEX C

AMORTIZATION TYPES

                                          NUMBER OF
                                          MORTGAGE         AGGREGATE CUT-OFF DATE      % OF INITIAL MORTGAGE     WTD. AVG.
          AMORTIZATION TYPE                 LOANS          PRINCIPAL BALANCE ($)           POOL BALANCE            DSCR
------------------------------------------------------------------------------------------------------------------------------

    Interest Only, Then Amortizing           76                        1,555,543,000           43.1%               1.31
            Interest Only                    21                        1,401,569,000           38.8%               1.46
             Amortizing                      36                          627,544,138           17.4%               1.29
Interest Only, Then Amortizing, Then          1                           27,000,000           0.7%                1.21
            HyperAmortizing
                                      ----------------------------------------------------------------------------------------
                                             134                       3,611,656,138          100.0%               1.36
------------------------------------------------------------------------------------------------------------------------------

                                                                                  WTD. AVG. REMAINING        WTD. AVG.
                                      WTD. AVG. CUT-OFF    WTD. AVG. MATURITY     TERM TO MATURITY        MORTGAGE RATE
          AMORTIZATION TYPE            DATE LTV RATIO        DATE LTV RATIO           (MONTHS)
-----------------------------------------------------------------------------------------------------------------------------

    Interest Only, Then Amortizing          69.3%                 62.9%                  113                  6.056%
            Interest Only                   73.3%                 71.6%                  111                  5.867%
             Amortizing                     73.9%                 63.8%                  110                  5.892%
Interest Only, Then Amortizing, Then        80.1%                 73.0%                  116                  6.040%
            HyperAmortizing
                                      ---------------------------------------------------------------------------------------
                                            71.7%                 66.5%                  112                  5.954%
-----------------------------------------------------------------------------------------------------------------------------

LOCKBOXES

                                          NUMBER OF
                                          MORTGAGE         AGGREGATE CUT-OFF DATE       % OF INITIAL MORTGAGE
            LOCKBOX TYPE                    LOANS          PRINCIPAL BALANCE ($)            POOL BALANCE
---------------------------------------------------------------------------------------------------------------

                 Hard                        52                        2,624,580,118           72.7%
                 Soft                         7                          227,803,909           6.3%
              Springing                       1                           92,328,510           2.6%
---------------------------------------------------------------------------------------------------------------

ESCROW TYPES

                                          NUMBER OF
                                          MORTGAGE         AGGREGATE CUT-OFF DATE       % OF INITIAL MORTGAGE
           ESCROW TYPE (1)                  LOANS          PRINCIPAL BALANCE ($)            POOL BALANCE
---------------------------------------------------------------------------------------------------------------

TI/LC (2)                                    64                        1,669,131,145           55.2%
Real Estate Tax                              111                       2,422,777,080           67.1%
Insurance                                    107                       2,421,293,043           67.0%
Replacement Reserve                          101                       2,132,727,258           59.1%
---------------------------------------------------------------------------------------------------------------

(1) Includes initial and ongoing reserves and escrows
(2) The statistical information for the TI/LC Reserve percentage does not include mortgage loans secured by multifamily, hospitality, parking, or self-storage properties.

PREPAYMENT PROVISION SUMMARY

                                         NUMBER OF
                                          MORTGAGE        AGGREGATE CUT-OFF DATE      % OF INITIAL MORTGAGE     WTD. AVG.
           PREPAYMENT TYPE                 LOANS           PRINCIPAL BALANCE ($)           POOL BALANCE            DSCR
------------------------------------------------------------------------------------------------------------------------------

          Lockout/Defeasance                 115                      3,278,118,665             90.8%               1.34
 Lockout/Defeasance or Yield Maintenance       5                        159,375,374              4.4%               1.66
 Lockout/Greater of Percentage or Yield       12                        141,822,098              3.9%               1.42
             Maintenance
   Greater of YM and Declining Fee             2                         32,340,000              0.9%               1.28
                                      ----------------------------------------------------------------------------------------
                                             134                      3,611,656,138            100.0%               1.36
------------------------------------------------------------------------------------------------------------------------------

                                                                                     WTD. AVG. REMAINING        WTD. AVG.
                                         WTD. AVG. CUT-OFF    WTD. AVG. MATURITY      TERM TO MATURITY        MORTGAGE RATE
           PREPAYMENT TYPE                 DATE LTV RATIO        DATE LTV RATIO            (MONTHS)
---------------------------------------------------------------------------------------------------------------------------------

          Lockout/Defeasance                    72.3%                 66.8%                  112                  5.947%
 Lockout/Defeasance or Yield Maintenance        64.5%                 63.0%                  119                  5.922%
 Lockout/Greater of Percentage or Yield         66.9%                 62.3%                   95                  6.115%
             Maintenance
   Greater of YM and Declining Fee              72.3%                 68.8%                   68                  6.108%
                                      -------------------------------------------------------------------------------------------
                                                71.7%                 66.5%                  112                  5.954%
---------------------------------------------------------------------------------------------------------------------------------

                                       C-5

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     ANNEX D

                                DECREMENT TABLES

      PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-1
                                  CERTIFICATES

                                                    0% CPR DURING LOCKOUT, DEFEASANCE
                                            AND YIELD MAINTENANCE OTHERWISE AT INDICATED CPR
                                            ------------------------------------------------
               PAYMENT DATE                    0 CPR   25 CPR   50 CPR   75 CPR   100 CPR
-----------------------------------------      -----   ------   ------   ------   -------

Initial Date.............................        100     100      100      100       100
July 10, 2007............................         93      93       93       93        93
July 10, 2008............................         84      84       84       84        84
July 10, 2009............................         67      67       67       67        67
July 10, 2010............................         45      44       42       40        10
July 10, 2011............................          0       0        0        0         0
Weighted Average Life in Years...........       3.31    3.30     3.29     3.28      3.21

      PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-2
                                  CERTIFICATES

                                                    0% CPR DURING LOCKOUT, DEFEASANCE
                                            AND YIELD MAINTENANCE OTHERWISE AT INDICATED CPR
                                            ------------------------------------------------
               PAYMENT DATE                    0 CPR   25 CPR   50 CPR   75 CPR   100 CPR
-----------------------------------------      -----   ------   ------   ------   -------

Initial Date.............................        100     100      100      100       100
July 10, 2007............................        100     100      100      100       100
July 10, 2008............................        100     100      100      100       100
July 10, 2009............................        100     100      100      100       100
July 10, 2010............................        100     100      100      100       100
July 10, 2011............................          6       6        6        5         3
July 10, 2012............................          0       0        0        0         0
Weighted Average Life in Years...........       4.78    4.78     4.77     4.75      4.61

      PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-3
                                  CERTIFICATES

                                                    0% CPR DURING LOCKOUT, DEFEASANCE
                                            AND YIELD MAINTENANCE OTHERWISE AT INDICATED CPR
                                            ------------------------------------------------
               PAYMENT DATE                    0 CPR   25 CPR   50 CPR   75 CPR   100 CPR
-----------------------------------------      -----   ------   ------   ------   -------

Initial Date.............................        100     100      100      100       100
July 10, 2007............................        100     100      100      100       100
July 10, 2008............................        100     100      100      100       100
July 10, 2009............................        100     100      100      100       100
July 10, 2010............................        100     100      100      100       100
July 10, 2011............................        100     100      100      100       100
July 10, 2012............................        100     100       99       99        89
July 10, 2013............................          0       0        0        0         0
Weighted Average Life in Years...........       6.87    6.86     6.84     6.82      6.63

                                       D-1

     PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-AB
                                  CERTIFICATES

                                                    0% CPR DURING LOCKOUT, DEFEASANCE
                                            AND YIELD MAINTENANCE OTHERWISE AT INDICATED CPR
                                            ------------------------------------------------
               PAYMENT DATE                    0 CPR   25 CPR   50 CPR   75 CPR   100 CPR
-----------------------------------------      -----   ------   ------   ------   -------

Initial Date.............................        100     100      100      100       100
July 10, 2007............................        100     100      100      100       100
July 10, 2008............................        100     100      100      100       100
July 10, 2009............................        100     100      100      100       100
July 10, 2010............................        100     100      100      100       100
July 10, 2011............................        100     100      100      100       100
July 10, 2012............................         85      85       85       85        85
July 10, 2013............................         62      62       62       62        62
July 10, 2014............................         37      37       37       37        37
July 10, 2015............................          6       1        0        0         0
July 10, 2016............................          0       0        0        0         0
Weighted Average Life in Years...........       7.46    7.45     7.44     7.43      7.42

      PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-4
                                  CERTIFICATES

                                                    0% CPR DURING LOCKOUT, DEFEASANCE
                                            AND YIELD MAINTENANCE OTHERWISE AT INDICATED CPR
                                            ------------------------------------------------
               PAYMENT DATE                    0 CPR   25 CPR   50 CPR   75 CPR   100 CPR
-----------------------------------------      -----   ------   ------   ------   -------

Initial Date.............................        100     100      100      100       100
July 10, 2007............................        100     100      100      100       100
July 10, 2008............................        100     100      100      100       100
July 10, 2009............................        100     100      100      100       100
July 10, 2010............................        100     100      100      100       100
July 10, 2011............................        100     100      100      100       100
July 10, 2012............................        100     100      100      100       100
July 10, 2013............................        100     100      100      100       100
July 10, 2014............................        100     100      100      100       100
July 10, 2015............................        100     100      100       99        97
July 10, 2016............................          0       0        0        0         0
Weighted Average Life in Years...........       9.67    9.65     9.63     9.60      9.41

      PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-M
                                  CERTIFICATES

                                                    0% CPR DURING LOCKOUT, DEFEASANCE
                                            AND YIELD MAINTENANCE OTHERWISE AT INDICATED CPR
                                            ------------------------------------------------
               PAYMENT DATE                    0 CPR   25 CPR   50 CPR   75 CPR   100 CPR
-----------------------------------------      -----   ------   ------   ------   -------

Initial Date.............................        100     100      100      100       100
July 10, 2007............................        100     100      100      100       100
July 10, 2008............................        100     100      100      100       100
July 10, 2009............................        100     100      100      100       100
July 10, 2010............................        100     100      100      100       100
July 10, 2011............................        100     100      100      100       100
July 10, 2012............................        100     100      100      100       100
July 10, 2013............................        100     100      100      100       100
July 10, 2014............................        100     100      100      100       100
July 10, 2015............................        100     100      100      100       100
July 10, 2016............................          0       0        0        0         0
Weighted Average Life in Years...........       9.91    9.91     9.89     9.86      9.66

                                      D-2

      PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-J
                                  CERTIFICATES

                                                    0% CPR DURING LOCKOUT, DEFEASANCE
                                            AND YIELD MAINTENANCE OTHERWISE AT INDICATED CPR
                                            ------------------------------------------------
               PAYMENT DATE                    0 CPR   25 CPR   50 CPR   75 CPR   100 CPR
-----------------------------------------      -----   ------   ------   ------   -------

Initial Date.............................        100     100      100      100       100
July 10, 2007............................        100     100      100      100       100
July 10, 2008............................        100     100      100      100       100
July 10, 2009............................        100     100      100      100       100
July 10, 2010............................        100     100      100      100       100
July 10, 2011............................        100     100      100      100       100
July 10, 2012............................        100     100      100      100       100
July 10, 2013............................        100     100      100      100       100
July 10, 2014............................        100     100      100      100       100
July 10, 2015............................        100     100      100      100       100
July 10, 2016............................          0       0        0        0         0
Weighted Average Life in Years...........       9.92    9.91     9.91     9.91      9.66

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS B CERTIFICATES

                                                    0% CPR DURING LOCKOUT, DEFEASANCE
                                            AND YIELD MAINTENANCE OTHERWISE AT INDICATED CPR
                                            ------------------------------------------------
               PAYMENT DATE                    0 CPR   25 CPR   50 CPR   75 CPR   100 CPR
-----------------------------------------      -----   ------   ------   ------   -------

Initial Date.............................        100     100      100      100       100
July 10, 2007............................        100     100      100      100       100
July 10, 2008............................        100     100      100      100       100
July 10, 2009............................        100     100      100      100       100
July 10, 2010............................        100     100      100      100       100
July 10, 2011............................        100     100      100      100       100
July 10, 2012............................        100     100      100      100       100
July 10, 2013............................        100     100      100      100       100
July 10, 2014............................        100     100      100      100       100
July 10, 2015............................        100     100      100      100       100
July 10, 2016............................          0       0        0        0         0
Weighted Average Life in Years...........       9.99    9.94     9.91     9.91      9.66

 PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS C CERTIFICATES

                                                    0% CPR DURING LOCKOUT, DEFEASANCE
                                            AND YIELD MAINTENANCE OTHERWISE AT INDICATED CPR
                                            ------------------------------------------------
               PAYMENT DATE                    0 CPR   25 CPR   50 CPR   75 CPR   100 CPR
-----------------------------------------      -----   ------   ------   ------   -------

Initial Date.............................        100     100      100      100       100
July 10, 2007............................        100     100      100      100       100
July 10, 2008............................        100     100      100      100       100
July 10, 2009............................        100     100      100      100       100
July 10, 2010............................        100     100      100      100       100
July 10, 2011............................        100     100      100      100       100
July 10, 2012............................        100     100      100      100       100
July 10, 2013............................        100     100      100      100       100
July 10, 2014............................        100     100      100      100       100
July 10, 2015............................        100     100      100      100       100
July 10, 2016............................          0       0        0        0         0
Weighted Average Life in Years...........       9.99    9.99     9.93     9.91      9.66

                                      D-3

 PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS D CERTIFICATES

                                                    0% CPR DURING LOCKOUT, DEFEASANCE
                                            AND YIELD MAINTENANCE OTHERWISE AT INDICATED CPR
                                            ------------------------------------------------
               PAYMENT DATE                    0 CPR   25 CPR   50 CPR   75 CPR   100 CPR
-----------------------------------------      -----   ------   ------   ------   -------

Initial Date.............................        100     100      100      100       100
July 10, 2007............................        100     100      100      100       100
July 10, 2008............................        100     100      100      100       100
July 10, 2009............................        100     100      100      100       100
July 10, 2010............................        100     100      100      100       100
July 10, 2011............................        100     100      100      100       100
July 10, 2012............................        100     100      100      100       100
July 10, 2013............................        100     100      100      100       100
July 10, 2014............................        100     100      100      100       100
July 10, 2015............................        100     100      100      100       100
July 10, 2016............................          0       0        0        0         0
Weighted Average Life in Years...........       9.99    9.99     9.99     9.91      9.66

 PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS E CERTIFICATES

                                                   0% CPR DURING LOCKOUT, DEFEASANCE
                                            AND YIELD MAINTENANCE OTHERWISE AT INDICATED CPR
                                            ------------------------------------------------
               PAYMENT DATE                    0 CPR   25 CPR   50 CPR   75 CPR   100 CPR
-----------------------------------------      -----   ------   ------   ------   -------

Initial Date.............................        100     100      100      100       100
July 10, 2007............................        100     100      100      100       100
July 10, 2008............................        100     100      100      100       100
July 10, 2009............................        100     100      100      100       100
July 10, 2010............................        100     100      100      100       100
July 10, 2011............................        100     100      100      100       100
July 10, 2012............................        100     100      100      100       100
July 10, 2013............................        100     100      100      100       100
July 10, 2014............................        100     100      100      100       100
July 10, 2015............................        100     100      100      100       100
July 10, 2016............................          0       0        0        0         0
Weighted Average Life in Years...........       9.99    9.99     9.99     9.91      9.66

 PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS F CERTIFICATES

                                                   0% CPR DURING LOCKOUT, DEFEASANCE
                                            AND YIELD MAINTENANCE OTHERWISE AT INDICATED CPR
                                            ------------------------------------------------
               PAYMENT DATE                    0 CPR   25 CPR   50 CPR   75 CPR   100 CPR
-----------------------------------------      -----   ------   ------   ------   -------

Initial Date.............................        100     100      100      100       100
July 10, 2007............................        100     100      100      100       100
July 10, 2008............................        100     100      100      100       100
July 10, 2009............................        100     100      100      100       100
July 10, 2010............................        100     100      100      100       100
July 10, 2011............................        100     100      100      100       100
July 10, 2012............................        100     100      100      100       100
July 10, 2013............................        100     100      100      100       100
July 10, 2014............................        100     100      100      100       100
July 10, 2015............................        100     100      100      100       100
July 10, 2016............................          0       0        0        0         0
Weighted Average Life in Years...........       9.99    9.99     9.99     9.99      9.66

                                      D-4

                                     ANNEX E

                         FORM OF PAYMENT DATE STATEMENT

                                       E-1

[LaSalle Bank ABN AMRO LOGO]    GREENWICH CAPITAL COMMERICAL FUNDING CORP.
                                    COMMERCIAL MORTGAGE TRUST 2006-GG7         Statement Date: 11-Aug-06
135 S. LaSalle Street,         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   11-Aug-06
Suite 1625                                    SERIES 2006-GG7                  Prior Payment:        N/A
Chicago, IL 60603                                                              Next Payment:   12-Sep-06
USA                                                                            Record Date:    31-Jul-06

Administrator:                                 ABN AMRO ACCT:                  Analyst:
Daniel Laz 312.992.2191               REPORTING PACKAGE TABLE OF CONTENTS      Patrick Gong 714.259.6253
daniel.laz@abnamro.com                                                         patrick.gong@abnamro.com

--------------------------------------------------------------------------------

-----------------------------------------
Issue Id:                        SAMPGCCF

Monthly Data File
Name:               SAMPGCCF_200608_3.ZIP
-----------------------------------------

--------------------------------------------------------------------------------
                                                                        Page(s)
                                                                       ---------
Statements to Certificateholders                                       Page 2
Cash Recon                                                             Page 3
Bond Interest Reconciliation                                           Page 4
Bond Interest Reconciliation                                           Page 5
Shortfall Summary Report                                               Page 6
Asset-Backed Facts ~ 15 Month Loan Status Summary                      Page 7
Asset-Backed Facts ~ 15 Month Loan Payoff/Loss Summary                 Page 8
Mortgage Loan Characteristics                                          Page 9-11
Delinquent Loan Detail                                                 Page 12
Loan Level Detail                                                      Page 13
Realized Loss Detail                                                   Page 14
Collateral Realized Loss                                               Page 15
Appraisal Reduction Detail                                             Page 16
Material Breaches Detail                                               Page 17
Historical Collateral Prepayment                                       Page 18
Specially Serviced (Part I) - Loan Detail                              Page 19
Specially Serviced (Part II) - Servicer Comments                       Page 20
Summary of Loan Maturity Extensions                                    Page 21
Rating Information                                                     Page 22
Other Related Information                                              Page 23
--------------------------------------------------------------------------------

---------------------------------------
Closing Date:               12-Jul-2006

First Payment Date:

Rated Final Payment Date:

Determination Date:
---------------------------------------
        Trust Collection Period
---------------------------------------

---------------------------------------

--------------------------------------------------------------------------------
                           PARTIES TO THE TRANSACTION
--------------------------------------------------------------------------------
       DEPOSITOR   Greenwich Capital Commercial Funding Corp.

 MASTER SERVICER   Midland Loan Services, Inc.
   RATING AGENCY   Moody's Investors Service, Inc./Standard & Poor's Ratings
                   Services
SPECIAL SERVICER   LNR Partners, Inc.
         TRUSTEE   ABN AMRO LaSalle Bank N.A.
     UNDERWRITER   Bear Stearns & Co. Inc./Goldman Sachs & Co/Greenwich Capital
                   Markets, Inc./Merrill Lynch, Pierce, Fenner & Smith
                   Incorporated/Morgan Stanley & Co. Incorporated/Wachovia
                   Capital Markets, LLC
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
       INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
--------------------------------------------------------------------------------
LaSalle Web Site                                                www.etrustee.net
Servicer Web Site                                              www.midlandls.com
LaSalle Factor Line                                                 800.246.5761
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                    PAGE 1 OF 23

[LaSalle Bank ABN AMRO LOGO]    GREENWICH CAPITAL COMMERICAL FUNDING CORP.
                                    COMMERCIAL MORTGAGE TRUST 2006-GG7         Statement Date: 11-Aug-06
                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   11-Aug-06
                                              SERIES 2006-GG7                  Prior Payment:        N/A
                                                                               Next Payment:   12-Sep-06
                                                                               Record Date:    31-Jul-06

                                               ABN AMRO ACCT:

CLASS      ORIGINAL      OPENING   PRINCIPAL     PRINCIPAL      NEGATIVE     CLOSING     INTEREST     INTEREST    PASS-THROUGH
        FACE VALUE (1)   BALANCE    PAYMENT    ADJ. OR LOSS   AMORTIZATION   BALANCE   PAYMENT (2)   ADJUSTMENT        RATE
CUSIP                                                                                                             Next Rate(3)
------------------------------------------------------------------------------------------------------------------------------

Total
==============================================================================================================================
                                                              ------------------------------------
                                                              Total P&I Payment
                                                              ------------------------------------

Notes: (1) N denotes notional balance not included in total (2) Accrued Interest
Plus/Minus Interest Adjustment Minus Deferred Interest equals Interest Payment
(3) Estimated. * Denotes Controlling Class

                                                                    PAGE 2 OF 23

[LaSalle Bank ABN AMRO LOGO]    GREENWICH CAPITAL COMMERICAL FUNDING CORP.     Statement Date: 11-Aug-06
                                    COMMERCIAL MORTGAGE TRUST 2006-GG7         Payment Date:   11-Aug-06
                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:        N/A
                                              SERIES 2006-GG7                  Next Payment:   12-Sep-06
                                                                               Record Date:    31-Jul-06

                                               ABN AMRO ACCT:
                                        CASH RECONCILIATION SUMMARY

--------------------------------------------------------------------------------
                                INTEREST SUMMARY
--------------------------------------------------------------------------------
Current Scheduled Interest                 0.00
Less Deferred Interest                     0.00
Less PPIS Reducing Scheduled Int           0.00
Plus Gross Advance Interest                0.00
Less ASER Interest Adv Reduction           0.00
Less Other Interest Not Advanced           0.00
Less Other Adjustment                      0.00
--------------------------------------------------------------------------------
Total                                      0.00
--------------------------------------------------------------------------------
UNSCHEDULED INTEREST:
--------------------------------------------------------------------------------
Prepayment Penalties                       0.00
Yield Maintenance Penalties                0.00
Other Interest Proceeds                    0.00
--------------------------------------------------------------------------------
Total                                      0.00
--------------------------------------------------------------------------------
Less Fee Paid To Servicer                  0.00
Less Fee Strips Paid by Servicer           0.00
--------------------------------------------------------------------------------
LESS FEES & EXPENSES PAID BY/TO SERVICER
--------------------------------------------------------------------------------
Special Servicing Fees                     0.00
Workout Fees                               0.00
Liquidation Fees                           0.00
Interest Due Serv on Advances              0.00
Non Recoverable Advances                   0.00
Misc. Fees & Expenses                      0.00

--------------------------------------------------------------------------------
Total Unscheduled Fees & Expenses          0.00
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Total Interest Due Trust                   0.00
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
LESS FEES & EXPENSES PAID BY/TO TRUST
--------------------------------------------------------------------------------
Trustee Fee                                0.00
Fee Strips                                 0.00
Misc. Fees                                 0.00
Interest Reserve Withholding               0.00
Plus Interest Reserve Deposit              0.00
--------------------------------------------------------------------------------
Total                                      0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                PRINCIPAL SUMMARY
--------------------------------------------------------------------------------
SCHEDULED PRINCIPAL:
Current Scheduled Principal                0.00
Advanced Scheduled Principal               0.00
--------------------------------------------------------------------------------
Scheduled Principal                        0.00
--------------------------------------------------------------------------------
UNSCHEDULED PRINCIPAL:
Curtailments                               0.00
Prepayments in Full                        0.00
Liquidation Proceeds                       0.00
Repurchase Proceeds                        0.00
Other Principal Proceeds                   0.00
--------------------------------------------------------------------------------
Total Unscheduled Principal                0.00
--------------------------------------------------------------------------------
Remittance Principal                       0.00
--------------------------------------------------------------------------------
Remittance P&I Due Trust                   0.00
--------------------------------------------------------------------------------
Remittance P&I Due Certs                   0.00
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                              POOL BALANCE SUMMARY
--------------------------------------------------------------------------------

                                           Balance   Count
                                           -------   -----
Beginning Pool                                0.00       0
Scheduled Principal                           0.00       0
Unscheduled Principal                         0.00       0
Deferred Interest                             0.00
Liquidations                                  0.00       0
Repurchases                                   0.00       0
Ending Pool                                   0.00       0

--------------------------------------------------------------------------------
                            Servicing Advance Summary
--------------------------------------------------------------------------------

                                           Amount
                                           ------
Prior Outstanding
Plus Current Period
Less Recovered
Less Non Recovered
Ending Outstanding
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                              SERVICING FEE SUMMARY
--------------------------------------------------------------------------------
Current Servicing Fees                     0.00
Plus Fees Advanced for PPIS                0.00
Less Reduction for PPIS                    0.00
Plus Delinquent Servicing Fees             0.00
--------------------------------------------------------------------------------
Total Servicing Fees                       0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               CAP LEASE ACCRETION
--------------------------------------------------------------------------------
Accretion Amt                              0.00
Distributable Interest                     0.00
Distributable Principal                    0.00
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                  PPIS SUMMARY
--------------------------------------------------------------------------------
Gross PPIS                                 0.00
Reduced by PPIE                            0.00
Reduced by Shortfalls in Fees              0.00
Reduced by Other Amounts                   0.00
--------------------------------------------------------------------------------
PPIS Reducing Scheduled Interest           0.00
--------------------------------------------------------------------------------
PPIS Reducing Servicing Fee                0.00
--------------------------------------------------------------------------------
PPIS Due Certificate                       0.00
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                   ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
--------------------------------------------------------------------------------
                                           Principal   Interest
                                           ---------   --------
Prior Outstanding                               0.00       0.00
Plus Current Period                             0.00       0.00
Less Recovered                                  0.00       0.00
Less Non Recovered                              0.00       0.00
Ending Outstanding                              0.00       0.00
--------------------------------------------------------------------------------

                                                                    PAGE 3 OF 23

[LaSalle Bank ABN AMRO LOGO]    GREENWICH CAPITAL COMMERICAL FUNDING CORP.
                                    COMMERCIAL MORTGAGE TRUST 2006-GG7         Statement Date: 11-Aug-06
                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   11-Aug-06
                                              SERIES 2006-GG7                  Prior Payment:        N/A
                                                                               Next Payment:   12-Sep-06
                                                                               Record Date:    31-Jul-06

                                               ABN AMRO ACCT:
                                    BOND INTEREST RECONCILIATION DETAIL

                                                                                           Current   Remaining          Credit
         Accrual           Pass-    Accrued     Total      Total   Distributable Interest   Period  Outstanding        Support
      ----------- Opening Through Certificate  Interest  Interest   Certificate   Payment Shortfall   Interest  --------------------
Class Method Days Balance   Rate    Interest  Additions Deductions    Interest    Amount   Recovery  Shorfalls  Original Current (1)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                  -----------------------------------------------------------------------------

(1) Determined as follows: (A) the ending balance of all the classes less (B)
the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

                                                                    PAGE 4 OF 23

[LaSalle Bank ABN AMRO LOGO]    GREENWICH CAPITAL COMMERICAL FUNDING CORP.
                                    COMMERCIAL MORTGAGE TRUST 2006-GG7         Statement Date: 11-Aug-06
                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   11-Aug-06
                                              SERIES 2006-GG7                  Prior Payment:        N/A
                                                                               Next Payment:   12-Sep-06
                                                                               Record Date:    31-Jul-06

                                               ABN AMRO ACCT:
                                    BOND INTEREST RECONCILIATION DETAIL

                                               Additions                                  Deductions
                        ------------------------------------------------------- -----------------------------
                          Prior    Interest
        Prior   Current  Interest  Accrual                             Other              Deferred & Interest Distributable Interest
      Interest Interest Shortfall  on Prior Prepayment    Yield      Interest   Allocable  Accretion   Loss    Certificate   Payment
Class Due Date Due Date    Due    Shortfall  Premiums  Maintenance Proceeds (1)    PPIS    Interest   Expense    Interest    Amount
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                        ------------------------------------------------------------------------------------------------------------

(1) Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the Bondholder's Distributable
Interest.

                                                                    PAGE 5 OF 23

[LaSalle Bank ABN AMRO LOGO]    GREENWICH CAPITAL COMMERICAL FUNDING CORP.
                                    COMMERCIAL MORTGAGE TRUST 2006-GG7         Statement Date  11-Aug-06
                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   11-Aug-06
                                              SERIES 2006-GG7                  Prior Payment:  N/A
                                                                               Next Payment:   12-Sep-06
                                                                               Record Date:    31-Jul-06

                                               ABN AMRO ACCT:
                                        INTEREST ADJUSTMENTS SUMMARY

SHORTFALL ALLOCATED TO THE BONDS:
-----------------------------------------------------
Net Prepayment Int. Shortfalls Allocated to the Bonds   0.00
Special Servicing Fees                                  0.00
Workout Fees                                            0.00
Liquidation Fees                                        0.00
Legal Fees                                              0.00
Misc. Fees & Expenses Paid by/to Servicer               0.00
Interest Paid to Servicer on Outstanding Advances       0.00
ASER Interest Advance Reduction                         0.00
Interest Not Advanced (Current Period)                  0.00
Recoup of Prior Advances by Servicer                    0.00
Servicing Fees Paid Servicer on Loans Not Advanced      0.00
Misc. Fees & Expenses Paid by Trust                     0.00
Shortfall Due to Rate Modification                      0.00
Other Interest Loss                                     0.00
                                                        ----
Total Shortfall Allocated to the Bonds                  0.00
                                                        ====

EXCESS ALLOCATED TO THE BONDS:
-----------------------------------------------------
Other Interest Proceeds Due the Bonds                   0.00
Prepayment Interest Excess Due the Bonds                0.00
Interest Income                                         0.00
Yield Maintenance Penalties Due the Bonds               0.00
Prepayment Penalties Due the Bonds                      0.00
Recovered ASER Interest Due the Bonds                   0.00
Recovered Interest Due the Bonds                        0.00
ARD Excess Interest                                     0.00
                                                        ----
Total Excess Allocated to the Bonds                     0.00
                                                        ====

              AGGREGATE INTEREST ADJUSTMENT ALLOCATED TO THE BONDS

Total Excess Allocated to the Bonds                     0.00
Less Total Shortfall Allocated to the Bonds             0.00
                                                        ----
Total Interest Adjustment to the Bonds                  0.00
                                                        ====

                                                                    PAGE 6 OF 23

[LaSalle Bank ABN AMRO LOGO]     GREENWICH CAPITAL COMMERICAL FUNDING CORP.
                                    COMMERCIAL MORTGAGE TRUST 2006-GG7         Statement Date: 11-Aug-06
                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   11-Aug-06
                                              SERIES 2006-GG7                  Prior Payment:        N/A
                                                                               Next Payment:   12-Sep-06
                                                                               Record Date:    31-Jul-06

                                               ABN AMRO ACCT:
                      ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

                                  Delinquency Aging Categories                             Special Event Categories (1)
             --------------------------------------------------------------------- -------------------------------------------
Distribution Delinq 1 Month Delinq 2 Months Delinq 3+ Months Foreclosure    REO    Modifications Specially Serviced Bankruptcy
    Date        # Balance      # Balance        # Balance     # Balance  # Balance   # Balance       # Balance       # Balance
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

(1)  Note: Modification, Specially Serviced & Bankruptcy Totals are Included in
     the Appropriate Delinquency Aging Category

                                                                    PAGE 7 OF 23

[LaSalle Bank ABN AMRO LOGO]     GREENWICH CAPITAL COMMERICAL FUNDING CORP.
                                    COMMERCIAL MORTGAGE TRUST 2006-GG7         Statement Date: 11-Aug-06
                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   11-Aug-06
                                              SERIES 2006-GG7                  Prior Payment:        N/A
                                                                               Next Payment:   12-Sep-06
                                                                               Record Date:    31-Jul-06

                                               ABN AMRO ACCT:
                      ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

                                                    Appraisal                                                           Curr
Distribution Ending Pool (1) Payoffs (2) Penalties Reduct. (2) Liquidations (2) Realized Losses (2) Remaining Term Weighted Avg.
    Date        # Balance     # Balance   # Amount  # Balance      # Balance        # Amount           Life         Coupon Remit
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

                                                                    PAGE 8 OF 23

[LaSalle Bank ABN AMRO LOGO]    GREENWICH CAPITAL COMMERICAL FUNDING CORP.
                                    COMMERCIAL MORTGAGE TRUST 2006-GG7         Statement Date: 11-Aug-06
                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   11-Aug-06
                                              SERIES 2006-GG7                  Prior Payment:        N/A
                                                                               Next Payment:   12-Sep-06
                                                                               Record Date:    31-Jul-06

                                 ABN AMRO ACCT:
                          MORTGAGE LOAN CHARACTERISTICS

                       DISTRIBUTION OF PRINCIPAL BALANCES

                                                       Weighted Average
Current Scheduled    # of   Scheduled     % of     ------------------------
   Balance          Loans    Balance     Balance   Term   Coupon   PFY DSCR
---------------------------------------------------------------------------

---------------------------------------------------------------------------
                        0           0      0.00%
---------------------------------------------------------------------------

Average Schedule Balance                0
Maximum Schedule Balance   (9,999,999,999)
Minimum Schedule Balance   9,999,999,999

                DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)

                                                    Weighted Average
Fully Amortizing    # of    Scheduled    % of    ------------------------
 Mortgage Loans    Loans    Balance    Balance   Term   Coupon   PFY DSCR
-------------------------------------------------------------------------

-------------------------------------------------------------------------
                       0           0     0.00%
-------------------------------------------------------------------------

                     DISTRIBUTION OF MORTGAGE INTEREST RATES

                                                    Weighted Average
Current Mortgage    # of   Scheduled     % of    ------------------------
 Interest Rate     Loans    Balance    Balance   Term   Coupon   PFY DSCR
-------------------------------------------------------------------------

-------------------------------------------------------------------------
                       0           0     0.00%
-------------------------------------------------------------------------

Minimum Mortgage Interest Rate   ,900.000%
Maximum Mortgage Interest Rate   ,900.000%

                    DISTRIBUTION OF REMAINING TERM (BALLOON)

                                                   Weighted Average
    Balloon       # of   Scheduled     % of    ------------------------
Mortgage Loans   Loans    Balance    Balance   Term   Coupon   PFY DSCR
-----------------------------------------------------------------------

-----------------------------------------------------------------------
                     0           0     0.00%
-----------------------------------------------------------------------

                                                                    PAGE 9 OF 23

[LaSalle Bank ABN AMRO LOGO]    GREENWICH CAPITAL COMMERICAL FUNDING CORP.
                                    COMMERCIAL MORTGAGE TRUST 2006-GG7         Statement Date: 11-Aug-06
                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   11-Aug-06
                                              SERIES 2006-GG7                  Prior Payment:        N/A
                                                                               Next Payment:   12-Sep-06
                                                                               Record Date:    31-Jul-06

                                 ABN AMRO ACCT:
                          MORTGAGE LOAN CHARACTERISTICS

                           DISTRIBUTION OF DSCR (PFY)

 Debt Service     # of   Scheduled     % of
Coverage Ratio   Loans    Balance    Balance   WAMM   WAC   PFY DSCR
--------------------------------------------------------------------

--------------------------------------------------------------------
                     0           0     0.00%
--------------------------------------------------------------------

Maximum DSCR   0.000
Minimum DSCR   0.000
                          DISTRIBUTION OF DSCR (CUTOFF)

 Debt Service     # of   Scheduled     % of
Coverage Ratio   Loans    Balance    Balance   WAMM   WAC   PFY DSCR
--------------------------------------------------------------------

--------------------------------------------------------------------
                     0           0     0.00%
--------------------------------------------------------------------

Maximum DSCR   0.000
Minimum DSCR   0.000

                             GEOGRAPHIC DISTRIBUTION

Geographic   # of    Scheduled    % of
Location     Loans    Balance    Balance   WAMM   WAC   PFY DSCR
----------------------------------------------------------------

----------------------------------------------------------------
                 0           0     0.00%
----------------------------------------------------------------

                                                                   PAGE 10 OF 23

[LaSalle Bank ABN AMRO LOGO]    GREENWICH CAPITAL COMMERICAL FUNDING CORP.
                                    COMMERCIAL MORTGAGE TRUST 2006-GG7         Statement Date: 11-Aug-06
                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   11-Aug-06
                                              SERIES 2006-GG7                  Prior Payment:        N/A
                                                                               Next Payment:   12-Sep-06
                                                                               Record Date:    31-Jul-06

                                 ABN AMRO ACCT:
                          MORTGAGE LOAN CHARACTERISTICS

                         DISTRIBUTION OF PROPERTY TYPES

                  # of   Scheduled     % of
Property Types   Loans    Balance    Balance   WAMM   WAC   PFY DSCR
--------------------------------------------------------------------

--------------------------------------------------------------------
                     0           0     0.00%
--------------------------------------------------------------------

                        DISTRIBUTION OF AMORTIZATION TYPE

                     # of   Scheduled    % of
Amortization Type   Loans    Balance    Balance   WAMM   WAC   PFY DSCR
-----------------------------------------------------------------------

-----------------------------------------------------------------------
                        0           0     0.00%
-----------------------------------------------------------------------

                         DISTRIBUTION OF LOAN SEASONING

                    # of   Scheduled     % of
Number of Months   Loans    Balance    Balance   WAMM   WAC   PFY DSCR
----------------------------------------------------------------------

----------------------------------------------------------------------
                       0           0     0.00%
----------------------------------------------------------------------

                       DISTRIBUTION OF YEAR LOANS MATURING

                  # of   Scheduled    % of
Year             Loans    Balance    Balance   WAMM     WAC   PFY DSCR
----------------------------------------------------------------------
2006                 0           0     0.00%      0   0.00%       0.00
2007                 0           0     0.00%      0   0.00%       0.00
2008                 0           0     0.00%      0   0.00%       0.00
2009                 0           0     0.00%      0   0.00%       0.00
2010                 0           0     0.00%      0   0.00%       0.00
2011                 0           0     0.00%      0   0.00%       0.00
2012                 0           0     0.00%      0   0.00%       0.00
2013                 0           0     0.00%      0   0.00%       0.00
2014                 0           0     0.00%      0   0.00%       0.00
2015                 0           0     0.00%      0   0.00%       0.00
2016                 0           0     0.00%      0   0.00%       0.00
2017 & Greater       0           0     0.00%      0   0.00%       0.00
----------------------------------------------------------------------
                     0           0     0.00%
----------------------------------------------------------------------

                                                                   PAGE 11 OF 23

[LaSalle Bank ABN AMRO LOGO]    GREENWICH CAPITAL COMMERICAL FUNDING CORP.     Statement Date: 11-Aug-06
                                    COMMERCIAL MORTGAGE TRUST 2006-GG7         Payment Date:   11-Aug-06
                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:        N/A
                                              SERIES 2006-GG7                  Next Payment:   12-Sep-06
                                                                               Record Date:    31-Jul-06

                                 ABN AMRO ACCT:

                             DELINQUENT LOAN DETAIL

             Paid                 Outstanding   Out. Property                    Special
Disclosure   Thru   Current P&I       P&I        Protection     Loan Status     Servicer      Foreclosure   Bankruptcy    REO
 Control #   Date     Advance     Advances**      Advances       Code (1)     Transfer Date      Date          Date      Date
-----------------------------------------------------------------------------------------------------------------------------

TOTAL

------------------------------------------------------------------------------------------------------------------------------------
A. IN GRACE PERIOD                     1. DELINQ. 1 MONTH   3. DELINQUENT 3 + MONTHS      5. NON PERFORMING MATURED BALLOON  9. REO

B. LATE PAYMENT BUT < 1 MONTH DELINQ.  2. DELINQ. 2 MONTHS  4. PERFORMING MATURED BALLOON 7. FORECLOSURE

------------------------------------------------------------------------------------------------------------------------------------

** Outstanding P&I Advances include the current period P&I Advances and may include Servicer and Trust Advances.

                                                                   PAGE 12 OF 23

[LaSalle Bank ABN AMRO LOGO]    GREENWICH CAPITAL COMMERICAL FUNDING CORP.     Statement Date: 11-Aug-06
                                    COMMERCIAL MORTGAGE TRUST 2006-GG7         Payment Date:   11-Aug-06
                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:        N/A
                                              SERIES 2006-GG7                  Next Payment:   12-Sep-06
                                                                               Record Date:    31-Jul-06

                                 ABN AMRO ACCT:

                                LOAN LEVEL DETAIL

------------------------------------------------------------------------------------------------------------------------------
                                             Operating             Ending                                               Loan
Disclosure         Property  Maturity   PFY  Statement   Geo.     Principal  Note  Scheduled  Prepayment  Prepayment   Status
 Control #  Group    Type      Date    DSCR     Date    Location    Balance  Rate     P&I       Amount       Date     Code (1)
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
*    NOI and DSCR, if available and reportable under the terms of the trust agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

------------------------------------------------------------------------------------------------------------------------------------
(1) Legend:  A. In Grace Period   1. Delinquent 1 month   3. Delinquent 3+ months        5. Non Performing Matured Ballon  9. REO

             B. Late Payment but  2. Delinquent 2 months  4. Performing Matured Balloon  7. Foreclosure
                < 1 month delinq

                                                                   Page 13 of 23

[LaSalle Bank ABN AMRO LOGO]    GREENWICH CAPITAL COMMERICAL FUNDING CORP.     Statement Date: 11-Aug-06
                                    COMMERCIAL MORTGAGE TRUST 2006-GG7         Payment Date:   11-Aug-06
                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:        N/A
                                              SERIES 2006-GG7                  Next Payment:   12-Sep-06
                                                                               Record Date:    31-Jul-06

                                 ABN AMRO ACCT:

                              REALIZED LOSS DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                                          Beginning            Gross Proceeds   Aggregate       Net       Net Proceeds
        Disclosure  Appraisal  Appraisal  Scheduled    Gross      as a % of    Liquidation  Liquidation    as a % of     Realized
Period   Control #     Date      Value     Balance   Proceeds  Sched. Balance   Expenses *    Proceeds   Sched. Balanc      Loss
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
CURRENT TOTAL

CUMULATIVE

------------------------------------------------------------------------------------------------------------------------------------

   * Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

                                                                   PAGE 14 OF 23

[LaSalle Bank ABN AMRO LOGO]     GREENWICH CAPITAL COMMERICAL FUNDING CORP.
                                    COMMERCIAL MORTGAGE TRUST 2006-GG7         Statement Date: 11-Aug-06
                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   11-Aug-06
                                                   SERIES 2006-GG7             Prior Payment:        N/A
                                                                               Next Payment:   12-Sep-06
                                                                               Record Date:    31-Jul-06

                                               ABN AMRO ACCT:
                                BOND/COLLATERAL REALIZED LOSS RECONCILIATION

                                                                             Interest
                                            Prior                          (Shortages)/
                                          Realized                           Excesses
                   Beginning  Aggregate     Loss      Amounts Covered by      applied
                   Balance of  Realized  Applied to  Overcollateralization  to Realized
Prospectus        the Loan at    Loss   Certificates   and other Credit       Losses
    ID     Period Liquidation  on Loans       A                B                 C
----------------------------------------------------------------------------------------

CUMULATIVE

                          Additional
           Modification (Recoveries)/
           Adjustments/    Expenses                                    (Recoveries)/
             Appraisal    applied to                                   Realized Loss
             Reduction     Realized   Current Realized  Recoveries of    Applied to
Prospectus  Adjustment      Losses     Loss Applied to Realized Losses  Certificate
    ID           D             E       Certififcates*    paid as Cash     Interest
------------------------------------------------------------------------------------

CUMULATIVE

*    In the Initial Period the Current Realized Loss Applied to Certificates
     will equal Aggregate Realized Loss on Loans - B - C - D + E instead of A -
     C - D + E

Description of Fields

A    Prior Realized Loss Applied to Certificates

B    Reduction to Realized Loss applied to bonds (could represent OC, insurance policies, reserve accounts, etc)

C    Amounts classified by the Master as interest adjustments from general collections on a loan with a Realized Loss

D    Adjustments that are based on principal haircut or future interest foregone due to modification

E    Realized Loss Adjustments, Supplemental Recoveries or Expenses on a
     previously liquidated loan

                                                                   Page 15 of 23

[LaSalle Bank ABN AMRO LOGO]     GREENWICH CAPITAL COMMERICAL FUNDING CORP.
                                    COMMERCIAL MORTGAGE TRUST 2006-GG7         Statement Date: 11-Aug-06
                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   11-Aug-06
                                              SERIES 2006-GG7                  Prior Payment:        N/A
                                                                               Next Payment:   12-Sep-06
                                                                               Record Date:    31-Jul-06

                                               ABN AMRO ACCT:
                                         APPRAISAL REDUCTION DETAIL

                                                                     Remaining Term                           Appraisal
Disclosure Appraisal Scheduled   AR   Current P&I      Note Maturity -------------- Property Geographic      ----------
 Control#  Red. Date  Balance  Amount   Advance   ASER Rate   Date   Life             Type    Location  DSCR Value Date
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

                                                                   PAGE 16 OF 23

[LaSalle Bank ABN AMRO LOGO]     GREENWICH CAPITAL COMMERICAL FUNDING CORP.
                                    COMMERCIAL MORTGAGE TRUST 2006-GG7         Statement Date:  11-Aug-06
                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    11-Aug-06
                                              SERIES 2006-GG7                  Prior Payment:         N/A
                                                                               Next Payment:    12-Sep-06
                                                                               Record Date:     31-Jul-06
                                               ABN AMRO ACCT:
                           MATERIAL BREACHES AND MATERIAL DOCUMENT DEFECT DETAIL

             Ending   Material
Disclosure Principal   Breach  Material Breach and Material Document Defect
 Control #  Balance     Date                    Description
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

   Material breaches of pool asset representation or warranties or transaction covenants.

                                                                   PAGE 17 OF 23

[LaSalle Bank ABN AMRO LOGO]    GREENWICH CAPITAL COMMERICAL FUNDING CORP.
                                    COMMERCIAL MORTGAGE TRUST 2006-GG7         Statement Date: 11-Aug-06
                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   11-Aug-06
                                              SERIES 2006-GG7                  Prior Payment:        N/A
                                                                               Next Payment:   12-Sep-06
                                                                               Record Date:    31-Jul-06

                                 ABN AMRO ACCT:
                  HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

Disclosure   Payoff   Initial                   Payoff   Penalty   Prepayment   Maturity   Property   Geographic
 Control #   Period   Balance         Type      Amount    Amount      Date        Date       Type      Location
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
                                CURRENT

                                CUMULATIVE
                                          ======================

                                                                   PAGE 18 OF 23

[LaSalle Bank ABN AMRO LOGO]    GREENWICH CAPITAL COMMERICAL FUNDING CORP.
                                    COMMERCIAL MORTGAGE TRUST 2006-GG7         Statement Date: 11-Aug-06
                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   11-Aug-06
                                              SERIES 2006-GG7                  Prior Payment:        N/A
                                                                               Next Payment:   12-Sep-06
                                                                               Record Date:    31-Jul-06

                                             ABN AMRO ACCT:
                        SPECIALLY SERVICED (PART I) ~ LOAN DETAIL (END OF PERIOD)

                         Loan       Balance                       Remaining
Disclosure  Servicing   Status  ----------------  Note  Maturity  ---------  Property    Geo.                             NOI
Control #   Xfer Date  Code(1)  Schedule  Actual  Rate    Date    Life         Type    Location     NOI        DSCR       Date
--------------------------------------------------------------------------------------------------------------------------------

                                                                                                 Not Avail  Not Avail  Not Avail

            ---------           ----------------

--------------------------------------------------------------------------------------------------------------------------------

(1) Legend:

A. P&I Adv - in Grace Period

B. P&I Adv - < one month delinq

1. P&I Adv - delinquent 1 month

2. P&I Adv - delinquent 2 months

3. P&I Adv - delinquent 3+ months

4. Mat. Balloon/Assumed

5. Non Performing Mat. Balloon

7. Foreclosure P&I

9. REO

                                                                   PAGE 19 OF 23

[LaSalle Bank ABN AMRO LOGO]    GREENWICH CAPITAL COMMERICAL FUNDING CORP.
                                    COMMERCIAL MORTGAGE TRUST 2006-GG7         Statement Date: 11-Aug-06
                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   11-Aug-06
                                              SERIES 2006-GG7                  Prior Payment:        N/A
                                                                               Next Payment:   12-Sep-06
                                                                               Record Date:    31-Jul-06

                                             ABN AMRO ACCT:
              SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS (END OF PERIOD)

Disclosure   Resolution
 Control #    Strategy    Comments
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                                   PAGE 20 OF 23

[LaSalle Bank ABN AMRO LOGO]    GREENWICH CAPITAL COMMERICAL FUNDING CORP.
                                    COMMERCIAL MORTGAGE TRUST 2006-GG7         Statement Date: 11-Aug-06
                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   11-Aug-06
                                              SERIES 2006-GG7                  Prior Payment:        N/A
                                                                               Next Payment:   12-Sep-06
                                                                               Record Date:    31-Jul-06

                                               ABN AMRO ACCT:
                                          MATURITY EXTENSION SUMMARY

--------------------------------------------------------------------------------

LOANS WHICH HAVE HAD THEIR MATURITY DATES EXTENDED
   Number of Loans:                                                       0
   Stated Principal Balance outstanding:                               0.00
   Weighted Average Extension Period:                                     0

LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES EXTENDED
   Number of Loans:                                                       0
   Stated Principal Balance outstanding:                               0.00
   Weighted Average Extension Period:                                     0

LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES FURTHER EXTENDED
   Number of Loans:                                                       0
   Cutoff Principal Balance:                                           0.00
   Weighted Average Extension Period:                                     0

LOANS PAID-OFF THAT DID EXPERIENCE MATURITY DATE EXTENSIONS
   Number of Loans:                                                       0
   Cutoff Principal Balance:                                           0.00
   Weighted Average Extension Period:                                     0

LOANS PAID-OFF THAT DID NOT EXPERIENCE MATURITY DATE EXTENSIONS
   Number of Loans:                                                       0
   Cutoff Principal Balance:                                           0.00

--------------------------------------------------------------------------------

                                                                   PAGE 21 OF 23

[LaSalle Bank ABN AMRO LOGO]    GREENWICH CAPITAL COMMERICAL FUNDING CORP.
                                    COMMERCIAL MORTGAGE TRUST 2006-GG7         Statement Date: 11-Aug-06
                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   11-Aug-06
                                              SERIES 2006-GG7                  Prior Payment:        N/A
                                                                               Next Payment:   12-Sep-06
                                                                               Record Date:    31-Jul-06

                                               ABN AMRO ACCT:
                                             RATING INFORMATION

                   ORIGINAL RATINGS     RATING CHANGE/CHANGE DATE(1)
                ---------------------   ----------------------------
CLASS   CUSIP   FITCH   MOODY'S   S&P       FITCH   MOODY'S   S&P
--------------------------------------------------------------------

--------------------------------------------------------------------

NR - Designates that the class was not rated by the rating agency.

(1) Changed ratings provided on this report are based on information provided by the applicable rating agency via electronic transmission. It shall be understood that this transmission will generally have been provided to LaSalle within 30 days of the payment date listed on this statement. Because ratings may have changed during the 30 day window, or may not be being provided by the rating agency in an electronic format and therefore not being updated on this report,
LaSalle recommends that investors obtain current rating information directly from the rating agency.

                                                                   PAGE 22 OF 23

[LaSalle Bank ABN AMRO LOGO]    GREENWICH CAPITAL COMMERICAL FUNDING CORP.
                                    COMMERCIAL MORTGAGE TRUST 2006-GG7         Statement Date: 11-Aug-06
                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   11-Aug-06
                                              SERIES 2006-GG7                  Prior Payment:        N/A
                                                                               Next Payment:   12-Sep-06
                                                                               Record Date:    31-Jul-06

                                               ABN AMRO ACCT:
                                                    LEGEND

--------------------------------------------------------------------------------

Until this statement/report is filed with the Commission with respect to the
Trust pursuant to Section 15(d) of the Securities Exchange Act of 1934, as
amended, the recipient hereof shall be deemed to keep the information contained herein confidential and such information will not, without the prior consent of the Master Servicer or the Trustee, be disclosed by such recipient or by its officers, directors, partners, employees, agents or representatives in any manner whatsoever, in whole or in part.

--------------------------------------------------------------------------------

                                                                   PAGE 23 OF 23

                                     ANNEX F

                       TERMS OF THE CLASS XP CERTIFICATES

CLASS XP PASS-THROUGH RATE:

     The pass-through rate applicable to the class XP certificates for each payment date will equal the weighted average of the class XP strip rates at which interest accrues from time to time on the various components of the class
XP certificates outstanding immediately prior to such payment date (weighted on the basis of the balances of those class XP components immediately prior to the payment date). Each class XP component will be comprised of all or a designated portion of the principal balance of a specified class of principal balance certificates. If all or a designated portion of the principal balance of any class of principal balance certificates is identified in the table below as being part of the notional amount of the class XP certificates immediately prior to any payment date, then that principal balance (or designated portion thereof)
will represent one or more separate class XP components for purposes of calculating the pass-through rate of the class XP certificates. For each payment date through and including the payment date in _______, the class XP strip rate for each class XP component will equal (x) the lesser of (1) the Weighted
Average Pool Pass-Through Rate for such payment date, and (2) the reference rate specified on Schedule F-1 hereto for such payment date, minus (y) the pass-through rate for the corresponding principal balance class of certificates related to such component (but in no event will any class XP strip rate be less than zero).

     After the payment date in ________, the class XP certificates will cease to accrue interest and will have a 0% pass-through rate.

NOTIONAL AMOUNT OF CLASS XP CERTIFICATES:

The notional amount of the class XP certificates will vary over time and, for each time period specified in the heading of the columns in the table below, the notional amount of the class XP certificates will be equal to the sum of the amounts set forth in such column.

INITIAL PAYMENT DATE     THROUGH   PAYMENT DATE IN     THROUGH   PAYMENT DATE IN     THROUGH   PAYMENT DATE IN     THROUGH
PAYMENT DATE IN                    PAYMENT DATE IN               PAYMENT DATE IN               PAYMENT DATE IN
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

PAYMENT DATE IN     THROUGH        PAYMENT DATE IN     THROUGH   PAYMENT DATE IN     THROUGH   PAYMENT DATE IN     THROUGH
PAYMENT DATE IN                    PAYMENT DATE IN               PAYMENT DATE IN               PAYMENT DATE IN
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

PAYMENT DATE IN     THROUGH        PAYMENT DATE IN     THROUGH   PAYMENT DATE IN     THROUGH   PAYMENT DATE IN     THROUGH
PAYMENT DATE IN                    PAYMENT DATE IN               PAYMENT DATE IN               PAYMENT DATE IN
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

                                                                                   PAYMENT DATE IN     THROUGH
                                                                                   PAYMENT DATE IN
                                                                                   --------------------------------

                                                                                   --------------------------------

                                                                                   --------------------------------

                                                                                   --------------------------------

                                       F-1

                                  SCHEDULE F-1

                          CLASS XP REFERENCE RATES (%)

INTEREST ACCRUAL PERIOD   MONTH OF PAYMENT DATE   CLASS XP REFERENCE RATE (%)
-----------------------   ---------------------   ------------------------------

                                       F-2

                                     ANNEX G

                      CLASS A-AB PLANNED PRINCIPAL BALANCE

PERIOD   MONTH OF PAYMENT DATE     BALANCE ($)
------   ---------------------   --------------
   1          August 2006        130,000,000.00
   2         September 2006      130,000,000.00
   3          October 2006       130,000,000.00
   4         November 2006       130,000,000.00
   5         December 2006       130,000,000.00
   6          January 2007       130,000,000.00
   7         February 2007       130,000,000.00
   8           March 2007        130,000,000.00
   9           April 2007        130,000,000.00
  10            May 2007         130,000,000.00
  11           June 2007         130,000,000.00
  12           July 2007         130,000,000.00
  13          August 2007        130,000,000.00
  14         September 2007      130,000,000.00
  15          October 2007       130,000,000.00
  16         November 2007       130,000,000.00
  17         December 2007       130,000,000.00
  18          January 2008       130,000,000.00
  19         February 2008       130,000,000.00
  20           March 2008        130,000,000.00
  21           April 2008        130,000,000.00
  22            May 2008         130,000,000.00
  23           June 2008         130,000,000.00
  24           July 2008         130,000,000.00
  25          August 2008        130,000,000.00
  26         September 2008      130,000,000.00
  27          October 2008       130,000,000.00
  28         November 2008       130,000,000.00
  29         December 2008       130,000,000.00
  30          January 2009       130,000,000.00
  31         February 2009       130,000,000.00
  32           March 2009        130,000,000.00
  33           April 2009        130,000,000.00
  34            May 2009         130,000,000.00
  35           June 2009         130,000,000.00
  36           July 2009         130,000,000.00
  37          August 2009        130,000,000.00
  38         September 2009      130,000,000.00
  39          October 2009       130,000,000.00
  40         November 2009       130,000,000.00
  41         December 2009       130,000,000.00
  42          January 2010       130,000,000.00
  43         February 2010       130,000,000.00
  44           March 2010        130,000,000.00
  45           April 2010        130,000,000.00
  46            May 2010         130,000,000.00
  47           June 2010         130,000,000.00
  48           July 2010         130,000,000.00
  49          August 2010        130,000,000.00
  50         September 2010      130,000,000.00
  51          October 2010       130,000,000.00
  52         November 2010       130,000,000.00
  53         December 2010       130,000,000.00
  54          January 2011       130,000,000.00
  55         February 2011       130,000,000.00

                                       G-1

PERIOD   MONTH OF PAYMENT DATE     BALANCE ($)
------   ---------------------   --------------
  56           March 2011        130,000,000.00
  57           April 2011        130,000,000.00
  58            May 2011         130,000,000.00
  59           June 2011         130,000,000.00
  60           July 2011         130,000,000.00
  61          August 2011        130,000,000.00
  62         September 2011      130,000,000.00
  63          October 2011       130,000,000.00
  64         November 2011       129,999,571.37
  65         December 2011       127,524,816.60
  66          January 2012       125,344,238.46
  67         February 2012       123,152,726.72
  68           March 2012        120,339,174.70
  69           April 2012        118,122,462.39
  70            May 2012         115,589,922.74
  71           June 2012         113,349,336.88
  72           July 2012         110,793,575.18
  73          August 2012        108,518,744.85
  74         September 2012      106,232,549.01
  75          October 2012       103,652,711.61
  76         November 2012       101,360,384.27
  77         December 2012        98,894,642.55
  78          January 2013        96,716,150.62
  79         February 2013        94,515,863.36
  80           March 2013         91,243,438.94
  81           April 2013         88,853,895.40
  82            May 2013          86,142,793.89
  83           June 2013          83,718,351.94
  84           July 2013          80,970,396.37
  85          August 2013         78,536,399.23
  86         September 2013       76,018,348.78
  87          October 2013        73,181,518.10
  88         November 2013        70,636,896.22
  89         December 2013        67,774,220.22
  90          January 2014        65,202,759.79
  91         February 2014        62,618,561.76
  92           March 2014         59,109,050.83
  93           April 2014         56,494,484.07
  94            May 2014          53,563,774.29
  95           June 2014          50,921,665.33
  96           July 2014          47,964,165.94
  97          August 2014         45,281,764.29
  98         September 2014       42,586,122.90
  99          October 2014        39,576,213.10
 100         November 2014        36,852,339.82
 101         December 2014        33,814,969.54
 102          January 2015        31,062,580.45
 103         February 2015        28,296,594.91
 104           March 2015         24,620,901.97
 105           April 2015         21,822,900.72
 106            May 2015          18,713,427.74
 107           June 2015          10,593,853.41
 108           July 2015           7,467,351.54
 109          August 2015          3,029,761.11
 110         September 2015          158,886.04
 111          October 2015                 0.00

                                       G-2

                                     ANNEX H

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered Commercial Mortgage
Trust 2006-GG7, Commercial Mortgage Pass-Through Certificates, Series 2006-GG7,
Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-M, Class A-J,
Class B, Class C, Class D, Class E and Class F will be available only in book-entry form.

     The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

     Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

     As described under "Certain U.S. Federal Income Tax Documentation
Requirements" below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

     All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors'
interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

     Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their book-entry certificates through
Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

     Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

                                       H-1

     Trading between DTC Seller and Clearstream or Euroclear Purchaser. When
book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including July 1, 2006) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

     Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts.
However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or
Euroclear.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to
time zone differences in their favor, member organizations of Clearstream or
Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of
Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including July 1, 2006) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or
Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of
Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

                                       H-2

     Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     o    borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or
          Euroclear accounts, in accordance with the clearing system's customary procedures;

     o    borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

     o    staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder that is not a "United States person" (a "U.S. PERSON") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "NON-U.S.
HOLDER") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a
"U.S. WITHHOLDING AGENT") establishing an exemption from withholding. A non-U.S.
holder may be subject to withholding unless each U.S. withholding agent receives:

     1.   from a non-U.S. holder that is classified as a corporation for U.S.
          federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS
          Form W-8BEN (or any successor form);

     2.   from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form
          W-8ECI (or any successor form);

     3.   from a non-U.S. holder that is classified as a partnership for U.S.
          federal income tax purposes, a duly completed and executed IRS Form
          W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

     4.   from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

          (a)  if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury
               Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

               (i)   stating the name, permanent residence address and qualified intermediary employer identification number of the
                     qualified intermediary and the country under the laws of
                     which the qualified intermediary is created, incorporated
                     or governed,

               (ii)  certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under
                     section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

               (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is
                     not acting for its own account but is acting as a qualified intermediary, and

                                       H-3

               (iv)  providing any other information, certifications, or
                     statements that may be required by the IRS Form W-8IMY or
                     accompanying instructions in addition to, or in lieu of,
                     the information and certifications described in section
                     1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S.
                     Treasury Regulations; or

          (b)  if the intermediary is not a qualified intermediary (a
               "nonqualified intermediary"), a duly completed and executed IRS
               Form W-8IMY (or any successor or substitute form)--

               (i)   stating the name and permanent residence address of the
                     nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created,
                     incorporated or governed,

               (ii)  certifying that the nonqualified intermediary is not acting for its own account,

               (iii) certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to
                     substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

               (iv)  providing any other information, certifications or
                     statements that may be required by the IRS Form W-8IMY or
                     accompanying instructions in addition to, or in lieu of,
                     the information, certifications, and statements described
                     in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury
                     Regulations; or

     5.   from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any
          non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

     All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S.
Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

     In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder--

     o    provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S.
          holder;

     o    provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

     o    can be treated as an "exempt recipient" within the meaning of section
          1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a
          corporation or a financial institution such as a bank).

     This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are
non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                                       H-4

                                   PROSPECTUS

            GREENWICH CAPITAL COMMERCIAL FUNDING CORP., THE DEPOSITOR
             MORTGAGE PASS-THROUGH CERTIFICATES, ISSUABLE IN SERIES
                          BY SEPARATE ISSUING ENTITIES

     Our name is Greenwich Capital Commercial Funding Corp., the depositor with respect to each series of certificates offered by this prospectus. We intend to offer from time to time mortgage pass-through certificates. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See
"Method of Distribution."

                            THE OFFERED CERTIFICATES:

The offered certificates will be issuable in series. Each series of offered certificates will--

     o    have its own series designation,

     o    consist of one or more classes with various payment characteristics,

     o    evidence beneficial ownership interests in a separate issuing entity that is a trust established by us, and

     o    be payable solely out of the related trust assets.

The applicable prospectus supplement may provide that a governmental agency or instrumentality will insure or Trust assets may also include letters of credit, surety guarantee payment on the offered certificates. Otherwise, bonds, insurance policies, guarantees, reserve funds, payments on the offered certificates will not be guaranteed or guaranteed investment contracts, interest rate exchange insured by anyone. Neither we nor any of our affiliates are agreements, interest rate cap, collar or floor agreements responsible for making payments on the offered certificates if and currency exchange agreements.
collections on the related trust assets are insufficient.

                                THE TRUST ASSETS:

The assets of each of our trusts will include--

     o    mortgage loans secured by first and junior liens on, or security interests in, various interests in commercial and multifamily real properties,

     o    mortgage-backed securities that directly or indirectly evidence interests in, or are directly or indirectly secured by, those types of mortgage loans, or

     o    some combination of those types of mortgage loans and mortgage-backed securities.

Trust assets may also include letters of credit, surety bonds, insurance policies, guarantees, reserve funds, guaranteed investment contracts, interest rate exchange agreements, interest rate cap, collar or floor agreements and currency exchange agreements. collections on the related trust assets are insufficient.

     In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to the public for each class of offered certificates or explain the method for determining that price. In that document, we will also identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters'
compensation. YOU MAY NOT PURCHASE THE OFFERED CERTIFICATES OF ANY SERIES UNLESS
YOU HAVE ALSO RECEIVED THE PROSPECTUS SUPPLEMENT FOR THAT SERIES. YOU SHOULD
CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 14 IN THIS PROSPECTUS, AS
WELL AS THOSE SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT, PRIOR TO
INVESTING.

--------------------------------------------------------------------------------
     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR PASSED
UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------

                 The date of this prospectus is April 28, 2006.

                                       ii

       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

     When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different.
In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state or other jurisdiction where the offer and sale is not permitted.

                AVAILABLE INFORMATION; INCORPORATION BY REFERENCE

     We have filed with the SEC a registration statement under the Securities
Act of 1933, as amended, with respect to the certificates offered by this prospectus. This prospectus forms a part of the registration statement. This prospectus and the related prospectus supplement do not contain all of the information with respect to an offering that is contained in the registration statement. For further information regarding the documents referred to in this prospectus and the related prospectus supplement, you should refer to the registration statement and its exhibits. You can inspect the registration statement, its exhibits and other filed materials (including annual reports on
Form 10-K, distribution reports on Form 10-D and current reports on Form 8-K), and make copies of these documents at prescribed rates, at the public reference facilities maintained by the SEC at its Public Reference Room, 100 F Street,
N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can also obtain copies of these materials electronically through the SEC's
Web site (http://www.sec.gov).

     In connection with each series of offered certificates, we will file or arrange to have filed with the SEC with respect to the related trust any periodic reports that are required under the Securities Exchange Act of 1934, as amended. All documents and reports that are so filed for the related trust prior to the termination of an offering of certificates are incorporated by reference into, and should be considered a part of, this prospectus. Upon request, we will provide without charge to each person receiving this prospectus in connection with an offering, a copy of any or all documents or reports that are so incorporated by reference. All requests should be directed to us in writing at
600 Steamboat Road, Greenwich, Connecticut 06830, attention: Paul D. Stevelman,
Esq., or by telephone at (203) 625-2700.

                                      iii

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                              SUMMARY OF PROSPECTUS

     This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF A PARTICULAR OFFERING OF
CERTIFICATES, YOU SHOULD READ CAREFULLY THIS PROSPECTUS AND THE RELATED
PROSPECTUS SUPPLEMENT IN FULL.

WHO WE ARE................... Our name is Greenwich Capital Commercial Funding
                              Corp., the depositor with respect to each series
                              of offered certificates. We are a limited purpose
                              Delaware corporation. Our principal offices are
                              located at 600 Steamboat Road, Greenwich,
                              Connecticut 06830. Our main telephone number is
                              (203) 625-2700. We are an indirect wholly owned
                              subsidiary of The Royal Bank of Scotland Group plc
                              and an affiliate of Greenwich Capital Financial
                              Products, Inc., a sponsor and one of the mortgage
                              loan sellers, and of Greenwich Capital Markets,
                              Inc., one of the underwriters. See "Greenwich
                              Capital Commercial Funding Corp."

THE SPONSORS................. Unless we state otherwise in the related prospectus supplement, Greenwich Capital Financial
                              Products, Inc., which is our affiliate, will be a
                              sponsor with respect to each series of offered
                              certificates. Greenwich Capital Financial
                              Products, Inc. maintains an office at 600
                              Steamboat Road, Greenwich, Connecticut 06830, and
                              its telephone number is (203) 625-2700. If and to
                              the extent that there are other sponsors with
                              respect to any series of offered certificates, we
                              will identify each of those sponsors and include
                              relevant information with respect thereto in the
                              related prospectus supplement. See "The Sponsor."

THE SECURITIES BEING OFFERED. The securities that will be offered by this prospectus and the related prospectus supplements
                              consist of mortgage pass-through certificates.
                              These certificates will be issued in series, and
                              each series will, in turn, consist of one or more
                              classes. Each class of offered certificates must,
                              at the time of issuance, be assigned an investment
                              grade rating by at least one nationally recognized
                              statistical rating organization. Typically, the
                              four highest rating categories, within which there
                              may be sub-categories or gradations to indicate
                              relative standing, signify investment grade. See
                              "Rating."

                              Each series of offered certificates will evidence
                              beneficial ownership interests in a separate
                              issuing entity that is a trust

                                       1

                              established by us and containing the assets
                              described in this prospectus and the related
                              prospectus supplement.

THE OFFERED CERTIFICATES MAY
 BE ISSUED WITH OTHER
 CERTIFICATES................ We may not publicly offer all the mortgage pass-through certificates evidencing interests in
                              one of our trusts. We may elect to retain some of
                              those certificates, to place some privately with
                              institutional investors or to deliver some to the
                              applicable seller as partial consideration for the
                              related mortgage assets. In addition, some of
                              those certificates may not satisfy the rating
                              requirement for offered certificates described
                              under "--The Securities Being Offered" above.

THE GOVERNING DOCUMENTS...... In general, a pooling and servicing agreement or other similar agreement or collection of
                              agreements will govern, among other things--

                              o   the issuance of each series of offered
                                  certificates,

                              o   the creation of and transfer of assets to the
                                  related trust, and

                              o   the servicing and administration of those
                                  assets.

                              The parties to the governing document(s) for a
                              series of offered certificates will always include
                              us and a trustee. We will be responsible for
                              establishing the separate issuing entity that is a
                              trust relating to each series of offered
                              certificates. In addition, we will transfer or
                              arrange for the transfer of the initial trust
                              assets to that trust. In general, the trustee for
                              a series of offered certificates will be
                              responsible for, among other things, making
                              payments and preparing and disseminating various
                              reports to the holders of those offered
                              certificates.

                              If the trust assets for a series of offered
                              certificates include mortgage loans, the parties
                              to the governing document(s) will also include--

                              o   one or more master servicers that will
                                  generally be responsible for performing
                                  customary servicing duties with respect to
                                  those mortgage loans that are not defaulted,
                                  nonperforming or otherwise problematic in any
                                  material respect, and

                              o   one or more special servicers that will
                                  generally be responsible for servicing and
                                  administering those

                                       2

                                  mortgage loans that are defaulted,
                                  nonperforming or otherwise problematic in any
                                  material respect and real estate assets
                                  acquired as part of the related trust with
                                  respect to defaulted mortgage loans.

                              One or more primary servicers may also be a party
                              to the governing document(s). The same person or
                              entity, or affiliated entities, may act as both
                              master servicer and special servicer for any of
                              our trusts.

                              If the trust assets for a series of offered
                              certificates include mortgage-backed securities,
                              the parties to the governing document(s) may also
                              include a manager that will be responsible for
                              performing various administrative duties with
                              respect to those mortgage-backed securities. If
                              the related trustee assumes those duties, however,
                              there will be no manager.

                              In the related prospectus supplement, we will
                              identify the trustee and any master servicer,
                              special servicer or manager for each series of
                              offered certificates and will describe their
                              respective duties in further detail. See
                              "Description of the Governing Documents."

CHARACTERISTICS OF THE
   MORTGAGE ASSETS........... The trust assets with respect to any series of offered certificates will, in general, include
                              mortgage loans and/or interests in mortgage loans.
                              Each of those mortgage loans will constitute the
                              obligation of one or more persons to repay a debt.
                              The performance of that obligation will be secured
                              by a first or junior lien on, or security interest
                              in, the ownership, leasehold or other interest(s)
                              of the related borrower or another person in or
                              with respect to one or more commercial or
                              multifamily real properties. In particular, those
                              properties may include:

                              o   rental, cooperatively-owned, condominium or
                                  condominium conversion buildings with multiple
                                  dwelling units;

                              o   retail properties related to the sale of
                                  consumer goods and other products, or related
                                  to providing entertainment, recreational or
                                  personal services, to the general public;

                              o   office buildings;

                              o   hospitality properties;

                                       3

                              o   casino properties;

                              o   health care-related facilities;

                              o   industrial facilities;

                              o   warehouse facilities, mini-warehouse
                                  facilities and self-storage facilities;

                              o   restaurants, taverns and other establishments
                                  involved in the food and beverage industry;

                              o   manufactured housing communities, mobile home
                                  parks and recreational vehicle parks;

                              o   recreational and resort properties;

                              o   arenas and stadiums;

                              o   churches and other religious facilities;

                              o   parking lots and garages;

                              o   mixed use properties;

                              o   other income-producing properties; and/or

                              o   unimproved land.

                              The mortgage loans underlying a series of offered
                              certificates may have a variety of payment terms.
                              For example, any of those mortgage loans--

                              o   may provide for the accrual of interest at a
                                  mortgage interest rate that is fixed over its
                                  term, that resets on one or more specified
                                  dates or that otherwise adjusts from time to
                                  time;

                              o   may provide for the accrual of interest at a
                                  mortgage interest rate that may be converted
                                  at the borrower's election from an adjustable
                                  to a fixed interest rate or from a fixed to an
                                  adjustable interest rate;

                              o   may provide for no accrual of interest;

                              o   may provide for level payments to stated
                                  maturity, for payments that reset in amount on
                                  one or more specified dates or for payments
                                  that otherwise adjust from time to time to
                                  accommodate changes in the mortgage interest
                                  rate or to reflect the occurrence of specified
                                  events;

                                       4

                              o   may be fully amortizing or, alternatively, may
                                  be partially amortizing or nonamortizing, with
                                  a substantial payment of principal due on its
                                  stated maturity date;

                              o   may permit the negative amortization or
                                  deferral of accrued interest;

                              o   may prohibit some or all voluntary prepayments
                                  or require payment of a premium, fee or charge
                                  in connection with those prepayments;

                              o   may permit defeasance and the release of real
                                  property collateral in connection with that
                                  defeasance;

                              o   may provide for payments of principal,
                                  interest or both, on due dates that occur
                                  monthly, bi-monthly, quarterly, semi-annually,
                                  annually or at some other interval; and/or

                              o   may have two or more component parts, each
                                  having characteristics that are otherwise
                                  described in this prospectus as being
                                  attributable to separate and distinct mortgage
                                  loans.

                              Most, if not all, of the mortgage loans underlying
                              a series of offered certificates will be secured
                              by liens on real properties located in the United
                              States, its territories and possessions. However,
                              some of those mortgage loans may be secured by
                              liens on real properties located outside the
                              United States, its territories and possessions,
                              provided that foreign mortgage loans do not
                              represent more than 10% of the related mortgage
                              asset pool, by balance.

                              We do not originate mortgage loans. However, some
                              or all of the mortgage loans included in one of
                              our trusts may be originated by our affiliates.
                              See "The Sponsor." We will identify in the related
                              prospectus supplement any originator (other than
                              any sponsor and/or its affiliates) that will be or
                              is expected to be an originator of mortgage loans
                              representing in excess of 10% of the related
                              mortgage asset pool, by balance.

                              Neither we nor any of our affiliates will
                              guarantee or insure repayment of any of the
                              mortgage loans underlying a series of offered
                              certificates. If so specified in the related
                              prospectus supplement, a governmental agency or
                              instrumentality may guarantee or insure repayment
                              of the

                                       5

                              mortgage loans underlying a series of offered
                              certificates. Otherwise, repayment of such
                              mortgage loans will not be guaranteed by anyone.
                              See "Description of the Trust Assets--Mortgage
                              Loans."

                              The trust assets with respect to any series of
                              offered certificates may also include:

                              o   mortgage pass-through certificates,
                                  collateralized mortgage obligations or other
                                  mortgage-backed securities that are not
                                  guaranteed or insured by the United States or
                                  any of its agencies or instrumentalities; or

                              o   certificates insured or guaranteed by Freddie
                                  Mac, Fannie Mae, Ginnie Mae, Farmer Mac, or
                                  another federal or state governmental agency
                                  or instrumentality;

                              provided that, each mortgage-backed security will
                              evidence an interest in, or will be secured by a
                              pledge of, multifamily and/or commercial mortgage
                              loans.

                              We will not include a mortgage-backed security
                              among the trust assets with respect to any series
                              of offered certificates unless the mortgage-backed
                              security has been registered under the Securities
                              Act of 1933, as amended, or each of the following
                              are true:

                              o   neither the issuer of the mortgage-backed
                                  security nor any of its affiliates has a
                                  direct or indirect agreement, arrangement,
                                  relationship or understanding relating to the
                                  mortgage-backed security and the related
                                  series of securities to be issued;

                              o   neither the issuer of the mortgage-backed
                                  security nor any of its affiliates is an
                                  affiliate of us, the sponsor, issuing entity
                                  or underwriter of the related series of
                                  securities to be issued; and

                              o   we would be free to publicly resell the
                                  mortgage-backed security without registration.

                              See "Description of the Trust
                              Assets--Mortgage-Backed Securities."

                              In addition to the asset classes described above
                              in this "Characteristics of the Mortgage Assets"
                              section, we may include in the trust with respect
                              to any series of offered certificates other asset
                              classes, provided that such other

                                       6

                              asset classes in the aggregate will not exceed 10%
                              by principal balance of the related asset pool.

                              If 10% or more of the pool assets in the aggregate
                              are or will be located in any one state, we will
                              describe in the related prospectus supplement any
                              economic or other factors specific to such state
                              that may materially impact those pool assets or
                              the cash flows from those pool assets.

                              We will describe the specific characteristics of
                              the mortgage assets underlying a series of offered
                              certificates in the related prospectus supplement.

                              In general, the total outstanding principal
                              balance of the mortgage assets transferred by us
                              to any particular trust will equal or exceed the
                              initial total outstanding principal balance of the
                              related series of certificates. In the event that
                              the total outstanding principal balance of the
                              related mortgage assets initially delivered by us
                              to the related trustee is less than the initial
                              total outstanding principal balance of any series
                              of certificates, we may deposit or arrange for the
                              deposit of cash or liquid investments on an
                              interim basis with the related trustee to cover
                              the shortfall. For 90 days following the date of
                              initial issuance of that series of certificates,
                              we will be entitled to obtain a release of the
                              deposited cash or investments if we deliver or
                              arrange for delivery of a corresponding amount of
                              mortgage assets. If we fail, however, to deliver
                              mortgage assets sufficient to make up the entire
                              shortfall, any of the cash or, following
                              liquidation, investments remaining on deposit with
                              the related trustee will be used by the related
                              trustee to pay down the total principal balance of
                              the related series of certificates, as described
                              in the related prospectus supplement.

SUBSTITUTION, ACQUISITION
 AND REMOVAL OF MORTGAGE
 ASSETS...................... If and to the extent described in the related prospectus supplement, we, a mortgage asset seller
                              or another specified person or entity may make or
                              assign to or for the benefit of one of our trusts,
                              various representations and warranties, or may be
                              obligated to deliver to one of our trusts various
                              documents, in either case relating to some or all
                              of the mortgage assets transferred to that trust.
                              A material breach of one of those representations
                              and warranties or a failure to deliver a material
                              document (or the failure to deliver such document
                              without material defect) may, under the
                              circumstances described in the

                                       7

                              related prospectus supplement, give rise to an
                              obligation to repurchase the affected mortgage
                              asset(s) out of the subject trust or to replace
                              the affected mortgage asset(s) with other mortgage
                              assets(s) that satisfy the criteria specified in
                              the related prospectus supplement.

                              If so specified in the related prospectus
                              supplement, we or another specified person or
                              entity may be permitted, at our or its option, but
                              subject to the conditions specified in that
                              prospectus supplement, to acquire from the related
                              trust particular mortgage assets underlying a
                              series of certificates in exchange for:

                              o   cash that would be applied to pay down the
                                  principal balances of certificates of that
                                  series; and/or

                              o   other mortgage loans or mortgage-backed
                                  securities that--

                                  1.  conform to the description of mortgage
                                      assets in this prospectus, and

                                  2.  satisfy the criteria set forth in the
                                      related prospectus supplement.

                              If so specified in the related prospectus
                              supplement, the related trustee may be authorized
                              or required, to apply collections on the mortgage
                              assets underlying a series of offered certificates
                              to acquire new mortgage loans or mortgage-backed
                              securities that?

                                  1.  conform to the description of mortgage
                                      assets in this prospectus, and

                                  2.  satisfy the criteria set forth in the
                                      related prospectus supplement.

                              If so specified in the related prospectus
                              supplement, if any mortgage loan in the specified
                              trust fund becomes delinquent as to any balloon
                              payment or becomes a certain number of days
                              delinquent as specified in the related prospectus
                              supplement as to any other monthly debt service
                              payment (in each case without giving effect to any
                              applicable grace period) or becomes a specially
                              serviced mortgage loan as a result of any non
                              monetary event of default, then the related
                              directing certificateholder, the special servicer
                              or any other person specified in the related
                              prospectus supplement may have the right, at its
                              option, to purchase that underlying mortgage loan
                              from the trust fund

                                       8

                              at the price and on the terms described in the
                              related prospectus supplement.

                              No replacement of mortgage assets or acquisition
                              of new mortgage assets will be permitted if it
                              would result in a qualification, downgrade or
                              withdrawal of the then-current rating assigned by
                              any rating agency to any class of affected offered
                              certificates.

                              Further, if so specified under circumstances
                              described in the related prospectus supplement, a
                              certificateholder of a series of certificates that
                              includes offered certificates may exchange the
                              certificates it holds for one or more of the
                              mortgage loans or mortgage-backed securities
                              constituting part of the mortgage pool underlying
                              those certificates.

                              If a series of offered certificates involves a
                              prefunding period, then we will indicate in the
                              related prospectus supplement, among other things,
                              (i) the term or duration of the prefunding period
                              and the amount of proceeds to be deposited in the
                              prefunding account and the percentage of the
                              mortgage asset pool represented by those proceeds
                              and (ii) any limitation on the ability to add pool
                              assets.

CHARACTERISTICS OF
  THE OFFERED CERTIFICATES... An offered certificate may entitle the holder to receive:

                              o   a stated principal amount;

                              o   interest on a principal balance or notional
                                  amount, at a fixed, variable or adjustable
                                  pass-through rate;

                              o   specified, fixed or variable portions of the
                                  interest, principal or other amounts received
                                  on the related mortgage assets;

                              o   payments of principal, with disproportionate,
                                  nominal or no payments of interest;

                              o   payments of interest, with disproportionate,
                                  nominal or no payments of principal;

                                       9

                              o   payments of interest or principal that
                                  commence only as of a specified date or only
                                  after the occurrence of specified events, such
                                  as the payment in full of the interest and
                                  principal outstanding on one or more other
                                  classes of certificates of the same series;

                              o   payments of principal to be made, from time to
                                  time or for designated periods, at a rate that
                                  is--

                                  1.  faster and, in some cases, substantially
                                      faster, or

                                  2.  slower and, in some cases, substantially
                                      slower,

                                      than the rate at which payments or other
                                      collections of principal are received on
                                      the related mortgage assets;

                              o   payments of principal to be made, subject to
                                  available funds, based on a specified
                                  principal payment schedule or other
                                  methodology; or

                              o   payments of all or part of the prepayment or
                                  repayment premiums, fees and charges, equity
                                  participations payments or other similar items
                                  received on the related mortgage assets.

                              Any class of offered certificates may be senior or
                              subordinate to one or more other classes of
                              certificates of the same series, including a
                              non-offered class of certificates of that series,
                              for purposes of some or all payments and/or
                              allocations of losses.

                              A class of offered certificates may have two or
                              more component parts, each having characteristics
                              that are otherwise described in this prospectus as
                              being attributable to separate and distinct
                              classes.

                              We will describe the specific characteristics of
                              each class of offered certificates in the related
                              prospectus supplement including payment
                              characteristics and authorized denominations.
                              Among other things, in the related prospectus
                              supplement, we will summarize the flow of funds,
                              payment priorities and allocations among the
                              respective classes of offered certificates of any
                              particular series, the respective classes of
                              non-offered certificates of that series and fees
                              and expenses, to the extent necessary to
                              understand the payment characteristics of those
                              classes of offered certificates, and we will
                              identify any events in the applicable governing
                              document(s) that would alter the

                                       10

                              transaction structure or flow of funds. See
                              "Description of the Certificates."

CREDIT SUPPORT AND
  REINVESTMENT, INTEREST
  RATE AND CURRENCY RELATED
  PROTECTION FOR THE OFFERED
  CERTIFICATES............... Some classes of offered certificates may be protected in full or in part against defaults and
                              losses, or select types of defaults and losses, on
                              the related mortgage assets through the
                              subordination of one or more other classes of
                              certificates of the same series or by other types
                              of credit support. The other types of credit
                              support may include a letter of credit, a surety
                              bond, an insurance policy, a guarantee, or a
                              reserve fund. We will describe the credit support,
                              if any, for each class of offered certificates
                              and, if applicable, we will identify the provider
                              of that credit support, in the related prospectus
                              supplement. The trust assets with respect to any
                              series of offered certificates may also include
                              any of the following agreements:

                                  o   guaranteed investment contracts in
                                      accordance with which moneys held in the
                                      funds and accounts established with
                                      respect to those offered certificates will
                                      be invested at a specified rate;

                                  o   interest rate exchange agreements, or
                                      interest rate cap, collar or floor
                                      agreements; or

                                  o   currency exchange agreements.

                              We will describe the types of reinvestment,
                              interest rate and currency related protection, if
                              any, for each class of offered certificates in the
                              related prospectus supplement.

                              See "Risk Factors," "Description of the Trust
                              Assets" and "Description of Credit Support."

ADVANCES WITH RESPECT
  TO THE MORTGAGE ASSETS..... If the trust assets for a series of offered certificates include mortgage loans, then, as and
                              to the extent described in the related prospectus
                              supplement, the related master servicer, the
                              related special servicer, the related trustee, any
                              related provider of credit support and/or any
                              other specified person may be obligated to make,
                              or may have the option of making, advances with
                              respect to those mortgage loans to cover--

                                       11

                              o   delinquent scheduled payments of principal
                                  and/or interest, other than balloon payments,

                              o   property protection expenses,

                              o   other servicing expenses, or

                              o   any other items specified in the related
                                  prospectus supplement.

                              Any party making advances will be entitled to
                              reimbursement from subsequent recoveries on the
                              related mortgage loan and as otherwise described
                              in this prospectus or the related prospectus
                              supplement. That party may also be entitled to
                              receive interest on its advances for a specified
                              period. See "Description of the
                              Certificates--Advances."

                              If the trust assets for a series of offered
                              certificates include mortgage-backed securities,
                              we will describe in the related prospectus
                              supplement any comparable advancing obligations
                              with respect to those mortgage-backed securities
                              or the underlying mortgage loans.

OPTIONAL TERMINATION......... We will describe in the related prospectus supplement any circumstances in which a specified
                              party is permitted or obligated to purchase or
                              sell any of the mortgage assets underlying a
                              series of offered certificates. If any class of
                              certificates has an optional termination feature
                              that may be exercised when 25% or more of the
                              original principal balance of the mortgage assets
                              in the related trust fund is still outstanding,
                              the title of such class of certificates will
                              include the word "callable." In particular, a
                              master servicer, special servicer or other
                              designated party may be permitted or obligated to
                              purchase or sell--

                              o   all the mortgage assets in any particular
                                  trust, thereby resulting in a termination of
                                  the trust, or

                              o   that portion of the mortgage assets in any
                                  particular trust as is necessary or sufficient
                                  to retire one or more classes of offered
                                  certificates of the related series.

                              See "Description of the Certificates--Termination"
                              in this prospectus.

FEDERAL INCOME TAX
  CONSEQUENCES............... Any class of offered certificates will constitute or evidence ownership of:

                                       12

                              o   regular interests or residual interests in a
                                  real estate mortgage investment conduit under
                                  Sections 860A through 860G of the Internal
                                  Revenue Code; or

                              o   interests in a grantor trust under Subpart E
                                  of Part I of Subchapter J of the Internal
                                  Revenue Code.

                              See "Federal Income Tax Consequences."

CERTAIN ERISA CONSIDERATIONS. If you are a fiduciary of an employee benefit plan or other retirement plan or arrangement, you
                              should review with your legal advisor whether the
                              purchase or holding of offered certificates could
                              give rise to a transaction that is prohibited or
                              is not otherwise permissible under applicable law.
                              See "Certain ERISA Considerations."

LEGAL INVESTMENT............. If your investment authority is subject to legal restrictions, you should consult your legal
                              advisor to determine whether and to what extent
                              the offered certificates constitute a legal
                              investment for you. We will specify in the related
                              prospectus supplement which classes of the offered
                              certificates, if any, will constitute mortgage
                              related securities for purposes of the Secondary
                              Mortgage Market Enhancement Act of 1984, as
                              amended. See "Legal Investment."

                                       13

                                  RISK FACTORS

     You should consider the following factors, as well as the factors set forth under "Risk Factors" in the related prospectus supplement, in deciding whether to purchase offered certificates.

LACK OF LIQUIDITY WILL IMPAIR YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES AND
MAY HAVE AN ADVERSE EFFECT ON THE MARKET VALUE OF YOUR OFFERED CERTIFICATES

     The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market.
Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

     We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

     We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

     Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

     If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR OFFERED CERTIFICATES MAY BE ADVERSELY AFFECTED BY
FACTORS UNRELATED TO THE PERFORMANCE OF YOUR OFFERED CERTIFICATES AND THE
UNDERLYING MORTGAGE ASSETS, SUCH AS FLUCTUATIONS IN INTEREST RATES AND THE
SUPPLY AND DEMAND OF CMBS GENERALLY

     The market value of your offered certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

     The market value of your offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

     The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally.
The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and

                                       14

multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors'
demand for commercial mortgage-backed securities, including--

     o    the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

     o    legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

     o    investors' perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties,
          and

     o    investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

     If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

PAYMENTS ON THE OFFERED CERTIFICATES WILL BE MADE SOLELY FROM THE LIMITED ASSETS
OF THE RELATED TRUST, AND THOSE ASSETS MAY BE INSUFFICIENT TO MAKE ALL REQUIRED
PAYMENTS ON THOSE CERTIFICATES

     The offered certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. No governmental agency or instrumentality will guarantee or insure payment on the offered certificates. In addition, neither we nor our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

ANY CREDIT SUPPORT FOR YOUR OFFERED CERTIFICATES MAY BE INSUFFICIENT TO PROTECT
YOU AGAINST ALL POTENTIAL LOSSES

     Certain Classes of the Offered Certificates Are Subordinate to, and Are
Therefore Riskier than, One or More Other Classes of Certificates of the Same
Series. If you purchase any offered certificates that are subordinate to one or more other classes of offered certificates of the same series, then your offered certificates will provide credit support to such other classes of certificates of the same series that are senior to your offered certificates. As a result, you will

                                       15

receive payments after, and must bear the effects of losses on the trust assets before, the holders of those other classes of certificates of the same series that are senior to your offered certificates.

     When making an investment decision, you should consider, among other things--

     o    the payment priorities of the respective classes of the certificates of the same series,

     o    the order in which the principal balances of the respective classes of the certificates of the same series with balances will be reduced in connection with losses and default-related shortfalls, and

     o    the characteristics and quality of the mortgage loans in the related trust.

     The Amount of Credit Support Will Be Limited. The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See
"Description of the Certificates--Allocation of Losses and Shortfalls" and
"Description of Credit Support." If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

     Credit Support May Not Cover All Types of Losses. The credit support, if any, for your offered certificates may not cover all of your potential losses.
For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of uninsured casualties at the real properties securing the underlying mortgage loans. You may be required to bear any losses which are not covered by the credit support.

     Disproportionate Benefits May Be Given to Some Classes and Series to the
Detriment of Others. If a form of credit support covers multiple classes or series and losses exceed the amount of that credit support, it is possible that the holders of offered certificates of another series or class will be disproportionately benefited by that credit support to your detriment.

THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES WILL DEPEND UPON
PAYMENTS, DEFAULTS AND LOSSES ON THE UNDERLYING MORTGAGE LOANS; AND THOSE
PAYMENTS, DEFAULTS AND LOSSES MAY BE HIGHLY UNPREDICTABLE

     The Terms of the Underlying Mortgage Loans Will Affect Payments on Your
Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

     In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of

                                       16

prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

     o    an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

     o    a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

     The Terms of the Underlying Mortgage Loans Do Not Provide Absolute
Certainty as Regards the Rate, Timing and Amount of Payments on Your Offered
Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

     The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

     o    the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

     o    the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

     The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

     Prepayments on the Underlying Mortgage Loans Will Affect the Average Life
of Your Offered Certificates; and the Rate and Timing of Those Prepayments May
Be Highly Unpredictable. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

                                       17

     The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

     o    vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series, or

     o    be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

     We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

     Prepayments on the Underlying Mortgage Loans Will Affect the Yield on Your
Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly
Unpredictable. If you purchase your offered certificates at a discount or premium, the yield on your offered certificates will be sensitive to prepayments on the underlying mortgage loans. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. Alternatively, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield.
The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your offered certificates is disproportionately large, as compared to the amount of principal payable on your offered certificates, you may fail to recover your original investment under some prepayment scenarios. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

     Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May
Affect the Amount and Timing of Payments on Your Offered Certificates; and the
Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those
Losses, are Highly Unpredictable. The rate and timing of delinquencies and defaults, and the severity of losses, on the underlying mortgage loans will impact the amount and timing of payments on a series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

     Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on a series of offered certificates while

                                       18

the defaulted mortgage loans are worked-out or liquidated. However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.
Additionally, the right of the master servicer or special servicer, as applicable, to receive interest on delinquency advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. Thus, the payment of interest on delinquency advances and the payment of special servicing compensation may lead to shortfalls in amounts otherwise distributable on your offered certificates.

     If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

     Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so, because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass-through rate on your certificates. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

     If losses on the mortgage loan exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class).

     See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on
the Performance and Value of the Underlying Real Property, Which May Decline
Over Time, and the Related Borrower's Ability to Refinance the Property, of
Which There Is No Assurance" below.

     There is an Increased Risk of Default Associated with Balloon Payments. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing, which involve greater risk than fully amortizing loans. In addition, fully amortizing mortgage loans which may pay interest on an
"actual/360" basis but have fixed monthly payments that were calculated based on a 30/360 schedule may have a small principal payment due at maturity. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

     o    the fair market value and condition of the underlying real property;

     o    the level of interest rates;

                                       19

     o    the borrower's equity in the underlying real property;

     o    the borrower's financial condition;

     o    the operating history and occupancy level of the underlying real property;

     o    changes in zoning and tax laws;

     o    changes in competition in the relevant area;

     o    changes in rental rates in the relevant area;

     o    reductions in government assistance/rent subsidy programs;

     o    changes in governmental regulation and fiscal policy;

     o    prevailing general and regional economic conditions;

     o    the state of the fixed income and mortgage markets;

     o    the existence of any subordinate or mezzanine debt related to the property; and

     o    the availability of credit for multifamily rental or commercial properties.

     See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on
the Performance and Value of the Underlying Real Property, Which May Decline
Over Time, and the Related Borrower's Ability to Refinance the Property, of
Which There Is No Assurance" below.

     Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

     The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

REPAYMENT OF A COMMERCIAL OR MULTIFAMILY MORTGAGE LOAN DEPENDS ON THE
PERFORMANCE AND VALUE OF THE UNDERLYING REAL PROPERTY, WHICH MAY DECLINE OVER
TIME, AND THE RELATED BORROWER'S ABILITY TO REFINANCE THE PROPERTY, OF WHICH
THERE IS NO ASSURANCE

     Most of the Mortgage Loans Underlying Your Offered Certificates Will Be
Nonrecourse. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

     o    the sufficiency of the net operating income of the applicable real property;

                                       20

     o    the market value of the applicable real property at or prior to maturity; and

     o    the ability of the related borrower to refinance or sell the applicable real property.

     In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

     The related prospectus supplement may specify that the mortgage loans underlying your offered certificates will be insured or guaranteed by a governmental entity or private mortgage insurer. Otherwise, such mortgage loans will not be insured or guaranteed by anyone.

     The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of one-to-four family properties. This is because multifamily rental and commercial real estate lending involves larger loans to a single borrower or groups of related borrowers and, as described above, repayment is dependent upon the successful operation and value of the related real estate project. Net operating income on a multifamily or commercial real estate property can be volatile and may be insufficient to cover debt services on the loan at any given time.

     Many Risk Factors are Common to Most or All Multifamily and Commercial
Properties. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

     o    the age, design and construction quality of the property;

     o    perceptions regarding the safety, convenience and attractiveness of the property;

     o    the characteristics of the neighborhood where the property is located;

     o    the proximity and attractiveness of competing properties;

     o    the existence and construction of competing properties;

     o    the adequacy of the property's management and maintenance;

     o    national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

     o    local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

     o    demographic factors;

     o    customer tastes and preferences;

     o    retroactive changes in building codes;

     o    changes in governmental rules, regulations and fiscal policies, including environmental legislation;

     o    dependence upon a single tenant or a concentration of tenants in a particular business or industry;

                                       21

     o    the diversity of tenants and their industries;

     o    consumer confidence;

     o    changes or continued weakness in specific industry segments; and

     o    public perception of safety for customers and clients.

     Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

     o    an increase in interest rates, real estate taxes and other operating expenses;

     o    an increase in the capital expenditures needed to maintain the property or make improvements;

     o    a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

     o    an increase in vacancy rates;

     o    a decline in rental rates as leases are renewed or replaced; and

     o    natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

         The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

     o    the length of tenant leases;

     o    the creditworthiness of tenants;

     o    the rental rates at which leases are renewed or replaced;

     o    the percentage of total property expenses in relation to revenue;

     o    the ratio of fixed operating expenses to those that vary with revenues; and

     o    the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

     The Successful Operation of a Multifamily or Commercial Property Depends on
Tenants. Generally, multifamily and commercial properties are subject to leases.
The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

                                       22

     o    to pay for maintenance and other operating expenses associated with the property;

     o    to fund repairs, replacements and capital improvements at the property; and

     o    to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

     Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include:

     o    an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

     o    an increase in tenant payment defaults;

     o    a decline in rental rates as leases are entered into, renewed or extended at lower rates;

     o    an increase in the capital expenditures needed to maintain the property or to make improvements; and

     o    a decline in the financial condition of a major or sole tenant.

     Various factors that will affect the operation and value of a commercial property include:

     o    the business operated by the tenants;

     o    the creditworthiness of the tenants; and

     o    the number of tenants.

     Dependence on a Single Tenant or a Small Number of Tenants Makes a Property
Riskier Collateral. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease there would likely be an interruption of rental payments or of cash flow and the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants. This is so because:

     o    the financial effect of the absence of rental income may be severe;

     o    more time may be required to re-lease the space; and

     o    substantial capital costs may be incurred to make the space appropriate for replacement tenants.

     An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry. Similarly, concentrations of particular tenants among the mortgaged properties increase the possibility that financial problems with such tenants could affect the mortgage loans.

                                       23

     Tenant Bankruptcy Adversely Affects Property Performance. The bankruptcy or insolvency of a major tenant (such as an anchor tenant), or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

     o    the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises, plus

     o    an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

     The Success of an Income-Producing Property Depends on Reletting Vacant
Spaces. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted.
Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

     If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

     Property Value May Be Adversely Affected Even When Current Operating Income
Is Not. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

     o    changes in interest rates;

     o    the availability of refinancing sources;

     o    changes in governmental regulations, licensing or fiscal policy;

     o    changes in zoning or tax laws; and

     o    potential environmental or other legal liabilities.

     Property Management May Affect Property Operations and Value. The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for:

     o    responding to changes in the local market;

     o    planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

     o    operating the property and providing building services;

                                       24

     o    managing operating expenses; and

     o    ensuring that maintenance and capital improvements are carried out in a timely fashion.

     Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

     By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

     o    maintain or improve occupancy rates, business and cash flow,

     o    reduce operating and repair costs, and

     o    preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property. Additionally, in the case of some of the mortgage loans underlying the offered certificates, the related managers and borrowers may experience conflicts of interest in the management of the related real properties as a result of, among other things, affiliations between the borrower and the manager or the ownership or management of other real properties by the borrower or manager.

     Maintaining a Property in Good Condition is Expensive. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s)
that may encumber that property.

     Competition Will Adversely Affect the Profitability and Value of an
Income-Producing Property. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

     o    rental rates;

     o    location;

     o    type of business or services and amenities offered; and

     o    nature and condition of the particular property.

     The profitability and value of an income-producing property may be adversely affected by a comparable property that:

     o    offers lower rents,

     o    has lower operating costs,

                                       25

     o    offers a more favorable location, or

     o    offers better facilities.

     Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

     Various Types of Income-Producing Properties May Present Special Risks. The
relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example--

     o   Health care-related facilities and casinos are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties.

     o   Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent stabilization laws and laws governing landlord/tenant relationships.

     o   Hospitality and restaurant properties are often operated under franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements.

     o   Depending on their location, recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties.

     o   Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

     o   Some recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions.

     o   Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline.

     o   Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.

     Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See
"Description of the Trust Assets--Mortgage Loans--A Discussion of the Various
Types of Multifamily and Commercial Properties that May Secure Mortgage Loans
Underlying a Series of Offered Certificates."

                                       26

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
DEFAULT AND LOSS

     A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on--

     o   the operation of all of the related real properties, and

     o   the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.

For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT
AND LOSS

     Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the total principal balance of that pool were distributed more evenly.

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
DEFAULT AND LOSS

     If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:

     o   any adverse economic developments that occur in the locale, state or region where the properties are located;

     o   changes in the real estate market where the properties are located;

     o   changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

     o   acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

                                       27

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

     The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

     If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

     In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS
THAN FIXED RATE MORTGAGE LOANS

     Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

SUBORDINATE OR MEZZANINE DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL
DEFAULT ON A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

     Some or all of the mortgage loans included in one of our trusts may permit the related borrower to encumber the related real property with additional secured debt or to otherwise incur additional subordinate debt. In addition, some or all of the mortgage loans included in one of our trusts may permit the owner of the related borrower to pledge its equity interests in such borrower as security for mezzanine debt.

     Even if a mortgage loan prohibits further encumbrance of the related real property or the incurrence of additional subordinate or mezzanine debt, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults. Accordingly, a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt or its parent from incurring mezzanine debt.

     When a mortgage loan borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated loans or are mezzanine loans not directly secured by the mortgaged property), the trust is subjected to additional risks. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of the mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

                                       28

     Additionally, if the borrower (or its constituent members) defaults on the mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust's ability to foreclose during the course of the bankruptcy case.
The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

WITH RESPECT TO CERTAIN MORTGAGE LOANS INCLUDED IN OUR TRUSTS, THE MORTGAGED
PROPERTY OR PROPERTIES THAT SECURE THE SUBJECT MORTGAGE LOAN IN THE TRUST ALSO
SECURE ONE (1) OR MORE RELATED MORTGAGE LOANS THAT ARE NOT IN THE TRUST; THE
INTERESTS OF THE HOLDERS OF THOSE NON-TRUST MORTGAGE LOANS MAY CONFLICT WITH
YOUR INTERESTS.

     Certain mortgage loans included in our trusts are each part of a loan group or split loan structure that includes one or more additional mortgaged loans
(not included in the trust) that are secured by the same mortgage instrument(s)
encumbering the same mortgaged property or properties, as applicable, as is the subject mortgage loan. See "DESCRIPTION OF THE TRUST ASSETS--Mortgage Loans--
Loan Groups." Pursuant to one or more co-lender or similar agreements, a holder of a particular non-trust mortgage loan in a subject loan group, or a group of holders of non-trust mortgage loans in a subject loan group (acting together), may be granted various rights and powers that affect the mortgage loan in that loan group that is in one of our trusts, including (a) cure rights with respect to the mortgage loan in our trust, (b) a purchase option with respect to the mortgage loan in our trust, (c) the right to advise, direct and/or consult with the applicable servicer regarding various servicing matters, including certain modifications, affecting that loan group, and/or (d) the right to replace the applicable special servicer (without cause) with respect to the mortgage loan in our trust. In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. You should expect that the holder or beneficial owner of a non-trust mortgage loan will exercise its rights and powers to protect its own economic interests, and will not be liable to the related series of certificateholder for so doing.

     In addition, certain of mortgage loans included in our trusts that are part of a loan group will be serviced and administered pursuant to the servicing agreement for the securitization of a non-trust mortgage loan that is part of the same loan group. Consequently, the certificateholders of the related series of certificates will have limited ability to control the servicing of those mortgage loans and the parties with control over the servicing of those mortgage loans may have interests that conflict with your interests. See "DESCRIPTION OF
THE GOVERNING DOCUMENTS--Servicing Mortgage Loans That Are Part of a Loan
Group."

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN
UNDERLYING YOUR OFFERED CERTIFICATES

     Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

     In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured

                                       29

indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may:

     o   grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o   reduce monthly payments due under a mortgage loan;

     o   change the rate of interest due on a mortgage loan; or

     o   otherwise alter a mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts.
In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

     As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

     In its decisions in In re 203 North LaSalle Street Partnership, 246 B.R.
325 (Bankr. N.D. III. March 10, 2000), the United States Bankruptcy Court for
the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

     As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON
THE OFFERED CERTIFICATES

     One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to

                                       30

retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

     o   any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of Section
         856(d) of the Internal Revenue Code, and

     o   any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

     These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

ENVIRONMENTAL LIABILITIES WILL ADVERSELY AFFECT THE VALUE AND OPERATION OF THE
CONTAMINATED PROPERTY AND MAY DETER A LENDER FROM FORECLOSING

     There can be no assurance--

     o   as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

     o   that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

     o   that the results of the environmental testing were accurately evaluated in all cases;

     o   that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

     o   that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

     Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

     In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

     o   tenants at the property, such as gasoline stations or dry cleaners,

     o   conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby, or

     o   activities of third parties not related to borrowers.

     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or

                                       31

operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

     The federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an
"owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

     o   agents or employees of the lender are deemed to have participated in the management of the borrower, or

     o   the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

     Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal
Comprehensive Environmental Response, Compensation and Liability Act of 1980, as
amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

     Federal law requires owners of residential housing constructed prior to
1978 to disclose to potential residents or purchasers--

     o   any condition on the property that causes exposure to lead-based paint,
         and

     o   the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

     Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY
BE CHALLENGED AS BEING UNENFORCEABLE

         Cross-Collateralization Arrangements. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance,

                                       32

even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

     o   the bankrupt party--

         1.  was insolvent at the time of granting the lien,

         2.  was rendered insolvent by the granting of the lien,

         3.  was left with inadequate capital, or

         4.  was not able to pay its debts as they matured; and

     o   the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization or subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of the borrower. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

     Prepayment Premiums, Fees and Charges. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

     Due-on-Sale and Debt Acceleration Clauses. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

     o   the related real property, or

     o   a majority ownership interest in the related borrower.

     We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

     The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

     o   the default is deemed to be immaterial,

     o   the exercise of those remedies would be inequitable or unjust, or

                                       33

     o   the circumstances would render the acceleration unconscionable.

     Assignments of Leases. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "Legal Aspects of Mortgage
Loans--Bankruptcy Laws."

     Defeasance. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of securities (which may include direct, non-callable United
States government securities) and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable.
If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

LACK OF INSURANCE COVERAGE EXPOSES A TRUST TO RISK FOR PARTICULAR SPECIAL HAZARD
LOSSES

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things:

     o   war,

     o   revolution,

     o   governmental actions,

     o   floods and other water-related causes,

     o   earth movement, including earthquakes, landslides and mudflows,

     o   wet or dry rot,

     o   vermin, and

     o   domestic animals.

                                       34

     Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

GROUND LEASES CREATE RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN LENDING ON AN
ACTUAL OWNERSHIP INTEREST IN A REAL PROPERTY

     In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

     In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant's lender may not be able to succeed to the tenant's position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your offered certificates may be unable to enforce the bankrupt tenant's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

     Due to changes in zoning requirements since construction, an income-
producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

     The failure of a mortgaged property to comply with zoning laws or to be a
"legal non-conforming use" or "legal non-conforming structure" may adversely affect market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used.

     In addition, certain of the mortgaged properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements or operating agreements. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and

                                       35

limitations on the borrowers' right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

LITIGATION MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN

     The owner of a multifamily or commercial  property may be a defendant in a litigation  arising out of, among other things, the following:

     o   breach of contract involving a tenant, a supplier or other party;

     o   negligence resulting in a personal injury, or

     o   responsibility for an environmental problem.

     Litigation will divert the owner's attention from operating its property.
If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

RESIDUAL INTERESTS IN A REAL ESTATE MORTGAGE INVESTMENT CONDUIT HAVE ADVERSE TAX
CONSEQUENCES

     Inclusion of Taxable Income in Excess of Cash Received. If you own a
certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

                                       36

     You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income Tax Consequences--REMICs."

     Some Taxable Income of a Residual Interest Cannot Be Offset Under the
Internal Revenue Code. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal Revenue Code.
You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion:

     o   generally will not be reduced by losses from other activities,

     o   for a tax-exempt holder, will be treated as unrelated business taxable income, and

     o   for a foreign holder, will not qualify for any exemption from withholding tax.

     Individuals and Some Entities Should Not Invest in REMIC Residual
Certificates. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the
Internal Revenue Code. Therefore, the certificates that are residual interests generally are not appropriate investments for:

     o   individuals,

     o   estates,

     o   trusts beneficially owned by any individual or estate, and

     o   pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person under the Internal Revenue Code or to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or of any other person or to partnerships that have any non-U.S. Persons as partners.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC
Residual Certificates."

PROBLEMS WITH BOOK-ENTRY REGISTRATION

     Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

     o   you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

     o   you may have only limited access to information regarding your offered certificates;

                                       37

     o   you may suffer delays in the receipt of payments on your offered certificates; and

     o   your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

     See "Description of the Certificates--Book-Entry Registration."

POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

     The master servicer or special servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

     In addition, the master servicer or special servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.

     In servicing the mortgage loans in any of our trusts, the related master servicer, primary servicer, sub-servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result in a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

     Furthermore, the master servicer or special servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.

     In addition, one of our affiliates may purchase certificates evidencing interests in one or more of the trusts.

                    CAPITALIZED TERMS USED IN THIS PROSPECTUS

     From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "Glossary"
attached to this prospectus.

                                       38

                         DESCRIPTION OF THE TRUST ASSETS

GENERAL

     We will be responsible for establishing the trust underlying each series of offered certificates. The certificates of each series will represent interests in the assets of the related trust fund and the certificates of each series will be backed by the assets of the related trust fund. The assets of the trust will primarily consist of:

     o   various types of multifamily and/or commercial mortgage loans;

     o   pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

     o   a combination of mortgage loans and mortgage-backed securities of the types described above.

     In addition to the asset classes described above in this "Description of the Trust Assets" section, we may include in the trust with respect to any series of offered certificates other asset classes, provided that such other asset classes in the aggregate will not exceed 10% by principal balance of the related asset pool. We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

THE ORIGINATORS OF THE MORTGAGE LOANS

     We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be Greenwich Capital Financial Products, Inc. or another one of our affiliates.
See "The Sponsor." We will identify in the related prospectus supplement any originator (other than any sponsor and/or its affiliates) that will be or is expected to be an originator of mortgage loans representing in excess of 10% of the related mortgage asset pool, by aggregate principal balance.

     We will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

     Neither we nor any of our affiliates will guarantee any of the mortgage assets included in one of our trusts. If so specified the related prospectus supplement, a governmental agency or instrumentality may guarantee or insure those mortgage assets. Otherwise, these mortgage assets will not be guaranteed or insured by anyone.

MORTGAGE LOANS

     General. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

                                       39

     o   rental, cooperatively-owned condominium or condominium conversion buildings with multiple dwelling units;

     o   retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

     o   retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

     o   office properties;

     o   hospitality properties, such as hotels, motels and other lodging facilities;

     o   casino properties;

     o   health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

     o   industrial properties;

     o   warehouse facilities, mini-warehouse facilities and self-storage facilities;

     o   restaurants, taverns and other establishments involved in the food and beverage industry;

     o   manufactured housing communities, mobile home parks and recreational vehicle parks;

     o   recreational and resort properties, such as golf courses, marinas, ski resorts and amusement parks;

     o   arenas and stadiums;

     o   churches and other religious facilities;

     o   parking lots and garages;

     o   mixed use properties;

     o   other income-producing properties; and

     o   unimproved land.

     The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

     o   a fee interest or estate, which consists of ownership of the property for an indefinite period,

     o   an estate for years, which consists of ownership of the property for a specified period of years,

     o   a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,

     o   shares in a cooperative corporation which owns the property, or

                                       40

     o   any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United
States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

     If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust.
The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are applied--

     o   first, to the payment of court costs and fees in connection with the foreclosure,

     o   second, to the payment of real estate taxes, and

     o   third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

     If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued; provided, however, that delinquent mortgage loans will constitute less than 20% by dollar volume of the related mortgage pool as of the date of issuance of the related series. In those cases, we will describe in the related prospectus supplement--

     o   the period of the delinquency,

     o   any forbearance arrangement then in effect,

     o   the condition of the related real property, and

     o   the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.

     Loan Groups. Certain of the mortgage loans included in one of our trust funds may be part of a loan group. A loan group will generally consist of the particular mortgage loan or loans that

                                       41

we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund. Each mortgage loan comprising a particular loan group is evidenced by a separate promissory note. The aggregate debt represented by the entire loan group, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties.
The mortgage loans constituting a particular loan group are obligations of the same borrower and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan group, whether on a senior/
subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes and/or a common loan agreement.
Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan group. Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions of the transferability of the ownership of any mortgage loan that is part of a loan group. "RISK FACTORS--With Respect to Certain Mortgage Loans
Included in Our Trusts, the Mortgage Property or Properties That Secure the
Subject Mortgage Loan in the Trust Also Secure One (1) or More Related Mortgage
Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust
Mortgage Loans May Conflict with Your Interests."

     A Discussion of the Various Types of Multifamily and Commercial Properties
That May Secure Mortgage Loans Underlying a Series of Offered Certificates. The
mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As we discuss below under "--Default and Loss Considerations with Respect to Commercial and
Multifamily Mortgage Loans," the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

     Multifamily Rental Properties. Factors affecting the value and operation of a multifamily rental property include:

     o   the physical attributes of the property, such as its age, appearance, amenities and construction quality;

     o   the types of services offered at the property;

     o   the location of the property;

     o   the characteristics of the surrounding neighborhood, which may change over time;

     o   the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

     o   the ability of management to provide adequate maintenance and insurance;

     o   the property's reputation;

     o   the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

                                       42

     o   the existence or construction of competing or alternative residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

     o   the ability of management to respond to competition;

     o   the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

     o   adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

     o   state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

     o   the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

     o   the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase; and

     o   the extent to which increases in operating costs may be passed through to tenants.

     Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

     Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

     o   require written leases;

     o   require good cause for eviction;

     o   require disclosure of fees;

     o   prohibit unreasonable rules;

     o   prohibit retaliatory evictions;

     o   prohibit restrictions on a resident's choice of unit vendors;

     o   limit the bases on which a landlord may increase rent; or

     o   prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

     Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to--

     o   fixed percentages,

                                       43

     o   percentages of increases in the consumer price index,

     o   increases set or approved by a governmental agency, or

     o   increases determined through mediation or binding arbitration.

     In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

     Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline.

     Condominium Properties. Some mortgage loans underlying the offered certificates will be secured by--

     o   the related borrower's interest in multiple units in a residential condominium project, and

     o   the related voting rights in the owners' association for the project.

Due to the nature of condominiums, a default on any of those mortgage loans will not allow the related special servicer the same flexibility in realizing on the real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the related trust to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

     The management and operation of a condominium is generally controlled by the board of members representing the owners of the condominium units.
Generally, the consent of a majority of the voting board members is required for any action of the condominium board. The condominium board is generally responsible for administration of the affairs of the condominium, including the following:

     o   providing for maintenance and repair of the general common elements;

     o   determination and collection of general common charges (which may include insurance premiums, working capital, operating reserves and replacement reserve funds);

     o   employment of personnel; maintaining bank accounts;

     o   adopting rules and regulations relating to general common elements;

     o   obtaining insurance; and

                                       44

     o   repairing and restoring the property after a casualty.

     Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board generally has the right to control the use of casualty proceeds. Additionally, the condominium board determines the budget and the amount of the common area charges and assessments due from unit owners. The condominium board has discretion to make decisions affecting the entire mortgaged property. Thus, decisions made by the condominium board including common area charges and assessments to be paid by the unit owners, insurance to be maintained on the building and many other decisions affecting the maintenance of the mortgaged property will have a significant impact on the related mortgaged property. Although the condominium board must act in accordance with state and local laws relating to condominium units, there can be no assurance that the condominium board will always act in the best interests of the related borrower and the related mortgaged property.

     Condominium Conversion Properties. The payment of interest and the repayment of a mortgage loan secured by a condominium conversion property will depend upon the ability of the related borrower to sell condominium units, and on the pace and price at which condominium units are sold. Since most condominium conversion properties require some level of construction and re-development before condominium units may be sold (although condominium units may be "pre-sold" prior to completion of construction), the success of a condominium conversion property may also be affected by the amount of time and money required to complete the construction and re-development phase of the project.

     Unlike some operating properties, which may have a history of operating results that may be analyzed, each condominium conversion project is unique and must be evaluated based on its likelihood for success rather than its operating history. Accordingly, information regarding debt service coverage ratio with respect to such property may not presented in the prospectus supplement. The success of a condominium conversion project will be influenced by many of the same factors that affect operating properties, as well as by:

     o   the construction, re-development and conversion experience of the parties involved;

     o   the time to completion of, and potential cost of, construction and re-development;

     o   cost over-runs experienced in the construction phase of the project and the adequacy and reliability of funding for construction costs;

     o   the existence of a "completion guarantee" from a credit-worthy entity guaranteeing the completion of the construction phase of the property;

     o   the adequacy of reserves for debt service and other property expenses during the construction phase of the project;

     o   regulatory and other obstacles encountered in the condominium conversion process;

     o   the number of pre-sold condominium units and the percentage of such units that are purchased by "speculators" who are purchasing such units for re-sale (because such re-sales could potentially compete with sales of un-sold condominium units); and

                                       45

     o   the "absorption rate" of condominium units of the price, quality and character of the subject units in the markets where the condominium conversion property is located; and the developer's track record in successfully completing and marketing similar projects.

     Cooperatively-Owned Apartment Buildings. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

     A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's pro rata share of the corporation's--

     o   mortgage loan payments,

     o   real property taxes,

     o   maintenance expenses, and

     o   other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/
shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

     o   maintenance payments from the tenant/shareholders, and

     o   any rental income from units or commercial space that the cooperative corporation might control.

     A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

                                       46

     Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit.
Newly-formed cooperative corporations typically have the greatest concentration of non tenant/shareholders.

     Retail Properties. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

     o   shopping centers,

     o   factory outlet centers,

     o   malls,

     o   automotive sales and service centers,

     o   consumer oriented businesses,

     o   department stores,

     o   grocery stores,

     o   convenience stores,

     o   specialty shops,

     o   gas stations,

     o   movie theaters,

     o   fitness centers,

     o   bowling alleys,

     o   salons, and

     o   dry cleaners.

     Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required to--

     o   lower rents;

     o   grant a potential tenant a free rent or reduced rent period;

                                       47

     o   improve the condition of the property generally; or

     o   make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

     A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including--

     o   competition from other retail properties;

     o   perceptions regarding the safety, convenience and attractiveness of the property;

     o   perceptions regarding the safety of the surrounding area;

     o   demographics of the surrounding area;

     o   the strength and stability of the local, regional and national economies;

     o   traffic patterns and access to major thoroughfares;

     o   the visibility of the property;

     o   availability of parking;

     o   the particular mixture of the goods and services offered at the property;

     o   customer tastes, preferences and spending patterns; and

     o   the drawing power of other tenants.

     The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues.
Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

     Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

     The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An anchor tenant is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an

                                       48

anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

     Various factors will adversely affect the economic performance of an anchored retail property, including:

     o   an anchor tenant's failure to renew its lease;

     o   termination of an anchor tenant's lease;

     o   the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

     o   the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

     o   a loss of an anchor tenant's ability to attract shoppers.

     Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

     o   factory outlet centers;

     o   discount shopping centers and clubs;

     o   catalogue retailers;

     o   television shopping networks and programs;

     o   internet web sites; and

     o   telemarketing.

     Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

     Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

     Office Properties. Factors affecting the value and operation of an office property include:

     o   the number and quality of the tenants, particularly significant tenants, at the property;

     o   the physical attributes of the building in relation to competing buildings;

     o   the location of the property with respect to the central business district or population centers;

                                       49

     o   demographic trends within the metropolitan area to move away from or towards the central business district;

     o   social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

     o   tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

     o   local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

     o   the quality and philosophy of building management;

     o   access to mass transportation; and

     o   changes in zoning laws.

     Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

     o   rental rates;

     o   the building's age, condition and design, including floor sizes and layout;

     o   access to public transportation and availability of parking; and

     o   amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

     The cost of refitting office space for a new tenant is often higher than for other property types.

     The success of an office property also depends on the local economy.
Factors influencing a company's decision to locate in a given area include:

     o   the cost and quality of labor;

     o   tax incentives; and

     o   quality of life matters, such as schools and cultural amenities.

     The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

     Hospitality Properties.  Hospitality properties may involve different types of hotels and motels, including:

     o   full service hotels;

                                       50

     o   resort hotels with many amenities;

     o   limited service hotels;

     o   hotels and motels associated with national or regional franchise chains;

     o   hotels that are not affiliated with any franchise chain but may have their own brand identity; and

     o   other lodging facilities.

     Factors affecting the economic performance of a hospitality property include:

     o   the location of the property and its proximity to major population centers or attractions;

     o   the seasonal nature of business at the property;

     o   the level of room rates relative to those charged by competitors;

     o   quality and perception of the franchise affiliation;

     o   economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

     o   the existence or construction of competing hospitality properties;

     o   nature and quality of the services and facilities;

     o   financial strength and capabilities of the owner and operator;

     o   the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

     o   increases in operating costs, which may not be offset by increased room rates;

     o   the property's dependence on business and commercial travelers and tourism; and

     o   changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors.

     Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the

                                       51

completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

     o   the continued existence and financial strength of the franchisor;

     o   the public perception of the franchise service mark; and

     o   the duration of the franchise licensing agreement.

     The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure.
Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license.
There can be no assurance that a new license could be obtained or that it could be obtained promptly.

     Casino Properties.  Factors affecting the economic performance of a casino property include:

     o   location, including proximity to or easy access from major population centers;

     o   appearance;

     o   economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

     o   the existence or construction of competing casinos;

     o   dependence on tourism; and

     o   local or state governmental regulation.

     Competition among major casinos may involve attracting patrons by--

     o   providing alternate forms of entertainment, such as performers and sporting events, and

     o   offering low-priced or free food and lodging.

     Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

     Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

                                       52

     The ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

     Any jurisdiction that currently allows legalized gambling could pass legislation banning it.

     The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

     Health Care-Related Properties.  Health-care related properties include

     o   hospitals;

     o   skilled nursing facilities;

     o   nursing homes;

     o   congregate care facilities; and

     o   in some cases, assisted living centers and housing for seniors.

     Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to

     o   statutory and regulatory changes;

     o   retroactive rate adjustments;

     o   administrative rulings;

     o   policy interpretations;

     o   delays by fiscal intermediaries; and

     o   government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

     Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

     o   federal and state licensing requirements;

     o   facility inspections;

                                       53

     o   rate setting;

     o   reimbursement policies; and

     o   laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

     Under applicable federal and state laws and regulations, Medicare and
Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services.
Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals.
The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

     Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

     Industrial Properties. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

     The value and operation of an industrial property depends on:

     o   the location of the property, the desirability of which in a particular instance may depend on--

         1.  availability of labor services,

         2.  proximity to supply sources and customers, and

         3.  accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

     o   the building design of the property, the desirability of which in a particular instance may depend on--

         1.  ceiling heights,

         2.  column spacing,

                                       54

         3.  number and depth of loading bays,

         4.  divisibility,

         5.  floor loading capacities,

         6.  truck turning radius,

         7.  overall functionality, and

         8.  adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

     o   the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

     Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value.

     Warehouse, Mini-Warehouse and Self-Storage Facilities. Warehouse, mini-
warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

     Successful operation of a warehouse, mini-warehouse or self storage property depends on--

     o   building design,

     o   location and visibility,

     o   tenant privacy,

     o   efficient access to the property,

     o   proximity to potential users, including apartment complexes or commercial users,

     o   services provided at the property, such as security,

     o   age and appearance of the improvements, and

     o   quality of management.

     Restaurants and Taverns. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

     o   competition from facilities having businesses similar to a particular restaurant or tavern;

     o   perceptions by prospective customers of safety, convenience, services and attractiveness;

     o   the cost, quality and availability of food and beverage products;

                                       55

     o   negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

     o   changes in demographics, consumer habits and traffic patterns;

     o   the ability to provide or contract for capable management; and

     o   retroactive changes to building codes, similar ordinances and other legal requirements.

     Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

     The food and beverage service industry is highly competitive.  The principal means of competition are--

     o   market segment,

     o   product,

     o   price,

     o   value,

     o   quality,

     o   service,

     o   convenience,

     o   location, and

     o   the nature and condition of the restaurant facility.

     A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

     o   lower operating costs,

     o   more favorable locations,

     o   more effective marketing,

     o   more efficient operations, or o better facilities.

     The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there

                                       56

may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

     Factors affecting the success of a regionally- or nationally-known chain restaurant include:

     o   actions and omissions of any franchisor, including management practices that--

         1.  adversely affect the nature of the business, or

         2.  require renovation, refurbishment, expansion or other expenditures;

     o   the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

     o   the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

     Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

     Manufactured Housing Communities, Mobile Home Parks and Recreational
Vehicle Parks. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. Due to relocation costs and, in some cases, demand for home sites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable

                                       57

tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

     o   location of the manufactured housing property;

     o   the number of comparable competing properties in the local market;

     o   the age, appearance and reputation of the property;

     o   the quality of management; and

     o   the types of facilities and services it provides.

     Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

     o   multifamily rental properties,

     o   cooperatively-owned apartment buildings,

     o   condominium complexes, and

     o   single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

     Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

     Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to:

     o   fixed percentages,

     o   percentages of increases in the consumer price index,

     o   increases set or approved by a governmental agency, or

     o   increases determined through mediation or binding arbitration.

                                       58

     In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the home site. Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

     Recreational and Resort Properties. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort.

Factors affecting the economic performance of a property of this type include:

     o   the location and appearance of the property;

     o   the appeal of the recreational activities offered;

     o   the existence or construction of competing properties, whether are not they offer the same activities;

     o   the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

     o   geographic location and dependence on tourism;

     o   changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

     o   seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

     o   sensitivity to weather and climate changes; and

     o   local, regional and national economic conditions.

     A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

     Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.

     Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Arenas and Stadiums. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

     o   sporting events;

     o   musical events;

     o   theatrical events;

                                       59

     o   animal shows; and/or

     o   circuses.

     The ability to attract patrons is dependent on, among others, the following factors:

     o   the appeal of the particular event;

     o   the cost of admission;

     o   perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

     o   perceptions by prospective patrons of the safety of the surrounding area; and

     o   the alternative forms of entertainment available in the particular locale.

     In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

     Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

     Churches and Other Religious Facilities. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Parking Lots and Garages. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

     o   the number of rentable parking spaces and rates charged;

     o   the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

     o   the amount of alternative parking spaces in the area;

     o   the availability of mass transit; and

     o   the perceptions of the safety, convenience and services of the lot or garage.

     Unimproved Land.  The value of unimproved land is largely a function of its potential use.  This may depend on--

     o   its location,

     o   its size,

                                       60

     o   the surrounding neighborhood, and

     o   local zoning laws.

     Default and Loss Considerations with Respect to Commercial and Multifamily
Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-
occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

     o   the successful operation of the property, and

     o   its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

     o   the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service, to

     o   the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

     The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

     o   make the loan payments on the related mortgage loan,

     o   cover operating expenses, and

     o   fund capital improvements at any given time.

     Operating revenues of a nonowner occupied, income- producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

     o   some health care-related facilities,

     o   hotels and motels,

     o   recreational vehicle parks, and

     o   mini-warehouse and self-storage facilities,

                                       61

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

     o   warehouses,

     o   retail stores,

     o   office buildings, and

     o   industrial facilities.

     Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

     o   increases in energy costs and labor costs;

     o   increases in interest rates and real estate tax rates; and

     o   changes in governmental rules, regulations and fiscal policies.

     Some net leases of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

     Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

     o   the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property, to

     o   the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

     o   the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

     o   the lender has greater protection against loss on liquidation following a borrower default.

     Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered

                                       62

certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

     o   the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

     o   the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

     o   the income capitalization method, which takes into account the property's projected net cash flow; or

     o   a selection from the values derived from the foregoing methods.

         Each of these appraisal methods presents analytical difficulties. For example,

     o   it is often difficult to find truly comparable properties that have recently been sold;

     o   the replacement cost of a property may have little to do with its current market value; and

     o   income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

     If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

     We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

     See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan
Depends on the Performance and Value of the Underlying Real Property, Which May
Decline Over Time, and the Related Borrower's Ability to Refinance the Property,
of Which There Is No Assurance."

     Payment Provisions of the Mortgage Loans. Each of the mortgage loans included in one of our trusts will have the following features:

     o   an original term to maturity of not more than approximately 40 years;
         and

     o   scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

     A mortgage loan included in one of our trusts may also include terms that:

                                       63

     o   provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

     o   provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

     o   provide for no accrual of interest;

     o   provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

     o   be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

     o   permit the negative amortization or deferral of accrued interest;

     o   permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

     o   prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

     Mortgage Loan Information in Prospectus Supplements. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts:

     o   the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     o   the type or types of property that provide security for repayment of the mortgage loans;

     o   the earliest and latest origination date and maturity date of the mortgage loans;

     o   the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     o   loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

     o   the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

     o   if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan. The interest rate of any mortgage loan that bears interest at an adjustable interest rate will be based on an index (which may be increased or decreased by a specified margin, and/or subject to a cap or floor), which may be the
         London interbank offered rate for one month, three month, six month, or one-

                                       64

         year U.S. dollar deposits or may be another index, which in each case will be specified in the related prospectus supplement and will be an index reflecting interest paid on a debt, and will not be a commodities or securities index;

     o   information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

     o   debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

     o   the geographic distribution of the properties securing the mortgage loans on a state-by-state (or other jurisdiction) basis.

     If 10% or more of the pool assets are or will be located in any one state, we will describe in the related prospectus supplement any economic or other factors specific to such state that may materially impact those pool assets or the cash flows from those pool assets.

     If any mortgage loan, or group of related mortgage loans, included in one of our trusts represents a material concentration of credit risk, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties as required under the Securities Act and the Exchange Act.

MORTGAGE-BACKED SECURITIES

     The mortgage backed-securities underlying a series of offered certificates may include:

     o   mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or

     o   certificates issued and/or insured or guaranteed by Freddie Mac, Fannie
         Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

     In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

     We will not include a mortgage-backed security among the trust assets with respect to any series of offered certificates unless the mortgage-backed security has been registered under the Securities Act of 1933, as amended, or each of the following are true:

     o   neither the issuer of the mortgage-backed security nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the mortgage-backed security and the related series of securities to be issued;

     o   neither the issuer of the mortgage-backed security nor any of its affiliates is an affiliate of us, the sponsor, the issuing entity or underwriter of the related series of securities to be issued; and

     o   we would be free to publicly resell the mortgage-backed security without registration under that Act.

                                       65

     We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts:

     o   the initial and outstanding principal amount(s) and type of the securities;

     o   the original and remaining term(s) to stated maturity of the securities;

     o   the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

     o   the payment characteristics of the securities;

     o   the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

     o   a description of the related credit support, if any;

     o   the type of mortgage loans underlying the securities;

     o   the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

     o   the terms and conditions for substituting mortgage loans backing the securities; and

     o   the characteristics of any agreements or instruments providing interest rate protection to the securities.

     With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Securities Exchange Act of 1934, as amended, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

         If and to the extent described in the related prospectus supplement, we, a mortgage asset seller or another specified person or entity may make or assign to or for the benefit of one of our trusts, various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust. A material breach of one of those representations and warranties or a failure to deliver a material document (or the failure to deliver such document without a material defect) may, under the circumstances described in the related prospectus supplement, give rise to an obligation to repurchase the affected mortgage asset(s) out of the subject trust or to replace the affected mortgage asset(s) with other mortgage assets(s) that satisfy the criteria specified in the related prospectus supplement.

         If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, to purchase a defaulted mortgage loan from the trust fund at a price equal to its outstanding principal balance plus accrued interest thereon, or at its fair market value, subject to the conditions specified in that prospectus supplement. In addition, the master servicer or special servicer may be required to sell a defaulted mortgage loan.

                                       66

     No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

     Further, if so specified in the related prospectus supplement, a certificateholder of a series of certificates that includes offered certificates may exchange the certificates it holds for one or more of the mortgage loans or mortgage-backed securities constituting part of the mortgage pool underlying those certificates. We will describe in the related prospectus supplement the circumstances under which the exchange may occur.

     If a series of offered certificates involves a prefunding period, then we will indicate in the related prospectus supplement, among other things, (i) the term or duration of the prefunding period and the amount of proceeds to be deposited in the prefunding account and the percentage of the mortgage asset pool represented by those proceeds and (ii) any limitation on the ability to add pool assets. Any prefunding period will not extend for more than one year from the date of issuance of the related certificates and the portion of the proceeds for the related prefunding account will not involve in excess of 50% of the proceeds of the offering of the related certificates.

UNDELIVERED MORTGAGE ASSETS

     In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

ACCOUNTS

     The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the mortgage assets and other trust assets will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

CREDIT SUPPORT

     The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the

                                       67

related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include:

     o   the subordination or one or more other classes of certificates of the same series;

     o   a letter of credit;

     o   a surety bond;

     o   an insurance policy;

     o   a guarantee;or

     o   a reserve fund.

     In the related prospectus supplement, we will describe the amount and terms of any credit support benefiting the holders of a class of offered certificates.

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

     The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include:

     o   interest rate exchange agreements;

     o   interest rate cap agreements;

     o   interest rate floor agreements;

     o   interest rate collar agreements; or

     o   currency exchange agreements.

     Generally, an interest rate exchange agreement is a contract between two parties to pay and receive, with a set frequency, interest payments determined by applying the differential between two interest rates to an agreed upon notional principal. Generally, an interest rate cap agreement is a contract pursuant to which one party agrees to reimburse another party for a floating rate interest payment obligation, to the extent that the rate payable at any time exceeds a specified cap. Generally, an interest rate floor agreement is a contract pursuant to which one party agrees to reimburse another party in the event that amounts owing to the latter party under a floating rate interest payment obligation are payable at a rate which is less than a specified floor.
Generally an interest rate collar agreement is a combination of an interest rate cap and interest rate floor agreement. Generally, a currency exchange agreement is a contract between two parties to exchange future payments in one currency for future payments in another currency. In the related prospectus supplement, we will describe any such agreements. If applicable, we will also identify any obligor under the agreements. The Depositor will not include in any trust fund any derivative agreement that could be used to create a non asset-backed product whose payment would be based primarily by reference to something other than the performance of the mortgage assets and other financial assets in the trust fund.

                                       68

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

         The yield on your offered certificates will depend on--

     o   the price you paid for your offered certificates,

     o   the pass-through rate on your offered certificates,

     o   the amount and timing of payments on your offered certificates.

     The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

PASS-THROUGH RATE

     A class of interest-bearing offered certificates may have a fixed, floating, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable, floating or adjustable, the method of determining the pass-through rate. Such interest rates may include, without limitation:

     o   a rate based on a specified portion of the interest on some or all of the related mortgage assets;

     o   a rate based on the weighted average of the interest rates for some or all of the related mortgage assets;

     o   a rate based on a differential between the rates on some or all of the related mortgage assets and the rates of some or all of the other certificates of the related series; and/or

     o   a rate based on a percentage or combination of any one or more of the foregoing rates.

Any such rate may be subject to a maximum rate, including without limitation a maximum rate based on the weighted average interest rate of the mortgage assets or a portion thereof or a maximum rate based on funds available for payment, or may be subject to a minimum rate.

     If so specified in the related prospectus supplement, an interest rate exchange agreement or other derivative instrument may be used to permit issuance of a series of certificates that accrues interest on a different basis than the underlying assets; for example, one or more classes of floating rate certificates may be issued from a trust fund that contains fixed rate assets, or one or more classes of fixed rate certificates may be issued from a trust fund that contains floating rate assets, by using an interest rate exchange agreement or other derivatives instrument to alter the payment characteristics of such assets.

                                       69

PAYMENT DELAYS

     There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following:

     o   the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

     o   the dates on which any balloon payments are due; and

     o   the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

     The rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors;
accordingly such rate cannot be predicted.

     The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

     o   whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium, and

     o   when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

     If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

     If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

                                       70

     o   be based on the principal balances of some or all of the mortgage assets, or a portion thereof, in the related trust,

     o   equal the total principal balance, or a designated portion of the total principal balance, of one or more of the other classes of certificates of the same series, or

     o   be based on such other formula as may be specified in the related prospectus supplement.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

     o   payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence, or

     o   payments are made in reduction of the total principal balance of the class or classes of certificates referred to in the second bullet point of the prior sentence.

     The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including:

     o   the availability of mortgage credit;

     o   the relative economic vitality of the area in which the related real properties are located;

     o   the quality of management of the related real properties;

     o   the servicing of the mortgage loans;

     o   possible changes in tax laws; and

     o   other opportunities for investment.

In general, those factors that increase--

     o   the attractiveness of selling or refinancing a commercial or multifamily property, or

     o   the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

     The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

     o   prepayment lock-out periods, and

     o   requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

                                       71

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:

     o   to convert to a fixed rate loan and thereby lock in that rate, or

     o   to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

     o   realize its equity in the property,

     o   meet cash flow needs or

     o   make other investments.

     Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

     We make no representation as to--

     o   the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates,

     o   the relative importance of those factors,

     o   the percentage of the principal balance of those mortgage loans that will be paid as of any date, or

     o   the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

         The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

     o   scheduled amortization, or

     o   prepayments, including--

         1.  voluntary prepayments by borrowers, and

                                       72

         2.  involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

     Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model.
CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2%
per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans.
Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

     In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth--

     o   the projected weighted average life of each class of those offered certificates with principal balances, and

     o   the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

     o   to refinance the loan, or

     o   to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be

                                       73

extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

     o   the bankruptcy of the borrower, or

     o   adverse economic conditions in the market where the related real property is located.

     In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

     Negative Amortization. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that:

     o   limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

     o   provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

     o   provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

     Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates.
We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

     The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series.
Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

     The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

                                       74

     During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

     Foreclosures and Payment Plans. The weighted average life of and yield on your offered certificates will be affected by--

     o   the number of foreclosures with respect to the underlying mortgage loans; and

     o   the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

     Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

     Losses and Shortfalls on the Mortgage Assets. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

     The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following:

     o   a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

     o   the establishment of a priority of payments among classes of certificates.

     If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

     Additional Certificate Amortization. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources:

     o   amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     o   interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

                                       75

     o   prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     o   any other amounts described in the related prospectus supplement.

     The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

                   GREENWICH CAPITAL COMMERCIAL FUNDING CORP.

     We were incorporated in Delaware on November 18, 1999. We were organized, among other things, for the purposes of--

     o   acquiring mortgage loans, or interests in those loans, secured by first or junior liens on commercial and multifamily real properties;

     o   acquiring mortgage-backed securities that evidence interests in mortgage loans that are secured by commercial and multifamily real properties;

     o   forming pools of mortgage loans and mortgage-backed securities; and

     o   acting as depositor of one or more trusts formed to issue bonds, certificates of interest or other evidences of indebtedness that are secured by or represent interests in, pools of mortgage loans and mortgage-backed securities.

Our principal executive offices are located at 600 Steamboat Road, Greenwich,
Connecticut 06830. Our telephone number is (203) 625-2700. We are an indirect wholly owned subsidiary of The Royal Bank of Scotland Group plc and an affiliate of Greenwich Capital Financial Products, Inc., a sponsor and one of the mortgage loan sellers, and of Greenwich Capital Markets, Inc., one of the underwriters.
There can be no assurance that at any particular time we will have any significant assets.

     The depositor will have minimal ongoing duties with respect to the offered certificates and the underlying mortgage loans. The depositor's duties pursuant to the related pooling and servicing agreement include, without limitation, the duty to appoint a successor trustee in the event of the resignation or removal of the trustee, to remove the trustee if requested by at least a majority of certificateholders, to provide information in its possession to the trustee to the extent necessary to perform REMIC tax administration, to indemnify the trustee, any similar party and trust fund for any liability, assessment or costs arising from its bad faith, negligence or malfeasance in providing such information, to indemnify the trustee or any similar party against certain securities laws liabilities, and to sign any reports required under the
Securities Exchange Act of 1934, as amended, including the required certification under the Sarbanes-Oxley Act of 2002, required to be filed by the trust fund. The depositor is required under the underwriting agreement relating to the series of offered certificates to indemnify the underwriters for certain securities law liabilities.

                                       76

                                   THE SPONSOR

GENERAL

     Greenwich Capital Financial Products, Inc. ("GCFP") is a sponsor of the series of securities offered by this prospectus. GCFP was incorporated in the state of Delaware in 1990. GCFP is a wholly owned subsidiary of Greenwich
Capital Holdings, Inc. and an indirect subsidiary of The Royal Bank of Scotland
Group plc. The Royal Bank of Scotland Group plc is a public limited company incorporated in Scotland which is engaged in a wide range of banking, financial and finance-related activities in the United Kingdom and internationally. GCFP is also an affiliate of Greenwich Capital Commercial Funding Corp., the depositor, and Greenwich Capital Markets, Inc., the underwriter. The principal offices of GCFP are located at 600 Steamboat Road, Greenwich, Connecticut 06830.
The main telephone number of GCFP is (203) 625-2700.

     The prospectus supplement for each series of securities will identify and describe any co-sponsors for the related series.

GCFP'S COMMERCIAL MORTGAGE SECURITIZATION PROGRAM

     GCFP has been engaged in commercial mortgage lending since its formation.
The vast majority of mortgage loans originated by GCFP are intended to be either sold through securitization transactions in which GCFP acts as a sponsor or sold to third parties in individual loan sale transactions. The following is a general description of the types of commercial mortgage loans that GCFP originates:

                       o   Fixed rate mortgage loans generally having maturities
                           between five and ten years and secured by commercial
                           real estate such as office retail, hospitality,
                           multifamily, residential, healthcare, self storage
                           and industrial properties. These loans are GCFP's
                           principal loan product and are primarily originated
                           for the purpose of securitization.

                       o   Floating rate loans generally having shorter
                           maturities and secured by stabilized and
                           non-stabilized commercial real estate properties.
                           These loans are primarily originated for
                           securitization, though in certain cases only a senior
                           participation interest in the loan is intended to be
                           securitized.

                       o   Subordinate mortgage loans and mezzanine loans. These
                           loans are generally not originated for securitization
                           by GCFP and are sold in individual loan sale
                           transactions.

     In general, GCFP does not hold the loans it originates until maturity. As of December 31, 2005, GCFP had a portfolio of commercial mortgage loans in excess of $3.3 billion of assets.

     As a sponsor, GCFP originates mortgage loans and, together with other sponsors or mortgage loan sellers, initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor who in turn transfers those mortgage loans to the issuing trust fund. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating

                                       77

agency models and criteria. GCFP's role as sponsor also includes engaging third-party service providers such as the servicer, special servicer and trustee, and engaging the rating agencies. In coordination with the underwriters for the related offering, GCFP works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

     Neither GCFP nor any of its affiliates act as servicer of the commercial mortgage loans in its securitization transactions. Instead, GCFP and/or the depositor contracts with other entities to servicer the mortgage loans in the securitization transactions.

     GCFP commenced selling mortgage loans into securitizations in 1998. During the period commencing on January 1, 1998 and ending on December 31, 2005, GCFP was the sponsor of 22 commercial mortgage-backed securitization transactions.
Approximately $20.1 billion of the mortgage loans included in those transactions were originated by GCFP. The following table sets forth information with respect to originations and securitizations of fixed rate commercial and multifamily mortgage loans by GCFP for the two years ending on December 31, 2005:

                                    FIXED RATE COMMERCIAL LOANS
------------------------------------------------------------------------------------------------------------

                                    Total GCFP Fixed Rate Loans            Total GCFP Fixed Rate Loans
                                            Originated                             Securitized
       Year                                (approximate)                          (approximate)
------------------------------ -------------------------------------- --------------------------------------

    2005                                   $7.3 billion                           $7.0 billion
------------------------------ -------------------------------------- --------------------------------------
    2004                                   $4.3 billion                           $2.7 billion
------------------------------ -------------------------------------- --------------------------------------

                             FLOATING RATE COMMERCIAL MORTGAGE LOANS
------------------------------------------------------------------------------------------------------------

                                  Total GCFP Floating Rate Loans         Total GCFP Floating Rate Loans
                                            Originated                             Securitized
       Year                                (approximate)                          (approximate)
------------------------------ -------------------------------------- --------------------------------------

    2005                                   $2.0 billion                           $0.8 billion
------------------------------ -------------------------------------- --------------------------------------
    2004                                   $2.4 billion                           $0.9 billion
------------------------------ -------------------------------------- --------------------------------------

UNDERWRITING STANDARDS

     General. GCFP originates commercial mortgage loans from its headquarters in
Greenwich, Connecticut as well as from its origination offices in Los Angeles and Irvine, California, Chicago, Illinois, Atlanta, Georgia and Baltimore,
Maryland. Bankers within the origination group focus on sourcing, structuring, underwriting and performing due diligence on their loans. Bankers within the structured finance group work closely with the loans' originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria.
All mortgage loans must be approved by at least two or more members of GCFP's credit committee, depending on the size of the mortgage loan.

     Loans originated by GCFP generally conform to the underwriting guidelines described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific loan. These underwriting criteria are general, and there is no assurance that every loan originated by GCFP will comply in all respects with the guidelines.

     Loan Analysis. Generally, GCFP performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the

                                       78

analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review, money laundering and background checks, third party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property's historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property's historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a staff member of GCFP. The borrower's and property manager's experience and presence in the subject market are also received. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

     Borrowers are generally required to be single purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan is greater than $20 million, in which case additional limitations including the requirement that the borrower have at least one independent direction are required.

     Loan Approval. All mortgage loans must be approved by at least one real estate finance credit officer and the head of commercial real estate securitization. Prior to commitment for loans with principal balances of $25 million or greater, an investment committee memorandum is produced and delivered to the credit committee. If deemed appropriate a member of the real estate credit department will visit the subject property. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

     Property Characteristics. Post-1980 construction is preferred; however, older properties in good repair and having had material renovation performed within the last five years will be considered. The remaining useful life of the mortgaged property should extend at least five years beyond the end of the amortization period.

     Location. Generally, established or emerging markets with a minimum population of 50,000 (25,000 for retail properties), and no population declines since 1980 based upon established census data are preferred. Regional and trade area demographics should be flat to rising. The market should not be dependent on a single employment source or industry.

     Operating History. Operating history is a significant factor in the evaluation of an established mortgaged property, but may be given less weight with respect to mortgage loans on newly constructed or rehabilitated properties.
Generally, for established properties, the mortgaged property must be open and have stable occupancy history (or operating performance in the case of retail properties). The mortgaged property should not have experienced material declines in operating performance over the previous two years. Newly-constructed or recently rehabilitated properties which have not reached stabilized occupancy are considered on a case-by-case basis.

     Debt Service Coverage Ratio and LTV Ratio. GCFP's underwriting standards generally mandate minimum debt service coverage ratios and maximum loan to value ratios. An LTV Ratio generally based upon the appraiser's determination of value as well as the value derived

                                       79

using a stressed capitalization rate is considered. The Debt Service Coverage
Ratio is based upon the Underwritten Net Cash Flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan to value ratios and amortization periods for the mortgage loans originated by GCFP may vary from these guidelines.

     Escrow Requirements. Generally, GCFP requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by GCFP are as follows:

          o   Taxes--Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. GCFP may waive this escrow requirement under certain circumstances.

          o   Insurance--If the property is insured under an individual policy
              (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. GCFP may waive this escrow requirement under certain circumstances.

          o   Replacement Reserves--Replacement reserves are generally
              calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus 2 years. GCFP relies on information provided by an
              independent engineer to make this determination. GCFP may waive this escrow requirement under certain circumstances.

          o   Completion Repair/Environmental Remediation--Typically, a
              completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, GCFP generally requires that at least 110% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. GCFP may waive this escrow requirement under certain circumstances.

          o   Tenant Improvement/Lease Commissions--In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.]

     Other Factors. Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

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                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

     A series of certificates consists of all those certificates that--

     o   have the same series designation;

     o   were issued under the same Governing Documents; and

     o   represent beneficial ownership interests in the same trust.

     A class of certificates consists of all those certificates of a particular series that--

     o   have the same class designation; and

     o   have the same payment terms.

         The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive:

     o   a stated principal amount, which will be represented by its principal balance;

     o   interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate, which pass-through rate may change as of a specified date or upon the occurrence of specified events or for any other reason from one accrual or payment period to another, as described in the related prospectus supplement;

     o   specified, fixed or variable portions of the interest, principal or other amounts received on all or certain of the related mortgage assets;

     o   payments of principal, with disproportionate, nominal or no payments of interest;

     o   payments of interest, with disproportionate, nominal or no payments of principal;

     o   payments of interest on a deferred or partially deferred basis, which deferred interest may be added to the principal balance, if any, of the subject class of offered certificates or which deferred interest may or may not accrue interest, all as set forth in the related prospectus supplement;

     o   payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

     o   payments of interest or principal that are, in whole or in part, calculated based on or payable specifically or primarily from payments or other collections on particular related mortgage assets;

                                       81

     o   payments of principal to be made, from time to time or for designated periods, at a rate that is--

         1.  faster and, in some cases, substantially faster, or

         2.  slower and, in some cases, substantially slower,

     than the rate at which payments or other collections of principal are received on the related mortgage assets;

     o   payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology;

     o   payments of principal that may be accelerated or slowed in response to a change in the rate of principal payments on the related mortgage assets in order to protect the subject class of offered certificates or, alternatively, to protect one or more other classes of certificates of the same series from prepayment and/or extension risk;

     o   payments of principal out of amounts other than payments or other collections of principal on the related mortgage assets, such as excess spread on the related mortgage assets or amounts otherwise payable as interest with respect to another class of certificates of the same series, which other class of certificates provides for the deferral of interest payments thereon;

     o   payments of residual amounts remaining after required payments have been made with respect to other classes of certificates of the same series; or

     o   payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

     Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

     A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, variable or adjustable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, variable or adjustable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, variable or adjustable rate and on another portion of its total principal balance or notional amount at a different fixed, variable or adjustable rate.

     Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on

                                       82

transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream
Banking, societe anonyme or the Euroclear System, for so long as they are participants in DTC.

PAYMENTS ON THE CERTIFICATES

     General. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. In the prospectus supplement for each series of offered certificates, we will identify:

     o    the periodic payment date for that series, and

     o    the record date as of which certificateholders entitled to payments on any particular payment date will be established.

     All payments with respect to a class of offered certificates on any payment date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either--

     o   by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date and has satisfied any other conditions specified in the related prospectus supplement, or

     o   by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

     In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

     Payments of Interest. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.

     The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a variable or adjustable pass-through rate, the method for determining that pass-through rate. Such interest rates may include, without limitation, a rate based on a specified portion of the interest on some or all of the related mortgage assets, a rate based on the weighted average of the interest rates for some or all of the related mortgage assets or a rate based on a differential between the rates on some or all of the related mortgage assets and the rates of some or all of the certificates of the related series, or a rate based on a percentage or combination of any one or more of the foregoing

                                       83

rates. Any such rate may be subject to a maximum rate, including without limitation a maximum rate based on the weighted average interest rate of the mortgage assets or a portion thereof or a maximum rate based on funds available for payment, or may be subject to a minimum rate. With respect to any floating rate certificates, interest may be based on an index (which may be increased or decreased by a specified margin, and/or subject to a cap or floor), which may be the London interbank offered rate for one month, three month, six month, or one-year, U.S. dollar deposits or may be another index, which in each case will be specified in the related prospectus supplement and will be a standard index that measures interest in debt transactions, and will not be a commodities or securities index.

     Interest may accrue with respect to any offered certificate on the basis of:

     o   a 360-day year consisting of 12 30-day months,

     o   the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,

     o   the actual number of days elapsed during each relevant period in a normal calendar year, or

     o   any other method identified in the related prospectus supplement.

     We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

     Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

     If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either:

     o   based on the principal balances of some or all of the mortgage assets, or a portion thereof, in the related trust,

     o   equal to the total principal balances of all, or a designated portion of the total principal balance, of one or more of the other classes of certificates of the same series, or

     o   be based on such other formula as may be specified in the related prospectus supplement.

     Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

     We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including

                                       84

shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

     Payments of Principal. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

     The total outstanding principal balance of any class of offered certificates will be reduced by--

     o   payments of principal actually made to the holders of that class, and

     o   if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

     A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

     We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

     Generally, the initial total principal balance of all classes of a series will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement.

     The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances received or made with respect to the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources:

     o   amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     o   interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     o   prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     o   any other amounts described in the related prospectus supplement.

     We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date.

                                       85

ALLOCATION OF LOSSES AND SHORTFALLS

     If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows:

     o   by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

     o   by establishing a priority of payments among those classes.

     See "Description of Credit Support."

ADVANCES

     If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

     o   delinquent payments of principal and/or interest, other than balloon payments,

     o   property protection expenses,

     o   other servicing expenses, or

     o   any other items specified in the related prospectus supplement.

     If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

     o   subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and

     o   any other specific sources identified in the related prospectus supplement.

     If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

     o   periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders, or

                                       86

     o   at any other times and from any sources as we may describe in the related prospectus supplement.

     If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE; REQUESTS FILED WITH THE SEC

     All documents filed for the trust fund referred to in the accompanying prospectus supplement after the date of this prospectus and before the end of the related offering with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d)
of the Exchange Act, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

     The depositor or master servicer on behalf of the trust fund of the related series will file the reports required under the Securities Act and under Section
13(a), 13(c), 14 or 15(d) of the Exchange Act. These reports include (but are not limited to):

     o   Reports on Form 8-K (Current Report), following the issuance of the series of certificates of the related trust fund, including as Exhibits to the Form 8-K of the agreements or other documents specified in the related prospectus supplement, if applicable;

     o   Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time frame specified in Form 8-K related to the type of event;

     o   Reports on Form 10-D (Asset-Backed Issuer Distribution Report),
         containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following the distribution date specified in the related prospectus supplement; and

     o   Report on Form 10-K (Annual Report), containing the items specified in
         Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits.

     Neither the depositor nor the master servicer intends to file with the SEC any reports required under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with respect to a trust fund following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities Exchange Act of
1934. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. Each trust fund formed by the depositor will have a separate file number assigned by the SEC, which unless otherwise specified in the related prospectus supplement is

                                       87

not available until filing of the final prospectus supplement related to the series. Reports filed with respect to a trust fund with the SEC after the final prospectus supplement is filed will be available under trust fund's specific number, which will be a series number assigned to the file number of the depositor shown above.

     The trustee on behalf of any trust fund will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, on the written or oral request of that person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to the Corporate Trust Office of the trustee specified in the accompanying prospectus supplement.

REPORTS TO CERTIFICATEHOLDERS

     On or about each payment date, the related master servicer, manager or trustee will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

     o   the payments made on that payment date with respect to the applicable class of offered certificates, and

     o   the recent performance of the mortgage assets.

     Within a reasonable period of time after the end of each calendar year, upon request, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

     o   that calendar year, or

     o   the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code.

     If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any payment date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

                                       88

VOTING RIGHTS

     Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

     o   with respect to those amendments to the governing documents described under "Description of the Governing Documents--Amendment," or

     o   as otherwise specified in this prospectus or in the related prospectus supplement.

     As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION

     The trust for each series of offered certificates will terminate and cease to exist following:

     o   the final payment or other liquidation of the last mortgage asset in that trust; and

     o   the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

     Written notice of termination of a trust will be given to each affected certificateholder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination. If any class of certificates has an optional termination feature that may be exercised when 25% or more of the original principal balance of the mortgage assets in the related trust fund is still outstanding, the title of such class of certificates will include the word
"callable."

     If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that purchase may occur.

     If we specify in the related prospectus supplement, one or more certificateholders will be entitled to exchange all of the certificates of a particular series for all of the mortgage assets underlying that series, thereby effecting early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that exchange may occur.

     In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner,

                                       89

and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

BOOK-ENTRY REGISTRATION

     General. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking, societe anonyme, for so long as they are participants in DTC.

     DTC, Euroclear and Clearstream.  DTC is:

     o   a limited-purpose trust company organized under the New York Banking
         Law,

     o   a "banking corporation" within the meaning of the New York Banking Law,

     o   a member of the Federal Reserve System,

     o   a "clearing corporation" within the meaning of the New York Uniform
         Commercial Code, and

     o   a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

     DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock
Exchange, Inc. and the National Association of Securities Dealers, Inc. Access
to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

     It is our understanding that Clearstream Banking, societe anonyme holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 31 currencies, including United States dollars.
Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 39 countries through established depository and custodial relationships. As a professional depositary,
Clearstream is subject to regulation by the Luxembourg Monetary Institute.
Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the

                                       90

Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream has approximately 2,500 customers located in over 94 countries, including all major European countries,
Canada and the United States. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     It is our understanding that Euroclear holds securities for its member organizations and facilitates clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 150,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 32 markets. Transactions may be settled in Euroclear in any of over 40 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this
"--Book-Entry Registration" section. Euroclear is operated by Euroclear Bank
S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear
Clearance System Public Limited Company. The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of
Belgium. All operations are conducted by the Euroclear Operator, and all
Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance System. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and
Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear
Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

     Holding and Transferring Book-Entry Certificates. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial
Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry

                                       91

certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the
DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

     Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or
Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

     Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in
Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of
Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

     Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

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     o   governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and

     o   the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

     Under a book-entry system, beneficial owners may receive payments after the related payment date.

     The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as
"certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a
"certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

     Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     Issuance of Definitive Certificates. Generally, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

     o   we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor;

     o   we elect, at our option, to notify DTC of our intent to terminate the book-entry system through DTC with respect to those offered certificates and, upon notice of such intent from DTC, the participants holding beneficial interests in those certificates agree to initiate the termination; or

     o   after the occurrence of an Event of Default under the pooling and servicing agreement, certificateholders representing a majority in principal amount of the offered certificates of any class then outstanding advise DTC through Participants in writing that the continuation of book-entry system through DTC (or a successor thereto)
         is no longer in the best interest of such certificateholders.

     Upon the occurrence of any of these events described in the prior paragraph, the trustee or other designated party will be required to notify all
DTC participants, through DTC, of the availability of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated

                                       93

party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates. The related prospectus supplement may specify other events upon which definitive certificates may be issued.

                     DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

     The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing
Document for a series of offered certificates will include us, a trustee, a master servicer and a special servicer. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for a series of offered certificates.

     If we so specify in the related prospectus supplement, a party from whom we acquire mortgage assets or one of its affiliates may perform the functions of master servicer, primary servicer, sub-servicer, special servicer or manager for the trust to which we transfer those assets. If we so specify in the related prospectus supplement, the same person or entity may act as both master servicer and special servicer for one of our trusts.

     Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the
Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing
Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the
Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "Greenwich Capital Commercial Funding Corp."

ASSIGNMENT OF MORTGAGE ASSETS

     At the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets and any other assets to be included in the related trust. We will specify in the related prospectus supplement all material documents to

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be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

         Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

     o   in the case of a mortgage loan--

         1.  the address of the related real property,

         2.  the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information,

         3.  the remaining term to maturity,

         4.  if the mortgage loan is a balloon loan, the remaining amortization term, and 5. the outstanding principal balance; and

     o   in the case of a mortgage-backed security--

         1.  the outstanding principal balance, and

         2.  the pass-through rate or coupon rate.

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

         We will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, a limited set of representations and warranties covering, by way of example:

     o   the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the
         Governing Document for that series;

     o   the warranting party's title to each mortgage asset and the authority of the warranting party to sell that mortgage asset; and

     o   in the case of a mortgage loan--

         1.  the enforceability of the related mortgage note and mortgage,

         2.  the existence of title insurance insuring the lien priority of the related mortgage, and

         3.  the payment status of the mortgage loan.

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     We will identify the warranting party, and give a more complete sampling of the representations and warranties made thereby, in the related prospectus supplement. We will also specify in the related prospectus supplement any remedies against the warranting party available to the related certificateholders, or the related trustee on their behalf, in the event of a breach of any of those representations and warranties. In most cases, the warranting party will be a prior holder of the particular mortgage assets.

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

     The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

     In general, the related master servicer and special servicer, directly or through primary servicers or sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related
Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow those collection procedures as are consistent with the servicing standard set forth in the related Governing Document.

     Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan that it is responsible for servicing.

     The master servicer and/or the special servicer for one or our trusts, directly or through primary servicers or sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:

     o   maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     o   ensuring that the related real properties are properly insured;

     o   attempting to collect delinquent payments;

     o   supervising foreclosures;

     o   negotiating modifications;

     o   responding to borrower requests for partial releases of the encumbered real property, easements, consents to alteration or demolition and similar matters;

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     o   protecting the interests of certificateholders with respect to senior lienholders;

     o   conducting inspections of the related real properties on a periodic or other basis;

     o   collecting and evaluating financial statements for the related real properties;

     o   managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

     o   maintaining servicing records relating to mortgage loans in the trust.

         We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of:

     o   mortgage loans that are delinquent with respect to a specified number of scheduled payments;

     o   mortgage loans as to which there is a material non-monetary default;

     o   mortgage loans as to which the related borrower has--

         1.  entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

         2.  become the subject of a decree or order for such a proceeding which has remained in force undischarged or unstayed for a specified number of days; and

     o   real properties acquired as part of the trust with respect to defaulted mortgage loans.

     The related Governing Document may also may provide that if a default on a mortgage loan in the related trust has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

     A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any

                                       97

corrective action or the need for additional initiatives. The time within which a special servicer can--

     o   make the initial determination of appropriate action,

     o   evaluate the success of corrective action,

     o   develop additional initiatives,

     o   institute foreclosure proceedings and actually foreclose, or

     o   accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time.
See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

     o   performing property inspections and collecting, and

     o   evaluating financial statements.

     A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

     o   continuing to receive payments on the mortgage loan,

     o   making calculations with respect to the mortgage loan, and

     o   making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

     The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

     The master servicer for your series, or another party specified in the prospectus supplement, will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SERVICING MORTGAGE LOANS THAT ARE PART OF A LOAN GROUP

     Certain of the mortgage loans that are included in one of our trusts will be part of a loan group as described under "Description of the Trust
Assets--Mortgage Loans--Loan Groups." With respect to certain of those mortgage loans, the entire loan group may be serviced under the

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Governing Document for our trust and, in that event (a) the servicers under the
Governing Document will have to service the loan group with regard to and considering the interests of the holders of the non-trust mortgage loans included in the related loan group and (b) the related non-trust mortgage loan noteholders may be permitted to exercise certain rights and direct certain servicing actions with respect to the entire loan group, including the mortgage loan in our trust. With respect to other mortgage loans in one of our trusts that are part of a loan group, the entire loan group may be serviced under a servicing agreement for the securitization of a related non-trust loan in that loan group and, in that event (a) our servicer and the certificateholders of the related series of certificates will have limited ability to control the servicing of those mortgage loans and (b) the related non-trust mortgage loan noteholders may be permitted to exercise certain rights and direct certain servicing actions with respect to the entire loan group, including the mortgage loan in our trust. See "RISK FACTORS--With Respect to Certain Mortgage Loans
Included in Our Trusts, the Mortgaged Property or Properties that Secure the
Subject Mortgage Loan in the Trust Also Secure One (1) or More Related Mortgage
Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust
Mortgage Loans May Conflict with Your Interests."

SUB-SERVICERS

     A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers or sub-servicers. However, the master servicer or special servicer will generally remain obligated under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing
Document. Any master servicer and special servicer for one of our trusts will each be required to monitor the performance of sub-servicers retained by it.

     Generally, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the master servicer or special servicer, as the case may be, that retained it, for expenditures which it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related Governing Document.

COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

     If a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--

     o   that mortgage-backed security will be registered in the name of the related trustee or its designee;

     o   the related trustee will receive payments on that mortgage-backed security; and

     o   subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

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MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

     No master servicer, special servicer or manager for any of our trusts may resign from its obligations in that capacity, except upon--

     o   the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal, qualification or downgrade of any rating assigned by that rating agency to any class of certificates of the related series, or

     o   a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

     In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.

     With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related
Governing Document.

     In no event will we, any master servicer, special servicer or manager for one of our trusts, or any of our or their respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other persons or entities will be protected, however, against any liability that would otherwise be imposed by reason of--

     o   willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Governing Document for any series of offered certificates, or

     o   reckless disregard of those obligations and duties.

     Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any legal action or claim that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any loss, liability or expense:

     o   specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

     o   incurred in connection with any legal action or claim against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

     o   incurred in connection with any legal action or claim against the relevant party resulting from any willful misfeasance, bad faith or gross negligence in the performance of

                                      100

         obligations or duties under that Governing Document or reckless disregard of those obligations and duties.

     Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless:

     o   the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

     o   either--

         1.  that party is specifically required to bear the expense of the action, or

         2.  the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected series of offered certificates.

     However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Governing Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

     With limited exception, any person or entity--

     o   into which we or any related master servicer, special servicer or manager may be merged or consolidated, or

     o   resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party, or

     o   succeeding to our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

     The compensation arrangements with respect to any master servicer, special servicer and/or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

EVENTS OF DEFAULT

     We will identify in related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity.

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AMENDMENT

         The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons:

         1.  to cure any ambiguity;

         2.  to correct, modify or supplement any provision in the Governing
             Document which may be inconsistent with any other provision in that document or with the description of that document set forth in this prospectus or the related prospectus supplement;

         3.  to add any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

         4.  to the extent applicable, to relax or eliminate any requirement under the Governing Document imposed by the provisions of the
             Internal Revenue Code relating to REMICs or grantor trusts if the provisions of the Internal Revenue Code are amended or clarified so as to allow for the relaxation or elimination of that requirement;

         5.  to relax or eliminate any requirement under the Governing Document imposed by the Securities Act of 1933, as amended, or the rules under that Act if that Act or those rules are amended or clarified so as to allow for the relaxation or elimination of that
             requirement;

         6.  to comply with any requirements imposed by the Internal Revenue
             Code or any final, temporary or, in some cases, proposed
             regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws, or to avoid a prohibited transaction or reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC or grantor trust created under the Governing Document;

         7.  to the extent applicable, to modify, add to or eliminate the transfer restrictions relating to the certificates which are residual interests in a REMIC; or

         8.  to otherwise modify or delete existing provisions of the Governing
             Document.

     However, no such amendment of the Governing Document for any series of offered certificates, that is covered solely by clauses 3. or 8. above, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series. In addition, no such amendment may significantly change the activities of the related trust.

     In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 66
2/3%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to--

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     o   reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets which are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate; or

     o   adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class; or

     o   significantly change the activities of the trust without the consent of the holders of offered and/or non-offered certificates representing, in total, not less than 51% of the voting rights for that series, not taking into account certificates of that series held by us or any of our affiliates or agents; or

     o   modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

     o   modify the specified percentage of voting rights which is required to be held by certificateholders to consent, approve or object to any particular action under the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding.

LIST OF CERTIFICATEHOLDERS

     Upon written request of three or more certificateholders of record of any series made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Governing
Document, the related trustee or other certificate registrar of that series will afford the requesting certificateholders access during normal business hours to the most recent list of certificateholders of that series. However, the trustee may first require a copy of the communication that the requesting certificateholders proposed to send.

THE TRUSTEE

     The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with the us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee for each series of offered certificates will not--

     o   make any representation as to the validity or sufficiency of those certificates, the related Governing Document (other than as to its being a valid obligation of such trustee) or any underlying mortgage asset or related document, or

     o   be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

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     If no event of default has occurred and is continuing under the related
Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related
Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related
Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

     The trustee for each series of offered certificates and each of its directors, officers, employees and agents will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee or any of those other persons in connection with that trustee's acceptance or administration of its trusts under the related Governing Document.
However, the indemnification of a trustee or any of its directors, officers, employees and agents will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the related
Governing Document.

     No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the related Governing Document.

     No trustee for any series of offered certificates will be under any obligation to exercise any of the trusts or powers vested in it by the related
Governing Document or to institute, conduct or defend any litigation under or in relation to that Governing Document at the request, order or direction of any of the certificateholders of that series, unless those certificateholders have offered the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

     No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

     The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee for any series of offered certificates may resign at any time.
We will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of

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offered certificates if that trustee ceases to be eligible to continue as such under the related Governing Document or if that trustee becomes insolvent. The trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or any other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated trustee in connection with its removal. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following:

     o   the subordination of one or more other classes of certificates of the same series;

     o   the use of letters of credit, surety bonds, insurance policies, guarantees or guaranteed investment contracts;

     o   the establishment of one or more reserve funds; or

     o   any combination of the foregoing.

     If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

     If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

     If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

     o   the nature and amount of coverage under that credit support;

     o   any conditions to payment not otherwise described in this prospectus;

     o   any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

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     o   the material provisions relating to that credit support.

     Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

     If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates.
If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

     If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

LETTERS OF CREDIT

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

CERTIFICATE INSURANCE AND SURETY BONDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or

                                      106

sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     The mortgage loans included in any trust established by us may be covered for some default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default risks and the extent of that coverage.

RESERVE FUNDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

     Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

     If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

CASH FLOW AND DERIVATIVES AGREEMENTS

     If so specified in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate. If so specified in the prospectus supplement for a series of certificates, the related trust fund may include interest rate exchange agreements or interest rate cap, collar or floor agreements. These types of agreements may be used to limit the exposure of the trust fund or investors in the certificates to fluctuations

                                      107

in interest rates and to situations where interest rates become higher or lower than specified thresholds, and may also be used to permit issuance of fixed or floating rate classes of certificates. Generally, an interest rate exchange agreement is a contract between two parties to pay and receive, with a set frequency, interest payments determined by applying the differential between two interest rates to an agreed-upon notional principal. Generally, an interest rate cap agreement is a contract pursuant to which one party agrees to reimburse another party for a floating rate interest payment obligation, to the extent that the rate payable at any time exceeds a specified cap. Generally, an interest rate floor agreement is a contract pursuant to which one party agrees to reimburse another party in the event that amounts owing to the latter party under a floating rate interest payment obligation are payable at a rate which is less than a specified floor. Generally an interest rate collar agreement is a combination of an interest rate cap and interest rate floor agreement. The trust fund may also include currency exchange agreements, which limit the exposure of the trust fund to changes in currency exchange rates. Generally, a currency exchange agreement is a contract between two parties to exchange future payments in one currency for future payments in another currency. The specific provisions of these types of agreements will be described in the related prospectus supplement. The Depositor will not include in any trust fund any cash flow or derivative agreement that could be used to create a security whose payment is not based primarily by reference to the performance of the mortgage assets in the trust fund.

                         LEGAL ASPECTS OF MORTGAGE LOANS

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the
United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United
States, its territories and possessions.

     The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United
States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Assets--Mortgage Loans."

     If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

     Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in

                                      108

this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

     o   the terms of the mortgage,

     o   the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

     o   the knowledge of the parties to the mortgage, and

     o   in general, the order of recordation of the mortgage in the appropriate public recording office.

     However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage--

     o   a mortgagor, who is the owner of the encumbered interest in the real property, and

     o   a mortgagee, who is the lender.

     In general, the mortgagor is also the borrower.

     In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

     o   the trustor, who is the equivalent of a mortgagor,

     o   the trustee to whom the real property is conveyed, and

     o   the beneficiary for whose benefit the conveyance is made, who is the lender.

     Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

     A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

     Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

     The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by:

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     o   the express provisions of the related instrument,

     o   the law of the state in which the real property is located,

     o   various federal laws, and

     o   in some deed of trust transactions, the directions of the beneficiary.

INSTALLMENT CONTRACTS

     The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

     However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

LEASES AND RENTS

     A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents

                                      110

are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-
appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

     In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

     o   without a hearing or the lender's consent, or

     o   unless the lender's interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

PERSONALITY

     Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

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     Foreclosure Procedures Vary From State to State. The two primary methods of foreclosing a mortgage are--

     o   judicial foreclosure, involving court proceedings, and

     o   nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

     Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

     o   all parties having a subordinate interest of record in the real property, and

     o   all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

     Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

         Equitable and Other Limitations on Enforceability of Particular
Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions.
These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

     o   alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

     o   require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

     o   require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

     o   limit the right of the lender to foreclose in the case of a nonmonetary default, such as--

         1.  a failure to adequately maintain the mortgaged property, or

         2.  an impermissible further encumbrance of the mortgaged property.

                                      112

     Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

     o   upheld the reasonableness of the notice provisions, or

     o   found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

     Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

     o   a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

     o   notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

         In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

     o   record a notice of default and notice of sale, and

     o   send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders.
A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale.  A third party may be unwilling to purchase a mortgaged property at a public sale because of--

     o   the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist, and

     o   the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

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     As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption.  The purposes of a foreclosure action are--

     o   to enable the lender to realize upon its security, and

     o   to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

     The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

                                      114

     One Action Rule. Several states (including California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, in the case of a multi-property mortgage loan that is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where "one action" rules apply
(and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

     Anti-Deficiency Legislation. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan.
However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Finally, other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale.

     Leasehold Considerations. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

     o   requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

     o   permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and

     o   contains other protective provisions typically required by prudent lenders to be included in a ground lease.

     Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

     In a recent decision by the United States Court of Appeals for the Seventh
Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir.
2003)) the court ruled with respect

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to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code
(11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates.
Pursuant to Section 363(e) of the Bankruptcy Code (11 U.S.C. Section 363(a)), a
lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interests; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a "free and clear"
sale under Section 363(f) of the Bankruptcy Code would not be authorized
(including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1)-(4) of the Bankruptcy
Code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Doe, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot provide assurances that the lessee and/or the lender will be able to recuperate the full value of the leasehold interest in bankruptcy court.

     Cooperative Shares. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the Governing Documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the
UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.

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BANKRUPTCY LAWS

     Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

     o   reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

     o   reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

     o   extend or shorten the term to maturity of the loan;

     o   permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

     o   permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

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     o   past due rent,

     o   accelerated rent,

     o   damages, or

     o   a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

     In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

     o   assume the lease and either retain it or assign it to a third party, or

     o   reject the lease.

     If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance.
These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S.
Bankruptcy Code also limits a lessor's damages for lease rejection to:

     o   the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease, plus

     o   unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

     CERCLA. The federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, imposes strict liability on present and past
"owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination

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and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.
Excluded from CERCLA's definition of "owner" or "operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called
"secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996
amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that
"merely having the capacity to influence, or unexercised right to control"
operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

     o   it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices, or

     o   assumes day-to-day management of operational functions of a mortgaged property.

     The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and
Recovery Act.

     Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

     o   impose liability for releases of or exposure to asbestos-containing materials, and

     o   provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

     Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

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     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

     If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the a mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain
Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust.
The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

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     In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

     o   first, to the payment of court costs and fees in connection with the foreclosure;

     o   second, to real estate taxes;

     o   third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

     o   last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.

SUBORDINATE FINANCING

     Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable.
Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

     o   the borrower may have difficulty servicing and repaying multiple loans;

     o   if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

     o   acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

     o   if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

     o   the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments.
Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

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APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.
In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals.
The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status. In addition to adjusting the interest, the lender must forgive any interest above an annual rate of 6%, unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast
Guard and officers of the U.S. Public Health Service or the National Oceanic and
Atmospheric Administration assigned to duty with the military. Because the
Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected

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mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations
Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United
States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, was reasonably without cause to believe that the property was subject to forfeiture. However, there is no assurance that such a defense will be successful.

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     This is a general discussion of the material federal income tax consequences of owning the offered certificates. This discussion is directed to certificateholders that hold the offered certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code. It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Internal Revenue Code, including:

     o   banks,

     o   insurance companies, and

     o   foreign investors.

     Further, this discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

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     Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

     o   given with respect to events that have occurred at the time the advice is rendered, and

     o   is directly relevant to the determination of an entry on a tax return.

     Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also as to state and local taxes. See "State and Other Tax
Consequences."

     The following discussion addresses securities of two general types:

     o   REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or REMIC, election under Sections 860A through 860G of the Internal Revenue Code; and

     o   grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC election will be made.

     We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related Governing
Document or an agent appointed by that trustee or other party will act as tax administrator for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests, residual interests and/or ownership interests, as applicable, in the resulting REMIC.

     The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "Description of the Trust Assets--Arrangements
Providing Reinvestment, Interest Rate and Currency Related Protection."

     The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Internal Revenue Code and
in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the Internal Revenue
Code and in the Treasury regulations issued or proposed under those sections.
The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

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REMICS

     General. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to any other assumptions set forth in the opinion:

     o    the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

     o    those offered certificates will represent--

          1.   regular interests in the REMIC, or

          2.   residual interests in the REMIC.

     Any and all offered certificates representing interests in a REMIC will be either--

     o    REMIC regular certificates, representing regular interests in the
          REMIC, or

     o    REMIC residual certificates, representing residual interests in the
          REMIC.

     If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Internal Revenue Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation.
Therefore, the related certificates may not be given the tax treatment summarized below. Although the Internal Revenue Code authorizes the Treasury
Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Internal Revenue
Code.

     Characterization of Investments in REMIC Certificates. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

     o    "real estate assets" within the meaning of Section 856(c)(5)(B) of the
          Internal Revenue Code in the hands of a real estate investment trust,
          and

     o    "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in
          the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

     However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or other prescribed purposes, the related offered certificates will not be treated as assets qualifying under Section
7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

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     In addition, unless otherwise provided in the related prospectus supplement, offered certificates that are REMIC regular certificates will be
"qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal
Revenue Code in the hands of another REMIC.

     Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the
Internal Revenue Code.

     The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the
Internal Revenue Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable
Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans--

     o    collections on mortgage loans held pending payment on the related offered certificates, and

     o    any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

     It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Internal
Revenue Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Internal Revenue
Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans within the meaning of
Section 856(c)(5)(B) of the Internal Revenue Code, relating to real estate investment trusts.

     To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Accordingly:

     o    a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
          Section 7701(a)(19)(C) of the Internal Revenue Code;

     o    a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue
          Code; and

     o    the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

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     Tiered REMIC Structures. For some series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as one REMIC solely for purposes of determining:

     o    whether the related REMIC certificates will be "real estate assets"
          within the meaning of Section 856(c)(5)(B) of the Internal Revenue
          Code,

     o    whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the
          Internal Revenue Code, and

     o    whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue
          Code.

         Taxation of Owners of REMIC Regular Certificates.

     General. Except as otherwise stated in this discussion, the Internal
Revenue Code treats REMIC regular certificates as debt instruments issued by the
REMIC and not as ownership interests in the REMIC or its assets. Holders of
REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

     Original Issue Discount. Some REMIC regular certificates may be issued with original issue discount within the meaning of Section 1273(a) of the Internal
Revenue Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method, prior to the receipt of the cash attributable to that income. The IRS has issued regulations under
Section 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section
1272(a)(6) of the Internal Revenue Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that Section 1272(a)(6) and the regulations under Sections 1271 to 1275 of the Internal Revenue Code do not
adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

     The Internal Revenue Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the
Treasury Department has not yet issued. The Committee Report indicates that the regulations should provide that the prepayment assumption used with respect to a
REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related

                                      127

prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

     The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

     The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

     Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at:

     o    a single fixed rate,

     o    a "qualified floating rate,"

     o    an "objective rate,"

     o    a combination of a single fixed rate and one or more "qualified floating rates,"

     o    a combination of a single fixed rate and one "qualified inverse floating rate," or

     o    a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

     In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the
IRS.

     Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each payment date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the
REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

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     In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance to the first payment date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying:

     o    the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

     o    a fraction--

          1.   the numerator of which is the amount of the payment, and

          2.   the denominator of which is the stated redemption price at maturity of the certificate.

     Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

     o    the total amount of the de minimis original issue discount, and

     o    a fraction--

          1.   the numerator of which is the amount of the principal payment,
               and

          2.   the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

     The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Market Discount" below for a description of that election under the applicable Treasury regulations.

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     If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a
REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this "--Original Issue Discount" subsection.

     As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the immediately following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

     o    the sum of:

          1.   the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

          2.   the payments made on that certificate during the accrual period of amounts included in the stated redemption price, over

     o    the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

     The adjusted issue price of a REMIC regular certificate is:

     o    the issue price of the certificate, increased by

     o    the total amount of original issue discount previously accrued on the certificate, reduced by

     o    the amount of all prior payments of amounts included in its stated
          redemption price.

The present value of the remaining payments referred to in item 1. of the second preceding sentence will be calculated:

     o    assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

     o    using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

     o    taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

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     The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated
redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate.
However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the total original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

     o    the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

     o    the daily portions of original issue discount for all days during that accrual period prior to that date of determination.

     If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset it against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related
REMIC prepay more quickly than anticipated. See "Risk Factors--The Investment
Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and
Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses
May Be Highly Unpredictable."

     The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates should consult their tax advisors concerning the tax treatment of these certificates in this regard.

     The IRS proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on REMIC regular certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the right of holders of REMIC regular certificates to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue

                                      131

interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the Federal Register.

     Market Discount. You will be considered to have purchased a REMIC regular certificate at a market discount if--

     o    in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

     o    in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

     If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Internal Revenue
Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

     The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--Premium" below.

     Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

     However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Internal
Revenue Code if the market discount is less than 0.25% of the remaining stated
redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Original Issue Discount" above. This treatment would result in

                                      132

discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the
Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the relevant rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option:

     o    on the basis of a constant yield method,

     o    in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

     o    in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

     The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

     To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, Section 1277 of the Internal Revenue Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

     Premium. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Internal Revenue
Code to amortize the premium under the constant yield method over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated

                                      133

interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

     The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See
"--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the
Internal Revenue Code.

     Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

     o    the purchase price paid for your offered certificate, and

     o    the payments remaining to be made on your offered certificate at the time of its acquisition by you.

     If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

     Realized Losses. Under Section 166 of the Internal Revenue Code, if you are
either a corporate holder of a REMIC regular certificate and or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

     o    you will not be entitled to deduct a loss under Section 166 of the
          Internal Revenue Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

     o    the loss will be characterized as a short-term capital loss.

     You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

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     Taxation of Owners of REMIC Residual Certificates.

     General. Although a REMIC is a separate entity for federal income tax purposes, the Internal Revenue Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under "--Prohibited Transactions Tax and Other Taxes"
below. Rather, a holder of REMIC residual certificates must generally take in income the taxable income or net loss of the related REMIC. Accordingly, the
Internal Revenue Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or as debt instruments issued by the related REMIC.

     Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted
in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the
REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the certificateholders' gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC." Holders of
REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the
REMIC's termination. Income derived from the REMIC residual certificates will be
"portfolio income" for the purposes of the limitations under Section 469 of the
Internal Revenue Code on the deductibility of "passive losses."

     A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate.
These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

     Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period.
Consequently, you should have--

     o    other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

     o    unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

                                      135

     o    excess inclusions,

     o    residual interests without significant value, and

     o    noneconomic residual interests.

The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss. Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "Risk Factors--Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences."

     Taxable Income of the REMIC. The taxable income of a REMIC will equal:

     o    the income from the mortgage loans and other assets of the REMIC; plus

     o    any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items--

          1.   the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting regular interests in the REMIC, whether offered or not,

          2.   amortization of any premium on the mortgage loans held by the
               REMIC,

          3.   bad debt losses with respect to the mortgage loans held by the
               REMIC, and

          4.   except as described below in this "--Taxable Income of the REMIC"
               subsection, servicing, administrative and other expenses.

     For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under "--Taxation of
Owners of REMIC Regular Certificates--Original Issue Discount." The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it

                                      136

holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See
"--REMICs--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Internal
Revenue Code to amortize any premium on the mortgage loans that it holds.
Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

     A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the
REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount." However, the de minimis rule described in that section will not apply in determining deductions.

     If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of
Owners of REMIC Regular Certificates--Original Issue Discount."

     As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account.
See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Internal Revenue Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related
REMIC certificates, subject to the limitation of Section 67 of the Internal
Revenue Code. See "--Pass-Through of Miscellaneous Itemized Deductions" below.
If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to:

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     o    the amount paid for that REMIC residual certificate,

     o    increased by, amounts included in the income of the holder of that
          REMIC residual certificate, and

     o    decreased, but not below zero, by payments made, and by net losses allocated, to the holder of that REMIC residual certificate.

     A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

     Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

     A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a
REMIC residual certificate is less than the distributions to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

     The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

     o    through distributions,

     o    through the deduction of any net losses of the REMIC, or

     o    upon the sale of its REMIC residual certificate. See "--REMICs--Sales of REMIC Certificates" below.

     For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see "--General" above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

     Regulations have been issued addressing the federal income tax treatment of
"inducement fees" received by transferees of noneconomic REMIC residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in

                                      138

income (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income, or (b) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee generally is required to be taken into account at the time of the sale or disposition. Prospective purchasers of the REMIC residual certificates should consult with their tax advisors regarding the effect of these regulations.

     Excess Inclusions. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

     o    the daily portions of REMIC taxable income allocable to that certificate, over

     o    the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

     The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

     o    the issue price of the certificate, increased by

     o    the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

     o    any payments made with respect to the certificate before the beginning of that quarter.

     The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term
Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the
IRS.

     Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

     For holders of REMIC residual certificates, excess inclusions:

     o    will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

     o    will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

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     o    will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors. See, however,
          "--REMICs--Foreign Investors in REMIC Certificates" below.

     Furthermore, for purposes of the alternative minimum tax:

     o    excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

     o    alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

     This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the total excess inclusions with respect to these
REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a
REMIC residual certificate as if held directly by the shareholder. The total excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2)
of the Internal Revenue Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to:

     o    regulated investment companies,

     o    common trusts, and

     o    some cooperatives.

     The Treasury regulations, however, currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the Treasury regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related
Governing Document:

     o    the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

     o    the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

                                      140

The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the
REMIC residual certificate. This rate is computed and published monthly by the
IRS.

     Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit:

     o    from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

     o    from the prospective transferee, providing representations as to its financial condition including an understanding that it may incur tax liabilities in excess of any cash flows generated by the REMIC residual certificate and that it intends to pay its debts as they come due in the future, and

     o    from the prospective transferee, stating that it will not cause income from the REMIC residual certificates to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or of any other U.S.
          Person, and

     o    from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

     The Treasury has issued final regulations that, in addition to the affidavits above, require, in order to receive safe harbor protection against possible disregard of a transfer, that either:

     (1)  the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of:

          o    the present value of any consideration given to the transferee to acquire the interest,

          o    the present value of the expected future distributions on the interest, and

          o    the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

For purposes of the computations under this alternative, the transferee is presumed to pay tax at the highest corporate rate, currently 35%, or, in certain circumstances, the alternative minimum tax rate. Further, present values are computed using a discount rate equal to the short-term Federal rate set forth in
Section 1274(d) of the Internal Revenue Code, for the month of such transfer and the compounding period used by the transferee; or

     (2)  o    the transferee is a domestic C corporation (other than a
               corporation exempt from taxation or a regulated investment company or real estate investment trust) that

                                      141

               meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years),

          o    the transferee agrees in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for this safe harbor transfer, and

          o    the facts and circumstances known to the transferor on or before the date of the transfer do not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

     Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor with respect to that purported transfer.

     Regulations have been issued addressing the federal income tax treatment of
"inducement fees" received by transferees of non-economic residual interests.
These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the
REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the applicable prepayment assumption. If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition. Prospective purchasers of the REMIC residual certificates should consult with their tax advisors regarding the effect of these regulations.

     We will disclose in the related prospectus supplement whether the offered
REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations. However, we will base any disclosure that a
REMIC residual certificate will not be considered noneconomic upon various assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

     See "--REMICs--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

     Mark-to-Market Rules. Regulations under Section 475 of the Internal Revenue
Code provide a REMIC residual certificate is not treated as a security for purposes of Section 475 of the Internal Revenue Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules.

     Transfers of REMIC Residual Certificates to Investors That are Foreign
Persons. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to

                                      142

investors that are foreign persons under the Internal Revenue Code and to United
States partnerships that have any non-United States persons as partners will be prohibited under the related Governing Documents.

     If transfers of REMIC residual certificates to investors that are foreign persons are permitted under the related Governing Documents, and such a transfer takes place, then it is possible that the transfer will be disregarded for all federal tax purposes. The applicable Treasury regulations provide that a transfer of a REMIC residual certificate that has "tax avoidance potential" to a
non-U.S. Person will be disregarded for all federal tax purposes, unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A REMIC residual certificate is deemed to have tax avoidance potential unless, at the time of the transfer--

     o    the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and

     o    the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.

     If the non-U.S. Person transfers the REMIC residual certificate back to a
U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a
REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

     If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

     o    an individual,

     o    an estate or trust, or

     o    a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

     then--

     o    an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder, and

     o    the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of

                                      143

          the Internal Revenue Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer's adjusted gross income.

     In addition, Section 68 of the Internal Revenue Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of--

     o    3% of the excess, if any, of adjusted gross income over a statutory inflation-adjusted amount, or;

     o    80% of the amount of itemized deductions otherwise allowable for such year.

     Such limitations will be phased out beginning in 2006 and eliminated in
2010.

     Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

     o    an individual,

     o    an estate or trust, or

     o    a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

     The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or Section
68 of the Internal Revenue Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

     Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for:

     o    an individual,

     o    an estate or trust, or

     o    a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts.

     We recommend that those prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

     Sales of REMIC Certificates. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate.
The adjusted basis of a REMIC regular certificate generally will equal:

     o    the cost of the certificate to that certificateholder, increased by

     o    income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

                                      144

     o    payments on the certificate received by that certificateholder and by amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

     The adjusted basis of a REMIC residual certificate will be determined as described above under "--Taxation of Owners of REMIC Residual
Certificates--Basis Rules, Net Losses and Distributions." Except as described below in this "--Sales of REMIC Certificates" subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of Section 1221 of the Internal Revenue Code, which is generally property held for investment.

     In addition to the recognition of gain or loss on actual sales, the
Internal Revenue Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o    entitle the holder to a specified principal amount,

     o    pay interest at a fixed or variable rate, and

     o    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most
REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

     Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:

     o    the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable
          Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

                                      145

     o    the amount of ordinary income actually includible in the seller's income prior to that sale.

     In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under
"--Taxation of Owners of REMIC Regular Certificates--Market Discount" and
"--Premium."

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Internal Revenue Code applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the
"wash sale" rules of Section 1091 of the Internal Revenue Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate:

     o    reacquires that same REMIC residual certificate,

     o    acquires any other residual interest in a REMIC, or

     o    acquires any similar interest in a taxable mortgage pool, as defined in Section 7701(i) of the Internal Revenue Code.

In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Internal Revenue Code
imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions, a prohibited transaction includes:

     o    the disposition of a non-defaulted mortgage loan,

     o    the receipt of income from a source other than a mortgage loan or other permitted investments,

                                      146

     o    the receipt of compensation for services, or

     o    the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the
          REMIC certificates.

     It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

     In addition, some contributions to a REMIC made after the day on which the
REMIC issues all of its interests could result in the imposition of a tax on the
REMIC equal to 100% of the value of the contributed property. The related
Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

     REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs. Net income from foreclosure property generally means income from foreclosure property other than qualifying rents and other qualifying income for a REIT. The related Governing Documents may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance may the special servicer allow the acquired mortgaged property to cease to be a
"permitted investment" under Section 860G(a)(5) of the Internal Revenue Code.

     Unless we otherwise disclose in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

     o    the person has sufficient assets to do so, and

     o    the tax arises out of a breach of that person's obligations under the related Governing Document.

     Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to
Particular Organizations. If a REMIC residual certificate is transferred to a
Disqualified Organization, a tax will be imposed in an amount equal to the product of:

     o    the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

     o    the highest marginal federal income tax rate applicable to corporations.

                                      147

     The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the
REMIC residual certificate.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

     o    events that have occurred up to the time of the transfer,

     o    the prepayment assumption, and

     o    any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

     The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

     o    the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

     o    as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

     In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

     o    the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified
          Organization, and

     o    the highest marginal federal income tax rate imposed on corporations.

     A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

     o    the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder,
          or

     o    a statement under penalties of perjury that the record holder is not a
          Disqualified Organization.

     If an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on Electing Large Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

     In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a
Pass-Through Entity.

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     Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

     o    the residual interests in the entity are not held by Disqualified
          Organizations, and

     o    the information necessary for the application of the tax described in this prospectus will be made available.

     We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

     Termination. A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects. The related tax administrator may hold at least a nominal amount of REMIC residual certificates.

     As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

     o    income,

     o    deductions,

     o    gains,

     o    losses, and

     o    classification as a REMIC.

     Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make

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corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

     Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

     o    corporations,

     o    trusts,

     o    securities dealers, and

     o    various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of:

     o    30 days after the end of the quarter for which the information was requested, or

     o    two weeks after the receipt of the request.

     Reporting with respect to REMIC residual certificates, including--

     o    income,

     o    excess inclusions,

     o    investment expenses, and

     o    relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Market Discount."

     Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the

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backup withholding tax under Section 3406 of the Internal Revenue Code at a rate of 28%, which rate will be increased to 31% after 2010 unless the recipient of these payments:

     o    is a United States person and provides IRS Form W-9 with the correct taxpayer identification number;

     o    is a foreign person and provides IRS Form W-8BEN identifying the foreign person and stating that the beneficial owner is not a United
          States person; or

     o    can be treated as an exempt recipient within the meaning of Treasury
          Regulations Section 1.6049-4(c)(1)(ii).

     Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Information reporting requirements may also apply regardless of whether withholding is required. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates. Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is--

     o    a foreign person, and

     o    not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax in respect of a payment on an offered certificate. To avoid withholding tax, that holder must provide certain documentation. The appropriate documentation includes Form W-8BEN, if the foreign person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the foreign person is eligible for an exemption on the basis of its income from the REMIC certificate being effectively connected to a United States trade or business; Form W-8BEN or Form
W-8IMY if the foreign person is a trust, depending on whether such trust is classified as the beneficial owner of the REMIC certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the foreign person is a partnership. An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A
"qualified intermediary" must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section
1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders' status without including each beneficial owner's certification. A non-"qualified intermediary" must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term "intermediary" means a person acting as a custodian, a broker, and nominee or otherwise as an agent for the beneficial owner of a REMIC Certificate. A
"qualified intermediary" is generally a foreign financial institution or clearing organization or a non-United States branch or office of a United States

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financial institution or clearing organization that is a party to a withholding agreement with the IRS.

     For these purposes, a foreign person is anyone other than a U.S. Person.

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related
REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     It is possible, under regulations promulgated under Section 881 of the
Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

     o    owns 10% or more of one or more underlying mortgagors, or

     o    if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

     Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to
United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

     Unless we otherwise state in the related prospectus supplement, the related
Governing Document will prohibit transfers of REMIC residual certificates to investors that are:

     o    foreign persons, or

     o    U.S. Persons, if classified as a partnership under the Internal
          Revenue Code, unless all of their beneficial owners are U.S. Persons.

GRANTOR TRUSTS

     Classification of Grantor Trusts. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue
Code and not as a partnership or an association taxable as a corporation.

     A grantor trust certificate may be classified as either of the following types of certificate:

     o    a grantor trust fractional interest certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest on those loans at a pass-through rate; or

     o    a grantor trust strip certificate representing ownership of all or a portion of the difference between--

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          1.   interest paid on the mortgage loans constituting the related grantor trust, minus

          2.   the sum of:

     o    normal administration fees, and

     o    interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust

     A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

     Characterization of Investments in Grantor Trust Certificates.

     Grantor Trust Fractional Interest Certificates. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

     o    "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code, but
          only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

     o    "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)
          of the Internal Revenue Code; and

     o    "real estate assets" within the meaning of Section 856(c)(5)(B) of the
          Internal Revenue Code.

     In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered
"interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Internal
Revenue Code.

     Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust--

     o    consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section
          7701(a)(19)(C)(v) of the Internal Revenue Code,

     o    consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code, and

     o    the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(A) of the
          Internal Revenue Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

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     The grantor trust strip certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are]
principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Internal Revenue Code.

     Taxation of Owners of Grantor Trust Fractional Interest Certificates

     General. Holders of a particular series of grantor trust fractional interest certificates generally:

     o    will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

     o    will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

     Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

     Section 67 of the Internal Revenue Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the total of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

     o    Section 68 of the Internal Revenue Code reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount.

     The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Internal Revenue Code may be substantial.
Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Internal Revenue Code. Grantor trust fractional interest certificates may be subject to those rules if:

     o    a class of grantor trust strip certificates is issued as part of the same series, or

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     o    we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

     Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

     o    a master servicer,

     o    a special servicer,

     o    any sub-servicer, or

     o    their respective affiliates.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the
Internal Revenue Code. This is subject, however, to the discussion below regarding:

     o    the treatment of some stripped bonds as market discount bonds, and

     o    de minimis market discount.

     See "--Market Discount" below.

     Under the stripped bond rules, the holder of a grantor trust fractional interest certificate, whether a cash or accrual method taxpayer, will be required to report interest income from its grantor trust fractional interest certificate for each month. The amount of reportable interest income must equal the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Internal Revenue Code relating to original issue discount.

     The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated
redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated
interest, if any, and the certificate's share of reasonable servicing fees and other expenses.

     See "--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest." In general, the amount of that income that accrues in any month would equal the product of:

     o    the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in
          "--Sales of Grantor Trust Certificates," and

     o    the yield of that grantor trust fractional interest certificate to the holder.

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     The yield would be computed as the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between payment dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses.

     With respect to some categories of debt instruments, Section 1272(a)(6) of the Internal Revenue Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

     Section 1272(a)(6) applies to any "pool of debt instruments the yield on which may be affected by reason of prepayments." The precise application of
Section 1272(a)(6) is unclear in some respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all a taxpayer's investments in pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

     We recommend that certificateholders consult their tax advisors concerning reporting original issue discount with respect to grantor trust fractional interest certificates.

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

     o    a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement, and

     o    a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o    the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

     o    the prepayment assumption will not be challenged by the IRS on audit.

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     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury Regulation Section 1.1286-1, some stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

     o    there is no original issue discount or only a de minimis amount of original issue discount, or

     o    the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

     If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

     o    0.25% of the stated redemption price, and

     o    the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--If Stripped Bond Rules Do Not
Apply" and "--Market Discount" below.

     In light of the application of Section 1286 of the Code, a beneficial owner of a stripped bond generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these stripped bonds, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a stripped bond generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that

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case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on mortgage loans will equal the difference between:

     o    the stated redemption price of the mortgage loans, and

     o    their issue price.

     For a definition of "stated redemption price," see "--REMICs--Taxation of
Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

     The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the
REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above.

     In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. Section
1272(a)(6) of the Internal Revenue Code requires that a prepayment assumption be used in computing yield with respect to any pool of debt instruments, the yield on which may be affected by prepayments. The precise application of this legislation is unclear in some respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all a taxpayer's investments in pools of debt instruments, or will be applied on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder. We recommend that certificateholders consult their own tax advisors concerning reporting original issue discount with respect to grantor trust fractional interest certificates.

     A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the total remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess

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bears to the certificate's allocable portion of the total original issue discount remaining to be accrued on those mortgage loans.

     The adjusted issue price of a mortgage loan on any given day equals the sum of:

     o    the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

     o    the daily portions of original issue discount for all days during the accrual period prior to that day.

     The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

     o    the issue price of the mortgage loan, increased by

     o    the total amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

     o    the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

     o    a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement,
          and

     o    a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o    the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Market Discount. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Internal Revenue Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

     o    in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

     o    in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

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     If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described in the next paragraph, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount"
above.

     Section 1276(b)(3) of the Internal Revenue Code authorizes the Treasury
Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until the time that regulations are issued by the Treasury
Department, the relevant rules described in the Committee Report apply. Under those rules, in each accrual period, you may accrue market discount on the underlying mortgage loans, at your option:

     o    on the basis of a constant yield method,

     o    in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or

     o    in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period.

     Section 1272(a)(6) of the Internal Revenue Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to any pool of debt instruments, the yield on which may be affected by prepayments. Because the mortgage loans will be a pool described in that section, it appears that the prepayment assumption used, or that would be used, in calculating the accrual of original issue discount, if any, is also to be used in calculating the accrual of market discount. However, the precise application of Section 1272(a)(6) is unclear in some respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate is to be determined at the time of the first sale of the grantor trust fractional interest certificate, or with respect to any holder, at the time of that holder's purchase of the grantor trust fractional interest certificate.

     We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

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     To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

     Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above.

     Further, under the rules described under "--REMICs--Taxation of Owners of
REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

     Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Internal Revenue Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

     o    be allocated among the payments of stated redemption price on the mortgage loan, and

     o    be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

     It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Internal Revenue Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates. See "--Market Discount" above.

     Taxation of Owners of Grantor Trust Strip Certificates. The stripped coupon rules of Section 1286 of the Internal Revenue Code will apply to the grantor trust strip certificates. Except as described above under "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules
Apply," no regulations or published rulings under Section 1286 of the Internal
Revenue Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates.
Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

     The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Internal Revenue Code will be applied.

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     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on:

     o    the price paid for that grantor trust strip certificate by you, and

     o    the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

     o    an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

     See "--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--If Stripped Bond Rules Apply" above.

     As noted above, Section 1272(a)(6) of the Internal Revenue Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments. The Internal
Revenue Code also requires adjustments be made in the amount and rate of accrual of that discount when prepayments do not conform to the prepayment assumption.
It appears that those provisions would apply to grantor trust strip certificates. It is uncertain whether the assumed prepayment rate would be determined based on:

     o    conditions at the time of the first sale of the grantor trust strip certificate or,

     o    with respect to any subsequent holder, at the time of purchase of the grantor trust strip certificate by that holder.

     If the method for computing original issue discount under Section
1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "Risk Factors--The
Investment Performance of Your Offered Certificates Will Depend Upon Payments,
Defaults and Losses on the Underlying Mortgage Loans; and Those Payments,
Defaults and Losses May Be Highly Unpredictable" above.

     The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the
IRS and certificateholders will be based on:

     o    the prepayment assumption we will disclose in the related prospectus supplement, and

                                      162

     o    a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o    the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Sales of Grantor Trust Certificates. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this "--Sales of Grantor Trust Certificates" subsection. The amount recognized equals the difference between:

     o    the amount realized on the sale or exchange of a grantor trust certificate, and

     o    its adjusted basis.

     The adjusted basis of a grantor trust certificate generally will equal:

     o    its cost, increased by

     o    any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

     o    any and all previously reported losses, amortized premium, and payments with respect to that grantor trust certificate.

     As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains, than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income.
Gain or loss recognized by banks and other financial institutions subject to
Section 582(c) of the Internal Revenue Code will be treated as ordinary income.

     Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion

                                      163

transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     The Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o    entitle the holder to a specified principal amount,

     o    pay interest at a fixed or variable rate, and

     o    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

     o    the amount of servicing compensation received by a master servicer or special servicer, and

     o    all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the

                                      164

information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     On June 20, 2002, the Service published proposed regulations, which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as any entity classified as a
"trust" under Treasury Regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

     o    a custodian of a person's account,

     o    a nominee, and

     o    a broker holding an interest for a customer in street name.

     These regulations were proposed to be effective beginning January 1, 2004, but such date has passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

     Backup Withholding. In general, the rules described under "--REMICs--Backup
Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

     Foreign Investors. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates" above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

     To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Internal Revenue Code from United
States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

     Any holder of a certificate that reports any item or items of income, gain, expense, or loss in respect of a certificate for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult their tax advisers concerning any possible tax return disclosure obligation with respect to the certificates.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal
Income Tax Consequences," potential investors should consider the state and local tax consequences

                                      165

concerning the offered certificates. State and local tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                          CERTAIN ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, and the
Internal Revenue Code impose various requirements on--

     o    ERISA Plans, and

     o    persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, ERISA Plans may include individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including as applicable, insurance company general accounts, in which other
ERISA Plans are invested.

     Governmental plans and, if they have not made an election under Section
410(d) of the Internal Revenue Code, church plans are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the considerations described below in this
"Certain ERISA Considerations" section, subject to the provisions of other applicable federal and state law. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue
Code, however, is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.

     ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including--

     o    investment prudence and diversification, and

     o    compliance with the investing ERISA Plan's governing the documents.

     Section 406 of ERISA and Section 4975 of the Internal Revenue Code also prohibit a broad range of transactions involving the assets of an ERISA Plan and a Party in Interest with respect to that ERISA Plan, unless a statutory or administrative exemption exists.

     The types of transactions between ERISA Plans and Parties in Interest that are prohibited include:

     o    sales, exchanges or leases of property;

     o    loans or other extensions of credit; and

     o    the furnishing of goods and services.

     Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue Code or a penalty imposed under Section

                                      166

502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected ERISA Plan for any losses realized by that ERISA Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

     An ERISA Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that ERISA Plan. Section 2510.3-101 of the Plan Asset Regulations provides that when an ERISA Plan acquires an equity interest in an entity, the assets that
ERISA Plan or arrangement include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exception is that the equity participation in the entity by benefit plan investors, which include both ERISA Plans and some employee benefit plans not subject to ERISA or Section 4975 of the Internal Revenue Code, is not
significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons:

          1.   those with discretionary authority or control over the assets of the entity,

          2.   those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

          3.   those who are affiliates of the persons described in the
               preceding clauses 1. and 2.

     In the case of one of our trusts, investments by us, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

     A fiduciary of an investing ERISA Plan is any person who--

     o    has discretionary authority or control over the management or disposition of the assets of that ERISA Plan, or

     o    provides investment advice with respect to the assets of that ERISA
          Plan for a fee.

     If the mortgage and other assets included in one of our trusts are ERISA
Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be--

     o    deemed to be a fiduciary with respect to the investing ERISA Plan, and

     o    subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage and other assets included in one of our trusts are
ERISA Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Internal Revenue Code. For
example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing ERISA Plan, then the purchase by that ERISA Plan of

                                      167

offered certificates evidencing interests in that trust, could be a prohibited loan between that ERISA Plan and the Party in Interest.

     The Plan Asset Regulations provide that where an ERISA Plan purchases a
"guaranteed governmental mortgage pool certificate," the assets of that ERISA
Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a
"guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae and Farmer Mac.
Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of an ERISA Plan, the underlying mortgages would not be treated as assets of that ERISA Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not
"guaranteed governmental mortgage pool certificates" within the meaning of the
Plan Asset Regulations.

     In addition, the acquisition or holding of offered certificates by or on behalf of an ERISA Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in
Interest with respect to an investing ERISA Plan.

     If you are the fiduciary of an ERISA Plan, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

         PROHIBITED TRANSACTION EXEMPTIONS

     If you are an ERISA Plan fiduciary, then, in connection with your deciding whether to purchase any of the offered certificates on behalf of an ERISA Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

     o    Prohibited Transaction Class Exemption 75-1, which exempts particular transactions involving ERISA Plans and broker-dealers, reporting dealers and banks;

     o    Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

     o    Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in
          Interest;

     o    Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of an ERISA Plan by a "qualified professional asset manager;"

     o    Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in
          Interest; and

     o    Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an "in-house asset manager."

     We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of an ERISA Plan in any class of offered certificates.

                                      168

Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment. The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of other exemptions, with respect to those certificates.

UNDERWRITER'S EXEMPTION

     It is expected that Greenwich Capital Markets, Inc. will be the sole, lead or co-lead underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued PTE 90-59 to Greenwich
Capital Markets, Inc. Subject to the satisfaction of the conditions specified in that exemption, PTE 90-59, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41, generally exempts from the application of the prohibited transaction provisions of ERISA and the Internal Revenue Code, various transactions relating to, among other things--

     o    the servicing and operation of some mortgage assets pools, such as the types of mortgage asset pools that will be included in our trusts, and

     o    the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Greenwich Capital
          Markets, Inc. or any person affiliated with Greenwich Capital Markets,
          Inc., such as particular classes of the offered certificates.

     The related prospectus supplement will state whether PTE 90-59 is or may be available with respect to any offered certificates underwritten by Greenwich
Capital Markets, Inc.

INSURANCE COMPANY GENERAL ACCOUNTS

     The Small Business Job Protection Act of 1996 added a new Section 401(c) to
ERISA, which provides relief from the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code for transactions involving an insurance company general account. This exemption is in addition to any exemption that may be available under prohibited transaction class exemption
95-60 for the purchase and holding of offered certificates by an insurance company general account.

     Under Section 401(c) of ERISA, the U.S. Department of Labor issued a final regulation on January 5, 2000, providing guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of an ERISA Plan on or before December 31, 1998, which general account assets are ERISA Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be ERISA Plan assets.

     Any assets of an insurance company general account which support insurance policies issued to an ERISA Plan after December 31, 1998, or issued to an ERISA
Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the final regulation under Section
401(c) of ERISA, may be treated as ERISA Plan assets. In addition, because
Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as ERISA Plan assets, invested in the separate account. If you are an insurance company

                                      169

are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of
Section 401(c) of ERISA.

CONSULTATION WITH COUNSEL

         If you are a fiduciary for an ERISA Plan and you intend to purchase offered certificates on behalf of or with assets of that ERISA Plan, you should:

     o    consider your general fiduciary obligations under ERISA, and

     o    consult with your legal counsel as to--

          1.   the potential applicability of ERISA and Section 4975 of the
               Internal Revenue Code to that investment, and

          2.   the availability of any prohibited transaction exemption in connection with that investment.

TAX EXEMPT INVESTORS

     An ERISA Plan that is exempt from federal income taxation under Section 501 of the Internal Revenue Code will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Internal Revenue Code. All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt ERISA Plan will be considered unrelated business taxable income and will be subject to federal income tax.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC
Residual Certificates--Excess Inclusions" in this prospectus.

                                LEGAL INVESTMENT

     If and to the extent specified in the related prospectus supplement, the offered certificates of any series may constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Mortgage
related securities are legal investments for entities--

     o    that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico, and

     o    whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

     Prior to December 31, 1996, classes of offered certificates would be mortgage related securities for purposes of SMMEA only if they:

     o    were rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and

                                      170

     o    evidenced interests in a trust consisting of loans directly secured by a first lien on a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, which loans had been originated by the types of originators specified in SMMEA.

     Further, under SMMEA as originally enacted, if a state enacted legislation on or before October 3, 1991 that specifically limited the legal investment authority of any entities referred to in the preceding paragraph with respect to mortgage related securities under that definition, offered certificates would constitute legal investments for entities subject to the legislation only to the extent provided in that legislation.

     Effective December 31, 1996, the definition of "mortgage related securities" was modified to include among the types of loans to which the securities may relate, loans secured by "one or more parcels of real estate upon which is located one or more commercial structures." In addition, the related legislative history states that this expanded definition includes multifamily loans secured by more than one parcel of real estate upon which is located more than one structure. Through September 23, 2001, any state could have enacted legislation limiting the extent to which mortgage related securities under this expanded definition would constitute legal investments under that state's laws.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:

     o    federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented by those securities;

     o    federal credit unions may invest in mortgage related securities; and

     o    national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C. ss. 24 (Seventh),

subject in each case to regulations that the applicable federal regulatory authority may prescribe.

     The OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with general standards in 12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information, "Type IV securities," which are defined in 12 C.F.R. ss.
1.2(m) to include some commercial mortgage-related securities and residential mortgage-related securities. As defined, "commercial mortgage-related security"
and "residential mortgage-related security" mean, in relevant part, a mortgage related security within the meaning of SMMEA, provided that, in the case of a commercial mortgage-related security, it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors,"
we make no representation as to whether any class of

                                      171

offered certificates will qualify as commercial mortgage-related securities, and thus as Type IV securities, for investment by national banks.

     The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in mortgage related securities under limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the investment pilot program described in 12 C.F.R. ss.
703.140.

     The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of
Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" of the Federal Financial
Institutions Examination Council, which has been adopted by the Board of
Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective
May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not
"interest-bearing" or "income-paying" and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     There may be other restrictions on your ability either to purchase one or more classes of offered certificates of any series or to purchase offered certificates representing more than a specified percentage of your assets.
Except as to the status of some classes of offered certificates as mortgage related securities, we make no representations as to the proper characterization of any class of offered certificates for legal investment, financial institution regulatory or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your legal advisor in determining whether and to what extent--

     o    the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions; and

     o    SMMEA has been overridden in any State relevant to you.

                                      172

                                 USE OF PROCEEDS

     Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                             METHOD OF DISTRIBUTION

     The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

         We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

          1.   by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

          2.   by placements by us with institutional investors through dealers;
               and

          3.   by direct placements by us with institutional investors.

     In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

     Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions.
Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in

                                      173

connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

     o    the obligations of the underwriters will be subject to various conditions precedent,

     o    the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and

     o    in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made with respect to any liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be
"underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

                                  LEGAL MATTERS

     Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by Cadwalader,
Wickersham & Taft LLP.

                                     RATING

     It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

     o    whether the price paid for those certificates is fair;

                                      174

     o    whether those certificates are a suitable investment for any particular investor;

     o    the tax attributes of those certificates or of the related trust;

     o    the yield to maturity or, if they have principal balances, the average life of those certificates;

     o    the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

     o    the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

     o    whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

     o    the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

     o    if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

         "ADA" means the Americans with Disabilities Act of 1990, as amended.

         "CERCLA" means the federal Comprehensive Environmental Response,
Compensation and Liability Act of 1980, as amended.

         "Committee Report" means the Conference Committee Report accompanying the Tax Reform Act of 1986.

         "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

         "Disqualified Organization" means:

     o    the United States,

     o    any State or political subdivision of the United States,

     o    any foreign government,

     o    any international organization,

                                      175

     o    any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Internal
          Revenue Code or the Freddie Mac,

     o    any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the
          Internal Revenue Code, or

     o    any organization described in Section 1381(a)(2)(C) of the Internal
          Revenue Code.

     "Electing Large Partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Internal Revenue Code, except for some service partnerships and commodity pools.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "ERISA Plan" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the Internal Revenue Code.

     "Euroclear Operator" means Euroclear Bank, S.A./N.V., as operator of the
Euroclear System, or any successor entity.

     "Euroclear Terms and Conditions" means the Terms and Conditions Governing
Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System,
Belgian law.

     "Fannie Mae" means the Federal National Mortgage Association.

     "Farmer Mac" means the Federal Agricultural Mortgage Corporation.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "Financial Intermediary" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

     "Freddie Mac" means the Federal Home Loan Mortgage Association.

     "Ginnie Mae" means the Government National Mortgage Association.

     "Governing Document" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

     "IRS" means the Internal Revenue Service.

     "Lender Liability Act" means the Asset Conservation Lender Liability and
Deposit Insurance Act of 1996, as amended.

                                      176

     "NCUA" means the National Credit Union Administration.

     "Net Income From Foreclosure Property" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

     "OCC" means the Office of the Comptroller of the Currency.

     "OTS" means the Office of Thrift Supervision.

     "Party in Interest" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of Section
4975 of the Internal Revenue Code.

     "Pass-Through Entity" means any:

     o    regulated investment company,

     o    real estate investment trust,

     o    trust,

     o    partnership, or

     o    other entities described in Section 860E(e)(6) of the Internal Revenue
          Code.

     "Plan Asset Regulations" means the regulations of the U.S. Department of
Labor promulgated under ERISA.

     "PTE" means a Prohibited Transaction Exemption issued by the U.S.
Department of Labor.

     "REIT" means a real estate investment trust within the meaning of Section
856(a) of the Internal Revenue Code.

     "Relief Act" means the Servicemembers Civil Relief Act, as amended.

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Internal Revenue Code.

     "SEC" means the Securities and Exchange Commission.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

     "SPA" means standard prepayment assumption.

     "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

     "U.S. Person" means:

     o a citizen or resident of the United States;

                                      177

     o    a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of
          Columbia;

     o    an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     o    a trust as to which--

          1.   a court in the United States is able to exercise primary
               supervision over the administration of the trust, and

          2.   one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

                                      178

The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "GCCFC
2006-GG7-Annex-A, A-2, A-3, A-4.XLS" and is a Microsoft Excel 97(1) spreadsheet.
The file provides, in electronic format, some of the statistical information that appears under the caption "Description of the Mortgage Pool" in, and on
Annex A and Annex B to, this prospectus supplement. Capitalized terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and the accompanying prospectus in its entirety prior to accessing the spreadsheet file.

----------
(1)  Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY
REFERENCE IN THIS FREE WRITING PROSPECTUS AND THE ATTACHED PROSPECTUS. WE HAVE
NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

     WE ARE NOT OFFERING THESE CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT
PERMITTED.

                             FREE WRITING PROSPECTUS

Important Notice About the Offered Certificates.........................     S-5
Important Notice Relating to Automatically Generated Email
   Disclaimers..........................................................     S-5
Important Notice About the Information Contained in this Free Writing

ANNEX A-2--JP Morgan International Plaza I & II Amortization Schedule...   A-2-1
ANNEX A-3--West Oaks Mall Amortization Schedule.........................   A-3-1
ANNEX A-4--1544 Old Alabama and 900 Holcomb Road Amortization
   Schedule.............................................................   A-4-1

ANNEX H--Global Clearance, Settlement and Tax Documentation
   Procedures...........................................................     H-1

                                   PROSPECTUS

                                 $3,327,238,000
                                  (APPROXIMATE)

                   GREENWICH CAPITAL COMMERCIAL FUNDING CORP.
                                 (AS DEPOSITOR)

                       COMMERCIAL MORTGAGE TRUST 2006-GG7
                               (AS ISSUING ENTITY)

                        COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 2006-GG7
             CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-AB, CLASS A-4,
                CLASS A-M, CLASS A-J, CLASS B, CLASS C, CLASS D,
                               CLASS E AND CLASS F

                                   ----------
                             FREE WRITING PROSPECTUS
                                   ----------

                              GOLDMAN, SACHS & CO.

                          [RBS Greenwich Capital LOGO]

                            Bear, Stearns & Co. Inc.
                               Merrill Lynch & Co.
                                 Morgan Stanley
                               Wachovia Securities

                                  JUNE __, 2006

================================================================================